================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
                          PRE-EFFECTIVE AMENDMENT NO. 1
             Registration Statement Under the Securities Act of 1933

                                   ----------

                             WESTERN SIERRA BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

               CALIFORNIA                               6021                        68-0390121
     (State or Other Jurisdiction            (Primary Standard Industrial        (I.R.S. Employer
     of Incorporation or Organization)       Classification Code Number)         Identification No.)

                                   ----------

                          4011 PLAZA GOLDORADO CIRCLE,
                        CAMERON PARK, CALIFORNIA 95682,
                                 (530) 677-5600
         (Address and Telephone Number of Principal Executive Offices)

                                   ----------

                          4011 PLAZA GOLDORADO CIRCLE
                         CAMERON PARK, CALIFORNIA 95682
                    (Address of Principal Place of Business)

                                   ----------

                                  GARY D. GALL
                                PRESIDENT & CEO
                          4011 PLAZA GOLDORADO CIRCLE
                         CAMERON PARK, CALIFORNIA 95682
                                 (530) 677-5600
               (Name, Address and Telephone of Agent for Service)

                                   ----------

                                    Copy to:
                           Gary Steven Findley, Esq.
                        Gary Steven Findley & Associates
                           1470 North Hundley Street
                           Anaheim, California 92806
                                 (714) 630-7136

                                   ----------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                        OF THE SECURITIES TO THE PUBLIC:
                As soon as practicable after the effective date.

                                   ----------

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                         [ ]_________________________.

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
           Act registration statement number of the earlier effective registration statement for the same offering.
                         [ ]_________________________.

                                   ----------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                             WESTERN SIERRA BANCORP

                         CROSS-REFERENCE SHEET ITEMS IN
                       FORM S-4 AND PROSPECTUS PURSUANT TO
                          ITEM 501(b) OF REGULATION S-K


Item No.                     Form S-4 Caption                                 Location in Prospectus
--------              -----------------------------------------          ----------------------------------------
  1.                  Forepart of Registration Statement and             Same
                      Outside Front Cover Page of Prospectus

  2.                  Inside Front and Outside Back Cover Pages          Same
                      of Prospectus

  3.                  Risk Factors, Ratio of Earnings to Fixed           SUMMARY INFORMATION, RISK
                      Charges and Other Information                      FACTORS

  4.                  Terms of the Transaction                           SUMMARY INFORMATION, THE LAKE MERGER AND
                                                                         RELATED TRANSACTIONS, THE ROSE MERGER
                                                                         AND RELATED TRANSACTIONS, DESCRIPTION OF
                                                                         THE CAPITAL STOCK OF THE BANCORP, LAKE
                                                                         AND ROSE.

  5.                  Pro Forma Financial Information                    PRO FORMA FINANCIAL STATEMENTS

  6.                  Material Contracts with the Company being          THE LAKE MERGER AND RELATED
                      Acquired                                           TRANSACTIONS-Interests of Certain
                                                                         Persons in the Lake Merger and Material
                                                                         Contracts with Lake and its Affiliates,
                                                                         THE ROSE MERGER AND RELATED
                                                                         TRANSACTIONS-Interests of Certain
                                                                         Persons in the Rose Merger and Material
                                                                         Contracts with Rose and its Affiliates.

  7.                  Additional Information Required for                Not Applicable
                      Reoffering by Persons and Parties Deemed
                      to be Underwriters

  8.                  Interests of Named Experts and Counsel             THE LAKE MERGER AND RELATED
                                                                         TRANSACTIONS-Opinions of Financial
                                                                         Advisors, THE ROSE MERGER AND RELATED
                                                                         TRANSACTIONS-Opinion of Rose's Financial
                                                                         Advisor and EXPERTS

  9.                  Disclosure of Commission Position on               Not Applicable
                      Indemnification for Securities Act Liabilities

 10.                  Information with Respect to S-3 Registrants        Not Applicable

  11.                 Incorporation of Certain Information by            Not Applicable
                      Reference

  12.                 Information with Respect to S-2 or S-3             Not Applicable
                      Registrants

  13.                 Incorporation of Certain Information by            Not Applicable
                      Reference

  14.                 Information with respect to Registrants            SUMMARY NFORMATION, THE LAKE MERGER AND
                      other than S-2 or S-3 Registrants                  RELATED TRANSACTIONS, THE ROSE MERGER
                                                                         AND RELATED TRANSACTIONS, DESCRIPTION OF
                                                                         THE CAPITAL STOCK OF THE BANCORP, LAKE AND
                                                                         ROSE, MARKET PRICES, DIVIDENDS, PRO FORMA
                                                                         FINANCIAL STATEMENTS, REGULATORY CAPITAL
                                                                         ADEQUACY, AND FINANCIAL STATEMENTS OF THE
                                                                         BANCORP.

  15.                 Information with Respect to Registrants            Not Applicable
                      other than S-3 Companies

  16.                 Information with Respect to S-2 or S-3             Not Applicable
                      Companies

  17.                 Information with Respect to Companies              SUMMARY INFORMATION, THE LAKE MERGER AND
                      other than S-3 or S-2 Companies                    RELATED TRANSACTIONS, THE ROSE MERGER
                                                                         AND RELATED TRANSACTIONS, DESCRIPTION OF
                                                                         THE CAPITAL STOCK OF THE BANCORP, LAKE AND
                                                                         ROSE, MARKET PRICES, DIVIDENDS, PRO FORMA
                                                                         FINANCIAL STATEMENTS, REGULATORY CAPITAL
                                                                         ADEQUACY, AND FINANCIAL STATEMENTS OF LAKE
                                                                         AND ROSE.

  18.                 Information if Proxies, Consents or                SUMMARY INFORMATION AND
                      Authorizations are to be Solicited                 INTRODUCTION

  19.                 Information if Proxies, Consents or                Not Applicable
                      Authorizations are not to be Solicited or in
                      an Exchange Offer

                             WESTERN SIERRA BANCORP
                           4011 PLAZA GOLDORADO CIRCLE
                         CAMERON PARK, CALIFORNIA 95682

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                ___________, 1998


TO THE SHAREHOLDERS OF
WESTERN SIERRA BANCORP:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, a Special Meeting of Shareholders (the "Bancorp Meeting") of Western Sierra Bancorp (the "Bancorp") will be held at Western Sierra National Bank's principal office located at 4011 Plaza Goldorado Circle, Cameron Park, California, on ______day, ___________, 1998 at ____ p.m. for the purpose of considering and voting upon the following matters:

1. APPROVAL OF THE LAKE AGREEMENT. To consider and vote upon the approval of the principal terms of the Agreement and Plan of Reorganization and Merger by and among the Bancorp, LMC Merger Company and Lake Community Bank ("Lake") dated May 27, 1998 and the transactions contemplated thereby (the "Lake Agreement") providing for the merger of Lake with the Bancorp's subsidiary corporation, LMC Merger Company, and the exchange of shares of Bancorp Common Stock for shares of Lake Common Stock as further described in the accompanying Joint Proxy Statement/Prospectus and in the Lake Agreement which is included as Exhibit I to the Joint Proxy Statement/Prospectus.

2. APPROVAL OF THE ROSE AGREEMENT. To consider and vote upon the approval of the principal terms of the Agreement and Plan of Reorganization and Merger by and among the Bancorp and Roseville 1st Community Bancorp ("Rose") dated July 2, 1998 and the transactions contemplated thereby (the "Rose Agreement") providing for the merger of Rose with the Bancorp, and the exchange of shares of Bancorp Common Stock for shares of Rose Common Stock as further described in the accompanying Joint Proxy Statement/Prospectus and in the Rose Agreement which is included as Exhibit II to the Joint Proxy Statement/Prospectus.

3. TRANSACTION OF OTHER BUSINESS. To transact such other business as may properly come before the Bancorp Meeting and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November __, 1998 as the record date for determination of shareholders entitled to notice of, and to vote at, the Bancorp Meeting.

                                      BY ORDER OF THE
                                      BOARD OF DIRECTORS



__________, 1998                      Osvaldo I. Scariot, Secretary

APPROVAL OF THE PROPOSALS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF BANCORP COMMON STOCK. THEREFORE, YOU ARE REQUESTED TO VOTE ON THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE BANCORP MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BANCORP'S BOARD OF DIRECTORS. YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE BANCORP AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE BANCORP MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE BANCORP MEETING SO THAT WE CAN ARRANGE ADEQUATE ACCOMMODATIONS.

                               LAKE COMMUNITY BANK
                               805 ELEVENTH STREET
                           LAKEPORT, CALIFORNIA 95453

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                ___________, 1998


TO THE SHAREHOLDERS OF LAKE COMMUNITY BANK:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, a Special Meeting of Shareholders (the "Lake Meeting") of Lake Community Bank ("Lake") will be held at Lake's principal office located at 805 Eleventh Street, Lakeport, California, on ______day, ___________, 1998 at 5:00 p.m. for the purpose of considering and voting upon the following matters:

1. APPROVAL OF THE LAKE AGREEMENT. To consider and vote upon the approval of the principal terms of the Agreement and Plan of Reorganization and Merger by and among Western Sierra Bancorp (the "Bancorp"), LMC Merger Company and Lake dated May 27, 1998 and the transactions contemplated thereby (the "Lake Agreement") providing for the merger of Lake with the Bancorp's subsidiary corporation, LMC Merger Company, and the exchange of shares of Bancorp Common Stock for shares of Lake Common Stock as further described in the accompanying Joint Proxy Statement/Prospectus and in the Lake Agreement which is included as Exhibit I to the Joint Proxy Statement/Prospectus.

2. TRANSACTION OF OTHER BUSINESS. To transact such other business as may properly come before the Lake Meeting and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November __, 1998 as the record date for determination of shareholders entitled to notice of, and to vote at, the Lake Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS




__________, 1998                          Pat Price, Secretary

APPROVAL OF THE LAKE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF LAKE COMMON STOCK. THEREFORE, YOU ARE REQUESTED TO VOTE ON THE LAKE AGREEMENT BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE LAKE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY LAKE'S BOARD OF DIRECTORS. YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF LAKE AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE LAKE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE LAKE MEETING SO THAT WE CAN ARRANGE ADEQUATE ACCOMMODATIONS.

                         ROSEVILLE 1ST COMMUNITY BANCORP
                             1801 DOUGLAS BOULEVARD
                           ROSEVILLE, CALIFORNIA 95661

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                ___________, 1998


TO THE SHAREHOLDERS OF ROSEVILLE 1ST COMMUNITY BANCORP:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, a Special Meeting of Shareholders (the "Rose Meeting") of Roseville 1st Community Bancorp ("Rose") will be held at Roseville 1st National Bank's principal office located at 1801 Douglas Boulevard, Roseville, California, on ______day, ___________, 1998 at ____ p.m. for the purpose of considering and voting upon the following matters:

1. APPROVAL OF THE ROSE AGREEMENT. To consider and vote upon the approval of the principal terms of the Agreement and Plan of Reorganization and Merger by and among the Western Sierra Bancorp (the "Bancorp") and Rose dated July 2, 1998 and the transactions contemplated thereby (the "Rose Agreement") providing for the merger of Rose with the Bancorp, and the exchange of shares of Bancorp Common Stock for shares of Rose Common Stock as further described in the accompanying Joint Proxy Statement/ Prospectus and in the Rose Agreement which is included as Exhibit II to the Joint Proxy Statement/Prospectus.

2. TRANSACTION OF OTHER BUSINESS. To transact such other business as may properly come before the Rose Meeting and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November __, 1998 as the record date for determination of shareholders entitled to notice of, and to vote at, the Rose Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS




__________, 1998                             Thomas C. Warren, Secretary

APPROVAL OF THE ROSE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF ROSE COMMON STOCK. THEREFORE, YOU ARE REQUESTED TO VOTE ON THE ROSE AGREEMENT BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ROSE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY ROSE'S BOARD OF DIRECTORS. YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF ROSE AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ROSE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE ROSE MEETING SO THAT WE CAN ARRANGE ADEQUATE ACCOMMODATIONS.

                            JOINT PROXY STATEMENT OF

                             WESTERN SIERRA BANCORP,

                               LAKE COMMUNITY BANK

                                       AND

                         ROSEVILLE 1ST COMMUNITY BANCORP

                                AND PROSPECTUS OF

                             WESTERN SIERRA BANCORP

                        JOINT PROXY STATEMENT/PROSPECTUS

This Joint Proxy Statement of Western Sierra Bancorp, Lake Community Bank and Roseville 1st Community Bancorp and Prospectus of Western Sierra Bancorp ("Joint Proxy Statement/Prospectus") is being furnished to the shareholders of Western Sierra Bancorp, a California corporation (the"Bancorp"), to the shareholders of Lake Community Bank, a California state-chartered bank ("Lake") and to the shareholders of Roseville 1st Community Bancorp, a California corporation ("Rose"), in connection with the special meetings to be held by each of them. The Special Meeting of Shareholders of the Bancorp (the "Bancorp Meeting") will be held on _____day, ________, 1998, at ____ _.m. at 4011 Plaza Goldorado
Circle, Cameron Park, California. The Special Meeting of Shareholders of Lake (the "Lake Meeting") will be held on ______day, _______, 1998, at ____ _.m. at 805 Eleventh Street, Lakeport, California. The Special Meeting of Shareholders of Rose (the "Rose Meeting") will be held on ____day, _______, 1998, at ____ _.m. at 1801 Douglas Boulevard, Roseville, California.

Shareholders of the Bancorp will vote: (i) upon a proposal to approve the Agreement and Plan of Reorganization and Merger by and between the Bancorp and Lake dated as of May 27, 1998 and the transactions contemplated thereby (the "Lake Agreement"), providing for the merger (the "Lake Merger") of the Bancorp's wholly-owned subsidiary, LMC Merger Company ("LMC") with and into Lake with Lake being the surviving entity pursuant to the terms of the Lake Agreement; (ii) upon a proposal to approve the Agreement and Plan of Reorganization and Merger by and between the Bancorp and Rose dated as of July 2, 1998 and the transactions contemplated thereby (the "Rose Agreement"), providing for the merger (the "Rose Merger") of Rose and the Bancorp with the Bancorp being the surviving entity pursuant to the terms of the Rose Agreement; and (iii) upon such other business as may properly come before the Bancorp Meeting, including any adjournments thereof.

Shareholders of Lake will vote: (i) upon a proposal to approve the Lake Agreement and the transactions contemplated thereby, including the Lake Merger; and (ii) upon such other business as may properly come before the Lake Meeting, including any adjournments thereof.

Shareholders of Rose will vote: (i) upon a proposal to approve the Rose Agreement and the transactions contemplated thereby, including the Rose Merger; and (ii) upon such other business as may properly come before the Rose Meeting, including any adjournments thereof.

The executive offices of the Bancorp are located at 4011 Plaza Goldorado Circle, Cameron Park, California 95682, (530) 677-5600.

The executive offices of Lake are located at 805 Eleventh Street, Lakeport, California 95453, (707) 262-3310.

The executive offices of Rose are located at 1801 Douglas Boulevard, Roseville, California 95661, (916) 773-3333.


WHILE THE BANCORP AND LAKE ANTICIPATE THAT THE LAKE MERGER WILL BE APPROVED BY THE COMMISSIONER OF THE CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS (THE "DFI"), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") AND THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (THE "FRB") AND THE ROSE MERGER HAS BEEN APPROVED BY THE FRB, THE SHARES OF BANCORP COMMON STOCK TO BE ISSUED IN THE LAKE MERGER AND THE ROSE MERGER HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES REGULATORS, THE DFI, THE FDIC OR THE FRB NOR HAVE ANY OF THE REGULATORS DETERMINED THAT THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Joint Proxy Statement/Prospectus is _________, 1998.

Information in this Joint Proxy Statement/Prospectus relating to the Bancorp has been prepared from information which has been furnished by the Bancorp. Information which relates to Lake has been prepared from information furnished by Lake. Information which relates to Rose has been prepared from information furnished by Rose.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS OR THAT TO WHICH WE HAVE REFERRED YOU. NEITHER THE BANCORP, ROSE OR LAKE HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THE JOINT PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SHARES OF BANCORP COMMON STOCK MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE BANCORP, LAKE OR ROSE SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.


This Joint Proxy Statement/Prospectus is first being mailed to shareholders of the Bancorp, Lake and Rose on or about __________, 1998.


FOR A DISCUSSION OF CERTAIN FACTORS IMPORTANT TO THE DECISION TO APPROVE THE LAKE AGREEMENT AND THE ROSE AGREEMENT, SEE "RISK FACTORS" ON PAGE 23.



                              AVAILABLE INFORMATION


The Bancorp, until this time, has not been subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore has not filed any reports, proxy statements and other information with the SEC other than materials associated with the registration statement for the securities to be issued pursuant to the Lake Merger and the Rose Merger. Rose was subject to the informational requirements of the Exchange Act, and in accordance therewith, Rose filed reports, proxy statements and other information with the SEC. Rose was given a suspension of the duty to file reports with the SEC, effective with the first quarter of 1998. Materials filed by the Bancorp and Rose can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C., the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, and the New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York. Copies can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., at prescribed rates.

Lake is subject to the informational requirements of the Exchange Act as administered by the FDIC, and files reports, proxy statements and other information with the FDIC. Materials filed by Lake can be inspected and copies can be obtained from the Registration and Disclosure Section of the FDIC, 1176
F. Street, N.W., Room 643, Washington, D.C., at prescribed rates.

The Bancorp has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933 (the "Securities Act") relating to the shares of Bancorp Common Stock to be issued in connection with the Lake Merger and the Rose Merger (together with any amendments thereto, the "Registration Statement"). This Joint Proxy Statement/Prospectus also contains the Prospectus of the Bancorp filed as part of the Registration Statement but does not contain all of the information set forth in the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at the addresses set forth above.

Statements contained in this Joint Proxy Statement/Prospectus about another document are not necessarily complete. If you want to know the details about another document, you need to read that particular document which will be either an Exhibit to the Joint Proxy Statement/Prospectus or an Exhibit contained in the Registration Statement filed with the SEC.



                           FORWARD-LOOKING STATEMENTS


CERTAIN STATEMENTS INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS," "CONSIDERS" AND WORDS OF SIMILAR IMPORT, ARE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS OF THE BANCORP, LAKE OR ROSE TO BE MATERIALLY DIFFERENT FROM THE FUTURE RESULTS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: (1) UNFORSEEN COMPETITIVE PRESSURE IN THE BANKING INDUSTRY WHICH REDUCES REVENUES; (2) CHANGES IN THE INTEREST RATE ENVIRONMENT THAT REDUCE INTEREST MARGINS; (3) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, THAT ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (4) CHANGES IN THE REGULATORY ENVIRONMENT; (5) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (6) CHANGES IN SECURITIES MARKETS; AND OTHER FACTORS DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE BANCORP, LAKE AND ROSE DISCLAIM ANY DUTY TO UPDATE ANY SUCH FACTORS OR TO PUBLICLY ANNOUNCE THE RESULT OF ANY CHANGES TO ANY OF THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                TABLE OF CONTENTS



                                                                                                                        PAGE
                                                                                                                        ----
QUESTIONS AND ANSWERS ABOUT THE LAKE MERGER AND THE ROSE MERGER........................................................   1

SUMMARY INFORMATION.....................................................................................................  4
               Corporations Soliciting Proxies..........................................................................  4
               Meeting Dates and Locations..............................................................................  4
               Purposes of the Meetings.................................................................................  5
               Vote Required - Lake Agreement...........................................................................  5
               Vote Required - Rose Agreement...........................................................................  5
               The Lake Merger..........................................................................................  6
               The Rose Merger..........................................................................................  6
               Independence of the Lake Merger and the Rose Merger......................................................  6
               Terms of the Lake Merger; Conversion of Shares and Options...............................................  6
               Terms of the Rose Merger; Conversion of Shares and Options...............................................  7
               Reasons for the Lake Merger and Managements' Recommendations.............................................  8
               Reasons for the Rose Merger and Managements' Recommendations.............................................  9
               Opinions of Financial Advisors - Lake Merger.............................................................  9
               Opinion of Financial Advisor - Rose Merger...............................................................  9
               Certain Federal and California Income Tax Consequences of the Lake Merger................................  9
               Certain Federal and California Income Tax Consequences of the Rose Merger................................ 10
               Appraisal Rights - Lake Merger........................................................................... 10
               Appraisal Rights - Rose Merger........................................................................... 10
               Interests of Certain Persons in the Lake Merger
                             and Material Contracts with Lake and its Affiliates........................................ 10
               Interests of Certain Persons in the Rose Merger
                             and Material Contracts with Rose and its Affiliates........................................ 11
               Conditions to the Lake Merger............................................................................ 12
               Conditions to the Rose Merger............................................................................ 12
               Lake Effective Time...................................................................................... 13
               Rose Effective Time...................................................................................... 13
               Accounting Treatment of the Lake Merger.................................................................. 13
               Accounting Treatment of the Rose Merger.................................................................. 13
               Certain Financial Information............................................................................ 13
               Regulatory Capital Adequacy.............................................................................. 20
               Certain Differences in Rights of Shareholders............................................................ 21
               Market Prices of Bancorp Common Stock and Lake Common Stock.............................................. 22
               Market Prices of Bancorp Common Stock and Rose Common Stock.............................................. 23

RISK FACTORS   ......................................................................................................... 23
               Risk Factors Relating to the Lake Merger and the Rose Merger............................................. 23
               Risk Factors Relating to the Industry.................................................................... 24
               Risks Relating to the Bancorp............................................................................ 25


INTRODUCTION   ......................................................................................................... 26
               Matters to be Considered at the Shareholders' Meetings................................................... 26
               Record Dates  ........................................................................................... 27
               Outstanding Securities and Voting Rights................................................................. 27

                                TABLE OF CONTENTS



                                                                                                                      PAGE
                                                                                                                      ----
               Recommendations of the Boards of Directors............................................................. 28
               Revocability of Proxies................................................................................ 28
               Cost of Solicitation of Proxies........................................................................ 29
               Beneficial Ownership of Principal Shareholders and Management.......................................... 29

THE LAKE MERGER AND RELATED TRANSACTIONS.............................................................................. 34
               General ............................................................................................... 34
               Background and Reasons for the Lake Merger............................................................. 35
               Lake Conversion Rate and Exchange of Shares and Options................................................ 36
               Interests of Certain Persons in the Lake Merger
                             and Material Contracts with Lake and its Affiliates...................................... 38
               Regulatory Approval and Lake Effective Time............................................................ 39
               Conditions to the Lake Merger.......................................................................... 39
               Waiver, Amendment, and Termination..................................................................... 41
               Liquidated Damages..................................................................................... 42
               Opinions of Financial Advisors......................................................................... 42
               Certain Federal and California Income Tax Consequences................................................. 49
               Rights of Dissenting Shareholders of Lake and the Bancorp.............................................. 50

THE ROSE MERGER AND RELATED TRANSACTIONS.............................................................................. 52
               General ............................................................................................... 52
               Background and Reasons for the Rose Merger............................................................. 53
               Rose Conversion Rate and Exchange of Shares and Options................................................ 57
               Interests of Certain Persons in the Rose Merger
                             and Material Contracts with Rose and its Affiliates...................................... 58
               Regulatory Approval and Rose Effective Time............................................................ 60
               Conditions to the Rose Merger.......................................................................... 60
               Waiver, Amendment, and Termination..................................................................... 61
               Liquidated Damages..................................................................................... 62
               Opinion of Rose's Financial Advisor.................................................................... 62
               Certain Federal and California Income Tax Consequences................................................. 66
               Rights of Dissenting Shareholders of Rose and the Bancorp.............................................. 67

DESCRIPTION OF THE CAPITAL STOCK OF THE
               BANCORP, LAKE AND ROSE................................................................................. 69
               The Bancorp   ......................................................................................... 69
               Lake .................................................................................................. 70
               Rose .................................................................................................. 71
               The Bancorp Following the Lake Merger and the Rose Merger.............................................. 71

MARKET PRICES  ....................................................................................................... 72
               The Bancorp ........................................................................................... 72
               Lake .................................................................................................. 72
               Rose .................................................................................................. 73

                                TABLE OF CONTENTS


                                                                                                                      PAGE
                                                                                                                      ----
DIVIDENDS ............................................................................................................ 73
               The Bancorp   ......................................................................................... 73
               Lake .................................................................................................. 74
               Rose................................................................................................... 74
               The Bancorp Following the Lake Merger and the Rose Merger.............................................. 75

PRO FORMA FINANCIAL STATEMENTS........................................................................................ 75
               Lake Merger   ......................................................................................... 75
               Rose Merger   ......................................................................................... 85
               The Bancorp Following the Lake Merger and the Rose Merger.............................................. 95

REGULATORY CAPITAL ADEQUACY........................................................................................... 105

DESCRIPTION OF THE BANCORP............................................................................................ 107
               Business............................................................................................... 107
               Summary of Earnings.................................................................................... 110
               The Bancorp's Management's Discussion and Analysis
                             of Financial Condition And Results of Operations......................................... 111
               Management............................................................................................. 132
               Certain Transactions................................................................................... 137

DESCRIPTION OF LAKE................................................................................................... 138
               Business............................................................................................... 138
               Summary of Earnings.................................................................................... 140
               Lake's Management's Discussion and Analysis
                             of Financial Condition and Results of Operations......................................... 141
               Management............................................................................................. 163
               Certain Transactions................................................................................... 167

DESCRIPTION OF ROSE................................................................................................... 168
               Business............................................................................................... 168
               Summary of Earnings.................................................................................... 171
               Rose's Management's Discussion and Analysis
                             of Financial Condition and Results of Operations......................................... 173
               Management............................................................................................. 195
               Certain Transactions................................................................................... 198

INFORMATION CONCERNING THE BANCORP, LAKE AND ROSE..................................................................... 198
               Competition............................................................................................ 198
               Effect of Governmental Policies and Recent Legislation................................................. 199
               Current Accounting Developments........................................................................ 199
               Recent Legislation and Other Changes................................................................... 200
               Pending Legislation and Regulations.................................................................... 203

                                TABLE OF CONTENTS


                                                                                                                     PAGE
                                                                                                                     ----
DESCRIPTION OF THE BANCORP FOLLOWING THE
               LAKE MERGER AND THE ROSE MERGER....................................................................... 204
               Business.............................................................................................. 204
               Management............................................................................................ 204
               Limitation of Liability and Indemnification........................................................... 205
               Independent Public Accountants........................................................................ 206

EXPERTS.............................................................................................................. 206

LEGAL MATTERS........................................................................................................ 206

OTHER BUSINESS....................................................................................................... 207

INDEX TO FINANCIAL STATEMENTS........................................................................................ 208


Exhibit I Agreement and Plan of Reorganization and Merger by and among the Bancorp, LMC Merger Company and Lake

Exhibit II Agreement and Plan of Reorganization and Merger by and among the Bancorp and Rose

Exhibit III    Opinion of The Findley Group


Exhibit IV     Opinion of The Banc Stock Group, Inc.

Exhibit V      Opinion of The Banc Stock Group, Inc.


Exhibit VI     Sections 1300-1304 of the California General Corporation Law

         QUESTIONS AND ANSWERS ABOUT THE LAKE MERGER AND THE ROSE MERGER


Q.        Why is this document so large?

A. This document contains information regarding two separate mergers. One of the mergers is between Lake Community Bank and a subsidiary of Western Sierra Bancorp. This merger is referred to as the Lake Merger. The other merger is between Roseville 1st Community Bancorp and Western Sierra Bancorp. This merger is referred to as the Rose Merger. We also refer to Western Sierra Bancorp as the "Bancorp," Lake Community Bank as "Lake" and Roseville 1st Community Bancorp as "Rose."

Q.        Do I really need to read this whole thing?

A. Yes. This document includes information about the Bancorp, Lake and Rose, and since both the Lake Merger and the Rose Merger may occur, shareholders of the Bancorp, Lake and Rose should be informed about all three entities.

Q.        Why is Lake merging with a subsidiary of the Bancorp?

A. Lake is a bank which is headquartered in Lakeport, California. The Bancorp is a bank holding company and the owner of Western Sierra National Bank, which is a bank headquartered in Cameron Park, California. The Bancorp was looking for an opportunity to expand its bank holding company structure by acquiring a bank which makes its market in another area of Northern California. Lake was looking for an opportunity to provide its shareholders with stock of a company which has more trading available. For corporate reasons, Lake will be merged with a subsidiary of the Bancorp so that Lake will become a subsidiary bank of the Bancorp following the Lake Merger. To review the reasons for the Lake Merger in greater detail and related uncertainties, see pages 35 through 36 and 23.

Q.        Why is Rose merging with the Bancorp?

A. Rose is a bank holding company and the owner of Roseville 1st National Bank, which is a bank headquartered in Roseville, California. The Bancorp is a bank holding company and the owner of Western Sierra National Bank, which is a bank headquartered in Cameron Park, California. The Bancorp was looking for an opportunity to expand its bank holding company structure by acquiring another bank which makes its market in the Sacramento area of Northern California. Rose was looking for an opportunity to provide its shareholders with stock of a company which has more trading available. To review the reasons for the Rose Merger in greater detail and related uncertainties, see pages 53 through 56 and 23.

Q.        What happens if the shareholders approve the Lake Merger?

A. If you are a shareholder of the Bancorp, you will retain your shares in the Bancorp which will then have Lake as a subsidiary bank. Your percentage ownership of Bancorp Common Stock will be reduced as the Bancorp will issue new shares of Bancorp Common Stock to the Lake shareholders. If you are a shareholder of Lake, you will become a shareholder of the Bancorp and your shares of Lake Common Stock will be exchanged for shares of Bancorp Common Stock based upon a conversion rate that will be determined prior to the Lake Merger. However, both the shareholders of the Bancorp and Lake have the right to exercise dissenters' rights which are more fully discussed on pages 50 through 52, and in that case, you will not remain or become a shareholder of the Bancorp.

Q.        What happens if the shareholders approve the Rose Merger?

A. If you are a shareholder of the Bancorp, you will retain your shares in the Bancorp which will then have Rose's subsidiary bank, Roseville 1st National Bank, as a subsidiary bank. Your percentage ownership of Bancorp Common Stock will be reduced as the Bancorp will issue new shares of Bancorp Common Stock to the Rose shareholders. If you are a shareholder of Rose, you will become a shareholder of the Bancorp and your shares of Rose Common Stock will be exchanged for shares of Bancorp Common Stock based upon a conversion rate that will be determined prior to the Rose Merger. However, both the shareholders of the Bancorp and Rose have the right to exercise dissenters' rights which are more fully discussed on pages 67 through 69, and in that case, you will not remain or become a shareholder of the Bancorp.

Q. How will the Lake shareholders and the Bancorp shareholders benefit from the Lake Merger?

A. The Boards of Directors of the Bancorp and Lake believe the shareholders of Lake and the Bancorp will benefit by being owners of a company that is better able to compete in its industry than either Lake or the Bancorp individually.

Q. How will the Rose shareholders and the Bancorp shareholders benefit from the Rose Merger?

A. The Boards of Directors of the Bancorp and Rose believe the shareholders of Rose and the Bancorp will benefit by being owners of a company that is better able to compete in its industry than either Rose or the Bancorp individually.

Q.        What do I need to do now?

A. You need to read the Joint Proxy Statement/Prospectus and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible. The Boards of Directors of each of the Bancorp and Lake unanimously recommend that you vote "FOR" approval of the Lake Merger, and the Boards of Directors of each of the Bancorp and Rose unanimously recommend that you vote "FOR" approval of the Rose Merger.

Q.        Should I send in my stock certificates now?

A. No. If you are a Lake shareholder, and the Lake Merger is approved, the Bancorp will send you written instructions for exchanging your Lake Common Stock certificates. If you are a Rose shareholder, and the Rose Merger is approved, the Bancorp will send you written instructions for exchanging your Rose Common Stock certificates.

Q. If I am a Lake shareholder, how many shares of Bancorp Common Stock will I receive if the Lake Merger is consummated?

A. Lake shareholders will receive shares of Bancorp Common Stock based upon the calculation of the Lake Conversion Rate. The Lake Conversion Rate will be determined at the end of the month before the Lake Merger is completed. The Lake Conversion Rate will be calculated using Lake's shareholders' equity, the number of shares of Lake Common Stock outstanding and the market price for Bancorp Common Stock. Both the Bancorp and Lake anticipate that the Lake Conversion Rate will be in range of .6 to .8 shares of Bancorp Common Stock for each share of Lake Common Stock. For a detailed discussion of the Lake Conversion Rate and anticipated results, read pages 36 through 38, including the table contained on page 37.

Q. If I am a Rose shareholder, how many shares of Bancorp Common Stock will I receive if the Rose Merger is consummated?

A. Rose shareholders will receive shares of Bancorp Common Stock based upon the calculation of the Rose Conversion Rate. The Rose Conversion Rate will be determined at the end of the month before the Rose Merger is completed. The Rose Conversion Rate will be calculated using Rose's shareholders' equity and the number of shares of Rose Common Stock outstanding, and the Bancorp's shareholders' equity and the number of shares of Bancorp Common Stock outstanding. However, the Bancorp's information will not reflect the prior consummation of the Lake Merger if the Lake Merger occurs before the Rose Merger. Both the Bancorp and Rose anticipate that the Rose Conversion Rate will be in range of 1.1 to 1.3 shares of Bancorp Common Stock for each share of Rose Common Stock. For a detailed discussion of the Rose Conversion Rate and anticipated results, read pages 57-58.

Q.        Will I receive any cash if the Lake Merger is consummated?

A. The answer is no in that the Lake Merger provides a stock for stock exchange. However, cash will be paid for fractional shares and will be paid to shareholders who dissent. If there are too many dissenters, the Lake Merger will not be consummated.

Q.        Will I receive any cash if the Rose Merger is consummated?

A. The answer is no in that the Rose Merger provides a stock for stock exchange. However, cash will be paid for fractional shares and will be paid to shareholders who dissent. If there are too many dissenters, the Rose Merger will not be consummated.

Q.        Will I receive future dividends?

A. The Bancorp has never paid any cash dividends and does not have any present intention to do so in the near future. However, the Bancorp has paid stock dividends in the past and does anticipate continuing to do so in the future.

Q.        What are the tax consequences in the Lake Merger and the Rose Merger?

A. The exchange of shares of Lake Common Stock or Rose Common Stock will generally be tax-free for federal income tax purposes for Lake shareholders and Rose shareholders, respectively. To review the tax consequences in greater detail, read pages 49-50 and 66-67.

Q.        When do you expect the Lake Merger to be completed?

A. The Lake Merger is expected to be completed thirty days after the shareholders' meetings.

Q.        When do you expect the Rose Merger to be completed?

A. The Rose Merger is expected to be completed thirty days after the shareholders' meetings.

Q. What happens if only the Lake Merger is approved and the Rose Merger is not approved?

A. The Lake Merger will be completed if approved, regardless of whether or not the Rose Merger is approved. The Lake Merger and the Rose Merger are independent of one another.

Q. What happens if only the Rose Merger is approved and the Lake Merger is not approved?

A. The Rose Merger will be completed if approved, regardless of whether or not the Lake Merger is approved. The Rose Merger and the Lake Merger are independent of one another.



                               SUMMARY INFORMATION


The following is a summary of certain information contained in this Joint Proxy Statement/Prospectus. The summary is not complete. A more detailed discussion is contained in other parts of this Joint Proxy Statement/Prospectus and in the Agreement and Plan of Reorganization and Merger by and between Western Sierra Bancorp, LMC Merger Company and Lake Community Bank dated May 27, 1998 and the transactions contemplated thereby (the "Lake Agreement") attached to this Joint Proxy Statement/Prospectus as Exhibit I and in the Agreement and Plan of Reorganization and Merger by and between Western Sierra Bancorp and Roseville 1st Community Bancorp dated July 2, 1998 and the transactions contemplated thereby (the "Rose Agreement") attached to this Joint Proxy Statement/Prospectus as Exhibit II.


CORPORATIONS SOLICITING PROXIES


Western Sierra Bancorp (the "Bancorp") is a bank holding company incorporated in California. The Bancorp's wholly-owned subsidiary, Western Sierra National Bank ("WSNB") is a national banking association with branches serving El Dorado and Placer Counties in California. WSNB also has a loan production office in Sacramento County, California. WSNB is a member of the Federal Reserve System and its deposits are insured under the Federal Deposit Insurance Act up to the applicable limits thereof. The Bancorp's and WSNB's main office and corporate offices are located at 4011 Plaza Goldorado Circle, Cameron Park, California. WSNB also has six branch offices, five of which are located in El Dorado County, California and one of which is located in Placer County, California.


Lake Community Bank ("Lake") is a California state-chartered bank serving Lakeport, California and surrounding communities and is an insured bank under the Federal Deposit Insurance Act up to the applicable limits thereof. Lake's main banking office and corporate offices are located at 805 Eleventh Street, Lakeport, California. It also has two offices located at 1377 South Main Street, Lakeport, California and 4280 Main Street, Kelseyville, California. Lake is in the process of consolidating its Main Street, Lakeport office with Lake's headquarters office located on Eleventh Street in Lakeport.

Roseville 1st Community Bancorp ("Rose") is a bank holding company incorporated in California. Rose's wholly-owned subsidiary, Roseville 1st National Bank ("R1NB"), is a national banking association serving Placer, Sacramento and Butte Counties in California. R1NB is a member of the Federal Reserve System and its deposits are insured under the Federal Deposit Insurance Act up to the applicable limits thereof. Rose's and R1NB's main office and corporate offices are located at 1801 Douglas Boulevard, Roseville, California. R1NB also has one branch office located in Placer County, California and one loan production office located in Butte County, California.

MEETING DATES AND LOCATIONS

The Special Meeting of Shareholders of the Bancorp (the "Bancorp Meeting") will be held at the Bancorp's main office, 4011 Plaza Goldorado Circle, Cameron Park, California, at _:00 p.m., on ____day, _________, 1998.

The Special Meeting of Shareholders of Lake (the "Lake Meeting") will be held at Lake's main office, 805 Eleventh Street, Lakeport, California, at ______.m., on ____day, _______, 1998.

The Special Meeting of Shareholders of Rose (the "Rose Meeting") will be held at Rose's main office, 1801 Douglas Boulevard, Roseville, California, at ______.m., on ____day, _______, 1998.

PURPOSES OF THE MEETINGS


The Bancorp Meeting has been called to vote upon (i) a proposal to approve the Lake Agreement, (ii) a proposal to approve the Rose Agreement, and (iii) such other matters as may properly come before the Bancorp Meeting including any adjournment or adjournments thereof. (See "INTRODUCTION--Matters to be Considered at the Bancorp Meeting and the Lake Meeting" and "INTRODUCTION-- Matters to be Considered at the Bancorp Meeting and the Rose Meeting.")


The Lake Meeting has been called to vote upon (i) a proposal to approve the Lake Agreement, and (ii) such other matters as may properly come before the Lake Meeting including any adjournment or adjournments thereof. (See
"INTRODUCTION--Matters to be Considered at the Bancorp Meeting and the Lake Meeting.")

The Rose Meeting has been called to vote upon (i) a proposal to approve the Rose Agreement, and (ii) such other matters as may properly come before the Rose Meeting including any adjournment or adjournments thereof. (See
"INTRODUCTION--Matters to be Considered at the Bancorp Meeting and the Rose Meeting.")

VOTE REQUIRED - LAKE AGREEMENT

Approval of the Lake Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Bancorp Common Stock and of Lake Common Stock. On October 1, 1998, there were 981,448 shares of Bancorp Common Stock outstanding. The Bancorp directors and executive officers and their affiliates owned approximately 33.3% of the outstanding shares of Bancorp Common Stock as of October 1, 1998. On October 1, 1998, there were 1,298,296 shares of Lake Common Stock outstanding. The Lake directors and executive officers and their affiliates owned approximately 18.8% of the outstanding shares of Lake Common Stock as of October 1, 1998. Lake's directors who own approximately 17.7% of the outstanding shares of Lake Common Stock have agreed to vote "FOR" approval of the Lake Agreement. Therefore, holders of only approximately an additional 32.4% of shares of Lake Common Stock outstanding will be necessary to approve the Lake Merger.

The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

VOTE REQUIRED - ROSE AGREEMENT

Approval of the Rose Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Bancorp Common Stock and of Rose Common Stock. On October 1, 1998, there were 981,448 shares of Bancorp Common Stock outstanding. The Bancorp directors and executive officers and their affiliates owned approximately 33.3% of the outstanding shares of Bancorp Common Stock as of October 1, 1998. On October 1, 1998, there were 370,805 shares of Rose Common Stock outstanding. The Rose directors and executive officers and their affiliates owned approximately 44.8% of the outstanding shares of Rose Common Stock as of October 1, 1998. Rose's directors who own approximately 44.5% of the outstanding shares of Rose Common Stock have agreed to vote "FOR" approval of the Rose Agreement. Therefore, holders of only approximately an additional 5.6% of shares of Rose Common Stock outstanding will be necessary to approve the Rose Merger.

The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

THE LAKE MERGER

During the past two years, the Bancorp has been expanding its services to the businesses and residents of El Dorado and Placer Counties through its branch operations and in Sacramento County through its loan production office. In early 1998 the Bancorp had preliminary discussions with Lake regarding a potential merger of the two institutions. After discussions between the Bancorp and Lake, the parties executed a Confidentiality Agreement dated February 27, 1998, whereby the Bancorp would acquire Lake through a stock-for-stock merger transaction.


On May 27, 1998, the Bancorp and Lake entered into the Lake Agreement, which provides for the merger of Lake with the Bancorp's wholly-owned subsidiary, LMC Merger Company ("LMC") with Lake as the surviving corporation and the conversion of the outstanding shares of no par value common stock of Lake ("Lake Common Stock") into the right to receive newly issued shares of no par value per share common stock of the Bancorp ("Bancorp Common Stock") (the "Lake Merger").


THE ROSE MERGER

During the past two years, the Bancorp has been expanding its services to the businesses and residents of El Dorado and Placer Counties through its branch operations and in Sacramento County through its loan production office. In early 1998 the Bancorp had preliminary discussions with Rose regarding a potential merger of the two institutions. After discussions between the Bancorp and Rose, the parties executed a Letter of Intent dated June 11, 1998, whereby the Bancorp would acquire Rose through a stock-for-stock merger transaction.

On July 6, 1998, the Bancorp and Rose entered into the Rose Agreement, which provides for the merger of Rose with and into the Bancorp and the conversion of the outstanding shares of no par value common stock of Rose ("Rose Common Stock") into the right to receive newly issued shares of Bancorp Common Stock (the "Rose Merger"). For convenience, the Rose Agreement was dated as of July 2, 1998.

INDEPENDENCE OF THE LAKE MERGER AND THE ROSE MERGER

The consummation of the Lake Merger is not dependent upon the consummation of the Rose Merger and the consummation of the Rose Merger is not dependent upon the consummation of the Lake Merger. See also "RISK FACTORS."

TERMS OF THE LAKE MERGER; CONVERSION OF SHARES AND OPTIONS


OUTSTANDING SHARES OF LAKE COMMON STOCK. Each share of Lake Common Stock which is outstanding immediately prior to the Lake Merger (other than shares to which its holders have exercised and perfected dissenters' rights) will automatically be converted into the right to receive that number of shares of Bancorp Common Stock which is equal to the Lake Conversion Rate. The "Lake Conversion Rate" is a fraction, the numerator of which is the Per Share Merger Price, and the denominator of which is the Bancorp Average Trading Price. The "Per Share Merger Price" means the sum of Lake's total shareholders' equity as adjusted pursuant to the Lake Agreement as of the month end before the calendar month in which the Lake Effective Time occurs (the "Lake Determination Date") multiplied by 1.75 with the total product divided by the total number of shares of Lake Common Stock outstanding at the date of the Lake Merger. Perry-Smith & Co., LLP, the independent public accountants of the Bancorp and Lake will calculate the Per Share Merger Price. The "Bancorp Average Trading Price" means the average trading price for Bancorp Common Stock during the thirty calendar day period prior to the Lake

Determination Date. However, if the Bancorp Average Trading Price is above $20.00 per share, the Bancorp Average Trading Price shall be $20.00 per share. If the Bancorp Average Trading Price is below $17.00 per share, the Bancorp Average Trading Price shall be $17.00 per share. A detailed discussion of the calculation of the Lake Conversion Rate is provided in the section entitled "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" herein.

For purposes of illustration only, assuming (i) September 30, 1998 is used as the Lake Determination Date for calculating a pro forma Lake Conversion Rate,
(ii) the Bancorp Average Trading Price is $17.00 per share, (iii) Lake's total shareholders' equity as adjusted pursuant to the Lake Agreement is $9,433,383, and (iv) there are 1,298,296 shares of Lake Common Stock outstanding, the Lake Conversion Rate would be .7480. Accordingly, if the assumptions used in arriving at this pro forma Lake Conversion Rate were to remain unchanged until the consummation of the Lake Merger, each share of Lake Common Stock would be converted into .7480 shares of Bancorp Common Stock.

THE ACTUAL LAKE CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH ABOVE. See "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options."


No fractional shares of Bancorp Common Stock will be issued in the Lake Merger. Instead, shareholders of Lake will receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) Bancorp Market Value Per Share by (b) the fraction of a share of Bancorp Common Stock to which such holder would otherwise be entitled. "Bancorp Market Value Per Share" means the last trade price of Bancorp Common Stock prior to the Lake Effective Time. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options.")

Upon the consummation of the Lake Merger, LMC will be merged with and into Lake, and each outstanding share of Lake Common Stock, other than shares to which its holders have exercised and perfected dissenters' rights, will be automatically converted into the right to receive the number of shares of Bancorp Common Stock that is equal to the Lake Conversion Rate. Each certificate which represents Bancorp Common Stock prior to the Lake Merger will remain outstanding and will automatically and for all purposes be deemed to represent the same number of shares of Bancorp Common Stock. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options.")


OUTSTANDING STOCK OPTIONS FOR SHARES OF LAKE COMMON STOCK. All outstanding rights with respect to Lake Common Stock pursuant to existing stock options for shares of Lake Common Stock will be converted into and become equivalent rights with respect to shares of Bancorp Common Stock at the Lake Conversion Rate with a corresponding adjustment in the option price.

TERMS OF THE ROSE MERGER; CONVERSION OF SHARES AND OPTIONS


OUTSTANDING SHARES OF ROSE COMMON STOCK. Each share of Rose Common Stock which is outstanding prior to the Rose Merger (other than shares to which its holders have exercised and perfected dissenters' rights) will automatically be converted into the right to receive that number of shares of Bancorp Common Stock which is equal to the Rose Conversion Rate. The "Rose Conversion Rate" is a fraction, the numerator of which is the Rose Book Value Per Share, and the denominator of which is the Bancorp Book Value Per Share. The "Rose Book Value Per Share" means the sum of Rose's total shareholders' equity as adjusted pursuant to the Rose Agreement as of the month end before the calendar month in which the Rose Effective Time occurs (the "Rose Determination Date"), divided by the total number of shares of Rose Common Stock outstanding at the date of the Rose Merger as adjusted pursuant to the Rose Agreement. Perry-Smith & Co., LLP , the independent public accountants of the Bancorp and Rose will calculate the Rose Book Value Per Share. The "Bancorp Book Value Per Share" means the sum of the Bancorp's total shareholders' equity as adjusted pursuant to the Rose Agreement as of the Rose Determination Date, divided by the total number of shares of Bancorp Common Stock outstanding at the date of the Rose Merger as adjusted pursuant to the Rose Agreement. Furthermore, the Bancorp Book Value Per Share shall not reflect the prior consummation of the Bancorp's acquisition of Lake. Perry-Smith & Co., LLP will also calculate the Bancorp Book Value Per Share. A detailed discussion of the calculation of the Rose Conversion Rate is provided in the section entitled "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" herein.


For purposes of illustration only, assuming (i) September 30, 1998 is used as the Rose Determination Date for calculating a pro forma Rose Conversion Rate,
(ii) the Rose Book Value Per Share is $12.54, and (iii) the Bancorp Book Value Per Share is $10.41, the Rose Conversion Rate would be 1.2048. Accordingly, if the assumptions used in arriving at this pro forma Rose Conversion Rate were to remain unchanged until the consummation of the Rose Merger, each share of Rose Common Stock would be converted into 1.2048 shares of Bancorp Common Stock.

THE ACTUAL ROSE CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH
ABOVE.


No fractional shares of Bancorp Common Stock will be issued in the Rose Merger. Instead, shareholders of Rose will receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) Bancorp Market Value Per Share by (b) the fraction of a share of Bancorp Common Stock to which such holder would otherwise be entitled. "Bancorp Market Value Per Share" means the last trade price of Bancorp Common Stock prior to the Rose Effective Time. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options.")

Upon the consummation of the Rose Merger, Rose will be merged with and into the Bancorp and each outstanding share of Rose Common Stock, other than shares to which its holders have exercised and perfected dissenters' rights, will be automatically converted into the right to receive the number of shares of Bancorp Common Stock that is equal to the Rose Conversion Rate. Each certificate which represents Bancorp Common Stock prior to the Rose Merger will remain outstanding and will automatically and for all purposes be deemed to represent the same number of shares of Bancorp Common Stock. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options.")

OUTSTANDING STOCK OPTIONS FOR SHARES OF ROSE COMMON STOCK. All outstanding rights with respect to Rose Common Stock pursuant to existing stock options for shares of Rose Common Stock will be converted into and become equivalent rights with respect to shares of Bancorp Common Stock at the Rose Conversion Rate with a corresponding adjustment in the option price.


REASONS FOR THE LAKE MERGER AND MANAGEMENTS' RECOMMENDATIONS

The Boards of Directors of Lake and the Bancorp believe each institution has the capability to expand its respective markets and the financial services it offers its customers. The Boards of Directors of both corporations believe that the combined financial strength and management of the Bancorp and Lake will enable Lake and WSNB as the subsidiary banks to better meet their respective customers' needs for financial services, expand into new markets and compete in today's financial services environment. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Reasons for the Lake Merger.")

Approval of the Lake Merger requires the affirmative vote of the holders of a majority of the outstanding shares of both Lake Common Stock and Bancorp Common Stock. LAKE'S BOARD OF DIRECTORS AND THE BANCORP'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE LAKE MERGER.

REASONS FOR THE ROSE MERGER AND MANAGEMENTS' RECOMMENDATIONS

The Boards of Directors of Rose and the Bancorp believe each institution has the capability to expand their respective markets and the financial services they offer their customers. The Boards of Directors of both corporations believe that the combined financial strength and management of the Bancorp and Rose will enable R1NB and WSNB as the subsidiary banks to better meet their respective customers' needs for financial services, expand into new markets and compete in today's financial services environment. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Reasons for the Rose Merger.")

Approval of the Rose Merger requires the affirmative vote of the holders of a majority of the outstanding shares of both Rose Common Stock and Bancorp Common Stock. ROSE'S BOARD OF DIRECTORS AND THE BANCORP'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE ROSE MERGER.

OPINIONS OF FINANCIAL ADVISORS - LAKE MERGER


The investment banking firm of The Findley Group ("TFG") rendered its opinion to the Bancorp's Board of Directors that the terms of the Lake Merger are fair, from a financial point of view, to the shareholders of the Bancorp. A copy of the opinion is attached to this Joint Proxy Statement/Prospectus as Exhibit III. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Opinions of Financial Advisors--Opinion of the Bancorp's Financial Advisor.")

The investment banking firm of The Banc Stock Group, Inc. ("BSG") rendered its opinion to Lake's Board of Directors that the terms of the Lake Merger are fair, from a financial point of view, to the shareholders of Lake. A copy of the opinion is attached to this Joint Proxy Statement/Prospectus as Exhibit IV. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Opinions of Financial Advisors--Opinion of Lake's Financial Advisor.")


OPINION OF FINANCIAL ADVISOR - ROSE MERGER


The investment banking firm of The Banc Stock Group, Inc. ("BSG") rendered its opinion to Rose's Board of Directors that the terms of the Rose Merger are fair, from a financial standpoint, to the shareholders of Rose. A copy of the opinion is attached to this Joint Proxy Statement/Prospectus as Exhibit V. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Opinion of Rose's Financial Advisor.")


CERTAIN FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES OF THE LAKE MERGER


Perry-Smith & Co., LLP has issued an opinion as to certain material federal and California state income tax consequences of the Lake Merger. The issuance of the opinion is a condition to the consummation of the Lake Merger. The opinion states that the Lake Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Bancorp and Lake will each be a party to that reorganization within the meaning of Section 368(b) of the Code.


ALL SHAREHOLDERS SHOULD READ CAREFULLY THE DISCUSSION IN "THE LAKE MERGER AND RELATED TRANSACTIONS--CERTAIN FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES" IN ADDITION TO THE OTHER SECTIONS OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE LAKE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

CERTAIN FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES OF THE ROSE MERGER


Perry-Smith & Co., LLP has issued an opinion as to certain material federal and California state income tax consequences of the Rose Merger. The issuance of the opinion is a condition to the consummation of the Rose Merger. The opinion states that the Rose Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and the Bancorp and Rose will each be a party to that reorganization within the meaning of
Section 368(b) of the Code.


ALL SHAREHOLDERS SHOULD READ CAREFULLY THE DISCUSSION IN "THE ROSE MERGER AND RELATED TRANSACTIONS--CERTAIN FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES" IN ADDITION TO THE OTHER SECTIONS OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE ROSE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

APPRAISAL RIGHTS - LAKE MERGER


If you are a shareholder of either the Bancorp or Lake, you may dissent from the Lake Merger and demand payment in cash equal to the fair value of your shares, provided that you follow certain procedures set forth in Sections 1300-1304 of the California General Corporation Law. Dissenting shares, the holders of which have not effectively withdrawn or lost their dissenters rights, will not be converted pursuant to the Lake Agreement. One of the conditions to the consummation of the Lake Merger is that the holders of no more than 10% of the outstanding shares of Lake Common Stock shall have exercised dissenter's rights. Dissenters of the Bancorp will be included in this calculation. Dissenters' rights shall be deemed to be exercised to the extent at the Lake Effective Time the holders of such shares have complied with the California General Corporation Law concerning dissenters' rights. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Rights of Dissenting Shareholders" and Exhibit VI.)


APPRAISAL RIGHTS - ROSE MERGER


If you are a shareholder of either the Bancorp or Rose, you may dissent from the Rose Merger and demand payment in cash equal to the fair value of your shares, provided that you follow certain procedures set forth in Sections 1300-1304 of the California General Corporation Law. Dissenting shares, the holders of which have not effectively withdrawn or lost their dissenters rights, will not be converted pursuant to the Rose Agreement. One of the conditions to the consummation of the Rose Merger is that the holders of no more than 10% of the outstanding shares of Rose Common Stock shall have exercised dissenter's rights. Dissenters of the Bancorp will be included in this calculation. Dissenters' rights shall be deemed to be exercised to the extent at the Rose Effective Time the holders of such shares have complied with the California General Corporation Law concerning dissenters' rights. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Rights of Dissenting Shareholders" and Exhibit VI.)



INTERESTS OF CERTAIN PERSONS IN THE LAKE MERGER
AND MATERIAL CONTRACTS WITH LAKE AND ITS AFFILIATES


Upon consummation of the Lake Merger, the existing directors of the Bancorp and three directors of Lake shall be appointed as directors of the Bancorp to serve until the next annual meeting of shareholders of the Bancorp and until their successors are elected and qualified. At the Lake Effective Time, there shall be nine members of the Board of Directors of Lake; three will be selected by the Bancorp, and six will be current directors of Lake. The six existing directors of Lake who shall serve as directors of Lake are Donald L. Browning, F. Ilene Dumont, John Helms, Billie L. Holmes, May G. Noble and Howard ("Bud") Van Lente. These directors of Lake shall serve for at least a two year period after the Lake Effective Time. It is currently anticipated that John Helms, Gary E. Nordine and Bud Van Lente will be the directors of Lake who will join the Board of Directors of the Bancorp and that Charles W. Bacchi, Gary
D. Gall and Douglas A. Nordell will be selected by the Bancorp to join the Board of Directors of Lake. For information on each of these individuals, and the other directors of the Bancorp and Lake, see "INTRODUCTION--Beneficial Ownership of Principal Shareholders and Management"; "DESCRIPTION OF THE BANCORP--Management;" and "DESCRIPTION OF LAKE--Management."

In addition, each director of Lake has entered into a director's agreement with the Bancorp wherein each director has agreed to vote in favor of the Lake Merger. (See also "THE LAKE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Lake Merger and Material Contracts with Lake and its Affiliates.")


Upon consummation of the Lake Merger, Gary Nordine, the past President of Lake, will receive a severance payment of $145,000 (net of taxes), with the tax liability being shared equally by the Bancorp and Lake. In recognition of Mr. Nordine's retirement as of October 31, 1998, the severance payment to Mr. Nordine is not contingent upon his being employed by Lake as of the Lake Effective Time. Mr. Nordine will continue to receive his monthly salary, but no other benefits, from November 1 through November 30, 1998. Mr. Nordine also has an Executive Retirement Agreement with Lake which provides that Lake will pay Mr. Nordine $36,000 a year, in monthly payments, for a period of ten (10) years, commencing in January 1999.


Gary D. Gall, who is currently the President and Chief Executive Officer of the Bancorp and WSNB, and Lesa Fynes, who is currently the Controller of the Bancorp and Senior Vice President and Chief Financial Officer of WSNB, are expected to serve in the same positions with the Bancorp and WSNB following the Lake Merger. In addition, Stephanie M. Marsh, who is currently the Senior Vice President and Chief Administrative Officer of WSNB, and Kirk Dowdell, who is currently the Senior Vice President and Chief Credit Officer of WSNB, are expected to serve in those positions with both the Bancorp and WSNB following the Lake Merger. It is also anticipated that Douglas A. Nordell, who is the Executive Vice President of Rose and who became President and Chief Executive Officer of Lake upon Mr. Nordine's retirement, will serve as President and Chief Executive Officer of Lake following the Lake Merger. In addition, it is anticipated that Brandt Peterson, who is currently Senior Vice President and Senior Loan Officer of Lake, and Doreen Pendleton, who is currently Controller of Lake, will continue to serve with Lake in those positions following the Lake Merger. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Lake Merger and Material Contracts with Lake and its Affiliates.")

INTERESTS OF CERTAIN PERSONS IN THE ROSE MERGER AND MATERIAL CONTRACTS WITH ROSE AND ITS AFFILIATES


Upon consummation of the Rose Merger, the existing directors of the Bancorp and four directors of Rose shall be appointed as directors of the Bancorp to serve until the next annual meeting of shareholders of the Bancorp and until such successors are elected and qualified. At the Rose Effective Time, there shall be ten members of the Board of Directors of R1NB; two will be selected by the Bancorp, and eight will be the existing directors of R1NB. In addition, at the Rose Effective Time, the existing Board of Directors of WSNB shall be increased by two persons to be selected by Rose. The Bancorp's Chairman of the Board shall be an attendee of the Board of Directors of R1NB and all committees of the Board of Directors of R1NB. It is currently anticipated that Kirk Doyle, Howard ("Skip") Jahn, Thomas Manz and Richard C. Seeba will be the directors of Rose who will join the Board of Directors of the Bancorp and that Gary D. Gall and Richard L. Golemon will be the directors of the Bancorp who will join the Board of Directors of R1NB. It is also currently anticipated that Thomas Manz and Richard C. Seeba will be selected by Rose to join the Board of Directors of WSNB. For information on each of these individuals, and the other directors of the Bancorp and Rose, see "INTRODUCTION--Beneficial Ownership of Principal Shareholders and Management;" "DESCRIPTION OF THE BANCORP--Management;" and "DESCRIPTION OF ROSE--Management."

In addition, each director of Rose has entered into a director's agreement with the Bancorp wherein each director has agreed to vote in favor of the Rose Merger. (See also "THE ROSE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Rose Merger and Material Contracts with Rose and its Affiliates" and "DESCRIPTION OF ROSE--Management.")

Gary D. Gall, who is currently the President and Chief Executive Officer of the Bancorp and WSNB, and Lesa Fynes, who is currently the Controller of the Bancorp and Senior Vice President and Chief Financial Officer of WSNB, are expected to serve in the same positions with the Bancorp and WSNB following the Rose Merger. In addition, Stephanie M. Marsh, who is currently the Senior Vice President and Chief Administrative Officer of WSNB, and Kirk Dowdell, who is currently the Senior Vice President and Chief Credit Officer of WSNB, are expected to serve in those positions with both the Bancorp and WSNB following the Rose Merger. In addition, Richard C. Seeba, who is currently serving as the President and Chief Executive Officer of Rose and R1NB, will continue to serve in those capacities with R1NB and will serve as an Executive Vice President of the Bancorp, and Thomas C. Warren, who is currently serving as the Senior Vice President and Chief Financial Officer of Rose and R1NB, will serve as the Senior Vice President and Chief Financial Officer of the Bancorp and R1NB following the Rose Merger. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Rose Merger and Material Contracts with Rose and its Affiliates.")

CONDITIONS TO THE LAKE MERGER


There are a number of conditions which must be met before the Lake Merger is completed. Among such conditions are (i) the Lake Merger must be approved by the shareholders of Lake and the Bancorp; (ii) all regulatory approvals must be obtained; (iii) the Bancorp's Registration Statement must be effective under the Securities Act ; (iv) Perry-Smith & Co., LLP must have issued an opinion, dated at the Lake Effective Time, that the Lake Merger may be accounted for as a pooling of interests; (v) the Bancorp and Lake shall have received opinions of counsel for the other party; (vi) no lawsuit shall have been instituted or threatened regarding the Lake Merger; and (vii) the holders of no more than 10% of the outstanding shares of Lake Common Stock shall have exercised dissenters' rights. Dissenters of the Bancorp shall be included in this calculation. On ______, 1998, the Federal Deposit Insurance Corporation (the "FDIC") approved the Lake Merger subject to approval of the shareholders of the Bancorp and Lake, on ________, 1998, the Board of Governors of the Federal Reserve System (the "FRB") approved the Lake Merger subject to approval of the shareholders of the Bancorp and Lake, and on ________, 1998, the Commissioner of the California Department of Financial Institutions (the "DFI") approved the Lake Merger subject to approval of the shareholders of the Bancorp and Lake. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Conditions to the Lake Merger.")


CONDITIONS TO THE ROSE MERGER


There are a number of conditions which must be met before the Rose Merger is completed. Among such conditions are (i) the Rose Merger must be approved by the shareholders of Rose and the Bancorp; (ii) all regulatory approvals must be obtained; (iii) the Bancorp's Registration Statement must be effective under the Securities Act ; (iv) Perry-Smith & Co., LLP must have issued an opinion, dated at the Rose Effective Time, that the Rose Merger may be accounted for as a pooling of interests; (v) the Bancorp and Rose shall have received opinions of counsel for the other party; (vi) no lawsuit shall have been instituted or threatened regarding the Rose Merger; and (vii) the holders of no more than 10% of the outstanding shares of Rose Common Stock shall have exercised dissenters' rights. Dissenters of the Bancorp shall be included in this calculation. On September 17, 1998, the FRB approved the Rose Merger subject to approval of the shareholders of the Bancorp and Rose. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Conditions to the Rose Merger.")

LAKE EFFECTIVE TIME

If the Lake Agreement is approved by the respective shareholders of the Bancorp and Lake and all necessary conditions are satisfied, the Lake Merger shall be effective when the Agreement to Merge by and among Lake, the Bancorp and LMC shall have been filed with the Secretary of State of the State of California (the "Lake Effective Time.") It is anticipated that the Lake Merger will be consummated during the fourth quarter of this year. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Regulatory Approvals and Lake Effective Time.")

ROSE EFFECTIVE TIME

If the Rose Agreement is approved by the respective shareholders of the Bancorp and Rose and all necessary conditions are satisfied, the Rose Merger shall be effective when the Agreement of Merger by and between Rose and the Bancorp shall have been filed with the Secretary of State of the State of California (the "Rose Effective Time"). It is anticipated that the Rose Merger will be consummated during the fourth quarter of this year. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Regulatory Approvals and Rose Effective Time.")

ACCOUNTING TREATMENT OF THE LAKE MERGER


The Bancorp intends that the Lake Merger will be accounted for under the pooling of interests method of accounting. (See "PRO FORMA FINANCIAL STATEMENTS.")


ACCOUNTING TREATMENT OF THE ROSE MERGER


The Bancorp intends that the Rose Merger will be accounted for under the pooling of interests method of accounting. (See "PRO FORMA FINANCIAL STATEMENTS.")


CERTAIN FINANCIAL INFORMATION

CERTAIN MATTERS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN THIS "CERTAIN FINANCIAL INFORMATION" SECTION. THEREFORE, THE INFORMATION SET FORTH HEREIN SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF THE BANCORP, LAKE AND ROSE ON AN INDIVIDUAL AND CONSOLIDATED BASIS.


The following sets forth certain comparative historical and pro forma financial data for the Bancorp, Lake and Rose. For information concerning the assumptions on which the pro forma financial information is based, see "PRO FORMA FINANCIAL STATEMENTS." The pro forma financial information is not necessarily indicative of the results which would have been realized had the Lake Merger been consummated at the beginning of the periods presented or had the Rose Merger been consummated at the beginning of the periods presented. This summary should be read in conjunction with the Financial Statements and notes to the Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus. All dollar amounts are in thousands, except per share data.

                        COMPARATIVE HISTORICAL FINANCIAL
                       DATA FOR THE BANCORP, LAKE AND ROSE
                                   (UNAUDITED)





(Dollars in thousands,                         Nine
except per share numbers)                   Months Ended
                                           September 30,                             Year Ended December 31,
                                    ------------------------    ------------------------------------------------------------------
       The Bancorp                     1998          1997          1997          1996          1995          1994          1993
       -----------                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
SUMMARY OF EARNINGS:
Interest income and loan fees       $    7,004    $    6,168    $    8,430    $    6,441    $    5,684    $    4,001    $    3,374
Interest expense                         2,601         2,217         3,051         2,185         1,875         1,028         1,038
     Net interest income                 4,403         3,951         5,379         4,256         3,809         2,973         2,336
Provision for credit losses                250           193           243           458            80            36           130
     Net interest income after
      provision for credit losses        4,153         3,758         5,136         3,798         3,729         2,937         2,206
Noninterest income                       1,842         1,343         2,037         1,692         1,227           657           833
Noninterest expense                      4,688         3,940         5,531         4,282         3,928         3,223         2,871
     Income before income taxes          1,307         1,161         1,642         1,208         1,028           371           168
Taxes on income                            472           453           639           470           377           134            68
     Net income                     $      835    $      708    $    1,003    $      738    $      651    $      237    $      100

PER SHARE DATA:
Net income-basic                    $     0.86    $     0.73    $     1.08    $     0.97    $     0.96    $     0.39    $     0.16
Net income-diluted                  $     0.80    $     0.70    $     1.02    $     0.94    $     0.94    $     0.35    $     0.15
Shares outstanding-
 end of period(1)                      981,448       938,857       946,021       796,948       598,057       517,600       517,600
Average shares out-
 standing-basic(2)                     970,810       965,403       932,531       759,017       681,030       612,828       612,828
Average shares out-
 standing-diluted(2)                 1,038,285     1,009,311       986,706       782,318       689,696       668,143       668,143
Book value per share(3)             $    10.59    $     9.15    $     9.51    $     9.69    $     8.62    $     8.31    $     7.95

FINANCIAL POSITION
Total assets                        $  135,281    $  107,769    $  108,860    $   83,461    $   71,050    $   58,214    $   50,107
Total net loans and leases              73,819        70,029        68,191        60,902        49,245        41,003        29,026
Total deposits                         123,729        98,400        98,709        74,927        63,106        52,907        45,853
Total shareholders' equity          $   10,393    $    8,594    $    8,998    $    7,720    $    5,155    $    4,300    $    4,116

SELECTED FINANCIAL RATIOS(4):
Return on average assets                  0.96%         0.97%         1.01%         0.97%         1.00%         0.44%         0.20%
Return on average
 shareholders' equity                    12.59%        12.03%        12.66%        12.20%        13.76%         5.63%         2.46%
Average shareholders'
 equity to average assets                 7.62%         8.10%         7.97%         7.95%         7.28%         7.77%         8.17%
Net charge-offs to average loans          0.31%         0.00%         0.00%         0.73%         0.11%         0.08%         0.82%
Allowance for credit losses as a
 percentage of period-end loans           1.37%         1.27%         1.37%         1.15%         1.30%         1.49%         2.06%



---------------

(1) Shares outstanding-end of period have not been retroactively adjusted for the effect of stock dividends.

(2) Average shares outstanding and common stock equivalents have been retroactively adjusted for the effect of stock dividends in the calculation of earnings per share.

(3) Book value per share is determined by dividing the total shareholders' equity by the number of shares outstanding at the end of the respective periods.


(4)  Annualized for the nine months ended September 30, 1998 and 1997.

                        COMPARATIVE HISTORICAL FINANCIAL
                       DATA FOR THE BANCORP, LAKE AND ROSE
                                   (UNAUDITED)


(Dollars in thousands,                         Nine
except per share numbers)                  Months Ended                                    Year Ended
                                           September 30,                                   December 31,
                                    ------------------------    ------------------------------------------------------------------
         Lake                          1998           1997         1997          1996          1995          1994          1993
         ----                       ----------    ----------    ----------    ----------    ----------    ----------    ----------
SUMMARY OF EARNINGS:
Interest income and loan fees       $    4,839    $    4,868    $    6,560    $    6,847    $    7,002    $    6,024    $    6,327
Interest expense                         1,916         1,895         2,562         2,845         3,056         2,046         2,458
     Net interest income                 2,923         2,973         3,998         4,002         3,946         3,978         3,869
Provision for credit losses                270           270           263           477           210           285           420
     Net interest income after
      provision for credit losses        2,653         2,703         3,735         3,525         3,736         3,693         3,449
Noninterest income                         504           413           630           678           681           638           504
Noninterest expense                      2,657         2,408         3,222         3,524         3,301         2,980         2,613
     Income before income taxes            500           708         1,143           679         1,116         1,351         1,340
Taxes on income                            147           258           377           203           335           485           451
     Net income                     $      353    $      450    $      766    $      476    $      781    $      866    $      889

PER SHARE DATA:
Net income-basic                    $     0.28    $     0.36    $     0.62    $     0.38    $     0.63    $     0.70    $     0.73
Net income-diluted                  $     0.27    $     0.35    $     0.59    $     0.36    $     0.59    $     0.66    $     0.66
Shares outstanding-
 end of period(1)                    1,298,296     1,240,546     1,240,546     1,240,546     1,240,046     1,238,846     1,218,746
Average shares
 outstanding-basic(2)                1,265,387     1,240,546     1,240,546     1,240,491     1,239,791     1,228,796     1,218,971
Average shares
 outstanding-diluted(2)              1,329,428     1,276,729     1,297,954     1,308,758     1,315,310     1,304,622     1,347,472
Cash dividends declared             $     0.00    $     0.00    $     0.27    $     0.20    $     0.20    $     0.20    $     0.00
Book value per share(3)             $     7.27    $     6.98    $     6.98    $     6.57    $     6.50    $     5.92    $     5.49

FINANCIAL POSITION
Total assets                        $   85,041    $   85,034    $   85,520    $   82,502    $   90,947    $   76,217    $   79,026
Total net loans and leases              53,777        53,753        53,210        52,091        52,839        48,765        46,245
Total deposits                          74,871        75,813        76,039        73,537        81,592        68,094        72,024
Total shareholders' equity          $    9,433    $    8,660    $    8,660    $    8,149    $    8,066    $    7,339    $    6,686

SELECTED FINANCIAL RATIOS(4):
Return on average assets                  0.56%         0.74%         0.93%         0.55%         0.97%         1.13%         1.15%
Return on average
 shareholders' equity                     5.25%         7.18%         9.05%         5.91%        10.08%        12.35%        14.24%
Average shareholders'
 equity to average assets                10.65%        10.27%        10.25%         9.33%         9.59%         9.13%         8.05%
Net charge-offs to average loans          0.15%         0.69%         0.40%         1.23%         0.19%         0.28%         0.48%
Allowance for credit losses as
 a percentage of period-end loans         2.11%         1.63%         1.75%         1.70%         2.08%         2.07%         1.85%
Dividend payout ratio                     0.00%         0.00%        43.73%        52.12%        31.76%        28.61%         0.00%


---------------

(1) Shares outstanding-end of period have not been retroactively adjusted for the effect of stock dividends.

(2) Average shares outstanding and common stock equivalents have been retroactively adjusted for the effect of stock dividends in the calculation of earnings per share.

(3) Book value per share is determined by dividing the total shareholders' equity by the number of shares outstanding at the end of the respective periods.


(4)  Annualized for the nine months ended September 30, 1998 and 1997.

                        COMPARATIVE HISTORICAL FINANCIAL
                       DATA FOR THE BANCORP, LAKE AND ROSE
                                   (UNAUDITED)




(Dollars in thousands,                     Nine
except per share numbers)               Months Ended                             Year Ended
                                        September 30,                            December 31,
                                    --------------------    --------------------------------------------------------
         Rose                         1998        1997        1997        1996        1995        1994        1993
         ----                       --------    --------    --------    --------    --------    --------    --------
SUMMARY OF EARNINGS:
Interest income and loan fees       $  2,990    $  2,844    $  3,895    $  3,028    $  2,664    $  2,082    $  1,660
Interest expense                       1,303       1,198       1,664       1,331       1,288         876         708
     Net interest income               1,687       1,646       2,231       1,697       1,376       1,206         952
Provision for credit losses              105         126         564          89          55          50          23
     Net interest income after
      provision for credit losses      1,582       1,520       1,667       1,608       1,321       1,156         929
Noninterest income                       415         220         341         228         126         200          18
Noninterest expense                    1,594       1,175       1,693       1,330       1,145         971         818
     Income before income taxes          403         565         315         506         302         385         129
Taxes on income                          161         226         133         204         104          80          54
     Net income                     $    242    $    339    $    182    $    302    $    198    $    305    $     75

PER SHARE DATA:
Net income-basic                    $   0.75    $   1.06    $   0.57    $   0.94    $   0.62    $   0.95    $   0.23
Net income-diluted                  $   0.72    $   1.04    $   0.56    $   0.93    $   0.61    $   0.95    $   0.23
Shares outstanding-
 end of period(1)                    370,805     319,972     319,972     319,972     319,572     319,572     319,572
Average shares
 outstanding-basic(2)                320,158     319,972     319,972     319,872     319,572     319,572     319,572
Average shares
 outstanding-diluted(2)              333,661     324,648     324,648     324,622     324,530     319,572     319,572
Book value per share(3)             $  12.69    $  12.88    $  12.39    $  11.80    $  10.85    $  10.23    $   9.27

FINANCIAL POSITION
Total assets                        $ 53,371    $ 47,947    $ 50,588    $ 38,708    $ 31,905    $ 26,387    $ 22,507
Total net loans and leases            30,796      31,945      34,125      27,091      22,725      18,595      17,180
Total deposits                        48,476      43,538      46,350      34,687      28,269      22,776      19,318
Total shareholders' equity          $  4,704    $  4,121    $  3,964    $  3,775    $  3,467    $  3,269    $  2,964

SELECTED FINANCIAL RATIOS(4):
Return on average assets                0.66%       1.05%       0.41%       0.86%       0.64%       1.17%       0.36%
Return on average
 shareholders' equity                   7.97%      11.45%       4.54%       8.23%       5.83%       9.79%       2.56%
Average shareholders'
 equity to average assets               8.26%       9.21%       8.98%      10.43%      10.98%      11.98%      14.12%
Net charge-offs to average loans        2.14%       0.39%       0.30%       0.09%       0.14%       0.16%       0.08%
Allowance for credit losses as a
 percentage of period-end loans         0.95%       0.90%       2.07%       0.92%       0.80%       0.84%       0.79%


---------------

(1) Shares outstanding-end of period have not been retroactively adjusted for the effect of stock dividends.

(2) Average shares outstanding and common stock equivalents have been retroactively adjusted for the effect of stock dividends in the calculation of earnings per share.

(3) Book value per share is determined by dividing the total shareholders' equity by the number of shares outstanding at the end of the respective periods.


(4)  Annualized for the nine months ended September 30, 1998 and 1997.

                            PRO FORMA FINANCIAL DATA
             BASED ON THE POOLING OF INTERESTS METHOD OF ACCOUNTING
                              THE BANCORP AND LAKE
                                   (UNAUDITED)


(Dollars in thousands,
except per share numbers)                     Nine Months Ended                             Year Ended
                                               September 30,                                December 31,
                                         -----------------------   --------------------------------------------------------------
The Bancorp and Lake                        1998         1997         1997         1996         1995         1994         1993
--------------------                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
SUMMARY OF EARNINGS:
Interest income and loan fees            $   11,843   $   11,036   $   14,990   $   13,288   $   12,686   $   10,025   $    9,701
Interest expense                              4,517        4,112        5,613        5,030        4,931        3,074        3,496
     Net interest income                      7,326        6,924        9,377        8,258        7,755        6,951        6,205
Provision for credit losses                     520          463          506          935          290          321          550
     Net interest income after
      provision for credit losses             6,806        6,461        8,871        7,323        7,465        6,630        5,655
Noninterest income                            2,346        1,756        2,667        2,370        1,908        1,295        1,337
Noninterest expense                           7,345        6,348        8,753        7,806        7,229        6,203        5,484
     Income before income taxes               1,807        1,869        2,785        1,887        2,144        1,722        1,508
Taxes on income                                 619          711        1,016          673          712          619          519
     Net income                          $    1,188   $    1,158   $    1,769   $    1,214   $    1,432   $    1,103   $      989

PER SHARE DATA:
Net income-basic                         $     0.62   $     0.61   $     0.95   $     0.72   $     0.89   $     0.72   $     0.65
Net income-diluted                       $     0.58   $     0.59   $     0.90   $     0.69   $     0.86   $     0.67   $     0.59
Shares outstanding-end of period(1)       1,952,573    1,866,785    1,873,949    1,724,876    1,525,611    1,444,257    1,429,222
Average shares outstanding-basic(1)       1,917,319    1,693,331    1,860,459    1,686,904    1,608,394    1,531,967    1,524,618
Average shares outstanding-diluted(1)     2,032,697    1,964,304    1,957,576    1,761,269    1,673,548    1,644,000    1,676,052
Cash dividends declared                  $     0.00   $     0.00   $     0.18   $     0.14   $     0.16   $     0.17   $     0.00
Book value per share(2)                  $    10.15   $     9.24   $     9.42   $     9.20   $     8.67   $     8.06   $     7.56
Book value per share equivalent-Lake(3)  $     7.60   $     6.91   $     7.05   $     6.88   $     6.48   $     6.03   $     5.65

FINANCIAL POSITION
Total assets                             $  220,322   $  192,803   $  194,380   $  165,963   $  161,997   $  134,431   $  129,133
Total net loans and leases                  127,596      123,782      121,401      112,993      102,084       89,768       75,271
Total deposits                              198,600      174,213      174,748      148,464      144,698      121,001      117,877
Total shareholders' equity               $   19,826   $   17,254   $   17,658   $   15,869   $   13,221   $   11,639   $   10,802

SELECTED FINANCIAL RATIOS(4):
Return on average assets                       0.79%        0.87%         .97%         .75%         .98%         .84%         .78%
Return on average shareholders' equity         8.90%        9.52%       10.79%        8.60%       11.47%        9.82%        9.60%
Average shareholders'
 equity to average assets                      8.89%        9.09%        9.00%        8.68%        8.56%        8.57%        8.09%
Net charge-offs to average loans               0.25%        0.31%        0.18%        0.99%        0.15%        0.20%        0.61%
Allowance for credit losses as a
 percentage of period-end loans                1.68%        1.43%        1.54%        1.41%        1.70%        1.81%        1.93%
Dividend payout ratio                          0.00%        0.00%       18.93%       20.44%       17.32%       22.48%        0.00%

---------------

(1) Shares outstanding and average shares outstanding were determined by adding the outstanding shares and the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 to the outstanding shares and the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Lake Conversion Rate is based on the formula included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" using Lake's shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

(2) Book value per share is determined by dividing the combined shareholders' equity by the shares outstanding-end of period calculated as explained at (1) above.

(3) Book value per share equivalent Lake is determined by multiplying the book value per share by the Lake Conversion Rate of .7480. This represents the equivalent Lake shareholder book value per share of Lake shares.


(4)     Annualized for the nine months ended September 30, 1998 and 1997.

                            PRO FORMA FINANCIAL DATA
             BASED ON THE POOLING OF INTERESTS METHOD OF ACCOUNTING
                              THE BANCORP AND ROSE
                                   (UNAUDITED)


(Dollars in thousands,
except per share numbers)                    Nine Months Ended                              Year Ended
                                                September 30,                              December 31,
                                         -----------------------   --------------------------------------------------------------
The Bancorp and Rose                        1998         1997         1997         1996         1995         1994         1993
--------------------                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
SUMMARY OF EARNINGS:
Interest income and loan fees            $    9,994   $    9,012   $   12,325   $    9,469   $    8,348   $    6,083   $    5,034
Interest expense                              3,904        3,415        4,715        3,516        3,163        1,904        1,746
     Net interest income                      6,090        5,597        7,610        5,953        5,185        4,179        3,288
Provision for credit losses                     355          319          807          547          135           86          153
     Net interest income after
      provision for credit losses             5,735        5,278        6,803        5,406        5,050        4,093        3,135
Noninterest income                            2,257        1,563        2,378        1,920        1,353          857          851
Noninterest expense                           6,282        5,115        7,224        5,612        5,073        4,194        3,689
     Income before income taxes               1,710        1,726        1,957        1,714        1,330          756          297
Taxes on income                                 633          679          772          674          481          214          122
     Net income                          $    1,077   $    1,047   $    1,185   $    1,040   $      849   $      542   $      175

PER SHARE DATA:
Net income-basic                         $     0.79   $     0.78   $     0.90   $     0.91   $     0.80   $     0.54   $     0.18
Net income-diluted                       $     0.75   $     0.75   $     0.86   $     0.89   $     0.79   $     0.51   $     0.17
Shares outstanding-end of period(1)       1,428,194    1,324,359    1,331,523    1,182,450      983,077      902,620      902,620
Average shares outstanding-basic(1)       1,356,536    1,350,905    1,318,033    1,144,399    1,066,050      997,848      997,848
Average shares outstanding-diluted(1)     1,440,280    1,400,447    1,377,842    1,173,423    1,080,690    1,053,163    1,053,163
Cash dividends declared                           0            0            0            0            0            0            0
Book value per share(2)                  $    10.57   $     9.60   $     9.73   $     9.72   $     8.77   $     8.39   $     7.84
Book value per share equivalent-Rose(3)  $    12.74   $    11.57   $    11.73   $    11.71   $    10.57   $    10.10   $     9.45

FINANCIAL POSITION
Total assets                             $  188,652   $  155,716   $  159,448   $  122,169   $  102,955   $   84,601   $   72,614
Total net loans and leases                  104,615      101,974      102,316       87,993       71,970       59,598       46,206
Total deposits                              172,205      141,938      145,058      109,614       91,375       75,683       65,171
Total shareholders' equity               $   15,097   $   12,715   $   12,962   $   11,495   $    8,622   $    7,569   $    7,080

SELECTED FINANCIAL RATIOS(4):
Return on average assets                       0.87%        1.00%        0.82%        0.93%        0.88%        0.68%        0.25%
Return on average shareholders' equity        11.14%       11.83%        9.93%       10.70%       10.45%        7.40%        2.50%
Average shareholders'
 equity to average assets                      7.81%        8.44%        8.28%        8.73%        8.47%        9.14%        9.92%
Net charge-offs to average loans               0.88%        0.12%        0.10%        0.54%        0.12%        0.10%        0.57%
Allowance for credit losses as a
 percentage of period-end loans                1.25%        1.16%        1.61%        1.08%        1.14%        1.29%        1.59%


---------------

(1) Shares outstanding and average shares outstanding were determined by adding the outstanding shares and the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the outstanding shares and the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Rose Conversion Rate is based on the formula included at "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using shareholders' equity and outstanding shares at September 30, 1998.

(2) Book value per share is determined by dividing the combined shareholders' equity by the shares outstanding-end of period calculated as explained at (1) above.

(3) Book value per share equivalent Rose is determined by multiplying the book value per share by the Rose Conversion Rate of 1.2048. This represents the equivalent Rose shareholder book value per share of Rose shares.


(4)     Annualized for the nine months ended September 30, 1998 and 1997.

                            PRO FORMA FINANCIAL DATA
             BASED ON THE POOLING OF INTERESTS METHOD OF ACCOUNTING
                           THE BANCORP, LAKE AND ROSE
                                   (UNAUDITED)


(Dollars in thousands,
except per share numbers)                    Nine Months Ended                              Year Ended
                                               September 30,                                December 31,
                                         -----------------------   --------------------------------------------------------------
The Bancorp, Lake and Rose                  1998         1997         1997         1996         1995         1994         1993
--------------------------               ----------   ----------   ----------   ----------   ----------   ----------   ----------
SUMMARY OF EARNINGS:
Interest income and loan fees            $   14,833   $   13,880   $   18,885   $   16,316   $   15,350   $   12,107   $   11,361
Interest expense                              5,820        5,310        7,277        6,361        6,219        3,950        4,204
     Net interest income                      9,013        8,570       11,608        9,955        9,131        8,157        7,157
Provision for credit losses                     625          589        1,070        1,024          345          371          573
     Net interest income after
      provision for credit losses             8,388        7,981       10,538        8,931        8,786        7,786        6,584
Noninterest income                            2,761        1,976        3,008        2,598        2,034        1,495        1,355
Noninterest expense                           8,939        7,523       10,446        9,136        8,374        7,174        6,302
     Income before income taxes               2,210        2,434        3,100        2,393        2,446        2,107        1,637
Taxes on income                                 780          937        1,149          877          816          699          573
     Net income                          $    1,430   $    1,497   $    1,951   $    1,516   $    1,630   $    1,408   $    1,064

PER SHARE DATA:
Net income-basic                         $     0.62   $     0.66   $     0.87   $     0.73   $     0.82   $     0.73   $     0.56
Net income-diluted                       $     0.59   $     0.64   $     0.83   $     0.70   $     0.79   $     0.69   $     0.52
Shares outstanding-end of period(1)       2,399,319    2,252,288    2,259,452    2,110,379    1,910,632    1,829,277    1,814,242
Average shares outstanding-basic(1)       2,303,045    2,278,834    2,245,962    2,072,286    1,993,414    1,916,988    1,909,639
Average shares outstanding-diluted(1)     2,434,692    2,355,440    2,348,712    2,152,374    2,064,542    2,029,021    2,061,072
Cash dividends declared(2)               $     0.00   $     0.00   $     0.15   $     0.12   $     0.13   $     0.14   $     0.00
Book value per share(3)                  $    10.22   $     9.49   $     9.57   $     9.31   $     8.73   $     8.15   $     7.59
Book value per share equivalent-Lake(4)  $     7.65   $     7.10   $     7.16   $     6.96   $     6.53   $     6.10   $     5.68
Book value per share equivalent-Rose(5)  $    12.32   $    11.43   $    11.53   $    11.21   $    10.52   $     9.82   $     9.14

FINANCIAL POSITION
Total assets                             $  273,693   $  240,750   $  244,968   $  204,671   $  193,902   $  160,818   $  151,640
Total net loans and leases                  158,392      155,727      155,527      140,084      124,809      108,363       92,451
Total deposits                              247,076      217,751      221,098      183,151      172,967      143,777      137,195
Total shareholders' equity               $   24,530   $   21,375   $   21,622   $   19,644   $   16,688   $   14,908   $   13,766

SELECTED FINANCIAL RATIOS(6):
Return on average assets                       0.77%        0.90%        0.86%        0.77%        0.92%        0.90%        0.72%
Return on average shareholders' equity         8.73%        9.90%        9.56%        8.52%       10.27%        9.81%        8.04%
Average shareholders'
 equity to average assets                      8.77%        9.11%        9.00%        8.99%        8.98%        9.13%        8.94%
Net charge-offs to average loans               0.64%        0.33%        0.20%        0.83%        0.15%        0.19%        0.53%
Allowance for credit losses as a
 percentage of period-end loans                1.54%        1.32%        1.66%        1.31%        1.54%        1.64%        1.72%
Dividend payout ratio                          0.00%        0.00%       17.17%       16.37%       15.22%       17.61%        0.00%



---------------

(1) Shares outstanding and average shares outstanding were determined by adding the outstanding shares and the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 to the outstanding shares and the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the outstanding shares and the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Lake Conversion Rate and the Rose Conversion Rate are based on the formulas included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" and "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the respective shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.


                  (Footnotes continued on the following page.)

(2) Cash dividends declared were determined by dividing the combined dollar amount of dividends declared by the outstanding shares-end of period calculated as explained at (1) above.

(3) Book value per share is determined by dividing the combined shareholders' equity by the outstanding shares-end of period calculated as explained at (1) above.

(4) Book value per share equivalent Lake is determined by multiplying the book value per share by the Lake Conversion Rate of .7480. This represents the equivalent Lake shareholder book value per share of Lake shares.

(5) Book value per share equivalent Rose is determined by multiplying the book value per share by the Rose Conversion Rate of 1.2048. This represents the equivalent Rose shareholder book value per share of Rose shares.


(6)     Annualized for the nine months ended September 30, 1998 and 1997.



REGULATORY CAPITAL ADEQUACY


The following table sets forth, as of September 30, 1998, the regulatory capital ratios of the Bancorp, Lake and Rose on a historical basis, the Bancorp on a pro forma basis assuming consummation of the Lake Merger, the Bancorp on a pro forma basis assuming consummation of the Rose Merger, the Bancorp on a pro forma basis assuming consummation of both the Lake Merger and the Rose Merger, and the minimum regulatory capital ratios.



                                               The
                            Minimum          Bancorp           Lake              Rose
                            -------          -------           ----              ----
Leverage ratio                5.0%             8.5%            11.0%             9.3%
Tier 1 risk-based
 capital ratio                4.0%            11.2%            13.5%            11.7%
Total risk-based
 capital ratio                8.0%            12.4%            14.8%            12.4%



                                            The Bancorp
                                           Following the
                            Minimum         Lake Merger
                            -------         -----------
Leverage ratio                5.0%             9.5%
Tier 1 risk-based
 capital ratio                4.0%            12.2%
Total risk-based
 capital ratio                8.0%            13.4%



                                            The Bancorp
                                           Following the
                            Minimum         Rose Merger
                            -------         -----------
Leverage ratio                5.0%             8.7%
Tier 1 risk-based
 capital ratio                4.0%            11.3%
Total risk-based
 capital ratio                8.0%            12.4%

                                              The Bancorp Following
                                               Both the Lake Merger
                            Minimum            and the Rose Merger
                            -------           ---------------------
Leverage ratio                5.0%                   9.5%
Tier 1 risk-based
 capital ratio                4.0%                  12.1%
Total risk-based
 capital ratio                8.0%                  13.2%


CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

The provisions of the Articles of Incorporation of the Bancorp contain provisions not included in the Articles of Incorporation of either Lake or Rose. Certain of these provisions are discussed below. In addition, certain of the provisions of the Bylaws of Lake and Rose may differ immaterially from the provisions of the Bylaws of the Bancorp. However, because each of the Bancorp, Lake and Rose is incorporated under the laws of the State of California, the Bancorp does not expect that shareholders of Lake and Rose who become shareholders of the Bancorp will experience significant differences in the corporate governance of the Bancorp from that of Lake or Rose, as the case may be. See also "DESCRIPTION OF THE CAPITAL STOCK OF THE BANCORP, LAKE AND ROSE," and "DIVIDENDS."


CERTAIN PROVISIONS OF THE BANCORP'S ARTICLES OF INCORPORATION. The Bancorp's Articles of Incorporation (the "Bancorp Articles") have provisions which may have the effect of preventing a change in control of the Bancorp in certain circumstances. These provisions will be controlling upon consummation of the Lake Merger and/or the Rose Merger and shareholders of Lake and/or Rose will thereafter be subject to such provisions. Specifically, the Bancorp Articles provide that the shareholder vote required to approve a "Business Combination" (as defined) shall be at least 66-2/3% of the Bancorp's outstanding shares of voting stock voting together as a single class. A "Business Combination" is defined as any (i) merger or consolidation of the Bancorp or a subsidiary of the Bancorp where the shareholders of the Bancorp immediately prior to such merger or consolidation will own immediately after such merger or consolidation (A) no equity securities of the surviving entity after such merger or consolidation or
(B) equity securities (excluding options, warrants and rights) of the surviving entity after such merger or consolidation with less than 50% of the voting power of the surviving entity after such merger or consolidation or (ii) any sale, exchange, transfer or other disposition of 50% or more of the assets of the Bancorp or combined assets of the Bancorp and its subsidiaries.


Since it is not anticipated that following either the Lake Merger or the Rose Merger that the shareholders of the Bancorp will own less than 50% of the outstanding shares of Bancorp Common Stock, the 66-2/3% vote requirement does not apply to these two transactions.


CERTAIN PROVISIONS OF LAKE'S ARTICLES OF INCORPORATION. Lake's Articles of Incorporation (the "Lake Articles") have provisions which may have the effect of delaying or preventing a change in control of Lake in certain circumstances. Certain of these provisions would effectively become inoperative upon consummation of the Lake Merger. The following discussion is qualified in its entirety by the specific provisions of the Lake Articles.


Consideration of Factors Other Than Price. The Lake Articles provide that, when evaluating any proposed tender or exchange offer for Lake's voting stock or any proposed transaction with any other person which would constitute a "Business Combination," the Board of Directors of Lake may consider the best interests of Lake as a whole, including without limitation: giving due consideration to the interests of Lake's shareholders; whether the proposed transaction might violate applicable laws; not only the consideration being offered in the proposed transaction in relation to the then current market price for Lake's stock, but also the market price for such stock over a period of years, the estimated price which might be achieved in a negotiated sale of Lake as a whole or in part or through liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and Lake's financial condition and future prospects; and the social, economic and legal effects on the employees, customers, suppliers and other constituents of Lake and on the communities in which Lake conducts its business.

Shareholder Action by Written Consent. Under California law, generally, any action which may be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Lake Articles provide that as a condition to shareholder action by written consent, the Board of Directors of Lake, by resolution, shall have previously approved any such action.

Anti-Greenmail Provision. The Lake Articles also provide that any direct or indirect repurchase by Lake of outstanding shares of voting stock of Lake ("Voting Stock") from any person (or group of affiliated persons) known to Lake to be a beneficial owner of five percent or more of the Voting Stock (an "Interested Shareholder"), who has acquired beneficial ownership of any Voting Stock within a period of less than two years immediately prior to the date of the proposed repurchase (or the date of an agreement in respect thereof) at a per share price in excess of the Fair Market Value (as defined) at the time of such repurchase by Lake shall require the approval of a majority of the shares of Voting Stock, excluding Voting Stock beneficially owned by such Interested Shareholder, except for (i) a tender or exchange offer by Lake for a class of Capital Stock (as defined) made available on the same terms to all holders of such class of Capital Stock, or (ii) purchases made pursuant to an open market purchase program approved by a majority of Continuing Directors (as defined) provided that such purchases are effected on the open market and are not the result of a privately negotiated transaction. Additionally, any amendment or repeal of this provision, or the adoption of provisions inconsistent with this provision, must be approved by the affirmative vote of a majority of the shares of Voting Stock, excluding Voting Stock beneficially owned by any Interested Shareholder, voting together as a single class.


CERTAIN PROVISIONS OF ROSE'S ARTICLES OF INCORPORATION. Rose's Articles of Incorporation (the "Rose Articles") do not contain any provisions which are not already included in the Bancorp Articles. However, the Rose Articles also do not contain the provision found in the Bancorp Articles which may have the effect of preventing a change in control of the entity in certain circumstances.


MARKET PRICES OF BANCORP COMMON STOCK AND LAKE COMMON STOCK

Bancorp Common Stock is not listed on any stock exchange, nor is it listed with NASDAQ. Bancorp Common Stock is thinly traded, and there is no established public market for Bancorp Common Stock. The following table sets forth the average of the last reported bid and asked price per share for Bancorp Common Stock and Lake Common Stock on May 27, 1998, the trading day prior to the public announcement of the Lake Merger and equivalent per share price for Lake Common Stock based on the price of Bancorp Common Stock:

                                   Historical                 Equivalent Pro Forma
                               Market Value Per Share            Market Value(1)
                            ----------------------------      --------------------
                              Lake           The Bancorp              Lake
                            --------         -----------      --------------------
         May 27, 1998       $   7.75         $   20.25              $   15.15

-----------------

(1) The equivalent pro forma market value per share of Lake Common Stock represents the last reported sales price per share of Bancorp Common Stock multiplied by the Lake Conversion Rate of .7480. THE ACTUAL LAKE CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH ABOVE. See also, "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options."

MARKET PRICES OF BANCORP COMMON STOCK AND ROSE COMMON STOCK

Bancorp Common Stock is not listed on any stock exchange, nor is it listed with NASDAQ. Bancorp Common Stock is thinly traded, and there is no established public market for Bancorp Common Stock. The following table sets forth the average of the last reported bid and asked price per share for Bancorp Common Stock and Rose Common Stock on June 11, 1998, the trading day prior to the public announcement of the Rose Merger and equivalent per share price for Rose Common Stock based on the price of Bancorp Common Stock:

                                     Historical                 Equivalent Pro Forma
                                Market Value Per Share             Market Value(1)
                              ---------------------------       --------------------
                                Rose          The Bancorp               Rose
                              --------        -----------       --------------------
         June 11, 1998        $   8.00         $   21.00              $   25.30

---------------

(1) The equivalent pro forma market value per share of Rose Common Stock represents the last reported sales price per share of Bancorp Common Stock multiplied by the Rose Conversion Rate of 1.2048. THE ACTUAL ROSE CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH ABOVE. See also, "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options."



                                  RISK FACTORS

RISK FACTORS RELATING TO THE LAKE MERGER AND THE ROSE MERGER


PROSPECTS OF THE BANCORP AFTER THE LAKE MERGER AND THE ROSE MERGER AND ABILITY TO INTEGRATE OPERATIONS. The earnings, financial condition and prospects of the Bancorp after the Lake Merger and/or the Rose Merger will depend in part on the Bancorp's ability to successfully integrate the operations and management of Lake, R1NB and WSNB. There is no assurance that the Bancorp will be able to effectively and profitably integrate the operations and management of Lake, R1NB and WSNB. In addition, there is no assurance that the Bancorp will be able to realize any revenue improvement or cost savings as a result of the Lake Merger and/or the Rose Merger. There is no assurance that any cost savings which are realized will not be offset by losses in revenues or other charges to earnings. In addition, to the extent that present customers are not retained by the combined company or additional expenses are incurred in retaining them, there could be adverse effects on future results of operations of the Bancorp following the Lake Merger and/or the Rose Merger. Realization of improvement in profitability is dependent, in part, on the extent to which the revenues of Lake, R1NB and the Bancorp are maintained and enhanced.


PERFORMANCE OF COMBINED LOAN PORTFOLIOS. The Bancorp's performance and prospects after the Lake Merger and/or the Rose Merger also will be dependent to a significant extent on the performance of the combined loan portfolios of Lake, R1NB and WSNB, and ultimately on the financial condition of their borrowers and other customers. The existing loan portfolios of Lake, R1NB and WSNB differ to some extent in the types of borrowers, industries and credits represented. In addition, there are differences in the documentation, classifications, credit ratings and management of the portfolios. As a result, the Bancorp has established a centralized loan administration and policy which will oversee each of WSNB's, Lake's and R1NB's loan portfolio. The performance of the combined loan portfolios will be adversely affected if there are any future adverse trends in any such factors.



STABILITY OF ACQUIRED DEPOSITS. There is no assurance that the amount of deposits at any of Lake's and/or R1NB's branch offices will not decrease between the date of this Joint Proxy Statement/Prospectus and the date the Lake Merger and/or the Rose Merger is completed, or at any time thereafter. If the amount of the deposits declines before or after the Lake Merger and/or the Rose Merger, the Bancorp's return on equity may be reduced because the amount of leverage on the Bancorp's capital will be less than currently anticipated by the Bancorp's management. Although the Bancorp anticipates that some of Lake's and/or R1NB's depositors will choose to move their deposits elsewhere, the achievement of the anticipated benefits of the Lake Merger and/or the Rose Merger requires a substantial portion of the deposits to remain with the Bancorp after each of the Lake Merger and the Rose Merger. The market for financial services is extremely competitive and there is no assurance that Lake's and/or R1NB's current deposit customers will remain depositors of Lake and/or R1NB after the Lake Merger and/or the Rose Merger. See "RISK FACTORS--Risk Factors Relating to the Industry--Competition."


RISK FACTORS RELATING TO THE INDUSTRY

INTEREST RATE RISK. Bank earnings depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by economic and competitive factors which influence the interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of nonperforming assets. Fluctuations in interest rates affect the demand by customers for the Bancorp's, Lake's and Rose's products and services. The Bancorp, Lake and Rose are subject to interest rate risk to the degree that their interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than their interest-earning assets. Given the Bancorp's, Lake's and Rose's current volume and mix of interest-bearing liabilities and interest-earning assets, the Bancorp's, Lake's and Rose's combined interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decrease during times of falling interest rates. Therefore, significant declines in interest rates may have an adverse effect on the Bancorp's, Lake's and Rose's combined results of operations.


ECONOMIC CONDITIONS AND GEOGRAPHIC CONCENTRATION. The operations of the Bancorp, Lake and Rose are primarily located in Northern California and are concentrated along the Highway 50 and Highway 80 corridors in the eastern Sacramento region and the Lake County area. As a result of this geographic concentration, the Bancorp's, Lake's and Rose's results depend largely upon economic conditions in these areas, particularly, with respect to Lake, in the tourism and outdoor recreation industries, and with respect to the Bancorp and Rose, in the small businesses and real estate development in the eastern Sacramento region.

GOVERNMENT REGULATION AND MONETARY POLICY. The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which the Bancorp, Lake and Rose conduct their respective businesses, undertake new investments and activities and obtain financing. This regulation is designed primarily for the protection of the deposit insurance funds and consumers, and not for the benefit of holders of the Bancorp's, Lake's or Rose's securities. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of the Bancorp, Lake or Rose. Significant new laws or changes in, or repeals of, existing laws may adversely affect the Bancorp's, Lake's or Rose's results. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for financial institutions, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements. Any material change in these conditions would be likely to have a material impact on the Bancorp's, Lake's and Rose's respective results of operations.

COMPETITION. The banking and financial services business in California generally, and the Bancorp's, Lake's and Rose's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. The Bancorp, Lake and Rose compete for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Bancorp, Lake or Rose. There can be no assurance that the Bancorp, Lake or Rose will be able to compete effectively in their markets, and the results of operations of the Bancorp, Lake and Rose could be adversely affected if circumstances affecting the nature or level of competition change.

CREDIT QUALITY. A significant source of risk for financial institutions such as the Bancorp, Lake or Rose arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. The Bancorp, Lake and Rose have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that each company's respective management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the respective credit portfolios. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect the respective companies' results of operations.

RISKS RELATING TO THE BANCORP


CONCENTRATION OF LENDING ACTIVITIES. At September 30, 1998, approximately 72% of the Bancorp's, Lake's and Rose's loans were secured by real estate. The Bancorp makes loans mainly in its market areas for the purpose of real estate development, real estate construction and permanent commercial construction, as well as SBA lending. With the consummation of the Lake Merger and the Rose Merger, the portfolio will also include consumer and agricultural related loans. The ability of the Bancorp to continue to originate real estate secured loans may be impaired by adverse changes in local and regional economic conditions in the real estate market, increasing interest rates, or by acts of nature (including earthquakes and flooding, either of which may cause uninsured damage and other loss of value to real estate that secures the Bancorp's loans). Due to the concentration of the Bancorp's real estate collateral, such events could have a significant adverse impact on the value of such collateral in which case the Bancorp may not recover adequate value from liquidation of collateral to cover the carrying value of the loans.

ENVIRONMENTAL LIABILITIES. In the course of its business, the Bancorp, Lake and Rose have acquired, and may in the future acquire, through foreclosure, properties securing loans it has originated or purchased which are in default. Primarily with respect to commercial real estate loans, there is a risk that hazardous substances could be discovered on such properties after acquisition by the Bancorp. In such event, the Bancorp might be required to remove such substances from the affected properties at its sole cost and expense. There is no assurance that the cost of such removal would not substantially exceed the value of affected properties , that the Bancorp would have adequate remedies against the prior owner or other responsible parties or that the Bancorp would not find it difficult or impossible to sell the affected properties.


YEAR 2000 COMPUTER CONSIDERATION. Many existing programs use only two digits to identify a year in the date datum field (e.g., "98" for "1998"). As a result, the Bancorp, like most other companies, will face a potentially serious information systems (computer) problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the year 2000. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000.

The Bancorp began the process of identifying the changes required to its software and hardware in 1997, in consultation with software and hardware providers, a consulting firm and bank regulators. While the Bancorp believes it is taking all appropriate steps to assure that its information systems are prepared for the year 2000, it is dependent on vendor and consumer compliance to some extent. The Bancorp is requiring its systems and software vendors to represent that the service and products provided are, or will be, year 2000 compliant, and has initiated a program of testing compliance. The Bancorp estimates that its costs relating to year 2000 compliance will be at least $264,000 and may be significantly more. The year 2000 problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. Consequently, no assurance can be given that year 2000 compliance can be achieved without costs and uncertainties that might affect future financial results or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.

TRADING MARKET OF BANCORP COMMON STOCK; CASH DIVIDENDS. There has been a limited trading market for Bancorp Common Stock, and no assurances can be given that an active trading market for such stock will develop subsequent to either the Lake Merger or the Rose Merger. Bancorp Common Stock is not listed on any stock exchange and is not included for quotation by NASDAQ. The limited trading market for Bancorp Common Stock may make difficult the sale of shares of Bancorp Common Stock issued in the Lake Merger and the Rose Merger. The Bancorp has not paid any cash dividends since its inception, and the Bancorp's management does not contemplate the payment of any cash dividends in the near future. See also "DIVIDENDS" herein.


                                  INTRODUCTION

This Joint Proxy Statement/Prospectus is furnished to the shareholders of the Bancorp, Lake and Rose in connection with the solicitation of proxies by the Boards of Directors of the Bancorp, Lake and Rose for use at their respective meetings of shareholders for the purpose of considering and voting upon the matters set forth in their respective notices of meeting.

The information contained herein concerning the Bancorp has been furnished by the Bancorp and is its responsibility. The information contained herein concerning Lake has been furnished by Lake and is its responsibility. The information contained herein concerning Rose has been furnished by Rose and is its responsibility.

The mailing of this Joint Proxy Statement/Prospectus commenced on or about _______, 1998.

The consummation of the Lake Merger is not dependent upon the consummation of the Rose Merger and the consummation of the Rose Merger is not dependent upon the consummation of the Lake Merger.

MATTERS TO BE CONSIDERED AT THE SHAREHOLDERS' MEETINGS



The Bancorp Meeting and the Lake Meeting have been called to consider and vote upon the Lake Agreement, pursuant to which Lake will be merged with and into LMC, the wholly-owned subsidiary of the Bancorp and thereafter Lake will be the surviving corporation of the Lake Merger and a wholly-owned subsidiary of the Bancorp. In addition, the Bancorp Meeting and the Rose Meeting have been called to consider and vote upon the Rose Agreement, pursuant to which Rose will be merged with and into the Bancorp and Rose's wholly-owned subsidiary,

R1NB, will be a wholly-owned subsidiary of the Bancorp. The proposed merger and related transactions by and among the Bancorp, LMC and Lake are herein called the "Lake Merger" and the proposed merger and related transactions by and between the Bancorp and Rose are herein called the "Rose Merger."


RECORD DATES

THE BANCORP. The close of business on November __, 1998 has been fixed as the record date (the "Bancorp Record Date") for the determination of the Bancorp shareholders entitled to notice of, and to vote at, the Bancorp Meeting.

LAKE. The close of business on November __, 1998 has been fixed as the record date ("Lake Record Date") for the determination of Lake shareholders entitled to notice of, and to vote at, the Lake Meeting.

ROSE. The close of business on November __, 1998 has been fixed as the record date ("Rose Record Date") for the determination of Rose shareholders entitled to notice of, and to vote at, the Rose Meeting.

OUTSTANDING SECURITIES AND VOTING RIGHTS

THE BANCORP. There were issued and outstanding a total of 981,448 shares of Bancorp Common Stock as of the Bancorp Record Date held by approximately 331 record holders. Each holder of Bancorp Common Stock will be entitled to one vote, in person or by Proxy, for each share of Bancorp Common Stock standing in his or her name on the books of the Bancorp as of the Bancorp Record Date on any matter submitted to a vote of the shareholders at the Bancorp Meeting.

Approval of the Lake Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Bancorp Common Stock and approval of the Rose Merger also requires the affirmative vote of the holders of a majority of the outstanding shares of Bancorp Common Stock.

The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

LAKE. There were issued and outstanding 1,298,296 shares of Lake Common Stock as of the Lake Record Date held by approximately 850 record holders. Each holder of Lake Common Stock will be entitled to one vote, in person or by Proxy, for each share of Lake Common Stock standing in his or her name on Lake's books as of the Lake Record Date on any matter submitted to the vote of the shareholders at the Lake Meeting.

Approval of the Lake Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Lake Common Stock.

The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

ROSE. There were issued and outstanding 370,805 shares of Rose Common Stock as of the Rose Record Date held by approximately 303 record holders. Each holder of Rose Common Stock will be entitled to one vote, in person or by Proxy, for each share of Rose Common Stock standing in his or her name on Rose's books as of the Rose Record Date on any matter submitted to the vote of the shareholders at the Rose Meeting.

Approval of the Rose Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Rose Common Stock.

The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

The Boards of Directors of the Bancorp and Lake have each unanimously voted in favor of the proposals relating to the Lake Merger, and the individual members of Lake's Board of Directors have indicated that, as provided in the Lake Agreement, they will vote all shares of Lake Common Stock as to which they have voting power "FOR" approval of the Lake Agreement. Both the Boards of Directors of the Bancorp and Lake recommend that their respective shareholders also vote "FOR" approval of the Lake Agreement. (See "INTRODUCTION--Beneficial Ownership of Principal Shareholders and Management.")

The Boards of Directors of the Bancorp and Rose have also each unanimously voted in favor of the proposals relating to the Rose Merger, and the individual members of Rose's Board of Directors have indicated that, as provided in the Rose Agreement, they will vote all shares of Rose Common Stock as to which they have voting power "FOR" approval of the Rose Agreement. Both the Board of Directors of the Bancorp and Rose recommend that their respective shareholders also vote "FOR" approval of the Rose Agreement. (See "INTRODUCTION--Beneficial Ownership of Principal Shareholders and Management.")

As of the Bancorp Record Date, the directors and executive officers of the Bancorp held approximately 33.3% of the outstanding shares of Bancorp Common Stock entitled to vote at the Bancorp Meeting. Each of these directors and executive officers has indicated that they intend to vote "FOR" approval of the Lake Agreement and "FOR" approval of the Rose Agreement.

As of the Lake Record Date, the directors and executive officers of Lake held approximately 18.8% of the outstanding shares of Lake Common Stock entitled to vote at the Lake Meeting and Lake directors holding approximately 17.7% of such shares have entered into director's agreements providing that they will each vote "FOR" approval of the Lake Agreement. Therefore holders of only 419,319 additional shares of Lake Common Stock are needed to approve the Lake Agreement. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Lake Merger and Material Contracts with Lake and its Affiliates.")

As of the Rose Record Date, the directors and executive officers of Rose held approximately 44.8% of the outstanding shares of Rose Common Stock entitled to vote at the Rose Meeting and Rose directors holding approximately 44.5% of such shares have entered into director's agreements providing that they will each vote "FOR" approval of the Rose Agreement. Therefore holders of only 20,288 additional shares of Rose Common Stock are needed to approve the Rose Agreement. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Rose Merger and Material Contracts with Rose and its Affiliates.")

REVOCABILITY OF PROXIES

A Proxy for use at the Bancorp Meeting, the Lake Meeting or the Rose Meeting, as the case may be, is enclosed. A shareholder executing and returning a Proxy may revoke it at any time before the vote is taken by filing with the Secretary of the Bancorp, the Secretary of Lake, or the Secretary of Rose, as the case may be, an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Bancorp Meeting, the Lake Meeting or the Rose

Meeting, as the case may be, and elects to vote in person by advising the chairman of the Bancorp Meeting, the Lake Meeting or the Rose Meeting, as the case may be, of his or her election to vote in person, and voting in person at the Bancorp Meeting, the Lake Meeting or the Rose Meeting, as the case may be. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Bancorp Meeting, the Lake Meeting or the Rose Meeting, as the case may be, will be voted by the proxyholders in accordance with the instructions specified on the Proxy. If no directions are given to the contrary on such Proxy, the shares of Bancorp Common Stock and Lake Common Stock represented by such Proxy will be voted "FOR" approval of the Lake Agreement at their respective meetings and the shares of Bancorp Common Stock and Rose Common Stock represented by such Proxy will be voted "FOR" approval of the Rose Agreement at their respective meetings. It is not anticipated that any matters will be presented at the Bancorp Meeting, the Lake Meeting or the Rose Meeting other than as set forth in the respective notices of the meetings. If, however, other matters are properly presented at any of the meetings, the Proxy will be voted in accordance with the best judgment and discretion of the proxyholders.

COST OF SOLICITATION OF PROXIES

The expense of preparing, assembling, printing and mailing this Joint Proxy Statement/Prospectus and the material used in this solicitation of Proxies shall be shared by the Bancorp, Lake and Rose. It is contemplated that Proxies will be solicited through the mail, but officers, directors and regular employees of the Bancorp, Lake and Rose may solicit Proxies for their respective meetings personally. Although there is no formal agreement to do so, the Bancorp, Lake and Rose may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Bancorp, Lake and Rose may pay for and utilize the services of individuals or companies not regularly employed by any of them in connection with the solicitation of Proxies for their respective meetings if the Board of Directors of the Bancorp, Lake or Rose determines that this is advisable.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

THE BANCORP PRINCIPAL SHAREHOLDERS. The Bancorp's Board of Directors knows of no person who owns beneficially more than 5% of the outstanding shares of Bancorp Common Stock as of October 1, 1998 except for the persons set forth in the following table:

                                                      The Bancorp Common Stock
                                                        Beneficially Owned(2)
                                                      -------------------------
                                Relationship          Number of        Percent
Name and Address(1)           with the Bancorp          Shares         of Class
------------------         ----------------------     ---------        --------
Robert G. Albrecht         Director                     79,700           8.0%
Gary D. Gall               Director and CEO             55,770           5.6%
Osvaldo I. Scariot         Director                     86,334           8.8%
Joseph A. Surra            Director and Chairman        51,425           5.2%
Patrick Hopper             Shareholder                  88,078           9.0%


-------------------

(1) Messrs. Albrecht's, Gall's, Scariot's and Surra's address is c/o Western Sierra Bancorp, 4011 Plaza Goldorado Circle, Cameron Park, California 95682. Mr. Hopper's address is 2624 Pebble Gold Avenue, Henderson, Nevada 89014.

                       (Footnotes on the following page.)

(2) The beneficial owner of a security is a person who, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security or
        (b) investment power which includes the power to dispose, or to direct the disposition, of such security. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares subject to options presently exercisable or exercisable within 60 days of October 1, 1998 are deemed to be beneficially owned by the holder but are not treated as outstanding for computing the beneficial ownership of any other person.

THE BANCORP MANAGEMENT. The following table sets forth as of October 1, 1998, the number of shares of Bancorp Common Stock beneficially owned by each director and named executive officer of the Bancorp and by all the Bancorp directors and executive officers as a group.


                                           The Bancorp Common Stock     Percent
Beneficial Owner                              Beneficially Owned       of Class(1)
----------------                           ------------------------    -----------
Directors and Named Executive Officers:
---------------------------------------
Robert G. Albrecht                               79,700(2)                 8.0
Charles W. Bacchi                                 7,181(3)                   *
Barbara L. Cook                                   6,477                      *
William J. Fisher                                 8,487(4)                   *
Gary D. Gall                                     55,770(5)                 5.6
Richard L. Golemon                               43,741(6)                 4.4
Harold S. Prescott, Jr.                          48,389(7)                 4.9
Darol B. Rasmussen                               43,466(8)                 4.4
Osvaldo I. Scariot                               86,334(9)                 8.8
Joseph A. Surra                                  51,425(10)                5.2
Stephanie M. Marsh                                4,412(11)                  *

All Directors and Executive                     389,032(12)               37.3
Officers as a Group (12 in all)

----------------------

 *      Less than 1%.

(1) Includes shares subject to options held by the directors and executive officers that are exercisable within 60 days of October 1, 1998. These are treated as issued and outstanding for the purpose of computing the percentages of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.

(2) Mr. Albrecht has shared voting and investment powers as to 62,061 of these shares. The amount includes 17,639 shares acquirable by exercise of stock options.

(3) Mr. Bacchi has shared voting and investment powers as to 3,217 of these shares. The amount includes 3,964 shares acquirable by exercise of stock options.

(4) Mr. Fisher has shared voting and investment powers as to 3,823 of these shares. The amount includes 4,664 shares acquirable by exercise of stock options.

(5) Mr. Gall has shared voting and investment powers as to 25,316 of these shares as to which 24,021 shares were owned by Mr. Gall as co-trustee for WSNB's KSOP and the Bancorp's Employee Stock Ownership Plan ("ESOP"). The amount includes 16,962 shares acquirable by exercise of stock options.

(6) Mr. Golemon has shared voting and investment powers as to 24,021 of these shares as co-trustee for WSNB's KSOP and the Bancorp's ESOP. The amount includes 4,664 shares acquirable by exercise of stock options.



                  (Footnotes continued on the following page.)

 (7) Mr. Prescott has shared voting and investment powers as to 43,725 of these shares. The amount includes 4,664 shares acquirable by exercise of stock options.

 (8) Dr. Rasmussen has shared voting and investment powers as to 11,760 of these shares.

 (9) Mr. Scariot has shared voting and investment powers as to all of these shares.

(10) Mr. Surra has shared voting and investment powers as to 46,761 of these shares as to which 24,021 shares were owned by Mr. Surra as co-trustee for WSNB's KSOP and the Bancorp's ESOP. The amount includes 4,664 shares acquirable by exercise of stock options.

(11) Ms. Marsh has shared voting and investment powers as to 622 of these shares. The amount includes 3,532 shares acquirable by exercise of stock options.

(12) The amount includes 62,073 shares acquirable by exercise of stock options.

As of October 1, 1998, no director or executive officer of the Bancorp owned any shares of Lake Common Stock or Rose Common Stock. However, the Bancorp's ESOP, of which Messrs. Gall, Golemon and Surra have shared voting and investment powers, purchased 1,000 shares of Lake Common Stock.

LAKE PRINCIPAL SHAREHOLDERS. Lake's Board of Directors knows of no person who owns beneficially more than 5% of the outstanding shares of Lake Common Stock as of October 1, 1998 except for the persons set forth in the following table:

                                                            Lake Common Stock
                                                            Beneficially Owned
                                                           --------------------
                                         Relationship      Number of    Percent
      Name and Address                 with the Bancorp     Shares      of Class
-----------------------------------    ----------------    ---------    --------
Financial Institutions Partners II,       Shareholder      116,943(1)     9.0%
 L.P. and Hovde Capital, L.L.C
1629 Colonial Parkway
Inverness, Illinois 60067


----------------------

(1) Based on information contained in an acquisition statement, as amended, under Section 13(d) of the Securities Exchange Act of 1934 dated February 23, 1998 received by Lake from Financial Institutions Partners II, L.P. and Hovde Capital, L.L.C., which acquisition statement states that Hovde Capital, L.L.C. is the general partner of Financial Institutions Partners II, L.P.


LAKE MANAGEMENT. The following table sets forth as of October 1, 1998, the number of shares of Lake Common Stock beneficially owned by each director and named executive officer and by all directors and executive officers as a group.

                                             Lake Common Stock        Percent
Beneficial Owner                             Beneficially Owned     of Class(1)
----------------                             ------------------     -----------
Directors and Named Executive Officers:
---------------------------------------
Donald L. Browning, M.D.                          52,800(2)             4.0%
F. Ilene Dumont                                    2,000                  *
John Helms                                        52,650                4.1%
Billie L. Holmes                                  52,000(3)             4.0%
May Noble                                         44,280(2)             3.4%
Gary E. Nordine                                   41,350(4)             3.1%
Lawrence A. Rogers                                46,600(2)             3.5%
Howard "Bud" Van Lente                            36,000(2)             2.7%

All Directors and Executive Officers
 as a Group (9 in all)                           359,406(5)            25.4%

------------------

 *      Less than 1%.

(1) Includes shares subject to options held by the directors and executive officers that are exercisable within 60 days of October 1, 1998. These are treated as issued and outstanding for the purpose of computing the percentages of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.

(2)     Includes 20,000 shares acquirable upon the exercise of stock options.

(3)     Includes 5,000 shares acquirable upon the exercise of stock options.

(4)     Includes 17,850 shares acquirable upon the exercise of stock options.

(5) Includes 35,700 shares and 80,000 shares, respectively, subject to presently exercisable employee and nonemployee options granted pursuant to Lake's 1984 Stock Option Plan.

As of October 1, 1998, no director or principal officer of Lake owned any shares of Bancorp Common Stock.

ROSE PRINCIPAL SHAREHOLDERS. Rose's Board of Directors knows of no person who owns beneficially more than 5% of the outstanding shares of Rose Common Stock as of October 1, 1998, except for the persons set forth in the following table:

                                                         Rose Common Stock
                                                        Beneficially Owned(2)
                                                        ---------------------
                                                        Number of    Percent
Name and Address(1)         Relationship with Rose        Shares     of Class
-------------------         ------------------------    ---------    --------
Ernest E. Johnson, M.D.     Director                      24,428        6.6%
Kenneth Leung               Director                      20,000        5.4%
Thomas Manz                 Chairman of the Board         39,301       10.6%
Douglas A. Nordell          Executive Vice President      21,204        5.7%
Richard C. Seeba            President and Director        51,509       13.9%

-----------------

(1) Dr. Johnson's and Messrs. Leung's, Manz's, Nordell's and Seeba's address is c/o Roseville 1st Community Bancorp, 1801 Douglas Boulevard, Roseville, California 95661.


                    (Footnotes continued on following page.)

(2) The beneficial owner of a security is a person who, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security or
        (b) investment power which includes the power to dispose, or to direct the disposition, of such security. The beneficial owner of a security is also a person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting himself of beneficial ownership of a security or preventing the vesting of such beneficial ownership. The percentage of beneficial ownership is calculated assuming 370,805 shares of Rose Common Stock outstanding on October 1, 1998. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares subject to options presently exercisable or exercisable within 60 days of October 1, 1998 are deemed to be beneficially owned by the holder but are not treated as outstanding for computing the beneficial ownership of any other person.

ROSE MANAGEMENT. The following table sets forth as of October 1, 1998, the number of shares of Rose Common Stock beneficially owned by each director and named executive officer and by all directors and executive officers as a group.


                                               Rose Common Stock      Percent
Beneficial Owner                               Beneficially Owned    of Class(1)
----------------                               ------------------    ----------
Directors and Named Executive Officers(2):
------------------------------------------
Patrick I. Abare                                     17,064             4.6%
Stephen F. Caulkins                                   8,105(3)          2.2%
D. Mark Davis                                         2,097               *
Kirk Doyle                                           10,704             2.9%
Howard "Skip" Jahn                                   14,767             4.0%
Ernest E. Johnson, M.D.                              24,428             6.6%
Kenneth Leung                                        20,000             5.4%
Thomas Manz                                          39,301(4)         10.6%
James Otto                                            8,656             2.3%
Randall Scagliotti, DVM                              15,266             4.1%
Richard C. Seeba                                     51,509(5)         13.9%

All Directors and Executive(2)                      202,319(6)         54.6%
 Officers as a Group (13 in all)


------------------

 *      Less than 1%.

(1) Includes shares subject to options held by the directors and executive officers that are exercisable within 60 days of October 1, 1998. These are treated as issued and outstanding for the purpose of computing the percentages of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.

(2) For purposes of this paragraph, the term "named executive officer" means those officers who receive in excess of $100,000 per year in salary and bonus and the term "executive officer" means the President/Chief Executive Officer, the Executive Vice President/Chief Operating Officer and the Senior Vice President/Chief Financial Officer.

(3) Mr. Caulkins' amount includes 6,500 shares acquirable by exercise of stock options.

(4) Mr. Manz has shared voting and investment powers as to 16,391 shares which he votes as a trustee of the R1NB 401(k) Plan. The amount also includes 4,500 shares acquirable by exercise of stock options.

(5) Mr. Seeba has shared voting and investment powers as to 16,391 shares which he votes as a trustee of the R1NB 401(k) Plan. The amount also includes 3,000 shares acquirable by exercise of stock options.

(6) The amount includes 20,000 shares acquirable by exercise of stock options.

As of October 1, 1998, no director or executive officer of Rose owned any shares of Bancorp Common Stock.

PRINCIPAL SHAREHOLDERS OF THE BANCORP FOLLOWING THE LAKE MERGER. The Boards of Directors of the Bancorp and Lake anticipate that if the Lake Merger is consummated, no one will own beneficially more than 5% of the Bancorp Common Stock. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options.")

PRINCIPAL SHAREHOLDERS OF THE BANCORP FOLLOWING THE ROSE MERGER. The Boards of Directors of the Bancorp and Rose anticipate that if the Rose Merger is consummated, Robert G. Albrecht, Osvaldo I. Scariot and Patrick Hopper will own beneficially more than 5% of the Bancorp Common Stock. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options.")

PRINCIPAL SHAREHOLDERS OF THE BANCORP FOLLOWING THE LAKE MERGER AND THE ROSE MERGER. The Boards of Directors of the Bancorp, Lake and Rose anticipate that if both the Lake Merger and the Rose Merger are consummated, no one will own beneficially more than 5% of the Bancorp Common Stock.


                    THE LAKE MERGER AND RELATED TRANSACTIONS

GENERAL

This section of the Joint Proxy Statement/Prospectus contains information furnished by the Boards of Directors of the Bancorp and Lake in connection with the solicitation of Proxies for the Bancorp Meeting and the Lake Meeting, respectively, to approve the Lake Agreement, providing for the merger of Lake with LMC, the wholly-owned subsidiary of the Bancorp.


The shareholders of each of the Bancorp and Lake will be asked to consider and vote upon the Lake Agreement, pursuant to which Lake will be merged with LMC with Lake being the surviving corporation of the Lake Merger ("Surviving Corporation of the Lake Merger") under the Articles of Incorporation of Lake. Upon consummation of the Lake Merger, the authorized and issued capital stock of LMC, all of which shall be owned by the Bancorp immediately prior to the Lake Effective Time, on and after the Lake Effective Time, pursuant to the Lake Agreement and without any further action on the part of Bancorp or LMC shall be exchanged on a one-for-one basis for shares of common stock of the Surviving Corporation of the Lake Merger; each share of Lake Common Stock (other than shares to which its holders have exercised and perfected dissenters' rights) shall be converted at the Lake Effective Time into and become the right to receive that number of shares of Bancorp Common Stock equal to the Lake Conversion Rate, subject to adjustment, if any, as provided in the Lake Agreement as defined in "SUMMARY INFORMATION--Terms of the Lake Merger;" all assets of LMC will be transferred to the Surviving Corporation of the Lake Merger; and all liabilities of LMC will be assumed by the Surviving Corporation of the Lake Merger. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options.")


Consummation of the Lake Merger is subject to the satisfaction of certain conditions set forth in the Lake Agreement. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Conditions to the Lake Merger" below.) Neither the Bancorp nor Lake is aware of any reason why any of the conditions to the Lake Merger will not be satisfied. However, no assurance can be given that such conditions will be satisfied.


A copy of the Lake Agreement is attached to this Joint Proxy
Statement/Prospectus as Exhibit I and incorporated herein by this reference. SUMMARIES OF CERTAIN PROVISIONS OF THE LAKE AGREEMENT SET

FORTH HEREIN ARE NOT COMPLETE STATEMENTS THEREOF AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE LAKE AGREEMENT.



BACKGROUND AND REASONS FOR THE LAKE MERGER

THE BANCORP'S ANALYSIS. During the past two years, the Bancorp has been expanding its services to the businesses and residents of El Dorado and Placer Counties through its branch operations and of Sacramento County through its loan production office. During February 1998, the Bancorp had preliminary discussions with Lake regarding a potential merger of the two institutions. After consideration, the Bancorp's Board of Directors and Senior Management determined that the merger of Lake with LMC provided an opportunity for the Bancorp to serve the Lake County market area through the acquisition of a bank with offices in Lakeport and Kelseyville. In addition, the Bancorp's Board of Directors believes the Lake Merger will help the Bancorp to achieve increased benefits through asset diversification; will provide an opportunity to increase the number of outstanding shares and liquidity of Bancorp Common Stock; and will be accretive to the shareholders of the Bancorp. After discussions between the Bancorp and Lake, the parties executed a Confidentiality Agreement dated February 27, 1998, whereby the Bancorp would acquire Lake through a stock-for-stock merger transaction. Thereafter, on May 27, 1998, the Bancorp and Lake entered into the Lake Agreement whereby the Bancorp would operate Lake as a wholly-owned bank subsidiary. The Bancorp currently has no plans to merge Lake with either WSNB or R1NB.

The Board of Directors of the Bancorp believes the Lake Merger to be in the best interests of the Bancorp, its shareholders and banking customers. The Board of Directors of the Bancorp expects the Bancorp, following the Lake Merger, to be stronger in terms of capital, management, growth opportunities and profitability than is either corporation at present.

The Bancorp has been profitable and has shown strong asset growth over the past several years. Following the Lake Merger, Lake will have the advantage of the consolidation and centralization of certain management functions and certain resulting economies of scale. Furthermore, it is believed that the Lake Merger will result in a bank which will be a strong and viable independent financial institution better able to compete with the major banks in the areas now served by Lake.


LAKE'S ANALYSIS. On May 27, 1998, the Bancorp and Lake entered into the Lake Agreement. Present at the Lake Board of Directors meeting were representatives of Lake's legal counsel, Lillick & Charles LLP and Lake's financial advisor , The Banc Stock Group, Inc. ("BSG"). At the meeting the representative of BSG orally presented its fairness opinion.


In determining to approve the Lake Agreement and recommend that Lake's shareholders approve and authorize the Lake Agreement, the Lake Board of Directors consulted with Lake's senior management, its financial advisor, as well as its legal counsel, and considered a number of factors, including: (i) the increased liquidity to be provided to Lake's shareholders by receiving shares of Bancorp Common Stock in exchange for their shares of Lake Common Stock; (ii) the economic conditions and prospects for the markets in which Lake operates, and competitive pressures in the financial services industry in general and the banking industry in particular; (iii) the enhancement of Lake's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of a business combination with another Northern California bank holding company, such as the Bancorp; (iv) information concerning the business, results of operations, asset quality and financial condition of Lake and the Bancorp on a stand-alone and combined basis, and the future growth prospects of Lake and the Bancorp following the Lake Merger; (v) the cost savings and operational synergies which the management of Lake believes may be achieved as a result of the Lake Merger;
(vi) an assessment that, in the current economic environment, expansion through acquisition by another financial institution is most economically advantageous to

Lake's shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions; (vii) the terms and conditions of the Lake Agreement and related agreements; (viii) BSG's analysis of the financial condition, results of operations, business, prospects and stock price of Lake and comparison of Lake to other banks and bank holding companies operating in its industry; (ix) an analysis of the terms of other acquisitions in the banking industry; (x) the opinion of BSG to the effect that, as of the date of the opinion, the Lake Conversion Rate as set forth in the Lake Agreement is fair, from a financial point of view, to the holders of Lake Common Stock; (xi) the expectation that the Lake Merger will constitute a tax-free reorganization for federal income tax purposes; and (xii) the expectation that the Lake Merger will be treated as a pooling-of-interests for accounting purposes.


The above discussion of the factors considered by the Lake Board of Directors is not intended to be exhaustive. In view of the variety and nature of the factors considered by the Lake Board of Directors, the Lake Board of Directors did not find it practicable to assign relative weights to the specific factors considered in reaching its decision.


The Board of Directors of Lake believes the Lake Merger to be in the best interests of Lake, its shareholders and banking customers. Following the Lake Merger, Lake will have the advantage of the consolidation and centralization of certain management functions and certain resulting economies of scale. Furthermore, it is believed that the Lake Merger will result in a bank which will be a strong and viable independent financial institution better able to compete with the major banks in the areas now served by Lake.

LAKE CONVERSION RATE AND EXCHANGE OF SHARES AND OPTIONS


LAKE CONVERSION RATE. Each share of Lake Common Stock which is outstanding immediately prior to the Lake Merger (other than shares to which its holders have exercised and perfected dissenters' rights) will automatically be canceled and will be converted into the right to receive that number of shares of Bancorp Common Stock which is equal to the Lake Conversion Rate. The "Lake Conversion Rate" is a fraction, the numerator of which is the Per Share Lake Merger Price, and the denominator of which is the Bancorp Average Trading Price. The "Per Share Lake Merger Price" means the sum of Lake's total shareholders' equity as adjusted pursuant to the Lake Agreement as of the month end before the calendar month in which the Lake Effective Time occurs (the "Lake Determination Date") multiplied by 1.75 with the total product divided by the total number of shares of Lake Common Stock outstanding at the date of the Lake Merger. Perry-Smith & Co., LLP, the independent public accountants for the Bancorp and Lake, will calculate the Per Share Lake Merger Price. The "Bancorp Average Trading Price" means the average trading price for Bancorp Common Stock as determined for a thirty calendar day period prior to the Lake Determination Date. However, if the Bancorp Average Trading Price is above $20.00 per share, the Bancorp Average Trading Price shall be $20.00 per share. If the Bancorp Average Trading Price is below $17.00 per share, the Bancorp Average Trading Price shall be $17.00 per share.


For purposes of illustration only, assuming (i) September 30, 1998 is used as the Lake Determination Date for calculating a pro forma Lake Conversion Rate,
(ii) the Bancorp Average Trading Price is $17.00 per share, (iii) Lake's total shareholders' equity as adjusted pursuant to the Lake Agreement is $9,433,383, and (iv) there are 1,298,296 shares of Lake Common Stock outstanding, the Lake Conversion Rate would be .7480. Accordingly, if the assumptions used in arriving at this sample Lake Conversion Rate were to remain unchanged until the consummation of the Lake Merger, each share of Lake Common Stock would be converted into .7480 shares of Bancorp Common Stock. Assuming the holders of all of the shares of Lake Common Stock convert their shares into Bancorp Common Stock at the Lake Conversion Rate of .7480 there would be approximately 1,952,573 shares of Bancorp Common Stock outstanding immediately following the consummation of the Lake Merger, comprised of 981,448 outstanding shares of Bancorp Common Stock and approximately 971,125 shares of Bancorp Common Stock issued as a result of the Lake Conversion Rate. If any of the assumptions used in arriving at this pro forma Lake Conversion Rate were to change prior to the consummation of the Lake Merger, the Lake Conversion Rate would likely be different. The following table sets forth estimates of the Lake Conversion Rate assuming changes in the Bancorp Average Trading Price in twenty-five cent (.25) increments with Lake's total shareholders' equity as adjusted pursuant to the Lake Agreement remaining at $9,433,383 and the number of shares of Lake Common Stock remaining at 1,298,296 for a Per Share Lake Merger Price of $12.72.


                    Bancorp                         Lake
             Average Trading Price            Conversion Rate
             ---------------------            ---------------
                  $   17.00                        0.7480
                  $   17.25                        0.7371
                  $   17.50                        0.7266
                  $   17.75                        0.7164
                  $   18.00                        0.7064
                  $   18.25                        0.6967
                  $   18.50                        0.6873
                  $   18.75                        0.6782
                  $   19.00                        0.6692
                  $   19.25                        0.6605
                  $   19.50                        0.6521
                  $   19.75                        0.6438
                  $   20.00                        0.6358


THE ACTUAL LAKE CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH
ABOVE.


No fractional shares of Bancorp Common Stock will be issued in the Lake Merger. Instead, shareholders of Lake will receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) Bancorp Market Value Per Share by (b) the fraction of a share of Bancorp Common Stock to which such holder would otherwise be entitled. "Bancorp Market Value Per Share" means the last trade of Bancorp Common Stock prior to the Lake Effective Time.

EXCHANGE PROCEDURE. Each holder of a certificate representing shares of Lake Common Stock shall surrender such certificate, duly endorsed as the Bancorp may require, to American Securities Transfer and Trust as the exchange agent (the "Lake Exchange Agent"). Each holder shall then receive in exchange (i) a certificate representing the number of whole shares of Bancorp Common Stock to which the holder shall have become entitled based upon the Lake Conversion Rate and (ii) a check for any fractional share. Upon surrender for cancellation to the Lake Exchange Agent of one or more certificates for shares of Lake Common Stock ("Lake Certificates"), accompanied by the Transmittal Letter which will be sent to the Lake shareholders, the Lake Exchange Agent shall, promptly after the Lake Effective Time, deliver to each holder of such surrendered Lake Certificates new certificates representing the appropriate number of shares of Bancorp Common Stock ("New Certificates") and checks for payment of fractional shares.

Until Lake Certificates have been surrendered and exchanged, each outstanding Lake Certificate shall be deemed for all corporate purposes to represent the number of shares of Bancorp Common Stock into which the number of shares of Lake Common Stock shown thereon have been converted. No dividends or other distributions which are declared on Bancorp Common Stock will be paid to persons otherwise entitled to receive the same until the Lake Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Lake Effective Time, will be paid to such persons in accordance with the terms of such Bancorp Common Stock. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.


No shareholder will be liable for any transfer taxes unless a certificate for Bancorp Common Stock is to be issued in a name other than the shareholder's. It shall be a condition of such issuance that the person requesting such issuance shall properly endorse the Lake Certificates and shall pay to the Bancorp or the Lake Exchange Agent any transfer taxes owed for that transfer or for any prior transfer or establish to the satisfaction of the Bancorp or the Lake Exchange Agent that such taxes have been paid or are not payable.

If any holder of Lake Common Stock is unable to surrender his or her Lake Certificates because the certificates have been lost or destroyed, the holder may instead deliver an affidavit and indemnity undertaking in form and substance and, if required, with surety satisfactory to the Lake Exchange Agent and the Bancorp.

EXCHANGE OF OUTSTANDING STOCK OPTIONS FOR SHARES OF LAKE COMMON STOCK. All outstanding rights with respect to Lake Common Stock pursuant to existing stock options for shares of Lake Common Stock will be converted into and become outstanding rights with respect to shares of Bancorp Common Stock at the Lake Conversion Rate with a corresponding adjustment in the option price.


INTERESTS OF CERTAIN PERSONS IN THE LAKE MERGER AND MATERIAL CONTRACTS WITH LAKE AND ITS AFFILIATES

In considering the recommendations of the Boards of Directors of the Bancorp and Lake for approval of the Lake Merger, the shareholders of the Bancorp and Lake should be aware that certain members of the Boards of Directors of the Bancorp and Lake may have substantial interest with respect to the Lake Merger as set forth below.


Upon consummation of the Lake Merger, three directors of Lake shall be appointed as directors of the Bancorp to serve until the next annual meeting of shareholders of the Bancorp and until such successors are elected and qualified. At the Lake Effective Time, there shall be nine members of the Board of Directors of Lake; three will be selected by the Bancorp, and six will be current directors of Lake. The six existing directors of Lake shall serve as directors of Lake for at least a two year period after the Lake Effective Time. It is presently anticipated that John Helms, Gary E. Nordine, and Howard ("Bud") Van Lente will be appointed as directors of the Bancorp, that Donald L. Browning, F. Ilene Dumont, John Helms, Billy L. Holmes, May G. Noble and Bud Van Lente will continue to serve as directors of Lake, and that Charles W. Bacchi, Gary D. Gall and Douglas A. Nordell will be appointed as new directors of Lake.

In addition, each director of Lake has entered into a director's agreement with the Bancorp which provides that the director agrees: (i) to recommend that the shareholders of Lake approve the Lake Agreement, and to advise Lake's shareholders to reject any subsequent proposal or offer received by Lake relating to any purchase, sale, acquisition, merger or other form of business combination involving Lake or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Lake Agreement, unless Lake's Board of Directors has been advised by outside legal counsel that, in the exercise of such director's fiduciary duties, a director of Lake should not take such action; (ii) not to take any action that will alter or affect in any way the right to vote the shares of Lake Common Stock, except (x) with the prior written consent of the Bancorp or (y) to change such right from that of a shared right of the director to vote the shares of Lake Common Stock to a sole right of the director to vote the shares of Lake Common Stock; and
(iii) to vote all shares of Lake Common Stock as to which such director has voting power in favor of the Lake Merger.

The director's agreements also provide that the directors shall not for a period of three years after the Lake Effective Time, directly or indirectly, without the prior written consent of the Bancorp, own more than 1% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head office or a branch office within 50 miles of the head office of Lake.

Upon consummation of the Lake Merger, Gary Nordine, the past President of Lake, will receive a severance payment of $145,000 (net of taxes), with the tax liability being shared equally by the Bancorp and Lake. In recognition of Mr. Nordine's retirement as of October 31, 1998, the severance payment to Mr. Nordine is not contingent upon his being employed by Lake as of the Lake Effective Time. Mr. Nordine will continue to receive his monthly salary, but no other benefits, from November 1 through November 30, 1998. Mr. Nordine also has an Executive Retirement Agreement with Lake which provides that Lake will pay Mr. Nordine $36,000 a year, in monthly payments, for a period of ten (10) years, commencing in January 1999.


Gary D. Gall, who is currently the President and Chief Executive Officer of the Bancorp and WSNB, and Lesa Fynes, who is currently the Controller of the Bancorp and Senior Vice President and Chief Financial Officer of WSNB, are expected to serve in the same positions with the Bancorp and WSNB following the Lake Merger. In addition, Stephanie M. Marsh, who is currently the Senior Vice President and Chief Administrative Officer of WSNB, and Kirk Dowdell, who is currently the Senior Vice President and Chief Credit Officer of WSNB, are expected to serve in those positions with both the Bancorp and WSNB following the Lake Merger. It is also anticipated that Douglas A. Nordell, who is the Executive Vice President of Rose and who became President and Chief Executive Officer of Lake upon Mr. Nordine's retirement, will serve as President and Chief Executive Officer of Lake following the Lake Merger. In addition, it is anticipated that Brandt Peterson, who is currently Senior Vice President and Senior Loan Officer of Lake, and Doreen Pendleton, who is currently Controller of Lake, will continue to serve with Lake in those positions following the Lake Merger. It is anticipated that most other present officers and employees of the Bancorp and Lake will initially continue in the same or similar capacities with the Bancorp and Lake at the same or comparable compensation levels. For information regarding the Bancorp's employee benefit plans see the descriptions of the Bancorp's employee benefit plans below in "DESCRIPTION OF THE BANCORP-- Management--Compensation of Executive Officers."

REGULATORY APPROVAL AND LAKE EFFECTIVE TIME

The Lake Merger was approved by the DFI on ________, 1998, by the FDIC on ________, 1998 and by the FRB on ________, 1998. THE APPROVAL OF THE LAKE MERGER BY THE DFI, THE FDIC AND THE FRB IS NOT A RECOMMENDATION OR ENDORSEMENT OF THE LAKE MERGER BY ANY OF THE DFI, THE FDIC OR THE FRB. The consummation of the Lake Merger is anticipated to take place on a day ("Lake Closing Date") which shall not, however, be later than thirty (30) days after (i) the receipt of the last required regulatory approval and expiration of all applicable waiting periods, and (ii) satisfaction of the conditions precedent to the obligations of each of the Bancorp and Lake or the written waiver of such conditions by the Bancorp or Lake, as applicable. The Lake Merger shall become effective at the Lake Effective Time. It is presently anticipated that the Lake Merger will be consummated during the fourth quarter of this year.

CONDITIONS TO THE LAKE MERGER


The Lake Agreement provides that the consummation of the Lake Merger is subject to various conditions which must be satisfied before the consummation of the Lake Merger, including the following:

1. The Lake Agreement and the Lake Merger shall have been approved by the vote of the holders of a majority of the outstanding stock of the Bancorp and Lake, respectively;


2. All approvals or permits required to be obtained, and all waiting periods required to expire, for the Lake Merger shall have been obtained or expired, without the imposition of any materially burdensome condition on any party to the Lake Merger as determined by the party affected;

3. There shall not be any action taken, or any law, regulation or order enacted, enforced or deemed applicable to the Lake Merger, by any government entity which: (i) makes the consummation of the Lake Merger illegal; (ii) requires the divestiture by the Bancorp of any material asset or of a material portion of the business of the Bancorp; or (iii) imposes any condition upon the Bancorp or its subsidiaries which in the judgment of the Bancorp would be materially burdensome;


4. The Bancorp's Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No action or proceeding shall have been instituted to restrain or prohibit the transactions contemplated in the Lake Agreement;


5. The Bancorp and Lake shall have received a determination from Perry-Smith & Co., LLP that the Lake Merger will qualify for the pooling of interests accounting method;

6. The representations and warranties of each of the Bancorp and Lake set forth in the Lake Agreement shall be true in all materials respects as of the Lake Effective Time; each of the Bancorp and Lake shall have duly performed and complied in all material respects with all agreements required by the Lake Agreement, except where the failure to so perform and comply would not have or would not be reasonably likely to have a material adverse effect on Lake or Lake as the Surviving Corporation of the Lake Merger; and none of the events or conditions entitling either party to terminate the Lake Agreement shall have occurred and be continuing;

7. The Bancorp and Lake shall have received certificates of officers of the other party stating that the representations and warranties as set forth in the Lake Agreement are true and correct, and opinions of counsel for the other party;

8. No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by the Lake Agreement which presents a substantial risk that such transactions will be restrained or that either the Bancorp or Lake may suffer material damages;

9. The holders of no more than 10% of the outstanding shares of Lake Common Stock have exercised dissenters' rights. Dissenters of the Bancorp shall be included in such calculation;

10. There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of the Bancorp and its subsidiaries, taken as a whole, from December 31, 1997 to the Lake Effective Time that results in a material adverse effect as to the Bancorp and its subsidiaries, taken as a whole;

11. No event or circumstance shall have occurred which has had or could reasonably be expected to have a material adverse effect on Lake; and

12. Each of the Bancorp and Lake shall have received a written opinion from a recognized company experienced in providing business valuations and fairness opinions, selected by the Bancorp or Lake, respectively, confirming the fairness of the terms of the Lake Merger to the Bancorp and its shareholders from a financial perspective, and to Lake and its shareholders from a financial perspective, respectively, and such opinions shall not have been withdrawn prior to the Lake Effective Time.


On ______, 1998, the FDIC approved the Lake Merger subject to approval of the shareholders of LMC and Lake, on _______, 1998, the FRB approved the Lake Merger subject to approval of the shareholders of the Bancorp and Lake, and on _______, 1998, the DFI approved the Lake Merger subject to approval of the shareholders of the Bancorp and Lake. In addition, on May 27, 1998, TFG rendered its written opinion to the Bancorp's Board of Directors that the terms of the Lake Merger are fair, from a financial point of view, to the shareholders of the Bancorp and on May 27, 1998, BSG rendered its written opinion to Lake's Board of Directors that the terms of the Lake Merger are fair, from a financial point of view, to the shareholders of Lake.

WAIVER, AMENDMENT, AND TERMINATION

Any term or provision of the Lake Agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

The Lake Agreement provides that it may be terminated prior to the Lake Effective Time:

1.      By mutual consent of the Boards of Directors of the Bancorp and Lake;

2. By the Bancorp or Lake upon the failure to satisfy any conditions specified in the Lake Agreement if such failure is not caused by any action or inaction of the party requesting termination;

3. By the Bancorp or Lake if a Lake Acquisition Event, as defined below, involving the other party shall have occurred;

4. By either the Bancorp or Lake if there shall have been a material breach of any of the representations or warranties of the other party, which breach, in the reasonable opinion of the terminating party, by its nature cannot be cured or is not cured prior to the Lake Closing and which breach would, in the reasonable opinion of the terminating party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party, or upon the consummation of the Lake Merger;

5. By the Bancorp or Lake after the occurrence of a default by the other party and the continuance of such default for a period of 20 business days after written notice of such default, if such default, in the reasonable opinion of the terminating party, cannot be cured prior to the Lake Closing;

6. By the Bancorp or Lake if the updated schedules to the Lake Agreement (the "Lake Closing Schedules") prepared and delivered by the other party disclose the occurrence of an event or the existence of any facts or circumstances, not previously disclosed, that has had or could reasonably be expected to have a material adverse effect on the other party, or on the consummation of the Lake Merger; or

7. By the Bancorp or Lake upon the failure of any of the conditions specified in the Lake Agreement to have been satisfied prior to December 31, 1998.

A "Lake Acquisition Event" is defined as a public announcement of an intent to enter into a letter of intent or an agreement with any other entity (other than Lake or the Bancorp) to effect an acquisition or failure to publicly oppose a tender offer for the acquisition of either Lake's or the Bancorp's shares or an exchange offer for the shares of either Lake or the Bancorp for shares of the offering entity.

LIQUIDATED DAMAGES


If a Lake Acquisition Event occurs involving Lake, then Lake shall pay to the Bancorp the sum of Five Hundred Thousand Dollars ($500,000) in cash. If a Lake Acquisition Event occurs involving the Bancorp, then the Bancorp shall pay to Lake the sum of Five Hundred Thousand Dollars ($500,000) in cash.

If there is a termination of the Lake Agreement by Lake as a result of the revocation of the Lake Fairness Opinion; or a termination of the Lake Agreement by the Bancorp because (i) Lake's shareholders do not approve the Lake Agreement, or (ii) of a breach of Lake's representations or warranties, a default by Lake, or disclosure in the Lake Closing Schedules of a material adverse event, then, Lake shall pay to the Bancorp the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if Lake enters into an acquisition agreement within one hundred eighty (180) days following any termination by the Bancorp as provided in the Lake Agreement, Lake shall pay to the Bancorp an additional Three Hundred Thousand Dollars ($300,000) in cash.

If there is a termination of the Lake Agreement by the Bancorp as a result of the revocation of the Bancorp Fairness Opinion; or a termination of the Lake Agreement by Lake because (i) the Bancorp's shareholders do not approve the Lake Agreement, or (ii) of a breach of the Bancorp's representations and warranties, a default by the Bancorp, or disclosure in Lake Closing Schedules of a material adverse event, then, the Bancorp shall pay to Lake the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if a Lake Acquisition Event occurs involving the Bancorp within one hundred eighty (180) days following any termination by Lake as provided in the Lake Agreement, the Bancorp shall pay to Lake an additional Three Hundred Thousand Dollars ($300,000) in cash.


OPINIONS OF FINANCIAL ADVISORS

OPINION OF THE BANCORP'S FINANCIAL ADVISOR.


General. Pursuant to oral discussions in early March 1998 and confirmed in writing by an engagement letter executed on May 8, 1998 (the "Engagement Letter"), the Bancorp engaged TFG to advise the Bancorp in connection with the consideration by the Bancorp's Board of Directors of the acquisition of one or more companies in the banking industry in Northern California. TFG is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. The Bancorp selected TFG as its financial advisor on the basis of its experience in transactions similar to the Lake Merger and its reputation in the banking and investment communities. TFG did not determine the consideration to be paid by the Bancorp in the Lake Merger. The Bancorp, through the negotiations with Lake, determined the Lake Conversion Rate.


The Bancorp's Board of Directors handled the Bancorp's negotiations for the Lake Merger. Pursuant to authority granted to him, Gary D. Gall, President and Chief Executive Officer of the Bancorp received an oral opinion from TFG on March 27, 1998, that the consideration to be paid by the Bancorp in the Lake Merger based on the negotiations as they then existed and when taken as a whole was fair to the shareholders of the Bancorp from a financial perspective as of such date. The Bancorp then commenced preparation of the Lake Agreement. By action taken May 19, 1998, the Bancorp's Board of Directors approved the essential terms of the Lake Merger and entry into the Lake Agreement for the Lake Merger embodying those terms. At the May 19, 1998 meeting of the Bancorp's Board of Directors, TFG delivered its oral opinion, subsequently confirmed in its written opinion dated May 27, 1998, that the consideration to be paid by the Bancorp pursuant to the Lake Agreement, when taken as a whole, is fair to the shareholders of the Bancorp from a financial perspective as of the date thereof.


No limitations were imposed by the Bancorp on TFG with respect to the investigations made or procedures followed in rendering its opinion. The full text of TFG's written opinion to the Bancorp's Board of Directors, which sets forth the assumptions made, matters considered, and limitations of the review of TFG, is attached to this Joint Proxy Statement/Prospectus as Exhibit III and is incorporated herein by reference and should be read carefully and in its entirety in connection with this Joint Proxy Statement/Prospectus. The following summary of TFG's opinion is qualified in its entirety by reference to the full text of the opinion. TFG's opinion is addressed to the Bancorp's Board of Directors only and does not constitute a recommendation to any shareholder of the Bancorp as to how such shareholder should vote at the Bancorp Meeting.


In connection with its opinion, TFG, among other things: (a) reviewed certain publicly available financial and other data with respect to the Bancorp and Lake, including the financial statements for recent years and interim periods to March 31, 1998, and certain other relevant financial and operating data relating to the Bancorp and Lake made available to TFG from published sources and from the internal records of the Bancorp and Lake; (b) reviewed the Lake Agreement;
(c) reviewed certain historical market prices and trading volumes of shares of Bancorp Common Stock; (d) compared the Bancorp and Lake from a financial point of view with certain other companies that TFG deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies that TFG deemed to be comparable, in whole or in part, to the Lake Merger; (f) reviewed and discussed with representatives of the management of the Bancorp certain information of a business and financial nature regarding the Bancorp and Lake furnished to TFG by the Bancorp and Lake, including financial forecasts and related assumptions of the Bancorp and Lake; (g) made inquiries regarding and discussed the Lake Merger and the Lake Agreement and other matters related thereto with the Bancorp; and
(h) performed such other analyses and examinations as TFG deemed appropriate.

In connection with its review, TFG did not independently verify any of the foregoing information, and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial forecasts for the Bancorp and Lake provided to TFG by their respective managements, TFG assumed for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of such managements at the time of preparation as to the future financial performance of the Bancorp and Lake and that such forecasts provided a reasonable basis upon which TFG could form its opinion. TFG also assumed that there were no material changes in the Bancorp's or Lake's assets, financial condition, results of operations, business, or prospects since the dates of the last financial statements made available to TFG. TFG relied on advice of counsel to the Bancorp as to all legal matters with respect to the Bancorp, the Lake Merger, the Joint Proxy Statement/Prospectus and the Lake Agreement. In addition, TFG is not expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the consent of the Bancorp, that such allowances for each of the Bancorp and Lake were in the aggregate adequate to cover such losses. In addition, TFG did not make an independent evaluation, appraisal, or physical inspection of the assets or individual properties of the Bancorp or Lake and was not furnished with any such appraisals. Further, TFG's opinion was based on economic, monetary, and general market and other conditions existing as of the date of the opinion and on the assumption that the Lake Agreement will be consummated in accordance with the terms thereof, without any amendments thereto, and without waiver by the Bancorp of any of the conditions to its obligations thereunder.

Set forth is a brief summary of the report presented by TFG to the Bancorp's Board of Directors in connection with the confirmation of its earlier oral opinion.

Analysis of Selected Bank Merger Transactions. TFG reviewed the consideration paid in recently completed transactions whereby certain banks were acquired. Specifically, TFG reviewed over 71 recent transactions involving acquisitions of selected banks in California completed since January 1996 (the "California Acquisitions"). For each bank acquired in such transactions, TFG compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of tangible book value) to deposits, purchase price to book value, and purchase price to previous year's earnings.

The figures for banks acquired or to be acquired in the California Acquisitions produced: (a) a median percentage of premium to deposits of 6.50%; (b) a median multiple of purchase price to book value of 1.63; and (c) a median multiple of purchase price to previous year's earnings of 17.10. In comparison, assuming that the consideration to be paid in the Lake Merger equals 0.677 shares of Bancorp Common Stock (a Lake Conversion Rate of one share of Lake Common Stock per 0.677 shares of Bancorp Common Stock) and that the Bancorp Average Trading Price equals $18.00 per share, TFG determined that the consideration to be paid by the Bancorp in the Lake Merger represented a percentage of premium to deposits of 8.67%, a multiple of purchase price to book value of 1.75 and a multiple of purchase price to previous year's earnings of 20.1. Assuming that the consideration to be paid in the Lake Merger equals 0.677 shares of Bancorp Common Stock (a Lake Conversion Rate of one share of Lake Common Stock per 0.677 shares of Bancorp Common Stock) and that the Bancorp Book Value Per Share equals $10.26, TFG determined that the consideration to be paid by the Bancorp in the Lake Merger represented a percentage of premium to deposits of 0.0, a multiple of purchase price to book value of 0.99 and a multiple of purchase price to previous year's earnings of 11.46.

No other company or transaction used in the above analysis as a comparison is identical to the Bancorp, Lake, or the Lake Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Bancorp, Lake, and the Lake Merger are being compared.

Contribution Analysis. TFG analyzed the contribution of each of the Bancorp and Lake to, among other things, common equity and net income of the pro forma combined companies for the year ended December 31, 1997. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for the Bancorp and Lake as of December 31, 1997, the Bancorp would have contributed 56.5% of the deposits, 52.3% of shareholders' equity and 57.7% of the 1997 net income of the combined companies. Assuming that the consideration to be paid in the Lake Merger equals a Lake Conversion Rate of one share of Lake Common Stock per 0.677 shares of Bancorp Common Stock, the Bancorp shareholders would own 53.2% of the combined companies.

Dilution Analysis. Using estimates of future earnings prepared by Lake's management and estimates of future earnings prepared by the Bancorp's management, TFG compared the calendar year 1998 estimated earnings per share of Lake Common Stock and Bancorp Common Stock to the calendar year 1998 estimated earnings per share of the common stock of the pro forma combined companies. Based on such analysis and based upon the Bancorp issuing approximately 855,000 shares of Bancorp Common Stock, the proposed transaction would be dilutive to the Bancorp's earnings per share in 1998, prior to projected break-even revenue, enhancements and cost savings of 10% of Lake's budgeted 1998 noninterest expense or $3,500,000. The Bancorp's management informed TFG that it estimated that the potential revenue enhancements and costs savings could be achieved, which would result in the proposed transaction being accretive to the Bancorp's shareholders.

Comparable Company Analysis. Using public and other available information, TFG compared certain financial ratios of the Bancorp and Lake (including the ratio of net income to average total assets ("return on average assets"), the ratio of net income to average total equity ("return on average equity"), the ratio of average equity to average assets and certain credit ratios for the year ended December 31, 1997) to a peer group consisting of 20 selected banks located in California. No company used in the analysis is identical to the Bancorp or Lake. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The results of this analysis indicated that the Bancorp performed slightly ahead of peer group level on the basis of profitability in 1997 and Lake performed slightly below peer group levels on the basis of profitability in 1997. The Bancorp's return on average assets and return on average equity for 1997 were above peer group levels, inclusive of its interest spread factors (interest earned on assets minus interest paid on liabilities). The Bancorp's performance in 1997, continuing through March 31, 1998, showed consistency with peer group levels concerning nonperforming assets. The Bancorp's noninterest expense, inclusive of payroll expense, quarters expense and other related noninterest expenses were higher than peer group level. Lake's return on average assets, return on average equity for 1997 was slightly below peer group levels. In addition, delinquent loans and nonperforming loans were higher than peer group levels. The combined entity will be on an average with peer group performance with regard to return on average assets, return on average equity and slightly below nonperforming asset figures. Under the transaction, the Lake Conversion Rate is based upon the shareholders' equity of Lake on the Lake Determination Date, taking into consideration fully funded loan loss reserves and other appropriate reserves and expenses that are required for the Lake Merger.

The foregoing summarizes the material portions of TFG's report, but does not purport to be a complete description of the presentation by TFG to the Bancorp's Board of Directors or of the analyses performed by TFG. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. TFG believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Bancorp's Board of Directors. In addition, TFG may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be TFG's view of the actual value of the Bancorp, Lake, or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, TFG made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Bancorp or Lake. The analyses performed by TFG are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of TFG's analysis of the fairness of the Lake Agreement to the Bancorp's shareholders from a financial perspective and were provided to the Bancorp's Board of Directors in connection with the delivery of TFG's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. TFG used in its analyses various projections of future performance prepared by the management of the Bancorp. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

As described above, TFG's opinion and presentation to the Bancorp's Board of Directors were among the many factors taken into consideration by the Bancorp's Board of Directors in making its determination to approve the Lake Agreement.

The Bancorp paid TFG $10,000 for the opinion in connection with the transaction. TFG is owned by Gary Steven Findley, counsel to the Bancorp.

OPINION OF LAKE'S FINANCIAL ADVISOR. Lake's Board of Directors retained The Banc Stock Group, Inc. ("BSG") pursuant to an engagement letter dated February 27, 1998 (the "BSG Engagement Letter"), to provide financial advisory services with respect to a proposed Lake Merger of Lake with the Bancorp's wholly-owned subsidiary, LMC, by rendering an opinion as to the fairness of the Lake Conversion Rate from a financial point of view to Lake's shareholders. Lake retained BSG as investment bankers to determine the fairness, from a financial point of view, to the holders of shares of Lake Common Stock of the consideration to be received by Lake in the Lake Merger. Pursuant to the Lake Agreement, each holder of shares of Lake Common Stock will receive, in exchange for his or her shares of Lake Common Stock, shares of Bancorp Common Stock. The transaction is based on a share value for Lake of 1.75 times Lake's book value to be exchanged based on the determined market value per share of Bancorp Common Stock for each share of Lake Common Stock subject to certain adjustments as described in the Lake Agreement.

BSG has acted for Lake and for the Board of Directors of Lake as financial advisor in connection with this transaction and has received a fee of $20,000 for advisory services and $16,500 for BSG's written fairness opinion to the Board of Directors of Lake on the Lake Merger (the"Lake Fairness Opinion"). BSG has previously provided investment banking and financial advisory services to Lake. BSG has not provided investment banking or financial advisory services to the Bancorp. BSG is not a market maker in shares of Lake Common Stock. Lake's Board of Directors selected BSG to act as its advisor on the basis of BSG's expertise and experience in the banking industry. BSG is an independent financial services firm, specializing in the researching, buying, holding and selling stock of publicly and privately traded community banks for its portfolio and portfolios of its clients, and as part of its investment banking activities, is regularly engaged in the valuation of banks and their securities in connection with mergers and other types of acquisitions, negotiated underwritings, stock navigation programs, and other purposes.


No limitations were imposed by Lake on BSG with respect to the investigations made or procedures followed in rendering its opinion. BSG issued the Lake Fairness Opinion that the Lake Conversion Rate as set forth in the Lake Agreement is fair, from a financial point of view, to the holders of the shares of Lake Common Stock on May 27, 1998. The full text of the Lake Fairness Opinion sets forth the assumptions made, procedures followed, matters considered, accuracy of data reviewed, and limitations on the scope of the Lake Fairness Opinion. The Lake Fairness Opinion should be read carefully and in its entirety in connection with this Joint Proxy Statement/Prospectus. The following summary of the Lake Fairness Opinion is qualified in its entirety by reference to the full text of the Lake Fairness Opinion which is attached to this Joint Proxy Statement/Prospectus as Exhibit IV.


In arriving at the Lake Fairness Opinion, BSG has reviewed and analyzed, among other things, the following: (i) the Lake Agreement; (ii) certain publicly available financial and other data with respect to Lake and the Bancorp including consolidated financial statements and recent years and interim periods to March 31, 1998; (iii) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions BSG believed relevant to its inquiry; and (iv) evaluations and analyses prepared and presented to the Board of Directors of Lake thereof in connection with the Lake Merger. BSG has held discussions with senior management of Lake and of the Bancorp concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

BSG has reviewed with senior management of Lake earnings projections for Lake as a stand-alone entity, assuming the Lake Merger does not occur, prepared by Lake. BSG has reviewed with senior management of the Bancorp earnings projections as a stand-alone entity, assuming the Lake Merger does not occur, prepared by the Bancorp. BSG has also reviewed with the senior management of both Lake and the Bancorp the projected operating cost savings reasonably expected by the Bancorp resulting from the Lake Merger. Certain pro forma financial projections for the combined companies and for Lake and the Bancorp as stand-alone entities were derived by BSG based upon the projections and growth assumptions discussed above, as well as BSG's own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings derived by BSG based upon the projections discussed above and believed by BSG to be realizable in the Lake Merger.


In conducting the review and in arriving at the Lake Fairness Opinion, BSG relied upon and assumed the accuracy and completeness of the financial and other information provided to BSG or publicly available. BSG has not assumed any responsibility for independent verification of the same. BSG has relied upon the management of both Lake and the Bancorp as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to BSG. BSG has assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgements of the applicable managements. BSG has also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for Lake and the Bancorp are adequate to cover such losses. BSG has not made or obtained any evaluations or appraisals of the property of Lake or the Bancorp, nor has BSG examined any individual loan credit files. For purposes of this opinion, BSG has assumed that the Lake Merger will have the tax, accounting and legal effects (including, without limitation, that the Lake Merger will be accounted for as a pooling of interests) described in the Lake Agreement and assumed the accuracy of the disclosures set forth in the Lake Agreement. The Lake Fairness Opinion is limited to the fairness, from a financial point of view, to the holders of shares of Lake Common Stock of the Lake Conversion Rate as described in the Lake Agreement and does not address Lake's underlying business decision to proceed with the Lake Merger.


BSG has considered such financial and other factors as it has deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial positions and results of operations of Lake and the Bancorp, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of nonperforming assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Lake and for the Bancorp; (ii) the assets and liabilities for Lake and the Bancorp, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. BSG has also taken into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. The Lake Fairness Opinion is necessarily based only upon conditions as they exist and can be evaluated on the date hereof and the information made available to BSG through the date hereof.

Set forth below is a brief summary of the Lake Fairness Opinion dated May 27, 1998. For purposes of its report, BSG found that Lake had approximately 1,445,521 outstanding shares of Lake Common Stock (fully diluted) as of the report date. BSG performed in-depth financial analysis and peer group comparison on the subject institution. Analysis was prepared utilizing both "quantitative and qualitative" factors relating to overall performance benchmarking. Key indicators have been offered based on accepted industry standards as well as regulatory indicators of satisfactory bank performance.

Comparison Analysis. The valuation analyzed the contribution of Lake and the Bancorp to total assets, total loans, total deposits, total equity capital, and net income of the pro forma combined institution as of December 31, 1997. This analysis was undertaken without regard to the effect of merger costs or projected synergies realized by the proposed Lake Merger.

This analysis showed that based on the pro forma financial statements of the combined company as of December 31, 1997, Lake would contribute approximately 44% of total assets, approximately 43.8% of total loans, approximately 43.5% of total deposits, approximately 50% of total equity capital, and approximately 42% of net income.

Multiple of Book Value Method. This valuation approach is formulated on the purchase prices and multiples of book values based on recent transactions for institutions involved in mergers and acquisitions utilizing both a national and regional index.

In BSG's opinion, the multiple factor of 1.4 - 3.0 is representative of the current values of sound and profitable banks referencing similar operating platforms with a multiple of 1.8 specifically utilized in determining the valuation multiple of book for Lake. Utilizing the Multiple of Book Value Method, (based on the March 31, 1998 call report) the acquisition value, as of the Lake Fairness Opinion report date is as follows:

            $8,760,000 (Lake equity) X 1.8 (multiple) = $15,768,000

Multiple of Equity Return Method. This is the primary method of determining fair market value and used extensively in valuation analysis. This valuation preparation must take into account regional market transactions as well as validating the forward earnings potential of Lake to demonstrate an ability to support an institution's current and future earnings capacity calculations.

Return multiples for the industry for profitable and financially sound institutions are in the range of 14 to 20 times equity return. For the purpose of this valuation a multiple of 15 times earnings will be utilized based on known market conditions and institutions performance. Based on the equity return of Lake utilizing most recent fiscal year-end with comparison to current annualized estimated equity return calculates a value of $11,490,000.

         $766,000 Estimated Equity Return X 15 (Multiple) = $11,490,000

Market Value Method. This method of determining the price of an institution's per share market value is based on existing and previously documented stock transactions. These transactions provide an indication of an institution's per share value. In BSG's opinion, despite the fact that the shares of Lake Common Stock are very thinly traded, a market does exist and is most likely limited by combined local community influences of low liquidity, ownership levels, and/or low investor market interest and awareness. Based on the determined per share price of $7.25 (the reported transaction price of the most recent trades), the fair market value of Lake is calculated accordingly:

           Per Share Value $7.25 X Total Outstanding Shares 1,240,546
                        = Fair Market Value $8,993,958.50

Valuation Summary.

     Multiple of Book Value Method                            $15,768,000
  Multiple of Equity Return Method                            $11,490,000
               Market Value Method                            $ 8,993,958.50
                           Average                            $12,083,986

The fair market value of Lake, based on the averaging of total market value methods of all of the shares would be $12,083,986. Realizing that the current market value is trading at a multiple of 1.03 X book value, primarily due to stock liquidity issues, market value analysis for premium calculation purposes is being dropped from the averaging formula. A control price market value premium of $13,629,000 is being utilized to reflect the approximate value of Lake.

The individual cost associated on a per share basis would be $10.99.

In BSG's opinion, based on the information compiled and analyzed within the Lake Fairness Opinion, the actual valuation on a per share basis, taking into account financial condition and performance, blockage factors, discount/premium, liquidity, and number of shares being valued, is $10.99 per share fair market value for a control price premium on outstanding shares of Lake Common Stock or $9.43 fully diluted.

In performing its analyses, BSG made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lake or the Bancorp. The analyses performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of BSG's analysis as to the fairness of the consideration to the holders of shares of Lake Common Stock in the Lake Merger. The analyses do not purport to be appraisals or to reflect the prices at which Lake might actually be sold or the prices at which any securities may trade at the present time or in the future.

A representative of BSG participated in the May 27, 1998 meeting of the Board of Directors of Lake and provided a verbal summary of the Lake Fairness Opinion. BSG provided the Lake Fairness Opinion dated May 27, 1998 regarding the fairness, from a financial point of view, of the consideration to be received by Lake in the proposed Lake Merger, based on the information then available.

CERTAIN FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES


The following is a summary description of certain material federal and California income tax consequences of the Lake Merger. This summary is not a complete description of all tax consequences of the Lake Merger. Each shareholder's individual circumstances may affect the tax consequences of the Lake Merger to him or her. In addition, the summary does not address the tax consequences of the Lake Merger under applicable state or local laws, other than with respect to California law. CONSEQUENTLY, EACH LAKE SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE LAKE MERGER.

An opinion of Perry-Smith & Co., LLP, independent accountants for the Bancorp and Lake, has been delivered to the Bancorp to the effect that for federal and related California income tax purposes, under current law, assuming that the Lake Merger and related transactions will take place as described in the Lake Agreement, the Lake Merger will constitute a reorganization under Section 368 of the Code. Assuming the opinion is not withdrawn or changed due to changes in laws, or otherwise, prior to the date of the Lake Merger, certain material federal and related California income tax consequences of the Lake Merger, in the opinion of Perry-Smith & Co., LLP, will be as follows:


        (a) No gain or loss will be recognized by Lake or the Bancorp in the Lake Merger;

        (b) The basis and holding periods of the assets of Lake will carryover to the Bancorp;

        (c) No gain or loss will be recognized by the holders of Lake Common Stock upon their receipt of Bancorp Common Stock upon conversion of their Lake Common Stock;

        (d) The receipt of cash in lieu of fractional share interests of Bancorp Common Stock by holders of Lake Common Stock will result in gain or loss equal to the difference between such payment and the tax basis allocated to their fractional share interests. Whether such gain or loss will constitute capital gain or loss for a particular shareholder will depend upon whether that shareholder's Lake Common Stock is held as a capital asset at the date of the Lake Merger;

        (e) The receipt of cash upon exercise of dissenters rights by holders of Bancorp Common Stock or Lake Common Stock will result in gain or loss equal to the difference between such payment and the tax basis of their shares. Whether such gain or loss shall constitute capital gain or loss for a particular shareholder will depend upon: 1) whether that shareholder's Bancorp Common Stock or Lake Common Stock is held as a capital asset at the date of the Lake Merger, and 2) whether the requirements of
                Section 302(b) of the Code are met with respect to that shareholder's exchange;

        (f) The tax basis of Bancorp Common Stock received by the holders of Lake Common Stock will be the same as the tax basis of the Lake Common Stock converted in the Lake Merger; and

        (g) The holding period of Bancorp Common Stock in the hands of the shareholders of Lake will include the period during which the Lake Common Stock converted in the Lake Merger was held, provided such Lake Common Stock was held as a capital asset on the date of the Lake Merger.


In developing its opinion, Perry-Smith & Co., LLP relied upon facts and representations provided to it by the Bancorp's management and Lake's management and made no independent determination with respect to them. In addition, Perry-Smith & Co., LLP's opinion was based upon the analysis of the current Code, the California and Revenue Taxation Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, Perry-Smith & Co., LLP's opinion may be affected and may not be relied upon. Perry-Smith & Co., LLP assumes no responsibility to update its opinion after the date of the Lake Merger because of such change. Further any variation or differences in the facts or representations, for any reason, may affect Perry-Smith & Co., LLP's opinion, perhaps in an adverse manner, and make it inapplicable.


RIGHTS OF DISSENTING SHAREHOLDERS OF LAKE AND THE BANCORP

Shareholders of Lake and the Bancorp who do not vote in favor of the Lake Merger either by voting against the Lake Merger or by abstaining from voting are entitled to certain rights under Chapter 13 of the California General Corporation Law ("Chapter 13"). Chapter 13 is reprinted in Exhibit VI to this Joint Proxy Statement/Prospectus. Please note that all references in Chapter 13 and in this section to a "shareholder" are to the record holder of dissenting shares. A person having a beneficial interest in shares of Bancorp Common Stock or Lake Common Stock held of record in the name of another person, such as a broker or nominee, and wishing to exercise his or her dissenter's rights should act promptly to cause the shareholder of record to follow the steps summarized below properly and in a timely manner to perfect his or her dissenter's rights with respect to such shares.

The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by Exhibit VI which is incorporated herein by reference. This discussion and Exhibit VI should be reviewed carefully by any shareholders who wish to exercise dissenters' rights or who wish to preserve the right to do so since failure to comply with the procedures set forth in Chapter 13 will result in the loss of dissenters' rights.

If the Lake Merger is consummated, those shareholders of the Bancorp or Lake who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair market value", in cash, of their shares. Pursuant to Section 1300(a) of the California General Corporation Law, such "fair market value" would be determined as of May 27, 1998, the day before the first announcement of the terms of the Lake Merger, excluding any appreciation caused by the Lake Merger. See "MARKET PRICES."

If the Lake Agreement is approved at the Bancorp Meeting and the Lake Meeting, the Bancorp and Lake will within 10 days of such approval mail a notice to the holders of record of shares of Bancorp Common Stock and Lake Common Stock which were not voted in favor of the Lake Agreement stating that the required shareholder approval of the Lake Merger was obtained (the "Lake Notice of Approval"). The Lake Notice of Approval will set forth the price determined by the Bancorp or Lake, as applicable, to represent the "fair market value" of any dissenting shares, and will set forth the procedures (which are also described below) to be followed by dissenting shareholders who wish to pursue further their statutory rights. The procedures include a timely written demand that must be made on the Bancorp or Lake, as applicable, in order to perfect the right to dissent. The Lake Notice of Approval will include a copy of Sections 1300 through 1304 of the California General Corporation Law.


Under Section 1301(a) of the California General Corporation Law, the statement in the Lake Notice of Approval of the determination of the fair market value of Bancorp Common Stock or Lake Common Stock, as applicable, will constitute an offer by the Bancorp or Lake, as applicable, to purchase from its shareholders any dissenting shares at the price stated, assuming the Lake Merger is consummated. However, the determination by the Bancorp or Lake, as applicable, of fair market value is not binding on its shareholders, and if a dissenting shareholder chooses not to accept that offer, he or she has the right during a period of six months following the mailing of the Lake Notice of Approval to commence a lawsuit to have the fair market value, as described in Section 1300(a), determined by a court. The fair market value as determined by the court in those circumstances could be higher or lower than the amount offered by the Bancorp or Lake, as applicable, in the Lake Notice of Approval and any such determination would be binding on both the dissenting shareholder or shareholders involved in the lawsuit and the Bancorp or Lake, as applicable.

Any holder of record of Bancorp Common Stock or Lake Common Stock, as applicable, who wishes to exercise dissenters' rights (or to preserve the right to do so) must make a written demand upon the Bancorp or Lake, as applicable, that the Bancorp or Lake, as applicable, pay such shareholder in cash the fair market value of his or her dissenting shares (as defined above).

Such demand by holders of Bancorp Common Stock should be sent to Western Sierra Bancorp, 4011 Plaza Goldorado Circle, Cameron Park, California 95682, Attention:
President. Such written demand must state the number of shares held of record by such shareholder and the number of shares which such shareholder demands that the Bancorp purchase for cash and must also contain a statement of the amount which such shareholder claims to be the fair market value of the dissenting shares, as of the day before the announcement of the proposed Lake Merger. That statement will constitute an offer by such shareholder to sell his or her dissenting shares to the Bancorp at that price. The certificates for shares of Bancorp Common Stock must also be included with the written demand.

Such demand by holders of Lake Common Stock should be sent to Lake Community Bank, 805 Eleventh Street, Lakeport, California 95453, Attention: President. Such written demand must state the number of shares held of record by such shareholder and the number of shares which such shareholder demands that Lake purchase for cash and must also contain a statement of the amount which such shareholder claims to be the fair market value of the dissenting shares, as of the day before the announcement of the proposed Lake Merger. That statement will constitute an offer by such shareholder to sell his or her dissenting shares to Lake at that price. The certificates for shares of Lake Common Stock must also be included with the written demand.

A proxy card directing a vote against the Lake Merger is not sufficient to meet the requirements for a written demand. Such written demand and the dissenting shareholder's share certificate(s) must be received by the Bancorp or Lake, as applicable, within thirty (30) days after the date on which the Lake Notice of Approval was mailed to such shareholder. The certificate(s) will be stamped or endorsed with a statement that the shares are dissenting shares and returned to the dissenting shareholder.

In addition, such shareholders may not have voted in favor of approval of the Lake Agreement, either in person or by proxy. A shareholder may vote in favor of approval of the Lake Agreement as to part of his or her shares without jeopardizing the dissenting status of those shares not voted in favor of approval of the Lake Agreement. However, a shareholder should clearly specify the number of shares not voted in favor of approval of the Lake Agreement.

If the shareholder votes in favor of approval of the Lake Agreement (either in person or by proxy) or if the Bancorp or Lake, as applicable, does not receive his or her written demand within thirty (30) days after the Lake Notice of Approval was mailed to the shareholder (or if the shareholder otherwise fails to comply in a timely manner with the procedures of Chapter 13 as described herein or contained in Exhibit VI, such shareholder shall be bound by the terms of the Lake Agreement and shall lose the right to receive the fair market value of his or her shares in cash.

Dissenting shares may lose their status as such if any of the following occurs: the Lake Merger is abandoned; the shares are transferred before being submitted to the Bancorp or Lake, as applicable, for endorsement; the shareholder withdraws his or her demand with the consent of the Bancorp or Lake, as applicable, in the absence of an agreement between the shareholder and the Bancorp or Lake, as applicable, as to the price of his or her shares; or the shareholder fails to file suit against the Bancorp or Lake, as applicable, or otherwise fails to become a party to such suit within six months following the mailing of the Lake Notice of Approval.

The Bancorp or Lake, as applicable, will pay the fair market value of dissenting shares at the later of 30 days following an agreement as to the amount to be paid or within 30 days after all statutory and contractual conditions to the Lake Merger are satisfied; provided that in the event that such payment cannot be made due to the provisions set forth in California Financial Code Section 640 et seq. or California General Corporation Law Section 500 et seq. dealing with restrictions on a corporation's ability to distribute funds or assets to a shareholder, then those shareholders holding dissenting shares shall become creditors of the Bancorp or Lake, as applicable, and their claims will be payable as soon as permissible under such provisions. (See "DESCRIPTION OF THE CAPITAL STOCK OF THE BANCORP, LAKE AND ROSE" and "MARKET PRICES" herein.)

The foregoing summarizes certain provisions of Chapter 13 of the California General Corporation Law, but shareholders of the Bancorp or Lake, as applicable, considering the exercise of their rights under those sections should read in full Chapter 13, which is reproduced in Exhibit VI and should consult their own legal advisors. The receipt of cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by such dissenting shareholders. (See "THE LAKE MERGER AND RELATED TRANSACTIONS--Certain Federal and California Income Tax Consequences," above.)


                    THE ROSE MERGER AND RELATED TRANSACTIONS

GENERAL

This section of the Joint Proxy Statement/Prospectus contains information furnished by the Boards of Directors of the Bancorp and Rose in connection with the solicitation of Proxies for the Bancorp Meeting and the Rose Meeting, respectively, to approve the Rose Agreement, providing for the merger of Rose with and into the Bancorp.


The shareholders of each of the Bancorp and Rose will be asked to consider and vote upon the Rose Agreement, pursuant to which Rose will be merged with and into the Bancorp with the Bancorp being the surviving corporation of the Rose Merger ("Surviving Corporation of the Rose Merger") under the Articles of Incorporation of the Bancorp. Following the Rose Effective Time, R1NB will become a wholly-owned subsidiary of the Bancorp. Upon consummation of the Rose Merger, each share of Rose Common Stock (other than shares to which its holders have exercised and perfected dissenters' rights) shall be converted at the Rose Effective Time into and become the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of Bancorp Common Stock equal to the Rose Conversion Rate, subject to adjustment, if any, as provided in the Rose Agreement as defined in "SUMMARY INFORMATION--Terms of the Rose Merger;" all assets of Rose will be transferred to the Bancorp as the Surviving Corporation of the Rose Merger; and all liabilities of Rose will be assumed by the Bancorp as the Surviving Corporation of the Rose Merger. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options.")

Consummation of the Rose Merger is subject to the satisfaction of certain conditions set forth in the Rose Agreement. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Conditions to the Rose Merger" below.) Neither the Bancorp nor Rose is aware of any reason why any of the conditions to the Rose Merger will not be satisfied. However, no assurance can be given that such conditions will be satisfied.


A copy of the Rose Agreement is attached to this Joint Proxy
Statement/Prospectus as Exhibit II and incorporated herein by this reference. SUMMARIES OF CERTAIN PROVISIONS OF THE ROSE AGREEMENT SET FORTH HEREIN DO NOT PURPORT TO BE COMPLETE STATEMENTS THEREOF AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE ROSE AGREEMENT.


BACKGROUND AND REASONS FOR THE ROSE MERGER

THE BANCORP'S ANALYSIS. During the past two years, the Bancorp has been expanding its services to the businesses and residents of the El Dorado and Placer Counties through its branch operations and in Sacramento County through its loan production office. In early 1998 the Bancorp had preliminary discussions with Rose regarding a potential merger of the two institutions. After consideration, the Bancorp's Board of Directors and Senior Management determined that the merger of Rose with the Bancorp provided an opportunity for the Bancorp to increase its services to the Placer County market area through the acquisition of an additional bank with offices in Roseville and Granite Bay. In addition, the Bancorp's Board of Directors believes the Rose Merger will help the Bancorp to achieve increased benefits through asset diversification; will provide an opportunity to increase the number of outstanding shares and liquidity of Bancorp Common Stock; and will be accretive to the shareholders of the Bancorp. After discussions between the Bancorp and Rose, the parties executed a Letter of Intent dated June 11, 1998, whereby the Bancorp would acquire Rose through a stock-for-stock merger transaction. The Bancorp would then operate R1NB as a wholly-owned bank subsidiary.

The Board of Directors of the Bancorp believes the Rose Merger to be in the best interests of the Bancorp, its shareholders and banking customers. The Board of Directors of the Bancorp expects the Bancorp as the Surviving Corporation of the Rose Merger to be stronger in terms of capital, management, growth opportunities and profitability than is either corporation at present.

Both the Bancorp and Rose have been profitable and have shown strong asset growth over the past several years. Following the Rose Merger, R1NB will have the advantage of the consolidation and centralization of certain management functions and certain resulting economies of scale. Furthermore, it is believed that the Rose Merger will result in a bank which will be a strong and viable independent financial institution better able to compete with the major banks in the areas now served by Rose.

ROSE'S ANALYSIS. Beginning in the early Spring of 1998, Richard C. Seeba, President and Chief Executive Officer of Rose, and Gary D. Gall, President of the Bancorp, met and informally discussed a possible business combination between Rose and the Bancorp. Following the initial meeting, additional meetings and discussions were held by Richard C. Seeba, Thomas Manz, Chairman of the Board of Rose, Douglas A. Nordell, Executive Vice President and Chief Operating Officer of Rose, and Kirk Doyle, a director of Rose, with Gary D. Gall, Joseph
A. Surra, Chairman of the Board of the Bancorp, and Robert G. Albrecht and Osvaldo I. Scariot, directors of the Bancorp.

In April, 1998, Ted Mason, the President of Humboldt Bancorp ("Humboldt"), a bank holding company with its principal operations in Eureka, California, contacted Mr. Seeba regarding a possible business combination between Rose and Humboldt.

On April 14, 1998, a special meeting of the Rose Board of Directors was held to consider an initial proposal from the Bancorp regarding a business combination between Rose and the Bancorp. Mr. Seeba presented the terms of the proposal which provided for the exchange of Rose Common Stock for Bancorp Common Stock in a merger based on the book value of Bancorp Common Stock and Rose Common Stock. The Rose Board of Directors discussed the Bancorp Common Stock, including the market therefor and discussed certain potential benefits of a business combination with another bank holding company, including (i) the liquidity that could be provided to Rose's shareholders, (ii) the enhancement of Rose's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates, and (iii) the cost savings and operational synergies which could be achieved through consolidation of back office and other functions and economies of scale. The Rose Board of Directors also discussed the advantages and risks of remaining independent.

At the April 14, 1998 meeting, Mr. Seeba informed the Rose Board of Directors that Humboldt was also interested in discussing a possible business combination with Rose. The Rose Board of Directors resolved that Rose should further analyze the proposal from the Bancorp and open discussions with Humboldt regarding a possible business combination. The Rose Board of Directors also decided to retain Rose's auditors to review and analyze certain financial aspects of the Bancorp proposal.

On May 2, 1998, a mutual confidentiality agreement was entered into between Rose and the Bancorp and detailed financial and business information was exchanged. The Bancorp and Rose each commenced a detailed due diligence investigation. In connection with its due diligence investigation, members of Rose's senior management conducted a review of the Bancorp's loan portfolio.

During May 1998, members of senior management of Rose met with representatives of Humboldt to discuss a possible business combination between Rose and Humboldt. On May 20, 1998, Mr. Seeba, Mr. Manz and Mr. Nordell met with Ted Mason and other senior officers of Humboldt at Humboldt's offices in Eureka, California, and were provided with general information regarding Humboldt's business and operations and its interest in the Sacramento/Roseville market. At the same time, members of Rose's senior management continued discussions with the Bancorp regarding its proposal.

At the May 21, 1998 meeting of the Rose Board of Directors, Gary D. Gall and Joseph A. Surra were introduced to the Rose Board of Directors and gave the Rose Board of Directors a presentation of their views regarding a business combination between Rose and the Bancorp, including the earnings potential from combining back office operations and sharing costs associated with delivering new products while retaining the market identity and community presence of the individual banks owned by the Bancorp. Following the presentation, Mr. Gall and Mr. Surra answered questions from the Rose directors. After Mr. Gall and Mr. Surra departed, the Rose Board of Directors further discussed the issues concerning a business combination between Rose and the Bancorp.

On June 1, 1998, a special meeting of the Rose Board of Directors was held to consider a letter of interest from Humboldt regarding a business combination with Rose and to compare the terms thereof to the Bancorp proposal. At the meeting, Mr. Seeba described the meetings with representatives of Humboldt and the aspects of Humboldt's operation they were able to observe during their visit. The Rose Board of Directors discussed the terms of the Humboldt proposal which, similar to the Bancorp proposal, provided for an exchange of Humboldt common stock for Rose Common Stock in a merger based on the book value of Humboldt common stock and Rose Common Stock. The Rose Board of Directors compared the common stock of Humboldt to the Bancorp Common Stock and noted that both Humboldt common stock and the Bancorp Common Stock were trading at approximately twice book value and were traded through market makers and that there was slightly more trading volume in the Bancorp Common Stock. The Rose Board of Directors also compared the Bancorp's and Humboldt's respective operations and management philosophies. The Rose Board of Directors discussed the customer service and operational issues raised by Humboldt's geographic location and determined that although Humboldt and the Bancorp were both viable candidates for a business combination, a business combination with the Bancorp would be more compatible with Rose because of the Bancorp's close geographic proximity to the communities served by Rose's operations. The Rose Board of Directors determined that the close geographic proximity could facilitate consolidation of operations, achievement of economies of scale and delivery of customer services which could, in turn, facilitate future growth and increase earnings potential. The Rose Board of Directors also determined that it could increase business prospects. In addition, the Rose Board of Directors compared the Humboldt and the Bancorp proposals regarding management of the acquiring company after the business combination and determined that the Bancorp proposal, which provided that Rose would have four seats on the Bancorp Board of Directors following the Rose Merger, offered greater board representation than the Humboldt proposal which provided for two seats on the Humboldt board after the proposed business combination. Following comparison of the two proposals, the Rose Board of Directors determined that it was in the best interests of Rose's shareholders to terminate discussions with Humboldt and to continue negotiations with the Bancorp.

On June 10, 1998, a special meeting of the Rose Board of Directors was held to discuss the results of Rose's due diligence investigation and a proposed nonbinding letter of intent to be entered into between Rose and the Bancorp. The Rose Board of Directors discussed the results of Rose's due diligence investigation, including the loan review conducted by members of Rose's senior management. The Rose Board of Directors determined that from a due diligence perspective, Rose was prepared to execute a letter of intent. The Rose Board of Directors then discussed the terms of the proposed letter of intent which provided that Rose would be merged with and into the Bancorp and, as a result, R1NB would become a wholly-owned subsidiary of the Bancorp. Shareholders of Rose would receive shares of Bancorp Common Stock in exchange for their shares of Rose Common Stock. The exchange formula would be based on the book value per share of Rose Common Stock and Bancorp Common Stock as of the close of business in the month prior to the Rose Effective Time. The Rose Board of Directors determined that, based on the terms of the letter of intent, including the fact that it was nonbinding, and other factors, such as the Rose Merger being structured to be treated as tax-free reorganization under Section 368 of the Code and as a pooling-of-interests for accounting purposes, it was in the best interests of Rose's shareholders to enter into the letter of intent and proceed to negotiate a definitive agreement with the Bancorp. Pursuant to the letter of intent, Rose agreed to negotiate exclusively with the Bancorp for a limited period in order to attempt to reach agreement on the terms and conditions of a legally binding definitive acquisition agreement.

On July 1, 1998, the Board of Directors of Rose met again to discuss the proposed transaction. A representative of Pillsbury, Madison & Sutro LLP ("Pillsbury") attended the meeting. Rose senior management attended and made presentations to the Rose Board of Directors on the status of the negotiations and discussions, the principal terms of the proposed Rose Agreement, the remaining open issues under negotiation, the required regulatory approvals and board composition and management of Rose and the Bancorp following the Rose Merger. The Rose Board of Directors also considered the material terms of the proposed salary continuation agreements for Messrs. Seeba, Nordell and Warren that the Bancorp expected to assume in connection with the Rose Merger, and the terms of a proposed director/shareholder agreement between each of Rose's directors and the Bancorp.

At a special meeting of the Rose Board of Directors on July 6, 1998, the Board of Directors of Rose unanimously resolved to approve the Rose Agreement and the transactions contemplated thereby, subject to receipt and approval of a favorable opinion as to the fairness of the consideration to be received by Rose shareholders in the Rose Merger. A representative of Pillsbury attended the meeting. The Rose Board of Directors also determined that the four directors of Rose who would serve on the Bancorp Board of Directors would be Kirk Doyle, Howard ("Skip") Jahn, Thomas Manz and Richard C. Seeba.

On July 6, 1998, the parties completed their negotiations and discussions and Rose and the Bancorp entered into the Rose Agreement. For convenience, the Rose Agreement was dated as of July 2, 1998.

Following the July 6, 1998 Rose Board of Directors meeting, Rose senior executives consulted with a representative of Pillsbury and conferred with certain directors about the selection of an investment banking firm to render a fairness opinion to the Rose Board of Directors. Thereafter, The Banc Stock Group, Inc. ("BSG") was engaged.

On or about August 26, 1998, BSG delivered its written opinion to the Rose Board of Directors to the effect that, as of the date of the opinion, the Rose Conversion Rate as set forth in the Rose Agreement is fair, from a financial point of view, to the holders of Rose Common Stock.

On September 17, 1998, the Rose Board of Directors met again to consider, among other things, BSG's written fairness opinion dated August 26, 1998. The Rose Board of Directors conducted a thorough discussion of BSG's fairness opinion and determined that the condition to its approval set forth in the Rose Agreement had been satisfied. The Rose Board of Directors affirmed its approval of the Rose Agreement and resolved that the Rose Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Rose and its shareholders, and to recommend to the shareholders of Rose that they approve and authorize the Rose Agreement.

In determining to approve the Rose Agreement and recommend that Rose's shareholders approve and authorize the Rose Agreement, the Rose Board of Directors consulted with Rose's senior management, as well as its legal counsel, and considered a number of factors, including: (i) the increased liquidity to be provided to Rose's shareholders by receiving shares of Bancorp Common Stock in exchange for their shares of Rose Common Stock; (ii) the economic conditions and prospects for the markets in which Rose operates, and competitive pressures in the financial services industry in general and the banking industry in particular; (iii) the enhancement of Rose's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of a business combination with another Northern California bank holding company, such as the Bancorp; (iv) information concerning the business, results of operations, asset quality and financial condition of Rose and the Bancorp on a stand-alone and combined basis, and the future growth prospects of Rose and the Bancorp following the Rose Merger; (v) the cost savings and operational synergies which the management of Rose believes may be achieved as a result of the Rose Merger; (vi) an assessment that, in the current economic environment, expansion through acquisition by another financial institution is most economically advantageous to Rose's shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions; (vii) the terms and conditions of the Rose Agreement and related agreements; (viii) BSG's analysis of the financial condition, results of operations, business, prospects and stock price of Rose and comparison of Rose to other banks and bank holding companies operating in its industry; (ix) an analysis of the terms of other acquisitions in the banking industry; (x) the opinion of BSG to the effect that, as of the date of the opinion, the Rose Conversion Rate as set forth in the Rose Agreement is fair, from a financial point of view, to the holders of Rose Common Stock; (xi) the expectation that the Rose Merger will constitute a tax-free reorganization for federal income tax purposes; and (xii) the expectation that the Rose Merger will be treated as a pooling-of-interests for accounting purposes.

The foregoing discussion of the factors considered by the Rose Board of Directors is not intended to be exhaustive. In view of the variety and nature of the factors considered by the Rose Board of Directors, the Rose Board of Directors did not find it practicable to assign relative weights to the specific factors considered in reaching its decision.

THE BOARD OF DIRECTORS OF ROSE HAS UNANIMOUSLY APPROVED THE ROSE AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE ROSE AGREEMENT.





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

ROSE CONVERSION RATE AND EXCHANGE OF SHARES AND OPTIONS


ROSE CONVERSION RATE. Each share of Rose Common Stock which is outstanding immediately prior to the Rose Merger (other than shares to which its holders have exercised and perfected dissenters' rights) will automatically be canceled and will be converted into the right to receive that number of shares of Bancorp Common Stock which is equal to the Rose Conversion Rate. The "Rose Conversion Rate" is a fraction, the numerator of which is the Rose Book Value Per Share, and the denominator of which is the Bancorp Book Value Per Share.

The "Rose Book Value Per Share" means the sum of Rose's total shareholders' equity as of the month end before the calendar month in which the Rose Effective Time occurs (the "Rose Determination Date"), (after expensing Rose's legal, accounting and professional costs incurred or to be incurred in connection with the Rose Merger) which shall reflect the exercise of all stock options of Rose which would be exercisable at the Rose Closing and have an exercise price which is less than book value, whether or not such options are exercised, divided by the total number of shares of Rose Common Stock outstanding at the Rose Closing Date which for purposes of this calculation shall include the number of stock options included in the calculation above, whether or not such options are exercised prior to the Rose Closing Date. Furthermore, the Rose Book Value Per Share shall include the present value (as of the Rose Determination Date) of the tax benefit of Rose's net operating loss carryforward to the extent that such net operating loss carryforward will be available to the Bancorp after the Rose Effective Time. Perry-Smith & Co., LLP , the independent public accountants for the Bancorp and Rose, will calculate the Rose Book Value Per Share.

The "Bancorp Book Value Per Share" means the sum of the Bancorp's total shareholders' equity as of the Rose Determination Date, (after expensing the Bancorp's legal, accounting and professional costs incurred or to be incurred in connection with the Rose Merger) which shall reflect the exercise of all stock options of Bancorp which would be exercisable at the Rose Closing and have an exercise price which is less than book value, whether or not such options are exercised, divided by the total number of shares of Bancorp Common Stock outstanding at the Rose Closing Date which for purposes of this calculation shall include the number of stock options included in the calculation above, whether or not such options are exercised prior to the Rose Closing Date. However, the Bancorp Book Value Per Share shall not reflect the prior consummation of the Lake Merger if the Lake Merger occurs before the Rose Merger. Perry-Smith & Co., LLP , the independent public accountants for the Bancorp and Rose, will calculate the Bancorp Book Value Per Share.


For purposes of illustration only, assuming (i) September 30, 1998 is used as the Rose Determination Date for calculating a pro forma Rose Conversion Rate,
(ii) the Rose Book Value Per Share is $12.54, and (iii) the Bancorp Book Value Per Share is $10.41, the Rose Conversion Rate would be 1.2048. Accordingly, if the assumptions used in arriving at this pro forma Rose Conversion Rate were to remain unchanged until the consummation of the Rose Merger, each share of Rose Common Stock would be converted into 1.2048 shares of Bancorp Common Stock. Assuming the holders of all of the shares of Rose Common Stock convert their shares into Bancorp Common Stock at the Rose Conversion Rate of 1.2048 there would be approximately 1,428,194 shares of Bancorp Common Stock outstanding immediately following the consummation of the Rose Merger, comprised of 981,448 outstanding shares of Bancorp Common Stock and approximately 446,746 shares of Bancorp Common Stock issued as a result of the Rose Conversion Rate. If any of the assumptions used in arriving at this pro forma Rose Conversion Rate were to change prior to the consummation of the Rose Merger, the Rose Conversion Rate would likely be different.

THE ACTUAL ROSE CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH
ABOVE.



No fractional shares of Bancorp Common Stock will be issued in the Rose Merger. Instead, shareholders of Rose will receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a)

Bancorp Market Value Per Share by (b) the fraction of a share of Bancorp Common Stock to which such holder would otherwise be entitled. "Bancorp Market Value Per Share" means the last trade price of Bancorp Common Stock prior to the Rose Effective Time.

EXCHANGE PROCEDURE. Each holder of a certificate representing shares of Rose Common Stock shall surrender such certificate, duly endorsed as the Bancorp may require, to American Securities Transfer and Trust as the exchange agent (the "Rose Exchange Agent"). Each holder shall then receive in exchange (i) a certificate representing the number of whole shares of Bancorp Common Stock to which the holder shall have become entitled based upon the Rose Conversion Rate and (ii) a check for any fractional share. Upon surrender for cancellation to the Rose Exchange Agent of one or more certificates for shares of Rose Common Stock ("Rose Certificates"), accompanied by the Transmittal Letter which will be sent to the Rose shareholders, the Rose Exchange Agent shall, promptly after the Rose Effective Time, deliver to each holder of such surrendered Rose Certificates new certificates representing the appropriate number of shares of Bancorp Common Stock ("New Certificates") and checks for payment of fractional shares.

Until Rose Certificates have been surrendered and exchanged, each outstanding Rose Certificate shall be deemed for all corporate purposes to represent the number of shares of Bancorp Common Stock into which the number of shares of Rose Common Stock shown thereon will be converted. No dividends or other distributions which are declared on Bancorp Common Stock will be paid to persons otherwise entitled to receive the same until Rose Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Rose Effective Time, will be paid to such persons in accordance with the terms of such Bancorp Common Stock. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

No shareholder will be liable for any transfer taxes unless a certificate for Bancorp Common Stock is to be issued in a name other than the shareholder's. It shall be a condition of such issuance that the person requesting such issuance shall properly endorse the Rose Certificates and shall pay to the Bancorp or the Rose Exchange Agent any transfer taxes owed for that transfer or for any prior transfer or establish to the satisfaction of the Bancorp or the Rose Exchange Agent that such taxes have been paid or are not payable.

If any holder of Rose Common Stock is unable to surrender his or her Rose Certificates because the certificates have been lost or destroyed, the holder may instead deliver an affidavit and indemnity undertaking in form and substance and, if required, with surety satisfactory to the Rose Exchange Agent and the Bancorp.

EXCHANGE OF OUTSTANDING STOCK OPTIONS FOR SHARES OF ROSE COMMON STOCK. All outstanding rights with respect to Rose Common Stock pursuant to existing stock options for shares of Rose Common Stock will be converted into and become outstanding rights with respect to shares of Bancorp Common Stock at the Rose Conversion Rate with a corresponding adjustment in the option price.


INTERESTS OF CERTAIN PERSONS IN THE ROSE MERGER AND MATERIAL CONTRACTS WITH ROSE AND ITS AFFILIATES

In considering the recommendations of the Boards of Directors of the Bancorp and Rose for approval of the Rose Merger, the shareholders of the Bancorp and Rose should be aware that certain members of the Boards of Directors of the Bancorp and Rose may have conflicts of interest with respect to the Rose Merger.

Upon consummation of the Rose Merger, four directors of Rose shall be appointed as directors of the Bancorp to serve until the next annual meeting of shareholders of the Bancorp and until such successors are elected and qualified.


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


At the Rose Effective Time, there shall be ten members of the Board of Directors of R1NB; two will be selected by the Bancorp, and eight will be current directors of R1NB. At the Rose Effective Time, the Board of Directors of WSNB shall be increased by two persons to be selected by Rose. The Chairman of the Board of the Bancorp shall be an attendee of the Board of Directors of R1NB and all committees of the Board of Directors of R1NB. It is presently anticipated that Kirk Doyle, Howard "Skip" Jahn, Thomas Manz and Richard C. Seeba will be appointed as directors of the Bancorp, that Stephen F. Caulkins, Mark Davis, Kirk Doyle, Skip Jahn, Ernest E. Johnson, M.D., Thomas Manz, Randall Scagliotti and Richard C. Seeba will continue to serve as directors of R1NB, and that Gary
D. Gall and Richard Golemon will be appointed as new directors of R1NB. It is also currently anticipated that Thomas Manz and Richard C. Seeba will be selected by Rose to join the Board of Directors of WSNB.

In addition, each director of Rose has entered into a director's agreement with the Bancorp which provides that the director agrees: (i) to recommend that the shareholders of Rose approve the Rose Agreement and to advise Rose's shareholders to reject any subsequent proposal or offer received by Rose relating to any purchase, sale, acquisition, merger or other form of business combination involving Rose or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Rose Agreement, unless Rose's Board of Directors has been advised by outside legal counsel that, in the exercise of such director's fiduciary duties, a director of Rose should not take such action; (ii) not to take any action that will alter or affect in any way the right to vote the shares of Rose Common Stock, except (x) with the prior written consent of the Bancorp, (y) to change such right from that of a shared right of the director to vote the shares of Rose Common Stock to a sole right of the director to vote the shares of Rose Common Stock or (z) in connection with a transfer to a revocable intervivos trust under which the director is a grantor and trustee; and (iii) to vote all shares of Rose Common Stock as to which such director has voting power in favor of the Rose Merger.


The director's agreements also provide that the directors, other than Messrs. Richard Seeba and Kenneth Leung, shall not for a period of two years after the Rose Effective Time or until the director (a) if a director of R1NB and/or the Bancorp immediately after the Rose Effective Time, is removed or not reelected to such position or positions or (b) if a director emeritus of R1NB immediately after the Rose Effective Time, is removed as a director emeritus, which ever occurs first, directly or indirectly, without the prior written consent of the Bancorp, own more than 1% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head offices or a branch office within 50 miles of the head office of Rose or R1NB. Mr. Kirk Doyle's agreement provides an exception for Placer Savings Bank. However, Mr. Doyle has agreed not to solicit any customers of R1NB or the Bancorp for the benefit of Placer Savings Bank.

Gary D. Gall, who is currently the President and Chief Executive Officer of the Bancorp and WSNB, and Lesa Fynes, who is currently the Controller of the Bancorp and Senior Vice President and Chief Financial Officer of WSNB, are expected to serve in the same positions with the Bancorp and WSNB following the Rose Merger. Stephanie M. Marsh, who is currently the Senior Vice President and Chief Administrative Officer of WSNB, and Kirk Dowdell, who is currently the Senior Vice President and Chief Credit Officer of WSNB, are expected to serve in those positions with both the Bancorp and WSNB following the Rose Merger. In addition, Richard C. Seeba, who is currently serving as the President and Chief Executive Officer of Rose and R1NB, will continue to serve in those capacities with R1NB and will serve as an Executive Vice President of the Bancorp, and Thomas C. Warren, who is currently serving as the Senior Vice President and Chief Financial Officer of Rose and R1NB, will serve as the Senior Vice President and Chief Financial Officer of the Bancorp and R1NB following the Rose Merger. Douglas A. Nordell, who is currently the Executive Vice President and Chief Operating Officer of Rose and R1NB, has accepted the position of President and Chief Executive Officer of Lake, and is not expected to be employed by R1NB following the Rose Merger. It is anticipated that most other present officers and employees of the Bancorp and R1NB will initially continue in the same or similar capacities with the Bancorp and R1NB at the same or comparable compensation levels. For information regarding the Bancorp's employee benefit plans see the descriptions of the



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


Bancorp's employee benefit plans below in "DESCRIPTION OF THE
BANCORP--Management-- Compensation of Executive Officers." For information regarding R1NB's employee benefit plans see the descriptions of R1NB's employee benefit plans below in "DESCRIPTION OF ROSE--Management-- Compensation of Executive Officers."

REGULATORY APPROVAL AND ROSE EFFECTIVE TIME

The Rose Merger was approved by the FRB on September 17, 1998. THE APPROVAL OF THE ROSE MERGER BY THE FRB IS NOT A RECOMMENDATION OR ENDORSEMENT OF THE ROSE MERGER BY THE FRB. The consummation of the Rose Merger is anticipated to take place on a day ("Rose Closing Date") which shall not, however, be later than thirty (30) days after (i) the receipt of the last required regulatory approval and expiration of all applicable waiting periods, and (ii) satisfaction of the conditions precedent to the obligations of each of the Bancorp and Rose or the written waiver of such conditions by the Bancorp or Rose, as applicable. The Rose Merger shall become effective at the Rose Effective Time.
It is presently anticipated that the Rose Merger will be consummated during the fourth quarter of this year.

CONDITIONS TO THE ROSE MERGER


The Rose Agreement provides that the consummation of the Rose Merger is subject to various conditions which must be satisfied, including the following:


1. The Rose Agreement and the Rose Merger shall have been approved by the vote of the holders of a majority of the outstanding stock of the Bancorp and Rose, respectively;


2. All approvals or permits required to be obtained, and all waiting periods required to expire, for the Rose Merger shall have been obtained or expired, without the imposition of any materially burdensome condition on any party to the Rose Merger as determined by the party affected;

3. There shall not be any action taken, or any law, regulation or order enacted, enforced or deemed applicable to the Rose Merger, by any government entity which: (i) makes the consummation of the Rose Merger illegal; (ii) requires the divestiture by the Bancorp of any material asset or of a material portion of the business of the Bancorp; or (iii) imposes any condition upon the Bancorp or its subsidiaries which in the judgment of the Bancorp would be materially burdensome;


4. The Bancorp's Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No action or proceeding shall have been instituted to restrain or prohibit the transactions contemplated in the Rose Agreement;


5. The Bancorp and Rose shall have received a determination from Perry-Smith & Co., LLP that the Rose Merger will qualify for the pooling of interests accounting method;

6. The representations and warranties of each of the Bancorp and Rose set forth in the Rose Agreement shall be true in all materials respects as of the Rose Effective Time; each of the Bancorp and Rose shall have duly performed and complied in all material respects with all agreements required by the Rose Agreement, except where the failure to so perform and comply would not have or would not be reasonably likely to have a material adverse effect on Rose, R1NB, the Bancorp, WSNB or the Bancorp as the Surviving Corporation of the Rose Merger; and none of the events or conditions entitling either party to terminate the Rose Agreement shall have occurred and be continuing;

7. The Bancorp and Rose shall have received certificates of officers of the other party stating that the representations and warranties as set forth in the Rose Agreement are true and correct, and opinions of counsel for the other party;

8. No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by the Rose Agreement which presents a substantial risk that such transactions will be restrained or that either the Bancorp or Rose may suffer material damages;

9. The holders of no more than 10% of the outstanding shares of Rose Common Stock shall have exercised dissenters' rights. Dissenters of the Bancorp shall be included in such calculation;

10. There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of the Bancorp and its subsidiaries, taken as a whole, from December 31, 1997 to the Rose Effective Time that results in a material adverse effect as to the Bancorp and its subsidiaries, taken as a whole;

11. No event or circumstance shall have occurred which has had or could reasonably be expected to have a material adverse effect on Rose or its subsidiaries; and

12. Rose shall have received a written opinion from a recognized company experienced in providing business valuations and fairness opinions, selected by Rose confirming the fairness of the terms of the Rose Merger to Rose and its shareholders from a financial standpoint, and such opinion shall not have been withdrawn prior to the Rose Meeting.


On August 26, 1998, BSG delivered its opinion to Rose's Board of Directors that the terms of the Rose Merger are fair, from a financial standpoint, to the shareholders of Rose. In addition, on September 17, 1998, the FRB approved the Rose Merger subject to approval of the shareholders of the Bancorp and Rose.

WAIVER, AMENDMENT, AND TERMINATION

Any term or provision of the Rose Agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

The Rose Agreement provides that it may be terminated prior to the Rose Effective Time:

1.      By mutual consent of the Boards of Directors of the Bancorp and Rose;

2. By the Bancorp or Rose upon the failure to satisfy any conditions specified in the Rose Agreement if such failure is not caused by any action or inaction of the party requesting termination;

3. By the Bancorp or Rose if a Rose Acquisition Event, as defined below, involving the other party shall have occurred;

4. By either the Bancorp or Rose if there shall have been a material breach of any of the representations or warranties of the other party, which breach, in the reasonable opinion of the terminating party, by its nature cannot be cured or is not cured prior to the Rose Closing and which breach would, in the reasonable opinion



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


        of the terminating party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party, or upon the consummation of the Rose Merger;

5. By the Bancorp or Rose after the occurrence of a default by the other party and the continuance of such default for a period of 20 business days after written notice of such default, if such default, in the reasonable opinion of the terminating party, cannot be cured prior to the Rose Closing;

6. By the Bancorp or Rose if the updated schedules to the Rose Agreement (the "Rose Closing Schedules") prepared and delivered by the other party disclose the occurrence of an event or the existence of any facts or circumstances, not previously disclosed, that has had or could reasonably be expected to have a material adverse effect on the other party, or on the consummation of the Rose Merger; or

7. By the Bancorp or Rose upon the failure of any of the conditions specified in the Rose Agreement to have been satisfied prior to December 31, 1998.

A "Rose Acquisition Event" is defined as a public announcement of an intent to enter into a letter of intent or an agreement with any other entity (other than Rose or the Bancorp) to effect an acquisition or failure to publicly oppose a tender offer for the acquisition of either Rose's or the Bancorp's shares or an exchange offer for the shares of either Rose or the Bancorp for shares of the offering entity.

LIQUIDATED DAMAGES


If a Rose Acquisition Event occurs involving Rose, then Rose shall pay to the Bancorp the sum of Five Hundred Thousand Dollars ($500,000) in cash. If a Rose Acquisition Event occurs involving the Bancorp, then the Bancorp shall pay to Rose the sum of Five Hundred Thousand Dollars ($500,000) in cash.

If there is a termination of the Rose Agreement by Rose as a result of the revocation of the Rose Fairness Opinion; or a termination of the Rose Agreement by the Bancorp because (i) Rose's shareholders do not approve the Rose Agreement, or (ii) of a breach of Rose's representations or warranties, a default by Rose, or disclosure in the Rose Closing Schedules of a material adverse event, then, Rose shall pay to the Bancorp the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if a Rose Acquisition Event occurs involving Rose within one hundred eighty (180) days following any termination by the Bancorp as provided in the Rose Agreement, Rose shall pay to the Bancorp an additional Three Hundred Thousand Dollars ($300,000) in cash.

If there is a termination of the Rose Agreement by Rose because (i) the Bancorp's shareholders do not approve the Rose Agreement, or (ii) of a breach of the Bancorp's representations and warranties, a default by the Bancorp, or disclosure in Rose Closing Schedules of a material adverse event respecting the Bancorp, then, the Bancorp shall pay to Rose the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if a Rose Acquisition Event occurs involving the Bancorp within one hundred eighty (180) days following any termination by Rose as provided in the Rose Agreement, the Bancorp shall pay to Rose an additional Three Hundred Thousand Dollars ($300,000) in cash.


OPINION OF ROSE'S FINANCIAL ADVISOR

Rose retained BSG as investment bankers to determine the fairness, from a financial point of view, to the holders of shares of Rose Common Stock of the consideration to be received by Rose, in the proposed Rose Merger. Pursuant to the Rose Agreement and subject to the terms and conditions contained therein, each holder of shares of Rose Common Stock will receive, in exchange for shares of Rose Common Stock, shares of Bancorp Common Stock. The transaction is based on a book value to book value exchange of shares based on the adjusted



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



shareholders' equity of both Rose and the Bancorp subject to certain adjustments and terms, as described in the Rose Agreement.

BSG has prepared for Rose and for the Rose Board of Directors in connection with this transaction a fairness opinion and has received a fee of $14,000 for the fairness opinion. BSG has not previously provided investment banking and financial advisory services to Rose. BSG has not provided investment banking or financial advisory services to the Bancorp. BSG is not a market maker in shares of Rose Common Stock. The Rose Board of Directors selected BSG to prepare a fairness opinion on the basis of BSG's expertise and experience in the banking industry. BSG is an independent financial services firm, specializing in the researching, buying, holding and selling stock of publicly and privately traded community banks for its portfolio and portfolios of its clients, and as part of its investment banking activities, is regularly engaged in the valuation of banks and their securities in connection with mergers and other types of acquisitions, negotiated underwritings, stock navigation programs, and other purposes.


No limitations were imposed by Rose on BSG with respect to the investigations made or procedures followed in rendering its opinion. The full text of BSG's written opinion to the Board of Directors of Rose, (the "Rose Fairness Opinion") sets forth the assumptions made, procedures followed, matters considered, accuracy of data reviewed, and limitations on the scope of the prepared Rose Fairness Opinion. The Rose Fairness Opinion should be read carefully and in its entirety in connection with this Joint Proxy Statement/Prospectus. The following summary of the Rose Fairness Opinion is qualified in its entirety by reference to the full text of the Rose Fairness Opinion which is attached to this Joint Proxy Statement/Prospectus as Exhibit V.


In arriving at this opinion, BSG has reviewed and analyzed, among other things, the following: (i) the Rose Agreement; (ii) certain publicly available financial and other data with respect to Rose and the Bancorp including consolidated financial statements for recent years and interim periods to March 31, 1998;
(iii) certain other publicly available financial and other information concerning Rose and the Bancorp; (iv) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions BSG believed relevant to its inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Rose in connection with the Rose Fairness Opinion.

BSG has held discussions with senior management of Rose and of the Bancorp concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. BSG has reviewed with senior management of Rose earnings projections for Rose as a stand-alone entity, assuming the Rose Merger does not occur, prepared by Rose. BSG has reviewed with senior management of the Bancorp earnings projections as a stand-alone entity, assuming the Rose Merger does not occur, prepared by the Bancorp. BSG has also reviewed with the senior management of both Rose and the Bancorp the projected operating cost savings reasonably expected by the Bancorp resulting from the Rose Merger. Certain pro forma financial projections for the combined companies and for Rose and the Bancorp as stand-alone entities were derived by BSG based upon the projections and growth assumptions discussed above, as well as BSG's own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings derived by BSG based upon the projections discussed above and believed by BSG to be realizable in the Rose Merger.

In conducting the review and in arriving at the Rose Fairness Opinion, BSG relied upon and assumed the accuracy and completeness of the financial and other information provided to BSG or publicly available. BSG did not assume any responsibility for independent verification of the same. BSG relied upon the management of both Rose and the Bancorp as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to them. BSG assumed that such forecasts, projections and projected operating cost savings reflected the best currently available estimates and judgements of the applicable managements. BSG also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for Rose and the Bancorp were adequate to cover such losses. BSG did not make or obtain any evaluations or appraisals of the property of Rose or the Bancorp, nor did BSG examine any individual loan credit files. For purposes of the Rose Fairness Opinion, BSG assumed that the Rose Merger will have the tax, accounting and legal effects (including, without limitation, that the Rose Merger will be accounted for as a pooling of interests) described in the Rose Agreement and assumed the accuracy of the disclosures set forth in the Rose Agreement. BSG's opinion as expressed in the Rose Fairness Opinion is limited to the fairness, from a financial point of view, to the holders of shares of Rose Common Stock of the Rose Conversion Rate as described in the Rose Agreement and does not address Rose's underlying business decision to proceed with the Rose Merger.

BSG considered such financial and other factors as it deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial positions and results of operations of Rose and the Bancorp, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of nonperforming assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Rose and for the Bancorp; (ii) the assets and liabilities for Rose and the Bancorp, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. BSG has also taken into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. BSG's opinion is necessarily based only upon conditions as they exist and can be evaluated on the date hereof and the information made available to BSG through the date hereof.

Set forth below is a brief summary of the Rose Fairness Opinion dated July 2, 1998. For purposes of this report, BSG found that Rose had approximately 384,805 outstanding shares of Rose Common Stock (fully diluted) as of the report date. BSG performed in-depth financial analysis and peer group comparison on the subject institution. Analysis has been prepared utilizing both "quantitative and qualitative" factors relating to overall performance benchmarking. Key indicators have been offered based on accepted industry standards as well as regulatory indicators of satisfactory bank performance.

Comparison Analysis. The valuation analyzed the contribution of Rose and the Bancorp to total assets, total loans, total deposits, total equity capital, and net income of the pro forma combined institution as of March 31, 1998. This analysis was undertaken without regard to the effect of merger costs or projected synergies realized by the proposed Rose Merger.

This analysis showed that based on the pro forma financial statements of the combined company as of March 31, 1998, Rose would contribute approximately 30.6% of total assets, approximately 32% of total loans, approximately 30.6% of total deposits, approximately 31.62% of total equity capital, and approximately 15.4% of net income.

Multiple of Book Value Method. This valuation approach is formulated on the purchase prices and multiples of book values based on recent transactions for institutions involved in mergers and acquisitions utilizing both a national and regional index.

In BSG's opinion, the multiple factor of 1.3 - 1.7 is representative of the current values of sound and profitable banks referencing similar operating platforms with a multiple of 1.5 specifically utilized in determining the valuation multiple of book for Rose. Utilizing the Multiple of Book Value Method, (based on the March 31, 1998 call report) the acquisition value, as of the Rose Fairness Opinion report date is as follows:

       $3,948,000 (Rose equity) X 1.5 (multiple) =            $5,922,000


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

Multiple of Equity Return Method. This is the primary method of determining fair market value and used extensively in valuation analysis. This valuation preparation must take into account regional market transactions as well as validating the forward earnings potential of Rose to demonstrate an ability to support an institution's current and future earnings capacity calculations.

Return multiples for the industry for profitable and financially sound institutions is in the range of 14 to 20 times equity return. For the purpose of this valuation a multiple of 17 times earnings will be utilized based on known market conditions and institutions performance. Based on the equity return of Rose utilizing most recent fiscal year-end with comparison to current annualized estimated equity return calculates a value of $2,924,000.

    $172,000 Estimated Equity Return X 17(Multiple) =            $2,924,000

Market Value Method. This method of determining the price of an institution's per share market value is based on existing and previously documented stock transactions. These transactions provide an indication of an institution's per share value. In BSG's opinion, despite the fact that the stock is very thinly traded, a market does exist and is most likely limited by combined local community influences of low liquidity, ownership levels, and/or low investor market interest and awareness. Shares of Rose Common Stock are currently trading at a discount of book value. Based on the determined per share price of $8.00 (the reported transaction price of the most recent trades), the fair market value of Rose is calculated accordingly:

            Per Share Value $8.00 X Total Outstanding Shares 319,972
                         $2,559,776 = Fair Market Value

Valuation Summary.

         Multiple of Book Value Method           $   5,922,000
      Multiple of Equity Return Method           $   2,924,000
                   Market Value Method           $   2,559,776
                               Average           $   3,801,925

The fair market value of Rose, based on the averaging of total market value methods of all of the shares would be $3,801,925. Realizing that the current market value is trading at a 35% discount to book value, primarily due to stock liquidity issues and performance issues, market value analysis for premium calculation purposes must be carefully reviewed within the averaging formula. A market value premium of $3,801,925 is being utilized to reflect the approximate value of Rose.

The individual cost associated on a per share basis would be $11.91 nondiluted and $9.88 fully diluted.

In BSG's opinion, based on the information compiled and analyzed within the Rose Fairness Opinion, the actual valuation on a per share basis, taking into account financial condition and performance, blockage factors, discount/premium, liquidity, and number of shares being valued, is $9.88 per share fair market value for a control price premium on outstanding shares of Rose Common Stock fully diluted. A premium range of 1.3-1.7 x book value can be utilized in determining a market value of Rose. The transaction offer as analyzed by BSG of book to book based on adjusted equity of Rose as identified in the Rose Agreement is fair to the shareholders of Rose. Rose shareholders will immediately realize the benefit of a more liquid stock and resultant value. Although the transaction is identified as book to book, the price per share after the transaction will reflect the then current market value of shares of Bancorp Common Stock. Shares of Bancorp Common Stock are currently trading at
2.1 x book. Shares of Rose Common Stock are currently trading at a discount of book value as described within the Rose Fairness

Opinion. Rose's value is further realized in being acquired within a holding company framework as described within the Rose Fairness Opinion and R1NB being operated as a wholly-owned subsidiary. The franchise value of Rose is on its loyal customers and operating "footprint" which can realize continued revenue generation thereby providing shareholders a higher multiple return. The combined shareholder base of both Rose and the Bancorp will provide additional liquidity to Bancorp Common Stock providing a platform of additional growth with the added prospect of other transactions to be seen as most likely by investors.

In performing its analyses, BSG made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Rose or the Bancorp. The analyses performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of BSG's analysis as to the fairness of the consideration to the holders of shares of Rose Common Stock in the Rose Merger. The analyses do not purport to be appraisals or to reflect the prices at which Rose might actually be sold or the prices at which any securities may trade at the present time or in the future.

A representative of BSG provided the Rose Fairness Opinion to the Board of Directors of Rose and provided a verbal summary of the Rose Fairness opinion. BSG provided the Rose Fairness Opinion dated August 26, 1998 regarding the fairness, from a financial point of view, of the consideration to be received by Rose in the proposed Rose Merger, based on the information then available.

Based upon and subject to the foregoing, it is BSG's opinion that, as of the date hereof, the Rose Conversion Rate as set forth in the Rose Agreement is fair, from a financial point of view, to the holders of the shares of Rose Common Stock.

CERTAIN FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES


The following is a summary description of certain material federal and California income tax consequences of the Rose Merger. This summary is not a complete description of all tax consequences of the Rose Merger. Each shareholder's individual circumstances may affect the tax consequences of the Rose Merger to him or her. In addition, the summary does not address the tax consequences of the Rose Merger under applicable state or local laws, other than with respect to California law. CONSEQUENTLY, EACH ROSE SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ROSE MERGER.

An opinion of Perry-Smith & Co., LLP, independent accountants for the Bancorp and Rose, has been delivered to the Bancorp to the effect that for federal and related California income tax purposes, under current law, assuming that the Rose Merger and related transactions will take place as described in the Rose Agreement, the Rose Merger will constitute a reorganization under Section 368 of the Code. Assuming the opinion is not withdrawn or changed due to changes in laws, or otherwise, prior to the date of the Rose Merger, certain material federal and related California income tax consequences of the Rose Merger, in the opinion of Perry-Smith & Co., LLP, will be as follows:


        (a) No gain or loss will be recognized by Rose or the Bancorp in the Rose Merger;

        (b) The basis and holding periods of the assets of Rose will carryover to the Bancorp;

        (c) No gain or loss will be recognized by the holders of Rose Common Stock upon their receipt of Bancorp Common Stock upon conversion of their Rose Common Stock;



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


        (d) The receipt of cash in lieu of fractional share interests of Bancorp Common Stock by holders of Rose Common Stock will result in gain or loss equal to the difference between such payment and the tax basis allocated to their fractional share interests. Whether such gain or loss will constitute capital gain or loss for a particular shareholder will depend upon whether that shareholder's Rose Common Stock is held as a capital asset at the date of the Rose Merger;

        (e) The receipt of cash upon exercise of dissenters' rights by holders of Bancorp Common Stock or Rose Common Stock will result in gain or loss equal to the difference between such payment and the tax basis of their shares. Whether such gain or loss shall constitute capital gain or loss for a particular shareholder will depend upon: 1) whether that shareholder's Bancorp Common Stock or Rose Common Stock is held as a capital asset at the date of the Rose Merger, and 2) whether the requirements of
                Section 302(b) of the Code are met with respect to that shareholder's exchange;

        (f) The tax basis of Bancorp Common Stock received by the holders of Rose Common Stock will be the same as the tax basis of the Rose Common Stock converted in the Rose Merger; and

        (g) The holding period of Bancorp Common Stock in the hands of the shareholders of Rose will include the period during which the Rose Common Stock converted in the Rose Merger was held, provided such Rose Common Stock was held as a capital asset on the date of the Rose Merger.


In developing its opinion, Perry-Smith & Co., LLP relied upon facts and representations provided to it by the Bancorp's management and Rose's management and made no independent determination with respect to them. In addition, Perry-Smith & Co., LLP's opinion was based upon the analysis of the current Code, the California and Revenue Taxation Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, Perry-Smith & Co., LLP's opinion may be affected and may not be relied upon. Perry-Smith & Co., LLP assumes no responsibility to update its opinion after the date of the Rose Merger because of such change. Further any variation or differences in the facts or representations, for any reason, may affect Perry-Smith & Co., LLP's opinion, perhaps in an adverse manner, and make it inapplicable.


RIGHTS OF DISSENTING SHAREHOLDERS OF ROSE AND THE BANCORP

Shareholders of Rose and the Bancorp who do not vote in favor of the Rose Merger either by voting against the Rose Merger or by abstaining from voting are entitled to certain rights under Chapter 13 of the California General Corporation Law ("Chapter 13"). Chapter 13 is reprinted in Exhibit VI to this Joint Proxy Statement/Prospectus. Please note that all references in Chapter 13 and in this section to a "shareholder" are to the record holder of dissenting shares. A person having a beneficial interest in shares of Bancorp Common Stock or Rose Common Stock held of record in the name of another person, such as a broker or nominee, and wishing to exercise his or her dissenter's rights should act promptly to cause the shareholder of record to follow the steps summarized below properly and in a timely manner to perfect his or her dissenter's rights with respect to such shares.

The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by Exhibit VI which is incorporated herein by reference. This discussion and Exhibit VI should be reviewed carefully by any shareholders who wish to exercise dissenters' rights or who wish to preserve the right to do so since failure to comply with the procedures set forth in Chapter 13 will result in the loss of dissenters' rights.

If the Rose Merger is consummated, those shareholders of the Bancorp or Rose who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair market value", in cash, of their shares. Pursuant to Section 1300(a) of the California General Corporation Law, such "fair market value" would



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be determined as of June 11, 1998, the day before the first announcement of the terms of the Rose Merger, excluding any appreciation caused by the Rose Merger. See "MARKET PRICES."


If the Rose Agreement is approved at the Bancorp Meeting and the Rose Meeting, the Bancorp and Rose will within 10 days of such approval mail a notice to the holders of record of shares of Bancorp Common Stock and Rose Common Stock which were not voted in favor of the Rose Agreement stating that the required shareholder approval of the Rose Merger was obtained (the "Rose Notice of Approval"). The Rose Notice of Approval will set forth the price determined by the Bancorp or Rose, as applicable, to represent the "fair market value" of any dissenting shares, and will set forth the procedures (which are also described below) to be followed by dissenting shareholders who wish to pursue further their statutory rights. The procedures include a timely written demand that must be made on the Bancorp or Rose, as applicable, in order to perfect the right to dissent. The Rose Notice of Approval will include a copy of Sections 1300 through 1304 of the California General Corporation Law.


Under Section 1301(a) of the California General Corporation Law, the statement in the Rose Notice of Approval of the determination of the fair market value of Bancorp Common Stock or Rose Common Stock, as applicable, will constitute an offer by the Bancorp or Rose, as applicable, to purchase from its shareholders any dissenting shares at the price stated, assuming the Rose Merger is consummated. However, the determination by the Bancorp or Rose, as applicable, of fair market value is not binding on its shareholders, and if a dissenting shareholder chooses not to accept that offer, he or she has the right during a period of six months following the mailing of the Rose Notice of Approval to commence a lawsuit to have the fair market value, as described in Section 1300(a), determined by a court. The fair market value as determined by the court in those circumstances could be higher or lower than the amount offered by the Bancorp or Rose, as applicable, in the Rose Notice of Approval and any such determination would be binding on both the dissenting shareholder or shareholders involved in the lawsuit and the Bancorp or Rose, as applicable.

Any holder of record of Bancorp Common Stock or Rose Common Stock, as applicable, who wishes to exercise dissenters' rights (or to preserve the right to do so) must make a written demand upon the Bancorp or Rose, as applicable, that the Bancorp or Rose, as applicable, pay such shareholder in cash the fair market value of his or her dissenting shares (as defined above).

Such demand by holders of Bancorp Common Stock should be sent to Western Sierra Bancorp, 4011 Plaza Goldorado Circle, Cameron Park, California 95682, Attention:
President. Such written demand must state the number of shares held of record by such shareholder and the number of shares which such shareholder demands that the Bancorp purchase for cash and must also contain a statement of the amount which such shareholder claims to be the fair market value of the dissenting shares, as of the day before the announcement of the proposed Rose Merger. That statement will constitute an offer by such shareholder to sell his or her dissenting shares to the Bancorp at that price. The certificates for shares of Bancorp Common Stock must also be included with the written demand.

Such demand by holders of Rose Common Stock should be sent to Roseville 1st Community Bancorp, 1801 Douglas Boulevard, Roseville, California 95661,
Attention: President. Such written demand must state the number of shares held of record by such shareholder and the number of shares which such shareholder demands that Rose purchase for cash and must also contain a statement of the amount which such shareholder claims to be the fair market value of the dissenting shares, as of the day before the announcement of the proposed Rose Merger. That statement will constitute an offer by such shareholder to sell his or her dissenting shares to Rose at that price. The certificates for shares of Rose Common Stock must also be included with the written demand.

A proxy card directing a vote against the Rose Merger is not sufficient to meet the requirements for a written demand. Such written demand and the dissenting shareholder's share certificate(s) must be received by the Bancorp or Rose, as applicable, within thirty (30) days after the date on which the Rose Notice of Approval was mailed to



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


such shareholder. The certificate(s) will be stamped or endorsed with a statement that the shares are dissenting shares and returned to the dissenting shareholder.

In addition, such shareholders may not have voted in favor of approval of the Rose Agreement, either in person or by proxy. A shareholder may vote in favor of approval of the Rose Agreement as to part of his or her shares without jeopardizing the dissenting status of those shares not voted in favor of approval of the Rose Agreement. However, a shareholder should clearly specify the number of shares not voted in favor of approval of the Rose Agreement.

If the shareholder votes in favor of approval of the Rose Agreement (either in person or by proxy) or if the Bancorp or Rose, as applicable, does not receive his or her written demand within thirty (30) days after the Rose Notice of Approval was mailed to the shareholder (or if the shareholder otherwise fails to comply in a timely manner with the procedures of Chapter 13 as described herein or contained in Exhibit VI), such shareholder shall be bound by the terms of the Rose Agreement and shall lose the right to receive the fair market value of his or her shares in cash.

Dissenting shares may lose their status as such if any of the following occurs: the Rose Merger is abandoned; the shares are transferred before being submitted to the Bancorp or Rose, as applicable, for endorsement; the shareholder withdraws his or her demand with the consent of the Bancorp or Rose, as applicable, in the absence of an agreement between the shareholder and the Bancorp or Rose, as applicable, as to the price of his or her shares; or the shareholder fails to file suit against the Bancorp or Rose, as applicable, or otherwise fails to become a party to such suit within six months following the mailing of the Rose Notice of Approval.

The Bancorp or Rose, as applicable, will pay the fair market value of dissenting shares at the later of 30 days following an agreement as to the amount to be paid or within 30 days after all statutory and contractual conditions to the Rose Merger are satisfied; provided that in the event that such payment cannot be made due to the provisions set forth in California General Corporation Law,
Section 500 et seq. dealing with restrictions on a corporation's ability to distribute funds or assets to a shareholder, then those shareholders holding dissenting shares shall become creditors of the Bancorp or Rose, as applicable, and their claims will be payable as soon as permissible under such provisions.

The foregoing summarizes certain provisions of Chapter 13 of the California General Corporation Law, but shareholders of the Bancorp or Rose, as applicable, considering the exercise of their rights under those sections should read in full Chapter 13, which is reproduced in Exhibit VI and should consult their own legal advisors. The receipt of cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by such dissenting shareholders. (See "THE ROSE MERGER AND RELATED TRANSACTIONS--Certain Federal and California Income Tax Consequences," above.)


                     DESCRIPTION OF THE CAPITAL STOCK OF THE
                             BANCORP, LAKE AND ROSE

THE BANCORP

The authorized capital stock of the Bancorp consists of 10,000,000 shares of Bancorp Common Stock, no par value per share and 10,000,000 shares of Bancorp preferred stock, of which 981,448 shares of Bancorp Common Stock and no shares of Bancorp preferred stock were outstanding as of October 1, 1998. In addition, 115,543 shares of Bancorp Common Stock were reserved for issuance pursuant to stock option and other employee stock plans. Each share has the same rights, privileges and preferences as every other share and would share equally in the Bancorp's net assets upon liquidation or dissolution. The shares of Bancorp Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to said



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shares. Each share is entitled to one vote, except in connection with the election of directors, the Bancorp shareholders may vote their shares cumulatively. All of the outstanding shares of Bancorp Common Stock are fully paid and nonassessable and each participates equally in dividends, which are payable when and as declared by the Bancorp's Board of Directors out of funds legally available therefor.

The Bancorp's Articles of Incorporation (the "Bancorp Articles") also incorporate provisions which may have the effect of delaying, deferring or preventing a change in control of the Bancorp in certain circumstances. These provisions will be controlling upon consummation of the Lake Merger and/or the Rose Merger and shareholders of Lake and/or Rose will thereafter be subject to such provisions. Specifically, the Bancorp Articles provide that the shareholder vote required to approve a "Business Combination" (as defined) shall be at least 66-2/3% of the Bancorp's outstanding shares of voting stock voting together as a single class. A "Business Combination" is defined as any (i) merger or consolidation of the Bancorp or a subsidiary of the Bancorp where the shareholders of the Bancorp immediately prior to such merger or consolidation will own immediately after such merger or consolidation (A) no equity securities of the surviving entity after such merger or consolidation or (B) equity securities (excluding options, warrants and rights) of the surviving entity after such merger or consolidation with less than 50% of the voting power of the surviving entity after such merger or consolidation or (ii) any sale, exchange, transfer or other disposition of 50% or more of the assets of the Bancorp or combined assets of the Bancorp and its subsidiaries. The amendment or repeal of this provision of the Bancorp's Articles requires the affirmative vote of the holders of 66 2/3% or more of the outstanding shares.

LAKE


The authorized capital stock of Lake consists of 20,000,000 shares of Lake Common Stock, no par value per share and 10,000,000 shares of Lake preferred stock, of which 1,298,296 shares of Lake Common Stock and no shares of Lake preferred stock were outstanding as of October 1, 1998. In addition, 147,850 shares of Lake Common Stock were reserved for issuance pursuant to outstanding stock options under the Lake 1984 Stock Option Plan. Holders of shares of Lake Common Stock are entitled to cast one vote for each share held of record on all matters to be voted on, except that holders are entitled to cumulate their votes in the election of directors upon compliance with certain conditions. The holders of Lake Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by Lake's Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of Lake, the holders of Lake Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders. The Lake Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to said shares. All the outstanding shares of Lake Common Stock are fully paid and nonassessable.

Lake's Articles of Incorporation (the "Lake Articles") also incorporate provisions, certain of which are described below, which may have the effect of delaying, deferring or preventing a change in control of Lake in certain circumstances. Certain of these provisions would effectively become inoperative upon consummation of the Lake Merger. The following discussion is qualified in its entirety by the specific provisions of the Lake Articles.

CONSIDERATION OF FACTORS OTHER THAN PRICE. The Lake Articles provide that, when evaluating any proposed tender or exchange offer for Lake's voting stock or any proposed transaction with any other person which would constitute a "Business Combination," the Board of Directors of Lake may consider the best interests of Lake as a whole, including without limitation: giving due consideration to the interests of Lake's shareholders; whether the proposed transaction might violate applicable laws; not only the consideration being offered in the proposed transaction in relation to the then current market price for Lake's stock, but also the market price for such stock over a period of years, the estimated price which might be achieved in a negotiated sale of Lake as a whole or in part or through liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and Lake's financial condition and future prospects; and the social, economic and legal effects on the employees, customers, suppliers and other constituents of Lake and on the communities in which Lake conducts its business.

SHAREHOLDER ACTION BY WRITTEN CONSENT. Under California law, generally, any action which may be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Lake Articles provide that as a condition to shareholder action by written consent, the Board of Directors of Lake, by resolution, shall have previously approved any such action.

ANTI-GREENMAIL PROVISION. The Lake Articles also provide that any direct or indirect repurchase by Lake of outstanding shares of voting stock of Lake ("Voting Stock") from any person (or group of affiliated persons) known to Lake to be a beneficial owner of five percent or more of the Voting Stock (an "Interested Shareholder"), who has acquired beneficial ownership of any Voting Stock within a period of less than two years immediately prior to the date of the proposed repurchase (or the date of an agreement in respect thereof) at a per share price in excess of the Fair Market Value (as defined) at the time of such repurchase by Lake shall require the approval of a majority of the shares of Voting Stock, excluding Voting Stock beneficially owned by such Interested Shareholder, except for (i) a tender or exchange offer by Lake for a class of Capital Stock (as defined) made available on the same terms to all holders of such class of Capital Stock, or (ii) purchases made pursuant to an open market purchase program approved by a majority of Continuing Directors (as defined) provided that such purchases are effected on the open market and are not the result of a privately negotiated transaction. Additionally, any amendment or repeal of this provision, or the adoption of provisions inconsistent with this provision, must be approved by the affirmative vote of a majority of the shares of Voting Stock, excluding Voting Stock beneficially owned by any Interested Shareholder, voting together as a single class.

ROSE

The authorized capital stock of Rose consists of 5,000,000 shares of Rose Common Stock, no par value per share, of which 370,805 shares of Rose Common Stock were outstanding as of October 1, 1998. In addition, 26,000 shares of Rose Common Stock were reserved for issuance pursuant to outstanding stock options under the Rose 1993 Stock Option Plan. Each share has the same rights, privileges and preferences as every other share and would share equally in Rose's net assets upon liquidation or dissolution. The shares of Rose Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to said shares. Each share is entitled to one vote, except in connection with the election of directors, Rose shareholders may vote their shares cumulatively. All of the outstanding shares of Rose Common Stock are fully paid and nonassessable and each participates equally in dividends, which are payable when and as declared by Rose's Board of Directors out of funds legally available therefor.

THE BANCORP FOLLOWING THE LAKE MERGER AND THE ROSE MERGER

The Articles of Incorporation and Bylaws of the Bancorp will continue as the Articles of Incorporation and Bylaws of the Bancorp following the Lake Merger and the Rose Merger. The authorized capital stock of the Bancorp following the Lake Merger and the Rose Merger will consist of 10,000,000 shares of Bancorp Common Stock and 10,000,000 shares of Bancorp preferred stock. The rights, preferences and privileges of the Bancorp Common Stock following the Lake Merger and the Rose Merger will be the same as those described above for Bancorp Common Stock.

                                  MARKET PRICES

THE BANCORP

Bancorp Common Stock is not listed on any stock exchange, nor is it listed with NASDAQ. Bancorp Common Stock is thinly traded, and there is no established public market for Bancorp Common Stock. Management of the Bancorp is aware that the San Francisco office of Hoefer & Arnett, Incorporated, Sutro & Co., Dean Witter, Paine Webber, Prudential, Resource Trust, 1st National Bank, Solomon Booth, Northern Trust, Philadep, South West, Midwest & Co., Schwab, Edward D. Jones, Donaldson, Old Discount Brokerage and CEDE handle trades in Bancorp Common Stock (the "Bancorp Securities Dealers").


The following table sets forth the high and low bid quotations for Bancorp Common Stock, as reported by the Bancorp Securities Dealers during the first nine months of 1998 and the calendar quarters for the years 1997 and 1996. These quotations reflect the price that would be received by the seller, without retail mark-up, mark-down or commissions and may not have represented actual transactions:


                                           Bid Prices
                                 -----------------------------
         Quarter                     High              Low            Volumes
     ----------------            ----------         ----------        -------
     3rd Quarter 1998            $    20.25         $    15.00         35,707
     2nd Quarter 1998            $    21.00         $    18.50         72,806
     1st Quarter 1998            $    19.50         $    17.25         46,976

     4th Quarter 1997            $    18.375        $    14.25         15,074
     3rd Quarter 1997            $    14.50         $    12.50         31,285
     2nd Quarter 1997            $    12.75         $    12.75         40,250
     1st Quarter 1997            $    12.875        $    12.875           500

     4th Quarter 1996            No Report          No Report          30,600
     3rd Quarter 1996            $    10.00         $     9.75         20,965
     2nd Quarter 1996            $    11.125        $    10.625        19,840
     1st Quarter 1996            $    11.00         $    10.25         15,595

The last sales price of Bancorp Common Stock on or before May 27, 1998, the day prior to the date of the first public announcement of the proposed Lake Merger, was $20.25, which reflects a sale that occurred on May 15, 1998. The last sales price of Bancorp Common Stock on or before June 11, 1998, the day prior to the date of the first public announcement of the proposed Rose Merger, was $21.00, which reflects a sale that occurred on June 8, 1998. The last sales price of Bancorp Common Stock on or before _________, 1998, the last practicable date before printing of this Joint Proxy Statement/Prospectus, was $_____, which reflects a sale that occurred on ______, 1998. The "bid" and "asked" prices of Bancorp Common Stock on ________, 1998 were $_____ and $_____, respectively. As of October 1, 1998, the shares of Bancorp Common Stock were held by approximately 331 record holders.

LAKE

Trading in Lake Common Stock has not been extensive and such trades cannot be characterized as amounting to an active trading market. Lake Common Stock is not listed on any exchange, nor is it listed with NASDAQ. Management of Lake is aware that various brokers facilitate trades in Lake Common Stock. The following table summarizes those trades in the market of which Lake's management has knowledge setting forth the approximate high and low sale prices for the periods indicated. These quotations reflect the price that would be received by the seller, without retail mark-up, mark-down or commissions and may not have represented actual transactions:

                                        Sales Prices                  Volumes
                                 ----------------------------         -------
          Quarter                  High               Low
     ----------------            -------            ---------          -----
     3rd Quarter 1998            $ 11.125           $   10.25          4,550
     2nd Quarter 1998            $ 10.50            $    7.50         50,033
     1st Quarter 1998            $  7.75            $    7.00         90,490

     4th Quarter 1997            $  7.00            $    7.00            N/A
     3rd Quarter 1997            $  7.00            $    7.00            N/A
     2nd Quarter 1997            $  7.00            $    7.00            N/A
     1st Quarter 1997            $  7.00            $    7.00            N/A

     4th Quarter 1996            $  7.50            $    6.00            100
     3rd Quarter 1996            $  7.50            $    6.00            600
     2nd Quarter 1996            $  7.50            $    6.00         29,000
     1st Quarter 1996            $  7.50            $    6.00          1,000

The last sales price of Lake Common Stock on or before May 27, 1998, the day prior to the date of the first public announcement of the proposed Lake Merger, was $7.75, which reflects a sale that occurred on May 19, 1998. The last sales price of Lake Common Stock on or before _____, 1998, the last practicable date before printing of this Joint Proxy Statement/Prospectus, was $____, which reflects a sale that occurred on _______, 1998. The "bid" and "asked" prices of the Lake Common Stock on _______, 1998 were $____ and $____ respectively. As of October 1, 1998, the shares of Lake Common Stock were held by approximately 850 record holders.

ROSE

Trading in Rose Common Stock has been very limited and there is no established public trading market. Rose Common Stock is not listed on any exchange, nor is it included in NASDAQ. There have been no trades in Rose Common Stock during 1998 and there was only one trade in 1997 for 241 shares of Rose Common Stock at a price of $8.00 per share. The last sales price of Rose Common Stock on or before June 11, 1998, the day prior to the date of the first public announcement of the proposed Rose Merger, was $8.00, which reflects a sale that occurred on June 3, 1997. The last sales price of Rose Common Stock on or before _______, 1998, the last practicable date before printing of this Joint Proxy Statement/Prospectus, was $____, which reflects a sale that occurred on _______, 1998. As of October 1, 1998, the shares of Rose Common Stock were held by approximately 303 record holders.


                                    DIVIDENDS

THE BANCORP

The Bancorp shareholders are entitled to receive dividends when and as declared by its board of directors, out of funds legally available therefor, as provided in the California General Corporation Law. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if its retained earnings immediately prior to the dividend payout at least equal the amount of the proposed distribution. In the event that sufficient retained earnings are not available for the proposed distribution, a corporation may, nevertheless, make a distribution if it meets both the "quantitative solvency" and the "liquidity" tests, as set forth in the California General

Corporation Law. In general, the quantitative solvency test requires that the sum of the assets of the corporation equal at least 1-1/4 times its liabilities. The liquidity test generally requires that a corporation have current assets at least equal to current liabilities, or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for such fiscal years, then current assets must equal at least 1-1/4 times current liabilities.

The Bancorp paid stock dividends of 7% per share on April 17, 1995, 4% per share on October 20, 1995, 6% per share on April 30, 1997 and 10% per share on October 20, 1997.

The amount and payment of dividends by the Bancorp are set by the Bancorp's Board of Directors with numerous factors involved including the Bancorp's earnings, financial condition and the need for capital for expanded growth and general economic conditions. While it is anticipated that the Bancorp will continue to declare stock dividends based upon the recommendations of the Board of Directors of the Bancorp, there can be no assurance that such dividends will occur. Under both the Lake Agreement and the Rose Agreement, the Bancorp has agreed that it will not declare or pay any dividend on its shares of Bancorp Common Stock, other than regular cash dividends consistent with past practices. This restriction would no longer be applicable in the event the Lake Merger and the Rose Merger are not approved by the shareholders, and will not restrict the Bancorp's ability to pay dividends following the Lake Merger and/or the Rose Merger.


LAKE

The shareholders of Lake are entitled to cash dividends when and as declared by Lake's Board of Directors out of funds legally available therefor, subject to the restrictions set forth in the California Financial Code. The California Financial Code provides that a bank may not make a cash distribution to its shareholders in an amount which exceeds the lesser of (1) the retained earnings or (2) the net income of the bank for its last three fiscal years, less the amount of any distributions made by the bank to its shareholders during such period; however, a bank may, with the approval of the DFI, make a distribution to its shareholders in an amount not exceeding the greatest of (i) the retained earnings of the bank, (ii) the net income of the bank for its last fiscal year, or (iii) the net income of the bank for its current fiscal year. If the DFI finds that the shareholders' equity of a bank is not adequate or that the payment of a dividend would be unsafe or unsound for the bank, the DFI may order the bank not to pay any dividend to the shareholders.

Lake has paid cash dividends on its shares of Lake Common Stock. On December 18, 1997, the Board of Directors of Lake declared a cash dividend of $0.27 per share payable February 17, 1998 to shareholders of record as of January 16, 1998. On November 21, 1996, the Board of Directors of Lake declared a cash dividend of $0.20 per share payable February 14, 1997 to shareholders of record as of January 15, 1997, and on November 30, 1995, the Board of Directors of Lake declared a cash dividend of $0.20 per share payable February 2, 1996 to shareholders of record as of January 1, 1996. The amount and payment of dividends by Lake are set by Lake's Board of Directors with numerous factors involved including Lake's earnings, financial condition, and the need for capital for expanded growth and general economic conditions. No assurance can be given that cash or stock dividends will be paid in the future. Under the Lake Agreement, Lake has agreed that it will not declare or pay any dividend on its shares of Lake Common Stock, other than regular cash dividends consistent with past practices. This restriction would no longer be applicable in the event the Lake Merger is not approved by the shareholders.

ROSE

Rose has never paid any cash or stock dividends and does not intend to do so in the foreseeable future. Under the Rose Agreement, Rose has agreed that it will not declare or pay any dividend on its shares of Rose Common Stock, other than regular cash dividends consistent with past practices. This restriction would no longer be applicable in the event the Rose Merger is not approved by the shareholders.

THE BANCORP FOLLOWING THE LAKE MERGER AND THE ROSE MERGER

If either or both the Lake Merger and the Rose Merger are consummated, no assurance can be given that the trading market for the Bancorp Common Stock will be more active than that which currently exists for Bancorp Common Stock. While it is anticipated that the Bancorp following the Lake Merger and the Rose Merger will continue to declare stock dividends based upon the recommendations of the Board of Directors of the Bancorp, there can be no assurance that such dividends will occur. The payment of dividends will depend, in any event, upon the Bancorp's earnings, financial condition, the need for capital for expanded growth and general economic conditions.



                         PRO FORMA FINANCIAL STATEMENTS


CERTAIN MATTERS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED BELOW. THEREFORE, THE INFORMATION SET FORTH HEREIN SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF THE BANCORP, LAKE AND ROSE ON AN INDIVIDUAL AND CONSOLIDATED BASIS.

LAKE MERGER


The merger of Lake and LMC will be accounted for under the pooling of interests method of accounting. The following sets forth certain pro forma information including pro forma consolidated condensed balance sheets of the Bancorp following the Lake Merger as of September 30, 1998 and December 31, 1997 and pro forma consolidated condensed income statements of the Bancorp following the Lake Merger for the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 (collectively referred to herein as the "Lake Merger Pro Forma Financial Information.")

The following Lake Merger Pro Forma Financial Information and related notes are based on the historical financial statements of the Bancorp and Lake, giving effect to the Lake Merger under the pooling of interests method of accounting and the assumptions and adjustments in the accompanying notes to the Lake Merger Pro Forma Financial Information. The pro forma consolidated condensed balance sheets assume the Lake Merger was consummated on September 30, 1998 and December 31, 1997 and the pro forma consolidated condensed income statements assume the Lake Merger was consummated at the beginning of each period. The Lake Merger Pro Forma Financial Information further assumes the issuance of approximately 971,125 shares of Bancorp Common Stock in exchange for all of the outstanding shares of Lake Common Stock at September 30, 1998. Such Lake Merger Pro Forma Financial Information is not necessarily indicative of the financial position or results of operations of the Bancorp following the Lake Merger as it may be in the future or as it might have been had the Lake Merger been effected on the assumed dates.


The Lake Merger Pro Forma Financial Information should be read in conjunction with the historical financial statements of the Bancorp and Lake and the notes related thereto, presented elsewhere in this Joint Proxy Statement/Prospectus. (See "INDEX TO FINANCIAL STATEMENTS" herein.)

LAKE MERGER PRO FORMA FINANCIAL INFORMATION BASED ON POOLING OF INTERESTS METHOD OF ACCOUNTING


               EXISTING AND PRO FORMA CONSOLIDATED CAPITALIZATION
                                   (UNAUDITED)


The following table sets forth the existing capitalization of the Bancorp and Lake and the pro forma consolidated capitalization of the Bancorp following the Lake Merger at September 30, 1998 (dollars in thousands).



                                                                                     Pro Forma
                                                                                   Consolidated
                                                                                     Surviving
                              The Bancorp           Lake         Adjustments(1)      Bancorp(1)
                              -----------       -----------      --------------     -----------
Shareholders' equity:
Common stock                  $     7,381       $     3,473                         $    10,854
Retained earnings                   2,744             5,795                               8,539
Net unrealized gains on
 available-for-sale
 securities                           268               165                                 433
                              -----------       -----------       -----------       -----------
    Total shareholders'
     equity                   $    10,393       $     9,433                         $    19,826
                              ===========       ===========       ===========       ===========
Authorized shares of
 common stock                  10,000,000        20,000,000                          10,000,000
                              ===========       ===========       ===========       ===========
Outstanding shares                981,448         1,298,296                           1,952,573
                              ===========       ===========       ===========       ===========


-----------------

(1) Assumes that holders of 100% of Lake Common Stock convert their shares into Bancorp Common Stock and that an aggregate of 971,125 shares of Bancorp Common Stock are issued in the Lake Merger.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998


                                                                                                        Pro Forma
(Dollars in thousands)                                  The                                            Consolidated
                                                      Bancorp            Lake         Adjustments      Balance Sheet
                                                     ---------        ---------       -----------      -------------
ASSETS
Cash and due from banks                              $   6,941        $   4,558        $                $  11,499
Federal funds sold                                      10,600            3,500                            14,100
Loans held for sale                                      2,786              620                             3,406
Interest-bearing deposits in banks                                        4,554                             4,554
Investment securities:
  Available-for-sale                                    30,544           12,041                            42,585
  Held-to-maturity                                       2,889                                              2,889
                                                     ---------        ---------        ---------        ---------
         Total investments                              33,433           12,041                            45,474
                                                     ---------        ---------        ---------        ---------

Loans and leases:
  Commercial                                            18,708            4,449                            23,157
  Real estate                                           46,634           28,980                            75,614
  Real estate construction                               7,686            1,157                             8,843
  Lease financing                                        1,442                                              1,442
  Agricultural                                                           18,026                            18,026
  Consumer                                                 583            2,530                             3,113
                                                     ---------        ---------                         ---------
         Total loans                                    75,053           55,142                           130,195
  Deferred fees and costs, net                            (209)            (204)                             (413)
  Allowance for loan and lease losses                   (1,025)          (1,161)                           (2,186)
                                                     ---------        ---------        ---------        ---------
         Net loans                                      73,819           53,777                           127,596
                                                     ---------        ---------        ---------        ---------

Other real estate                                        1,553              630                             2,183
Bank premises and equipment, net                         3,481            2,894                             6,375
Accrued interest receivable and other assets             2,668            2,467                             5,135
                                                     ---------        ---------        ---------        ---------
                                                     $ 135,281        $  85,041        $                 $220,322
                                                     =========        =========        =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                $  31,552        $  12,765        $                $  44,317
  Interest-bearing                                      92,177           62,106                           154,283
                                                     ---------        ---------        ---------        ---------
         Total deposits                                123,729           74,871                           198,600

Accrued interest payable and other liabilities           1,159              737                             1,896
                                                     ---------        ---------        ---------        ---------
         Total liabilities                             124,888           75,608                           200,496
                                                     ---------        ---------        ---------        ---------
Shareholders' equity:
  Common stock                                           7,381            3,473                            10,854
  Retained earnings                                      2,744            5,795                             8,539
  Unrealized gains on available-for-sale
     investment securities, net of taxes                   268              165                               433
                                                     ---------        ---------        ---------        ---------
         Total shareholders' equity                     10,393            9,433                            19,826
                                                     ---------        ---------        ---------        ---------
                                                     $ 135,281        $  85,041        $                $ 220,322
                                                     =========        =========        =========        =========

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997

                                                                                                  Pro Forma
(Dollars in thousands)                                 The                                      Consolidated
                                                     Bancorp          Lake        Adjustments  Balance  Sheet
                                                    ---------       ---------     -----------  --------------
ASSETS
Cash and due from banks                             $   5,296       $   5,236       $            $  10,532
Federal funds sold                                      6,550           4,000                       10,550
Loans held for sale                                     1,767             680                        2,447
Interest-bearing deposits in banks                                      4,557                        4,557
Investment securities:
  Available-for-sale                                   15,799          11,976                       27,775
  Held-to-maturity                                      4,950                                        4,950
                                                    ---------       ---------       -------      ---------
         Total investments                             20,749          11,976                       32,725
                                                    ---------       ---------       -------      ---------

Loans and leases:
  Commercial                                           14,882           5,045                       19,927
  Real estate                                          40,052          32,003                       72,055
  Real estate construction                             13,263             435                       13,698
  Lease financing                                         698                                          698
  Agricultural                                                         13,942                       13,942
  Consumer                                                615           2,919                        3,534
                                                    ---------       ---------                    ---------
         Total loans                                   69,510          54,344                      123,854
  Deferred fees and costs, net                           (371)           (182)                        (553)
  Allowance for loan and lease losses                    (948)           (952)                      (1,900)
                                                    ---------       ---------       -------      ---------
         Net loans                                     68,191          53,210                      121,401
                                                    ---------       ---------       -------      ---------

Other real estate                                         967             598                        1,565
Bank premises and equipment, net                        3,027           3,077                        6,104
Accrued interest receivable and other assets            2,313           2,186                        4,499
                                                    ---------       ---------       -------      ---------
                                                    $ 108,860       $  85,520       $            $ 194,380
                                                    =========       =========       =======      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                               $  19,215       $  12,927       $            $  32,142
  Interest-bearing                                     79,494          63,112                      142,606
                                                    ---------       ---------       -------      ---------
         Total deposits                                98,709          76,039                      174,748

Accrued interest payable and other liabilities          1,153             821                        1,974
                                                    ---------       ---------       -------      ---------
         Total liabilities                             99,862          76,860                      176,722
                                                    ---------       ---------       -------      ---------

Shareholders' equity:
  Common stock                                          7,001           3,178                       10,179
  Retained earnings                                     1,908           5,442                        7,350
  Unrealized gains on available-for-sale
     investment securities, net of taxes                   89              40                          129
                                                    ---------       ---------       -------      ---------
         Total shareholders' equity                     8,998           8,660                       17,658
                                                    ---------       ---------       -------      ---------
                                                    $ 108,860       $  85,520       $            $ 194,380
                                                    =========       =========       =======      =========

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME


                                                               For the Nine Months Ended September 30, 1998
                                                   ----------------------------------------------------------------
(Dollars in thousands)                                                                                   Pro Forma
                                                   The Bancorp         Lake         Adjustments         Consolidated
                                                   ----------       ----------      -----------         ------------
Interest income
  Interest and fees on loans and leases            $    5,550       $    3,935       $                   $    9,485
  Interest on deposits in banks                                            223                                  223
  Interest on investment securities                     1,134              497                                1,631
  Interest on federal funds sold                          320              184                                  504
                                                   ----------       ----------       ----------          ----------
         Total interest income                          7,004            4,839                               11,843

Interest expense on deposits                            2,601            1,916                                4,517
                                                   ----------       ----------       ----------          ----------
         Net interest income                            4,403            2,923                                7,326

Provision for loan and lease losses                       250              270                                  520
                                                   ----------       ----------       ----------          ----------
         Net interest income after provision
           for loan and lease losses                    4,153            2,653                                6,806
                                                   ----------       ----------       ----------          ----------
Noninterest income:
  Service charges and fees                                534              494                                1,028
  Gain on sale of loans                                 1,093               10                                1,103
  Other                                                   215                                                   215
                                                   ----------       ----------       ----------          ----------
         Total noninterest income                       1,842              504                                2,346
                                                   ----------       ----------       ----------          ----------

Other expenses:
  Salaries and employee benefits                        2,621            1,416                                4,037
  Occupancy                                               324              213                                  537
  Equipment                                               420              272                                  692
  Other                                                 1,323              756                                2,079
                                                   ----------       ----------       ----------          ----------
         Total other expenses                           4,688            2,657                                7,345
                                                   ----------       ----------       ----------          ----------
         Income before income taxes                     1,307              500                                1,807

Income taxes                                              472              147                                  619
                                                   ----------       ----------       ----------          ----------

         Net income                                $      835       $      353       $                   $    1,188
                                                   ==========       ==========       ==========          ==========

Basic earnings per share                           $     0.86       $     0.28       $                   $     0.62
                                                   ==========       ==========       ==========          ==========

Weighted average shares of common stock               970,810        1,265,387                            1,917,319(1)
                                                   ==========       ==========       ==========          ==========

Diluted earnings per share                         $     0.80       $     0.27       $                   $     0.58
                                                   ==========       ==========       ==========          ==========
Weighted average shares of common stock
 and common stock equivalents                       1,038,285        1,329,428                            2,032,697(1)
                                                   ==========       ==========       ==========          ==========


----------------
(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 to the weighted average shares for the Bancorp before the combination. The Lake Conversion Rate is based on the formula included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                               For the  Nine Months Ended  September 30, 1997
                                                     -----------------------------------------------------------------
(Dollars in thousands)                                                                                      Pro Forma
                                                     The Bancorp         Lake           Adjustments        Consolidated
                                                     ----------       -----------       -----------        -----------
Interest income
  Interest and fees on loans and leases              $    5,106       $     4,146        $                  $    9,252
  Interest on deposits in banks                                               165                                  165
  Interest on investment securities                         912               434                                1,346
  Interest on federal funds sold                            150               123                                  273
                                                     ----------       -----------        ----------         ----------
         Total interest income                            6,168             4,868                               11,036

Interest expense on deposits                              2,217             1,895                                4,112
                                                     ----------       -----------        ----------         ----------

         Net interest income                              3,951             2,973                                6,924

Provision for loan and lease losses                         193               270                                  463
                                                     ----------       -----------        ----------         ----------
         Net interest income after provision
           for loan and lease losses                      3,758             2,703                                6,461
                                                     ----------       -----------        ----------         ----------

Noninterest income:
  Service charges and fees                                  557               389                                  946
  Gain on sale of loans                                     562                17                                  579
  Gain (loss) on sale of investment securities               16                (8)                                   8
  Other                                                     208                15                                  223
                                                     ----------       -----------        ----------         ----------
         Total noninterest income                         1,343               413                                1,756
                                                     ----------       -----------        ----------         ----------

Other expenses:
  Salaries and employee benefits                          2,094             1,267                                3,361
  Occupancy                                                 296               204                                  500
  Equipment                                                 337               257                                  594
  Other                                                   1,213               680                                1,893
                                                     ----------       -----------        ----------         ----------
         Total other expenses                             3,940             2,408                                6,348
                                                     ----------       -----------        ----------         ----------
         Income before income taxes                       1,161               708                                1,869

Income taxes                                                453               258                                  711
                                                     ----------       -----------        ----------         ----------

         Net income                                  $      708       $       450        $                  $    1,158
                                                     ==========       ===========        ==========         ==========

Basic earnings per share                             $     0.73       $      0.36        $                  $     0.61
                                                     ==========       ===========        ==========         ==========

Weighted average shares of common stock                 965,403         1,240,546        $                   1,893,331(1)
                                                     ==========       ===========        ==========         ==========

Diluted earnings per share                           $     0.70       $      0.35        $                  $     0.59
                                                     ==========       ===========        ==========         ==========

Weighted average shares of common stock
 and common stock equivalents                         1,009,311         1,276,729                            1,964,304(1)
                                                     ==========       ===========        ==========         ==========



--------------------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 to the weighted average shares for the Bancorp before the combination. The Lake Conversion Rate is based on the formula included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                               For the Year Ended December 31, 1997
                                                   ------------------------------------------------------------
(Dollars in thousands)                                                                              Pro Forma
                                                   The Bancorp        Lake        Adjustments      Consolidated
                                                   -----------      ---------     -----------      ------------
Interest income
  Interest and fees on loans and leases             $   6,978       $   5,529       $               $  12,507
  Interest on deposits in banks                                           233                             233
  Interest on investment securities                     1,242             595                           1,837
  Interest on federal funds sold                          210             203                             413
                                                    ---------       ---------       ---------       ---------
         Total interest income                          8,430           6,560                          14,990

Interest expense on deposits                            3,051           2,562                           5,613
                                                    ---------       ---------       ---------       ---------

         Net interest income                            5,379           3,998                           9,377

Provision for loan and lease losses                       243             263                             506
                                                    ---------       ---------       ---------       ---------

         Net interest income after provision
           for loan and lease losses                    5,136           3,735                           8,871
                                                    ---------       ---------       ---------       ---------

Noninterest income:
  Service charges and fees                                765             442                           1,207
  Gain on sale of loans                                   972              49                           1,021
  Gain (loss) on sale of investment securities             21              (8)                             13
  Other                                                   279             147                             426
                                                    ---------       ---------       ---------       ---------
         Total noninterest income                       2,037             630                           2,667
                                                    ---------       ---------       ---------       ---------

Other expenses:
  Salaries and employee benefits                        2,988           1,617                           4,605
  Occupancy                                               400             214                             614
  Equipment                                               461             343                             804
  Other                                                 1,682           1,048                           2,730
                                                    ---------       ---------       ---------       ---------
         Total other expenses                           5,531           3,222                           8,753
                                                    ---------       ---------       ---------       ---------

         Income before income taxes                     1,642           1,143                           2,785

Income taxes                                              639             377                           1,016
                                                    ---------       ---------       ---------       ---------

         Net income                                 $   1,003       $     766       $               $   1,769
                                                    =========       =========       =========       =========

Basic earnings per share                            $    1.08       $    0.62       $               $    0.95
                                                    =========       =========       =========       =========

Weighted average shares of common stock               932,531       1,240,546                       1,860,459(1)
                                                    =========       =========       =========       =========

Diluted earnings per share                          $    1.02       $    0.59       $               $    0.90
                                                    =========       =========       =========       =========

Weighted average shares of common stock
 and common stock equivalents                         986,706       1,297,954                       1,957,576(1)
                                                    =========       =========       =========       =========


----------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 to the weighted average shares for the Bancorp before the combination. The Lake Conversion Rate is based on the formula included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                              For the Year Ended December 31, 1996
                                                  -------------------------------------------------------------
                                                                                                    Pro Forma
                                                  The Bancorp         Lake        Adjustments      Consolidated
                                                  -----------       ---------     -----------      ------------
Interest income
  Interest and fees on loans and leases             $   5,544       $   5,704       $               $  11,248
  Interest on deposits in banks                                           198                             198
  Interest on investment securities                       751             777                           1,528
  Interest on federal funds sold                          146             168                             314
                                                    ---------       ---------       ---------       ---------
         Total interest income                          6,441           6,847                          13,288

Interest expense                                        2,185           2,845                           5,030
                                                    ---------       ---------       ---------       ---------

         Net interest income                            4,256           4,002                           8,258

Provision for loan and lease losses                       458             477                             935
                                                    ---------       ---------       ---------       ---------

         Net interest income after provision
           for loan and lease losses                    3,798           3,525                           7,323
                                                    ---------       ---------       ---------       ---------

Noninterest income:
  Service charges and fees                                688             415                           1,103
  Gain on sale of loans                                   684             146                             830
  Gain (loss) on sale of investment securities             11              20                              31
  Other                                                   309              97                             406
                                                    ---------       ---------       ---------       ---------
         Total noninterest income                       1,692             678                           2,370
                                                    ---------       ---------       ---------       ---------

Other expenses:
  Salaries and employee benefits                        2,355           1,683                           4,038
  Occupancy                                               352             255                             607
  Equipment                                               399             342                             741
  Other                                                 1,176           1,244                           2,420
                                                    ---------       ---------       ---------       ---------
         Total other expenses                           4,282           3,524                           7,806
                                                    ---------       ---------       ---------       ---------

         Income before income taxes                     1,208             679                           1,887

Income taxes                                              470             203                             673
                                                    ---------       ---------       ---------       ---------

         Net income                                 $     738       $     476       $               $   1,214
                                                    =========       =========       =========       =========

Basic earnings per share                            $    0.97       $    0.38       $               $    0.72
                                                    =========       =========       =========       =========

Weighted average shares of common stock               759,017       1,240,491                       1,686,904(1)
                                                    =========       =========       =========       =========

Diluted earnings per share                          $    0.94       $    0.36       $               $    0.69
                                                    =========       =========       =========       =========

Weighted average shares of common stock
 and common stock equivalents                         782,318       1,308,758                       1,761,269(1)
                                                    =========       =========       =========       =========


----------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 to the weighted average shares for the Bancorp before the combination. The Lake Conversion Rate is based on the formula included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                               For the Year Ended December 31, 1995
                                                   ------------------------------------------------------------
(Dollars in thousands)                                                                              Pro Forma
                                                   The Bancorp        Lake        Adjustments      Consolidated
                                                   -----------      ---------     -----------      ------------
Interest income
  Interest and fees on loans and leases             $   4,938       $   5,794       $               $  10,732
  Interest on deposits in banks                                           160                             160
  Interest on investment securities                       605             819                           1,424
  Interest on federal funds sold                          141             229                             370
                                                    ---------       ---------       ---------       ---------
         Total interest income                          5,684           7,002                          12,686

Interest expense                                        1,875           3,056                           4,931
                                                    ---------       ---------       ---------       ---------

         Net interest income                            3,809           3,946                           7,755

Provision for loan and lease losses                        80             210                             290
                                                    ---------       ---------       ---------       ---------

         Net interest income after provision
           for loan and lease losses                    3,729           3,736                           7,465
                                                    ---------       ---------       ---------       ---------

Noninterest income:
  Service charges and fees                                690             444                           1,134
  Gain on sale of loans                                   427             115                             542
  (Loss) gain on sale of investment securities            (30)             40                              10
  Other                                                   140              82                             222
                                                    ---------       ---------       ---------       ---------
         Total noninterest income                       1,227             681                           1,908
                                                    ---------       ---------       ---------       ---------

Other expenses:
  Salaries and employee benefits                        2,091           1,689                           3,780
  Occupancy                                               308             182                             490
  Equipment                                               369             237                             606
  Other                                                 1,160           1,193                           2,353
                                                    ---------       ---------       ---------       ---------
         Total other expenses                           3,928           3,301                           7,229
                                                    ---------       ---------       ---------       ---------

         Income before income taxes                     1,028           1,116                           2,144

Income taxes                                              377             335                             712
                                                    ---------       ---------       ---------       ---------

         Net income                                 $     651       $     781       $               $   1,432
                                                    =========       =========       =========       =========

Basic earnings per share                            $    0.96       $    0.63       $               $    0.89
                                                    =========       =========       =========       =========

Weighted average shares of common stock               681,030       1,239,791                       1,608,394(1)
                                                    =========       =========       =========       =========

Diluted earnings per share                          $    0.94       $    0.59       $               $    0.86
                                                    =========       =========       =========       =========

Weighted average shares of common stock
 and common stock equivalents                         689,696       1,315,310                       1,673,548(1)
                                                    =========       =========       =========       =========


----------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 to the weighted average shares for the Bancorp before the combination. The Lake Conversion Rate is based on the formula included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

                           COMPARATIVE PER SHARE DATA
                                   (UNAUDITED)

The following table sets forth selected historical financial information for the Bancorp and Lake and pro forma consolidated financial information with respect to the Lake Merger. The table assumes that the Lake Merger was consummated at the beginning of the periods presented, and that each outstanding share of Lake Common Stock is converted into .7480 shares of Bancorp Common Stock (see "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options").


                               Nine Months Ended             Year Ended
                                September 30,                December 31,
                               -----------------      --------------------------
                                1998      1997         1997      1996      1995
                               ------    -------      ------    ------    ------
Amounts per common share:
 The Bancorp historical
   Net income(1)(2)            $  .80    $  .70       $ 1.02    $  .94    $  .94
   Book value(3)               $10.59    $ 9.15       $ 9.51    $ 9.69    $ 8.62
   Dividends declared          $    0    $    0       $    0    $    0    $    0
 Lake historical
   Net income(1)(2)            $  .27    $  .35       $  .59    $  .36    $  .59
   Book value(3)               $ 7.27    $ 6.98       $ 6.98    $ 6.57    $ 6.50
   Dividends declared          $    0    $    0       $  .27    $  .20    $  .20
 Pro forma amounts per
  common share of the Bancorp
   Net income(1)(4)            $  .58    $  .59       $  .90    $  .69    $  .86
   Book value(5)               $10.15    $ 9.24       $ 9.42    $ 9.20    $ 8.67
   Dividends declared(7)       $    0    $    0       $  .18    $  .14    $  .16
 Pro forma amounts per
  common share of Lake
   Net income(1)(6)            $  .43    $  .44       $  .67    $  .52    $  .64
   Book value(6)               $ 7.60    $ 6.91       $ 7.05    $ 6.88    $ 6.48
   Dividends declared(7)       $    0    $    0       $  .13    $  .10    $  .12


--------------------------

(1)     All net income per share data are diluted per share data.

(2) Diluted income per share calculations use the weighted average common stock and common stock equivalent shares outstanding for each period for the Bancorp and Lake.

(3) Book value per share is based on the actual number of shares outstanding at the end of the period.

(4) Pro forma net income per share is determined in the same manner as footnote (2) above except the Lake common shares are multiplied by the estimated Lake Conversion Rate of .7480.

(5) Pro forma book value per share is determined in the same manner as footnote (3) above except the Lake common shares are multiplied by the estimated Lake Conversion Rate of .7480.

(6) Lake pro forma equivalents are computed by multiplying the pro forma per share data of the consolidated entity by the estimated Lake Conversion Rate of .7480.

(7) Pro forma amounts assume that the Bancorp would have declared cash dividends per share equal to the Lake dollar amount of dividends declared divided by the pro forma shares outstanding after the combination.

ROSE MERGER


The merger of Rose and the Bancorp will be accounted for under the pooling of interests method of accounting. The following sets forth certain pro forma information including pro forma consolidated condensed balance sheets of the Bancorp following the Rose Merger as of September 30, 1998 and December 31, 1997 and pro forma consolidated condensed income statements of the Bancorp following the Rose Merger for the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 (collectively referred to herein as the "Rose Merger Pro Forma Financial Information.")

The following Rose Merger Pro Forma Financial Information and related notes are based on the historical financial statements of the Bancorp and Rose, giving effect to the Rose Merger under the pooling of interests method of accounting and the assumptions and adjustments in the accompanying notes to the Rose Merger Pro Forma Financial Information. The pro forma consolidated condensed balance sheets assume the Rose Merger was consummated on September 30, 1998 and December 31, 1997 and the pro forma consolidated condensed income statements assume the Rose Merger was consummated at the beginning of each period. The Rose Merger Pro Forma Financial Information further assumes the issuance of approximately 446,746 shares of Bancorp Common Stock in exchange for all of the outstanding shares of Rose Common Stock at September 30, 1998. Such Rose Merger Pro Forma Financial Information is not necessarily indicative of the financial position or results of operations of the Bancorp following the Rose Merger as it may be in the future or as it might have been had the Rose Merger been effected on the assumed dates.


The Rose Merger Pro Forma Financial Information should be read in conjunction with the historical financial statements of the Bancorp and Rose and the notes related thereto, presented elsewhere in this Joint Proxy Statement/Prospectus. (See "INDEX TO FINANCIAL STATEMENTS" herein.)

ROSE MERGER PRO FORMA FINANCIAL INFORMATION BASED ON POOLING OF INTERESTS METHOD OF ACCOUNTING


               EXISTING AND PRO FORMA CONSOLIDATED CAPITALIZATION
                                   (UNAUDITED)



The following table sets forth the existing capitalization of the Bancorp and Rose and the pro forma consolidated capitalization of the Bancorp following the Rose Merger at September 30, 1998 (dollars in thousands).



                                                                     Pro Forma
                                                                    Consolidated
                                                                     Surviving
                         The Bancorp     Rose      Adjustments(1)    Bancorp(1)
                         -----------   ---------   --------------   ------------
Shareholders' equity:
Common stock             $    7,381    $   2,511                     $    9,892
Retained earnings             2,744        2,174                          4,918
Net unrealized gains
 on available-for-sale
 securities                     268           19                            287
                         ----------    ---------     ----------      ----------
    Total shareholders'
     equity              $   10,393    $   4,704     $               $   15,097
                         ==========    =========     ==========      ==========
Authorized shares of
 common stock            10,000,000    5,000,000                     10,000,000
                         ==========    =========     ==========      ==========
Outstanding shares          981,448      370,805                      1,428,194
                         ==========    =========     ==========      ==========


--------------------------


(1) Assumes that holders of 100% of Rose Common Stock convert their shares into Bancorp Common Stock and that an aggregate of 446,746 shares of Bancorp Common Stock are issued in the Rose Merger.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1998


                                                                                                      Pro Forma
(Dollars in thousands)                                  The                                         Consolidated
                                                      Bancorp           Rose         Adjustments    Balance Sheet
                                                     ---------        ---------      -----------    -------------
ASSETS

Cash and due from banks                              $   6,941        $   4,252        $                $  11,193
Federal funds sold                                      10,600           10,050                            20,650
Loans held for sale                                      2,786              305                             3,091
Investment securities:
  Available-for-sale                                    30,544            4,218                            34,762
  Held-to-maturity                                       2,889                                              2,889
                                                     ---------        ---------        ---------        ---------
         Total investments                              33,433            4,218                            37,651
                                                     ---------        ---------        ---------        ---------

Loans and leases:
  Commercial                                            18,708            6,694                            25,402
  Real estate                                           46,634           15,325                            61,959
  Real estate construction                               7,686            6,965                            14,651
  Lease financing                                        1,442                                              1,442
  Consumer                                                 583            2,184                             2,767
                                                     ---------        ---------        ---------        ---------
         Total loans                                    75,053           31,168                           106,221
  Deferred fees and costs, net                            (209)             (76)                             (285)
  Allowance for loan and lease losses                   (1,025)            (296)                           (1,321)
                                                     ---------        ---------        ---------        ---------
         Net loans                                      73,819           30,796                           104,615
                                                     ---------        ---------        ---------        ---------

Other real estate                                        1,553                                              1,553
Bank premises and equipment, net                         3,481            1,646                             5,127
Accrued interest receivable and other assets             2,668            2,104                             4,772
                                                     ---------        ---------        ---------        ---------
                                                     $ 135,281        $  53,371        $                $ 188,652
                                                     =========        =========        =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Noninterest-bearing                                $  31,552        $  10,880        $                $  42,432
  Interest-bearing                                      92,177           37,596                           129,773
                                                     ---------        ---------        ---------        ---------
         Total deposits                                123,729           48,476                           172,205

Accrued interest payable and other liabilities           1,159              191                             1,350
                                                     ---------        ---------        ---------        ---------
         Total liabilities                             124,888           48,667                           173,555
                                                     ---------        ---------        ---------        ---------


Shareholders' equity:
  Common stock                                           7,381            2,511                             9,892
  Retained earnings                                      2,744            2,174                             4,918
  Unrealized gains on available-for-sale
    investment securities, net of taxes                    268               19                               287
                                                     ---------        ---------        ---------        ---------
         Total shareholders' equity                     10,393            4,704                            15,097
                                                     ---------        ---------        ---------        ---------
                                                     $ 135,281        $  53,371        $                $ 188,652
                                                     =========        =========        =========        =========

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997

                                                                                                            Pro Forma
(Dollars in thousands)                                   The                                              Consolidated
                                                       Bancorp            Rose           Adjustments      Balance Sheet
                                                      ---------         ---------        -----------      -------------
ASSETS

Cash and due from banks                               $   5,296         $   1,830         $                 $   7,126
Federal funds sold                                        6,550             6,720                              13,270
Loans held for sale                                       1,767               227                               1,994
Investment securities:
  Available-for-sale                                     15,799             4,010                              19,809
  Held-to-maturity                                        4,950                                                 4,950
                                                      ---------         ---------         ----------        ---------
         Total investments                               20,749             4,010                              24,759
                                                      ---------         ---------         ----------        ---------

Loans and leases:
  Commercial                                             14,882             8,715                              23,597
  Real estate                                            40,052            16,279                              56,331
  Real estate construction                               13,263             7,319                              20,582
  Lease financing                                           698                                                   698
  Consumer                                                  615             2,623                               3,238
                                                      ---------         ---------         ----------        ---------
         Total loans                                     69,510            34,936                             104,446
  Deferred fees and costs, net                             (371)              (87)                               (458)
  Allowance for loan and lease losses                      (948)             (724)                             (1,672)
                                                      ---------         ---------         ----------        ---------
         Net loans                                       68,191            34,125                             102,316
                                                      ---------         ---------         ----------        ---------

Other real estate                                           967                                                   967
Bank premises and equipment, net                          3,027             1,722                               4,749
Accrued interest receivable and other assets              2,313             1,954                               4,267
                                                      ---------         ---------         ----------        ---------
                                                      $ 108,860         $  50,588         $                 $ 159,448
                                                      =========         =========         ==========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Noninterest-bearing                                 $  19,215         $   8,527         $                 $  27,742
  Interest-bearing                                       79,494            37,823                             117,317
                                                      ---------         ---------         ----------        ---------
         Total deposits                                  98,709            46,350                             145,059

Accrued interest payable and other liabilities            1,153               274                               1,427
                                                      ---------         ---------         ----------        ---------
         Total liabilities                               99,862            46,624                             146,486
                                                      ---------         ---------         ----------        ---------

Shareholders' equity:
  Common stock                                            7,001             2,021                               9,022
  Retained earnings                                       1,908             1,932                               3,840
  Unrealized gains on available-for-sale
     investment securities, net of taxes                     89                11                                 100
                                                      ---------         ---------         ----------        ---------
         Total shareholders' equity                       8,998             3,964                              12,962
                                                      ---------         ---------         ----------        ---------
                                                      $ 108,860         $  50,588         $                 $ 159,448
                                                      =========         =========         ==========        =========

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                                         For the Nine Months Ended September 30, 1998
                                                  -------------------------------------------------------------
(Dollars in thousands)                                                                              Pro Forma
                                                  The Bancorp        Rose         Adjustments      Consolidated
                                                  -----------     ----------      -----------      ------------
Interest income
  Interest and fees on loans and leases           $   5,550        $ 2,524       $                 $   8,074
  Interest on investment securities                   1,134            174                             1,308
  Interest on federal funds sold                        320            292                               612
                                                  ---------        -------       ----------        ---------
         Total interest income                        7,004          2,990                             9,994

Interest expense on deposits                          2,601          1,303                             3,904
                                                  ---------        -------       ----------        ---------

         Net interest income                          4,403          1,687                             6,090

Provision for loan and lease losses                     250            105                               355
                                                  ---------        -------       ----------        ---------

         Net interest income after provision
           for loan and lease losses                  4,153          1,582                             5,735
                                                  ---------        -------       ----------        ---------

Noninterest income:
  Service charges and fees                              534             51                               585
  Gain on sale of loans                               1,093            187                             1,280
  Other                                                 215            177                               392
                                                  ---------        -------       ----------        ---------
         Total noninterest income                     1,842            415                             2,257
                                                  ---------        -------       ----------        ---------

Other expenses:
  Salaries and employee benefits                      2,621            705                             3,326
  Occupancy                                             324            105                               429
  Equipment                                             420             98                               518
  Other                                               1,323            686                             2,009
                                                  ---------        -------       ----------        ---------
         Total other expenses                         4,688          1,594                             6,282
                                                  ---------        -------       ----------        ---------

         Income before income taxes                   1,307            403                             1,710

Income taxes                                            472            161                               633
                                                  ---------        -------       ----------        ---------

         Net income                               $     835        $   242       $                 $   1,077
                                                  =========        =======       ==========        =========

Basic earnings per share                          $    0.86        $  0.75       $                 $    0.79
                                                  =========        =======       ==========        =========

Weighted average shares of common stock             970,810        320,158                         1,356,536(1)
                                                  =========        =======       ==========        =========

Diluted earnings per share                        $    0.80        $  0.72       $                 $    0.75
                                                  =========        =======       ==========        =========

Weighted average shares of common stock
 and common stock equivalents                     1,038,285        333,661                         1,440,280(1)
                                                  =========        =======       ==========        =========


--------------------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination. The Rose Conversion Rate is based on the formula included at "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME


                                                          For the Nine Months Ended September 30, 1997
                                                   ------------------------------------------------------------
(Dollars in thousands)                                                                              Pro Forma
                                                   The Bancorp         Rose       Adjustments      Consolidated
                                                   -----------      --------      -----------      ------------
Interest income
  Interest and fees on loans and leases            $    5,106       $  2,432       $                $    7,538
  Interest on investment securities                       912            202                             1,114
  Interest on federal funds sold                          150            210                               360
                                                   ----------       --------       ----------       ----------
         Total interest income                          6,168          2,844                             9,012

Interest expense on deposits                            2,217          1,198                             3,415
                                                   ----------       --------       ----------       ----------

         Net interest income                            3,951          1,646                             5,597

Provision for loan and lease losses                       193            126                               319
                                                   ----------       --------       ----------       ----------

         Net interest income after provision
           for loan and lease losses                    3,758          1,520                             5,278
                                                   ----------       --------       ----------       ----------

Noninterest income:
  Service charges and fees                                557             41                               598
  Gain on sale of loans                                   562             57                               619
  Gain on sale of investment securities                    16                                               16
  Other                                                   208            122                               330
                                                   ----------       --------       ----------       ----------
         Total noninterest income                       1,343            220                             1,563
                                                   ----------       --------       ----------       ----------

Other expenses:
  Salaries and employee benefits                        2,094            604                             2,698
  Occupancy                                               296             79                               375
  Equipment                                               337             69                               406
  Other                                                 1,213            423                             1,636
                                                   ----------       --------       ----------       ----------
         Total other expenses                           3,940          1,175                             5,115
                                                   ----------       --------       ----------       ----------

         Income before income taxes                     1,161            565                             1,726

Income taxes                                              453            226                               679
                                                   ----------       --------       ----------       ----------

         Net income                                $      708       $    339       $                $    1,047
                                                   ==========       ========       ==========       ==========

Basic earnings per share                           $     0.73       $   1.06       $                $     0.78
                                                   ==========       ========       ==========       ==========

Weighted average shares of common stock               965,403        319,972                         1,350,905(1)
                                                   ==========       ========       ==========       ==========

Diluted earnings per share                         $     0.70       $   1.04       $                $     0.75
                                                   ==========       ========       ==========       ==========

Weighted average shares of common stock
 and common stock equivalents                       1,009,311        324,648                         1,400,447(1)
                                                   ==========       ========       ==========       ==========



--------------------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination. The Rose Conversion Rate is based on the formula included at "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME




                                                               For the Year Ended December 31, 1997
                                                 ---------------------------------------------------------------
(Dollars in thousands)                                                                               Pro Forma
                                                 The Bancorp        Rose         Adjustments        Consolidated
                                                 -----------      --------       ----------         ------------
Interest income
  Interest and fees on loans and leases            $  6,978       $  3,287       $                   $   10,265
  Interest on investment securities                   1,242            266                                1,508
  Interest on federal funds sold                        210            342                                  552
                                                   --------       --------       ----------          ----------
         Total interest income                        8,430          3,895                               12,325

Interest expense on deposits                          3,051          1,664                                4,715
                                                   --------       --------       ----------          ----------

         Net interest income                          5,379          2,231                                7,610

Provision for loan and lease losses                     243            564                                  807
                                                   --------       --------       ----------          ----------

         Net interest income after provision
           for loan and lease losses                  5,136          1,667                                6,803
                                                   --------       --------       ----------          ----------

Noninterest income:
  Service charges and fees                              765             58                                  823
  Gain on sale of loans                                 972             99                                1,071
  Gain on sale of investment securities                  21                                                  21
  Other                                                 279            184                                  463
                                                   --------       --------       ----------          ----------
         Total noninterest income                     2,037            341                                2,378
                                                   --------       --------       ----------          ----------

Other expenses:
  Salaries and employee benefits                      2,988            818                                3,806
  Occupancy                                             400            148                                  548
  Equipment                                             461             29                                  490
  Other                                               1,682            698                                2,380
                                                   --------       --------       ----------          ----------
         Total other expenses                         5,531          1,693                                7,224
                                                   --------       --------       ----------          ----------

         Income before income taxes                   1,642            315                                1,957

Income taxes                                            639            133                                  772
                                                   --------       --------       ----------          ----------

         Net income                                $  1,003       $    182       $                   $    1,185
                                                   ========       ========       ==========          ==========

Basic earnings per share                           $   1.08       $   0.57       $                   $      .90
                                                   ========       ========       ==========          ==========

Weighted average shares of common stock             932,531        319,972                            1,318,033(1)
                                                   ========       ========       ==========          ==========

Diluted earnings per share                         $   1.02       $   0.56       $                   $      .86
                                                   ========       ========       ==========          ==========

Weighted average shares of common stock
 and common stock equivalents                       986,706        324,648                            1,377,842(1)
                                                   ========       ========       ==========          ==========


--------------------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination. The Rose Conversion Rate is based on the formula included at "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                               For the Year Ended December 31, 1996
                                                 ----------------------------------------------------------------
(Dollars in thousands)                                                                                Pro Forma
                                                 The Bancorp        Rose         Adjustments         Consolidated
                                                 -----------      --------       ----------          ------------
Interest income
  Interest and fees on loans and leases            $  5,544       $  2,545       $                   $    8,089
  Interest on investment securities                     751            232                                  983
  Interest on federal funds sold                        146            251                                  397
                                                   --------       --------       ----------          ----------
         Total interest income                        6,441          3,028                                9,469

Interest expense on deposits                          2,185          1,331                                3,516
                                                   --------       --------       ----------          ----------

         Net interest income                          4,256          1,697                                5,953

Provision for loan and lease losses                     458             89                                  547
                                                   --------       --------       ----------          ----------

         Net interest income after provision
           for loan and lease losses                  3,798          1,608                                5,406
                                                   --------       --------       ----------          ----------

Noninterest income:
  Service charges and fees                              688             33                                  721
  Gain on sale of loans                                 684             58                                  742
  Gain on sale of investment securities                  11                                                  11
  Other                                                 309            137                                  446
                                                   --------       --------       ----------          ----------
         Total noninterest income                     1,692            228                                1,920
                                                   --------       --------       ----------          ----------

Other expenses:
  Salaries and employee benefits                      2,355            701                                3,056
  Occupancy                                             352             53                                  405
  Equipment                                             399             97                                  496
  Other                                               1,176            479                                1,655
                                                   --------       --------       ----------          ----------
         Total other expenses                         4,282          1,330                                5,612
                                                   --------       --------       ----------          ----------

         Income before income taxes                   1,208            506                                1,714

Income taxes                                            470            204                                  674
                                                   --------       --------       ----------          ----------

         Net income                                $    738       $    302       $                   $    1,040
                                                   ========       ========       ==========          ==========

Basic earnings per share                           $   0.97       $   0.94       $                   $     0.91
                                                   ========       ========       ==========          ==========

Weighted average shares of common stock             759,017        319,872                            1,144,399(1)
                                                   ========       ========       ==========          ==========

Diluted earnings per share                         $   0.94       $   0.93       $                   $     0.89
                                                   ========       ========       ==========          ==========

Weighted average shares of common stock
 and common stock equivalents                       782,318        324,622                            1,173,423(1)
                                                   ========       ========       ==========          ==========



--------------------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination. The Rose Conversion Rate is based on the formula included at "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                                    For the Year Ended December 31, 1995
                                                      -----------------------------------------------------------------
(Dollars in thousands)                                                                                      Pro Forma
                                                      The Bancorp          Rose           Adjustments      Consolidated
                                                      -----------        ---------        -----------      ------------
Interest income
  Interest and fees on loans and leases               $   4,938         $   2,164         $                 $   7,102
  Interest on investment securities                         605               274                                 879
  Interest on federal funds sold                            141               226                                 367
                                                      ---------         ---------         ---------         ---------
         Total interest income                            5,684             2,664                               8,348

Interest expense on deposits                              1,875             1,288                               3,163
                                                      ---------         ---------         ---------         ---------

         Net interest income                              3,809             1,376                               5,185

Provision for loan and lease losses                          80                55                                 135
                                                      ---------         ---------         ---------         ---------

         Net interest income after provision
           for loan and lease losses                      3,729             1,321                               5,050
                                                      ---------         ---------         ---------         ---------

Noninterest income:
  Service charges and fees                                  690                21                                 711
  Gain on sale of loans                                     427                32                                 459
  Gain on sale of investment securities                     (30)                                                  (30)
  Other                                                     140                73                                 213
                                                      ---------         ---------         ---------         ---------
         Total noninterest income                         1,227               126                               1,353
                                                      ---------         ---------         ---------         ---------

Other expenses:
  Salaries and employee benefits                          2,091               578                               2,669
  Occupancy                                                 308                58                                 366
  Equipment                                                 369                87                                 456
  Other                                                   1,160               422                               1,582
                                                      ---------         ---------         ---------         ---------
         Total other expenses                             3,928             1,145                               5,073
                                                      ---------         ---------         ---------         ---------

         Income before income taxes                       1,028               302                               1,330

Income taxes                                                377               104                                 481
                                                      ---------         ---------         ---------         ---------

         Net income                                   $     651         $     198         $                 $     849
                                                      =========         =========         =========         =========

Basic earnings per share                              $    0.96         $    0.62         $                 $    0.80
                                                      =========         =========         =========         =========

Weighted average shares of common stock                 681,030           319,572                           1,066,050(1)
                                                      =========         =========         =========         =========

Diluted earnings per share                            $    0.94         $    0.61         $                 $    0.79
                                                      =========         =========         =========         =========

Weighted average shares of common stock
 and common stock equivalents                           689,696           324,530                           1,080,690(1)
                                                      =========         =========         =========         =========


----------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination. The Rose Conversion Rate is based on the formula included at "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998.

                           COMPARATIVE PER SHARE DATA
                                   (UNAUDITED)

The following table sets forth selected historical financial information for the Bancorp and Rose and pro forma consolidated financial information with respect to the Rose Merger. The table assumes that the Rose Merger was consummated at the beginning of the periods presented, and that each outstanding share of Rose Common Stock is converted into 1.2048 shares of Bancorp Common Stock (see "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options").


                                 Nine Months
                                   Ended                     Year Ended
                                September 30,               December 31,
                              -----------------     ----------------------------
                               1998       1997       1997       1996       1995
                              ------     ------     ------     ------     ------
Amounts per common share:
 The Bancorp historical
   Net income(1)(2)           $  .80     $  .70     $ 1.02     $  .94     $  .94
   Book value(3)              $10.59     $ 9.15     $ 9.51     $ 9.69     $ 8.62
   Dividends declared         $    0     $    0     $    0     $    0     $    0
 Rose historical
   Net income(1)(2)           $  .72     $ 1.04     $  .56     $  .93     $  .61
   Book value(3)              $12.69     $12.88     $12.39     $11.80     $10.85
   Dividends declared         $    0     $    0     $    0     $    0     $    0
 Pro forma amounts per
  common share of the
  Bancorp
   Net income(1)(4)           $  .75     $  .75     $  .86     $  .89     $  .79
   Book value(5)              $10.57     $ 9.60     $ 9.73     $ 9.72     $ 8.77
   Dividends declared         $    0     $    0     $    0     $    0     $    0
 Pro forma amounts per
  common share of Rose
   Net income(1)(6)           $  .90     $  .90     $ 1.04     $ 1.07     $  .95
   Book value(6)              $12.74     $11.57     $11.73     $11.71     $10.57
   Dividends declared         $    0     $    0     $    0     $    0     $    0


--------------------------

(1)     All net income per share data are diluted per share data.

(2) Diluted income per share calculations use the weighted average common stock and common stock equivalent shares outstanding for each period for the Bancorp and Rose.

(3) Book value per share is based on the actual number of shares outstanding at the end of the period.

(4) Pro forma net income per share is determined in the same manner as footnote (2) above except the Rose common shares are multiplied by the estimated Rose Conversion Rate of 1.2048.

(5) Pro forma book value per share is determined in the same manner as footnote (3) above except the Rose common shares are multiplied by the estimated Rose Conversion Rate of 1.2048.

(6) Rose pro forma equivalents are computed by multiplying the pro forma per share data of the consolidated entity by the estimated Rose Conversion Rate of 1.2048.

THE BANCORP FOLLOWING THE LAKE MERGER AND THE ROSE MERGER


As stated above, both the Lake Merger and the Rose Merger will be accounted for under the pooling of interests method of accounting. The following sets forth certain pro forma information including pro forma consolidated condensed balance sheets of the Bancorp following both the Lake Merger and the Rose Merger as of September 30, 1998 and December 31, 1997 and pro forma consolidated condensed income statements of the Bancorp following both the Lake Merger and the Rose Merger for the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 (collectively referred to herein as the "Bancorp Pro Forma Financial Information.")

The following Bancorp Pro Forma Financial Information and related notes are based on the historical financial statements of the Bancorp, Lake and Rose, giving effect to both the Lake Merger and the Rose Merger under the pooling of interests method of accounting and the assumptions and adjustments in the accompanying notes to the Bancorp Pro Forma Financial Information. The pro forma consolidated condensed balance sheets assume both the Lake Merger and the Rose Merger were consummated on September 30, 1998 and December 31, 1997 and the pro forma consolidated condensed income statements assume the Lake Merger and the Rose Merger were consummated at the beginning of each period. The Bancorp Pro Forma Financial Information further assumes the issuance of approximately 1,417,871 shares of Bancorp Common Stock in exchange for all of the outstanding shares of Lake Common Stock and Rose Common Stock at September 30, 1998. Such Bancorp Pro Forma Financial Information is not necessarily indicative of the financial position or results of operations of the Bancorp following both the Lake Merger and the Rose Merger as it may be in the future or as it might have been had both the Lake Merger and the Rose Merger been effected on the assumed dates.


The Bancorp Pro Forma Financial Information should be read in conjunction with the historical financial statements of the Bancorp, Lake and Rose and the notes related thereto, presented elsewhere in this Joint Proxy Statement/Prospectus. (See "INDEX TO FINANCIAL STATEMENTS" herein.)

THE BANCORP PRO FORMA FINANCIAL INFORMATION BASED ON POOLING OF INTERESTS METHOD OF ACCOUNTING


               EXISTING AND PRO FORMA CONSOLIDATED CAPITALIZATION
                                   (UNAUDITED)


The following table sets forth the existing capitalization of the Bancorp, Lake and Rose and the pro forma consolidated capitalization of the Bancorp following both the Lake Merger and the Rose Merger at September 30, 1998 (dollars in thousands).



                                                                                                      Pro Forma
                                                                                                    Consolidated
                                                                                                      Surviving
                              The Bancorp           Lake             Rose         Adjustments(1)    Corporation(1)
                              -----------       -----------       ----------      --------------    -------------
Shareholders' equity:
Common stock                  $     7,381       $     3,473       $    2,511       $                 $    13,365
Retained earnings                   2,744             5,795            2,174                              10,713
Net unrealized gains on
 available-for-sale
 securities                           268               165               19                                 452
                              -----------       -----------       ----------       -----------       -----------
    Total shareholders'
     equity                   $    10,393       $     9,433       $    4,704       $                 $    24,530
                              ===========       ===========       ==========       ===========       ===========
Authorized shares of
 common stock                  10,000,000        20,000,000        5,000,000                          10,000,000
                              ===========       ===========       ==========       ===========       ===========
Outstanding shares                981,448         1,298,296          370,805                           2,399,319
                              ===========       ===========       ==========       ===========       ===========



(1) Assumes that holders of 100% of both Lake Common Stock and Rose Common Stock convert their shares into Bancorp Common Stock and that an aggregate of 1,417,871 shares of Bancorp Common Stock are issued in the Lake Merger and the Rose Merger.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1998



                                                                                                                       Pro Forma
(Dollars in thousands)                                  The                                          Pro Forma      Consolidated
                                                      Bancorp           Rose             Lake       Adjustments     Balance Sheet
                                                     ---------        --------        ---------     -----------     -------------
ASSETS
Cash and due from banks                              $   6,941        $  4,252        $   4,558      $                $  15,751
Federal funds sold                                      10,600          10,050            3,500                          24,150
Loans held for sale                                      2,786             305              620                           3,711
Interest-bearing deposits in banks                                                        4,554                           4,554
Investment securities:
  Available-for-sale                                    30,544           4,218           12,041                          46,803
  Held-to-maturity                                       2,889                                                            2,889
                                                     ---------        --------        ---------      ---------        ---------
         Total investments                              33,433           4,218           12,041                          49,692
                                                     ---------        --------        ---------      ---------        ---------

Loans and leases:
  Commercial                                            18,708           6,694            4,449                          29,851
  Real estate                                           46,634          15,325           28,980                          90,939
  Real estate construction                               7,686           6,965            1,157                          15,808
  Lease financing                                        1,442                                                            1,442
  Agricultural                                                                           18,026                          18,026
  Consumer                                                 583           2,184            2,530                           5,297
                                                     ---------        --------        ---------      ---------        ---------
         Total loans                                    75,053          31,168           55,142                         161,363
  Deferred fees and costs, net                            (209)            (76)            (204)                           (489)
  Allowance for loan and lease losses                   (1,025)           (296)          (1,161)                         (2,482)
                                                     ---------        --------        ---------      ---------        ---------
         Net loans                                      73,819          30,796           53,777                         158,392
                                                     ---------        --------        ---------      ---------        ---------

Other real estate                                        1,553                              630                           2,183
Bank premises and equipment, net                         3,481           1,646            2,894                           8,021
Accrued interest receivable and other assets             2,668           2,104            2,467                           7,239
                                                     ---------        --------        ---------      ---------        ---------
                                                     $ 135,281        $ 53,371        $  85,041      $                $ 273,693
                                                     =========        ========        =========      =========        =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                $  31,552        $ 10,880        $  12,765      $                $  55,197
  Interest-bearing                                      92,177          37,596           62,106                         191,879
                                                     ---------        --------        ---------      ---------        ---------
         Total deposits                                123,729          48,476           74,871                         247,076

Accrued interest payable and other liabilities           1,159             191              737                           2,087
                                                     ---------        --------        ---------      ---------        ---------
         Total liabilities                             124,888          48,667           75,608                         249,163
                                                     ---------        --------        ---------      ---------        ---------

Shareholders' equity:
  Common stock                                           7,381           2,511            3,473                          13,365
  Retained earnings                                      2,744           2,174            5,795                          10,713
  Unrealized gains on available-for-sale
     investment securities, net of taxes                   268              19              165                             452
                                                     ---------        --------        ---------      ---------        ---------
         Total shareholders' equity                     10,393           4,704            9,433                          24,530
                                                     ---------        --------        ---------      ---------        ---------
                                                     $ 135,281        $ 53,371        $  85,041      $                $ 273,693
                                                     =========        ========        =========      =========        =========

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997

                                                                                                                  Pro Forma
(Dollars in thousands)                                 The                                          Pro Forma    Consolidated
                                                     Bancorp           Rose            Lake        Adjustments   Balance Sheet
                                                    ---------       ---------       ---------      -----------   -------------
ASSETS
Cash and due from banks                             $   5,296       $   1,830       $   5,236       $             $  12,362
Federal funds sold                                      6,550           6,720           4,000                        17,270
Loans held for sale                                     1,767             227             680                         2,674
Interest-bearing deposits in banks                                                      4,557                         4,557
Investment securities:
  Available-for-sale                                   15,799           4,010          11,976                        31,785
  Held-to-maturity                                      4,950                                                         4,950
                                                    ---------       ---------       ---------       --------      ---------
         Total investments                             20,749           4,010          11,976                        36,735
                                                    ---------       ---------       ---------       --------      ---------

Loans and leases:
  Commercial                                           14,882           8,715           5,045                        28,642
  Real estate                                          40,052          16,279          32,003                        88,334
  Real estate construction                             13,263           7,319             435                        21,017
  Lease financing                                         698                                                           698
  Agricultural                                                                         13,942                        13,942
  Consumer                                                615           2,623           2,919                         6,157
                                                    ---------       ---------       ---------       --------      ---------
         Total loans                                   69,510          34,936          54,344                       158,790
  Deferred fees and costs, net                           (371)            (86)           (182)                         (639)
  Allowance for loan and lease losses                    (948)           (724)           (952)                       (2,624)
                                                    ---------       ---------       ---------       --------      ---------
         Net loans                                     68,191          34,126          53,210                       155,527
                                                    ---------       ---------       ---------       --------      ---------

Other real estate                                         967                             598                         1,565
Bank premises and equipment, net                        3,027           1,721           3,077                         7,825
Accrued interest receivable and other assets            2,313           1,954           2,186                         6,453
                                                    ---------       ---------       ---------       --------      ---------
                                                    $ 108,860       $  50,588       $  85,520       $             $ 244,968
                                                    =========       =========       =========       ========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                               $  19,215       $   8,527       $  12,927       $             $  40,669
  Interest-bearing                                     79,494          37,823          63,112                       180,429
                                                    ---------       ---------       ---------       --------      ---------
         Total deposits                                98,709          46,350          76,039                       221,098

Accrued interest payable and other liabilities          1,153             274             821                         2,248
                                                    ---------       ---------       ---------       --------      ---------
         Total liabilities                             99,862          46,624          76,860                       223,346
                                                    ---------       ---------       ---------       --------      ---------

Shareholders' equity:
  Common stock                                          7,001           2,021           3,178                        12,200
  Retained earnings                                     1,908           1,932           5,442                         9,282
  Unrealized gains on available-for-sale
   investment securities, net of taxes                     89              11              40                           140
                                                    ---------       ---------       ---------       --------      ---------
         Total shareholders' equity                     8,998           3,964           8,660                        21,622
                                                    ---------       ---------       ---------       --------      ---------
                                                    $ 108,860       $  50,588       $  85,520       $             $ 244,968
                                                    =========       =========       =========       ========      =========

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                                 For the Nine Months Ended September 30, 1998
                                                  ----------------------------------------------------------------------------
(Dollars in thousands)                                                                                             Pro Forma
                                                  The Bancorp         Rose           Lake        Adjustments      Consolidated
                                                  -----------       --------      ----------      ----------      ------------
Interest income
  Interest and fees on loans and leases           $    5,550        $  2,524      $    3,935      $                $   12,009
  Interest on deposits in banks                                                          223                              223
  Interest on investment securities                    1,134             174             497                            1,805
  Interest on federal funds sold                         320             292             184                              796
                                                  ----------        --------      ----------      ----------       ----------
         Total interest income                         7,004           2,990           4,839                           14,833

Interest expense on deposits                           2,601           1,303           1,916                            5,820
                                                  ----------        --------      ----------      ----------       ----------

         Net interest income                           4,403           1,687           2,923                            9,013

Provision for loan and lease losses                      250             105             270                              625
                                                  ----------        --------      ----------      ----------       ----------

         Net interest income after provision
           for loan and lease losses                   4,153           1,582           2,653                            8,388
                                                  ----------        --------      ----------      ----------       ----------

Noninterest income:
  Service charges and fees                               534              51             494                            1,079
  Gain on sale of loans                                1,093             187              10                            1,290
  Other                                                  215             177                                              392
                                                  ----------        --------      ----------      ----------       ----------
         Total noninterest income                      1,842             415             504                            2,761
                                                  ----------        --------      ----------      ----------       ----------


Other expenses:
  Salaries and employee benefits                       2,621             705           1,416                            4,742
  Occupancy                                              324             105             213                              642
  Equipment                                              420              98             272                              790
  Other                                                1,323             686             756                            2,765
                                                  ----------        --------      ----------      ----------       ----------
         Total other expenses                          4,688           1,594           2,657                            8,939
                                                  ----------        --------      ----------      ----------       ----------

         Income before income taxes                    1,307             403             500                            2,210

Income taxes                                             472             161             147                              780
                                                  ----------        --------      ----------      ----------       ----------

         Net income                               $      835        $    242      $      353      $                $    1,430
                                                  ==========        ========      ==========      ==========       ==========

Basic earnings per share                          $     0.86        $   0.75      $     0.28      $                $     0.62
                                                  ==========        ========      ==========      ==========       ==========

Weighted average shares of common stock              970,810         320,158       1,265,387                        2,303,046(1)
                                                  ==========        ========      ==========      ==========       ==========

Diluted earnings per share                        $     0.80        $   0.72      $     0.27      $                $     0.59
                                                  ==========        ========      ==========      ==========       ==========

Weighted average shares of common stock
 and common stock equivalents                      1,038,285         333,661       1,329,428                        2,434,692(1)
                                                  ==========        ========      ==========      ==========       ==========


--------------------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 and the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Lake Conversion Rate and the Rose Conversion Rate are based on the formulas included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" and "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME




                                                               For the Nine Months Ended September 30, 1997
                                                  -------------------------------------------------------------------------------
(Dollars in thousands)                                                                                                Pro Forma
                                                  The Bancorp          Rose           Lake        Adjustments        Consolidated
                                                  -----------        --------      ----------     -----------        ------------

Interest income
  Interest and fees on loans and leases             $    5,106      $   2,432       $    4,146      $                  $   11,684
  Interest on deposits in banks                                                            165                                165
  Interest on investment securities                        912            202              434                              1,548
  Interest on federal funds sold                           150            210              123                                483
                                                    ----------      ---------       ----------      ----------         ----------
         Total interest income                           6,168          2,844            4,868                             13,880

Interest expense on deposits                             2,217          1,198            1,895                              5,310
                                                    ----------      ---------       ----------      ----------         ----------

         Net interest income                             3,951          1,646            2,973                              8,570

Provision for loan and lease losses                        193            126              270                                589
                                                    ----------      ---------       ----------      ----------         ----------

         Net interest income after provision
           for loan and lease losses                     3,758          1,520            2,703                              7,981
                                                    ----------      ---------       ----------      ----------         ----------

Noninterest income:
  Service charges and fees                                 557             41              389                                987
  Gain on sale of loans                                    562             57               17                                636
  Gain (loss) on sale of investment securities              16                              (8)                                 8
  Other                                                    208            122               15                                345
                                                    ----------      ---------       ----------      ----------         ----------
         Total noninterest income                        1,343            220              413                              1,976
                                                    ----------      ---------       ----------      ----------         ----------

Other expenses:
  Salaries and employee benefits                         2,094            604            1,267                              3,965
  Occupancy                                                296             79              204                                579
  Equipment                                                337             69              257                                663
  Other                                                  1,213            423              680                              2,316
                                                    ----------      ---------       ----------      ----------         ----------
         Total other expenses                            3,940          1,175            2,408                              7,523
                                                    ----------      ---------       ----------      ----------         ----------

         Income before income taxes                      1,161            565              708                              2,434

Income taxes                                               453            226              258                                937
                                                    ----------      ---------       ----------      ----------         ----------

         Net income                                 $      708      $     339       $      450      $                  $    1,497
                                                    ==========      =========       ==========      ==========         ==========

Basic earnings per share                            $     0.73      $    1.06       $     0.36      $                  $     0.66
                                                    ==========      =========       ==========      ==========         ==========

Weighted average shares of common stock                965,403        319,972        1,240,546                          2,278,834(1)
                                                    ==========      =========       ==========      ==========         ==========

Diluted earnings per share                          $     0.70      $    1.04       $     0.35      $                  $     0.64
                                                    ==========      =========       ==========      ==========         ==========

Weighted average shares of common stock
 and common stock equivalents                        1,009,311        324,648        1,276,729                          2,355,440(1)
                                                    ==========      =========       ==========      ==========         ==========


--------------------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 and the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Lake Conversion Rate and the Rose Conversion Rate are based on the formulas included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" and "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                               For the Year Ended December 31, 1997
                                                --------------------------------------------------------------------
(Dollars in thousands)                                                                                   Pro Forma
                                                The Bancorp      Rose         Lake       Adjustments    Consolidated
                                                -----------   ----------    ----------   -----------    ------------
Interest income
  Interest and fees on loans and leases          $    6,978   $    3,287    $    5,529   $               $   15,794
  Interest on deposits in banks                                                    233                          233
  Interest on investment securities                   1,242          266           595                        2,103
  Interest on federal funds sold                        210          342           203                          755
                                                -----------  -----------    ----------   ----------      ----------
         Total interest income                        8,430        3,895         6,560                       18,885

Interest expense on deposits                          3,051        1,664         2,562                        7,277
                                                 ----------   ----------    ----------   ----------      ----------

         Net interest income                          5,379        2,231         3,998                       11,608

Provision for loan and lease losses                     243          564           263                        1,070
                                                 ----------   ----------    ----------   ----------      ----------

         Net interest income after provision
           for loan and lease losses                  5,136        1,667         3,735                       10,538
                                                 ----------   ----------    ----------   ----------      ----------

Noninterest income:
  Service charges and fees                              765           58           442                        1,265
  Gain on sale of loans                                 972           99            49                        1,120
  Gain (loss) on sale of investment securities           21                         (8)                          13
  Other                                                 279          184           147                          610
                                                 ----------   ----------    ----------   ----------      ----------
         Total noninterest income                     2,037          341           630                        3,008
                                                 ----------   ----------    ----------   ----------      ----------

Other expenses:
  Salaries and employee benefits                      2,988          818         1,617                        5,423
  Occupancy                                             400          148           214                          762
  Equipment                                             461           29           343                          833
  Other                                               1,682          698         1,048                        3,428
                                                 ----------   ----------    ----------   ----------      ----------
         Total other expenses                         5,531        1,693         3,222                       10,446
                                                 ----------   ----------    ----------   ----------      ----------

         Income before income taxes                   1,642          315         1,143                        3,100

Income taxes                                            639          133           377                        1,149
                                                 ----------   ----------    ----------   ----------      ----------

         Net income                              $    1,003   $      182    $      766   $               $    1,951
                                                 ==========   ==========    ==========   ==========      ==========

Basic earnings per share                         $     1.08   $     0.57    $     0.62   $               $     0.87
                                                 ==========   ==========    ==========   ==========      ==========

Weighted average shares of common stock             932,531      319,972     1,240,546                    2,245,962(1)
                                                 ==========   ==========    ==========   ==========      ==========

Diluted earnings per share                       $     1.02   $     0.56    $     0.59   $               $     0.83
                                                 ==========   ==========    ==========   ==========      ==========

Weighted average shares of common stock
 and common stock equivalents                       986,706      324,648     1,297,954                    2,348,712(1)
                                                 ==========   ==========    ==========   ==========      ==========


----------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 and the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Lake Conversion Rate and the Rose Conversion Rate are based on the formulas included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" and "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME



                                                              For the Year Ended December 31, 1996
                                                 ------------------------------------------------------------------
(Dollars in thousands)                                                                                  Pro Forma
                                                 The Bancorp      Rose         Lake     Adjustments    Consolidated
                                                 ----------   ----------   ----------   ----------     ------------
Interest income
  Interest and fees on loans and leases          $    5,544   $    2,545   $    5,704   $               $   13,793
  Interest on deposits in banks                                                   198                          198
  Interest on investment securities                     751          232          777                        1,760
  Interest on federal funds sold                        146          251          168                          865
                                                 ----------   ----------   ----------   ----------      ----------
         Total interest income                        6,441        3,028        6,847                       16,316

Interest expense on deposits                          2,185        1,331        2,845                        6,361
                                                 ----------   ----------   ----------   ----------      ----------

         Net interest income                          4,256        1,697        4,002                        9,955

Provision for loan and lease losses                     458           89          477                        1,024
                                                 ----------   ----------   ----------   ----------      ----------

         Net interest income after provision
           for loan and lease losses                  3,798        1,608        3,525                        8,931
                                                 ----------   ----------   ----------   ----------      ----------

Noninterest income:
  Service charges and fees                              688           33          415                        1,136
  Gain on sale of loans                                 684           58          146                          888
  Gain (loss) on sale of investment securities           11                        20                           31
  Other                                                 309          137           97                          543
                                                 ----------   ----------   ----------   ----------      ----------
         Total noninterest income                     1,692          228          678                        2,598
                                                 ----------   ----------   ----------   ----------      ----------

Other expenses:
  Salaries and employee benefits                      2,355          701        1,683                        4,739
  Occupancy                                             352           53          255                          660
  Equipment                                             399           97          342                          838
  Other                                               1,176          479        1,244                        2,899
                                                 ----------   ----------   ----------   ----------      ----------
         Total other expenses                         4,282        1,330        3,524                        9,136
                                                 ----------   ----------   ----------   ----------      ----------

         Income before income taxes                   1,208          506          679                        2,393

Income taxes                                            470          204          203                          877
                                                 ----------   ----------   ----------   ----------      ----------

         Net income                              $      738   $      302   $      476   $               $    1,516
                                                 ==========   ==========   ==========   ==========      ==========

Basic earnings per share                         $     0.97   $     0.94   $     0.38   $               $     0.73
                                                 ==========   ==========   ==========   ==========      ==========

Weighted average shares of common stock             759,017      319,872    1,240,491                    2,072,286(1)
                                                 ==========   ==========   ==========   ==========      ==========

Diluted earnings per share                       $     0.94   $     0.93   $     0.36   $               $     0.70
                                                 ==========   ==========   ==========   ==========      ==========

Weighted average shares of common stock
 and common stock equivalents                       782,318      324,622    1,308,758                    2,152,374(1)
                                                 ==========   ==========   ==========   ==========      ==========


----------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 and the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Lake Conversion Rate and the Rose Conversion Rate are based on the formulas included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" and "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME




                                                              For the Year Ended December 31, 1995
                                                 ------------------------------------------------------------------
(Dollars in thousands)                                                                                  Pro Forma
                                                 The Bancorp      Rose         Lake     Adjustments    Consolidated
                                                 ----------   ----------   ----------   ----------     ------------
Interest income
  Interest and fees on loans and leases          $    4,938    $    2,164   $    5,794   $               $   12,896
  Interest on deposits in banks                                                    160                          160
  Interest on investment securities                     605           274          819                        1,698
  Interest on federal funds sold                        141           226          229                          596
                                                 ----------    ----------   ----------   ----------      ----------
         Total interest income                        5,684         2,664        7,002                       15,350

Interest expense on deposits                          1,875         1,288        3,056                        6,219
                                                 ----------    ----------   ----------   ----------      ----------

         Net interest income                          3,809         1,376        3,946                        9,131

Provision for loan and lease losses                      80            55          210                          345
                                                 ----------    ----------   ----------   ----------      ----------

         Net interest income after provision
           for loan and lease losses                  3,729         1,321        3,736                        8,786
                                                 ----------    ----------   ----------   ----------      ----------

Noninterest income:
  Service charges and fees                              690            21          444                        1,155
  Gain on sale of loans                                 427            32          115                          574
  Gain (loss) on sale of investment securities          (30)                        40                           10
  Other                                                 140            73           82                          295
                                                 ----------    ----------   ----------   ----------      ----------
         Total noninterest income                     1,227           126          681                        2,034
                                                 ----------    ----------   ----------   ----------      ----------

Other expenses:
  Salaries and employee benefits                      2,091           578        1,689                        4,358
  Occupancy                                             308            58          182                          548
  Equipment                                             369            87          237                          693
  Other                                               1,160           422        1,193                        2,775
                                                 ----------    ----------   ----------   ----------      ----------
         Total other expenses                         3,928         1,145        3,301                        8,374
                                                 ----------    ----------   ----------   ----------      ----------

         Income before income taxes                   1,028           302        1,116                        2,446

Income taxes                                            377           104          335                          816
                                                 ----------    ----------   ----------   ----------      ----------

         Net income                              $      651    $      198   $      781   $               $    1,630
                                                 ==========    ==========   ==========   ==========      ==========

Basic earnings per share                         $     0.96    $     0.62   $     0.63   $               $     0.82
                                                 ==========    ==========   ==========   ==========      ==========

Weighted average shares of common stock             681,030       319,572    1,239,791                    1,993,414(1)
                                                 ==========    ==========   ==========   ==========      ==========

Diluted earnings per share                       $     0.94    $     0.61   $     0.59   $               $     0.79
                                                 ==========    ==========   ==========   ==========      ==========

Weighted average shares of common stock
 and common stock equivalents                       689,696       324,530    1,315,310                    2,064,542(1)
                                                 ==========    ==========   ==========   ==========      ==========


----------------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity was determined by adding the weighted average shares for Lake before the combination multiplied by the Lake Conversion Rate of .7480 and the weighted average shares for Rose before the combination multiplied by the Rose Conversion Rate of 1.2048 to the weighted average shares for the Bancorp before the combination at the beginning of all periods presented. The Lake Conversion Rate and the Rose Conversion Rate are based on the formulas included at "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" and "THE ROSE MERGER AND RELATED TRANSACTIONS--Rose Conversion Rate and Exchange of Shares and Options" using the shareholders' equity and outstanding shares at September 30, 1998 and the Bancorp Average Trading Price of $17.00 per share.

                           COMPARATIVE PER SHARE DATA
                                   (UNAUDITED)

The following table sets forth selected historical financial information for the Bancorp, Lake and Rose and pro forma consolidated financial information with respect to both the Lake Merger and the Rose Merger. The table assumes that both the Lake Merger and the Rose Merger were consummated at the beginning of the periods presented, that each outstanding share of Lake Common Stock is converted into .7480 shares of Bancorp Common Stock, and that each outstanding share of Rose Common Stock is converted into 1.2048 shares of Bancorp Common Stock (see "THE LAKE MERGER AND RELATED TRANSACTIONS--Lake Conversion Rate and Exchange of Shares and Options" and "THE ROSE MERGER AND RELATED TRANSACTIONS --Rose Conversion Rate and Exchange of Shares and Options").



                                      Nine Months
                                         Ended                       Year Ended
                                      September 30,                  December 31,
                                   ------------------      ------------------------------
                                    1998        1997        1997        1996        1995
                                   ------      ------      ------      ------      ------
Amounts per common share:
 The Bancorp historical
   Net income(1)(2)                $  .80      $  .70      $ 1.02      $  .94      $  .94
   Book value(3)                   $10.59      $ 9.15      $ 9.51      $ 9.69      $ 8.62
   Dividends declared              $    0      $    0      $    0      $    0      $    0
 Lake historical
   Net income(1)(2)                $  .27      $  .35      $  .59      $  .36      $  .59
   Book value(3)                   $ 7.27      $ 6.98      $ 6.98      $ 6.57      $ 6.50
   Dividends declared              $    0      $    0      $  .27      $  .20      $  .20
 Rose historical
   Net income(1)(2)                $  .72      $ 1.04      $  .56      $  .93      $  .61
   Book value(3)                   $12.69      $12.88      $12.39      $11.80      $10.85
   Dividends declared              $    0      $    0      $    0      $    0      $    0
 Pro forma amounts per
  common share of the Bancorp
   Net income(1)(4)                $  .59      $  .64      $  .83      $  .70      $  .79
   Book value(5)                   $10.22      $ 9.49      $ 9.57      $ 9.31      $ 8.73
   Dividends declared(6)           $    0      $    0      $  .15      $  .12      $  .13
 Pro forma amounts per
  common share of Lake
   Net income(1)(7)                $  .44      $  .48      $  .62      $  .52      $  .59
   Book value(7)                   $ 7.65      $ 7.10      $ 7.16      $ 6.96      $ 6.53
   Dividends declared(7)           $    0      $    0      $  .11      $  .09      $  .10
 Pro forma amounts per
  common share of Rose
   Net income(1)(7)                $  .71      $  .77      $ 1.00      $  .84      $  .95
   Book value(7)                   $12.32      $11.43      $11.53      $11.21      $10.52
   Dividends declared(7)           $    0      $    0      $  .18      $  .14      $  .16


--------------------------

(1)     All net income per share data are diluted per share data.

(2) Diluted income per share calculations use the weighted average common stock and common stock equivalent shares outstanding for each period for each entity.


                  (Footnotes continued on the following page.)

(3) Book value per share is based on the actual number of shares outstanding at the end of the period.

(4) Pro forma net income per share is determined in the same manner as footnote (2) above except the Lake common shares are multiplied by the estimated Lake Conversion Rate of .7480 and the Rose common shares are multiplied by the estimated Rose Conversion Rate of 1.2048.

(5) Pro forma book value per share is determined in the same manner as footnote (3) above except the Lake common shares are multiplied by the estimated Lake Conversion Rate of .7480 and the Rose common shares are multiplied by the estimated Rose Conversion Rate of 1.2048.

(6) Pro forma amounts assume that the Bancorp would have declared cash dividends per share equal to the Lake dollar amount of dividends declared divided by the pro forma shares outstanding after the combination.

(7) Lake pro forma equivalents are computed by multiplying the pro forma per share data of the combined entity by the estimated Lake Conversion Rate of .7480 and Rose pro forma equivalents are computed by multiplying the pro forma per share data of the combined entity by the estimated Rose Conversion Rate of 1.2048.


                           REGULATORY CAPITAL ADEQUACY


The following table sets forth, as of September 30, 1998, the regulatory capital ratios of the Bancorp, Lake and Rose on a historical basis, the Bancorp on a pro forma basis assuming consummation of the Lake Merger, the Bancorp on a pro forma basis assuming consummation of the Rose Merger, the Bancorp on a pro forma basis assuming consummation of both the Lake Merger and the Rose Merger, and the minimum regulatory capital ratios.



                                   The
                      Minimum     Bancorp    Lake       Rose
                      -------     -------    ----       ----
Leverage ratio          5.0%       8.5%      11.0%       9.3%
Tier 1 risk-based
 capital ratio          4.0%      11.2%      13.5%      11.7%
Total risk-based
 capital ratio          8.0%      12.4%      14.8%      12.4%



                                            The Bancorp
                                           Following the
                            Minimum         Lake Merger
                            -------         -----------
Leverage ratio                5.0%              9.5%
Tier 1 risk-based
 capital ratio                4.0%             12.2%
Total risk-based
 capital ratio                8.0%             13.4%


                                            The Bancorp
                                           Following the
                            Minimum         Rose Merger
                            -------         -----------
Leverage ratio                5.0%             8.7%
Tier 1 risk-based
 capital ratio                4.0%            11.3%
Total risk-based
 capital ratio                8.0%            12.4%





                                                  The Bancorp Following
                                                  Both the Lake Merger
                                  Minimum         and the Rose Merger
                                  -------         -------------------
Leverage ratio                      5.0%                   9.5%
Tier 1 risk-based
 capital ratio                      4.0%                  12.1%
Total risk-based
 capital ratio                      8.0%                  13.2%


                           DESCRIPTION OF THE BANCORP

BUSINESS

GENERAL. The Bancorp was incorporated under the laws of the State of California on July 11, 1996. The Bancorp was organized pursuant to a plan of reorganization for the purpose of becoming the parent corporation of WSNB, and on December 31, 1996, the reorganization was effected and shares of Bancorp Common Stock were issued to the shareholders of WSNB for the common shares held by WSNB's shareholders. The Bancorp is a registered bank holding company under the Bank Holding Company Act of 1956. The Bancorp conducts its operations at the head office of WSNB located at 4011 Plaza Goldorado Circle, Cameron Park, California 95682.


WSNB was organized under national banking laws and commenced operations as a national bank on January 4, 1984. WSNB is a member of the Federal Reserve System and its deposits are insured to the maximum amount permitted by law by the FDIC. WSNB's head office is located at 4011 Plaza Goldorado Circle, Cameron Park, California and its branch offices are located at 2661 Sanders Drive, Pollock Pines, 3970 J Missouri Flat Road, Placerville, 1450 Broadway, Placerville, 3919 Park Drive, El Dorado Hills, and 571 5th Street, Lincoln. WSNB does not have any affiliates or subsidiaries. WSNB also has two loan production offices located at 3161 Cameron Park Drive, Suite 101, Cameron Park, and 1900 Point West Way, Suite 101, Sacramento.


BANKING SERVICES. The Bancorp is a locally owned and operated bank holding company, and its primary service area is the Northern California communities of Cameron Park, Pollock Pines, Placerville, El Dorado Hills and Lincoln. The Bancorp also services the Sacramento community through its loan production office. The Bancorp's primary business is servicing the banking needs of these communities and its marketing strategy stresses its local ownership and commitment to serve the banking needs of individuals living and working in the Bancorp's primary service areas and local businesses, including retail, professional and real estate-related activities in those service areas.

The Bancorp offers a broad range of services to individuals and businesses in its primary service area with an emphasis upon efficiency and personalized attention. The Bancorp provides a full line of consumer services and also offers specialized services, such as courier services and appointment banking to small businesses, middle market companies and professional firms. WSNB offers personal and business checking and savings accounts (including individual interest-bearing negotiable orders of withdrawal ("NOW"), money market accounts and/or accounts combining checking and savings accounts with automatic transfer), IRA accounts, time certificates of deposit and direct deposit of social security, pension and payroll checks and computer cash management with plans to institute PC Banking during 1998. WSNB also makes available commercial, construction, accounts receivable, inventory, automobile, home improvement, real estate, commercial real estate, single family mortgage, Small Business Administration, office equipment, leasehold improvement and installment loans (as well as overdraft protection lines of credit), issues drafts and standby letters of credit, sells travelers' checks (issued by an independent entity), offers ATM's tied in with major statewide and national networks, provides banking by appointment outside WSNB's normal office hours, extends special considerations to senior citizens and offers other customary commercial banking services.


Most of WSNB's deposits are obtained from commercial businesses, professionals and individuals. At September 30, 1998, WSNB had a total of 6,287 accounts consisting of demand deposit, NOW and money market accounts with an average balance of approximately $7,705; 3,003 savings accounts with an average balance of approximately $2,370; time certificates of $100,000 or more with an average balance of approximately $253,286; and other time deposits with an average balance of approximately $23,280. WSNB has not obtained any deposits through deposit brokers and has no present intention of using brokered deposits. There is no concentration of deposits or any customer with 5% or more of WSNB's deposits other than one locally-owned title company which holds 7.2% of WSNB's deposits and one director of the Bancorp who holds 6.9% of WSNB's deposits.

Other special services and products include economy personal and business checking products, computer cash management products and mortgage products and services.


EMPLOYEES. At September 30, 1998, the Bancorp and its subsidiaries employed 92 persons on a full-time equivalent basis. The Bancorp believes its employee relations are excellent.


PROPERTIES. The Bancorp and its subsidiary own the real property located at 4011 Plaza Goldorado Circle, Cameron Park, California. The building situated on the property consists of 6,842 square feet and houses the executive and head offices of the Bancorp and WSNB.

The Bancorp and its subsidiary also own the real property located at 3970 J Missouri Flat Road, Placerville, California. The building situated on the property consists of approximately 3,707 square feet and houses the West Placerville branch office of WSNB.

On July 24, 1998, the Bancorp and its subsidiary purchased property in El Dorado Hills for the purpose of building a stand-alone branch to be completed during the first quarter of the year 2000. The property is located on El Dorado Hills Boulevard.

The Bancorp is also in escrow for the purchase of additional property adjacent to the Bancorp's and WSNB's executive and head offices at 4011 Plaza Goldorado Circle for the purpose of expanding the Bancorp's administration. The Bancorp's data processing department will be moved from the existing Placerville branch located on Broadway which will be downsized at that time, reducing the overhead fee for the Placerville Broadway branch. The land acquisition will allow for future growth and expanded parking. It is estimated that the first expansion to meet the Bancorp's immediate needs will be completed in approximately twenty-four months. The Bancorp expects escrow to close on the property in the near future.

The Bancorp and its subsidiary lease the premises of WSNB's Placerville branch office located at 1450 Broadway, Placerville, California. The lease is presently for a term expiring June 30, 2002. The office space at this branch consists of approximately 6,500 square feet.

The Bancorp and its subsidiary lease the premises of WSNB's Pollock Pines branch office located at 2661 Sanders Drive, Pollock Pines, California. The premises are leased for a term expiring on July 31, 2000. The office space at this branch consists of approximately 1,520 square feet.

The Bancorp and its subsidiary lease the premises of WSNB's El Dorado Hills branch office located at 3919 Park Drive, Suite 110, El Dorado Hills, California. The premises are leased for a term expiring on July 31, 1999. The office space of this branch consists of approximately 1,800 square feet.

The Bancorp and its subsidiary lease the premises of WSNB's Lincoln branch office located at 571 5th Street, Lincoln, California. The premises are leased for a term expiring on September 30, 2002. The office space of this branch consists of approximately 5,500 square feet.

The Bancorp and its subsidiary lease the premises of WSNB's Mortgage Division located at 3161 Cameron Park Drive, Suite 101, Cameron Park, California. The premises are leased for a term expiring on March 31, 1999. The office space at this site consists of approximately 1,353 square feet.

The Bancorp and its subsidiary lease the premises of WSNB's Mortgage Division Branch at 1900 Point West Way, Suite 101, Sacramento, California. The premises are leased for a term expiring on March 31, 2000. The office space at this site consists of approximately 896 square feet.

LEGAL PROCEEDINGS. From time to time, the Bancorp and/or WSNB is a party to claims and legal proceedings arising in the ordinary course of business. The Bancorp's management is not aware of any material pending litigation proceedings to which either it or WSNB is a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of the Bancorp and WSNB taken as a whole.

SUPERVISION AND REGULATION. The Bancorp is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with and is subject to the supervision of the FRB. Generally, a bank holding company is required to obtain the approval of the FRB before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, the bank holding company would own or control more than 5% of the voting shares of such bank. The FRB's approval is also required for the merger or consolidation of bank holding companies.

The Bancorp is required to file reports with the FRB and provide such additional information as the FRB may require. The FRB also has the authority to examine the Bancorp and each of its subsidiaries, as well as any arrangements between the Bancorp and any of its subsidiaries, with the cost of any such examination to be borne by the Bancorp.

Banking subsidiaries of bank holding companies are also subject to certain restrictions imposed by federal law in dealings with their holding companies and other affiliates. Subject to certain restrictions set forth in the Federal Reserve Act, a bank can loan or extend credit to an affiliate, purchase or invest in the securities of an affiliate, purchase assets from an affiliate, or issue a guarantee, acceptance, or letter of credit on behalf of an affiliate; provided that the aggregate amount of the above transactions of the bank and its subsidiaries does not exceed 10 percent of the capital stock and surplus of the bank on a per affiliate basis or 20 percent of the capital stock and surplus of the bank on an aggregate affiliate basis. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices and, in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as that term is defined in the Federal Reserve Act. Such restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. Further, the Bancorp and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services.

A bank holding company is prohibited from itself engaging in or acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company engaged in nonbanking activities. One of the principal exceptions to the prohibition is for activities found by the FRB by order or regulation to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making these determinations, the FRB considers whether the performance of such activities by a bank holding company would offer advantages to the public which outweigh possible adverse effects.

Federal Reserve Regulation "Y" sets out those activities which are regarded as closely related to banking or managing or controlling banks, and thus, are permissible activities that may be engaged in by bank holding companies subject to approval in individual cases by the FRB. Most of these activities are now permitted for national banks. There has been litigation challenging the validity of certain activities authorized by the FRB for bank holding companies, and the FRB has various regulations in this regard still under consideration. The future scope of permitted activities is uncertain.

WSNB is subject to primary supervision, examination and regulation by the Comptroller. The deposits of WSNB are insured by the FDIC to applicable limits. WSNB is also subject to applicable regulations of the FDIC and the FRB, and in addition the provisions of California law, insofar as they are not preempted by federal banking law. As a consequence of the extensive regulation of commercial banking activities in California and the United States,

WSNB's business is particularly susceptible to changes in California and federal legislation and regulations, which may have the effect of increasing the cost of doing business, limiting permissible activities or increasing competition.

Various other requirements and restrictions under the laws of the United States and the State of California affect the operations of WSNB. Federal and California statutes and regulations relate to many aspects of WSNB's operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, branching, capital requirements and disclosure obligations to depositors and borrowers. The Comptroller regulates the number and locations of the branch offices of a national bank, but may only permit a national bank to maintain branches in locations and under the conditions imposed by state laws upon state banks. California law presently permits a bank to locate a branch office in any locality in the state. Additionally, California law exempts banks, including national banks, from California usury laws.

SUMMARY OF EARNINGS


The following consolidated Summary of Earnings of the Bancorp and subsidiary for the three years ended December 31, 1997 has been derived from financial statements audited by Perry-Smith & Co., LLP, independent certified public accountants, as described in their report included elsewhere in this Joint Proxy Statement/Prospectus. The amounts shown for the nine months ended September 30, 1998 and 1997 are unaudited. The September 30, 1998 and 1997 amounts reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. These statements should be read in conjunction with the Financial Statements and the Notes relating thereto which appear elsewhere herein.



                                              Nine Months Ended
                                                September 30,                   Year Ended December 31,(1)
(Dollars in thousands,                    --------------------------      ------------------------------------
 except per share data)                      1998            1997           1997          1996          1995
                                          ----------      ----------      --------      --------      --------
                                                 (unaudited)
Interest income                           $    7,004      $    6,168      $  8,430      $  6,441      $  5,684
Interest expense                               2,601           2,217         3,051         2,185         1,875
Net interest income                            4,403           3,951         5,379         4,256         3,809
Provision for loan and lease losses              250             193           243           458            80
Net interest income after
 provision for loan and lease losses           4,153           3,758         5,136         3,798         3,729
Other noninterest income                       1,842           1,343         2,037         1,692         1,227
Noninterest expense                            4,688           3,940         5,531         4,282         3,928
Earnings before income taxes                   1,307           1,161         1,642         1,208         1,028
Provision for income taxes(2)                    472             453           639           470           377
Net income                                       835             708         1,003           738           651
Basic earnings per share                  $      .86      $      .73      $   1.08      $    .97      $    .96
Number of shares used in basic
 earnings per share calculation(3)           970,810         965,403       932,531       759,017       681,030
Diluted earnings per share                $      .80      $      .70      $   1.02      $    .94      $    .94
Number of shares used in diluted
 earnings per share calculation(4)         1,038,285       1,009,311       986,706       782,318       689,696

-------------------

(1) See Notes to Financial Statements for a summary of significant accounting policies and other related data.

(2)   See Notes to Financial Statements for an explanation of income taxes.

(3) Basic earnings per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4) Diluted earnings per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

     The following table sets forth selected ratios for the periods indicated:


                                         Nine Months Ended                  Year Ended
(Unaudited)                                September 30,                    December 31,
                                       ---------------------     ------------------------------------
                                        1998           1997       1997           1996           1995
                                       ------         ------     ------         ------         ------
Net earnings to average
 shareholders' equity(1)                12.6%          11.6%      12.7%          12.2%          13.8%
Net earnings to
 average total assets(1)                 1.0%           1.0%       1.0%           1.0%           1.0%
Total interest expense to
 total interest income                  37.1%          36.0%      36.2%          33.9%          33.0%
Other operating income to
 other operating expense                39.3%          34.1%      36.8%          39.5%          31.2%

-----------------

(1) Ratios have been annualized for the nine months ended September 30, 1998 and 1997.

THE BANCORP'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following is the Bancorp's management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 1997, 1996 and 1995 and the nine months ended September 30, 1998 and 1997.


INTRODUCTION. This discussion is designed to provide a better understanding of significant trends related to the Bancorp's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with the Bancorp's audited financial statements and unaudited interim financial statements and notes thereto and the other financial information appearing elsewhere in this Joint Proxy Statement/Prospectus.


NET INTEREST INCOME AND NET INTEREST MARGIN. Total interest income increased from $5,684 thousand in 1995 to $6,441 thousand in 1996, and to $8,430 thousand in 1997, representing a 13.3% increase in 1996 over 1995 and a 30.9% increase in 1997 over 1996. Total interest income increased from $6,168 thousand for the nine months ended September 30, 1997, to $7,004 thousand for the nine months ended September 30, 1998, representing a 13.6% increase. The total interest income increases in the periods discussed were primarily the result of the growth in the Bancorp's loan and investment portfolios as a result of the acquisition of the Lincoln branch of Wells Fargo Bank and growth in the Bancorp's established market areas. Total interest expense increased from $1,875 thousand in 1995 to $2,185 thousand in 1996 and to $3,051 thousand in 1997, representing a 16.5% increase in 1996 over 1995 and a 39.6% increase in 1997 over 1996. The increase in interest expense in 1997 over 1996 was primarily the result of the assumption of $6,440 thousand in deposits in connection with the Bancorp's acquisition of the Lincoln branch of Wells Fargo Bank in February of 1997. Total interest expense increased from $2,217 thousand for the nine months ended September 30, 1997, to $2,601 thousand for the nine months ended September 30, 1998, representing a 17.3% increase.

The Bancorp's net interest margin (net interest income divided by average earning assets) was 6.6% in 1995, 6.3% in 1996, and 6.0% in 1997. The net interest margin for the nine months ended September 30, 1997 was 6.1% and for the nine months ended September 30, 1998 was 5.6%. The primary reason for the decrease in the net interest margin for the nine months ended September 30, 1998 from the nine months ended September 30, 1997 was the increased competition for quality loans and the overall growth and change in mix in the loan and investment portfolios, which decreased the yield on interest-earning assets. The overall yield on the investment portfolio decreased from 7.25% in 1996 to 6.73% in 1997 and to 6.00% for the nine months ended September 30, 1998. During the same periods, the yield on the loan portfolio increased from 10.18% in 1996 to 10.25% in 1997, but decreased to 10.07% for the nine months ended September 30, 1998. In addition, while interest rates on deposits decreased, the overall mix of deposits changed to include a greater percentage of higher yielding time deposits, which increased the yield on interest-bearing liabilities. The growth in deposits since 1997 resulted in the increase in interest expense for the nine months ended September 30, 1998 over the same nine month period in 1997.

The Bancorp's net interest income increased from $3,809 thousand in 1995 to $4,256 thousand in 1996 and to $5,379 thousand in 1997, representing an 11.7% increase in 1996 over 1995 and a 26.4% increase in 1997 over 1996. The increases in the periods discussed were primarily the result of the overall growth of the Bancorp, with average interest-earning assets increasing 31.6% to $89,708 thousand in 1997 from $68,142 thousand in 1996 and 17.5% from $57,998 thousand in 1995. During these same periods, the net interest margin decreased to 6.00% in 1997 from 6.25% in 1996 and 6.57% in 1995. However, the increase in volume due to the Bancorp's growth outweighed the decrease in the net interest margin which resulted in the significant growth in net interest income discussed above. Net interest income increased from $3,951 thousand for the nine months ended September 30, 1997 to $4,403 thousand for the nine months ended September 30, 1998, representing an 11.4% increase. Average interest-earning assets increased 20.8% to $104,375 thousand for the nine months ended September 30, 1998 from $86,416 thousand for the comparable period in 1997, with a decrease in the net interest margin to 5.61% for the nine months ended September 30, 1998 from 6.08% for the comparable period in 1997. The increase in net interest income for the nine months ended September 30, 1998 over the nine months ended September 30, 1997 was primarily due to the reasons noted above.


The following table sets forth the changes in interest income and expense attributable to changes in rates and volumes:

ANALYSIS OF CHANGES IN NET INTEREST INCOME.

(Dollars in thousands)                               Year Ended December 31,
                                 ----------------------------------------------------------------
                                       1997 Versus 1996                   1996 Versus 1995
                                 -----------------------------     ------------------------------
                                            Change      Change                 Change      Change
                                 Total      Due to      Due to     Total       Due to      Due to
                                 Change      Rate       Volume     Change       Rate       Volume
                                 ------     ------      ------     ------      ------      ------
Federal funds sold               $   65      $  2       $   63      $   4       $ (14)      $  18
Investment securities               489        32          457        146          65          81
Loans, gross                      1,435        38        1,397        607        (266)        873
                                 ------      ----       ------      -----       -----       -----
       Total interest-
        earnings assets           1,989        72        1,917        757        (215)        972
                                 ------      ----       ------      -----       -----       -----

NOW, MMDA                            27       (10)          37        (14)        (15)          1
Savings                               1         0            1        (30)        (16)        (14)
Certificates of deposit             838        31          807        354         (80)        434
                                 ------      ----       ------      -----       -----       -----
       Total interest-
        bearing liabilities         866        21          845        310        (111)        421
                                 ------      ----       ------      -----       -----       -----
Net interest income              $1,123      $ 51       $1,072      $ 447       $(104)      $ 551
                                 ======      ====       ======      =====       =====       =====

The change in interest income or interest expense that is attributable to both changes in rate and changes in volume has been allocated to the change due to rate and the change due to volume in proportion to the relationship of the absolute amounts of changes in each.

The following is an unaudited summary of changes in earnings of the Bancorp for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997 and 1996. In the opinion of the Bancorp's management, the following summary of changes in earnings reflects all adjustments which the Bancorp considers necessary for a fair presentation of the results of its operations for these periods. This summary of changes in earnings should be read in conjunction with the Financial Statements and Notes relating thereto appearing elsewhere herein.



                                     Nine Months Ended                      Year Ended December 31,
                                        September 30,          -------------------------------------------------
(Dollars in thousands)                 1998 over 1997              1997 over 1996              1996 over 1995
                                    --------------------       ----------------------     ----------------------
(Unaudited)                         Amount of      % of        Amount of      % of        Amount of      % of
                                     Change       Change        Change       Change(1)     Change      Change(1)
                                    ---------     ------       ---------     --------     ---------    ---------
INTEREST INCOME
  Interest and fees on loans          $ 444         8.70%       $ 1,434        25.87%       $ 606        12.28%
  Interest on securities                222        24.31%           490        65.25%         147        24.20%
  Interest on federal funds sold        170       113.25%            65        44.72%           4         3.06%
                                      -----                     -------                     -----
     Total interest income              836        13.55%         1,989        30.88%         757        13.32%

INTEREST EXPENSE
  Interest on deposits                  384        17.32%           866        39.63%         310        16.53%
                                      -----                     -------                     -----
     Net interest income                452        11.43%         1,123        29.56%         447        11.74%

PROVISION FOR
  LOAN LOSSES                            57        29.53%          (214)      (46.72)%        378       472.50%
                                      -----                     -------                     -----
    Net interest income after
     provision for loan losses          395        10.50%         1,337        35.20%          69         1.85%

NONINTEREST INCOME
  Service charges                       (23)       (4.14)%           77        11.19%          (2)        (.27)%
  Other income                          522        66.36%           268        26.71%         467        86.86%
                                      -----                     -------                     -----
     Total noninterest income           499        37.12%           345        20.39%         465        37.90%
                                      -----                     -------                     -----

OTHER EXPENSES
  Salaries and related benefits         527        25.17%           632        26.84%         265        12.68%
  Occupancy and
   equipment expense                    111        17.54%           110        14.67%          73        10.84%
  Other                                 110         9.07%           506        43.03%          16         1.35%
                                      -----                     -------                     -----
     Total other expenses               748        18.96%         1,248        29.15%         354         9.01%
                                      -----                     -------                     -----
     Income before income taxes         146        12.59%           434        35.93%         180        17.50%

PROVISION FOR
 INCOME TAXES                            19         4.09%           169        35.96%          93        24.67%
                                      -----                     -------                     -----
     NET INCOME                       $ 127        18.02%       $   265        35.91%       $  87        13.36%
                                      =====                     =======                     =====

----------

(1)   Increase or (decrease) over previous year amount.


NONINTEREST INCOME. Noninterest income increased from $1,227 thousand in 1995 to $1,692 thousand in 1996 and to $2,037 thousand in 1997, representing a 37.9% increase in 1996 over 1995 and a 20.4% increase in 1997 over 1996. Noninterest income increased from $1,343 thousand for the nine months ended September 30, 1997 to $1,842 thousand for the nine months ended September 30, 1998, representing a 37.1% increase. The increases in noninterest income in 1996, 1997 and the first nine months of 1998 were primarily the result of increased funding and sales of mortgage loans in the mortgage department. The Bancorp expects mortgage fundings and sales to continue to increase for the remainder of 1998.

OTHER EXPENSES. The continued growth of the Bancorp required additional staff and overhead expense to support general and administrative services and increased the cost of occupying the Bancorp's offices. Salaries were also adjusted to be competitive with the industry and to reward performance. Other expenses are comprised of salaries and related benefits, occupancy, equipment and other expenses. Other expenses increased from $3,928 thousand in 1995 to $4,282 thousand in 1996, and to $5,531 thousand in 1997, representing a 9.0% increase in 1996 over 1995 and a 29.2% increase in 1997 over 1996. The increase in total other expenses for the periods compared was due to the continued growth of the Bancorp, to include the acquisition of the Lincoln branch of Wells Fargo Bank in February of 1997.


The following table compares the various elements of other expenses as a percentage of average assets for the years ended December 31, 1997, 1996 and 1995 and the nine months ended September 30, 1998 and 1997. (Dollars in thousands except percentage amounts.)



                                             Salaries      Occupancy        Other
                              Average       and Related   & Equipment     Operating
      Period                 Assets(1)        Benefits      Expenses       Expenses
------------------           ---------      -----------   -----------     ---------
Nine Months Ended
 September 30,(2)
------------------
      1998                   $116,062           3.0%           .9%          1.5%
      1997                   $ 96,917           2.9%           .9%          1.7%

   Year Ended
  December 31,
------------------
      1997                   $ 99,453           3.0%           .9%          1.7%
      1996                   $ 76,156           3.1%          1.0%          1.5%
      1995                   $ 65,029           3.2%          1.0%          1.8%


----------

(1)   Based on the average of daily balances.

(2)   Expense ratios are calculated on an annualized basis.

PROVISION FOR LOAN LOSSES. The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgement, is adequate to provide for these potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan losses.


Management allocated $243 thousand as a provision for loan losses in 1997, $458 thousand in 1996 and $80 thousand in 1995. Loans charged off net of recoveries in 1997 were $2 thousand, in 1996 were $399 thousand and in 1995 were $51 thousand. For the nine months ended September 30, 1998, $250 thousand was allocated as a provision for loan losses and for the nine months ended September 30, 1997, $193 thousand was allocated as a provision for loan losses. Loans charged off net of recoveries for the nine months ended September 30, 1998 were $173 thousand. There were no loans charged-off for the nine months ended September 30, 1997. The ratio of the allowance for loan losses to total gross loans was 1.37% in 1997, 1.15% in 1996, and 1.30% in 1995, and for the interim periods was 1.37% at September 30, 1998 and 1.27% at September 30, 1997.

In management's opinion, the balance of the allowance for loan losses at September 30, 1998 was sufficient to sustain any foreseeable losses in the loan portfolio at that time.

INCOME TAXES. Income taxes were $639 thousand in 1997, $470 thousand in 1996 and $377 thousand in 1995. The income tax provision for the nine months ended September 30, 1998 and 1997 was $472 thousand and $453 thousand, respectively.

NET INCOME. The net income and basic earnings per share of the Bancorp were $1,003 thousand and $1.08 per share in 1997, $738 thousand and $.97 per share in 1996, and $651 thousand and $.96 per share in 1995, respectively. The net income and basic earnings per share for the nine months ended September 30, 1998 were $835 thousand and $.86 per share as compared to a net income of $708 thousand and $.73 per share for the nine months ended September 30, 1997. The increase in net income for the periods discussed was due to the increase in net interest income resulting from the growth of the Bancorp and the increased gain on the sale of mortgage loans.


LIQUIDITY. The Bancorp has an asset and liability management program allowing it to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of the Bancorp at December 31, 1997 was 20.4%, at December 31, 1996 was 10.8%, and at December 31, 1995 was 13.9% based on liquid assets (consisting of cash and due from banks, investments not pledged, federal funds sold and loans available-for-sale) divided by total liabilities. The Bancorp's management believes it maintains adequate liquidity levels.

CAPITAL RESOURCES. The shareholders' equity accounts of the Bancorp increased from $5,155 thousand at December 31, 1995, to $7,720 thousand at December 31, 1996 and to $8,998 thousand at December 31, 1997. These increases are attributable to retained earnings and a $2,000 thousand stock offering of the Bancorp in 1996. The Bancorp is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bancorp must meet specific capital guidelines that involve quantitative measures of the Bancorp's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bancorp's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.


Quantitative measures established by regulation to ensure capital adequacy require the Bancorp to maintain minimum amounts and ratios of total and Tier 1 capital (primarily common stock and retained earnings less goodwill) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of September 30, 1998, that the Bancorp exceeds all capital adequacy requirements to which it is subject.


As of June 30, 1998, the most recent notification from the FDIC categorized the Bancorp as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bancorp must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed the Bancorp's categorization.

The Bancorp's actual capital ratios are presented below.


                                                  Minimum
                                   Minimum         Well             Actual
                                   Capital      Capitalized      September 30,
                                 Requirement    Requirement          1998
                                 -----------    -----------      -------------
Capital ratios:

  Tier 1 risk-based to
    risk-weighted assets               4%            6%             11.2%
  Total risk-based to
    risk-weighted assets               8%           10%             12.4%
  Leverage to total
    average assets                   4-5%            5%              8.5%

SCHEDULE OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY. The following schedule shows the unaudited average balances of the Bancorp's assets, liabilities and shareholders' equity accounts and the percentage distribution of the items, computed using the daily average balances, for the periods indicated.


(Dollars in thousands)                                           Nine Months Ended
                                                                   September 30,
                                                ----------------------------------------------------
(Unaudited)                                              1998                          1997
                                                -------------------------   ------------------------
                                                  Amount       Percent(1)    Amount       Percent(1)
                                                ---------      ----------   --------      ----------
ASSETS
Cash and due from banks                         $   4,957          4.27%    $  4,355         4.49%
Investment securities                              23,900         20.59%      16,968        17.51%
Federal funds sold                                  7,705          6.64%       3,594         3.71%
Loans:
  Commercial                                       16,879         14.54%      14,233        14.69%
  Installment                                         549          0.47%         562         0.58%
  Real estate                                      56,478         48.66%      52,059        53.72%
  Ag                                                  147          0.13%         155         0.16%
Less deferred costs                                  (274)        (0.24)%       (366)       (0.38)%
Less allowance for loan and lease losses             (955)        (0.82)%       (790)       (0.82)%
                                                ---------                   --------
  Net loans                                        72,824         62.75%      65,853        67.95%
                                                ---------                   --------
Bank premises and equipment, net                    3,000          2.58%       2,825         2.91%
OREO                                                1,388          1.20%       1,393         1.44%
Other assets                                        2,288          1.97%       1,929         1.99%
                                                ---------                   --------
        TOTAL ASSETS                            $ 116,062        100.00%    $ 96,917       100.00%
                                                =========                   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                        $  23,578         20.32%    $ 17,217        17.76%
  NOW and money market                             17,766         15.31%      17,610        18.17%
  Savings                                           7,120          6.13%       7,398         7.63%
  Time                                             37,410         32.23%      33,579        34.65%
  Time > $100,000                                  20,373         17.55%      12,596        13.00%
                                                ---------                   --------
Total deposits                                    106,247         91.54%      88,400        91.21%
Other liabilities                                     972          0.84%         669         0.69%
                                                ---------                   --------
    Total liabilities                             107,219         92.38%      89,069        91.90%
                                                ---------                   --------
Shareholders' equity:
  Common stock                                      5,029          4.33%       5,029         5.19%
  Retained earnings                                 3,747          3.23%       2,885         2.98%
  Unearned ESOP shares                                                           (26)       (0.03)%
  Unrealized gain (loss) on AFS
   investment securities, net                          67          0.06%         (40)       (0.04)%
                                                ---------                   --------
    Total shareholders' equity                      8,843          7.62%       7,848         8.10%
                                                ---------                   --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                           $ 116,062        100.00%    $ 96,917       100.00%
                                                =========                   ========

                                                                           Year Ended December 31,
                                                -----------------------------------------------------------------------------
                                                         1997                       1996                      1995
                                                -----------------------    -----------------------   ------------------------
                                                 Amount       Percent(1)    Amount      Percent(1)    Amount       Percent(1)
                                                --------      ----------   --------     ----------   --------      ----------
ASSETS
Cash and due from banks                         $  4,388          4.41%    $  3,810         5.00%    $  3,430        5.27%
Investment securities                             17,832         17.93%      11,019        14.47%       9,790       15.05%
Federal funds sold                                 3,780          3.80%       2,671         3.51%       2,330        3.58%
Loans:
  Commercial                                      14,557         14.64%      13,426        17.63%      16,895       25.98%
  Installment                                        556          0.56%         672         0.88%         467        0.72%
  Real estate                                     53,354         53.64%      40,649        53.38%      28,735       44.19%
  Ag
Less deferred costs                                 (371)        (0.37)%       (295)       (0.39)%       (219)      (0.34)%

Less allowance for loan and lease losses            (824)        (0.83)%       (683)       (0.90)%       (625)      (0.96)%
                                                --------                   --------                  --------
  Net loans                                       67,272         67.64%      53,769        70.60%      45,253       69.59%
                                                --------                   --------                  --------
Bank premises and equipment, net                   2,820          2.84%       2,871         3.77%       2,513        3.87%
OREO                                               1,370          1.38%         633         0.83%         454        0.70%
Other assets                                       1,991          2.00%       1,383         1.82%       1,259        1.94%
                                                --------                   --------                  --------
        TOTAL ASSETS                            $ 99,453        100.00%    $ 76,156       100.00%    $ 65,029      100.00%
                                                ========                   ========                  ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                        $ 17,823         17.92%    $ 13,293        17.45%    $ 11,457       17.62%
  NOW and money market                            18,041         18.14%      15,906        20.88%      15,822       24.33%
  Savings                                          7,361          7.40%       7,294         9.58%       7,975       12.26%
  Time                                            34,417         34.61%      24,752        32.50%      18,656       28.69%
  Time > $100,000                                 13,079         13.15%       7,714        10.13%       5,757        8.85%
                                                --------                   --------                  --------
Total deposits                                    90,721         91.22%      68,959        90.54%      59,667       91.75%
Other liabilities                                    807          0.81%       1,146         1.53%         630        0.97%
                                                --------                   --------                  --------
    Total liabilities                             91,528         92.03%      70,105        92.06%      60,297       92.72%
                                                --------                   --------                  --------
Shareholders' equity:
  Common stock                                     5,029          5.06%       3,604         4.72%       2,745        4.23%
  Retained earnings                                2,911          2.93%       2,449         3.22%       1,993        3.06%
  Unearned ESOP shares                                                          (10)       (0.01)%
  Unrealized gain (loss) on AFS
   investment securities, net                        (15)        (0.02%)          8         0.01%          (6)      (0.01%)
                                                --------                   --------                  --------
    Total shareholders' equity                     7,925          7.97%       6,051         7.94%       4,732        7.28%
                                                --------                   --------                  --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                           $ 99,453        100.00%    $ 76,156       100.00%    $ 65,029      100.00%
                                                ========                   ========                  ========


(1) Percentages of categories under assets, liabilities and shareholders' equity are shown as percentages of average total assets.

INVESTMENT PORTFOLIO. The following table summarizes the amounts, terms, distributions and yields of the Bancorp's investment securities as of September 30, 1998, December 31, 1997 and December 31, 1996. (Dollars in thousands)



                             One Year        After One Year        After Five Years
                             or Less         to Five Years           to Ten Years          After Ten Years              Total
                         ---------------    ----------------       ----------------       -----------------       -----------------
September 30, 1998       Amount    Yield    Amount     Yield       Amount     Yield       Amount      Yield       Amount       Yield
------------------       ------    -----    ------     -----       ------     -----       -------     -----       -------      ----
U.S. Treasury &
 Government agencies      $  0         0%   $  968      7.51%      $6,855      6.98%      $16,727      7.40%      $24,550      7.29%
Municipals                   0         0%      429      5.40%           0         0%        8,454      5.00%        8,883      5.00%
                          ----              ------                 ------                 -------                 -------
    Total                 $  0         0%   $1,397      6.86%      $6,855      6.98%      $25,181      6.60%      $33,433      6.68%
                          ====              ======                 ======                 =======                 =======


                             One Year        After One Year        After Five Years
                             or Less         to Five Years           to Ten Years          After Ten Years              Total
                         ---------------    ----------------       ----------------       -----------------       -----------------
December 31, 1997        Amount    Yield    Amount     Yield       Amount     Yield       Amount      Yield       Amount       Yield
------------------       ------    -----    ------     -----       ------     -----       -------     -----       -------      ----
U.S. Treasury &
 Government agencies      $997      5.17%   $1,227      6.50%      $6,378      7.00%      $ 9,624      7.30%      $18,226      6.90%
Municipals                   0         0%      473      5.40%           0         0%        2,050      5.45%        2,523      5.43%
                          ----              ------                 ------                 -------                 -------
        Total             $997      5.17%   $1,700      6.10%      $6,378      7.00%      $11,674      6.93%      $20,749      6.73%
                          ====              ======                 ======                 =======                 =======

                             One Year        After One Year        After Five Years
                             or Less         to Five Years           to Ten Years          After Ten Years              Total
                         ---------------    ----------------       ----------------       -----------------       -----------------
December 31, 1996        Amount    Yield    Amount     Yield       Amount     Yield       Amount      Yield       Amount       Yield
------------------       ------    -----    ------     -----       ------     -----       -------     -----       -------      ----
U.S. Treasury &
 Government agencies      $166      6.50%   $2,241      6.25%      $2,759      7.55%      $ 6,311      7.75%      $11,477      7.30%
Municipals                   0         0%      258      5.40%           0         0%            0         0%          258      5.40%
                          ----              ------                 ------                 -------                 -------
        Total             $166      6.50%   $2,499      6.15%      $2,759      7.55%      $ 6,311      7.75%      $11,735      7.25%
                          ====              ======                 ======                 =======                 =======

LOAN PORTFOLIO. The Bancorp's largest historical lending categories are real estate loans, commercial loans and installment loans. These categories accounted for approximately 78%, 21% and 1%, respectively, of the Bancorp's total loan portfolio at December 31, 1996, approximately 78%, 21% and 1%, respectively, of the Bancorp's total loan portfolio at December 31, 1997 and approximately 72%, 27% and 1%, respectively, at September 30, 1998. Loans are carried at face amount, less payments collected and the allowance for possible loan losses. Interest on all loans is accrued monthly on a simple interest basis. Typically, once a loan is placed on nonaccrual status, the Bancorp reverses interest accrued through the date of transfer. Loans are placed on nonaccrual status when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. Interest actually received for loans on nonaccrual status is recognized as income at the time of receipt. Problem loans are maintained on accrual status only when management of the Bancorp is confident of full repayment within a reasonable period of time.

The rates of interest charged on variable rate loans are set at specified increments in relation to the Bancorp's published lending rate and vary as the Bancorp's lending rate varies. At December 31, 1996, approximately 71% of the Bancorp's loan portfolio was comprised of variable interest rate loans, at December 31, 1997, approximately 74% of the Bancorp's loan portfolio was comprised of variable interest rate loans, and at September 30, 1998, variable rate loans comprised approximately 60% of the Bancorp's loan portfolio.


DISTRIBUTION OF LOANS. The distribution of the Bancorp's total loans by type of loan as of the dates indicated is shown in the following table (dollars in thousands):


                                      (Unaudited)
                                      September 30,                         December 31,
                                 -----------------------       --------------------------------------
 Type of Loan                      1998           1997           1997           1996           1995
---------------------------      --------       --------       --------       --------       --------
Real estate                      $ 54,319       $ 55,031       $ 53,315       $ 47,284       $ 35,281
Commercial                         20,151         15,121         15,580         14,040         14,016
Installment                           583            585            615            657            849
                                 --------       --------       --------       --------       --------
        TOTAL                      75,053         70,737         69,510         61,981         50,146
Less:
  Deferred loans fees                (209)          (392)          (371)          (372)          (252)
  Allowance for loan losses        (1,025)          (901)          (948)          (707)          (649)
                                 --------       --------       --------       --------       --------
        TOTAL NET LOANS          $ 73,819       $ 69,444       $ 68,191       $ 60,902       $ 49,245
                                 ========       ========       ========       ========       ========


COMMERCIAL LOANS. Commercial loans are made for the purpose of providing working funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days, and "term loans", which are loans with maturities normally ranging from one to five years. Short term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

The Bancorp also extends lines of credit to business customers. On business credit lines, the Bancorp specifies a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with the Bancorp. The purpose for which such loans will be used and the security therefor, if any, are generally determined before the Bancorp's commitment is extended. Normally, the Bancorp does not make loan commitments in material amounts for periods in excess of one year.

REAL ESTATE LOANS. Real estate loans are primarily made for the purpose of purchasing, improving or constructing single family residences, and commercial and industrial properties.


At September 30, 1998, approximately 58% of the Bancorp's real estate construction loans consisted of loans secured by first trust deeds on the construction of owner-occupied single family dwellings, and the remaining 42% consisted of loans secured by first trust deeds on speculative single family dwellings. Construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 75 to 80%. The risk associated with speculative construction lending includes the borrower's inability to complete and sell the project, the borrower's incorrect estimate of necessary construction funds and/or time for completion, and economic changes, including depressed real estate values and increased interest rates. Management has established underwriting criteria to minimize losses on speculative construction loans by lending only to experienced developers with proven track records. To date the Bancorp has not suffered any significant losses through its speculative real estate construction loans. See also "RISK FACTORS--Risks Relating to the Bancorp."


INSTALLMENT LOANS. Most installment loans are short-term loans, made for a period of up to five years. Automobile loans are normally made with up to a five-year amortization period.


MATURITY OF LOANS AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES. The following table sets forth the amounts of loans outstanding of the Bancorp as of September 30, 1998 and December 31, 1997 which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years. Management has increased the fixed rate portion of the Bancorp's loan portfolio in 1998 in order to diversify its loan repricing options as part of its overall asset/liability management program.





(Dollars in              Less than     One Year to      After
thousands)               One Year      Five Years     Five Years        Total
                         ---------     -----------    ----------       -------
September 30, 1998
------------------
Fixed rate                $11,133        $ 7,894        $10,033        $29,060
Variable                   41,955          3,583            455         45,993
                          -------        -------        -------        -------
        Total             $53,088        $11,477        $10,488        $75,053
                          =======        =======        =======        =======


(Dollars in              Less than     One Year to      After
thousands)               One Year      Five Years     Five Years        Total
                         ---------     -----------    ----------       -------
December 31, 1997
-----------------
Fixed rate                $ 8,579        $ 5,018        $ 4,133        $17,730
Variable                   46,219          5,066            495         51,780
                          -------        -------        -------        -------
        Total             $54,798        $10,084        $ 4,628        $69,510
                          =======        =======        =======        =======

LOAN COMMITMENTS. The following table shows the Bancorp's loan commitments at the dates indicated:


                                      September 30,                         December 31,
                                 ----------------------        ------------------------------------
(Dollars in thousands)            1998           1997           1997            1996          1995
                                 -------        -------        -------        -------        ------
Commercial                       $ 8,608        $11,160        $ 6,827        $ 5,401        $3,287
Real estate                        9,696          5,506          8,440          7,690         4,915
                                 -------        -------        -------        -------        ------
        Total commitments        $18,304        $16,666        $15,267        $13,091        $8,202
                                 =======        =======        =======        =======        ======





Based upon prior experience and prevailing economic conditions, it is anticipated that approximately 40% of the commitments at September 30, 1998 will be exercised during 1998.


SUMMARY OF LOAN LOSSES EXPERIENCE. As a natural corollary to the Bancorp's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To some extent, the degree of perceived risk is taken into account in establishing the structure of, and interest rates and security for, specific loans and for various types of loans. The Bancorp attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.


The Bancorp maintains a program of systematic review of its existing loans. Loans are graded for their overall quality. Those loans which the Bancorp's management determines require further monitoring and supervision are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by the Bancorp's Loan Committee. Loans for which it is probable that the Bancorp will be unable to collect all amounts due (including principal and interest) are considered to be impaired. The recorded investment in impaired loans totaled $736 thousand and $1,487 thousand at September 30, 1998 and December 31, 1997, respectively. In addition, when principal or interest on a loan is past due 90 days or more, such loan is placed on nonaccrual status unless it is both well-secured and in the process of collection. Loans totaling approximately $736 thousand and $1,487 thousand were on nonaccrual status as of September 30, 1998 and December 31, 1997, respectively. The Bancorp classifies certain loans on nonaccrual status as impaired. Accordingly, all loans on nonaccrual status at September 30, 1998 and December 31, 1997 are included with the impaired loans disclosed above.

Financial difficulties encountered by certain borrowers may cause the Bancorp to restructure the terms of their loans to facilitate loan payments. As of December 31, 1997 and 1996, the Bancorp had no troubled debt restructured loans. Interest foregone on nonaccrual loans during the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996 amounted to approximately $37 thousand, $96 thousand and $112 thousand, respectively.


The Bancorp charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against the Bancorp's allowance for loan losses.

The following table sets forth the amount of loans on the Bancorp's books which were 30 to 89 days past due at the dates indicated:


                                                               December 31,
                                      September 30,       --------------------
(Dollars in thousands)                    1998            1997            1996
                                      ------------        ----            ----
Commercial                                $  0            $289            $  6
Real estate                                  0               0             158
                                          ----            ----            ----
        Total                             $  0            $289            $164
                                          ====            ====            ====


The following table sets forth the amount of loans on the Bancorp's books which were on nonaccrual status at the dates indicated:


                                                               December 31,
                                      September 30,      -----------------------
(Dollars in thousands)                    1998            1997             1996
                                      ------------       ------           ------
Commercial                                $298           $  428           $  500
Real estate                                439            1,059              929
                                          ----           ------           ------
        Total                             $737           $1,487           $1,429
                                          ====           ======           ======

The following table summarizes the Bancorp's loan loss experience for the periods indicated:


                                           Nine Months Ended
                                              September 30,                Year Ended December 31,
                                         ----------------------      ------------------------------------
(Dollars in thousands)                     1998          1997          1997          1996          1995
                                         --------      --------      --------      --------      --------
                                              (Unaudited)
BALANCES

Loans:
  Average loans                          $ 74,053      $ 67,009      $ 68,096      $ 54,452      $ 45,878
  Loans at end of period                   75,053        71,322        69,139        61,609        49,894
Loans charged off                             187             0             3           403            56
Recoveries of loans
 previously charged off                        14             0             1             3             5
Net loans charged off                         173             0             2           400            51
Allowance for loan
 and lease losses                           1,025           901           948           707           649
Provisions for loan
 and lease losses                             250           193           243           458            80

Ratios(1):
Net loan charge-offs to
 average loans                               0.31%         0.00%         0.00%         0.73%         0.11%
Net loan charge-offs to
 loans at end of period                      0.31%         0.00%         0.00%         0.65%         0.10%
Allowance for possible loan
 losses to average loans                     1.38%         1.34%         1.39%         1.30%         1.41%
Allowance for possible loan
 losses to loans at end of period            1.37%         1.26%         1.37%         1.15%         1.30%
Net loan charge-offs to
 allowance for possible loan losses         22.50%         0.00%         0.21%        56.58%         7.86%
Net loan charge-offs to
 provision for possible loan losses         69.20%         0.00%         0.82%        87.34%        63.75%


----------


(1)   Annualized for the nine months ended September 30, 1998 and 1997.



The Bancorp's allowance for loan and lease losses is to provide for losses which can be reasonably anticipated. The allowance for loan and lease losses is established through charges to operating expenses in the form of provisions for loan and lease losses. Provisions for loan and lease losses amounted to $243 thousand in 1997, $458 thousand in 1996 and $250 thousand for the first nine months of 1998. The increased charge-offs and provision in 1996 reflect the write-down of a loan secured by an apartment building in Southern California which was acquired by the Bancorp in exchange for a problem loan. Other increases reflect, in the opinion of management of the Bancorp, the growth of the loan portfolio. Actual loan and lease losses or recoveries are charged or credited, respectively, directly to the allowance for loan and lease losses. The amount of the allowance is determined by management of the Bancorp. Among the factors considered in determining the allowance for loan and lease losses are the current financial condition of the Bancorp's borrowers and the value of the security, if any, for their loans. Estimates of future economic conditions and their impact on various industries and individual borrowers are also taken into consideration, as are the Bancorp's historical loan loss experience and reports of banking regulatory authorities. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that the Bancorp may not sustain loan and lease losses substantially higher in relation to the size of the allowance for loan and lease losses or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.


At December 31, 1997, 1996 and 1995, the allowance was 1.37%, 1.15%, and 1.30%, of the loans then outstanding, respectively. At September 30, 1998, the allowance was 1.37% of the loans then outstanding. Although the current level of the allowance is deemed adequate by management, future provisions will be subject to continuing reevaluation of risks in the loan portfolio.

Management of the Bancorp reviews with the Bancorp's Board of Directors the adequacy of the allowance for loan and lease losses on a monthly basis and adjusts the loan loss provision upward where specific items reflect a need for such an adjustment. Management of the Bancorp charged off approximately $3 thousand in 1997, $403 thousand in 1996 and approximately $187 thousand in the first nine months of 1998. Recoveries of loans previously charged off were $1 thousand in 1997, $3 thousand in 1996 and $14 thousand during the first nine months of 1998. Charge-offs for 1998 are expected to consist mainly of two loans for which the financial positions of the related borrowers changed significantly. Management does not believe there has been any significant deterioration in the Bancorp's loan portfolio. Management also believes that the Bancorp has adequately reserved for all individual items in its portfolio which may result in a loss material to the Bancorp. See "DESCRIPTION OF THE BANCORP--The Bancorp's Management's Discussion and Analysis of Financial Condition and Results of Operations--Provision for Loan Losses".

INVESTMENT SECURITIES. The Bancorp has invested $33,433 thousand in federal instruments, securities issued by states and political subdivisions and other debt securities, which yielded approximately 6.08% per annum during the first nine months of 1998. The Bancorp's present investment policy is to invest excess funds in federal funds, U.S. Treasuries, securities issued by the U.S. Government and securities issued by states and political subdivisions.


INTEREST RATES AND DIFFERENTIALS. Certain information concerning interest-earning assets and interest-bearing liabilities and yields thereon (unaudited) is set forth in the following table. Amounts outstanding are daily average balances:

                                         Nine Months Ended
                                          September 30,(1)              Year Ended December 31,
(Dollars in thousands)                  ---------------------     ----------------------------------
(Unaudited)                               1998         1997         1997         1996         1995
                                        --------     --------     --------     --------     --------
Interest-earning assets:
  Federal funds sold:
        Average outstanding             $  7,705     $  3,594     $  3,780     $  2,671     $  2,330
        Average yield                       5.54%        5.56%        5.56%        5.47%        6.05%
        Interest income                 $    320     $    150     $    210     $    146     $    141
  Investment securities:
        Average outstanding             $ 23,900     $ 16,968     $ 17,832     $ 11,019     $  9,790
        Average yield                       6.33%        7.17%        6.97%        6.82%        6.18%
        Interest income                 $  1,134     $    912     $  1,242     $    751     $    605
  Loans:
        Average outstanding             $ 74,053     $ 67,009     $ 68,096     $ 54,452     $ 45,878
        Average yield                       9.99%       10.16%       10.25%       10.18%       10.76%
        Interest income                 $  5,550     $  5,106     $  6,978     $  5,544     $  4,938
  Total interest-earning assets:
        Average outstanding             $105,658     $ 87,371     $ 89,708     $ 68,142     $ 57,998
        Average yield                       8.84%        9.39%        9.40%        9.45%        9.80%
        Interest income                 $  7,004     $  6,168     $  8,430     $  6,441     $  5,684
Interest-bearing liabilities:
  NOW and money market
   demand accounts:
        Average outstanding             $ 17,766     $ 17,610     $ 18,041     $ 15,906     $ 15,822
        Average yield                       1.61%        1.76%        1.77%        1.84%        1.93%
        Interest expense                $    215     $    232     $    320     $    292     $    306
  Savings deposits:
        Average outstanding             $  7,120     $  7,398     $  7,361     $  7,294     $  7,975
        Average yield                       1.97%        2.07%        2.06%        2.08%        2.28%
        Interest expense                $    105     $    115     $    152     $    152     $    182
  Time deposits:
        Average outstanding             $ 57,783     $ 46,175     $ 47,495     $ 32,466     $ 24,413
        Average yield                       5.27%        5.40%        5.43%        5.33%        5.66%
        Interest expense                $  2,282     $  1,870     $  2,579     $  1,730     $  1,381
  Other borrowings:
        Average outstanding             $      0     $      0     $      0     $      0     $      0
        Average yield                          0%           0%           0%           0%           0%
        Interest expense                $      0     $      0     $      2     $     11     $      6
  Total interest-bearing liabilities:
        Average outstanding             $ 82,669     $ 71,183     $ 72,897     $ 55,666     $ 48,210
        Average yield                       4.20%        4.15%        4.18%        3.91%        3.88%
        Interest expense                $  2,602     $  2,217     $  3,051     $  2,185     $  1,875
Net interest income                     $  4,402     $  3,951     $  5,379     $  4,256     $  3,809
  Average net yield on
   interest-earning assets                  5.56%        6.02%        6.00%        6.25%        6.57%


----------


(1)   Nine month yields have been annualized.

LIQUIDITY MANAGEMENT. To augment short-term liquidity, WSNB has unsecured short-term borrowing agreements with two of its correspondent banks in the amounts of $2,000,000 each. WSNB can also borrow up to $900,000 on an overnight basis from the FRB. In addition, WSNB has the ability to borrow up to $880,000 on a short-term basis from the Federal Home Loan Bank secured by investment securities with amortized costs totaling $974,379 and estimated market values totaling $957,930. WSNB can also borrow $6,445,000 from the Federal Home Loan Bank secured by mortgage loans totaling $10,401,000. There were no outstanding borrowings at December 31, 1997 or September 30, 1998.


Policies have been developed by the Bancorp's management and approved by the Bancorp's Board of Directors which establish guidelines for the investments and liquidity of the Bancorp. These policies include an Investment Policy and an Asset Liability Policy. The goals of these policies are to provide liquidity to meet the financial requirements of the Bancorp's customers, maintain adequate reserves as required by regulatory agencies and maximize earnings of the Bancorp.

The following table shows the Bancorp's average deposits for each of the periods indicated below, based upon average daily balances:


                                  Nine Months Ended                                          Year Ended
                                    September 30,                                            December 31,
                     ------------------------------------------    ---------------------------------------------------------------
                            1998                   1997                   1997                   1996                  1995
(Dollars in          -------------------    -------------------    -------------------    -------------------    -----------------
 thousands)          Average    Percent     Average    Percent     Average    Percent     Average    Percent     Average    Percent
(Unaudited)          Balance    of Total    Balance    of Total    Balance    of Total    Balance    of Total    Balance    of Total
                     --------   --------    --------   --------    --------   --------    --------   --------    --------   ------
Demand deposits      $ 23,578      22.19%   $ 17,217      19.48%   $ 17,823      19.65%   $ 13,293      19.27%   $ 11,457    19.20%
NOW accounts           10,133       9.54%      9,580      10.84%      9,616      10.60%      8,371      12.14%      7,924    13.27%
Savings deposits        7,633       7.18%      8,030       9.08%      7,361       8.11%      7,294      10.58%      7,975    13.37%
Money market
 deposits               7,120       6.70%      7,398       8.37%      8,425       9.29%      7,535      10.93%      7,898    13.24%
Time deposits          57,783      54.39%     46,175      52.23%     47,496      52.35%     32,466      47.08%     24,413    40.92%
                     --------               --------               --------               --------               --------
    Total deposits   $106,247     100.00%   $ 88,400     100.00%   $ 90,721     100.00%   $ 68,959     100.00%   $ 59,667   100.00%
                     ========               ========               ========               ========               ========


LIABILITY MANAGEMENT. It is management's policy to restrict the maturities of a majority of its certificates of deposit in denominations of $100,000 or more to less than one year. The maturities of such time certificates of deposit ("TCD's"), as well as other time deposits, were as follows:


                                 September 30, 1998               December 31, 1997
                              ------------------------        -------------------------
                                TCD's           Other          TCD's            Other
(Dollars in thousands)          over            Time            over             Time
(Unaudited)                   $100,000        Deposits        $100,000         Deposits
                              --------        --------        --------         --------
Less than three months         $22,786         $15,375         $ 8,219         $16,056
Over three months
 through twelve months           5,822          18,699           6,286          16,664
Over twelve months
 through five years              1,144           3,239           1,028           3,677
Over five years                      0              62               0             100
                               -------         -------         -------         -------
     Total                     $29,752         $37,375         $15,533         $36,497
                               =======         =======         =======         =======

Time deposits in denominations in excess of $100,000, with maturities of less than three months, increased by over $14 million at September 30, 1998. A director of the Bancorp accounted for approximately $8 million of this increase. This shift in the mix of time deposits to shorter maturities reduced the effective yield of overall time deposits for the nine months ending September 30, 1998. These additional funds were invested in securities with similar anticipated maturity dates. It is anticipated that approximately one half of the approximately $8 million in time deposits discussed above will be withdrawn from the Bancorp in the second quarter of 1999.


While the deposits of the Bancorp may fluctuate up and down somewhat with local and national economic conditions, management of the Bancorp does not believe that such deposits, or the business of the Bancorp in general, are seasonal in nature. Liability management is monitored by the Bancorp's Board of Directors which meets monthly.

REGULATORY MATTERS.

Capital Adequacy. The capital adequacy of banking institutions has become increasingly important in recent years. The deregulation of the banking industry during the 1980's has resulted in, among other things, a broadening of business activities beyond that of traditional banking products and services. Because of this volatility within the banking industry, regulatory agencies have increased their focus upon ensuring that banking institutions meet certain capital requirements as a means of protecting depositors and investors against such volatility.

The Comptroller has adopted regulations requiring insured institutions to maintain a minimum leverage ratio of Tier 1 capital (the sum of common shareholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries, minus intangible assets, identified losses and investments in certain subsidiaries) to total assets. Institutions which have received the highest composite regulatory rating and which are not experiencing or anticipating significant growth are required to maintain a minimum leverage capital ratio of 3% Tier 1 capital to total assets. All other institutions are required to maintain a minimum leverage capital ratio of at least 100 to 200 basis points above the 3% minimum requirement.

The Comptroller has also adopted a statement of policy, supplementing its leverage capital ratio requirements, which provided definitions of qualifying total capital (consisting of Tier 1 capital and supplementary capital, including the allowance for loan losses up to a maximum of 1.25% of risk-weighted assets) and sets forth minimum risk-based capital ratios. Insured institutions are required to maintain a ratio of qualifying total capital to risk-weighted assets of 8%, at least one-half (4%) of which must be in the form of Tier 1 capital.


The following table sets forth the Bancorp's capital positions at September 30, 1998 and December 31, 1997 under the regulatory guidelines discussed above:



                           September 30,     December 31,
                               1998              1997
                              Actual            Actual            Minimum
                          Capital Ratios    Capital Ratios     Capital Ratios
                          --------------    --------------     --------------
Total risk-based
 capital ratio                12.4%             11.9%               8.0%
Tier 1 capital to
 risk-weighted assets         11.2%             10.7%               4.0%
Leverage ratio                 8.5%              8.7%               3.0%

As is indicated by the above table, the Bancorp exceeded all applicable regulatory capital guidelines at September 30, 1998 and December 31, 1997. The Bancorp's management believes that, under the current regulations, the Bancorp will continue to meet its minimum capital requirements in the foreseeable future.

Dividends. WSNB as a national bank is subject to dividend restrictions set forth by the Comptroller. Under such restrictions, WSNB may not, without the prior approval of the Comptroller, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years, provided that WSNB's surplus fund is a least equal to its common capital. If the capital surplus falls below the balance of the common capital account, then further restrictions apply. This is not the case with WSNB. Year-to-date dividends of $400,000 paid through September 30, 1998, were well within the approximate maximum allowed under those regulatory guidelines, without approval of the Comptroller.

Reserve Balances. WSNB is required to maintain average reserve balances with the FRB. At September 30, 1998 and December 31, 1997, WSNB's qualifying balance with the FRB was approximately $2,423 thousand and $548 thousand, respectively, consisting of vault cash and balances.


Year 2000 Compliance. The inability of most computers, software and other equipment utilizing microprocessors to distinguish the year 1900 from the Year 2000 poses substantial risks to all financial institutions including the Bancorp. The Year 2000 problem is pervasive and complex. Virtually every financial institution, service provider and vendor will have its computing operations affected in some way by the rollover of the two-digit year value to 00 if action is not taken to fix the problem before the Year 2000 arrives.


The Bancorp is currently engaged in a five-phase management program which includes awareness, assessment, renovation, validation, and implementation. The Bancorp has identified all major applications and systems that may require modification to ensure "Year 2000 Compliance." The scope of the project covers all computer systems including PC and network hardware and software, and mainframe hardware and software. It also covers all equipment and other systems utilized in the Bancorp's operations or in the premises from which the Bancorp operates.


In addition, the Bancorp has communicated with its large borrowers, corporate customers, and major vendors upon which it relies to determine the extent to which the Bancorp is vulnerable to those third parties if they fail to resolve their Year 2000 issues. However, there can be no guarantee that the systems of other companies on which the Bancorp's systems rely will be converted on time, or that a failure to convert by another company, or a conversion that is incompatible with the Bancorp's systems, would not have a material adverse effect on the Bancorp.

The Bancorp will utilize both internal and external resources to implement its Year 2000 Project. The Bancorp expects to complete the majority of its efforts by the end of 1998 leaving adequate time to assess and correct any significant issues that may materialize. Purchased hardware and software not specifically related to the Year 2000 Project will be capitalized in accordance with normal policy. Personnel and all other costs related to the project are being expensed as incurred. The majority of these costs are expected to be incurred during 1998, and are not expected to have a material impact on the Bancorp's cash flows, results of operations or financial condition. The Year 2000 team is analyzing the needs of Rose and Lake Year 2000 compliance and this has been incorporated into the costs associated with the Lake Merger and the Rose Merger and the Bancorp's compliance schedule. The Bancorp estimates that the additional costs associated with Year 2000 compliance will be $264 thousand on a stand-alone basis, $324 thousand if the Lake Merger is consummated, $272 thousand if the Rose Merger is consummated and $332 thousand if both the Lake Merger and the Rose Merger are consummated.

Quantitative and Qualitative Disclosures About Market Risk. Market risk is the risk of loss from adverse changes in market prices and rates. The Bancorp's market risk arises primarily from interest rate risk inherent in its loan and deposit functions and management actively monitors and manages this interest rate risk exposure. The Bancorp does not have any market risk sensitive instruments entered into for trading purposes. Management uses several different tools to monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. The Bancorp has a positive gap. In addition, the Bancorp uses interest rate shock simulations to estimate the effect of certain hypothetical rate changes. Based upon the Bancorp's shock simulations, net interest income is expected to rise with increasing rates and fall with declining rates.

The Bancorp's positive gap is the result of the majority of the Bancorp's investments having terms greater than five years on the asset side. On the liability side, the majority of the Bancorp's time deposits have average terms of approximately six months while savings accounts and other interest-bearing transaction accounts are recorded for gap analysis in the next day to three month category because they do not have a contractual maturity date.


Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive gap position. The Bancorp has added loans tied to indices which change at a slower rate than prime and more closely match the Bancorp's liabilities. In addition, the Bancorp holds the majority of its investments in the available-for-sale category in order to be able to react to changes in interest rates.

The following table sets forth the distribution of repricing opportunities of the Bancorp's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 1997. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of the Bancorp.

                                                                              December 31, 1997
                                                    --------------------------------------------------------------------
                                                                   Over Three
                                                                     Months         Over
                                                    Next Day        Through       One Year
(Dollars in thousands)                              to Three         Twelve        Through         Over
(Unaudited)                                           Months         Months       Five Years     Five Years       Total
                                                    --------       ----------     ----------     ----------      -------
Assets:
       Federal funds sold                            $ 6,550                                                     $ 6,550
       Taxable investment securities                     606        $    391        $ 1,227        $16,002        18,226
       Nontaxable investment securities                                                 473          2,050         2,523
       Loans                                          37,119          17,679         10,084          4,628        69,510
                                                     -------        --------        -------        -------       -------
             Total interest-earning assets            44,275          18,070         11,784         22,680        96,809
                                                     -------        --------        -------        -------       -------
Liabilities:
       Savings deposits(1)                            27,464                                                      27,464
       Time deposits                                  24,275          22,950          4,705            100        52,030
                                                     -------        --------        -------        -------       -------
             Total interest-bearing liabilities       51,739          22,950          4,705            100        79,494
                                                     -------        --------        -------        -------       -------

Net (interest-bearing liabilities)
 interest-earning assets                             $(7,464)       $ (4,880)       $ 7,079        $22,580       $17,315
                                                     =======        ========        =======        =======       =======

Cumulative net (interest-bearing liabilities)
 interest-earning assets ("GAP")                     $(7,464)       $(12,344)       $(5,265)       $17,315
                                                     =======        ========        =======        =======

Cumulative GAP as a percentage of
 total interest-earning assets                         (7.71)%        (12.75)%        (5.44)%        17.89%
                                                     =======        ========        =======        =======

------------------
(1) Savings deposits include interest-bearing transaction accounts.

The following table sets forth the distribution of the expected maturities of the Bancorp's interest-earning assets and interest-bearing liabilities as of December 31, 1997 as well as the fair value of these instruments. Expected maturities are based on contractual agreements. Savings accounts and interest-bearing transaction accounts, which have no stated maturity, are included in the 1998 maturity category.

                                                                    EXPECTED MATURITIES

(Dollars in thousands)
(Unaudited)                            1998      1999      2000      2001     2002     Thereafter    Total    Fair Value
                                     -------    ------    ------    ------   ------    ----------   -------   ----------
Federal funds sold                   $ 6,550                                                        $ 6,550     $ 6,550
       Weighted average rate            5.70%                                                          5.70%
Investment securities(1)             $   997    $  227    $  574             $  899     $18,052     $20,749     $20,791
       Weighted average rate            5.20%     8.10%     6.30%              6.00%       6.30%       6.25%
Fixed rate loans                     $ 7,871    $1,564    $  703   $1,476    $  905     $ 5,211     $17,730     $16,812
       Weighted average rate            9.67%     9.80%     9.80%    9.40%     9.50%       8.27%       9.17%
Variable rate loans(2)               $46,219    $2,782    $1,176   $  561    $  344     $   698     $51,780     $51,780
       Weighted average rate            9.80%     9.90%     9.95%    9.40%     9.40%       9.85%       9.78%

Total interest-bearing assets        $61,637    $4,573    $2,453   $2,037    $2,148     $23,961     $96,809     $95,933

Savings deposits(3)                  $27,464                                                        $27,464     $27,464
       Weighted average rate            1.95%                                                          1.95%
Time deposits                        $47,225    $2,706    $1,332   $  259    $  371     $   137     $52,030     $52,037
       Weighted average rate            5.40%     5.65%     5.80%    6.10%     6.20%       2.00%       5.40%

Total interest-bearing
  liabilities                        $74,689    $2,706    $1,332   $  259    $  371     $   137     $79,494     $79,501

------------
(1) Interest rates on tax exempt obligations have not been tax effected to include the related tax benefit in calculating the weighted average yield.
(2) Of the total variable rate loans, 90% reprice in one year or less.
(3) Savings deposits include interest-bearing transaction accounts.

MANAGEMENT

INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information, as of October 1, 1998, with respect to those persons who are directors and executive officers of the Bancorp and WSNB:


                                                     Year First
                                                      Appointed
                                                     Director or                          Principal Occupation
Name and Title                       Age               Officer                         During the Past Five Years
---------------------------          ---             -----------     --------------------------------------------------------------
Joseph A. Surra                       57                 1983        Assistant Superintendent Business and Facilities for Auburn
Chairman of the Board                                                Union School District, President of Gold Country Hardware Inc.

Robert G. Albrecht                    80                 1983        Owner of Coyote Creek Ranch, Winnemucca, Nevada.
Director

Charles W. Bacchi                     55                 1993        Partner in Bacchi Ranch, Lotus, California.
Director

Barbara L. Cook                       66                 1993        Real estate broker and co-owner of Coker & Cook Real Estate.
Director

Kirk Dowdell                          35                 1997        Senior Vice President and Chief Credit Officer of WSNB.
Senior Vice President
 and Chief Credit Officer

William J. Fisher                     51                 1993        President and broker of Pacific States Development
Director                                                             Corporation, real estate development and marketing.

Lesa Fynes                            40                 1987        Controller of the Bancorp and WSNB.
Controller

Gary D. Gall                          47                 1993        President and Chief Executive Officer of the Bancorp and
President/CEO, Director                                              WSNB.

Richard L. Golemon                    66                 1983        Retired.
Director

Stephanie M. Marsh                    52                 1993        Senior Vice President and Chief Administrative Officer of
Senior Vice                                                          WSNB.
President/CAO

Harold S. Prescott, Jr.               66                 1983        Owner of Prescott Engineering.
Director

Darol B. Rasmussen                    76                 1987        Retired dentist.
Director

Osvaldo I. Scariot                    71                 1983        Retired. Former owner of Eldorado Disposal Service and
Secretary, Director                                                  Western Eldorado Recovery System.

THE BANCORP'S BOARD OF DIRECTORS AND COMMITTEES. The Bancorp's Board of Directors met twelve (12) times in 1997. None of the Bancorp's directors attended less than 75 percent of all of the Bancorp's Board of Directors' meetings and committee meetings (of which they were a member) except Barbara Cook who attended 66 2/3% of the meetings.

The Bancorp has an Audit Committee which met twelve (12) times in 1997. The Audit Committee consists of Gary Gall, Robert Albrecht, Charles Bacchi, Barbara Cook and Harold Prescott. The purpose of the Audit Committee is to review all internal and external examination reports, review internal audit findings and monitor Year 2000 progress and to select the Bancorp's independent certified public accountants.

The Bancorp has an Executive Committee which met ten (10) times in 1997. The Executive Committee consists of Robert Albrecht, Gary Gall, Harold Prescott, Darol Rasmussen, Osvaldo Scariot and Joseph Surra. The purpose of the Executive Committee is to (i) set policies, review salary recommendations, grant stock options and approve other personnel matters which are in excess of management's authority, (ii) consider mergers and acquisitions, develop marketing programs and participate in strategic planning, and (iii) evaluate the directors for various performance rating factors to determine each director's monthly director's fees and to make recommendations to the Bancorp's Board of Directors regarding nominees for election of directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

Director Compensation. Directors receive $300 per month for director fees from the Bancorp and $300 per month from WSNB, except the Chairman of the Bancorp who receives $1,000 per month as director's fees for the Bancorp and $300 per month as director's fees for WSNB. No additional fees are paid for the directors' attendance at committee meetings. The directors have been granted stock options:
Messrs. Albrecht, Golemon, Prescott, Scariot and Surra were granted stock options in July 1989 to acquire 12,975 shares at $4.82 per share (the options of Messrs. Prescott and Scariot have been fully exercised), Dr. Rasmussen was granted a stock option in July 1989 to acquire 5,190 shares at $4.82 per share (these options of Dr. Rasmussen have been fully exercised), and all of the directors were also each granted stock options to acquire 4,664 shares in November 1996 with an option exercise price of $8.58 per share (these options of Dr. Rasmussen and Ms. Cook were also fully exercised and Mr. Bacchi exercised 700 shares of this option.) The director stock options have a term of 10 years and are all completely vested. Each of the directors participates in WSNB's incentive compensation plan and earned under such plan a bonus of $5,359 in 1996 and a bonus of $8,764 in 1997.

Executive Compensation. During 1997, the Bancorp did not pay any cash compensation to its executive officers and no such cash compensation is expected to be paid during 1998. However, the persons serving as the executive officers of the Bancorp received during 1997, and have received in 1998, cash compensation in their capacities as executive officers of WSNB.

The following table sets forth a summary of the compensation paid during the Bancorp's past three fiscal years for services rendered in all capacities to Gary D. Gall, the President and Chief Executive Officer of the Bancorp and WSNB, and to Stephanie M. Marsh, the Senior Vice President and Chief Administrative Officer of WSNB, the only executive officers of the Bancorp and/or WSNB whose annual base compensation and bonus exceeded $100,000 during the Bancorp's 1997 fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                                Long Term Compensation
                                                                        ---------------------------------
                             Annual Compensation                               Awards             Payouts
                             -------------------                        ----------------------    -------
          (a)                  (b)       (c)        (d)        (e)         (f)          (g)         (h)        (i)
----------------------------   ----    -------    -------   ---------   ----------    --------    -------   ---------
                                                             Other
                                                             Annual    Restricted                           All Other
        Name and                                             Compen-      Stock                    LTIP      Compen-
       Principal                        Salary     Bonus    sation(1)    Award(s)     Options/    Payouts   sation(3)
       Position                Year      ($)        ($)        ($)         ($)         SARs(2)      ($)        ($)
----------------------------   ----    -------    -------   ---------   ----------    --------    -------   ---------
Gary D. Gall, President,       1997    127,500    109,486     8,497         0          27,500        0        10,773
CEO and Director               ----    -------    -------    -------    ----------    --------    -------    -------
of the Bancorp and WSNB        1996    120,000     67,528     8,260         0          11,660        0         7,580
                               ----    -------    -------    -------    ----------    --------    -------    -------
                               1995    107,200     37,462     4,214         0           1,298        0         4,321
----------------------------   ----    -------    -------    -------    ----------    --------    -------    -------
Stephanie M. Marsh             1997     71,070     33,964     3,750         0           3,300        0         7,162
Senior Vice President and      ----    -------    -------    -------    ----------    --------    -------    -------
Chief Administrative Officer   1996     68,400     33,764     3,495         0           5,830        0         4,710
of WSNB                        ----    -------    -------    -------    ----------    --------    -------    -------
                               1995     68,400     18,656     2,770         0               0        0         3,105
----------------------------   ----    -------    -------    -------    ----------    --------    -------    -------

(1) These amounts represent perquisites consisting of country club fees for all officers and automobile allowance and family health insurance premiums for Mr. Gall.
(2) These amounts are adjusted for stock dividends. The Bancorp has no SARs.
(3) This amount represents the Bancorp's contribution for the cost of premiums for life insurance and 401(k) Plan and ESOP.

                             OPTION/SAR GRANTS TABLE
                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        Individual Grants(1)
-------------------------------------------------------------------------------------------------
         (a)                   (b)               (c)               (d)                   (e)
----------------------    ------------      ------------        ----------          -------------
                                             % of Total
                                            Options/SARs
                          Options/SARs       Granted to         Exercise or
                            Granted         Employees in        Base Price            Expiration
         Name                  (#)           Fiscal Year         ($/Share)               Date
----------------------    ------------      ------------        -----------         -------------
Gary D. Gall                 27,500              55.6             $10.91             May 20, 2007
----------------------       ------              ----             ------            -------------
Stephanie M. Marsh            3,300               6.7             $11.36            July 16, 2007
----------------------       ------              ----             ------            -------------

(1) The Bancorp has no SARs and the number of options and exercise price is adjusted for stock dividends.


                  OPTION/SAR EXERCISES AND YEAR END VALUE TABLE
               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END OPTION/SAR VALUE

         (a)                   (b)                (c)                 (d)                    (e)
----------------------  ------------------   --------------     ----------------      ----------------
                                                                                          Value of
                                                                   Number of          Unexercised In-
                                                                  Unexercised             the-Money
                                                                Options/SARs at       Options/SARs at
                                                                  Year End (#)          Year End ($)
                        Shares Acquired on   Value Realized       Exercisable/          Exercisable/
         Name              Exercise (#)          ($)            Unexercisable(1)      Unexercisable(1)
----------------------  ------------------   --------------     ----------------     -----------------
Gary D. Gall                    0                  0              11,308/29,150      $104,500/$237,608
----------------------          -                  -              -------------      -----------------
Stephanie M. Marsh              0                  0               2,992/9,130         $27,846/$53,550
----------------------          -                  -              -------------      -----------------

(1) The Bancorp has no SARs.

On December 4, 1997, WSNB entered into an agreement with Mr. Gall to provide him with severance benefits of up to two year's worth of his regular compensation at the time of severance of employment in the event of (i) any merger or consolidation where WSNB is (A) not the surviving or resulting corporation or
(B) the surviving corporation and the shareholders of the Bancorp at the time immediately prior to such merger will own less than 50% on a direct or indirect basis of the voting equity interests of the surviving corporation after such merger, (ii) upon transfer of all or substantially all of the assets of WSNB, or
(iii) a sale of the equity securities of the Bancorp representing more than 50% of the aggregate voting power of all outstanding equity securities of the Bancorp to any person or entity, or any group of persons and/or entities acting in concert (any of these events shall be referred to as an "Acquisition"). The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Mr. Gall is not given a new employment agreement that is satisfactory to him in his sole discretion within 15 days prior to the date of consummation of the Acquisition, then WSNB shall pay him the severance payment in a lump sum.

On December 4, 1997, WSNB also entered into an agreement with Ms. Marsh to provide her with severance benefits of up to two year's worth of her regular compensation at the time of severance of employment in the event of (i) any merger or consolidation where WSNB is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of the Bancorp at the time immediately prior to such merger will own less than 50% on a direct or indirect basis of the voting equity interests of the surviving corporation after such merger, (ii) upon transfer of all or substantially all of the assets of WSNB, or (iii) a sale of the equity securities of the Bancorp representing more than 50% of the aggregate voting power of all outstanding equity securities of the Bancorp to any person or entity, or any group of persons and/or entities acting in concert (any of these events shall be referred to as an "Acquisition"). The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Ms. Marsh is not retained by the resulting corporation in a position comparable to that of the highest level senior vice president or a position acceptable to her for a period of up to two years because she is terminated by the resulting corporation or constructively terminated by the resulting corporation then she is to be paid the severance payment in a lump sum within ten days of such termination.

Mr. Gall also has a salary continuation agreement which provides that WSNB will pay him $75,000 per year for 15 years following his retirement from WSNB at age 65 or later ("Retirement Age"). In the event of disability while Mr. Gall is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by WSNB. In the event Mr. Gall dies while actively employed by WSNB prior to Retirement Age, his beneficiary will receive from WSNB a lump sum benefit amount equal to the present value (using an 8% discount rate) of $75,000 per year for fifteen years, as if such amount is to be paid starting one month after his death. In the event of termination with or without cause or voluntary termination, Mr. Gall shall receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Gall attains age 65 or beginning with the month following his death, if earlier. Mr. Gall may also elect to receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below upon early retirement which is after at least 15 years of service beginning January 9, 1995. The vesting schedule is 5% per year of service for the first seventeen years beginning January 9, 1995, and decreases to an additional 3% per year of service for the last five years. Payment of salary continuation benefits to Mr. Gall is subject to his not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of WSNB.

CERTAIN TRANSACTIONS

Some of the directors and executive officers of the Bancorp and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, the Bancorp in the ordinary course of the Bancorp's business, and the Bancorp expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

                               DESCRIPTION OF LAKE

BUSINESS

GENERAL. Lake was incorporated as a banking corporation under the laws of the State of California on March 9, 1984. Lake commenced operations as a California state-chartered bank on November 15, 1984. Lake engages in the general commercial banking business in Lake County in the State of California from its headquarters banking office located at 805 Eleventh Street, Lakeport, California, and its branches located at 1377 S. Main Street, Lakeport, California and 4280 Main Street, Kelseyville, California. Lake is in the process of consolidating its Main Street, Lakeport office with Lake's headquarters office located on Eleventh Street in Lakeport.

Lake is an insured bank under the Federal Deposit Insurance Act and is not a member of the Federal Reserve System.

BANKING SERVICES. Lake conducts a commercial banking business which includes accepting demand, savings and time deposits and making commercial, real estate and installment loans. It also offers installment note collections, issues cashier's checks, sells traveler's checks and provides safe deposit boxes and other customary banking services. Lake does not offer trust services or international banking services and does not plan to do so in the near future. There have been no significant changes in the kinds of services rendered, the principal markets for or the methods of distribution of such services during the last three fiscal years.


Lake's operating policy since its inception has emphasized serving the banking needs of individuals and the business and professional communities in Lakeport, California and its surrounding area. At September 30, 1998 the total of Lake's installment and credit card loans outstanding was $2,529,963, the total of commercial loans outstanding was $4,449,252, the total of agricultural loans outstanding was $18,026,210, and the total of real estate loans outstanding was $30,136,531 ($1,156,812 in construction loans and $28,974,719 in residential and commercial real estate loans), representing 4.6%, 8.1%, 32.7% and 54.6%, respectively, of Lake's loan portfolio. Lake accepts real estate, listed and unlisted securities, savings and time deposits, automobiles, machinery and equipment as collateral for loans.



The majority of Lake's real estate lending activities are limited to Lake County commercial and residential properties. Real estate secured loans are generally written at fixed rates of interest and have maturities ranging from one to seven years. Variable rate real estate loans may have longer maturities. Lake, from time to time, makes interim construction loans to well established contractors and/or developers who have take-out financing. Lake generally does not do take-out loans or permanent real estate financing. However, permanent financing may be extended on income property with sufficient cash flow to support debt payments. Real estate loans are usually extended on properties at 70-80% of the cost or appraised value of the property, whichever is lower. At September 30, 1998, Lake's real estate loan portfolio consisted of approximately 50% residential properties and 50% commercial properties.



Real estate values remained relatively stable during the first nine months of 1998 with a slight upturn in market values for residential properties in the second and third quarter. Commercial property values also remained stable, but sales activity continued to be weak throughout the year. For the nine month periods and three years covered by the financial statements set forth herein, approximately twelve (12) real estate loans in the aggregate amount of approximately $357,380 have been written down by Lake. Additionally, as of September 30, 1998, Lake held three (3) properties as other real estate owned ("OREO"), consisting mostly of real property acquired through, or in lieu of, foreclosure.


Lake's deposits are attracted from individual and commercial customers. A material portion of Lake's deposits has not been obtained from a single person or a few persons, the loss of any one or more of which would have a material adverse effect on the business of Lake, nor is a material portion of Lake's loans concentrated within a single industry or group of related industries.

In order to attract loan and deposit business from individuals and small businesses, Lake maintains lobby hours from 9:00 A.M. to 4:00 P.M., Monday through Thursday and from 9:00 A.M. to 6:00 P.M. on Friday. Lake also maintains drive-up window hours from 7:30 A.M. to 5:30 P.M., Monday through Thursday and from 7:30 A.M. to 6:00 P.M. on Friday. Two automated teller machines (one walk-up and one drive-up) operate 24 hours per day, seven days per week, at Lake's headquarters banking office.

Lake relies substantially on local promotional activity, personal contacts by its officers, directors and employees, referrals by its shareholders, extended hours, personalized service and its reputation in the communities it serves to compete effectively.


EMPLOYEES. At September 30, 1998, Lake employed 44 persons on a full-time basis. Lake believes its employee relations are excellent.


PROPERTIES. Lake owns its headquarters office located at 805 Eleventh Street, Lakeport, California. The headquarters office is built on 47,188 square feet of land.

Lake's Shoreline Center Branch Office is located at 1377 S. Main Street, Lakeport, CA and was acquired on December 27, 1991. Lake leases the branch premises, which consists of 2,000 square feet, pursuant to the First Amendment to Lease entered into as of December 28, 1991 with Shoreline Center, Ltd, a general partnership, as Landlord. In 1997, the lease was extended for 5 years commencing January 1, 1997 through December 31, 2002 at a base rental of $0.50 a square foot, or $1,000 per month. The base rental is subject to adjustment every 2 years in accordance with changes in the Consumer Price Index-All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California. In no event, however, shall the adjusted monthly rental be less than the base rent or more than $1,100. Lake also pays for insurance, its pro rata share of property taxes, and separately metered utilities. There are no options to extend or renew the lease. Lake is in the process of consolidating the Shoreline Center Branch Office with Lake's headquarters office located on Eleventh Street in Lakeport.

Lake's Kelseyville Branch Office is located at 4280 Main Street, Kelseyville, CA and opened for business on March 11, 1996. Lake leases the premises, which consists of 2,140 square feet, pursuant to a lease dated December 18, 1995 between Lake as tenant and Dr. Ernest Zinke as Landlord, and is for a term of four (4) years. Rent is $1,500 per month. At the end of the initial term, Lake has options to renew for two consecutive four (4) year periods, with terms to be negotiated at the time of exercise.

Lake owns the modular building which housed its former headquarters banking office. This building with the addition now consists of approximately 4,027 square feet of interior space. Lake presently has sublet one half of this space at $1.15 per square foot triple net, for a five year term.

LEGAL PROCEEDINGS. In the normal course of business, Lake is occasionally made a party to actions seeking to recover damages from Lake. In the opinion of Lake's management, the ultimate disposition of these matters will not have a material adverse effect on Lake's financial condition.

SUPERVISION AND REGULATION. As a California state-licensed bank, Lake is subject to regulation, supervision and periodic examination by the DFI and the FDIC. Lake is not a member of the Federal Reserve System, but is nevertheless subject to certain regulations of the FRB. Lake's deposits are insured by the FDIC to the maximum amount permitted by law, which is currently $100,000 per depositor in most cases.

The regulations of these state and federal bank regulatory agencies govern most aspects of Lake's business and operations, including but not limited to, the scope of its business, its investments, its reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities, and the maximum rates of interest allowed on certain deposits. Lake is also subject to the requirements and restrictions of various consumer laws and regulations.

SUMMARY OF EARNINGS


The following Summary of Earnings of Lake for the three years ended December 31, 1997 has been derived from financial statements audited by Perry-Smith & Co., LLP, independent certified public accountants, as described in their report included elsewhere in this Joint Proxy Statement/Prospectus. The amounts shown for the nine months ended September 30, 1998 and 1997 are unaudited. The September 30, 1998 and 1997 amounts reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. These statements should be read in conjunction with the Financial Statements and the Notes relating thereto which appear elsewhere herein.






                                                Nine Months Ended
(Dollars in thousands,                             September 30,                     Year Ended December 31,(1)
 except per share data)                   ----------------------------     --------------------------------------------
                                               1998           1997             1997               1996             1995
                                          -----------      -----------     ----------       ----------         --------
                                                   (unaudited)


Interest income                          $    4,839       $    4,868       $    6,560       $    6,847       $    7,002
Interest expense                              1,916            1,895            2,562            2,845            3,056
Net interest income                           2,923            2,973            3,998            4,002            3,946
Provision for loan losses                       270              270              263              477              210
Net interest income after
 provision for loans losses                   2,653            2,703            3,735            3,525            3,736
Other noninterest income                        504              413              630              678              681
Noninterest expense                           2,657            2,408            3,222            3,524            3,301
Earnings before income taxes                    500              708            1,143              679            1,116
Provision for income taxes(2)                   147              258              377              203              335
Net income                                      353              450              766              476              781
Basic earnings per share                 $     0.28       $     0.36       $     0.62       $     0.38       $     0.63
Number of shares used in basic
 earnings per share calculation(3)        1,265,387        1,240,546        1,240,546        1,240,491        1,239,791
Diluted earnings per share               $     0.27       $     0.35       $     0.59       $     0.36       $     0.59
Number of shares used in diluted
 earnings per share calculation(4)        1,329,428        1,276,729        1,297,954        1,308,758        1,315,310

-------------------

(1) See Notes to Financial Statements for a summary of significant accounting policies and other related data.

(2)     See Notes to Financial Statements for an explanation of income taxes.

(3) Basic earnings per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4) Diluted earnings per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

The following table sets forth selected ratios for the periods indicated:



                                    Nine Months Ended                  Year Ended
(Unaudited)                            September 30,                  December 31,
                                  ---------------------     ----------------------------------
                                    1998         1997         1997          1996         1995
                                  -------       ------      --------      --------      ------
Net earnings to average
 shareholders' equity(1)            5.25%        7.18%        9.05%        5.91%       10.08%
Net earnings to
 average total assets(1)             .56%         .74%         .93%         .55%         .97%
Total interest expense to
 total interest income             39.59%       38.93%       39.05%       41.55%       43.64%
Other operating income to
 other operating expense           18.97%       17.15%       19.55%       19.24%       20.63%



---------------

(1) Ratios have been annualized for the nine months ended September 30, 1998 and 1997.


LAKE'S MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CERTAIN MATTERS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN THIS "LAKE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THEREFORE, THE INFORMATION SET FORTH HEREIN SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF LAKE.


The following is Lake's management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 1997, 1996 and 1995 and the nine months ended September 30, 1998 and 1997.


INTRODUCTION. This discussion is designed to provide a better understanding of significant trends related to Lake's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Lake's audited financial statements and unaudited interim financial statements and notes thereto and the other financial information appearing elsewhere in this Joint Proxy Statement/Prospectus.


NET INTEREST INCOME AND NET INTEREST MARGIN. Total interest income decreased from $7,002 thousand in 1995 to $6,847 thousand in 1996, and to $6,560 thousand in 1997, representing a 2.23% decrease in 1996 from 1995 and a 4.19% decrease in 1997 from 1996. Total interest income decreased from $4,868 thousand for the nine months ended September 30, 1997, to $4,839 thousand for the nine months ended September 30, 1998, representing a .60% decrease. The decrease in interest income from 1995 to 1996 resulted from a decrease in the yield on earning assets from 9.36% to 9.01%. The decrease from 1996 to 1997 resulted from a decrease in average interest-earning assets from $76.0 million to $72.5 million. Average interest-earning assets increased at September 30, 1998 to $74.6 million from $71.4 million at September 30, 1997. Total interest expense decreased from $3,056 thousand in 1995 to $2,845 thousand in 1996 and to $2,562 thousand in 1997, representing a 6.90% decrease in 1996 from 1995 and a 9.95% decrease in 1997 from 1996. Total interest expense increased from $1,895 thousand for the nine months ended September 30, 1997, to $1,916 thousand for the nine months ended September 30, 1998, representing a 1.12% increase.

Lake's net interest margin (net interest income divided by average earning assets) was 5.27% in 1995, 5.27% in 1996, and 5.52% in 1997. The net interest margin for the nine months ended September 30, 1997 was 5.56% and for the nine months ended September 30, 1998 was 5.22%. The primary reason for the decrease in the net interest margin for the nine months ended September 30, 1998 from the nine months ended September 30, 1997 was the overall change in mix in interest-earning assets, with average loans outstanding decreasing by $1,370 thousand and investments, with a lower average yield, increasing by $1,882 thousand. Total interest expense decreased from 1996 to 1997 due primarily to a $3,332 thousand decrease in higher yielding time deposits during that period. The growth in deposits since 1997 resulted in the increase in interest expense for the nine months ended September 30, 1998 over the same nine month period in 1997. Lake's net interest income increased from $3,946 thousand in 1995 to $4,002 thousand in 1996 and decreased slightly to $3,998 thousand in 1997, representing a 1.42% increase in 1996 from 1995 and a .10% decrease in 1997 from 1996. Net interest income decreased slightly from $2,973 thousand for the nine months ended September 30, 1997 to $2,923 thousand for the nine months ended September 30, 1998, representing a 1.68% decrease.


The following table sets forth the changes in interest income and expense attributable to changes in rates and volumes:

ANALYSIS OF CHANGES IN NET INTEREST INCOME.

(Dollars in thousands)                    Year Ended December 31,
                            ----------------------------------------------------
                                1997 Versus 1996            1996 Versus 1995
                            ------------------------    ------------------------
                                     Change   Change             Change   Change
                            Total    Due to   Due to    Total    Due to   Due to
                            Change    Rate    Volume    Change    Rate    Volume
                            -------  ------   ------    ------   ------   ------

CDs in other institutions   $  35    $   9    $  26     $  38    $  (7)    $ 45
Federal funds sold             36       10       26       (63)     (22)     (41)
Investment securities        (183)      (5)    (178)      (41)      (2)     (39)
Loans, gross                 (175)     (50)    (125)      (90)    (157)      67
                            -----    -----    -----     -----    -----     ----
      Total interest-
       earnings assets       (287)     (36)    (251)     (156)    (188)      32
                            -----    -----    -----     -----    -----     ----

NOW, MMDA                     (10)      25      (35)      (68)     (63)      (5)
Savings                        (8)       9      (17)      (86)     (82)      (4)
Certificates of deposit      (265)     (63)    (202)      (58)     (34)     (24)
                            -----    -----    -----     -----    -----     ----
      Total interest-
       bearing liabilities   (283)     (29)    (254)     (212)    (179)     (33)
                            -----    -----    -----     -----    -----     ----

Net interest income         $  (4)   $  (7)   $   3     $  56    $  (9)    $ 65
                            =====    =====    =====     =====    =====     ====

The change in interest income or interest expense that is attributable to both changes in rate and changes in volume has been allocated to the change due to rate and the change due to volume in proportion to the relationship of the absolute amounts of changes in each.

The following is an unaudited summary of changes in earnings of Lake for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997 and 1996. In the opinion of Lake's management, the following summary of changes in earnings reflects all adjustments which Lake considers necessary for a fair presentation of the results of its operations for these periods. This summary of changes in earnings should be read in conjunction with the Financial Statements and Notes relating thereto appearing elsewhere herein.



                                             Nine Months Ended                         Year Ended December 31,
                                               September 30,          -------------------------------------------------------
(Dollars in thousands)                        1998 over 1997                1997 over 1996             1996 over 1995
(Unaudited)                              ------------------------     ------------------------     --------------------------
                                          Amount of         % of       Amount of          % of      Amount of           % of
                                           Change        Change         Change        Change(1)      Change         Change(1)
                                         ---------       -------      --------        --------     --------         ---------
INTEREST INCOME
  Interest and fees on loans             $(211)           (5.09)%     $(175)           (3.07)%     $ (90)            (1.55)%
  Interest on securities                    63            14.52 %      (183)          (23.52)%       (41)            (5.01)%
  Interest on federal funds sold            61            49.59 %        36            21.43 %       (62)           (26.96)%
  Interest on deposits in
   other financial institutions             58            35.15 %        35            17.68 %        38             23.75 %
                                         -----                        -----                        -----
     Total interest income                 (29)            (.60)%      (287)           (4.19)%      (155)            (2.21)%


INTEREST EXPENSE
  Interest on deposits                      21             1.11 %      (283)           (9.95)%      (211)            (6.90)%
                                         -----                        -----                        -----
     Net interest income                   (50)           (1.68)%        (4)            (.10)%        56              1.42 %


PROVISION FOR LOAN LOSSES                    0                0 %      (214)          (44.86)%       267            127.14 %
                                         -----                        -----                        -----
    Net interest income after
     provision for loan losses             (50)           (1.85)%       210             5.96 %      (211)            (5.65)%
                                         -----                        -----                        -----


NONINTEREST INCOME
  Service charges                          105            26.99 %        28             6.51 %       (30)            (6.53)%
  Other income                             (14)          (58.33)%       (76)          (28.79)%        27             11.39 %
                                         -----                        -----                        -----
     Total noninterest income               91            22.03 %       (48)           (7.08)%        (3)             (.44)%
                                         -----                        -----                        -----

OTHER EXPENSES
  Salaries and related benefits            149            11.76%        (65)           (3.92)%        (6)             (.36)%
  Occupancy and
   equipment expense                        24             5.21%        (40)           (6.87)%       177             42.14%
  Other                                     76            11.18%       (197)          (15.82)%        52              4.36%
                                         -----                        -----                        -----
     Total other expenses                  249            10.34%       (302)           (8.57)%       223              6.72%
                                         -----                        -----                        -----
     Income before income taxes           (208)          (29.38)%       464            68.43%       (437)           (39.16)%

PROVISION FOR INCOME TAXES                (111)          (43.02)%       174            85.71%       (132)           (39.40)%
                                         -----                        -----                        -----

     NET INCOME                          $ (97)          (21.56)%     $ 290            60.92%      $(305)            39.05%
                                         =====                        =====                        =====


-----------------

(1)     Increase or (decrease) over previous year amount.

NONINTEREST INCOME. Noninterest income decreased from $681 thousand in 1995 to $678 thousand in 1996 and to $630 thousand in 1997, representing a .44% decrease in 1996 from 1995 and a 7.08% decrease in 1997 from 1996. Noninterest income increased from $413 thousand for the nine months ended September 30, 1997 to $504 thousand for the nine months ended September 30, 1998, representing a 22.0% increase. The increase for the first nine months of 1998 over the same period in 1997 was the result of recording the increase in cash surrender value of key officer life insurance policies.

OTHER EXPENSES. Other expenses are comprised of salaries and related benefits, occupancy, equipment and other expenses. Other expenses increased from $3,301 thousand in 1995 to $3,524 thousand in 1996, and decreased to $3,222 thousand in 1997, representing a 6.72% increase in 1996 over 1995 and a 8.57% decrease in 1997 from 1996. The increase in other expenses in 1996 over 1995 related primarily to occupancy and equipment expense with the first full year of occupancy in Lake's newly constructed main office and the purchase of a new computer system. The single largest component of other expenses is salary and employee benefits expense, which was $1,617 thousand, $1,683 thousand and $1,689 thousand in 1997, 1996 and 1995, respectively. The number of full-time equivalent employees was 46.8, 49.3 and 49.7 at December 31, 1997, 1996 and 1995, respectively. The 3.9% decrease in salary and employee benefits expense during 1997 was due primarily to an increase in deferred direct loan origination costs recorded as an offset to salary expense. The .4% decrease is salary and employee benefits expense during 1996 is due primarily to selected staffing reductions and decreased overtime expenses. Salary and employee benefit expense for the nine month periods ended September 30, 1998 and 1997 totaled $1,416 thousand and $1,267 thousand, respectively. The 11.7% increase in the first nine months of 1998 over the same period in 1997 was due primarily to the severance package paid to Lake's Chief Financial Officer and adjustments to retirement accruals for Lake's President who retired on October 31, 1998.

The following table compares the various elements of other expenses as a percentage of average assets for the years ended December 31, 1997, 1996 and 1995 and the nine months ended September 30, 1998 and 1997. (Dollars in thousands except percentage amounts.)



                                    Salaries        Occupancy        Other
                      Average      and Related     & Equipment     Operating
    Period           Assets(1)      Benefits         Expenses      Expenses
    ------           ---------     -----------     -----------     ---------
 Nine Months Ended
  September 30,(2)
------------------
       1998           $84,081          1.68%           .58%           .90%
       1997           $81,524          1.56%           .57%           .83%

    Year Ended
   December 31,
------------------
       1997           $82,580          1.96%           .67%          1.27%
       1996           $86,473          1.95%           .69%          1.44%
       1995           $80,808          2.09%           .52%          1.48%

----------
(1)     Based on the average of daily balances.

(2)     Expense ratios are calculated on an annualized basis.

PROVISION FOR LOAN LOSSES. The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgement, is adequate to provide for these potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan losses.


Management allocated $263 thousand as a provision for loan losses in 1997, $477 thousand in 1996 and $210 thousand in 1995. Loans charged off net of recoveries in 1997 were $218 thousand, $697 thousand in 1996 and $100 thousand in 1995. For the nine months ended September 30, 1998 and 1997, $270 thousand was allocated as a provision for loan losses during each period. Loans charged off net of recoveries for the nine months ended September 30, 1998 were $62 thousand and for the nine months ended September 30, 1997 were $284 thousand. The ratio of the allowance for loan losses to total gross loans was 1.75% in 1997, 1.70% in 1996, and 2.08% in 1995, and for the interim periods was 2.11% at September 30, 1998 and 1.63% at September 30, 1997.

In management's opinion, the balance of the allowance for loan losses at September 30, 1998 was sufficient to sustain any foreseeable losses in the loan portfolio at that time.

INCOME TAXES. Income taxes were $377 thousand in 1997, $203 thousand in 1996 and $335 thousand in 1995. The income tax provision for the nine months ended September 30, 1998 and 1997 was $147 thousand and $258 thousand, respectively.

NET INCOME. The net income and basic earnings per share of Lake were $766 thousand and $.62 per share in 1997, $476 thousand and $.38 per share in 1996, and $781 thousand and $.63 per share in 1995. The income for these periods was primarily due to net interest income, service charges and fees. The net income and basic earnings per share for the nine months ended September 30, 1998 were $353 thousand and $.28 per share as compared to a net income of $450 thousand and $.36 per share for the nine months ended September 30, 1997.


LIQUIDITY. Lake has an asset and liability management program allowing Lake to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of Lake at December 31, 1997 was 33.11%, at December 31, 1996 was 29.94%, and at December 31, 1995 was 35.83% based on liquid assets (consisting of cash and due from banks, deposits in other financial institutions, investments not pledged, federal funds sold and loans available-for-sale) divided by total liabilities. Lake's management believes it maintains adequate liquidity levels.

CAPITAL RESOURCES. The shareholders' equity accounts of Lake increased from $8,066 thousand at December 31, 1995, to $8,149 thousand at December 31, 1996 and to $8,660 thousand at December 31, 1997. These increases are primarily attributable to earnings of Lake in 1996 and 1997 adjusted for cash dividends paid to shareholders. Lake is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Lake must meet specific capital guidelines that involve quantitative measures of Lake's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Lake's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.


Quantitative measures established by regulation to ensure capital adequacy require Lake to maintain minimum amounts and ratios of total and Tier 1 capital (primarily common stock and retained earnings less goodwill) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of September 30, 1998, that Lake exceeds all capital adequacy requirements to which it is subject.

As of June 30, 1998, the most recent notification from the FDIC categorized Lake as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Lake must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed Lake's category.

Lake's actual capital ratios are presented below.


                                            Minimum
                              Minimum         Well            Actual
                              Capital      Capitalized     September 30,
                             Requirement   Requirement         1998
                             -----------   -----------     -------------
Capital ratios:

  Tier 1 risk-based to
    risk-weighted assets          4%          6%            14.1%

  Total risk-based to
    risk-weighted assets          8%         10%            15.4%

  Leverage to total
    average assets              4-5%          5%            11.0%

SCHEDULE OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY. The following schedule shows the unaudited average balances of Lake's assets, liabilities and shareholders' equity accounts and the percentage distribution of the items, computed using the daily average balances, for the periods indicated.



(Dollars in thousands)                                   Nine Months Ended
                                                           September 30,
(Unaudited)                              ----------------------------------------------------
                                                   1998                           1997
                                         ------------------------    -----------------------
                                          Amount       Percent(1)     Amount      Percent(1)
                                         --------      ----------    --------     ----------
ASSETS
Cash and due from banks                  $  4,876        5.80%       $  4,626         5.67%
Deposits in other financial institutions    5,024        5.98%          3,654         4.48%
Investment securities                      11,229       13.35%          9,347        11.47%
Federal funds sold                          4,510        5.36%          3,044         3.73%
Loans:
  Commercial                               22,230       26.44%         25,614        31.42%
  Installment                               5,438        6.47%          6,656         8.16%
  Real estate                              13,488       16.04%         14,738        18.08%
  Agricultural                             12,747       15.16%          8,361        10.26%
    Less deferred fees                       (213)      (0.25)%          (223)       (0.27)%
    Less allowance for loan losses         (1,061)      (1.26)%          (901)       (1.11)%
                                          -------                    --------
  Net loans                                52,629       62.60%         54,245        66.54%
                                          -------                    --------
Bank premises and equipment, net            2,997        3.56%          3,213         3.94%
Other assets                                2,816        3.35%          3,395         4.16%
                                          -------                    --------
         TOTAL ASSETS                    $ 84,081                    $ 81,524
                                         ========                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                 $ 12,201       14.51%       $ 10,716        13.14%
  NOW and money market                     13,014       15.48%         13,502        16.56%
  Savings                                  12,507       14.87%         13,586        16.67%
  Time                                     31,157       37.06%         29,507        36.19%
  Time, $100,000 and over                   5,594        6.65%          5,235         6.42%
                                          -------                    --------
     Total deposits                        74,473       88.57%         72,546        88.99%
Other liabilities                             651        0.77%            616         0.76%
                                          -------                    --------
     Total liabilities                     75,124       89.34%         73,162        89.74%
                                          -------                    --------
Shareholders' equity:
  Common stock                              3,311        3.94%          3,178         3.90%
  Retained earnings                         5,605        6.67%          5,267         6.46%
  Unrealized gain (loss) on AFS
    investment securities                      41        0.05%            (83)       (0.10)%
                                          -------                    --------
     Total shareholders' equity             8,957       10.66%          8,362        10.26%
                                          -------                    --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                    $ 84,081                    $ 81,524
                                         ========                    ========




(Dollars in thousands)
                                                                   Year Ended December 31,
(Unaudited)                                  ----------------------------------------------------------------------------
                                                     1997                     1996                          1995
                                             ------------------------   ---------------------     -----------------------
                                              Amount      Percent(1)    Amount      Percent(1)     Amount      Percent(1)
                                             --------     ----------    -------     ----------    --------     ----------
ASSETS
Cash and due from banks                     $  4,762          5.77%   $  4,383        5.07%     $  4,285          5.30%
Deposits in other financial institutions       3,870          4.69%      3,432        3.97%        2,644          3.27%
Investment securities                          9,700         11.75%     12,658       14.64%       14,218         17.59%
Federal funds sold                             3,751          4.54%      3,288        3.80%        4,008          4.96%
Loans:
  Commercial                                  26,333         31.89%     26,024       30.09%       25,157         31.13%
  Installment                                  6,569          7.95%      7,510        8.68%        5,789          7.16%
  Real estate                                 14,396         17.43%     14,727       17.03%       15,848         19.61%
  Agricultural                                 7,873          9.53%      8,347        9.65%        7,147          8.84%
    Less deferred fees                          (214)        (0.26)%      (309)      (0.36)%        (395)        (0.49)%
    Less allowance for loan losses              (910)        (1.10)%    (1,031)      (1.19)%        (378)        (0.47)%
                                            --------                  --------                  --------
  Net loans                                   54,047         65.45%     55,268       63.91%       53,168         65.80%
                                            --------                  --------                  --------
Bank premises and equipment, net               3,182          3.85%      3,413        3.95%        3,136          3.88%
Other assets                                   3,268          3.96%      4,031        4.66%         (651)        (0.81)%
                                            --------                  --------                  --------
         TOTAL ASSETS                       $ 82,580                  $ 86,473                  $ 80,808
                                            ========                  ========                  ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                    $ 11,184         13.54%   $  9,883       11.43%     $  8,751         10.83%
  NOW and money market                        13,585         16.45%     14,889       17.22%       15,046         18.62%
  Savings                                     13,356         16.17%     14,096       16.30%       14,233         17.61%
  Time                                        29,581         35.82%     35,011       40.49%       31,102         38.49%
  Time, $100,000 and over                      5,793          7.02%      3,695        4.27%        3,154          3.90%
                                            --------                  --------                  --------
     Total deposits                           73,499         89.00%     77,574       89.71%       72,286         89.45%
Other liabilities                                615          0.74%        833         .96%          773          0.96%
                                            --------                  --------                  --------
     Total liabilities                        74,114         89.75%     78,407       90.67%       73,059         90.41%
                                            --------                  --------                  --------
Shareholders' equity:
  Common stock                                 3,178          3.85%      3,177        3.67%        3,165          3.92%
  Retained earnings                            5,345          6.47%      4,990        5.77%        4,612          5.71%
  Unrealized gain (loss) on AFS
    investment securities                        (57)        (0.07)%      (101)      (0.12)%         (28)        (0.03)%
                                            --------                  --------                  --------
     Total shareholders' equity                8,466         10.25%      8,066        9.33%        7,749          9.59%
                                            --------                  --------                  --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                       $ 82,580                  $ 86,473                  $ 80,808
                                            ========                  ========                  ========

----------------
(1) Percentages of categories under assets, liabilities and shareholders' equity are shown as percentages of average total assets.

INVESTMENT PORTFOLIO. The following table summarizes the amounts, terms, distributions and yields of Lake's investment securities at fair value as of September 30, 1998, December 31, 1997 and December 31, 1996. (Dollars in thousands)



(Unaudited)
                           One Year       After One Year     After Five Years
                           or Less        to Five Years        to Ten Years     After Ten Years         Total
                       ---------------    ---------------    ----------------   ---------------    ---------------
June 30, 1998          Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
-------------          ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
U.S. Treasury &
 Government agencies    $  0        0%    $4,758    6.01%    $1,237    6.21%     $  0       0%    $ 5,995    5.96%
Municipals               351     4.98%     1,745    5.33%     1,513    6.09%      103    4.75%      3,712    5.53%
Corporate Notes/Bonds      0        0%     2,334    6.20%         0       0%        0       0%      2,334    6.19%
                        ----              ------             ------              ----             -------
       Total            $351              $8,837             $2,750              $103             $12,041
                        ====              ======             ======              ====             =======


                           One Year       After One Year     After Five Years
                           or Less        to Five Years        to Ten Years     After Ten Years         Total
                       ---------------    ---------------    ----------------   ---------------    ---------------
December 31, 1997      Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
-----------------      ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
U.S. Treasury &
 Government agencies   $  998    6.06%    $1,801    6.11%    $4,693    6.67%     $ 20    7.45%    $ 7,512    6.31%
Municipals                  0       0%     1,432    5.54%     1,392    5.93%      399    6.14%      3,223    5.72%
Corporate Notes/Bonds     491    5.77%       750    6.56%         0       0%        0       0%      1,241    6.13%
                       ------             ------             ------              ----             -------
       Total           $1,489    6.07%    $3,983    5.84%    $6,085    6.32%     $419    6.57%    $11,976    6.13%
                       ======             ======             ======              ====             =======

                           One Year       After One Year     After Five Years
                           or Less        to Five Years        to Ten Years     After Ten Years         Total
                       ---------------    ---------------    ----------------   ---------------    ---------------
December 31, 1996      Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount    Yield
-----------------      ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
U.S. Treasury &
 Government agencies    $  0        0%    $2,350     5.70%   $4,138     6.66%   $1,024     7.57%   $ 7,512   6.49%
Municipals                 0        0%       696     6.37%    1,361     7.21%      503     7.12%     2,560   6.96%
Corporate Notes/Bonds    504     5.52%       500     5.90%        0        0%        0        0%     1,004   5.71%
                        ----              ------             ------             ------             -------
       Total            $504     5.52%    $3,546     5.86%   $5,499     6.79%   $1,527     7.42%   $11,076   6.53%
                        ====              ======             ======             ======             =======

YEAR-END BALANCE. The following table summarizes the year-end amortized cost and distributions of Lake's investment securities held on December 31, 1997 and 1996. (Dollars in thousands):



                                             December 31,
                                         --------------------
                                           1997        1996
                                         -------      -------
U.S. Treasury & Government agencies      $ 7,539      $ 7,612
Municipals                                 3,136        2,522
Corporate Notes/Bonds                      1,241        1,004
                                         -------      -------
         Total                           $11,916      $11,138
                                         =======      =======



LOAN PORTFOLIO. Lake's largest historical lending categories are real estate loans, commercial loans, consumer loans and agricultural loans. These categories accounted for approximately 65.6%, 10.3%, 6.4% and 17.7%, respectively, of Lake's total loan portfolio at December 31, 1996, approximately 59.7%, 9.3%, 5.4% and 25.6%, respectively, of Lake's total loan portfolio at December 31, 1997 and approximately 54.6%, 8.1%, 4.6% and 32.7%, respectively, at September 30, 1998. Loans are carried at face amount, less payments collected and the allowance for loan losses. Interest on all loans is accrued daily on a simple interest basis. Typically, once a loan is placed on nonaccrual status, Lake reverses interest accrued through the date of transfer. Loans are placed on a nonaccrual basis when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. Interest actually received for loans on nonaccrual status is recognized as income at the time of receipt. Problem loans are maintained on accrual status only when management of Lake is confident of full repayment within a reasonable period of time.

The rates of interest charged on variable rate loans are set at specified increments in relation to Lake's published lending rate and vary as Lake's lending rate varies. At December 31, 1996, approximately 37% of Lake's loan portfolio was comprised of variable interest rate loans, at December 31, 1997, approximately 30% of Lake's loan portfolio was comprised of variable interest rate loans, and at September 30, 1998, variable rate loans comprised approximately 37% of Lake's loan portfolio.


DISTRIBUTION OF LOANS. The distribution of Lake's total loans by type of loan as of the dates indicated is shown in the following table:


(Unaudited)
(Dollars in thousands)
                             September 30,                December 31,
                          -------------------    ------------------------------
 Type of Loan               1998       1997        1997       1996       1995
--------------            --------   --------    --------   --------   --------
Real estate               $ 30,137   $ 32,218    $ 32,437   $ 34,938   $ 34,996
Commercial                   4,449      5,557       5,045      5,469      7,995
Consumer                     2,530      3,001       2,920      3,436      3,976
Agricultural                18,026     14,059      13,942      9,409      7,363
                          --------   --------    --------   --------   --------
       TOTAL                55,142     54,835      54,344     53,252     54,330

Less:
  Deferred loans fees         (205)      (188)       (182)      (253)      (363)
  Allowance for loan
   losses                   (1,160)      (893)       (952)      (908)    (1,128)
                          --------   --------    --------   --------   --------
       TOTAL NET LOANS    $ 53,777   $ 53,754    $ 53,210   $ 52,091   $ 52,839
                          ========   ========    ========   ========   ========

COMMERCIAL LOANS. Commercial loans are made for the purpose of providing working funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days, and "term loans", which are loans with maturities normally ranging from one to five years. Short term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

Lake also extends lines of credit to business customers. On business credit lines, Lake specifies a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with Lake. The purpose for which such loans will be used and the security therefor, if any, are generally determined before Lake's commitment is extended. Normally, Lake does not make loan commitments in material amounts for periods in excess of one year.

REAL ESTATE LOANS. Real estate loans are primarily made for the purpose of purchasing, improving or constructing single family residences, and commercial and industrial properties.

All of Lake's real estate construction loans consist of loans secured by first trust deeds on the construction of owner-occupied single family dwellings. Construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 75 to 80%.

CONSUMER LOANS. Most consumer loans are short-term loans, made for a period of up to five years. Automobile loans are normally made with up to a five-year amortization period.

AGRICULTURAL LOANS. Agricultural loans are made for the purpose of providing production loans and for financing the purchase of ag-equipment and ag-real estate. Such loans are provided to well established ag-borrowers. Such loans include loans with maturities ranging from 30 to 360 days, and "term" loans, which are loans with maturities normally ranging from one to twenty years. Production loans are used to finance current year crop expenses and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for payments of both principal and interest. Repayment may be monthly, quarterly, semi-annually or annually.


The outstanding balance of agricultural loans at September 30, 1998 increased 28% over the balance at September 30, 1997. Over the same period, the outstanding balance of total loans increased 1%. This trend has existed over the three-year period presented and represents a strategic decision by Lake's management to increase the mix of agricultural loans in the portfolio. Lake's management anticipates that this trend will continue into the future.

MATURITY OF LOANS AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES. The following table sets forth the amounts of loans outstanding as of September 30, 1998 and December 31, 1997 which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years.



(Dollars in              Less than   One Year to     After
thousands)               One Year    Five Years    Five Years    Total
                         ---------   -----------   ----------    -----
September 30, 1998
------------------

Fixed rate                $ 4,472      $17,552       $13,272    $35,296
Variable                   17,808        2,658             0     20,466
                          -------      -------       -------    -------
      Total               $22,280      $20,210       $13,272    $55,762
                          =======      =======       =======    =======


(Dollars in              Less than   One Year to     After
thousands)               One Year    Five Years    Five Years    Total
                         ---------   -----------   ----------    -----
December 31, 1997
-----------------

Fixed rate               $  3,956      $19,541       $14,433    $37,930
Variable                    8,670        5,889         1,855     16,414
                          -------      -------       -------    -------
       Total              $12,626      $25,430       $16,288    $54,344
                          =======      =======       =======    =======

LOAN COMMITMENTS. The following table shows Lake's loan commitments at the dates indicated:


                                September 30,               December 31,
                             ------------------    -----------------------------
(Dollars in thousands)         1998      1997       1997       1996       1995
                             --------   -------    -------    -------    -------
Commercial                   $ 1,705    $ 1,468    $ 3,793    $ 3,561    $ 4,303
Real estate                    3,631      2,496      3,097      2,325      2,320
Consumer                         434        469        402        434        449
Agricultural                   5,175      6,432      7,814      4,463      4,933
                             -------    -------    -------    -------    -------
         Total commitments   $10,945    $10,865    $15,106    $10,783    $12,005
                             =======    =======    =======    =======    =======



Based upon prior experience and prevailing economic conditions, it is anticipated that approximately 5% of the commitments at September 30, 1998 will be exercised during 1998. All commercial commitments in the preceding table are commitments to grant such loans. The commitments related to agricultural loans are generally drawn down and repaid during the year.


SUMMARY OF LOAN LOSS EXPERIENCE. As a natural corollary to Lake's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To some extent, the degree of perceived risk is taken into account in establishing the structure of, and interest rates and security for, specific loans and for various types of loans. Lake attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.

Lake maintains a program of systematic review of its existing loans. Loans are graded for their overall quality. Those loans which Lake's management determines require further monitoring and supervision are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by Lake's Loan Committee. Loans for which it is probable that Lake will be unable to collect all amounts due (including principal and interest) are considered to be impaired. The recorded investment in impaired loans totaled $661 thousand and $1,057 thousand at September 30, 1998 and December 31, 1997. In addition, when principal or interest on a loan is past due 90 days or more, such loan is placed on nonaccrual status unless it is both well-secured and in the process of collection. Loans totaling approximately $1,184 thousand and $1,389 thousand were on nonaccrual status as of September 30, 1998 and December 31, 1997, respectively. Lake also classifies certain loans on nonaccrual status as impaired. Accordingly, certain loans on nonaccrual status at September 30, 1998 and December 31, 1997 are included with the impaired loans disclosed above.

Financial difficulties encountered by certain borrowers may cause Lake to restructure the terms of their loans to facilitate loan payments. As of December 31, 1997 and 1996, Lake had no troubled debt restructured loans. Interest foregone on nonaccrual loans and troubled debt restructurings outstanding during the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996 amounted to approximately $26 thousand, $76 thousand and $103 thousand, respectively.


Lake charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against Lake's allowance for loan losses.

The following table sets forth the amount of loans on Lake's books which were 30 to 89 days past due at the dates indicated:




                                                        December 31,
                        September 30,          ----------------------------
(Dollars in thousands)      1998                 1997                1996
                        ------------           -------             -------
Commercial                  $   18              $   12              $  200
Real estate                    485                 260               1,012
Consumer                        39                   2                  61
                            ------              ------              ------
         Total              $  542              $  274              $1,273
                            ======              ======              ======



The following table sets forth the amount of loans on Lake's books which were on nonaccrual status at the dates indicated:



                                                     December 31,
                        September 30,           -------------------------
(Dollars in thousands)      1998                 1997                1996
                        ------------            ------              ------
Commercial                  $  125              $  136              $   29
Real estate                  1,059               1,253               1,394
Consumer                         0                   0                   2
                            ------              ------              ------
         Total              $1,184              $1,389              $1,425
                            ======              ======              ======

The following table summarizes Lake's loan loss experience for the periods indicated:


(Unaudited)                 Nine Months Ended
(Dollars in thousands)         September 30,         Year Ended December 31,
                            ------------------   -------------------------------
                              1998       1997      1997       1996       1995
                            -------   --------   --------   --------   ---------
BALANCES
Loans:
  Average loans            $ 53,902   $ 55,273   $ 55,171   $ 56,608   $ 53,941
  Loans at end of period     55,142     54,835     54,344     53,252     54,330
Loans charged off               (85)      (315)      (257)      (739)      (147)
Recoveries of loans
 previously charged off          23         30         38         42         47
Net loans charged off            62        285       (219)      (697)      (100)
Allowance for loan losses     1,160        893        952        908      1,128
Provisions for loan losses      270        270        263        477        210
Ratios(1):
Net loan charge-offs to
 average loans                 0.15%      0.69%      0.40%      1.23%      0.19%
Net loan charge-offs to
 loans at end of period        0.15%      0.69%      0.40%      1.31%      0.18%
Allowance for loan
 losses to average loans       2.15%      1.62%      1.73%      1.60%      2.09%
Allowance for loan losses
 to loans at end of period     2.11%      1.63%      1.75%      1.70%      2.08%
Net loan charge-offs to
 allowance for  loan losses    7.13%     42.55%     23.00%     76.76%      8.87%
Net loan charge-offs to
 provision for loan losses    22.96%    105.56%     83.27%    146.12%     47.62%


-------------

(1)  Annualized for the nine months ended September 30, 1998 and 1997.

Lake's allowance for loan losses is to provide for loan losses which can be reasonably anticipated. The allowance for loan losses is established through charges to operating expenses in the form of provisions for loan losses. Provisions for possible loan losses amounted to $263 thousand in 1997, $477 thousand in 1996 and $270 thousand for the first nine months of 1998. The provision increased in 1996, 1997 and the first nine months of 1998 as a result of identified losses in the loan portfolio totaling $739 thousand, $257 thousand and $85 thousand, respectively, which were charged-off. Actual loan losses or recoveries are charged or credited, respectively, directly to the allowance for loan losses. The amount of the allowance is determined by the management of Lake. Among the factors considered in determining the allowance for loan losses are the current financial condition of Lake's borrowers and the value of the security, if any, for their loans. Estimates of future economic conditions and their impact on various industries and individual borrowers are also taken into consideration, as are Lake's historical loan loss experience and reports of banking regulatory authorities. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that Lake may not sustain loan losses substantially higher in relation to the size of the allowance for loan losses or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.

At December 31, 1997, 1996 and 1995, the allowance was 1.75%, 1.70%, and 2.08%
of the loans then outstanding, respectively. At September 30, 1998, the allowance was 2.11% of the loans then outstanding. Although the current level of the allowance is deemed adequate by management, future provisions will be subject to continuing reevaluation of risks in the loan portfolio.

Management of Lake reviews with the Board of Directors the adequacy of the allowance for loan losses on a monthly basis and adjusts the loan loss provision upward where specific items reflect a need for such an adjustment. Management of Lake charged off approximately $257 thousand in 1997, $739 thousand in 1996 and approximately $85 thousand in the first nine months of 1998. Recoveries of loans previously charged off were $38 thousand in 1997, $42 thousand in 1996 and $23 thousand during the first nine months of 1998. Charge-offs decreased in 1998 and management does not believe there has been any significant deterioration in Lake's loan portfolio. Management also believes that Lake has adequately reserved for all individual items in its portfolio which may result in a loss material to Lake.

INVESTMENT SECURITIES. Lake has invested $20,095 thousand in federal instruments, securities issued by states and political subdivisions, other debt securities and bank certificates of deposit, which yielded approximately 5.84% per annum during the first nine months of 1998. Lake's present investment policy is to invest excess funds in federal funds, certificates of deposits in financial institutions, U.S. Treasuries, securities issued by the U.S. Government and securities issued by states and political subdivisions.

INTEREST RATES AND DIFFERENTIALS. Certain information concerning interest-earning assets and interest-bearing liabilities and yields thereon is set forth in the following table. Amounts outstanding are daily average balances:




                                          Nine Months Ended
(Dollars in thousands)                     September 30,(1)                     Year Ended December 31,
(Unaudited)                             ----------------------          -----------------------------------------
                                         1998            1997              1997           1996            1995
                                        -------         -------         ---------       --------        ---------
Interest-earning assets:
  Interest-earning deposits:
         Average outstanding            $ 5,024         $ 3,654         $ 3,870         $ 3,432         $ 2,644
         Average yield                     5.92%           6.02%           6.02%           5.77%           6.05%
         Interest income                $   223         $   165         $   233         $   198         $   160
  Federal funds sold:
         Average outstanding            $ 4,510         $ 3,044         $ 3,751         $ 3,288         $ 4,008
         Average yield                     5.44%           5.39%           5.42%           5.11%           5.73%
         Interest income                $   184         $   123         $   203         $   168         $   230
  Investment securities:
         Average outstanding            $11,229         $ 9,347         $ 9,700         $12,658         $14,218
         Average yield                     5.90%           6.19%           6.13%           6.14%           5.76%
         Interest income                $   497         $   434         $   595         $   777         $   819
  Loans:
         Average outstanding            $53,903         $55,273         $55,171         $56,608         $53,941
         Average yield                     9.73%          10.00%          10.02%          10.08%          10.74%
         Interest income                $ 3,935         $ 4,146         $ 5,529         $ 5,704         $ 5,793
  Total interest-earning assets:
         Average outstanding            $74,666         $71,318         $72,492         $75,986         $74,811
         Average yield                     8.64%           9.10%           9.05%           9.01%           9.36%
         Interest income                $ 4,839         $ 4,868         $ 6,560         $ 6,847         $ 7,002
Interest-bearing liabilities:
  NOW and money market
   demand accounts:
         Average outstanding            $13,014         $13,502         $13,585         $14,889         $15,046
         Average yield                     2.41%           2.33%           2.34%           2.20%           2.63%
         Interest expense               $   235         $   236         $   318         $   328         $   395
  Savings deposits:
         Average outstanding            $12,507         $13,586         $13,356         $14,096         $14,233
         Average yield                     2.24%           2.25%           2.25%           2.19%           2.77%
         Interest expense               $   210         $   229         $   301         $   309         $   395
  Time deposits:
         Average outstanding            $36,751         $34,749         $35,374         $38,706         $34,256
         Average yield                     5.34%           5.49%           5.50%           5.70%           6.61%
         Interest expense               $ 1,471         $ 1,430         $ 1,943         $ 2,208         $ 2,266
  Total interest-bearing
   liabilities:
         Average outstanding            $62,272         $61,837         $62,315         $67,691         $63,535
         Average yield                     4.10%           4.09%           4.11%           4.20%           4.81%
         Interest expense               $ 1,916         $ 1,895         $ 2,562         $ 2,845         $ 3,056

Net interest income                     $ 2,923         $ 2,973         $ 3,998         $ 4,002         $ 3,946
  Average net yield of
   interest-earning assets                 5.22%           5.56%           5.52%           5.27%           5.27%



---------------
(1)     Nine month yields have been annualized.

LIQUIDITY MANAGEMENT. Lake has a federal funds line of credit with its correspondent bank, Union Bank of California, of $2,000 thousand. When Lake has excess funds over its reserve requirements or short-term liquidity needs, Lake increases/or decreases its securities investments and/or sells federal funds.

Policies have been developed by Lake's management and approved by the Board of Directors which establish guidelines for the investments and liquidity of Lake. These policies include an Investment Policy and an Asset/Liability Policy. The goals of these policies are to provide liquidity to meet the financial requirements of Lake's customers, maintain adequate reserves as required by regulatory agencies and maximize earnings of Lake.

The following table shows Lake's average deposits for each of the periods indicated below, based upon average daily balances:




                                        Nine Months Ended
                                          September 30,
                         ---------------------------------------------
(Dollars in thousands)          1998                      1997
                         --------------------   ----------------------
(Unaudited)              Average     Percent    Average      Percent
                         Balance     of Total   Balance      of Total
                         -------     --------   -------      --------
Demand deposits          $12,201     16.38%     $10,716      14.77%
NOW accounts               8,996     12.08%       9,362      12.90%
Savings deposits          12,507     16.79%      13,586      18.73%
Money market
 deposits                  4,018      5.40%       4,140       5.71%
Time deposits             36,751     49.35%      34,749      47.89%
                         -------                -------
    Total deposits       $74,473                $72,553
                         =======                =======





                                                            Year Ended
                                                           December 31,
                          ------------------------------------------------------------------------------
(Dollars in thousands)             1997                         1996                     1995
                          ----------------------     ------------------------     ----------------------
(Unaudited)               Average       Percent      Average         Percent      Average       Percent
                          Balance       of Total     Balance         of Total     Balance       of Total
                          -------       --------     -------         --------     -------       --------
Demand deposits           $11,184       15.22%      $ 9,883          12.74%     $ 8,751          12.10%
NOW accounts                9,402       12.79%       10,080          12.99%       9,837          13.61%
Savings deposits           13,356       18.17%       14,096          18.17%      14,233          19.69%
Money market
 deposits                   4,183        5.69%        4,809           6.20%       5,209           7.21%
Time deposits              35,374       48.13%       38,706          49.90%      34,256          47.39%
                          -------                   -------                     -------
    Total deposits        $73,499                   $77,574                     $72,286
                          =======                   =======                     =======




LIABILITY MANAGEMENT. It is management's policy to maintain the maturities of a majority of its certificates of deposit in denominations of $100,000 or more to less than one year. The maturities of such time certificates of deposit ("TCD's"), as well as other time deposits, were as follows:



                              September 30, 1998          December 31, 1997
                             ---------------------       ---------------------
                               TCD's       Other           TCD's        Other
(Dollars in thousands)         over         Time           over          Time
(Unaudited)                  $100,000     Deposits       $100,000      Deposits
                             --------     --------       --------      --------
Less than three months       $ 3,108       $11,078       $ 1,550       $10,030
Over three months
 through twelve months         2,033        15,401         3,619        18,488
Over twelve months
 through five years              647         4,326           525         3,088
                             -------       -------       -------       -------
         Total               $ 5,788       $30,805       $ 5,694       $31,606
                             =======       =======       =======       =======

While the deposits of Lake may fluctuate up and down somewhat with local and national economic conditions, management of Lake does not believe that such deposits, or the business of Lake in general, are seasonal in nature. Liability management is monitored by Lake's Board of Directors which meets monthly.

REGULATORY MATTERS.

Capital Adequacy. Lake is subject to the FDIC's regulations governing capital adequacy for nonmember banks. Additional capital requirements may be imposed on banks based on market risk.


The FDIC has established capital adequacy regulations for nonmember banks, which set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital and "supplemental capital elements," or Tier 2 capital. At least fifty percent (50%) of the qualifying total capital base must consist of Tier 1 capital. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to one-hundred percent (100%) of Tier 1 capital, net of goodwill.


Nonmember banks are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of eight percent (8%), at least one-half of which must be in the form of Tier 1 capital. Risk-based capital ratios are calculated with reference to risk-weighted assets, including both on and off-balance sheet exposures, which are multiplied by certain risk weights assigned by the FDIC to those assets.

The FDIC has established a minimum leverage ratio of three percent (3%) Tier 1 capital to total assets for nonmember banks that have received the highest composite regulatory rating and are not anticipating or experiencing any significant growth. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the 3% minimum for a minimum of four percent (4%) or five percent (5%).


Set forth below are Lake's risk-based and leverage capital ratios as of September 30, 1998 and December 31, 1997:


RISK-BASED CAPITAL RATIOS


                                              SEPTEMBER 30, 1998
                                        ------------------------------
                                          AMOUNT      RISK-BASED RATIO
                                        -----------   ----------------
Tier 1 capital                          $ 9,256,046         13.5%
Total capital                           $10,110,225         14.8%
Total capital minimum requirement       $ 5,466,744          8.0%
Excess                                  $ 4,643,481
Total risk-weighted assets              $68,334,306



                                               DECEMBER 31, 1997
                                        ------------------------------
                                           AMOUNT     RISK-BASED RATIO
                                        -----------   ----------------
Tier 1 capital                          $ 8,561,600         14.5%
Total capital                           $ 9,300,000         15.8%
Total capital minimum requirement       $ 4,708,700          8.0%
Excess                                  $ 4,591,300
Total risk-weighted assets              $58,858,900

LEVERAGE RATIO

                                      SEPTEMBER 30, 1998
                                ------------------------------
                                AMOUNT       LEVERAGE RATIO(1)
                                ------       -----------------
Tier 1 capital               $ 9,256,046            11.0%
Minimum leverage ratio       $ 3,363,250             4.0%
Excess                       $ 5,892,796
Average assets               $84,081,250(2)

-----------------
(1)     Tier 1 capital to adjusted total average assets.

(2)     As adjusted for intangibles and FAS 115.


                                      DECEMBER 31, 1997
                                ------------------------------
                                AMOUNT       LEVERAGE RATIO(1)
                                ------       -----------------
Tier 1 capital               $ 8,561,600            10.4%
Minimum leverage ratio       $ 3,299,300             4.0%
Excess                       $ 5,262,300
Average assets               $82,481,900(2)

-------------------

(1)     Tier 1 capital to adjusted total average assets.

(2)     As adjusted for intangibles and FAS 115.

The risk-based capital ratio discussed above focuses principally on broad categories of credit risk, and may not take into account many other factors that can affect a bank's financial condition. These factors include overall interest rate risk exposure; liquidity, funding and market risks; the quality and level of earnings; concentrations of credit risk; certain risks arising from nontraditional activities; the quality of loans and investments; the effectiveness of loan and investment policies; and management's overall ability to monitor and control financial and operating risks, including the risk presented by concentrations of credit and nontraditional activities. The FDIC has addressed many of these areas in related rule-making proposals and under FDICIA (as defined below), some of which are discussed herein. In addition to evaluating capital ratios, an overall assessment of capital adequacy must take account of each of these other factors including, in particular, the level and severity of problem and adversely classified assets. For this reason, the final supervisory judgment on a bank's capital adequacy may differ significantly from the conclusions that might be drawn solely from the absolute level of the bank's risk-based capital ratio. In light of the foregoing, the FDIC has stated that banks generally are expected to operate above the minimum risk-based capital ratio. Banks contemplating significant expansion plans, as well as those institutions with high or inordinate levels of risk, should hold capital commensurate with the level and nature of the risks to which they are exposed.

Recently adopted regulations by the federal banking agencies have revised the risk-based capital standards to take adequate account of concentrations of credit and the risks of nontraditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving one borrower, industry, location, collateral or loan type. Nontraditional activities are considered those that have not customarily been part of the banking business but that start to be conducted as a result of developments in, for example, technology or financial markets. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas. In addition, the agencies have promulgated guidelines for institutions to develop and implement programs for interest rate risk management, monitoring and oversight.

Further, the banking agencies recently have adopted modifications to the risk-based capital regulations to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners will consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management.

Finally, institutions with significant trading activities must measure and hold capital for exposure to general market risk arising from fluctuations in interest rates, equity prices, foreign exchange rates and commodity prices and exposure to specific risk associated with debt and equity positions in the trading portfolio. General market risk refers to changes in the market value of on-balance-sheet assets and off-balance-sheet items resulting from broad market movements. Specific market risk refers to changes in the market value of individual positions due to factors other than broad market movements and includes such risks as the credit risk of an instrument's issuer. The additional capital requirements apply effective January 1, 1998 to institutions with trading assets and liabilities equal to 10% or more of total assets or trading activity of $1 billion or more. The federal banking agencies may apply the market risk regulations on a case by case basis to institutions not meeting the eligibility criteria if necessary for safety and soundness reasons.

In connection with the recent regulatory attention to market risk and interest rate risk, the federal banking agencies will evaluate an institution in its periodic examination on the degree to which changes in interest rates, foreign exchange rates, commodity prices or equity prices can affect a financial institution's earnings or capital. In addition, the agencies will focus in the examination on an institution's ability to monitor and manage its market risk, and will provide management with a clearer and more focused indication of supervisory concerns in this area.

In certain circumstances, the FDIC may determine that the capital ratios for an FDIC-insured bank must be maintained at levels which are higher than the minimum levels required by the guidelines or the regulations. A bank which does not achieve and maintain the required capital levels may be issued a capital directive by the FDIC to ensure the maintenance of required capital levels.

Dividends. Dividends payable by Lake are restricted under California law to the lesser of Lake's retained earnings, or Lake's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the DFI, to the greater of the retained earnings of Lake, the net income of Lake for its last fiscal year or the net income of Lake for its current fiscal year.

The FDIC has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

 The following table set forth the distribution of repricing opportunities of Lake's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 1997. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Lake.

                                                                        December 31, 1997
                                                   --------------------------------------------------------
                                                               Over Six
                                                                 Months      Over
                                                   Next Day     Through     One Year
(Dollars in thousands)                              to Six       Twelve      Through       Over
(Unaudited)                                         Months       Months    Five Years   Five Years   Total
                                                   --------    ---------   ----------   ----------   -----
Assets:
       Federal funds sold                          $  4,000                                         $ 4,000
       Interest-bearing deposits                      2,081     $  2,377    $     99                  4,557
       Investment securities                          4,986          821       1,349     $  4,820    11,976
       Loans                                         15,784        5,105       7,669       25,786    54,344
                                                   --------     --------    --------     --------   -------
             Total interest-earning assets           26,851        8,303       9,117       30,606    74,877
                                                   --------     --------    --------     --------   -------
Liabilities:
       Savings deposits(1)                           25,811                                          25,811
       Time deposits                                 24,929        8,757       2,161        1,454    37,301
                                                   --------     --------    --------     --------   -------
             Total interest-bearing liabilities      50,740        8,757       2,161        1,454    63,112
                                                   --------     --------    --------     --------   -------

Net (interest-bearing liabilities)
 interest-earning assets                           $(23,889)    $   (454)   $  6,956     $ 29,152   $11,765
                                                   ========     ========    ========     ========   =======

Cumulative net (interest-bearing liabilities)
 interest-earning assets ("GAP")                   $(23,889)    $(24,343)   $(17,387)    $ 11,765
                                                   ========     ========    ========     ========

Cumulative GAP as a percentage of
 total interest-earning assets                       (31.90)%     (32.51)%    (23.22)%     15.71%
                                                   ========     ========    ========     ========

--------
(1) Savings deposits include interest-bearing transaction accounts.

The following table sets forth the distribution of the expected maturities of Lake's interest-earning assets and interest-bearing liabilities as of December 31, 1997 as well as the fair value of these instruments. Expected maturities are based on contractual agreements. Savings accounts and interest-bearing transaction accounts, which have no stated maturity, are included in the 1998 maturity category.

 The following table set forth the distribution of repricing opportunities of Lake's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 1997. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Lake.

                                                                        December 31, 1997
                                                   --------------------------------------------------------
                                                               Over Six
                                                                 Months      Over
                                                   Next Day     Through     One Year
(Dollars in thousands)                              to Six       Twelve      Through       Over
(Unaudited)                                         Months       Months    Five Years   Five Years   Total
                                                   --------    ---------   ----------   ----------   -----
Assets:
       Federal funds sold                          $  4,000                                         $ 4,000
       Interest-bearing deposits                      2,081     $  2,377    $     99                  4,557
       Investment securities                          4,986          821       1,349     $  4,820    11,976
       Loans                                         15,784        5,105       7,669       25,786    54,344
                                                   --------     --------    --------     --------   -------
             Total interest-earning assets           26,851        8,303       9,117       30,606    74,877
                                                   --------     --------    --------     --------   -------
Liabilities:
       Savings deposits(1)                           25,811                                          25,811
       Time deposits                                 24,929        8,757       2,161        1,454    37,301
                                                   --------     --------    --------     --------   -------
             Total interest-bearing liabilities      50,740        8,757       2,161        1,454    63,112
                                                   --------     --------    --------     --------   -------

Net (interest-bearing liabilities)
 interest-earning assets                           $(23,889)    $   (454)   $  6,956     $ 29,152   $11,765
                                                   ========     ========    ========     ========   =======

Cumulative net (interest-bearing liabilities)
 interest-earning assets ("GAP")                   $(23,889)    $(24,343)   $(17,387)    $ 11,765
                                                   ========     ========    ========     ========

Cumulative GAP as a percentage of
 total interest-earning assets                       (31.90)%     (32.51)%    (23.22)%     15.71%
                                                   ========     ========    ========     ========

--------
(1) Savings deposits include interest-bearing transaction accounts.

The following table sets forth the distribution of the expected maturities of Lake's interest-earning assets and interest-bearing liabilities as of December 31, 1997 as well as the fair value of these instruments. Expected maturities are based on contractual agreements. Savings accounts and interest-bearing transaction accounts, which have no stated maturity, are included in the 1998 maturity category.

                               EXPECTED MATURITIES

(Dollars in thousands)
(Unaudited)                              1998        1999       2000       2001        2002     Thereafter      Total    Fair Value
                                       -------     ------      ------     ------      ------    ----------    -------    ----------
Federal funds sold                     $ 4,000                                                                $ 4,000      $ 4,000
       Weighted average rate              5.41%                                                                  5.41%
Interest-bearing deposits in banks     $ 4,458     $   99                                                     $ 4,557      $ 4,557
       Weighted average rate              6.12%      6.28%                                                       6.12%
Investment securities(1)               $ 1,489     $  453      $1,789     $  753      $  988     $ 6,504      $11,976      $11,976
       Weighted average rate              5.26%      5.18%       5.90%      6.26%       5.99%       6.32%        6.13%
Fixed rate loans                       $ 3,956     $4,758      $6,511     $5,516      $2,756     $14,433      $37,930      $38,693
       Weighted average rate             10.28%      9.57%       9.72%      9.54%       9.22%       9.21%        9.37%
Variable rate loans(2)                 $ 8,670     $1,545      $  753     $2,246      $1,345     $ 1,855      $16,414      $16,414
       Weighted average rate             11.25%     11.00%      10.55%     10.25%       9.85%       9.75%       10.65%

Total interest-bearing assets          $22,573     $6,855      $9,053     $8,515      $5,089     $22,792      $74,877      $75,640


Savings deposits(3)                    $25,811                                                                $25,811      $25,811
       Weighted average rate              2.30%                                                                  2.30%
Time deposits                          $33,687     $2,130      $1,484                                         $37,301      $37,592
       Weighted average rate              5.27%      5.31%       5.49%                                           5.35%

Total interest-bearing liabilities     $59,498     $2,130      $1,484                                         $63,112      $63,403

------------

(1) Interest rates on tax exempt obligations have not been tax effected to include the related tax benefits in calculating the weighted average yield.

(2) All variable rate loans reprice in one year or less.

(3) Savings deposits include interest-bearing transaction accounts.

MANAGEMENT

INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information, as of October 1, 1998, with respect to those persons who are directors and executive officers of Lake:


                                                     Year First
                                                     Appointed
                                                    Director or                              Principal Occupation
          Name and Title              Age             Officer                             During the Past Five Years
---------------------------------     ---          --------------         ----------------------------------------------------------
Donald L. Browning, M.D.              66                1984              Physician.
Director

F. Ilene Dumont                       46                1995              Executive Director of People Services, Inc.
Director

John H. Helms                         73                1984              Founder of Helms Petroleum Products Company.
Director

Billie L. Holmes                      65                1984              Retired.  Former owner and operator of several businesses
Vice Chairperson                                                          in Lake County.
of the Board

May G. Noble                          78                1984              President of Noble Realty, Inc.
Director

Gary E. Nordine(1)                    61                1985              President and Chief Executive Officer of Lake.
President, Chief Executive
Officer and Director

Brandt Peterson                       53                1993              Senior Vice President and Senior Loan Officer of Lake.
Senior Vice President and
Senior Loan Officer

Lawrence A. Rogers                    64                1984              Owner and operator of vineyards and pear orchards in
Director                                                                  various regions of Lake County.

Howard (Bud) Van Lente                72                1984              Mayor of the city of Lakeport and two-term member of the
Chairman of the Board                                                     Lakeport City Council.

---------------

(1) Mr. Nordine retired as President and Chief Executive Officer and director of Lake effective October 31, 1998.

LAKE'S BOARD OF DIRECTORS AND COMMITTEES. Lake's Board of Directors met fourteen
(14) times in 1997. All of Lake's directors attended at least 75 percent of all of Lake's Board of Directors' meetings and committee meetings (of which they were a member), except Lawrence A. Rogers who attended 62% of such meetings.

Lake's Board of Directors has established the following standing committees, with membership as noted.

Lake's Audit Committee is composed of Donald L. Browning, M.D. as Chairman, and John H. Helms, Billie L. Holmes, and Lawrence A. Rogers as members. Lake's Audit Committee met three (3) times during 1997. The functions of Lake's Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants which audits the books and records of Lake for the fiscal year for which it is appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of Lake's accountants.

Lake's Asset/Liability and Funds Management Committee is composed of F. Ilene Dumont, John H. Helms, Billie L. Holmes, May G. Noble, Lawrence A. Rogers, Brandt Peterson and Vice President/Controller Dorey Pendleton as members. Lake's Asset/Liability and Funds Management Committee met twelve (12) times during 1997. The function of Lake's Asset/Liability and Funds Management Committee is to review and evaluate Lake's investment portfolio with management of Lake.

Lake's Loan Committee is composed of Billie L. Holmes as Chairperson, and F. Ilene Dumont, John H. Helms, May G. Noble, Gary E. Nordine, Howard ("Bud")Van Lente and Brandt Peterson as members. Lake's Loan Committee met eighteen (18) times during 1997. The function of Lake's Loan Committee is to review loans made and to assist management in setting loan policies for Lake. Lake's Loan Committee also reviews and approves loan requests which exceed the discretionary lending limits of Lake's officers.

Lake does not maintain a nominating committee. The functions of a nominating committee are performed by the full Board of Directors of Lake.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

Director Compensation. Lake's director each receive $500 for each regular Lake Board of Directors' meeting attended and Lake's Chairman of the Board receives $900 for each regular Lake Board of Directors' meeting attended. Lake's directors do not receive fees for committee meetings attended, except for members of Lake's Loan Committee. Nonemployee members of Lake's Loan Committee receive $150 for each regularly-scheduled Lake Loan Committee meeting attended, and the Chairman of such Lake Loan Committee receives $250 for each regularly-scheduled Lake Loan Committee meeting attended. During the fiscal year ended December 31, 1997, the aggregate amount paid to all directors as a group was $57,500.

Executive Compensation. The following table sets forth a summary of the compensation paid during each of Lake's last three completed fiscal years for services rendered in all capacities to Gary E. Nordine, the Chief Executive Officer of Lake during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE



                                                                                   Long Term Compensation
                                                                             --------------------------------
                             Annual Compensation                                     Awards           Payouts
--------------------------------------------------------------------------------------------------------------------------------
          (a)                   (b)       (c)         (d)        (e)             (f)         (g)        (h)             (i)
--------------------------------------------------------------------------------------------------------------------------------
                                                                Other
                                                                Annual       Restricted                              All Other
       Name and                                                 Compen-         Stock                   LTIP          Compen-
       Principal                        Salary       Bonus     sation(1)       Award(s)    Options/    Payouts        sation
       Position                Year       ($)         ($)         ($)            ($)         SARs        ($)            ($)
--------------------------------------------------------------------------------------------------------------------------------
Gary E. Nordine, President,    1997    $ 96,900    $      0    $  4,800           0           0           0          $298,557(2)
                               -------------------------------------------------------------------------------------------------
CEO and Director of Lake       1996    $ 96,900    $      0    $  4,800           0           0           0          $291,423
                               -------------------------------------------------------------------------------------------------
                               1995    $ 99,300    $ 32,500    $  4,800           0           0           0          $299,160
                               -------------------------------------------------------------------------------------------------


(1)   Consists of an annual automobile allowance.

(2) Reflects (for 1997) $292,206 Mr. Nordine would be entitled to receive (295% of his base salary) if his employment is terminated as a result of a merger or change in control of Lake. Mr. Nordine may be entitled to other payments in the event of termination of employment under other circumstances. Also includes (for 1997) $750 contributed by Lake to Mr. Nordine's account in Lake's 401(k) Plan, $5,000 in directors' fees paid by Lake and $601 in term life insurance payments made by Lake on behalf of Mr. Nordine.


                 OPTION/SAR EXERCISES AND YEAR END VALUE TABLE
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END OPTION/SAR VALUE


                    (a)                 (b)                 (c)                 (d)                 (e)
-------------------------------------------------------------------------------------------------------------
                                                                                                 Value of
                                                                             Number of        Unexercised In-
                                                                            Unexercised          the-Money
                                                                          Options/SARs at     Options/SARs at
                                                                           Year End (#)        Year End ($)
                                Shares Acquired on    Value Realized       Exercisable/        Exercisable/
     Name                          Exercise (#)             ($)            Unexercisable       Unexercisable
-------------------------------------------------------------------------------------------------------------
Gary E. Nordine                          0                   0               17,850/0           $22,313/$0

On February 1, 1995, the expiration date of Mr. Nordine's five (5) year employment agreement with Lake was extended to February 1, 1999. On March 29, 1996, Lake entered into a new agreement with Mr. Nordine, effective February 1, 1996, which replaced the prior agreement (the "1996 Agreement"). Subject to prior termination by either Lake or Mr. Nordine, the 1996 Agreement is for a term of five (5) years; provided, however, that the original term shall be automatically extended for one (1) month upon completion of each additional month of employment, unless Lake gives Mr. Nordine one (1) year's notice of intent to terminate. As of February 1, 1998, Mr. Nordine's current annual salary under the 1996 Agreement is $96,900, subject to annual increases within the sole discretion of Lake's Board of Directors. Lake also may pay an annual discretionary bonus to Mr. Nordine based upon his efforts and performance. Mr. Nordine also receives an automobile allowance of $400 per month and he is reimbursed for all ordinary and necessary expenses incurred in promoting the business of Lake. Further, Mr. Nordine has health, accident and disability insurance and a term life insurance policy in the amount of $135,000, with a portion of the premium being paid by Lake. The portion of the premiums paid by Lake for such insurance during 1996 was $268. If Mr. Nordine is terminated without cause during the term of the agreement, he will be entitled to receive severance pay in an amount equal to six (6) months' salary at his then prevailing rate. As Mr. Nordine retired effective October 31, 1998, his employment agreement expired as of that date.


Upon consummation of the Lake Merger, Gary Nordine will receive a severance payment of $145,000 (net of taxes), with the tax liability being shared equally by the Bancorp and Lake. In recognition of Mr. Nordine' retirement as of October 31, 1998, the severance payment to Mr. Nordine is not contingent upon his being employed by Lake as of the Lake Effective Time. Mr. Nordine will continue to receive his monthly salary, but no other benefits, from November 1 through November 30, 1998.

Mr. Nordine also has an Executive Retirement Agreement with Lake which provides that Lake will pay Mr. Nordine $36,000 a year, in monthly payments, for a period of ten (10) years, commencing in January 1999.

In the event of death prior to retirement, Mr. Nordine's beneficiaries would receive $106,000 during the first year following death and $53,000 per year in each of years 2-15 following death. Death benefits in the first year after death is based upon 100% of Mr. Nordine's 1990 salary. Benefits in years 2-15 are based upon 50% of such salary.

To fund its obligation under this plan, Lake acquired a life insurance policy under which Lake is the owner and beneficiary. Mr. Nordine has no claim on the insurance policy, its cash value or the proceeds thereof. The policy's cash value is a general, unpledged, unrestricted earning asset of Lake. During the fiscal year ended December 31, 1997, Lake paid insurance premiums of $50,000.00.

On January 27, 1994, Lake's Board of Directors adopted an incentive compensation plan pursuant to which a yearly incentive bonus pool would be established based upon 15% of net income, less 401(k) Plan contributions. Payment of incentive compensation is predicated upon Lake achieving "Premier Performer" status as defined by The Findley Reports, and as adjusted from time to time. If "Premier Performer" status is not achieved in any given year, the participants will not be eligible for incentive compensation under the plan. However, Lake's Board of Directors, in its sole discretion, may elect to evaluate any extraordinary circumstances that may have impacted operating performance and make corresponding adjustments if deemed appropriate.

Incentive bonus allocations are made at the sole discretion of Lake's Board of Directors, and can be adjusted from time-to-time as Lake's Board or Directors deems appropriate to accurately reflect individual performance as supported by an annual evaluation.

During 1997, no contribution to the incentive bonus pool was made by Lake.

CERTAIN TRANSACTIONS


Since January 1, 1997, the largest aggregate amounts of any extensions of credit to directors, principal officers, principal shareholders and their respective associates as a group was $447,362.59, which represented approximately 4.74% of the total equity capital accounts of Lake as of September 30, 1998. Lake has had and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.


At no time since January 1, 1997 has Lake had outstanding aggregate extensions of credit to any of its directors, officers, principal security holders or their respective associates in excess of 10% of the equity accounts of Lake.


There have been no transactions since January 1, 1997, nor are there any presently proposed transactions, to which Lake was or is to be a party in which any of Lake's officers and directors had or have a direct or indirect material interest other than the proposed Lake Merger.

                               DESCRIPTION OF ROSE

BUSINESS

GENERAL. Rose was incorporated under the laws of the State of California on April 2, 1997. Rose was organized pursuant to a plan of reorganization for the purpose of becoming the parent corporation of R1NB, and on March 10, 1998, the reorganization was effected. Shareholders of R1NB became shareholders of Rose as of this date. The issuance of shares of Rose stock in exchange for R1NB stock was deferred pending the Rose Merger. Rose is a registered bank holding company under the Bank Holding Company Act of 1956. Rose conducts its operations at the head office of R1NB located at 1801 Douglas Boulevard, Roseville, California 95661.

R1NB was founded in 1983 as Countryside Thrift and Loan ("Countryside"). Countryside operated as an industrial loan company until its conversion to a national bank in 1992. During this time, Countryside primarily originated consumer and mortgage loans. A change in control occurred in 1990 when Countryside was recapitalized and FDIC insurance was obtained. On January 22, 1992, Countryside applied for conversion to a national bank through the Comptroller. After a field examination was conducted by the Comptroller, the request was approved on April 6, 1992, and Countryside converted to a national bank on July 1, 1992.

R1NB is a member of the Federal Reserve System and its deposits are insured to the maximum amount permitted by law by the FDIC. R1NB's head office is located at 1801 Douglas Boulevard, Roseville, California and its branch office is located at 6951 Douglas Boulevard, Granite Bay, California. R1NB does not have any affiliates or subsidiaries.


BANKING SERVICES. Rose is a locally owned and operated bank holding company and its primary service area is the Northern California communities of Roseville and Granite Bay as well as close proximity areas of Placer and Sacramento counties. Rose's primary business is servicing the banking needs of these communities through R1NB and its marketing strategy stresses community involvement and commitment to serve the banking needs of consumers living and working in Rose's primary service areas and local merchants, professionals and real estate related activities in those service areas.

R1NB offers a broad range of services to individuals and businesses in its primary service area with an emphasis upon efficiency and personalized customer service. R1NB provides a full line of consumer services and also offers specialized services, such as courier services to small businesses, middle market companies and professional firms. R1NB offers personal and business checking and savings accounts (including individual interest-bearing negotiable orders of withdrawal ("NOW"), money market accounts, IRA accounts, time certificates of deposit and direct deposit of social security, pension and payroll checks. R1NB also makes available commercial, construction, accounts receivable, inventory, automobile, home improvement, real estate, commercial real estate, single family mortgage, office equipment, leasehold improvement and installment loans (as well as overdraft protection lines of credit), issues drafts and standby letters of credit, sells traveler's checks (issued by an independent entity), offers ATM's tied in with major statewide and national networks, provides telephone banking services and offers other customary commercial banking services.

Most of R1NB's deposits are obtained from commercial businesses, professionals and individuals. At September 30, 1998, R1NB had a total of 2,651 accounts, consisting of demand deposit accounts with an average balance of approximately $12,128; savings, NOW and money market accounts with an average balance of approximately $14,549, time certificates of $100,000 or more with an average balance of approximately $139,545; and other time deposits with an average balance of approximately $26,175. R1NB does not have any deposits obtained through deposit brokers at this time and has no intention of using brokered deposits.

Other special services and products include personal and business checking products and mortgage products and services.


EMPLOYEES. At September 30, 1998 Rose and its subsidiaries employed 25 persons on a full-time basis. Rose believes its employee relations are excellent.


PROPERTIES. R1NB owns the real property located at 1801 Douglas Boulevard, Roseville, California. The building situated on the property consists of 7,960 square feet and houses the executive and head offices of Rose and R1NB.

R1NB leases the premises of R1NB's Granite Bay branch office located at 6951 Douglas Boulevard, Granite Bay, California. The lease is presently for a term expiring July 1, 2000. The office space at this branch consists of approximately 2,800 square feet and is the site of R1NB's computer and back office operations.

R1NB leases warehouse facilities located at 209-A Harding Boulevard, Roseville, California. The premises are rented on a month-to-month basis. Off-site storage consists of approximately 800 square feet.

LEGAL PROCEEDINGS. From time to time, Rose and/or R1NB is a party to claims and legal proceedings arising in the ordinary course of business. Rose's management is not aware of any material pending litigation proceedings to which either it or R1NB is a party or has recently been a party to, which will have a material adverse effect on the financial condition or results of operations of Rose and R1NB taken as a whole.

SUPERVISION AND REGULATION.

Supervision and Regulation of Bank Holding Companies. Rose is a bank holding company subject to the BHCA. Rose reports to, registers with, and may be examined by, the FRB. The FRB also has the authority to examine Rose's nonbanking subsidiaries. The costs of any examination by the FRB are payable by Rose.

Rose also is a bank holding company within the meaning of Section 3700 of the California Financial Code. As such Rose and R1NB are subject to examination by, and may be required to file reports with, the DFI.

The FRB has significant supervisory and regulatory authority over Rose and its affiliates. The FRB requires Rose to maintain certain levels of capital. See "DESCRIPTION OF ROSE--Rose's Management's Discussion And Analysis of Financial Condition And Results Of Operations--Regulatory Matters." The FRB also has the authority to take enforcement action against any bank holding company that commits any unsafe or unsound practice, or violates certain laws, regulations or conditions imposed in writing by the FRB. See "INFORMATION CONCERNING THE BANCORP, LAKE AND ROSE--Recent Legislation and Other Changes."

Under the BHCA, a company generally must obtain the prior approval of the FRB before it exercises a controlling influence over a bank, or acquires directly or indirectly, more than 5% of the voting shares or substantially all of the assets of any bank or bank holding company. Thus, Rose would be required to obtain the prior approval of the FRB before it acquires, merges or consolidates with any bank or bank holding company; and any company seeking to acquire, merge or consolidate with Rose also would be required to obtain the approval of the FRB.

Rose is generally prohibited under the BHCA from acquiring ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than banking, managing banks, or providing services to affiliates of the holding company. A bank holding company, with the approval of the FRB, may engage, or acquire the voting shares of companies engaged, in activities that the FRB has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. A bank holding company must demonstrate that the benefits to the public of the proposed activity will outweigh the possible adverse effects associated with such activity.

A bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law). Banks may also merge across states lines, therefore creating interstate branches. Furthermore, a bank is now able to open new branches in a state in which it does not already have banking operations, if the laws of such state permit such de novo branching.

The FRB generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The FRB's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition. See the section entitled "DIVIDENDS" for additional restrictions.

Transactions between Rose and R1NB are subject to a number of other restrictions. FRB policies forbid the payment by bank subsidiaries of management fees which are unreasonable in amount or exceed the fair market value of the services rendered (or, if no market exists, actual costs plus a reasonable profit). Subject to certain limitations, depository institution subsidiaries of bank holding companies may extend credit to, invest in the securities of, purchase assets from, or issue a guarantee, acceptance, or letter of credit on behalf of, an affiliate, provided that the aggregate of such transactions with affiliates may not exceed 10% of the capital stock and surplus of the institution, and the aggregate of such transactions with all affiliates may not exceed 20% of the capital stock and surplus of such institution. Rose may only borrow from depository institution subsidiaries if the loan is secured by marketable obligations with a value of a designated amount in excess of the loan. Further, Rose may not sell a low-quality asset to a depository institution subsidiary.

The FRB has adopted comprehensive amendments to Regulation Y which became effective April 21, 1997, and are intended to improve the competitiveness of bank holding companies by, among other things: (i) expanding the list of permissible nonbanking activities in which well-run bank holding companies may engage without prior FRB approval, (ii) streamlining the procedures for well-run bank holding companies to obtain approval to engage in other nonbanking activities and (iii) eliminating most of the anti-tying restrictions imposed upon bank holding companies and their nonbank subsidiaries. Amended Regulation Y also provides for a streamlined and expedited review process for bank acquisition proposals submitted by well-run bank holding companies and eliminates certain duplicative reporting requirements when there has been a further change in bank control or in bank directors or officers after an earlier approved change. These changes to Regulation Y are subject to numerous qualifications, limitations and restrictions. In order for a bank holding company to qualify as "well-run," both it and the insured depository institutions that it controls must meet the "well-capitalized" and "well-managed" criteria set forth in Regulation Y.

To qualify as "well-capitalized," the bank holding company must, on a consolidated basis: (i) maintain a total risk-based capital ratio of 10% or greater; (ii) maintain a Tier 1 risk-based capital ratio of 6% or greater; and
(iii) not be subject to any order by the FRB to meet a specified capital level. Its lead insured depository institution must be well-capitalized as that term is defined in the capital adequacy regulations of the applicable bank regulator, 80% of the total risk-weighted assets held by its insured depository institutions must be held by institutions that are well-capitalized, and none of its insured depository institutions may be undercapitalized.

To qualify as "well-managed": (i) each of the bank holding company, its lead depository institution and its depository institutions holding 80% of the total risk-weighted assets of all its depository institutions at their most recent examination or review must have received a composite rating, rating for management and rating for compliance which were at least satisfactory; (ii) none of the bank holding company's depository institutions may have received one of the two lowest composite ratings; and (iii) neither the bank holding company nor any of its depository institutions during the previous 12 months may have been subject to a formal enforcement order or action.

Bank Supervision and Regulation. As a national bank, R1NB is regulated, supervised and regularly examined by the Comptroller. Deposit accounts at R1NB are insured by Bank Insurance Fund ("BIF"), as administered by the FDIC, to the maximum amount permitted by law. R1NB is also subject to applicable provisions of California law, insofar as such provisions are not in conflict with or preempted by federal banking law. R1NB is a member of the Federal Reserve System, and is also subject to certain regulations of the FRB dealing primarily with check clearing activities, establishment of banking reserves, Truth-in-Lending (Regulation Z), Truth-in-Savings (Regulation DD), and Equal Credit Opportunity (Regulation B).

The Comptroller may approve, on a case-by-case basis, the entry of bank operating subsidiaries into a business incidental to banking, including activities in which the parent bank is not permitted to engage. A national bank is permitted to engage in activities approved for a bank holding company through a bank operating subsidiary, such as acting as an investment or financial advisor, leasing personal property and providing financial advice to customers. In general, these activities are permitted only for well-capitalized or adequately capitalized national banks.

By comparison, California state-chartered banks are regulated by the Department of Financial Institutions. The Department of Financial Institutions was created pursuant to AB 3351, effective July 1, 1997, and combined the California State Banking Department, the California Department of Savings and Loan, and regulatory oversight over industrial loan companies and credit unions with the Department of Financial Institutions.

Community Reinvestment Act and Fair Lending Developments. R1NB is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of their local communities, including low and moderate income neighborhoods. In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities.

SUMMARY OF EARNINGS


The following Summary of Earnings of Rose for the three years ended December 31, 1997 has been derived from financial statements audited by Perry-Smith & Co., LLP, independent certified public accountants, as described in their report included elsewhere in this Joint Proxy Statement/Prospectus. The amounts shown for the nine months ended September 30, 1998 and 1997 are unaudited. The September 30, 1998 and 1997 amounts reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. These statements should be read in conjunction with the Financial Statements and the Notes relating thereto which appear elsewhere herein. Rose acquired 100% ownership of R1NB on March 10, 1998 and was approved as a bank holding company on this date. Financial statements for September 30, 1998 represent the consolidation of Rose and R1NB. Prior period Financial Statements represent R1NB's financial information.

                                           Nine Months Ended
                                              September 30,               Year Ended December 31,(1)
(Dollars in thousands,                   ----------------------      ------------------------------------
except per share data)                     1998          1997          1997          1996          1995
                                         --------      --------      --------      --------      --------
                                               (unaudited)
Interest income                          $  2,990      $  2,844      $  3,894      $  3,028      $  2,664
Interest expense                            1,303         1,198         1,664         1,331         1,288
Net interest income                         1,687         1,646         2,230         1,697         1,376
Provision for loan losses                     105           126           564            89            55
Net interest income after
 provision for loan losses                  1,582         1,520         1,666         1,608         1,321
Other noninterest income                      415           220           341           228           126
Noninterest expense                         1,594         1,175         1,692         1,330         1,145
Earnings before income taxes                  403           565           315           506           302
Provision for income taxes(2)                 161           226           133           204           104
Net income                                    242           339           182           302           198
Basic earnings per share(3)              $    .75      $   1.06      $    .57      $    .94      $    .62
Number of shares used in basic
  earnings per share calculation(3)       320,158       319,972       319,972       319,872       319,572
Diluted earnings per share(4)            $    .72      $   1.04      $    .56      $    .93      $    .61
Number of shares used in diluted
  earnings per share calculation(4)       333,661       324,648       324,648       324,622       324,530


----------

(1) See Notes to Financial Statements for a summary of significant accounting policies and other related data.

(2)   See Notes to Financial Statements for an explanation of income taxes.

(3) Basic earnings per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4) Diluted earnings per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

The following table sets forth selected ratios for the periods indicated:


                                Nine Months Ended                   Year Ended
(Unaudited)                       September 30,                    December 31,
                               -------------------       --------------------------------
                                1998         1997         1997         1996         1995
                               ------       ------       ------       ------       ------
Net earnings to average
 shareholders' equity(1)         7.97%       11.45%        4.54%        8.23%        5.83%
Net earnings to
 average total assets(1)          .66%        1.05%         .41%         .86%         .64%
Total interest expense to
 total interest income          43.58%       42.12%       42.73%       43.96%       48.35%
Other operating income to
 other operating expense        26.04%       18.72%       20.15%       17.14%       11.00%


----------

(1) Ratios have been annualized for the nine months ended September 30, 1998 and 1997.

ROSE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following is management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 1997, 1996 and 1995 and the nine months ended September 30, 1998 and 1997.


INTRODUCTION. This discussion is designed to provide a better understanding of significant trends related to Rose's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Rose's audited financial statements and unaudited interim financial statements and notes thereto and the other financial information appearing elsewhere in this Joint Proxy Statement/Prospectus.


NET INTEREST INCOME AND NET INTEREST MARGIN. Total interest income increased from $2,664 thousand in 1995 to $3,028 thousand in 1996, and to $3,894 thousand in 1997, representing a 13.7% increase in 1996 over 1995 and a 28.6% increase in 1997 over 1996. Total interest income increased from $2,844 thousand for the nine months ended September 30, 1997, to $2,990 thousand for the nine months ended September 30, 1998, representing a 5.1% increase. The total interest income increases in the periods discussed were primarily the result of the growth in Rose's loan and investment portfolios of 21.1%, 22.7% and 1.5% from 1995 to 1996, 1996 to 1997, and September 30, 1997 to September 30, 1998.
Additionally, during 1997 commercial loans, the highest yielding component of the loan portfolio, increased by 94% to represent 25% of the loan portfolio at December 31, 1997. Growth in the loan portfolio and related net interest income slowed in the first nine months of 1998 due to increased competition for quality loans. Total interest expense increased from $1,288 thousand in 1995 to $1,331 thousand in 1996 and to $1,664 thousand in 1997, representing a 3.4% increase in 1996 over 1995 and a 25.0% increase in 1997 over 1996. Total interest expense increased from $1,198 thousand for the nine months ended September 30, 1997, to $1,304 thousand for the nine months ended September 30, 1998, representing an 8.8% increase. Total interest expense increased from 1996 to 1997 due primarily to a 33.6% growth in deposits and increase in higher yielding time deposits from 50.3% to 54.9% of total interest-bearing deposits during that period. The growth in deposits since 1997 resulted in the increase in interest expense for the nine months ended September 30, 1998 over the same nine month period in 1997.

Rose's net interest margin (net interest income divided by average earning assets) was 4.76% in 1995, 5.26% in 1996, and 5.40% in 1997. The net interest margin for the nine months ended September 30, 1997 was 5.56% and for the nine months ended September 30, 1998 was 5.10%. The primary reason for the decrease in the net interest margin for the nine months ended September 30, 1998 from the nine months ended September 30, 1997 was the overall change in mix in the loan portfolio, which decreased the yield on interest-earning assets, as well as the increases in yields on interest-bearing liabilities. Rose's net interest income increased from $1,376 thousand in 1995 to $1,697 thousand in 1996 and to $2,231 thousand in 1997, representing a 23.3% increase in 1996 over 1995 and a 31.4% increase in 1997 over 1996. The increases in the periods discussed were primarily the result of the overall growth of Rose and the fact that interest rates for interest-bearing liabilities increased at a slower rate than interest rates on interest-earning assets. Net interest income increased from $1,646 thousand for the nine months ended September 30, 1997 to $1,686 thousand for the nine months ended September 30, 1998, representing a 2.5% increase. The increase in net interest income for the nine months ended September 30, 1998 over the nine months ended September 30, 1997 was at a reduced growth rate primarily due to decreasing yields on loans due to market pressures.

The following table sets forth the changes in interest income and expense attributable to changes in rates and volumes:

ANALYSIS OF CHANGES IN NET INTEREST INCOME.

(Dollars in thousands)                                      Year Ended December 31,
                                 -----------------------------------------------------------------------------
                                         1997 Versus 1996                            1996 Versus 1995
                                 ----------------------------------         ----------------------------------
                                               Change        Change                       Change        Change
                                 Total         Due to        Due to         Total         Due to        Due to
                                 Change         Rate         Volume         Change         Rate         Volume
                                 ------        ------        ------         ------        ------        ------
CDs in other institutions        $   (6)        $  0         $   (6)        $   (7)        $  0         $   (7)
Federal funds sold                   90           11             79             25          (18)            43
Investment securities                40           (2)            42            (35)          36            (71)
Loans, gross                        742           (5)           747            381          (22)           403
                                 ------         ----         ------         ------         ----         ------
    Total interest-
     earnings assets             $  866         $  4         $  862         $  364         $ (4)        $  368
                                 ------         ----         ------         ------         ----         ------

NOW, MMDA                        $  144         $(11)        $  155         $   68         $(56)        $  124
Savings                               8            0              8              7            0              7
Certificates of deposit             181            8            173            (32)         (28)            (4)
                                 ------         ----         ------         ------         ----         ------
    Total interest-
     bearing liabilities         $  333         $ (3)        $  336         $   43         $(84)        $  127
                                 ------         ----         ------         ------         ----         ------

Net interest income              $  533         $  7         $  526         $  321         $ 80         $  241
                                 ======         ====         ======         ======         ====         ======

The change in interest income or interest expense that is attributable to both changes in rate and changes in volume has been allocated to the change due to rate and the change due to volume in proportion to the relationship of the absolute amounts of changes in each.


The following is an unaudited summary of changes in earnings of Rose for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997 and 1996. In the opinion of Rose's management, the following summary of changes in earnings reflects all adjustments which Rose considers necessary for a fair presentation of the results of its operations for these periods. This summary of changes in earnings should be read in conjunction with the Financial Statements and Notes relating thereto appearing elsewhere herein.

                                         Nine Months Ended                            Year Ended December 31,
                                           September 30,             -------------------------------------------------------
(Dollars in thousands)                    1998 over 1997                  1997 over 1996                 1996 over 1995
                                       ----------------------        -------------------------      ------------------------
                                            (Unaudited)
                                       Amount of       % of          Amount of         % of         Amount of       % of
                                        Change         Change          Change        Change(1)        Change       Change(1)
                                       ---------       ------        ---------       ---------      ---------      ---------
INTEREST INCOME
  Interest and fees on loans            $   92            3.8%         $  742           29.2%         $  381         17.6%
  Interest on securities                   (28)         (13.9)%            40           17.7%            (35)       (13.4)%
  Interest on federal funds sold            82           39.0%             90           35.9%             25         11.1%
  Interest on deposits in
   other financial institutions              0              0%             (6)        (100.0)%            (7)       (54.6)%
                                        ------                         ------                         ------
     Total interest income                 146            5.1%            866           28.6%            364         13.7%

INTEREST EXPENSE
  Interest on deposits                     105            8.8%            333           25.0%             43          3.3%
                                        ------                         ------                         ------
     Net interest income                    41            2.5%            533           31.4%            321         23.3%

PROVISION FOR
  LOAN LOSSES (Benefit)                    (21)         (16.7)%           475          533.7%             34         61.8%
                                        ------                         ------                         ------
    Net interest income after
     provision for loan losses              62            4.1%             58            3.6%            287         21.7%
                                        ------                         ------                         ------
NONINTEREST INCOME
  Service charges                           10           24.4%             25           75.8%             13         65.0%
  Other income                             185          103.4%             88           44.7%             89         84.8%
                                        ------                         ------                         ------
     Total noninterest income              195           88.6%            113           49.6%            102         81.0%
                                        ------                         ------                         ------
OTHER EXPENSES
  Salaries and related benefits            101           16.7%            116           16.6%            124         21.5%
  Occupancy and
   equipment expense                        55           37.2%             27           18.0%              4          2.7%
  Other                                    263           62.2%            219           45.7%             57         13.5%
                                        ------                         ------                         ------
     Total other expenses                  419           35.7%            362           27.2%            185         16.1%
                                        ------                         ------                         ------
     Income before income taxes           (162)         (28.7)%          (191)         (37.8)%           204         67.6%

PROVISION FOR
 INCOME TAXES (BENEFIT)                    (65)         (28.8)%           (71)         (34.8)%           100         96.2%
                                        ------                         ------                         ------
     NET INCOME                         $  (97)         (28.6)%        $ (120)         (39.7)%        $  104         52.5%
                                        ======                         ======                         ======


----------

(1)   Increase or (decrease) over previous year amount.


NONINTEREST INCOME. Noninterest income increased from $126 thousand in 1995 to $228 thousand in 1996 and to $341 thousand in 1997, representing a 81.0% increase in 1996 over 1995 and a 49.3% increase in 1997 over 1996. Noninterest income increased from $220 thousand for the nine months ended September 30, 1997 to $415 thousand for the nine months ended September 30, 1998, representing an 88.6% increase. The increases in noninterest income in 1996 and 1997 were primarily the result of service charges and fees related to increased deposits and new product service fees. The increases for the first nine months of 1998 over the same period in 1997 were the result of increased sales of loans with gains totaling $130 thousand and earnings related to life insurance policies on key members of senior management.


OTHER EXPENSES. The continued growth of Rose required additional staff and overhead expense to support general and administrative services and increased the cost of occupying Rose's main office and one branch opened in May 1997. Other expenses are comprised of salaries and related benefits, occupancy, equipment and other expenses.

Other expenses increased from $1,145 thousand in 1995 to $1,330 thousand in 1996, and to $1,693 thousand in 1997, representing a 16.1% increase in 1996 over 1995 and a 27.2% increase in 1997 over 1996. Other expenses increased from $1,175 thousand for the nine months ended September 30, 1997 to $1,594 thousand for the nine months ended September 30, 1998 representing a 35.7% increase. Salaries were also adjusted for 1998 to be competitive with the industry and to reward performance. The increase in total other expenses for the periods compared was due to the continued growth of Rose, computer system conversion expenses in 1997 and the costs of forming a holding company in 1998.

The following table compares the various elements of other expenses as a percentage of average assets for the years ended December 31, 1997, 1996 and 1995 and the nine months ended September 30, 1998 and 1997. (Dollars in thousands except percentage amounts.)


                                        Salaries         Occupancy         Other
                          Average      and Related      & Equipment      Operating
     Period               Assets(1)     Benefits         Expenses        Expenses
-----------------         --------     -----------      -----------      ---------
Nine Months Ended
 September 30,(2)
-----------------
      1998                 $49,020        2.06%            .55%            1.73%
      1997                 $42,876        1.88%            .46%            1.32%

   Year Ended
  December 31,
-----------------
      1997                 $44,625        1.83%            .40%            1.56%
      1996                 $35,188        1.99%            .43%            1.36%
      1995                 $30,914        1.87%            .47%            1.36%

----------

(1)   Based on the average of daily balances.

(2)   Expense ratios are calculated on an annualized basis.

PROVISION FOR LOAN LOSSES. The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgement, is adequate to provide for these potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors deserving recognition in estimating loan losses.


Management allocated $564 thousand as a provision for loan losses in 1997, $89 thousand in 1996 and $55 thousand in 1995. Loans charged off net of recoveries in 1997 were $94 thousand, in 1996 were $21 thousand and in 1995 were $28 thousand. For the nine months ended September 30, 1998, $105 thousand was allocated as a provision for loan losses and for the nine months ended September 30, 1997, $126 thousand was allocated as a provision for loan losses. Loans charged off net of recoveries for the nine months ended September 30, 1998 were $533 thousand and for the nine months ended September 30, 1997 were $89 thousand. During the first nine months of 1998, $481 thousand of the amount charged off was related to a single commercial loan and $400 thousand was added to the provision for loan losses in December 1997 to cover this risk. The ratio of the allowance for loan losses to total gross loans was 2.07% in 1997, .92% in 1996, and .81% in 1995, and for the interim periods was .95% at September 30, 1998 and .90% at September 30, 1997.

In management's opinion, the balance of the allowance for loan losses at September 30, 1998 was sufficient to sustain any foreseeable losses in the loan portfolio at that time.

INCOME TAXES. Income taxes were $133 thousand in 1997, $204 thousand in 1996 and $104 thousand in 1995. The income tax provision for the nine months ended September 30, 1998 and 1997 was $161 thousand and $226 thousand, respectively.

NET INCOME. The net income of Rose was $182 thousand or $.57 in basic earnings per share in 1997, $302 thousand or $.94 in basic earnings per share in 1996, and $198 thousand or $.62 in basic earnings per share in 1995. The income for these periods was primarily due to net interest income and service charges and fees. The net income for the nine months ended September 30, 1998 was $242 thousand or $.75 in basic earnings per share as compared to a net income of $339 thousand or $1.06 in basic earnings per share for the nine months ended September 30, 1997. The decrease in net income for the first nine months of 1998 from the same period in 1997 was due to higher expenses resulting from staffing increases, installation of new computer systems and the cost of forming Rose as a holding company.


LIQUIDITY. Rose has an asset and liability management program allowing Rose to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of Rose at December 31, 1997 was 24.21%, at December 31, 1996 was 23.23%, and at December 31, 1995 was 24.79% based on liquid assets (consisting of cash and due from banks, deposits in other financial institutions, investments not pledged, federal funds sold and loans available-for-sale) divided by total liabilities. Rose's management believes it maintains adequate liquidity levels.


CAPITAL RESOURCES. The shareholders' equity accounts of Rose increased from $3,467 thousand at December 31, 1995, to $3,775 thousand at December 31, 1996 and to $3,964 thousand at December 31, 1997. These increases are attributable to earnings of Rose in 1996 and 1997. Rose is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Rose must meet specific capital guidelines that involve quantitative measures of Rose's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Rose's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Rose to maintain minimum amounts and ratios of total and Tier 1 capital (primarily common stock and retained earnings less goodwill) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of September 30, 1998, that Rose exceeds all capital adequacy requirements to which it is subject.


As of June 30, 1998, the most recent notification from the FDIC categorized Rose as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Rose must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed Rose's category.

Rose's actual capital ratios are presented below.


                                                  Minimum
                                  Minimum           Well            Actual
                                  Capital       Capitalized      September 30,
                                Requirement     Requirement          1998
                                -----------     -----------      -------------
Capital ratios:

  Tier 1 risk-based to
    risk-weighted assets              4%              6%             11.65%
  Total risk-based to
    risk-weighted assets              8%             10%             12.41%
  Leverage to total
    average assets                  4-5%              5%              9.31%

SCHEDULE OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY. The following schedule shows the unaudited average balances of Rose's assets, liabilities and shareholders' equity accounts and the percentage distribution of the items, computed using the daily average balances, for the periods indicated.


                                                         Nine Months Ended
(Dollars in thousands)                                      September 30,
(unaudited)                           ----------------------------------------------------------
                                                1998                             1997
                                      -------------------------       --------------------------
                                       Amount        Percent(1)        Amount         Percent(1)
                                      --------       ----------       --------        ----------
ASSETS
Cash and due from banks               $  1,809           3.7%         $  1,393           3.2%
Deposits in other financial
  institutions
Investment securities                    3,732           7.6%            4,252           9.9%
Federal funds sold                       7,023          14.3%            4,983          11.6%
Loans:
  Commercial                             7,217          14.7%            4,084           9.5%
  Installment                            2,483           5.1%            3,105           7.2%
  Real estate                           23,659          48.3%           23,056          54.0%
Less deferred fees                         (75)          (.2)%            (119)          (.3)%
Less allowance for
 loan losses                              (496)         (1.0)%            (208)          (.5)%
                                      --------                        --------
  Net loans                             32,768          66.9%           29,918          69.9%
                                      --------                        --------
Bank premises and equipment, net         1,700           3.5%            1,579           3.7%
Other assets                             1,968           4.0%              751           1.7%
                                      --------                        --------
    TOTAL ASSETS                      $ 49,020         100.0%         $ 42,876         100.0%
                                      ========                        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                              $ 23,591          48.1%         $ 20,780          48.5%
  Savings                                1,034           2.1%              822           1.9%
  Time                                  14,298          29.2%           11,818          27.6%
  Time, $100,000 & over                  5,794          11.8%            5,277          12.3%
                                      --------                        --------
    Total deposits                      44,717          91.2%           38,697          90.3%
Other liabilities                          254            .5%              231            .5%
                                      --------                        --------
    Total liabilities                   44,971          91.7%           38,928          90.8%
                                      --------                        --------
Shareholders' equity:
  Common stock(2)                        2,024           4.2%            1,600           3.7%
  Additional paid-in capital                                               422           1.0%
  Retained earnings                      2,018           4.1%            1,929           4.5%
  Unrealized gain (loss) on
   available-for-sale
   investment securities                     7            .0%               (3)           .0%
                                      --------                        --------
    Total shareholders' equity           4,049           8.3%            3,948           9.2%
                                      --------                        --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                 $ 49,020         100.0%         $ 42,876         100.0%
                                      ========                        ========

                                                                       Year Ended December 31,
                                      -----------------------------------------------------------------------------------------
                                               1997                             1996                            1995
                                      -------------------------       -------------------------       -------------------------
                                       Amount        Percent(1)        Amount        Percent(1)        Amount        Percent(1)
                                      --------       ----------       --------       ----------       --------       ----------
ASSETS
Cash and due from banks               $  1,464           3.3%         $  1,145           3.2%         $  1,105           3.6%
Deposits in other financial
  institutions                                                              99            .3%              207            .7%
Investment securities                    4,197           9.4%            3,531          10.0%            4,706          15.2%
Federal funds sold                       6,072          13.6%            4,632          13.2%            3,833          12.4%
Loans:
  Commercial                             4,221           9.5%            3,223           9.2%            1,869           6.0%
  Installment                            3,017           6.7%            3,316           9.4%            4,099          13.3%
  Real estate                           23,790          53.3%           17,447          49.6%           14,204          45.9%
Less deferred fees                        (113)          (.3)%            (109)          (.3)%             (94)          (.3)%
Less allowance for
 loan losses                              (287)          (.6)%            (208)          (.6)%            (168)          (.5)%
                                      --------                        --------                        --------
  Net loans                             30,628          68.6%           23,669          67.3%           19,910          64.4%
                                      --------                        --------                        --------
Bank premises and equipment, net         1,605           3.6%            1,467           4.2%              290            .9%
Other assets                               659           1.5%              645           1.8%              863           2.8%
                                      --------                        --------                        --------
    TOTAL ASSETS                      $ 44,625         100.0%         $ 35,188         100.0%         $ 30,914         100.0%
                                      ========                        ========                        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                              $ 21,581          48.3%         $ 15,957          45.3%         $ 12,167          39.4%
  Savings                                  838           1.9%              568           1.6%              316           1.0%
  Time                                  12,163          27.3%           11,490          32.7%           11,920          38.6%
  Time, $100,000 & over                  5,766          12.9%            3,344           9.5%            2,975           9.6%
                                      --------                        --------                        --------
    Total deposits                      40,348          90.4%           31,359          89.1%           27,378          88.6%
Other liabilities                          269            .6%              158            .5%              142            .5%
                                      --------                        --------                        --------
    Total liabilities                   40,617          91.0%           31,517          89.6%           27,520          89.1%
                                      --------                        --------                        --------
Shareholders' equity:
  Common stock(2)                        1,600           3.6%            1,600           4.6%            1,598           5.1%
  Additional paid-in capital               422           1.0%              422           1.2%              421           1.4%
  Retained earnings                      1,986           4.4%            1,649           4.6%            1,375           4.4%
  Unrealized gain (loss) on
   available-for-sale
   investment securities                     0            .0%                0            .0%                0            .0%
                                      --------                        --------                        --------
    Total shareholders' equity           4,008           9.0%            3,671          10.4%            3,394          10.9%
                                      --------                        --------                        --------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                 $ 44,625         100.0%         $ 35,188         100.0%         $ 30,914         100.0%
                                      ========                        ========                        ========


----------

(1) Percentages of categories under assets, liabilities and shareholders' equity are shown as percentages of average total assets.

(2) On March 10, 1998 Rose assumed 100% ownership of R1NB. At that time no par stock was issued, eliminating additional paid-in-capital.

INVESTMENT PORTFOLIO. The following table summarizes the amounts, terms, distributions and yields of Rose's investment securities as of September 30, 1998, December 31, 1997 and December 31, 1996. (Dollars in thousands)



                            One Year         After One Year       After Five Years
                            or Less           to Five Years          to Ten Years     After Ten Years           Total
                        ----------------     ----------------     -----------------   ----------------     ----------------
September 30, 1998      Amount    Yield      Amount    Yield      Amount     Yield    Amount    Yield      Amount    Yield
------------------      ------    ------     ------    ------     ------    -------   ------    ------     ------    ------
U.S. Treasury &
 Government agencies    $  501      6.25%    $2,269      6.15%    $  963      6.31%   $    0      0.00%    $3,733      6.24%
Municipal                    0      0.00%         0      0.00%         0      0.00%      193      5.02%       193      5.02%
Other                      292      4.40%         0      0.00%         0      0.00%        0      0.00%       292      4.40%
                        ------               ------               ------              ------               ------
    Total               $  793      5.57%    $2,269      6.15%    $  963      6.31%   $  193      5.02%    $4,218      6.03%
                        ======               ======               ======              ======               ======

                            One Year         After One Year       After Five Years
                            or Less           to Five Years          to Ten Years     After Ten Years           Total
                        ----------------     ----------------     -----------------   ----------------     ----------------
December 31, 1997       Amount    Yield      Amount    Yield      Amount     Yield    Amount    Yield      Amount    Yield
-----------------       ------    ------     ------    ------     ------    -------   ------    ------     ------    ------
U.S. Treasury &
 Government agencies    $1,001      6.12%    $2,754      6.47%                                             $3,755      6.38%
Other                      255      4.35%         0      0.00%                                                255      4.35%
                        ------               ------                                                        ------
    Total               $1,256      5.76%    $2,754      6.47%                                             $4,010      6.25%
                        ======               ======                                                        ======

                            One Year         After One Year       After Five Years
                            or Less           to Five Years          to Ten Years          Total
                        ----------------     ----------------     -----------------   ----------------
December 31, 1996       Amount    Yield      Amount    Yield      Amount     Yield    Amount    Yield
-----------------       ------    ------     ------    ------     ------    -------   ------    ------
U.S. Treasury &
 Government agencies    $  299      6.83%    $3,729      6.43%                        $4,028      6.46%
Other                      236      5.61%         0      0.00%                           236      5.61%
                        ------               ------                                   ------
    Total               $  535      6.30%    $3,729      6.43%                        $4,264      6.41%
                        ======               ======                                   ======

LOAN PORTFOLIO. Rose's largest historical lending categories are real estate loans, commercial loans and consumer loans. These categories accounted for approximately 76.0%, 16.3%, and 7.7%, respectively, of Rose's total loan portfolio at December 31, 1996, approximately 67.5%, 25.0%, and 7.5%, respectively, of Rose's total loan portfolio at December 31, 1997 and approximately 71.5%, 21.5%, and 7.0%, respectively, at September 30, 1998. Loans are carried at face amount, less payments collected and the allowance for possible loan losses. Interest on all loans is accrued monthly on a simple interest basis. Typically, once a loan is placed on nonaccrual status, Rose reverses interest accrued through the date of transfer. Loans are placed on a nonaccrual basis when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. Interest actually received for loans on nonaccrual status is recognized as income at the time of receipt. Problem loans are maintained on accrual status only when management of Rose is confident of full repayment within a reasonable period of time.

The rates of interest charged on variable rate loans are set at specified increments in relation to Rose's published lending rate, based on the Bank of America reference rate, and vary as this lending rate varies. At December 31, 1996, approximately 66.6% of Rose's loan portfolio was comprised of variable interest rate loans, at December 31, 1997, approximately 56.9% of Rose's loan portfolio was comprised of variable interest rate loans, and at September 30, 1998, variable rate loans comprised approximately 57.3% of Rose's loan portfolio.


DISTRIBUTION OF LOANS. The distribution of Rose's total loans by type of loan as of the dates indicated is shown in the following table (dollars in thousands):


                                  (Unaudited)
                                  September 30,                    December 31,
                              ---------------------     ----------------------------------
Type of Loan                    1998         1997         1997         1996         1995
--------------------------    --------     --------     --------     --------     --------
Real estate                   $ 22,290     $ 21,966     $ 23,598     $ 20,890     $ 16,848
Commercial                       6,694        7,312        8,715        4,472        2,358
Consumer                         2,184        2,652        2,623        2,075        3,655
Agricultural                         0            0            0           43           65
                              --------     --------     --------     --------     --------
    TOTAL                     $ 31,168     $ 31,930     $ 34,936     $ 27,480     $ 22,926

Less:
 Deferred loans fees               (76)         (99)         (87)        (136)         (92)
 Allowance for loan losses        (296)        (290)        (724)        (254)        (185)
                              --------     --------     --------     --------     --------

    TOTAL NET LOANS           $ 30,796     $ 31,541     $ 34,125     $ 27,090     $ 22,649
                              ========     ========     ========     ========     ========


COMMERCIAL LOANS. Commercial loans are made for the purpose of providing working funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days, and "term loans", which are loans with maturities normally ranging from one to five years. Short term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

Rose occasionally extends lines of credit to business customers. On business credit lines, Rose specifies a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with Rose. The purpose for which such loans will be used and the security therefore, if any, are generally determined before Rose's commitment is extended. Normally, Rose does not make loan commitments in material amounts for periods in excess of one year.

REAL ESTATE LOANS. Real estate loans are primarily made for the purpose of purchasing, improving or constructing single family residences, and commercial and industrial properties.


Approximately 66% of Rose's real estate construction loans consist of loans secured by first trust deeds on the construction of owner-occupied single family dwellings, and the remaining 34% consist of loans secured by first trust deeds on speculative single family dwellings. Construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 75 to 80%. The risk associated with speculative construction lending includes the borrower's inability to complete and sell the project, the borrower's incorrect estimate of necessary construction funds and/or time for completion, and economic changes, including depressed real estate values and changes in interest rates. Management has established underwriting criteria to minimize losses on speculative construction loans by lending only to experienced developers with proven track records. To date Rose has not suffered any losses through its speculative real estate construction loans.


CONSUMER LOANS. Most consumer loans are short-term loans, made for a period of up to five years. Automobile loans are normally made with up to a five-year amortization period.


MATURITY OF LOANS AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES. The following table sets forth the amounts of loans outstanding of Rose as of September 30, 1998 and December 31, 1997 which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years.


(Dollars in              Less than     One Year to     After
 thousands)              One Year      Five Years    Five Years       Total
                         --------      -----------   ----------      -------
September 30, 1998
------------------
Fixed rate                $ 5,443        $4,421        $4,130        $13,994
Variable                   15,664         1,092           418         17,174
                          -------        ------        ------        -------
     Total                $21,107        $5,513        $4,548        $31,168
                          =======        ======        ======        =======



(Dollars in              Less than     One Year to     After
 thousands)              One Year      Five Years    Five Years       Total
                         --------      -----------   ----------      -------
December 31, 1997
-----------------
Fixed rate                $ 5,487        $5,668        $3,896        $15,051
Variable                   17,915         1,526           444         19,885
                          -------        ------        ------        -------

    Total                 $23,402        $7,194        $4,340        $34,936
                          =======        ======        ======        =======

LOAN COMMITMENTS. The following table shows Rose's loan commitments at the dates indicated:


                               September 30,                  December 31,
                            -------------------      -------------------------------
(Dollars in thousands)       1998         1997        1997         1996        1995
                            -------      ------      -------      ------      ------
Commercial                  $ 1,433      $1,391      $ 1,208      $1,107      $1,058
Real estate                  10,256       8,191        9,668       5,207       2,877
Consumer                         66         165          165         195         296
                            -------      ------      -------      ------      ------
   Total commitments        $11,755      $9,747      $10,986      $6,509      $4,231
                            =======      ======      =======      ======      ======



Based upon prior experience and prevailing economic conditions, it is anticipated that approximately 45% of the commitments at September 30, 1998 will be exercised during 1998. All commercial commitments in the preceding table are commitments to grant such loans.


SUMMARY OF LOAN LOSSES EXPERIENCE. As a natural corollary to Rose's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To some extent, the degree of perceived risk is taken into account in establishing the structure of, interest rates and security for, specific loans and for various types of loans. Rose attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.


Rose maintains a program of systematic review of its existing loans. Loans are graded for their overall quality. Those loans which Rose's management determines require further monitoring and supervision are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by Rose's Loan Committee. Loans for which it is probable that Rose will be unable to collect all amounts due (including principal and interest) are considered to be impaired. The recorded investment in impaired loans totaled $76 thousand and $550 thousand at September 30, 1998 and December 31, 1997. In addition, when principal or interest on a loan is past due 90 days or more, such loan is placed on nonaccrual status unless it is both well-secured and in the process of collection. No loans were on nonaccrual status as of September 30, 1998 and December 31, 1997, respectively.

Financial difficulties encountered by certain borrowers may cause Rose to restructure the terms of their loans to facilitate loan payments. As of December 31, 1997 and 1996, Rose had no troubled debt restructured loans. Interest foregone on nonaccrual loans and troubled debt restructurings outstanding during the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996 were not significant.


Rose charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against Rose's allowance for loan losses.

The following table sets forth the amount of loans on Rose's books which were 30 days or more past due at the dates indicated:


                                                                 December 31,
                                           September 30,     -------------------
(Dollars in thousands)                        1998           1997           1996
                                           ------------      ----           ----
Commercial                                    $  8           $ 31           $ 15
Real estate                                     90            117            188
Consumer                                        36             43             17
                                              ----           ----           ----
    Total                                     $134           $191           $220
                                              ====           ====           ====


The following table sets forth the amount of loans on Rose's books which were on nonaccrual status at the dates indicated:


                                                                  December 31,
                                           September 30,        ----------------
(Dollars in thousands)                         1998             1997        1996
                                           -------------        ----        ----
Commercial                                     $  0             $  0        $  0
Real estate                                       0                0         190
Consumer                                          0                0           0
                                               ----             ----        ----
     Total                                     $  0             $  0        $190
                                               ====             ====        ====

The following table summarizes Rose's loan loss experience for the periods indicated:


                                                     Nine Months Ended
                                                        September 30,                         Year Ended December 31,
                                                  -------------------------         ------------------------------------------
(Dollars in thousands)                              1998             1997             1997             1996             1995
                                                  --------         --------         --------         --------         --------
                                                         (Unaudited)
BALANCES
  Loans:
    Average loans                                 $ 33,359         $ 30,245         $ 31,028         $ 23,986         $ 20,172
    Loans at end of period                          31,168           31,930           34,936           27,480           23,003
  Loans charged off                                    540               95              101               30               40
  Recoveries of loans previously
   charged off                                           7                6                7                9               12
  Net loans charged off                                533               89               94               21               28
  Allowance for loan losses                            296              291              724              254              185
    Provisions for loan losses                         105              126              564               89               55
  Ratios:(1)
    Net loan charge-offs to
     to average loans                                 2.13%             .39%             .30%             .09%             .14%
    Net loan charge-offs to
     loans at end of period                           2.28%             .37%             .27%             .08%             .12%
    Allowance for loan losses
     to average loans                                  .89%             .96%            2.33%            1.06%             .92%
    Allowance for loan losses
     to loans at end of period                         .95%             .91%            2.07%             .92%             .80%
    Net loan charge-offs to allowance
     for loan losses                                240.09%           40.78%           12.98%            8.27%           15.14%
    Net loan charge-offs to provision
     for loan losses                                507.62%           70.63%           16.67%           23.60%           50.91%


----------

(1) Annualized for the nine months ended September 30, 1997. Ratios were not annualized for the nine months ended September 30, 1998 due to the impact of a one time charge-off of approximately $481 thousand.

Rose's allowance for loan losses is established to provide for loan losses which can be reasonably anticipated. The allowance for loan losses is established through charges to operating expenses in the form of provisions for loan losses. Provisions for loan losses amounted to $564 thousand in 1997, $89 thousand in 1996 and $105 thousand for the first nine months of 1998. The provisions have been increasing reflecting, in the opinion of management of Rose, the growth of the loan portfolio. Actual loan losses or recoveries are charged or credited, respectively, directly to the allowance for loan losses. The amount of the allowance is determined by management of Rose. Among the factors considered in determining the allowance for loan losses are the current financial conditions of Rose's borrowers and the value of the security, if any, for their loans. Estimates of future economic conditions and their impact on various industries and individual borrowers are also taken into consideration, as are Rose's historical loan loss experience and reports of banking regulatory authorities. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that Rose may not sustain loan losses substantially higher in relation to the size of the allowance for loan losses or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.

At December 31, 1997, 1996 and 1995, the allowance was 2.07%, .92%, and .80%, of the loans then outstanding, respectively. At September 30, 1998, the allowance was .95% of the loans then outstanding. Although the current level of the allowance is deemed adequate by management, future provisions will be subject to continuing reevaluation of risks in the loan portfolio.

Management of Rose reviews with the Board of Directors the adequacy of the allowance for loan losses on a monthly basis and adjusts the loan loss provision upward where specific items reflect a need for such an adjustment. Management of Rose charged off $101 thousand in 1997, $30 thousand in 1996 and $540 thousand in the first nine months of 1998. Recoveries of loans previously charged off were $7 thousand in 1997, $9 thousand in 1996 and $7 thousand during the first nine months of 1998. Charge-offs continued to increase in 1998; however, management does not believe there has been any significant deterioration in Rose's loan portfolio as the charge-off of $481 thousand involved a single commercial loan. Management also believes that Rose has adequately reserved for all individual items in its portfolio which may result in a loss material to Rose. See "DESCRIPTION OF ROSE - Management's Discussion and Analysis of Financial Condition and Results of Operations - Provision for Loan Losses".

INVESTMENT SECURITIES. Rose has invested an average of $3,732 thousand in federal instruments, securities issued by states and political subdivisions, other debt securities and bank certificates of deposit, which yielded approximately 6.22% per annum during the first nine months of 1998. Rose's present investment policy is to invest excess funds in federal funds, certificates of deposits in financial institutions, U.S. Treasuries, securities issued by the U.S. Government and securities issued by states and political subdivisions.

INTEREST RATES AND DIFFERENTIALS. Certain information concerning interest-earning assets and interest-bearing liabilities and yields thereon (unaudited) is set forth in the following table. Amounts outstanding are daily average balances:


                                                Nine Months Ended
                                                 September 30,(1)                        Year Ended December 31,
(Dollars in thousands)                       -------------------------         ------------------------------------------
(Unaudited)                                    1998             1997             1997             1996             1995
                                             --------         --------         --------         --------         --------
Interest-earning assets:
  Interest-earning deposits:
      Average outstanding                    $      0         $      0         $      0         $     99         $    207
      Average yield                                 0%               0%               0%            6.06%            6.28%
      Interest income                        $      0         $      0         $      0         $      6         $     13
  Federal funds sold:
      Average outstanding                    $  7,023         $  4,983         $  6,072         $  4,632         $  3,833
      Average yield                              5.54%            5.62%            5.63%            5.42%            5.90%
      Interest income                        $    292         $    210         $    342         $    251         $    226
  Investment securities:
      Average outstanding                    $  3,732         $  4,252         $  4,197         $  3,531         $  4,706
      Average yield                              6.22%            6.33%            6.34%            6.40%            5.57%
      Interest income                        $    174         $    202         $    266         $    226         $    262
  Loans:
      Average outstanding                    $ 33,359         $ 30,245         $ 31,028         $ 23,986         $ 20,172
      Average yield(2)                          10.09%           10.72%           10.59%           10.61%           10.72%
      Interest income                        $  2,524         $  2,432         $  3,286         $  2,545         $  2,163
  Total interest-earning assets:
      Average outstanding                    $ 44,114         $ 39,480         $ 41,297         $ 32,248         $ 28,918
      Average yield                              9.04%            9.60%            9.43%            9.39%            9.21%
      Interest income                        $  2,990         $  2,844         $  3,894         $  3,028         $  2,664
Interest-bearing liabilities:
  NOW and money market
   demand accounts:
      Average outstanding                    $ 23,591         $ 20,780         $ 16,230         $ 12,270         $  9,305
      Average yield                              2.46%            3.00%            3.91%            4.00%            4.55%
      Interest expense                       $    436         $    467         $    635         $    491         $    423
  Savings deposits:
      Average outstanding                    $  1,034         $    822         $    838         $    568         $    316
      Average yield                              2.97%            3.08%            2.98%            2.99%            3.16%
      Interest expense                       $     23         $     19         $     25         $     17         $     10
  Time deposits:
      Average outstanding                    $ 20,092         $ 17,095         $ 17,929         $ 14,834         $ 14,895
      Average yield                              5.60%            5.55%            5.60%            5.55%            5.74%
      Interest expense                       $    844         $    712         $  1,004         $    823         $    855
  Total interest-bearing liabilities:
      Average outstanding                    $ 44,717         $ 38,697         $ 34,997         $ 27,672         $ 24,516
      Average yield                              3.89%            4.13%            4.75%            4.81%            5.25%
      Interest expense                       $  1,303         $  1,198         $  1,664         $  1,331         $  1,288
Net interest income                          $  1,687         $  1,646         $  2,230         $  1,697         $  1,376
  Average net yield on
   interest-earning assets(2)                    5.10%            5.56%            5.40%            5.26%            4.76%


----------

(1)   Nine month yields have been annualized.


(2) Rose has originated a high volume of loans during this period that have been sold rather than held in the loan portfolio. Since loan sales premiums are recorded as other income, interest income is less than if the loans were retained. This lowers the average yield on loans and average net yield on interest-earning assets.

LIQUIDITY MANAGEMENT. Rose has federal funds lines of credit with its correspondent banks, Pacific Coast Bankers Bank of $1,000 thousand, Compass Bank of $1,000 thousand and Union Bank of California, of $1,000 thousand. In addition, Rose has arranged for advances from Federal Home Loan Bank under their blanket lien on loans program. As of September 30, 1998 Rose's advance maximum was $3,376 thousand. These lines have never been used. At times when Rose has excess funds over its reserve requirements or short-term liquidity needs, Rose increases its securities investments and/or sells federal funds.


Policies have been developed by Rose's management and approved by the Board of Directors which establish guidelines for the investments and liquidity of Rose. These policies include an Investment Policy and an Asset Liability Policy. The goals of these policies are to provide liquidity to meet the financial requirements of Rose's customers, maintain adequate reserves as required by regulatory agencies and maximize earnings of Rose.

The following table shows Rose's average deposits (unaudited) for each of the periods indicated below, based upon average daily balances:


                                  Nine Months Ended
                                    September 30,                                  Year Ended December 31,
                      ----------------------------------------    --------------------------------------------------------------
(Dollars in thousands)       1998                  1997                  1997                 1996                   1995
                      ------------------    ------------------    -------------------   ------------------    ------------------
(Unaudited)           Average   Percent     Average   Percent     Average    Percent    Average   Percent     Average    Percent
                      Balance   of Total    Balance   of Total    Balance    of Total   Balance   of Total    Balance    of Total
                      -------   --------    -------   --------    -------    --------   -------   --------    -------    -------
Demand deposits       $ 7,943     17.76%    $ 4,875     12.60%    $ 5,351     13.26%    $ 3,687     11.76%    $ 2,862     10.45%
NOW and Super
 NOW accounts           3,496      7.82%      2,821      7.29%      2,911      7.21%      2,380      7.59%      1,681      6.14%
Savings deposits        1,034      2.31%        822      2.12%        838      2.08%        568      1.81%        316      1.15%
Money market
 deposits              12,152     27.18%     13,084     33.81%     13,319     33.01%      9,890     31.54%      7,624     27.85%
Time deposits          20,092     44.93%     17,095     44.18%     17,929     44.44%     14,834     47.30%     14,895     54.41%
                      -------               -------               -------               -------               -------
    Total deposits    $44,717    100.00%    $38,697    100.00%    $40,348    100.00%    $31,359    100.00%    $27,378    100.00%
                      =======               =======               =======               =======               =======


LIABILITY MANAGEMENT. It is management's policy to maintain the maturities of a majority of its certificates of deposit in denominations of $100,000 or more to less than one year. The maturities of such time certificates of deposit ("TCD's"), as well as other time deposits, were as follows:


                               September 30, 1998            December 31, 1997
                             ----------------------       ----------------------
                               TCD's         Other          TCD's        Other
(Dollars in thousands)         over          Time           over          Time
(Unaudited)                  $100,000      Deposits       $100,000      Deposits
                             --------      --------       --------      --------
Less than three months        $2,024        $ 2,991        $2,902        $ 5,549
Over three months
 through twelve months         3,718          8,034         3,002          7,602
Over twelve months
 through five years              817          2,349           621          1,085
Over five years                    0              1             0             10
                              ------        -------        ------        -------
    Total                     $6,559        $13,375        $6,525        $14,246
                              ======        =======        ======        =======


While the deposits of Rose may fluctuate up and down somewhat with local and national economic conditions, management of Rose does not believe that such deposits, or the business of Rose in general, are seasonal in nature. Liability management is monitored by Rose's Board of Directors which meets monthly.

REGULATORY MATTERS.

Capital Adequacy. The Comptroller and other federal banking agencies have risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. government securities, to 100% for assets with relatively higher credit risk, such as certain loans.

In determining the capital level R1NB is required to maintain, the Comptroller does not, in all respects, follow generally accepted accounting principles ("GAAP") and has special rules which have the effect of reducing the amount of capital it will recognize for purposes of determining the capital adequacy of R1NB.

A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off balance sheet items. The regulators measure risk-adjusted assets and off balance sheet items against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital consists of common stock, retained earnings, noncumulative perpetual preferred stock, other types of qualifying preferred stock and minority interests in certain subsidiaries, less most other intangible assets and other adjustments. Net unrealized losses on available-for-sale equity securities with readily determinable fair value must be deducted in determining Tier 1 capital. For Tier 1 capital purposes, deferred tax assets that can only be realized if an institution earns sufficient taxable income in the future are limited to the amount that the institution is expected to realize within one year, or ten percent of Tier 1 capital, whichever is less. Tier 2 capital may consist of a limited amount of the allowance for possible loan and lease losses, term preferred stock and other types of preferred stock not qualifying as Tier 1 capital, term subordinated debt and certain other instruments with some characteristics of equity. The inclusion of elements of Tier 2 capital are subject to certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets and off balance sheet items of 8%, and a minimum ratio of Tier 1 capital to adjusted average risk-adjusted assets and off balance sheet items of 4%.

On September 16, 1997, the FDIC adopted a final rule lowering the risk-based capital requirements for certain small business loans and leases sold with recourse. The final rule on small business loans and leases sold with recourse essentially makes permanent an interim interagency rule in effect since 1995 that reduced the minimum capital levels that institutions must maintain for those transactions. Under the final rule, a qualifying institution that sells small business loans and leases with recourse must hold capital only against the amount of recourse retained. In general, a qualifying institution is one that is well-capitalized under the FDIC's prompt corrective action rules. The amount of recourse that can receive the preferential capital treatment cannot exceed 15% of the institution's total risk-based capital.

In addition to the risked-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to adjusted average total assets, referred to as the leverage capital ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. It is improbable, however, that an institution with a 3% leverage ratio would receive the highest rating by the regulators since a strong capital position is a significant part of the regulators' rating. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum. Thus, the effective minimum leverage ratio, for all practical purposes, must be at least 4% or 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

The following table presents the capital ratios for Rose, compared to the standards for well-capitalized depository institutions, as of September 30, 1998 (amounts in thousands except percentage amounts).



                                                   Rose
                          --------------------------------------------------------
                                   Actual                  Well          Minimum
                          -----------------------       Capitalized      Capital
                          Capital           Ratio          Ratio       Requirement
                          -------           -----       -----------    -----------
Leverage                   $4,565             9.3%           5.0%          4.0%
Tier 1 Risk-Based          $4,565            11.7            6.0           4.0
Total Risk-Based           $4,860            12.4           10.0           8.0


Regulators must take into consideration concentrations of credit risk and risks from nontraditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Regulators must also consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in evaluation of a bank's capital adequacy.

Prompt Corrective Action and Other Enforcement Mechanisms. The FDIC Improvement Act of 1991 ("FDICIA") requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The law required each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

Under the prompt corrective action provisions of FDICIA, an insured depository institution generally will be classified in the following categories based on the capital measures indicated below:

     "Well capitalized"                              "Adequately capitalized"
     ------------------                              ------------------------
     Total risk-based capital of 10%;                Total risk-based capital of 8%;
     Tier 1 risk-based capital of 6%; and            Tier 1 risk-based capital of 4%; and
     Leverage ratio of 5%.                           Leverage ratio of 4%.

     "Undercapitalized"                              "Significantly undercapitalized"
     ------------------                              --------------------------------
     Total risk-based capital less than 8%;          Total risk-based capital less than 6%;
     Tier 1 risk-based capital less than 4%; or      Tier 1 risk-based capital less than 3%; or
     Leverage ratio less than 4%.                    Leverage ratio less than 3%.

     "Critically undercapitalized"
     -----------------------------
     Tangible equity to total assets less than 2%.


An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions.


In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if such equitable relief was not granted. Additionally, a holding company's inability to serve as a source of strength to its subsidiary banking organizations could serve as an additional basis for a regulatory action against the holding company.

Safety and Soundness Standards. FDICIA also implemented certain specific restrictions on transactions and required federal banking regulators to adopt overall safety and soundness standards for depository institutions related to internal control, loan underwriting and documentation and asset growth. Among other things, FDICIA limits the interest rates paid on deposits by undercapitalized institutions, restricts the use of brokered deposits, limits the aggregate extensions of credit by a depository institution to an executive officer, director, principal shareholder or related interest, and reduces deposit insurance coverage for deposits offered by undercapitalized institutions for deposits by certain employee benefits accounts.

The federal banking agencies may require an institution to submit to an acceptable compliance plan as well as the flexibility to pursue other more appropriate or effective courses of action given the specific circumstances and severity of an institution's noncompliance with one or more standards.

Premiums for Deposit Insurance and Assessments for Examinations. FDICIA established several mechanisms to increase funds to protect deposits insured by the BIF administered by the FDIC. The FDIC is authorized to borrow up to $30 billion from the United States Treasury; up to 90% of the fair market value of assets of institutions acquired by the FDIC as receiver from the Federal Financing Bank; and from depository institutions that are members of the BIF. Any borrowings not repaid by asset sales are to be repaid through insurance premiums assessed to member institutions. Such premiums must be sufficient to repay any borrowed funds within 15 years and provide insurance fund reserves of $1.25 for each $100 of insured deposits. FDICIA also provides authority for special assessments against insured deposits. No assurance can be given at this time as to what the future level of premiums will be.

Dividends. The power of the board of directors of an insured depository institution to declare a cash dividend or other distribution with respect to capital is subject to statutory and regulatory restrictions which limit the amount available for such distribution depending upon the earnings, financial condition and cash needs of the institution, as well as general business conditions. FDICIA prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions, including dividends, if, after such transaction, the institution would be undercapitalized.

Regulators also have authority to prohibit a depository institution from engaging in business practices which are considered to be unsafe or unsound, possibly including payment of dividends or other payments under certain circumstances even if such payments are not expressly prohibited by statute.

The payment of dividends by a national bank is further restricted by additional provisions of federal law, which prohibit a national bank from declaring a dividend on its shares of common stock unless its surplus fund exceeds the amount of its common capital (total outstanding common shares times the par value per share). Additionally, if losses have at any time been sustained equal to or exceeding a bank's undivided profits then on hand, no dividend shall be paid. Moreover, even if a bank's surplus exceeded its common capital and its undivided profits exceed its losses, the approval of the Comptroller is required for the payment of dividends if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits of that year combined with its retained net profits of the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock. A national bank must consider other business factors in determining the payment of dividends. The payment of dividends by R1NB is governed by R1NB's ability to maintain minimum required capital levels and an adequate allowance for loan losses. Regulators also have authority to prohibit a depository institution from engaging in business practices which are considered to be unsafe or unsound, possibly including payment of dividends or other payments under certain circumstances even if such payments are not expressly prohibited by statute.

Reserve Balances. R1NB has not been required to maintain average reserve balances with the FRB because R1NB has had adequate vault cash to meet the reserve requirements.


Year 2000 Compliance. The inability of most computers, software and other equipment utilizing microprocessors to distinguish the year 1900 from the Year 2000 poses substantial risks to all financial institutions including Rose. The Year 2000 problem is pervasive and complex. Virtually every financial institution, service provider and vendor will have its computing operations affected in some way by the rollover of the two-digit year value to 00 if action is not taken to fix the problem before the Year 2000 arrives.


Rose is currently engaged in a five phase management program which includes awareness, assessment, renovation, validation and implementation. Rose has identified all major applications and systems that may require modification to ensure "Year 2000 Compliance." The scope of the project covers all computer systems including PC and network hardware and software. It also covers all equipment and other systems utilized in Rose's operations or in the premises from which Rose operates.

Plans to test Rose's hardware, software and equipment to ensure Rose's Year 2000 compliance have been developed as well as contingency plans if tests are not successful. In addition, Rose has communicated with its large borrowers, corporate customers and major vendors upon which it relies to determine the extent to which Rose is vulnerable to those third parties if they fail to resolve their Year 2000 issues. However, there can be no guarantee that the systems of other companies on which Rose's systems rely will be converted on time, or that a failure to convert by another company, or a conversion that is incompatible with Rose's systems, would not have a material adverse effect on Rose.

Rose will utilize both internal and external resources to implement its Year 2000 Project. Rose expects to complete the majority of its efforts by the end of 1998 leaving adequate time to assess and correct any significant issues that may materialize. Personnel and all other costs are expensed as incurred. The majority of these costs are expected to be incurred during 1998, and are not expected to have a material impact on Rose's cash flows, results of operations or financial condition.

Quantitative and Qualitative Disclosures About Market Risk. Market risk is the risk of loss from adverse changes in market prices and rates. Rose's market risk arises primarily from interest rate risk inherent in its loan and deposit functions and management actively monitors and manages this interest rate risk exposure. Rose does not have any market risk sensitive instruments entered into for trading purposes. Management uses several different tools to monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Rose has a positive gap. In addition, Rose uses interest rate shock simulations to estimate the effect of certain hypothetical rate changes. Based upon Rose's shock simulations, net interest income is expected to rise with increasing rates and fall with declining rates.

Rose's positive gap is the result of 32% of its loans and 75% of its investments having terms greater than one year on the asset side. On the liability side, the majority of the Rose's time deposits have average terms of one year or less while savings accounts and other interest-bearing transaction accounts are recorded for gap analysis in the next day to three month category because they do not have a contractual maturity date.

Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive gap position. Emphasis has been placed on increasing noninterest-bearing deposits and shorter term construction and floating rate loans. In addition, Rose holds all of its investments in the available-for-sale category in order to be able to match its investments with changes which occur in the repricing of its liabilities.

The following table sets forth the distribution of repricing opportunities of Rose's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 1997. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Rose.

                                                                            December 31, 1997
                                                   -----------------------------------------------------------------
                                                                  Over Three
                                                                    Months        Over
                                                   Next Day        Through      One Year
(Dollars in thousands)                             to Three         Twelve       Through         Over
(Unaudited)                                         Months          Months      Five Years    Five Years      Total
                                                   --------       ----------    ----------    ----------     -------
Assets:
     Federal funds sold                            $  6,720                                                  $ 6,720
     Investment securities                              521        $    501        $2,754       $  234         4,010
     Loans                                           16,524           7,078         7,065        4,269        34,936
                                                   --------        --------        ------       ------       -------
         Total interest-earning assets               23,765           7,579         9,819        4,503        45,666
                                                   --------        --------        ------       ------       -------

Liabilities:
     Savings deposits(1)                             17,052                                                   17,052
     Time deposits                                    8,606          10,449         1,716                     20,771
                                                   --------        --------        ------       ------       -------
         Total interest-bearing liabilities          25,658          10,449         1,716            0        37,823
                                                   --------        --------        ------       ------       -------

Net (interest-bearing liabilities)
 interest-earning assets                           $ (1,893)       $ (2,870)       $8,103       $4,503       $ 7,843
                                                   ========        ========        ======       ======       =======

Cumulative net (interest-bearing liabilities)
 interest-earning assets ("GAP")                   $ (1,893)       $ (4,763)       $3,340       $7,843
                                                   ========        ========        ======       ======

Cumulative GAP as a percentage of
 total interest-earning assets                        (4.15)%        (10.43)%        7.31%       17.17%
                                                   ========        ========        ======       ======

----------

(1)   Savings deposits include interest-bearing transaction accounts.

The following table sets forth the distribution of the expected maturities of Rose's interest-earning assets and interest-bearing liabilities as of December 31, 1997 as well as the fair value of these instruments. Expected maturities are based on contractual agreements. Savings accounts and interest-bearing transaction accounts, which have no stated maturity, are included in the 1998 maturity category.

                                                                          EXPECTED MATURITIES
(Dollars in thousands)                ----------------------------------------------------------------------------------------
(Unaudited)                            1998        1999       2000       2001       2002    Thereafter     Total    Fair Value
                                      -------     ------     ------     ------     -------  ----------    -------   ----------
Federal funds sold                    $ 6,720                                                             $ 6,720     $ 6,720
        Weighted average rate            5.56%                                                               5.56%
Investment securities                 $ 1,256     $1,000                $1,754                            $ 4,010     $ 4,010
        Weighted average rate            5.76%      6.28%                 6.57%                              6.25%
Fixed rate loans                      $ 5,487     $1,846     $1,231     $1,425     $ 1,166    $ 3,896     $15,051     $15,121
        Weighted average rate            8.31%      9.57%      9.55%      9.54%       9.50%      8.77%       8.87%
Variable rate loans(1)                $17,915     $  508     $  340     $  373     $   305    $   444     $19,885     $19,885
        Weighted average rate            9.93%      8.63%      8.58%      9.17%       9.21%      9.24%       9.85%

Total interest-bearing assets         $31,378     $3,354     $1,571     $3,552     $ 1,471    $ 4,340     $45,666     $45,736


Savings deposits(2)                   $17,052                                                             $17,052     $17,052
        Weighted average rate            3.85%                                                               3.85%
Time deposits                         $19,055     $  904     $  602     $  200                $    10     $20,771     $20,812
        Weighted average rate            5.59%      5.84%      5.92%      5.76%                  5.12%       5.61%

Total interest-bearing liabilities    $36,107     $  904     $  602     $  200                $    10     $37,823     $37,864

------------

(1)   Of the total variable rate loans, 90.1% reprice in one year or less.

(2)   Savings deposits include interest-bearing transaction accounts.

MANAGEMENT

INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information, as of October 1, 1998, with respect to those persons who are directors and executive officers of Rose and/or R1NB:


                                           Year First
                                           Appointed
                                           Director or                       Principal Occupation
     Name and Title              Age        Officer                        During the Past Five Years
---------------------------      ---       -----------      --------------------------------------------------------
Patrick I. Abare                 76            1992         Bank executive. Retired.
Director

Stephen F. Caulkins              54            1992         Manager and owner of Ad Litho Press.
Director

D. Mark Davis                    43            1995         Owner, Sierra View Company, Inc.
Director

Kirk Doyle                       44            1994         Owner, Kirk Doyle Realty.
Director

Howard "Skip" Jahn               53            1992         Partner, Jackson-Jahn Commercial Real Estate.
Director

Ernest E. Johnson, M.D.          68            1992         Physician and Surgeon.
Director

Kenneth Leung                    60            1998         Chief Executive Officer, Kwong on Bank, Ltd., Hong Kong.
Director

Thomas Manz                      49            1992         Real estate developer; Owner of TMJ Enterprises.
Chairman of the Board

James Otto                       60            1992         Businessman.
Director

Randall Scagliotti, D.V.M.       52            1992         Veterinarian.
Director

Richard C. Seeba                 59            1992         President and Chief Executive Officer of Rose and R1NB.
President/CEO, Director

Douglas A. Nordell(1)            49            1994         Executive Vice President and Chief Operating Officer of Rose and
Executive Vice President                                    R1NB.

Thomas C. Warren                 60            1996         Senior Vice President and Chief Financial Officer of Rose and
Senior Vice President                                       R1NB.

-----------------

(1) Effective November 1, 1998, Mr. Nordell was granted an unpaid leave of absence (but remains an employee of Rose) which will expire on the earlier of (i) the Rose Effective Time and (ii) January 29, 1999. Mr. Nordell is currently serving as the President and Chief Executive Officer of Lake.

ROSE'S BOARD OF DIRECTORS AND COMMITTEES. Rose's Board of Directors met thirteen
(13) times in 1997. All of Rose's directors, except James Otto, attended 75% or more of Rose's Board of Directors' meetings and committee meetings (of which they were members).

Rose has an Audit Committee that met two (2) times during 1997. The purpose of the Audit Committee is to review all internal and external examination reports and to select Rose's independent certified public accountants. Current members of the Audit Committee are Messrs. Caulkins and Otto and Dr. Scagliotti.

Rose has an Executive Committee that met three (3) times in 1997. The purpose of the Executive Committee is to review and recommend policy changes. The current members of the Executive Committee are Messrs. Abare, Caulkins, Davis, Doyle, Jahn, Manz and Seeba.

The full Board of Directors of Rose acts as the Nominating Committee that nominates officers and directors of Rose and R1NB for election.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

Director Compensation. In 1998, nonemployee directors receive director fees of $300 for each Board of Directors or Board Committee meeting attended. Directors who are also officers are not compensated for their services as directors. The directors have been granted stock options: in 1990, Messrs. Abare (2,500 shares), Caulkins (2,500 shares), Johnson (2,500 shares), Manz (500 shares), Otto (2,500 shares), Scagliotti (2,500 shares) and Seeba (15,833 shares) were granted at an option price of $7.50 per share; in February 1994, Messrs. Abare, Caulkins, Jahn and Manz were each granted 4,000 shares at an option price of $7.50 per share; in February 1994, Messrs. Johnson, Otto, Scagliotti and Seeba were each granted 3,000 shares at an option price of $7.50 per share; and in November 1994, Mr. Doyle was granted 4,000 shares at a option price of $ 7.50 per share. These stock options have a term of ten years and are completely vested at the end of five years. On September 30, 1998, the following directors exercised options as follows: Messrs. Abare (6,500 shares); Doyle (4,000 shares); Jahn (4,000 shares); Johnson (5,500 shares); Otto (5,500 shares); Scagliotti (5,500 shares); and Seeba (15,833 shares).

Executive Compensation. During 1997, Rose did not pay any cash compensation to its executive officers and no such cash compensation is expected to be paid during 1998. However, the persons serving as the executive officers of Rose received during 1997, and have received in 1998, cash compensation in their capacities as executive officers of R1NB.

The following table sets forth a summary of the compensation paid during Rose's past three fiscal years for services rendered in all capacities to Richard C. Seeba, the President and Chief Executive Officer of Rose and R1NB, the only executive officer of Rose and/or R1NB whose annual base compensation and bonus exceeded $100,000 during Rose's 1997 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term Compensation
                                                                                   ----------------------------------
                               Annual Compensation                                        Awards             Payouts
-------------------------------------------------------------------------------    ---------------------    ---------
            (a)                       (b)        (c)        (d)        (e)          (f)           (g)          (h)         (i)
-----------------------------      --------  ----------- ---------  ----------  ------------  ----------    ---------  ----------
                                                                      Other
                                                                     Annual     Restricted                              All Other
          Name and                                                   Compen-       Stock                      LTIP       Compen-
          Principal                            Salary      Bonus    sation(1)    Award(s)      Options/      Payouts    sation(2)
          Position                   Year        ($)        ($)        ($)          ($)          SARs          ($)         ($)
-----------------------------      --------  ----------- ---------- ----------  ------------  ----------    ---------   ---------
Richard C. Seeba                     1997     $105,000      $0       $11,575         0             0            0        $3,735
President and Chief Executive        1996      $92,000    $22,000    $ 5,005         0             0            0        $3,347
Officer                              1995      $92,000      $0       $ 9,355         0             0            0        $2,916

(1) Includes automobile allowance and family health insurance paid by R1NB.

(2) Includes life insurance premiums paid by R1NB and R1NB's match on the R1NB 401(k) contribution.


                  OPTION/SAR EXERCISES AND YEAR END VALUE TABLE
             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR END OPTION/SAR VALUE

       (a)                         (b)                      (c)               (d)                 (e)
----------------------    ------------------------ ----------------   ----------------    ----------------
                                                                                              Value of
                                                                          Number of        Unexercised In-
                                                                         Unexercised         the-Money
                                                                       Options/SARs at    Options/SARs at
                                                                        Year End (#)        Year End ($)
                            Shares Acquired on       Value Realized      Exercisable/       Exercisable/
       Name                    Exercise (#)                ($)          Unexercisable      Unexercisable
---------------------     -----------------------  ----------------   ----------------    ----------------
Richard C. Seeba                     0                     N/A           17,633/1,200         $8,816/$600

Mr. Seeba has a salary continuation agreement which provides that R1NB will pay him $ 65,000 per year for 15 years ("Normal Retirement Benefit") following his retirement at age 66 or later ("Retirement Age"). In the event of disability while Mr. Seeba is actively employed prior to Retirement Age, he will receive a benefit amount that is determined by calculating a fixed annuity, payable in 15 annual installments, crediting interest on the unpaid balance of the accrual balance at an annual rate of 8.55, compounded monthly. If Mr. Seeba dies while actively employed by R1NB prior to Retirement Age, his beneficiary will receive from R1NB the Normal Retirement Benefit in 180 equal installments, commencing with the month following the date of death. In the event of early termination, Mr. Seeba will receive a benefit that is a percentage of the $ 65,000 per year amount for 15 years based on the vesting schedule, provided however, that Mr. Seeba is not entitled to any benefit if he voluntarily terminates his employment prior to the end of the second plan year. Benefits are paid in 180 equal installments payable the first day of each month, commencing with the month following attaining age 66. In the event of a change of control (other than the proposed Rose Merger), Mr. Seeba will receive the Normal Retirement Benefit payable in 180 equal installments payable the first of each month, commencing the month following the change of control.

CERTAIN TRANSACTIONS

Some of the directors and executive officers of Rose and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Rose in the ordinary course of Rose's business, and Rose expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

                INFORMATION CONCERNING THE BANCORP, LAKE AND ROSE

COMPETITION


The banking business in California generally, and in the market areas served by the Bancorp, Lake and Rose specifically, is highly competitive with respect to both loans and deposits. The Bancorp, Lake and Rose all compete for loans and deposits with other commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions, including a number that are much larger than any of the Bancorp, Lake or Rose. As of June 30, 1997 there were 41 banking offices, including 9 offices of three major chain banks, operating within the Bancorp's primary market areas in El Dorado and Placer Counties, there were 10 banking offices, including one office of a major chain bank operating within Lake's primary market area in Lake County and there were 66 banking offices, including 23 offices of three major chain banks, operating within Rose's primary market area in Placer County. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Additionally, with the recent enactment of interstate banking legislation in California, bank holding companies headquartered outside of California may enter the California market and provide further competition for the Bancorp, Lake and Rose. See "Effect of Governmental Policies and Recent Legislation" below. Many of the major commercial banks operating in the Bancorp's, Lake's and Rose's market areas offer certain services, such as trust and international banking services, which the Bancorp, Lake and Rose do not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to serve larger customers.

EFFECT OF GOVERNMENTAL POLICIES AND RECENT LEGISLATION

Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by the Bancorp, Lake and Rose on their deposits and their other borrowings and the interest rate received by the Bancorp, Lake and Rose on loans extended to its customers and securities held in the Bancorp's, Lake's and Rose's portfolio comprise the major portion of the Bancorp's, Lake's and Rose's earnings. These rates are highly sensitive to many factors which are beyond the control of the Bancorp, Lake and Rose. Accordingly, the earnings and growth of the Bancorp, Lake and Rose are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

The earnings and growth of the Bancorp, Lake and Rose are also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the FRB. The FRB implements national monetary policies (with objectives such as to curb inflation and combat recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowing by depository institutions. The actions of the FRB in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future change in monetary policies cannot be predicted.

From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory agencies. The likelihood of any major change and the impact such change may have on the Bancorp, Lake and Rose is impossible to predict. Certain of the potentially significant changes which have been enacted recently and others which are currently under consideration by Congress or various regulatory or professional agencies are discussed below.

CURRENT ACCOUNTING DEVELOPMENTS

In February 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share. Statement No. 128 redefines earnings per share under generally accepted accounting principles. Under Statement No. 128, primary earnings per share is replaced by basic earnings per share and fully diluted earnings per share is replaced by diluted earnings per share. Statement No. 128 was effective for the Bancorp, Lake and Rose for their fiscal years beginning with 1997.

In the first six months of 1997, the FASB also issued Statement No. 129, Disclosure of Information about Capital Structure; Statement No. 130, Reporting Comprehensive Income; and Statement No. 131, Reporting Disaggregated Information about a Business Enterprise. Statement No. 129 was effective for the Bancorp, Lake and Rose for their fiscal years ended December 31, 1997 but had no material effect on their financial statements. Statements No. 130 and No. 131 are effective for the Bancorp, Lake and Rose for their fiscal years beginning with 1998. In addition, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for fiscal years beginning after June 15, 1999 but may be adopted as of the beginning of any fiscal quarter that begins after the issuance of the Statement. Management of each of the Bancorp, Lake and Rose has not yet completed its analysis to determine the effect implementation of Statements Nos. 130, 131 and 133 will have on the Bancorp's, Lake's and Rose's financial statements.

The FASB issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and Statement No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125 (An Amendment of FASB Statement No. 125), which are applicable for transactions occurring after December 31, 1996 and certain transactions after December 31, 1997. These Statements do not permit earlier or retroactive application. These Statements distinguish transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. These Statements also establish standards on the initial recognition and measurement of servicing assets and other retained interests and servicing liabilities, and their subsequent measurement.

These Statements require that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, these Statements require that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor. Management of each of the Bancorp, Lake and Rose does not believe the application of these Statements to transactions of the Bancorp, Lake and Rose that have been typical in the past will materially affect the Bancorp's, Lake's and Rose's financial position and results of operations.

RECENT LEGISLATION AND OTHER CHANGES

From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory agencies. The likelihood of any major changes and the impact such changes might have on the Bancorp, Lake and Rose are impossible to predict. Certain of the potentially significant changes which have been enacted recently by Congress and others which are currently under consideration by Congress or various regulatory or professional agencies are discussed below.

On October 1, 1998, the FDIC adopted two new rules governing minimum capital levels that FDIC-supervised banks must maintain against the risks to which they are exposed. The first rule makes risk-based capital standards consistent for two types of credit enhancements (i.e., recourse arrangements and direct credit substitutes) and requires different amounts of capital for different risk positions in asset securitization transactions. The second rule permits limited amounts of unrealized gains on equity securities to be recognized for risk-based capital purposes. These rules may be applied by the Bancorp, Lake and Rose on September 1, 1998.

In August 1997, Governor Wilson of California signed Assembly Bill 1432 ("AB1432") which provides for certain changes in the banking laws of California. Effective January 1, 1998 AB1432 eliminates the provisions regarding impairment of contributed capital and the assessment of shares when there is an impairment of capital. AB1432 now allows the DFI to close a bank, if the DFI finds that the bank's tangible shareholders' equity is less than the greater of 3% of the bank's total assets or $1 million. AB1432 also moved administration of the Local Agency Program from the California Department of Financial Institutions to the California State Treasurer's office.

The Economic Growth and Regulatory Paperwork Reduction Act (the "1996 Act") as part of the Omnibus Appropriations Bill was enacted on September 30, 1996 and includes many banking related provisions. The most important banking provision is the recapitalization of the Savings Association Insurance Fund ("SAIF"). The 1996 Act provides for a one time assessment, payable on November 30, 1996, of approximately 65 basis points per $100 of deposits of SAIF insured deposits including SAIF insured deposits which were assumed by banks in acquisitions of savings associations. For the years 1997 through 1999 the banking industry will assist in the payment of interest on Financing Corporation ("FICO") bonds that were issued to help pay for the clean up of the savings and loan industry. Banks will pay approximately 1.3 cents per $100 of deposits for this special assessment, and after the Year 2000, banks will pay approximately 2.4 cents per $100 of deposits until the FICO bonds mature in 2017. There is a three year moratorium on conversions of SAIF deposits to Bank Insurance Fund ("BIF") deposits. The 1996 Act also has certain regulatory relief provisions for the banking industry. Lender liability under the Superfund is eliminated for lenders who foreclose on property that is contaminated provided that the lenders were not involved with the management of the entity that contributed to the contamination. There is a five year sunset provision for the elimination of civil liability under the Truth in Savings Act. The FRB and Department of Housing and Urban Development are to develop a single format for Real Estate Settlement Procedures Act and Truth in Lending Act ("TILA") disclosures. TILA disclosures for adjustable mortgage loans are to be simplified. Significant revisions are made to the Fair Credit Reporting Act ("FCRA") including requiring that entities which provide information to credit bureaus conduct an investigation if a consumer claims the information to be in error. Regulatory agencies may not examine for FCRA compliance unless there is a consumer complaint investigation that reveals a violation or where the agency otherwise finds a violation. In the area of the Equal Credit Opportunity Act, banks that self-test for compliance with fair lending laws will be protected from the results of the test provided that appropriate corrective action is taken when violations are found.

During 1996, new federal legislation amended the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and the underground storage tank provisions of the Resource Conversation and Recovery Act to provide lenders and fiduciaries with greater protections from environmental liability. In June 1997, the U.S. Environmental Protection Agency ("EPA") issued its official policy with regard to the liability of lenders under CERCLA as a result of the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. California law provides that, subject to numerous exceptions, a lender acting in the capacity of a lender shall not be liable under any state or local statute, regulation or ordinance, other than the California Hazardous Waste Control Law, to undertake a cleanup, pay damages, penalties or fines, or forfeit property as a result of the release of hazardous materials at or from the property.

In 1997, California adopted the Environmental Responsibility Acceptance Act (the "Act") (Cal. Civil Code Sections 850-855) to facilitate (i) the notification of government agencies and potentially responsible parties (e.g., for cleanup) of the existence of contamination and (ii) the cleanup or other remediation of contamination by the potentially responsible parties. The Act requires, among other things, that owners of sites who have actual awareness of a release of a hazardous material that exceeds a specified notification threshold to take all reasonable steps to identify the potentially responsible parties and to send a notice of potential liability to the parties and the appropriate oversight agency.

On September 28, 1995, Assembly Bill 1482 (known as the Caldera, Weggeland, and Killea California Interstate Banking and Branching Act of 1995 and referred to herein as "CIBBA") was enacted which allows for early interstate branching in California. Under the federally enacted Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA"), discussed in more detail below, individual states could "opt-out" of the federal law that would allow banks on an interstate basis to engage in interstate branching by merging out-of-state banks with host state banks after June 1, 1997. In addition under IBBEA, individual states could also "opt-in" and allow out-of-state banks to merge with host state banks prior to June 1, 1997. The host state is allowed under IBBEA to impose certain nondiscriminatory conditions on the resulting depository institution until June 1, 1997. California, in enacting CIBBA, authorizes out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least five years.

Section 3824 of the California Financial Code ("Section 3824") as added by CIBBA provides for the election of California to "opt-in" under IBBEA allowing interstate bank merger transactions prior to July 1, 1997 of an out-of-state bank with a California bank that has been in existence for at least five years. The early "opt in" has the reciprocal effect of allowing California banks to merge with out-of-state banks where the states of such out-of-state banks have also "opted in" under IBBEA. The five year age limitation is not required when the California bank is in danger of failing or in certain other emergency situations.

Under IBBEA, California may also allow interstate branching through the acquisition of a branch in California without the acquisition of an entire California bank. Section 3824 provides an express prohibition against interstate branching through the acquisition of a branch in California without the acquisition of the entire California bank. IBBEA also has a provision allowing states to "opt-in" with respect to permitting interstate branching through the establishment of de novo or new branches by out-of-state banks. Section 3824 provides that California expressly prohibits interstate branching through the establishment of de novo branches of out-of-state banks in California, or in other words, California did not "opt-in" this aspect of IBBEA. CIBBA also amends the California Financial Code to include agency provisions to allow California banks to establish affiliated insured depository institution agencies out-of-state as allowed under IBBEA.

Other provisions of CIBBA amend the intrastate branching laws, govern the use of shared ATM's, and amend intrastate branch acquisition and bank merger laws. Another banking bill enacted in California in 1995 was Senate Bill 855 (known as the State Bank Parity Act and is referred to herein as the "SBPA"). SBPA went into effect on January 1, 1996, and its purpose is to allow a California state bank to be on a level playing field with a national bank by the elimination of certain disparities and allowing the DFI authority to implement certain changes in California banking law which are parallel to changes in national banking law such as closer conformance of California's version of Regulation O to the FRB's version of Regulation O and certain other changes including allowing the repurchase of stock with the prior written consent of the DFI.

On September 29, 1994, IBBEA was enacted which has eliminated many of the current restrictions to interstate banking and branching. IBBEA permits full nationwide interstate banking to adequately capitalized and adequately managed bank holding companies beginning September 29, 1995 without regard to whether such transaction is expressly prohibited under the laws of any state. IBBEA's branching provisions permit full nationwide interstate bank merger transactions to adequately capitalized and adequately managed banks beginning June 1, 1997. However, states retain the right to completely opt out of interstate bank mergers and to continue to require that out-of-state banks comply with the states' rules governing entry.

The states that opt out must enact a law after September 29, 1994 and before June 1, 1997 that (i) applies equally to all out-of-state banks and (ii) expressly prohibits merger transactions with out-of-state banks. States which opt out of allowing interstate bank merger transactions will preclude the mergers of banks in the opting out state with banks located in other states. In addition, banks located in states that opt out are not permitted to have interstate branches. States can also "opt in" which means states can permit interstate branching earlier than June 1, 1997.

The laws governing interstate banking and interstate bank mergers provide that transactions, which result in the bank holding company or bank controlling or holding in excess of ten percent of the total deposits nationwide or thirty percent of the total deposits statewide, will not be permitted except under certain specified conditions. However, any state may waive the thirty percent provision for such state. In addition, a state may impose a cap of less than thirty percent of the total amount of deposits held by a bank holding company or bank provided such cap is not discriminatory to out-of-state bank holding companies or banks.

On September 23, 1994, the Riegle Community Development and Regulatory Improvement Act of 1994 (the "1994 Act") was enacted which covers a wide range of topics including small business and commercial real estate loan securitization, money laundering, flood insurance, consumer home equity loan disclosure and protection as well as the funding of community development projects and regulatory relief.

The major items of regulatory relief contained in the 1994 Act include an examination schedule that has been eased for the top rated banks and will be every 18 months for CAMEL 1 banks with less than $250 million in total assets and CAMEL 2 banks with less than $100 million in total assets (the $100 million amount was amended to $250 million by the 1996 Act discussed above). The 1994 Act amends Federal Deposit Insurance Corporation Improvement Act of 1991 with respect to the Section 124, the mandate to the federal banking agencies to issue safety and soundness regulations, including regulations concerning executive compensation allowing the federal banking regulatory agencies to issue guidelines instead of regulations.

Further regulatory relief is provided in the 1994 Act, as each of the federal regulatory banking agencies, including the National Credit Union Administration Board, is required to establish an internal regulatory appeals process for insured depository institutions within 6 months. In addition, the Department of Justice 30 day waiting period for mergers and acquisitions is reduced by the 1994 Act to 15 days for certain acquisitions and mergers.

In the area of currency transaction reports, the 1994 Act requires the Secretary of the Treasury to allow financial institutions to file such reports electronically. The 1994 Act also requires the Secretary of the Treasury to publish written rulings concerning the Bank Secrecy Act, and staff commentary on Bank Secrecy Act regulations must also be published on an annual basis.

The procedures for forming a bank holding company have also been simplified. The formal application process for many holding company formations is now a simplified 30 day notice procedure. In addition, the Securities Act of 1933 has been amended by the 1994 Act to further simplify the securities issuance in connection with a bank holding company formation.

PENDING LEGISLATION AND REGULATIONS

There are pending legislative proposals to reform the Glass-Steagall Act to allow affiliations between banks and other firms engaged in "financial activities," including insurance companies and securities firms. Certain other pending legislative proposals include bills to let banks pay interest on business checking accounts, to cap consumer liability for stolen debit cards, and to give judges the authority to force high-income borrowers to repay their debts rather than cancel them through bankruptcy.

It is impossible to predict what effect the enactment of certain of the above-mentioned legislation will have on the Bancorp, Lake and Rose and on the financial institutions industry in general. Moreover, it is likely that other bills affecting the business of banks may be introduced in the future by the United States Congress or California legislature.

                    DESCRIPTION OF THE BANCORP FOLLOWING THE
                         LAKE MERGER AND THE ROSE MERGER

BUSINESS

It is anticipated that following the Lake Merger and the Rose Merger, the Bancorp will continue to operate the businesses of WSNB, Lake and R1NB in substantially the same form as such businesses were conducted prior to the Lake Merger and the Rose Merger. The principal office of the Bancorp will move to 2350 Country Club Drive, Cameron Park, California before year end. The Bancorp will continue to operate WSNB through WSNB's head office and branch offices, Lake through Lake's head office and branch offices and R1NB through R1NB's head office and branch office as three independently operated subsidiary banks.

MANAGEMENT

Pursuant to the Lake Agreement and upon consummation of the Lake Merger, the Board of Directors of the Bancorp will consist of 13 directors. All of the 10 directors of the Bancorp then in office immediately prior to the consummation of the Lake Merger shall continue to serve as directors of the Bancorp as the Surviving Corporation, and in addition, John Helms, Gary E. Nordine and Howard ("Bud") Van Lente, currently directors of Lake, will be added to the Board of Directors of the Bancorp. For information concerning these persons, see "DESCRIPTION OF THE BANCORP--Management--Information on Directors and Executive Officers" and "DESCRIPTION OF LAKE--Management--Information on Directors and Executive Officers".

Pursuant to the Rose Agreement and upon consummation of the Rose Merger, the Board of Directors of the Bancorp will consist of 14 directors. All of the 10 directors of the Bancorp then in office immediately prior to the consummation of the Rose Merger shall continue to serve as directors of the Bancorp as the Surviving Corporation, and in addition, Kirk Doyle, Howard ("Skip") Jahn, Thomas Manz and Richard C. Seeba, currently directors of Rose, will be added to the Board of Directors of the Bancorp. For information concerning these persons, see "DESCRIPTION OF THE BANCORP--Management--Information on Directors and Executive Officers" and "DESCRIPTION OF ROSE--Management--Information on Directors and Executive Officers."

If both the Lake Merger and the Rose Merger are consummated, the Board of Directors of the Bancorp will consist of 17 directors, 10 directors of the Bancorp, three directors of Lake and four directors of Rose as set forth above.

It is anticipated that the directors of the Bancorp will receive fees in amounts which are substantially similar to those presently paid to directors of the Bancorp. (See "DESCRIPTION OF THE BANCORP--Management--Compensation of
Executive Officers and Directors.")

Gary D. Gall, who is currently the President and Chief Executive Officer of the Bancorp, and Lesa Fynes, who is currently the Controller of the Bancorp, are expected to serve in the same positions with the Bancorp following the Lake Merger and the Rose Merger. In addition, Stephanie M. Marsh, who is currently the Senior Vice President and Chief Administrative Officer of WSNB, and Kirk Dowdell, who is currently the Senior Vice President and Chief Credit Officer of WSNB, are expected to serve in those positions with both the Bancorp and WSNB following the Lake Merger and the Rose Merger. In addition, Richard C. Seeba, who is currently serving as the President and Chief Executive Officer of Rose and R1NB will continue to serve in those capacities with R1NB and will serve as an Executive Vice President of the Bancorp, and Thomas C. Warren, who is currently serving as the Senior Vice President and Chief Financial Officer of Rose and R1NB will serve as the Senior Vice President and Chief Financial Officer of both the Bancorp and R1NB following the Rose Merger. Gary D. Gall will serve as President and Chief

Executive Officer of WSNB, Douglas A. Nordell will serve as the President and Chief Executive Officer of Lake, and Richard C. Seeba will serve as the President and Chief Executive Officer of R1NB. In addition, the Board of Directors of the Bancorp will appoint from time to time such other officers of the Bancorp and the subsidiary banks as may be necessary. For further information concerning Gary D. Gall, Lesa Fynes, Stephanie M. Marsh, Kirk Dowdell, Richard Seeba, Thomas C. Warren, Douglas A. Nordell and other principal officers of the Bancorp, Lake and Rose, see "DESCRIPTION OF THE BANCORP--Management--Information on Directors and Executive Officers," "DESCRIPTION OF LAKE--Management--Information on Directors and Executive Officers" and "DESCRIPTION OF ROSE--Management--Information on Directors and Executive Officers."

It is anticipated that Gary D. Gall, Douglas A. Nordell and Richard C. Seeba and the other principal officers of the Bancorp, WSNB, Lake and R1NB will receive compensation substantially similar to that currently being received by them. For information concerning compensation currently being paid to principal officers of the Bancorp, Lake and Rose, see "DESCRIPTION OF THE BANCORP--Management--Compensation of Executive Officers and Directors," "DESCRIPTION OF LAKE--Management--Compensation of Executive Officers and Directors," and "DESCRIPTION OF ROSE--Management--Compensation of Executive Officers and Directors," "THE LAKE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Lake Merger and Material Contracts with Lake and its Affiliates" and "THE ROSE MERGER AND RELATED TRANSACTIONS--Interests of Certain Persons in the Rose Merger and Material Contracts with Rose and its Affiliates" above.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Articles of Incorporation and Bylaws of the Bancorp provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreements. The Bancorp Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

The Bancorp's Bylaws provide that the Bancorp shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. The Bancorp's Bylaws also provide that the Bancorp shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Bancorp would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Bancorp's Bylaws. Each of the directors and executive officers of the Bancorp's subsidiary bank, WSNB has an indemnification agreement with WSNB that provides that WSNB shall indemnify such person to the full extent authorized by the applicable provisions of California law, subject to national banking laws, and further provide advances to pay for any expenses which would be subject to reimbursement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Bancorp pursuant to the foregoing, the Bancorp has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEPENDENT PUBLIC ACCOUNTANTS

It is anticipated that Perry-Smith & Co., LLP will continue to provide accounting services to the Bancorp, WSNB, Lake and R1NB, such services to include audits of year end financial statements and other services as required.

                                     EXPERTS

The financial statements of the Bancorp as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by Perry-Smith & Co., LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Lake as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by Perry-Smith & Co., LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Rose as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by Perry-Smith & Co., LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Representatives of Perry-Smith & Co., LLP will be present at the Bancorp Meeting, and they will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Representatives of Perry-Smith & Co., LLP will be present at the Lake Meeting, and they will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Representatives of Perry-Smith & Co., LLP will be present at the Rose Meeting, and they will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                                  LEGAL MATTERS

The validity of the securities to be issued by the Bancorp in connection with each of the Lake Merger and the Rose Merger is being passed upon by Gary Steven Findley & Associates, Anaheim, California.

                                 OTHER BUSINESS


The Boards of Directors of the Bancorp, Lake and Rose do not know of any other matters to be presented at the Bancorp Meeting, the Lake Meeting or the Rose Meeting, except the proposals concerning the Lake Merger and the Rose Merger set forth above. If other matters properly come before the Bancorp Meeting, the Lake Meeting or the Rose Meeting, however, it is the intention of the persons named in the accompanying Proxy cards to vote said Proxy cards in accordance with their best judgment and in their sole discretion.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
WESTERN SIERRA BANCORP AND SUBSIDIARY
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Consolidated Balance Sheet, September 30, 1998 and December 31, 1997........................................  F-1

Consolidated Statement of Income for the Nine Month Periods Ended September 30, 1998 and 1997...............  F-2

Consolidated Statement of Stockholders' Equity for the Nine Month Period Ended
September 30, 1998 and the Year Ended December 31, 1997.....................................................  F-3

Consolidated Statement of Cash Flows for the Nine Month Periods Ended September 30, 1998 and 1997...........  F-4

Notes to Financial Statements ..............................................................................  F-6

WESTERN SIERRA BANCORP AND SUBSIDIARY
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor's Report................................................................................  F-14

Consolidated Balance Sheet, December 31, 1997 and 1996......................................................  F-15

Consolidated Statement of Income for the Years Ended December 31, 1997, 1996 and 1995.......................  F-16

Consolidated Statement of Stockholders' Equity
for the Years Ended December 31, 1997, 1996 and 1995........................................................  F-18

Consolidated Statement of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995...................  F-19

Notes to Consolidated Financial Statements..................................................................  F-23

LAKE COMMUNITY BANK
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Balance Sheet, September 30, 1998 and December 31, 1997.....................................................  F-52

Statement of Income for the Nine Months Ended September 30, 1998 and 1997...................................  F-53

Statement of Stockholders' Equity for the
Nine Months Ended September 30, 1998 and 1997...............................................................  F-54

Statement of Cash Flows for the Nine Months Ended September 30, 1998........................................  F-55

Statement of Cash Flows for the Nine Months Ended September 30, 1997........................................  F-56

Notes to Financial Statements...............................................................................  F-57

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
LAKE COMMUNITY BANK
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor's Report................................................................................  F-61

Balance Sheet, December 31, 1997 and 1996...................................................................  F-62

Statement of Income for the Years Ended December 31, 1997, 1996 and 1995....................................  F-63

Statement of Stockholders' Equity for the Years Ended
December 31, 1997, 1996 and 1995............................................................................  F-65

Statement of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995................................  F-66

Notes to Financial Statements...............................................................................  F-70

ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Consolidated Balance Sheet, September 30, 1998 and December 31, 1997........................................  F-87

Consolidated Statement of Income for the Nine Months Ended September 30, 1998 and 1997......................  F-88

Consolidated Statement of Stockholders' Equity for the Nine Months Ended
September 30, 1998 and the Year Ended December 31, 1997.....................................................  F-90

Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1998 and 1997..................  F-91

Notes to Consolidated Financial Statements .................................................................  F-93

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
ROSEVILLE 1ST NATIONAL BANK
AUDITED FINANCIAL STATEMENTS

Independent Auditor's Report................................................................................  F-98

Balance Sheet, December 31, 1997 and 1996...................................................................  F-99

Statement of Income for the Years Ended December 31, 1997, 1996 and 1995....................................  F-100

Statement of Stockholders' Equity for the Years
Ended December 31, 1997, 1996 and 1995......................................................................  F-101

Statement of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995................................  F-102

Notes to Financial Statements...............................................................................  F-104

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)



                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                1998             1997
                                                            -------------   -------------
                       ASSETS
Cash and due from banks                                     $  6,941,034    $  5,296,020
Federal funds sold                                            10,600,000       6,550,000
Loans held for sale                                            2,785,765       1,766,851
Investment securities (market value of $33,483,300
   in 1998 and $20,790,500 in 1997) (Note 2)                  33,433,044      20,748,546
Loans and leases, less allowance for loan and
   lease losses of $1,024,738 in 1998 and $947,865
   in 1997 (Note 3)                                           73,819,437      68,190,971
Other real estate, net (Note 4)                                1,553,336         966,804
Bank premises and equipment, net (Note 5)                      3,480,912       3,027,078
Accrued interest receivable and other assets (Note 6)          2,667,767       2,313,511
                                                            ------------    ------------
                                                            $135,281,295    $108,859,781
                                                            ============    ============

                   LIABILITIES AND
                STOCKHOLDERS' EQUITY

Deposits:
   Non-interest bearing                                     $ 31,552,381    $  19,214,744
   Interest bearing (Note 7)                                  92,177,085       79,494,454
                                                            ------------    -------------

           Total deposits                                    123,729,466       98,709,198

Accrued interest payable and other liabilities                 1,158,452        1,152,111
                                                            ------------    -------------

           Total liabilities                                 124,887,918       99,861,309

Stockholders' equity:
   Preferred stock - no par value; 10,000,000
      shares authorized; none issued                                  --               --
   Common stock - no par value; 10,000,000 shares
      authorized; issued and outstanding - 981,448
      shares in 1998 and 946,021 shares in 1997                7,381,303        7,000,846
   Retained earnings                                           2,743,717        1,908,449
   Accumulated other comprehensive income
      (Notes 2 and 9)                                            268,357           89,177
                                                            ------------    -------------
           Total stockholders' equity                         10,393,377        8,998,472
                                                            ------------    -------------
                                                            $135,281,295    $ 108,859,781
                                                            ============    =============


   The accompanying notes are an integral part of these financial statements.

                            WESTERN SIERRA BANCORP AND SUBSIDIARY

                               CONSOLIDATED STATEMENT OF INCOME
                                         (UNAUDITED)

                     NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998          1997
                                                             ----------    ----------
Interest income:
   Interest and fees on loans and leases                     $5,550,326    $5,106,293
   Interest on investment securities:
      Taxable                                                   968,111       869,775
      Exempt from Federal income taxes                          165,503        42,164
   Interest on Federal funds sold                               320,201       150,153
                                                             ----------    ----------
         Total interest income                                7,004,141     6,168,385

Interest expense on deposits (Note 7)                         2,601,564     2,217,426
                                                             ----------    ----------
         Net interest income                                  4,402,577     3,950,959

Provision for loan and lease losses (Note 3)                    250,000       193,000
                                                             ----------    ----------
         Net interest income after provision
           for loan and lease losses                          4,152,577     3,757,959
                                                             ----------    ----------
Non-interest income:
   Service charges and fees                                     534,111       557,191
   Gain on sale of loans                                      1,093,463       561,737
   Gain on sale of investment securities, net (Note 2)                         16,292
   Other                                                        214,532       208,214
                                                             ----------    ----------
         Total non-interest income                            1,842,106     1,343,434
                                                             ----------    ----------
Other expenses:
   Salaries and employee benefits (Note 3)                    2,621,234     2,094,069
   Occupancy                                                    323,744       295,763
   Equipment                                                    420,245       337,457
   Other                                                      1,322,614     1,213,343
                                                             ----------    ----------
         Total other expenses                                 4,687,837     3,940,632
                                                             ----------    ----------

         Income before income taxes                           1,306,846     1,160,761

Income taxes                                                    471,578       453,043
                                                             ----------    ----------

         Net income                                          $  835,268    $  707,718
                                                             ==========    ==========

Basic earnings per share (Note 8)                            $      .86    $      .73
                                                             ==========    ==========

Diluted earnings per share (Note 8)                          $      .80    $      .70
                                                             ==========    ==========



   The accompanying notes are an integral part of these financial statements.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

 NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998 AND THE YEAR ENDED DECEMBER 31, 1997



                                                                                    ACCUMU-
                                                                                  LATED OTHER
                                             COMMON STOCK                           COMPRE-
                                         ----------------------     RETAINED        HENSIVE
                                         SHARES        AMOUNT       EARNINGS        INCOME         TOTAL
                                         -------     ----------   -----------     ---------     ----------
Balance, January 1, 1997                 796,948     $4,989,275   $ 2,762,300     $ (31,249)    $7,720,326

Stock options exercised and related
  tax benefit                             11,943        118,827                                    118,827

6% stock dividend                         47,927        617,300      (617,300)

10% stock dividend                        85,203      1,235,444    (1,235,444)

Fractional shares                                                      (4,177)                      (4,177)

Earned ESOP shares                         4,000         40,000                                     40,000

Net income                                                          1,003,070                    1,003,070

Net change in unrealized loss on
  available-for-sale investment
  securities, net of taxes                                                         120,426         120,426
                                         -------     ----------   -----------     --------      ----------
Balance, December 31, 1997               946,021      7,000,846     1,908,449       89,177       8,998,472

Stock options exercised
  and related tax benefit                 35,427        380,457                                    380,457

Net income                                                            835,268                      835,268

Net change in unrealized gain on
  available-for-sale investment sec-
  urities, net of taxes (Notes 2 and 9)                                            179,180         179,180
                                         -------     ----------   -----------     --------     -----------
Balance, September 30, 1998              981,448     $7,381,303   $ 2,743,717     $268,357     $10,393,377
                                         =======     ==========   ===========     ========     ===========



                   The accompanying notes are an integral part
                         of these financial statements.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997


                                                                  1998          1997
                                                             ------------  -------------
Cash flows from operating activities:
   Net income                                                $    835,268  $    707,718
   Adjustments to reconcile net income to cash
      provided by operating activities:
         Provision for loan and lease losses                      250,000       193,000
         Depreciation and amortization                            329,770       288,402
         Deferred loan origination costs and fees, net           (161,976)       19,643
         Amortization of investment security premiums, net         57,047        11,935
         Loss on sale of available-for-sale investment
           securities                                                           (16,292)
         Provision for losses on other real estate                 75,000       274,972
         (Gain) loss on sale of other real estate                 (19,139)          181
         (Increase) decrease in loans held for sale            (1,018,914)      165,117
         Increase in accrued interest receivable and
           other assets                                          (278,798)     (255,030)
         Increase in accrued interest payable and
           other liabilities                                        6,341        42,048
                                                             ------------  ------------
              Net cash provided by operating activities            74,599     1,431,694
                                                             ------------  ------------
Cash flows from investing activities:
   Cash acquired in the purchase of selected assets
      and liabilities of another bank                                         5,944,700
   Proceeds from the sale and call of available-for-sale
      investment securities                                     2,800,000     3,441,511
   Proceeds from matured available-for-sale investment
      securities                                                1,000,007
   Proceeds from called held-to-maturity investment
      securities                                                2,000,000     1,000,000
   Proceeds from matured held-to-maturity investment
      securities                                                   25,000       114,380
   Purchases of available-for-sale investment securities      (20,270,778)  (11,615,150)
   Purchases of held-to-maturity investment securities                       (1,695,678)
   Principal repayments received from available-for-sale
      SBA pools and mortgage-backed securities                  1,943,985       677,614
   Principal repayments received from held-to-maturity
      mortgage-backed securities                                   36,009       113,493
   Net increase in loans and leases                            (6,474,325)   (9,431,133)
   Purchases of premises and equipment                           (783,602)     (276,898)
   Capitalized additions to other real estate                     (81,338)      (18,232)
   Proceeds from the sale of other real estate                    196,775       200,343
                                                             ------------  ------------
              Net cash used in investing activities           (19,608,267)  (11,545,050)
                                                             ------------  ------------


                                   (Continued)

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                   (Continued)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

                                                         1998           1997
                                                     ------------   -----------
Cash flows from financing activities:
   Net increase in demand, interest-bearing and
      savings deposits                               $  9,923,266   $ 4,625,080
   Net increase in time deposits                       15,097,002    12,407,307
   Repayment of ESOP note payable                                       (40,000)
   Proceeds from the exercise of stock options            208,414        36,342
   Payments for fractional shares                                        (1,741)
                                                     ------------   -----------
              Net cash provided by financing
                activities                             25,228,682    17,026,988
                                                     ------------   -----------

              Increase in cash and cash equivalents     5,695,014     6,913,632

Cash and cash equivalents at beginning of period       11,846,020     4,547,407
                                                     ------------   -----------
Cash and cash equivalents at end of period           $ 17,541,034   $11,461,039
                                                     ============   ===========

Supplemental disclosure of cash flow information:

   Cash paid during the year for:
      Interest expense                               $  2,747,262   $ 2,117,980
      Income taxes                                   $    445,000   $   544,000

Non-cash investing activities:
   Real estate acquired through foreclosure          $    757,830   $   709,846

   Net change in unrealized gain on available-
      for-sale investment securities                 $    275,287   $   148,777

Supplemental schedule related to acquisition:

   On February 21, 1997, the Bank acquired
      certain assets and liabilities of the
      Lincoln branch of Wells Fargo Bank:

         Cash                                                       $ 5,944,700
         Fair value of assets and liabilities
           acquired, net                                                128,824
         Premium paid for deposits                                      366,581
                                                                    -----------

           Deposits assumed                                         $ 6,440,105
                                                                    ===========





   The accompanying notes are an integral part of these financial statements.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.      BASIS OF PRESENTATION

        The accompanying unaudited consolidated financial statements have been prepared in a condensed format and, therefore, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been reflected in the financial statements. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year. Certain reclassifications have been made to prior period amounts to present them on a basis consistent with classifications for the nine months ended September 30, 1998.

2.      INVESTMENT SECURITIES

        The amortized cost and estimated market value of investment securities at September 30, 1998 and December 31, 1997 consisted of the following:

        Available-for-Sale:

                                                                September 30, 1998
                                           -------------------------------------------------------------
                                                               Gross           Gross         Estimated
                                            Amortized       Unrealized      Unrealized        Market
                                              Cost             Gains          Losses           Value
                                           ------------     ----------      ----------      ------------
        U.S. Government agencies           $ 21,739,880     $ 252,262        $ (58,642)     $21,933,500
        Obligations of states and
          political subdivisions              7,820,876       238,728          (11,204)       8,048,400
        Federal Reserve Bank stock              150,900                                         150,900
        Federal Home Loan Bank stock            411,000                                         411,000
                                           ------------     ---------        ---------      -----------
                                           $ 30,122,656     $ 490,990        $ (69,846)     $30,543,800
                                           ============     =========        =========      ===========

        Net unrealized gains on available-for-sale investment securities totaling $421,144 were recorded net of $152,787 in tax liabilities as a separate component of stockholders' equity at September 30, 1998. There were no sales of available-for-sale investment securities for the nine month period ended September 30, 1998.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

2.      INVESTMENT SECURITIES (Continued)

        Available-for-Sale: (Continued)


                                                                   December 31, 1997
                                              -----------------------------------------------------------
                                                                 Gross           Gross         Estimated
                                                Amortized      Unrealized      Unrealized        Market
                                                  Cost           Gains          Losses           Value
                                              ------------    -----------    ------------     -----------
        U.S. Government agencies              $ 13,534,887    $ 126,463      $ (46,350)       $13,615,000
        Obligations of states and
          political subdivisions                 1,573,256       66,738           (994)         1,639,000
        Federal Reserve Bank stock                 150,900                                        150,900
        Federal Home Loan Bank stock               393,600                                        393,600
                                              ------------    ---------      ---------        -----------
                                              $ 15,652,643    $ 193,201      $ (47,344)       $15,798,500
                                              ============    =========      =========        ===========

        Net unrealized gains on available-for-sale investment securities totaling $145,857 were recorded net of $56,680 in tax liabilities as a separate component of stockholders' equity at December 31, 1997. Proceeds and gross realized gains from the sale of available-for-sale investment securities for the nine month period ended September 30, 1997 totaled $2,186,980 and $16,292, respectively.

        Held-to-Maturity:


                                                                   September 30, 1998
                                              -----------------------------------------------------------
                                                                 Gross           Gross         Estimated
                                                Amortized      Unrealized      Unrealized        Market
                                                  Cost           Gains          Losses           Value
                                              ------------    -----------    ------------     -----------
        U.S. Government agencies              $  2,054,428     $   31,472                       $2,085,900
        Obligations of states and
          political subdivisions                   834,816         18,784                          853,600
                                              ------------     ----------     ----------        ----------
                                              $  2,889,244     $   50,256     $       --        $2,939,500
                                              ============     ==========     ==========        ==========


                     WESTERN SIERRA BANCORP AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  (Continued)

2.      INVESTMENT SECURITIES (Continued)

        Held-to-Maturity: (Continued)


                                                                December 31, 1997
                                             -----------------------------------------------------------
                                                                Gross           Gross         Estimated
                                               Amortized      Unrealized      Unrealized        Market
                                                 Cost           Gains          Losses           Value
                                             ------------    -----------    ------------     -----------
        U.S. Government agencies              $ 4,065,583      $  36,417                     $ 4,102,000
        Obligations of states and
          political subdivisions                  884,463          5,537                         890,000
                                              -----------      ---------      ----------     -----------
                                              $ 4,950,046      $  41,954      $       --     $ 4,992,000
                                              ===========      =========      ==========     ===========


        There were no sales or transfers of held-to-maturity investment securities for the nine month periods ended September 30, 1998 and 1997, respectively.

                    WESTERN SIERRA BANCORP AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  (Continued)

2.      INVESTMENT SECURITIES (Continued)

        The amortized cost and estimated market value of investment securities at September 30, 1998 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                          Available-for-Sale         Held-to-Maturity
                                       ------------------------   ----------------------
                                                     Estimated                 Estimated
                                        Amortized     Market      Amortized      Market
                                          Cost        Value         Cost         Value
                                       ----------  -----------    ----------  ----------
        After one year through
          five years                   $  500,000  $   500,300
        After five years through
          ten years                     5,002,108    5,125,000    $1,500,000  $1,528,400
        After ten years                 2,641,110    2,733,400       500,000     500,800
                                       ----------  ------------   ----------  ----------
                                        8,143,218    8,358,700     2,000,000   2,029,200

        Investment securities
          not due at a single
          maturity date:
           Mortgage-backed
             securities                 9,539,139    9,500,800        54,428      56,700
           SBA loan pools               4,057,523    4,074,000
           Municipal bonds              7,820,876    8,048,400       834,816     853,600
           Federal Reserve Bank
             stock                        150,900      150,900
           Federal Home Loan
             Bank stock                   411,000      411,000
                                      -----------  -----------    ----------  ----------
                                      $30,122,656  $30,543,800    $2,889,244  $2,939,500
                                      ===========  ===========    ==========  ==========


        Investment securities with amortized costs totaling $7,087,451 and $8,495,865 and market values totaling $7,261,600 and $8,565,000 were pledged to secure public deposits, treasury, tax and loan accounts and the Federal Reserve Bank borrowing line at September 30, 1998 and December 31, 1997, respectively.

                    WESTERN SIERRA BANCORP AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  (Continued)

3.      LOANS AND LEASES

        Outstanding loans and leases are summarized below:

                                                     September 30,   December 31,
                                                         1998            1997
                                                    --------------   ------------
        Commercial                                   $18,708,168     $14,882,162
        Real estate-mortgage                          46,633,773      40,051,471
        Real estate-construction                       7,685,776      13,263,326
        Lease financing                                1,442,542         697,499
        Installment                                      582,953         615,391
                                                     -----------     -----------
                                                      75,053,212      69,509,849

        Deferred loan and lease origination
          fees and costs, net                           (209,037)       (371,013)
        Allowance for loan and lease losses           (1,024,738)       (947,865)
                                                     -----------     -----------
                                                     $73,819,437     $68,190,971
                                                     ===========     ===========

        Changes in the allowance for loan and lease losses were as follows:


                                               Nine Month Periods Ended
                                                     September 30,        Year Ended
                                               -----------------------    December 31,
                                                   1998         1997         1997
                                               ----------   ----------    ---------
        Balance, beginning of year             $  947,865   $  707,066    $ 707,066
        Provision charged to operations           250,000      193,000      243,000
        Losses charged to allowance              (186,813)                   (3,000)
        Recoveries                                 13,686          600          799
                                               ----------   ----------    ---------
                                               $1,024,738   $  900,666    $ 947,865
                                               ==========   ==========    =========

        The recorded investment in loans that were considered to be impaired totaled $736,400 and $1,487,000 at September 30, 1998 and December 31, 1997, respectively. The related allowance for loan losses for these loans at September 30, 1998 and December 31, 1997 was $344,900 and $207,500, respectively. The average recorded investment in impaired loans for the nine month period ended September 30, 1998 and the year ended December 31, 1997 was $862,400 and $1,100,000, respectively. The Bank recognized $4,000 and $63,119 in interest income on impaired loans during the nine month periods ended September 30, 1998 and 1997, respectively.

        At September 30, 1998 and December 31,1997, nonaccrual loans totaled $736,400 and $1,487,000, respectively. Interest foregone on nonaccrual loans totaled $37,434 and $46,713 for the nine month periods ended September 30, 1998 and 1997, respectively.

        Salaries and employee benefits totaling $240,540 and $262,015 have been deferred as loan origination costs during the nine month periods ended September 30, 1998 and 1997, respectively.

                    WESTERN SIERRA BANCORP AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  (Continued)

4.      OTHER REAL ESTATE

        Other real estate consisted of the following:


                                        September 30,   December 31,
                                            1998            1997
                                        -------------   ------------
        Other real estate               $  1,903,308     $ 1,241,776
        Valuation allowance                 (349,972)       (274,972)
                                        ------------     -----------
                                        $  1,553,336     $   966,804
                                        ============     ===========

        Changes in the allowance for losses on other real estate were as follows:

                                          Nine Month Periods Ended
                                                September 30,          Year Ended
                                        ---------------------------   December 31,
                                            1998            1997          1997
                                        -----------      ----------   ------------
        Balance, beginning of year      $   274,972
        Provision charged to
          operations                         75,000      $  274,972    $ 274,972
                                        -----------      ----------    ---------
          Balance, end of period        $   349,972      $  274,972    $ 274,972
                                        ===========      ==========    =========

5.      BANK PREMISES AND EQUIPMENT

        Bank premises and equipment consisted of the following:

                                       September 30,     December 31,
                                           1998              1997
                                       -------------     ------------
        Land                            $ 1,175,394      $   720,640
        Building                          1,490,089        1,484,566
        Furniture, fixtures
          and equipment                   2,418,090        2,211,896
        Leasehold improvements              252,637          245,677
        Construction in progress            175,460           80,081
                                        -----------      -----------
                                          5,511,670        4,742,860

          Less accumulated
           depreciation and
           amortization                  (2,030,758)      (1,715,782)
                                        -----------      -----------
                                        $ 3,480,912      $ 3,027,078
                                        ===========      ===========

        Depreciation and amortization included in occupancy and equipment expense totaled $329,770 and $267,018 for the nine month periods ended September 30, 1998 and 1997, respectively.

                    WESTERN SIERRA BANCORP AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  (Continued)


6.      ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

        Accrued interest receivable and other assets consisted of the following:


                                                 September 30,   December 31,
                                                     1998            1997
                                                 -------------   ------------
        Accrued interest receivable               $   783,877    $   752,368
        Cash surrender value of officer life
          insurance policies                          362,645        349,722
        Deferred tax assets, net                      388,207        484,000
        Deposit premium, net                          308,536        336,031
        Other                                         824,502        391,390
                                                  -----------    -----------
                                                  $ 2,667,767    $ 2,313,511
                                                  ===========    ===========

7.      INTEREST-BEARING DEPOSITS

        Interest-bearing deposits consisted of the following:

                                                 September 30,   December 31,
                                                     1998            1997
                                                 -------------   ------------
        Savings                                   $ 7,944,270    $ 7,198,335
        NOW accounts                               10,793,085      9,695,696
        Money market                                6,312,581     10,570,276
        Time, $100,000 or more                     29,752,423     15,533,010
        Other time                                 37,374,726     36,497,137
                                                  -----------    -----------
                                                  $92,177,085    $79,494,454
                                                  ===========    ===========

        Interest expense recognized on interest-bearing deposits consisted of the following:

                                                   Nine Month Periods Ended
                                                         September 30,
                                                  --------------------------
                                                     1998           1997
                                                  -----------    -----------
        Savings                                   $   104,822    $   114,531
        NOW accounts                                   75,990         78,847
        Money market                                  138,517        154,469
        Time, $100,000 or more                        794,153        499,518
        Other time                                  1,488,082      1,370,061
                                                  -----------    -----------
                                                  $ 2,601,564    $ 2,217,426
                                                  ===========    ===========

                    WESTERN SIERRA BANCORP AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  (Continued)


8.      EARNINGS PER SHARE

        A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:


                                                             Weighted
                                                              Average
                                                             Number of
               For the Nine Month                Net          Shares       Per Share
                  Periods Ended                 Income      Outstanding     Amount
        --------------------------------     -----------    -----------    ---------
        September 30, 1998
        ------------------

        Basic earnings per share              $  835,268      970,810       $   .86
                                                                            =======

        Effect of dilutive stock options                       67,475
                                              ----------    ---------
        Diluted earnings per share            $  835,268    1,038,285       $   .80
                                              ==========    =========       =======

        September 30, 1997
        ------------------

        Basic earnings per share              $  707,718      965,403       $   .73
                                                                            =======

        Effect of dilutive stock options                       43,908
                                              ----------    ---------
        Diluted earnings per share            $  707,718    1,009,311       $   .70
                                              ==========    =========       =======

9.      COMPREHENSIVE INCOME

        On January 1, 1998, the Company adopted SFAS 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported. Other comprehensive income, net of taxes, was comprised of the unrealized gain on available-for sale investment securities for the nine month periods ended September 30, 1998 and 1997 and totaled $179,180 and $130,745, respectively. Total comprehensive income, net of taxes, was $1,014,448 and $838,463 for the nine month periods ended September 30, 1998 and 1997, respectively.

10.     NEW ACCOUNTING PRONOUNCEMENT

        In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, Management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



The Board of Directors
    and Stockholders
Western Sierra Bancorp
    and Subsidiary

           We have audited the accompanying consolidated balance sheet of Western Sierra Bancorp and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Sierra Bancorp and subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.





                                            /s/ PERRY SMITH & CO., LLP
                                            ------------------------------------
                                                Certified Public Accountants

Sacramento, California
February 6, 1998

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1997 AND 1996

                                                                  1997                  1996
                                                              ------------          ------------
                           ASSETS
Cash and due from banks                                       $  5,296,020          $  4,447,407
Federal funds sold                                               6,550,000               100,000
Loans held for sale                                              1,766,851               748,617
Investment securities (market value of
   $20,790,500 in 1997 and $11,739,100
   in 1996) (Note 2)                                            20,748,546            11,734,630
Loans and leases, less allowance for loan and
   lease losses of $947,865 in 1997 and
   $707,066 in 1996 (Note 3)                                    68,190,971            60,901,585
Other real estate (Note 4)                                         966,804             1,197,304
Bank premises and equipment, net (Note 5)                        3,027,078             2,770,761
Accrued interest receivable and other assets
   (Note 6)                                                      2,313,511             1,560,222
                                                              ------------          ------------

                                                              $108,859,781          $ 83,460,526
                                                              ============          ============

                       LIABILITIES AND
                    STOCKHOLDERS' EQUITY

Deposits:
   Non-interest bearing                                       $ 19,214,744          $ 15,488,098
   Interest bearing (Note 7)                                    79,494,454            59,439,072
                                                              ------------          ------------

        Total deposits                                          98,709,198            74,927,170

Accrued interest payable and other liabilities                   1,152,111               813,030
                                                              ------------          ------------

        Total liabilities                                       99,861,309            75,740,200
                                                              ------------          ------------

Commitments and contingencies (Note 9)

Stockholders' equity (Note 10):
   Preferred stock - no par value; 10,000,000 shares
      authorized; none issued                                           --                    --
   Common stock - no par value; 10,000,000 shares
      authorized; issued and outstanding - 946,021
      shares in 1997 and 796,948 shares in 1996                  7,000,846             4,989,275
   Retained earnings                                             1,908,449             2,762,300
   Unrealized gain (loss) on available-for-sale
      investment securities, net of taxes (Note 2)                  89,177               (31,249)
                                                              ------------          ------------

        Total stockholders' equity                            8,998,472             7,720,326
                                                              ------------          ------------

                                                              $108,859,781          $ 83,460,526
                                                              ============          ============



   The accompanying notes are an integral part of these financial statements.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                      1997                1996                 1995
                                                  -----------          -----------          -----------
Interest income:
   Interest and fees on loans and leases          $ 6,977,940          $ 5,543,968          $ 4,937,615
   Interest on Federal funds sold                     210,669              145,574              141,254
   Interest on investment securities:
      Taxable                                       1,171,799              733,987              588,893
      Exempt from Federal income taxes                 70,041               17,521               16,180
                                                  -----------          -----------          -----------

        Total interest income                       8,430,449            6,441,050            5,683,942
                                                  -----------          -----------          -----------

Interest expense:
   Interest on deposits (Note 7)                    3,049,511            2,173,525            1,868,796
   Interest on short-term borrowings
      (Note 8)                                          1,783               11,453                5,795
                                                  -----------          -----------          -----------

        Total interest expense                      3,051,294            2,184,978            1,874,591
                                                  -----------          -----------          -----------

        Net interest income                         5,379,155            4,256,072            3,809,351

Provision for loan and lease losses
   (Note 3)                                           243,000              457,500               80,000
                                                  -----------          -----------          -----------

        Net interest income after
           provision for loan and
           lease losses                             5,136,155            3,798,572            3,729,351
                                                  -----------          -----------          -----------

Non-interest income:
   Service charges and fees                           764,888              687,896              689,759
   Gain on sale of loans                              972,425              684,316              426,998
   Gain (loss) on sale and call of
      investment securities, net
      (Note 2)                                         20,597               11,020              (29,520)
   Other income                                       278,964              308,541              139,755
                                                  -----------          -----------          -----------

        Total non-interest income                   2,036,874            1,691,773            1,226,992
                                                  -----------          -----------          -----------



                                   (Continued)

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                 1997                1996                1995
                                              ----------          ----------          ----------
Other expenses:
   Salaries and employee benefits
      (Notes 3 and 14)                        $2,987,918          $2,355,582          $2,090,522
   Occupancy (Notes 5 and 9)                     399,720             351,845             307,998
   Equipment                                     461,138             398,913             369,320
   Other expenses (Note 11)                    1,682,183           1,176,110           1,160,495
                                              ----------          ----------          ----------

        Total other expenses                   5,530,959           4,282,450           3,928,335
                                              ----------          ----------          ----------

        Income before income taxes             1,642,070           1,207,895           1,028,008

Income taxes (Note 12)                           639,000             470,000             377,000
                                              ----------          ----------          ----------

        Net income                            $1,003,070          $  737,895          $  651,008
                                              ==========          ==========          ==========

Basic earnings per share (Note 10)            $     1.08          $      .97          $      .96
                                              ==========          ==========          ==========

Diluted earnings per share (Note 10)          $     1.02          $      .94          $      .94
                                              ==========          ==========          ==========



                          The accompanying notes are an
                             integral part of these
                              financial statements.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                                      UNREALIZED
                                                                                                     (LOSS) GAIN
                                                                                                     ON AVAILABLE-
                                           COMMON STOCK             ADDITIONAL                         FOR-SALE
                                  ----------------------------        PAID-IN         RETAINED        INVESTMENT
                                     SHARES          AMOUNT           CAPITAL         EARNINGS        SECURITIES          TOTAL
                                  -----------      -----------      -----------      -----------      -----------      -----------
Balance, January 1, 1995              517,600      $ 1,294,000      $ 1,307,500      $ 1,751,852      $   (52,919)     $ 4,300,433

Stock options exercised                21,400           53,500           71,476                                            124,976

7% stock dividend                      36,274           90,685          126,959         (217,644)

4% stock dividend                      22,783           56,958          102,583         (159,541)

Fractional shares                                                                         (1,270)                           (1,270)

Net income                                                                               651,008                           651,008

Net change in unrealized
   loss on available-for-sale
   investment securities, net
   of taxes                                                                                                80,312           80,312
                                  -----------      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 1995            598,057        1,495,143        1,608,518        2,024,405           27,393        5,155,459

Shares exchanged to effect
   merger with the Bank                              1,608,518       (1,608,518)

Stock issued through stock
   offering                           200,000        1,904,922                                                           1,904,922

Stock options exercised and
   related tax benefit                  2,891           20,692                                                              20,692

Unearned ESOP shares
   (Note 14)                           (4,000)         (40,000)                                                            (40,000)

Net income                                                                               737,895                           737,895

Net change in unrealized
   gain on available-for-sale
   investment securities, net
   of taxes                                                                                               (58,642)         (58,642)
                                  -----------      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 1996            796,948        4,989,275                         2,762,300          (31,249)       7,720,326

Stock options exercised and
   related tax benefit                 11,943          118,827                                                             118,827

6% stock dividend                      47,927          617,300                          (617,300)

10% stock dividend                     85,203        1,235,444                        (1,235,444)

Fractional shares                                                                         (4,177)                           (4,177)

Earned ESOP shares
   (Note 14)                            4,000           40,000                                                              40,000

Net income                                                                             1,003,070                         1,003,070

Net change in unrealized
   loss on available-for-sale
   investment securities, net
   of taxes (Note 2)                                                                                      120,426          120,426
                                  -----------      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 1997            946,021      $ 7,000,846      $        --      $ 1,908,449      $    89,177      $ 8,998,472
                                  ===========      ===========      ===========      ===========      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                       1997             1996            1995
                                                   -----------      -----------      -----------
Cash flows from operating activities:
   Net income                                      $ 1,003,070      $   737,895      $   651,008
   Adjustments to reconcile net
      income to cash provided by
      operating activities:
        Provision for loan and lease losses            243,000          457,500           80,000
        Depreciation and amortization                  397,903          318,076          316,604
        Deferred loan origination costs and
           fees, net                                    (1,636)         120,039           (2,774)
        Amortization of investment security
           premiums, net                                21,063           39,101           57,272
        (Gain) loss on sale and call of avail-
           able-for-sale investment securities         (16,293)         (11,020)          29,520
        Gain on called held-to-maturity
           investment securities                        (4,304)
        Provision for losses on other real
           estate                                      207,651           90,521
        Loss (gain) on sale of other real
           estate                                       25,802          (78,450)          (8,937)
        Increase in loans held for sale             (1,018,234)        (105,368)        (440,099)
        Increase in accrued interest
           receivable and other assets                (230,030)        (129,292)        (160,865)
        Increase (decrease) in accrued
           interest payable and other
           liabilities                                 419,081          (55,869)         495,557
        Deferred taxes                                (233,000)         (26,000)         (53,000)
                                                   -----------      -----------      -----------

             Net cash provided by
                operating activities                   814,073        1,357,133          964,286
                                                   -----------      -----------      -----------



                                   (Continued)

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                 1997              1996              1995
                                             ------------      ------------      ------------
Cash flows from investing activities:
   Cash acquired in the purchase of
      selected assets and liabilities of
      another bank                           $  5,944,700
   Proceeds from the sale and call of
      available-for-sale investment
      securities                                4,422,806      $  4,624,994      $  2,625,494
   Proceeds from called held-to-
      maturity investment securities            1,236,435
   Proceeds from matured held-to-
      maturity investment securities              114,380           545,000         1,422,675
   Purchases of available-for-sale
      investment securities                   (12,615,575)       (3,835,745)       (6,157,987)
   Purchases of held-to-maturity
      investment securities                    (3,371,446)       (2,498,017)         (620,562)
   Principal repayments received from
      available-for-sale SBA pools and
      mortgage-backed securities                1,226,887         1,184,545           453,149
   Principal repayments received from
      held-to-maturity mortgage-backed
      securities                                  168,765           131,058            93,089
   Net decrease in interest-bearing
      deposits in banks                                                               100,000
   Net increase in loans and leases            (8,298,384)      (13,462,483)       (8,371,476)
   Purchases of premises and equipment           (529,120)         (109,556)       (1,061,457)
   Purchase of other real estate                                                      (35,000)
   Proceeds from the sale of other real
      estate                                      798,955           419,708            98,997
   Purchase of life insurance policies                                               (305,000)
                                             ------------      ------------      ------------

        Net cash used in
           investing activities               (10,901,597)      (13,000,496)      (11,758,078)
                                             ------------      ------------      ------------



                                   (Continued)

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                          1997              1996              1995
                                                      ------------      ------------      ------------
Cash flows from financing activities:
   Net increase in demand, interest-
      bearing and savings deposits                    $  4,134,281      $  2,037,915      $    800,995
   Net increase in time deposits                        13,207,642         9,783,403         9,398,324
   Net (decrease) increase in short-term
      borrowings                                                          (2,000,000)        1,350,000
   Payments for fractional shares                           (4,177)                             (1,270)
   Proceeds from the sale of common
      stock                                                                1,904,922
   Proceeds from issuance of ESOP
      note payable                                                            40,000
   Repayment of ESOP note payable                          (40,000)
   Proceeds from the exercise of
      stock options                                         88,391            16,272           124,976
                                                      ------------      ------------      ------------

        Net cash provided by financing
           activities                                   17,386,137        11,782,512        11,673,025
                                                      ------------      ------------      ------------

        Increase in cash and cash
           equivalents                                   7,298,613           139,149           879,233

Cash and cash equivalents at
   beginning of year                                     4,547,407         4,408,258         3,529,025
                                                      ------------      ------------      ------------

Cash and cash equivalents at
   end of year                                        $ 11,846,020      $  4,547,407      $  4,408,258
                                                      ============      ============      ============

Supplemental disclosure of cash flow information:

      Cash paid during the year for:
        Interest expense                              $  2,909,016      $  2,081,127      $  1,717,971
        Income taxes                                  $    784,000      $    738,000      $    201,602

Non-cash investing activities:
   Real estate acquired through
      foreclosure                                     $    709,846      $  1,307,314      $     35,941

   Net change in unrealized gain (loss)
      on available-for-sale investment
      securities                                      $    196,634      $    (94,116)     $    130,121



                                   (Continued)

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


Supplemental schedule related to acquisition:

   On February 21, 1997, the Bank acquired certain assets and liabilities of the Lincoln branch of Wells Fargo Bank (Note 16):

        Cash                                                                              $5,944,700
        Fair value of assets and liabilities
           acquired, net                                                                     128,824
        Premium paid for deposits                                                            366,581
                                                                                          ----------
             Deposits assumed                                                             $6,440,105
                                                                                          ==========



                          The accompanying notes are an
                             integral part of these
                              financial statements.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           General
           -------

           Western Sierra Bancorp (the "Company") was incorporated on July 11, 1996, and subsequently obtained approval of the Board of Governors of the Federal Reserve System to be a bank holding company. On
           December 31, 1996, Western Sierra National Bank (the "Bank") consummated a merger with Western Sierra Bancorp that was effected through the exchange of one share of the Company's no par value common stock for each share of the Bank's $2.50 per share par value common stock. The merger was accounted for in a manner similar to that of a pooling-of-interests method of accounting.

           The accounting and reporting policies of the Company and its subsidiary conform with generally accepted accounting principles and prevailing practices within the banking industry.

           Certain reclassifications have been made to prior years' balances to conform to classifications used in 1997.

           Principles of Consolidation
           ---------------------------
           The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank. All material intercompany transactions and accounts have been eliminated in consolidation.

           Investment Securities
           ---------------------
           Investments are classified into the following categories:

                     - Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as a separate component of stockholders' equity.

                     - Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

           Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

           Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Loans and Leases
           ----------------
           Loans and leases are stated at principal balances outstanding, except for loans transferred from loans held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan and lease balances. However, when, in the opinion of management, loans and leases are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans and leases are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans and leases, or payments received on nonaccrual loans and leases for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

           An impaired loan or lease is measured based on the present value of expected future cash flows discounted at the instrument's effective interest rate or, as a practical matter, at the instrument's observable market price or the fair value of collateral if the loan or lease is collateral dependent. A loan or lease is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan or lease agreement.

           Loan and lease origination fees, commitment fees, direct loan and lease origination costs and purchase premiums and discounts on loans and leases are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan or lease. The unamortized balance of deferred fees and costs is reported as a component of net loans and leases.

           Allowance for Loan and Lease Losses
           -----------------------------------
           The allowance for loan and lease losses is maintained to provide for losses related to impaired loans and leases and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and lease portfolio, specifically identified problem loans and leases, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area. These estimates are particularly susceptible to changes in the economic environment and market conditions. The allowance is established through a provision for loan and lease losses which is charged to expense.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Loan Sales and Servicing
           ------------------------
           The Bank adopted Financial Accounting Standards Board Statement No. 125 (SFAS 125), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities on January 1, 1997. This Statement superseded SFAS 122, Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65, which was adopted by the Bank on October 1, 1996. Under SFAS 125, sales of financial assets are recognized when the transferred assets are put beyond the reach of the transferor and its creditors, even in bankruptcy or receivership.

           Under SFAS 125, servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Fair values are estimated using discounted cash flows based on current market interest rates. For purposes of measuring impairment, servicing assets are stratified based on note rate and term. The amount of impairment recognized is the amount by which the servicing assets for a stratum exceed their fair value. Servicing rights acquired during the year ended December 31, 1997 were not considered material for disclosure purposes.

           The Bank originates loans that are sold to the Federal Home Loan Mortgage Corporation (FHLMC) and other investors. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date which investors have committed to purchase the loans. At the time the loans are sold, the related right to service the loans are either retained, with the Bank earning future servicing income, or released in exchange for a one-time servicing-released premium. Mortgage loans subsequently transferred to the loan portfolio are transferred at the lower of cost or market value at the date of transfer. Any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method. The Bank serviced loans for FHLMC totaling approximately $6,648,000 and $7,869,000 as of December 31, 1997 and 1996, respectively.

           In addition, the guaranteed portion of certain Small Business Administration (SBA) loans are sold to third parties with the Bank retaining the unguaranteed portion. The Bank generally receives a premium in excess of the adjusted carrying value of the loan at the time of sale. The Bank may be required to refund a portion of this premium if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 1997, 1996 or 1995. SBA loans with unpaid balances of $4,181,000 and $2,917,000 were being serviced for others at December 31, 1997 and 1996, respectively.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Other Real Estate
           -----------------
           Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property, net of estimated selling costs, is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred.

           Bank Premises and Equipment
           ---------------------------
           Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of Bank premises are estimated to be thirty years. The useful lives of furniture, fixtures and equipment are estimated to be one to fifteen years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

           Income Taxes
           ------------
           Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

           Cash Equivalents
           ----------------
           For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

           Earnings Per Share
           ------------------
           In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which established new standards for computing and presenting earnings per share (EPS). This Statement was adopted by the Company for financial statements issued for the year ended December 31, 1997 and requires the restatement of all prior-period EPS data presented.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Earnings Per Share (Continued)
           ------------------
           Basic EPS, which excludes dilution, is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period and replaces the presentation of primary EPS. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. Diluted EPS is computed similarly to, and replaces the presentation of, fully diluted EPS. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share is retroactively adjusted for stock dividends for all periods presented.

           Stock-Based Compensation
           ------------------------
           Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro-forma net income and earnings per share are disclosed as if the fair value method had been applied.

           Use of Estimates
           ----------------
           The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.         INVESTMENT SECURITIES

           The amortized cost and estimated market value of investment securities at December 31, 1997 and 1996 consisted of the following:

           Available-for Sale:

                                                                           1997
                                        --------------------------------------------------------------------------------
                                                                 Gross                  Gross                Estimated
                                         Amortized             Unrealized             Unrealized               Market
                                           Cost                  Gains                  Losses                 Value
                                        ------------          ------------           ------------           ------------
           U.S. Government
                agencies                $ 13,534,887          $    126,463           $    (46,350)          $ 13,615,000
           Obligations of states
               and political sub-
               divisions                   1,573,256                66,738                   (994)             1,639,000
           Federal Reserve
               Bank stock                    150,900                                                             150,900
           Federal Home Loan
               Bank stock                    393,600                                                             393,600
                                        ------------          ------------           ------------           ------------

                                        $ 15,652,643          $    193,201           $    (47,344)          $ 15,798,500
                                        ============          ============           ============           ============

           Net unrealized gains on available-for-sale investment securities totaling $145,857 were recorded net of $56,680 in tax liabilities as a separate component of stockholders' equity at December 31, 1997. Proceeds and gross realized gains from the sale and call of available-for-sale investment securities for the year ended
           December 31, 1997 totaled $4,422,806 and $16,293, respectively.

                                                                           1996
                                      ---------------------------------------------------------------------------------
                                                                Gross                 Gross                  Estimated
                                         Amortized           Unrealized             Unrealized                 Market
                                            Cost                Gains                 Losses                   Value
                                        -----------          -----------            -----------             -----------
           U.S. Government
              agencies                  $ 8,171,777          $    12,623            $   (63,400)            $ 8,121,000
           Federal Reserve
              Bank stock                    150,900                                                             150,900
           Federal Home Loan
              Bank stock                    370,200                                                             370,200
                                        -----------          -----------            -----------             -----------

                                        $ 8,692,877          $    12,623            $   (63,400)            $ 8,642,100
                                        ===========          ===========            ===========             ===========

           Net unrealized losses on available-for-sale investment securities totaling $50,777 were recorded net of $19,528 in tax benefits as a separate component of stockholders' equity at December 31, 1996. Proceeds and gross realized gains and losses from the sale and call of available-for-sale investment securities for the year ended December 31, 1996 totaled $4,624,994, $14,957 and $3,937, respectively. Proceeds and gross realized gains and losses from the sale and call of available-for-sale investment securities for the year ended December 31, 1995 totaled $2,625,494, $1,620 and $31,140, respectively.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.         INVESTMENT SECURITIES (Continued)

           Held-to Maturity:

                                                               1997
                                     ---------------------------------------------------------
                                                       Gross          Gross         Estimated
                                      Amortized     Unrealized      Unrealized        Market
                                        Cost           Gains          Losses          Value
                                     ----------     ----------      -----------     ----------
           U.S. Government
               agencies              $4,065,583     $   36,417                      $4,102,000
           Obligations of states
               and political sub-
               divisions                884,463          5,537                         890,000
                                     ----------     ----------       ----------     ----------

                                     $4,950,046     $   41,954       $       --     $4,992,000
                                     ==========     ==========       ==========     ==========

           Proceeds and gross realized gains on called held-to-maturity investment securities for the year ended December 31, 1997 totaled $1,236,435 and $4,304, respectively.

                                                               1996
                                     ---------------------------------------------------------
                                                      Gross           Gross         Estimated
                                     Amortized      Unrealized      Unrealized        Market
                                       Cost           Gains           Losses          Value
                                     ---------      ----------      ----------      ----------
           U.S. Government
               agencies              $2,835,010     $    4,615       $   (625)      $2,839,000
           Obligations of states
               and political sub-
               divisions                257,520            480                         258,000
                                     ----------     ----------       --------       ----------

                                     $3,092,530     $    5,095       $   (625)      $3,097,000
                                     ==========     ==========       ========       ==========


           There were no sales, calls or transfers of held-to-maturity investment securities for the years ended December 31, 1996 and 1995.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.         INVESTMENT SECURITIES (Continued)

           The amortized cost and estimated market value of investment securities at December 31, 1997 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Available-for-Sale                         Held-to-Maturity
                                         --------------------------------          --------------------------------
                                                               Estimated                                Estimated
                                           Amortized             Market             Amortized             Market
                                             Cost                Value                Cost                 Value
                                         -----------          -----------          -----------          -----------
           Within one year               $ 1,000,088          $   997,000
           After one year
             through five years            1,060,000            1,060,000
           After five years
             through ten years             2,707,296            2,744,000          $ 3,500,152          $ 3,533,000
           After ten years                 2,314,709            2,426,000            1,175,789            1,182,000
                                         -----------          -----------          -----------          -----------

                                           7,082,093            7,227,000            4,675,941            4,715,000

           Investment securities not due
             at a single maturity date:
             Government guar-
               anteed mortgage-
               backed securities           7,373,324            7,369,000               65,431               68,000
             SBA loan pools                  652,726              658,000
             Municipal bonds                                                           208,674              209,000
             Federal Reserve
               Bank stock                    150,900              150,900
             Federal Home
               Loan Bank
               stock                         393,600              393,600
                                         -----------          -----------          -----------          -----------

                                         $15,652,643          $15,798,500          $ 4,950,046          $ 4,992,000
                                         ===========          ===========          ===========          ===========

           Investment securities with amortized costs totaling $8,495,865 and $9,731,880 and market values totaling $8,565,000 and $9,670,000 were pledged to secure treasury tax and loan accounts and public deposits at December 31, 1997 and 1996, respectively.

'
                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

3.         LOANS AND LEASES

           Outstanding loans and leases are summarized as follows:

                                                              December 31,
                                                  -----------------------------------
                                                      1997                   1996
                                                  ------------           ------------
           Commercial                             $ 14,882,162           $ 13,021,706
           Real estate - mortgage                   40,051,471             33,441,843
           Real estate - construction               13,263,326             13,841,966
           Lease financing                             697,499              1,018,563
           Installment                                 615,391                657,222
                                                  ------------           ------------

                                                    69,509,849             61,981,300

           Deferred loan and lease origination
               fees and costs, net                    (371,013)              (372,649)
           Allowance for loan and lease losses        (947,865)              (707,066)
                                                  ------------           ------------

                                                  $ 68,190,971           $ 60,901,585
                                                  ============           ============

           Changes in the allowance for loan and lease losses were as follows:

                                                          Year Ended December 31,
                                              -------------------------------------------------
                                                1997                1996                1995
                                              ---------           ---------           ---------
           Balance, beginning of year         $ 707,066           $ 648,730           $ 620,018
           Provision charged to operations      243,000             457,500              80,000
           Losses charged to allowance           (3,000)           (402,518)            (56,238)
           Recoveries                               799               3,354               4,950
                                              ---------           ---------           ---------

               Balance, end of year           $ 947,865           $ 707,066           $ 648,730
                                              =========           =========           =========

           The recorded investment in loans that were considered to be impaired totaled $1,487,000 and $1,429,000 at December 31, 1997 and 1996,
           respectively. The related allowance for loan losses for these loans at December 31, 1997 and 1996 was $207,500 and $62,900, respectively. The average recorded investment in impaired loans for the years ended December 31, 1997, 1996 and 1995 was $1,100,000, $1,192,000 and
           $500,000, respectively. The Bank recognized $133,617, $101,841 and $49,584 in interest income on impaired loans during these same periods on a cash basis.

           At December 31, 1997 and 1996, nonaccrual loans totaled $1,487,000 and $1,429,000, respectively. Interest foregone on nonaccrual loans totaled $96,000, $112,000 and $82,000 for the years ended
           December 31, 1997, 1996 and 1995, respectively.

           Salaries and employee benefits totaling $339,415, $277,458 and $152,210 have been deferred as loan and lease origination costs during 1997, 1996 and 1995, respectively.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

4.         OTHER REAL ESTATE

           Other real estate consisted of the following:

                                           December 31,
                                  ---------------------------------
                                     1997                  1996
                                  -----------           -----------
           Other real estate      $ 1,241,776           $ 1,197,304

           Valuation allowance       (274,972)
                                  -----------           -----------

                                  $   966,804           $ 1,197,304
                                  ===========           ===========

5.         BANK PREMISES AND EQUIPMENT

           Bank premises and equipment consisted of the following:

                                                        December 31,
                                              ----------------------------------
                                                 1997                   1996
                                              -----------           -----------
           Land                               $   720,640           $   720,640
           Building                             1,484,566             1,473,069
           Furniture, fixtures and equipment    2,211,896             1,763,363
           Leasehold improvements                 245,677               225,061
           Construction in progress                80,081
                                              -----------           -----------

                                                4,742,860             4,182,133
               Less accumulated
                 depreciation and
                 amortization                  (1,715,782)           (1,411,372)
                                              -----------           -----------

                                              $ 3,027,078           $ 2,770,761
                                              ===========           ===========

           Depreciation and amortization included in occupancy and equipment expense totaled $366,803, $317,526 and $301,727 for the years ended December 31, 1997, 1996 and 1995, respectively.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

6.         ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

           Accrued interest receivable and other assets consisted of the following:

                                                                  December 31,
                                                         ------------------------------
                                                            1997                1996
                                                         ----------          ----------
           Accrued interest receivable                   $  752,368          $  545,613
           Cash surrender value of officer life
               insurance policies (Note 14)                 349,722             332,525
           Deferred tax assets, net (Note 12)               484,000             323,000
           Deposit premium, net (Note 16)                   336,031
           Other                                            391,390             359,084
                                                         ----------          ----------

                                                         $2,313,511          $1,560,222
                                                         ==========          ==========

7.         INTEREST-BEARING DEPOSITS

           Interest-bearing deposits consisted of the following:

                                                                 December 31,
                                                        --------------------------------
                                                           1997                 1996
                                                        -----------          -----------
           Savings                                      $ 7,198,335          $ 7,011,315
           NOW accounts                                   9,695,696            8,265,995
           Money market                                  10,570,276            7,068,644
           Time, $100,000 or more                        15,533,010            9,692,733
           Other time                                    36,497,137           27,400,385
                                                        -----------          -----------

                                                        $79,494,454          $59,439,072
                                                        ===========          ===========

           Interest expense recognized on interest-bearing deposits consisted of the following:

                                                         Year Ended December 31,
                                           --------------------------------------------------
                                              1997                1996                1995
                                           ----------          ----------          ----------
           Savings                         $  152,374          $  151,592          $  181,749
           NOW accounts                       105,363              92,685              98,775
           Money market                       214,956             199,352             207,086
           Time, $100,000 or more             764,129             394,904             327,624
           Other time                       1,812,689           1,334,992           1,053,562
                                           ----------          ----------          ----------

                                           $3,049,511          $2,173,525          $1,868,796
                                           ==========          ==========          ==========

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

8.         SHORT-TERM BORROWING ARRANGEMENTS

           The Bank has $4,000,000 in unsecured borrowing arrangements with two of its correspondent banks. At December 31, 1997, the Bank could also borrow up to $3,986,000 from the Federal Home Loan Bank, secured by investment securities with amortized costs totaling $1,188,590 and estimated market values totaling $1,168,000 and mortgage loans with carrying values totaling approximately $4,512,000. In addition, as of December 31, 1997, the Bank could borrow up to $721,000 on an overnight basis from the Federal Reserve Bank, secured by investment securities with amortized costs totaling $1,000,000 and estimated market values totaling $1,006,000. There were no short-term borrowings outstanding at December 31, 1997 and 1996.

9.         COMMITMENTS AND CONTINGENCIES

           Leases
           ------

           The Bank leases certain of its branch offices under noncancelable operating leases. Rental payments include minimum rentals, plus adjustments for changing price indexes. Future minimum lease payments are as follows:

                            Year Ending
                            December 31,
                            ------------
                                1998          $147,600
                                1999           138,180
                                2000           100,600
                                2001            93,600
                                2002            50,700
                                              --------

                                              $530,680
                                              ========

           Rental expense included in occupancy expense totaled $161,957, $134,610 and $110,853 for the years ended December 31, 1997, 1996 and 1995, respectively.

           Financial Instruments With Off-Balance-Sheet Risk
           -------------------------------------------------

           The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

           The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

9.         COMMITMENTS AND CONTINGENCIES (Continued)

           Financial Instruments With Off-Balance-Sheet Risk (Continued)
           -------------------------------------------------

           The following financial instruments represent off-balance-sheet credit risk:

                                                           December 31,
                                                 --------------------------------
                                                    1997                 1996
                                                 -----------          -----------
           Commitments to extend credit          $15,267,028          $13,091,131
           Letters of credit                     $   246,288          $   494,949

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include deposits, accounts receivable, inventory, equipment, income-producing commercial properties and residential real estate.

           Letters of credit are conditional commitments issued by the Bank to guarantee the performance or financial obligation of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

           Real estate loan commitments represent 57% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Other loan commitments, predominantly commercial, represent 41% of total commitments and are generally unsecured. Home equity line commitments represent the remaining 2% of total commitments. In addition, the majority of the Bank's loan commitments have variable interest rates.

           Significant Concentrations of Credit Risk
           -----------------------------------------

           The Bank grants real estate mortgage, real estate construction, commercial, agricultural and consumer loans to customers throughout El Dorado, Placer and Sacramento counties.

           Although the Bank has a diversified loan and lease portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate. However, personal and business income represent the primary source of repayment for a majority of these loans.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

9.         COMMITMENTS AND CONTINGENCIES (Continued)

           Contingencies
           -------------
           The Company and its subsidiary are subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company or its subsidiary.

10.        STOCKHOLDERS' EQUITY

           Dividends
           ---------
           Upon declaration by the Board of Directors of the Company, all stockholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to stockholders during the same three-year period. At
           December 31, 1997, the Bank had $1,778,723 in retained earnings available for dividend payments to the Company.

           Earnings Per Share
           ------------------
           A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                                    Weighted
                                                                                     Average
                                                                                    Number of
                                                                Net                  Shares                 Per-Share
                  For the Year Ended                          Income               Outstanding               Amount
           --------------------------------            ---------------------  ---------------------  ---------------------
           December 31, 1997
           -----------------
           Basic earnings per share                    $           1,003,070                932,531  $                1.08
                                                                                                     =====================

           Effect of dilutive stock options                                                  54,175
                                                       ---------------------  ---------------------
           Diluted earnings per share                  $           1,003,070                986,706  $                1.02
                                                       =====================  =====================  =====================
           December 31, 1996
           -----------------
           Basic earnings per share                    $             737,895                759,017  $                 .97
                                                                                                     =====================

           Effect of dilutive stock options                                                  23,301
                                                       ---------------------  ---------------------
           Diluted earnings per share                  $             737,895                782,318  $                 .94
                                                       =====================  =====================  =====================

                          WESTERN SIERRA BANCORP AND SUBSIDIARY

                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       (Continued)

10. STOCKHOLDERS' EQUITY (Continued)

    Earnings Per Share (Continued)
    ------------------

                                                          Weighted
                                                           Average
                                                          Number of
                                              Net          Shares        Per-Share
            For the Year Ended               Income      Outstanding       Amount
     --------------------------------       --------     -----------     ---------
     December 31, 1995
     -----------------

     Basic earnings per share              $651,008         681,030          $ .96
                                                                             =====

     Effect of dilutive stock options                         8,666
                                           --------         -------
     Diluted earnings per share            $651,008         689,696          $ .94
                                           ========         =======          =====

     Stock Options
     -------------

     In 1997 and 1989, the Board of Directors adopted Stock Option Plans for which 218,070 shares of common stock were reserved for issuance to employees and Directors under incentive and nonstatutory agreements. The plans require that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid in full at the time the option is exercised. The options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. The vesting period is determined by the Board of Directors and is generally over five years. As a result of the merger between the Bank and the Company, no additional shares can be granted under the 1989 Plan.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

10.        STOCKHOLDERS' EQUITY (Continued)

           Stock Options (Continued)
           -------------

           The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized for its stock option plan. Had compensation cost for the plan been determined based on the fair value at grant date for awards in 1997, 1996 and 1995 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the proforma amounts indicated below:

                                                                  Year Ended December 31,
                                                 ---------------------------------------------------------
                                                      1997                  1996                  1995
                                                 -------------          -------------        -------------
           Net earnings - as reported            $   1,003,070          $     737,895        $     651,008
           Net earnings - proforma               $     956,265          $     611,262        $     650,170

           Basic earnings per share -
               as reported                       $        1.08          $         .97        $         .96
           Basic earnings per share -
               proforma                          $        1.03          $         .81        $         .95

           Diluted earnings per share -
               as reported                       $        1.02          $         .94        $         .94
           Diluted earnings per share -
               proforma                          $         .97          $         .78        $         .94

           The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                                                    Year Ended December 31,
                                                    ------------------------------------------------------
                                                         1997                  1996              1995
                                                    ----------------     ----------------   --------------
           Dividend yield (not applicable)
           Expected volatility                      23.33% to 25.35%               25.55%            1.17%
           Risk-free interest rate                             5.78%                6.25%            5.35%
           Expected option life                             10 years             10 years          5 years

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

10.        STOCKHOLDERS' EQUITY (Continued)

           Stock Options (Continued)
           -------------

           A summary of the combined activity within the plans follows:

                                                    1997                       1996                       1995
                                          ------------------------     -----------------------     -----------------------
                                                          Weighted                    Weighted                    Weighted
                                                           Average                    Average                     Average
                                                          Exercise                    Exercise                    Exercise
                                           Shares          Price       Shares          Price       Shares          Price
                                          -------        ---------     -------        --------     -------        --------
           Options outstanding
             beginning of year            101,283        $    7.16      41,174        $   4.83      72,000        $   4.84

             Options granted               45,000        $   11.14      63,000        $   8.58       1,000        $   4.62
             Options exercised            (11,943)       $    7.22      (2,891)       $   4.82     (21,400)       $   4.82
             Options canceled              (4,198)       $    8.58                                 (16,000)       $   4.89
             Options resulting
                from stock
                dividends                  20,828        $    8.03                                   5,574        $   4.87
                                          -------                       ------                      ------

           Options outstanding,
             end of year                  150,970        $    8.43     101,283        $   7.16      41,174        $   4.83
                                          =======                      =======                      ======

           Options exercisable,
             end of year                   98,078        $    7.31      76,283        $   6.81      41,174        $   4.83
                                          =======                      =======                      ======

           Weighted average
             fair value of options
             granted during the
             year                          45,000        $    6.45      63,000        $   5.32       1,000        $   1.39
                                          =======                      =======                      ======

           A summary of options outstanding at December 31, 1997 follows:

                                                 Number of           Weighted         Number of
                                                  Options             Average          Options
                                                Outstanding          Remaining       Exercisable
                                                December 31,        Contractual      December 31,
           Range of Exercise Prices                 1997                Life             1997
           ------------------------             ------------        ------------     ------------
           $  4.62                                   1,298              3 years           1,298
           $  4.82                                  38,374              2 years          38,374
           $  8.58                                  61,798              9 years          48,506
           $ 10.91                                  27,500             10 years           5,500
           $ 11.36                                  15,400             10 years           3,080
           $ 11.59                                   6,600             10 years           1,320
                                                   -------                               ------
                                                   150,970                               98,078
                                                  ========                               ======

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

10.        STOCKHOLDERS' EQUITY (Continued)

           Regulatory Capital
           ------------------

           The Bank is subject to certain regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

           The Company is subject to similar capital requirements administered by the Board of Governors of the Federal Reserve System.

           Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets as set forth below. The average assets and risk-weighted assets of the Company and the Bank are not materially different at December 31, 1997. Each of these components is defined in the regulations. Management believes that the Company and the Bank meet all their capital adequacy requirements as of December 31, 1997.

           In addition, the most recent notification from the OCC as of December 31, 1997 categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                             1997                         1996                        1995
                                                       -----------------           ------------------          ------------------
                                                       Amount      Ratio           Amount       Ratio          Amount       Ratio
                                                       ------      -----           ------       -----          ------       -----
           Leverage Ratio
           --------------

           Western Sierra Bancorp and
               Subsidiary                          $  8,573,264     8.7%        $  7,751,575     10.2%

           Western Sierra National Bank            $  8,223,819     8.3%        $  7,476,315      9.8%      $   5,128,066     7.9%

           Minimum requirement for "Well-
               Capitalized" institution            $  4,953,300     5.0%        $  3,810,500      5.0%      $   3,252,000     5.0%
           Minimum regulatory requirement          $  3,962,700     4.0%        $  3,048,400      4.0%      $   2,601,600     4.0%

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

10.        STOCKHOLDERS' EQUITY (Continued)

           Regulatory Capital (Continued)

                                                             1997                         1996                     1995
                                                      ------------------          -------------------       -------------------
                                                      Amount       Ratio          Amount        Ratio       Amount        Ratio
                                                      ------       -----          ------        -----       ------        -----
           Tier 1 Risk-Based Capital Ratio
           -------------------------------
           Western Sierra Bancorp and
               Subsidiary                          $  8,573,264     10.7%     $   7,751,575     11.6%

           Western Sierra National Bank            $  8,223,819     10.2%     $   7,476,315     11.3%    $   5,128,066     9.3%

           Minimum requirement for "Well-
               Capitalized" institution            $  4,816,900     6.0%      $   4,024,800     6.0%     $   3,353,500     6.0%
           Minimum regulatory requirement          $  3,211,300     4.0%      $   2,683,200     4.0%     $   2,235,600     4.0%

           Total Risk-Based Capital Ratio
           ------------------------------
           Western Sierra Bancorp and
               Subsidiary                          $  9,521,129     11.9%     $   8,458,641     12.6%

           Western Sierra National Bank            $  9,171,684     11.4%     $   8,183,381     12.4%    $   5,776,796     10.3%

           Minimum requirement for "Well-
               Capitalized" institution            $  8,028,200     10.0%     $   6,708,000     10.0%    $   5,589,100     10.0%
           Minimum regulatory requirement          $  6,422,600      8.0%     $   5,366,400      8.0%    $   4,471,300      8.0%

11.        OTHER EXPENSES

           Other expenses consisted of the following:

                                                                    Year Ended December 31,
                                              -------------------------------------------------------------------
                                                      1997                   1996                    1995
                                              ---------------------  ---------------------  ---------------------
           Advertising and promotion          $              86,898  $              60,324  $              83,778
           Regulatory assessments                            46,121                 32,069                 95,937
           Stationery and supplies                          116,042                 98,022                 94,493
           Professional fees                                144,839                 82,994                 94,014
           Other real estate                                341,814                137,840                 83,410
           Other operating expenses                         946,469                764,861                708,863
                                              ---------------------  ---------------------  ---------------------

                                              $           1,682,183  $           1,176,110  $           1,160,495
                                              =====================  =====================  =====================

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.        INCOME TAXES

           The provision for income taxes for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                                     Federal                 State                   Total
                                              ---------------------  ---------------------  ---------------------
           1997
           ----
           Current                            $             642,000  $             230,000  $             872,000
           Deferred                                        (178,000)               (55,000)              (233,000)
                                              ---------------------  ---------------------  ---------------------

                  Income tax expense          $             464,000  $             175,000  $             639,000
                                              =====================  =====================  =====================

           1996
           ----
           Current                            $             351,000  $             145,000  $             496,000
           Deferred                                         (19,000)                (7,000)               (26,000)
                                              ---------------------  ---------------------  ---------------------

                  Income tax expense          $             332,000  $             138,000  $             470,000
                                              =====================  =====================  =====================

           1995
           ----
           Current                            $             316,000  $             114,000  $             430,000
           Deferred                                         (46,000)                (7,000)            (   53,000)
                                              ---------------------  ---------------------  ---------------------

                  Income tax expense          $             270,000  $             107,000  $             377,000
                                              =====================  =====================  =====================

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.        INCOME TAXES (Continued)

           Deferred tax assets (liabilities) are comprised of the following at December 31, 1997 and 1996:

                                                                  1997            1996
                                                               ---------        ---------
           Deferred tax assets:
               Allowance for loan and lease losses             $ 342,000        $ 234,000
               Excess servicing fees                              12,000           13,000
               Deferred compensation                              58,000           40,000
               Future benefit of State tax deduction              76,000           49,000
               Other real estate                                 123,000           37,000
               Deposit purchase premium                            4,000
               Organization costs                                 15,000
               Unrealized loss on available-for-sale
                  investment securities                           20,000
               Other                                              11,000            5,000
                                                               ---------        ---------
                          Total deferred tax assets              641,000          398,000
                                                               ---------        ---------

           Deferred tax liabilities:
               Bank premises and equipment                       (38,000)         (53,000)
               Future liability of State deferred tax
                  assets                                         (41,000)         (22,000)
               Federal Home Loan Bank stock
                  dividends                                      (21,000)
               Unrealized gain on available-for-sale
                  investment securities                          (57,000)
                                                               ---------        ---------
                          Total deferred tax liabilities        (157,000)         (75,000)
                                                               ---------        ---------
                          Net deferred tax assets              $ 484,000        $ 323,000
                                                               =========        =========

           The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The items comprising these differences for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                                     1997                         1996                       1995
                                          --------------------------   --------------------------   --------------------------
                                            Amount           Rate %      Amount           Rate %     Amount            Rate %
                                          ---------        ---------   ---------        ---------   ---------        ---------
           Federal income tax
             expense, at statutory
             rate                         $ 558,304             34.0   $ 410,684             34.0   $ 349,523             34.0
           State franchise tax, net
             of Federal tax effect          112,539              6.9      89,588              7.4      75,852              7.4
           Benefit of tax-
             exempt income                  (35,627)            (2.2)    (29,296)            (2.4)    (44,423)            (4.3)
           Other                              3,784               .2        (976)             (.1)     (3,952)             (.4)
                                          ---------        ---------   ---------        ---------   ---------        ---------
                  Total income
                      tax expense         $ 639,000             38.9   $ 470,000             38.9   $ 377,000             36.7
                                          =========        =========   =========        =========   =========        =========

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

13.        RELATED PARTY TRANSACTIONS

           During the normal course of business, the Bank enters into transactions with related parties, including Directors. These transactions are on substantially the same terms and conditions as those prevailing for comparable transactions with unrelated parties.

           The following is a summary of the aggregate activity involving related party borrowers during 1997:

           Balance, January 1, 1997                    $ 1,083,000

               Disbursements                               376,000
               Amounts repaid                             (240,000)
                                                       -----------
           Balance, December 31, 1997                  $ 1,219,000
                                                       ===========

           Undisbursed commitments to related
               parties, December 31, 1997              $        --
                                                       ===========

14.        EMPLOYEE BENEFIT PLANS

           Profit Sharing Plan
           -------------------
           The Western Sierra Bancorp and Subsidiary 401KSOP is available to employees meeting certain service requirements. The Company's contribution to the plan is discretionary and is allocated in the same ratio as each participant's compensation bears to total compensation for all participants. Contributions totaled $32,200, $21,800 and $8,200 in 1997, 1996 and 1995, respectively.

           Employee Stock Ownership Plan
           -----------------------------
           The Employee Stock Ownership Plan (ESOP) is designed to invest primarily in securities of the Bank purchased on the open market. Contributions to the plan are at the sole discretion of the Board of Directors and are limited on a participant-by-participant basis to the lesser of $30,000 or 25% of the participant's compensation for the plan year. Compensation is defined as all compensation paid during the plan year which is considered to be W-2 income, to include amounts deferred under the Company's 401KSOP. Employer contributions vest at a rate of 20% per year after two years of employment. Employee contributions are not permitted.

           During 1996, the ESOP purchased 6,000 shares of the Company's common stock. Of these shares, 2,000 shares were purchased with a $20,000 contribution to the ESOP by the Bank which was recognized as compensation expense. The remaining 4,000 shares were purchased with the proceeds of a $40,000 loan to the ESOP by a member of the Board of Directors.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

14.        EMPLOYEE BENEFIT PLANS (Continued)

           Employee Stock Ownership Plan (Continued)
           -----------------------------
           As the debt is repaid, shares are released in proportion to the debt service paid during the year and allocated to active employees. The debt of the ESOP is recorded as debt of the Company and the shares are reported as unearned ESOP shares in stockholders' equity. As shares are committed to be released, the Bank reports compensation expense equal to the current market price of the shares, and the shares are recognized as outstanding for earnings per share and capital ratio computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings and are allocated to the participants; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest.

           During 1997, the loan was repaid and the 4,000 shares were released and allocated to employees. Compensation expense of $75,000 and $20,000 and interest expense related to the loan of $2,739 and $1,148 were recognized for the years ended December 31, 1997 and 1996, respectively.

           Allocated and unreleased ESOP shares as of December 31, 1997 and 1996 were as follows:

                                                      1997             1996
                                                     ------           ------
           Allocated shares                          16,064           12,064
           Unreleased shares                                           4,000
           Shares resulting from stock
               dividends                              2,665
                                                     ------           ------

           Total ESOP shares                         18,729           16,064
                                                    =======          =======

           Fair value of unreleased shares          $    --          $47,000
                                                    =======          =======

           Salary Continuation Plan
           ------------------------
           In December 1994, the Board of Directors approved a salary continuation plan for a key executive. Under this plan, the Company is obligated to provide the executive or his designated beneficiary, with annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Company on the life of the executive. In addition, the estimated present value of these future benefits are accrued over the period from the effective date of the plan until the executive's expected retirement date. The expense recognized under this plan totaled $11,400 for the years ended December 31, 1997 and 1996 and $11,700 for the year ended
           December 31, 1995.

           Under this plan, the Bank invested in single premium life insurance policies with cash surrender values totaling $349,722 and $332,525 at December 31, 1997 and 1996, respectively. On the balance sheet, the cash surrender value of life insurance polices is included in accrued interest receivable and other assets.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

15.        DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

           Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

           Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

           The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 1997 and 1996:

           Cash, cash equivalents and short-term borrowings: For cash, cash
           ------------------------------------------------
           equivalents and short-term borrowings, the carrying amount is estimated to be fair value.

           Investment securities: For investment securities, fair values are
           ---------------------
           based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

           Loans and leases: For variable-rate loans and leases that reprice
           ----------------
           frequently with no significant change in credit risk, fair values are based on carrying values. Fair values of loans held for sale are estimated using quoted market prices for similar loans. The fair values for other loans and leases are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans and leases with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

           Cash surrender value of life insurance policies: The fair value of
           -----------------------------------------------
           life insurance policies are based on cash surrender values at each reporting date as provided by the insurers.

           Deposits: The fair values for demand deposits are, by definition,
           --------
           equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analyses using interest rates being offered by the Bank at each reporting date for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

           Commitments to extend credit: Commitments to extend credit are
           ----------------------------
           primarily for variable rate loans. For these commitments, there is no difference between the commitment amounts and their fair values. Commitments to fund fixed rate loans and letters of credit are at rates which approximate fair value at each reporting date.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

15.        DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

           The estimated fair value of the Company's financial instruments are as follows:

                                                    December 31, 1997                 December 31, 1996
                                              -----------------------------     -----------------------------
                                                Carrying          Fair            Carrying           Fair
                                                 Amount           Value            Amount            Value
                                              ------------     ------------     ------------     ------------
           Financial assets:
             Cash and due from banks          $  5,296,020     $  5,296,020     $  4,447,407     $  4,447,407
             Federal funds sold                  6,550,000        6,550,000          100,000          100,000
             Loans held for sale                 1,766,851        1,781,000          748,617          771,000
             Investment securities              20,748,546       20,790,500       11,734,630       11,739,100
             Loans and leases                   68,190,971       67,644,000       60,901,585       60,117,000
             Accrued interest receivable           752,368          752,368          545,613          545,613
             Cash surrender value of life
                insurance policies                 349,722          349,722          332,525          332,525
                                              ------------     ------------     ------------     ------------

                                              $103,654,478     $103,163,610     $ 78,810,377     $ 78,052,645
                                              ============     ============     ============     ============

           Financial liabilities:
             Deposits                         $ 98,709,198     $ 98,716,000     $ 74,927,170     $ 74,967,000
             Accrued interest payable              518,955          518,955          376,677          376,677
                                              ------------     ------------     ------------     ------------

                                              $ 99,228,153     $ 99,234,955     $ 75,303,847     $ 75,343,677
                                              ============     ============     ============     ============

           Off-balance-sheet financial
             instruments:
                Commitments to extend
                  credit                      $ 15,267,028     $ 15,267,028     $ 13,091,131     $ 13,091,131
                Letters of credit                  246,288          246,288          494,949          494,949
                                              ------------     ------------     ------------     ------------

                                              $ 15,513,316     $ 15,513,316     $ 13,586,080     $ 13,586,080
                                              ============     ============     ============     ============

16.        BRANCH ACQUISITION

           The Bank acquired certain assets and liabilities of the Lincoln branch of Wells Fargo Bank on February 21, 1997, summarized as follows:

                     Cash                                                $      5,944,700
                     Fair value of assets and liabilities
                          acquired, net                                           128,824
                     Premium paid for deposits                                    366,581
                                                                         ----------------
                               Deposits assumed                          $      6,440,105
                                                                         ================

           The deposit premium is included on the consolidated balance sheet in accrued interest receivable and other assets and is being amortized using the straight-line method over ten years. Amortization expense totaled $30,550 for the year ended December 31, 1997.

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.       PARENT ONLY CONDENSED FINANCIAL STATEMENTS

                                 BALANCE SHEET

                           DECEMBER 31, 1997 AND 1996


                                                                       1997                    1996
                                                                 ----------------         ---------------
                      ASSETS

           Cash and due from banks                               $        205,792         $       258,067
           Investment in subsidiary                                     8,649,027               7,445,066
           Available-for-sale investment
                securities                                                  5,000
           Construction in progress                                        80,081
           Other assets                                                    58,572                  17,193
                                                                 ----------------         ---------------

                                                                 $      8,998,472         $     7,720,326
                                                                 ================         ===============

                       STOCKHOLDERS' EQUITY

           Common stock                                          $      7,000,846         $     4,989,275
           Retained earnings                                            1,908,449               2,762,300
           Unrealized gain (loss) on available-for-sale
                investment securities, net of taxes                        89,177                 (31,249)
                                                                 ----------------         ---------------

                                                                 $      8,998,472         $     7,720,326
                                                                 ================         ===============

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.       PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                               STATEMENT OF INCOME
                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
              PERIOD FROM JULY 11, 1996 (DATE OPERATIONS COMMENCED)
                              TO DECEMBER 31, 1996

                                                                                1997                               1996
                                                                        ---------------------             ---------------------
           Income:
                Dividends declared by subsidiary-
                     eliminated in consolidation
                Interest income                                         $               1,565             $             300,000
                                                                        ---------------------             ---------------------

                     Total interest income                                              1,565                           300,000
                                                                        ---------------------             ---------------------

           Expenses:
                Interest expense                                                                                          1,437
                Professional fees                                                      13,023                            32,026
                Director fees                                                          40,800
                Other expenses                                                         16,207                             8,277
                                                                        ---------------------             ---------------------

                     Total expenses                                                    70,030                            41,740
                                                                        ---------------------             ---------------------

                     (Loss) income before equity in
                          undistributed income of subsidiary                          (68,465)                          258,260

           Equity in undistributed income of subsidiary                             1,043,535                           462,635
                                                                        ---------------------             ---------------------

                     Income before income tax benefit                                 975,070                           720,895

           Income tax benefit                                                          28,000                            17,000
                                                                        ---------------------             ---------------------

                     Net income                                         $           1,003,070             $             737,895
                                                                        =====================             =====================

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.       PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
              PERIOD FROM JULY 11, 1996 (DATE OPERATIONS COMMENCED)
                              TO DECEMBER 31, 1996

                                                                                                  UNREALIZED
                                                                                                 (LOSS) GAIN
                                                                                                 ON AVAILABLE-
                                                      COMMON STOCK                                 FOR-SALE
                                                                                  RETAINED        INVESTMENT
                                                SHARES            AMOUNT          EARNINGS         SECURITIES        TOTAL
                                           ---------------   ---------------   ---------------   --------------  -------------
           Common stock issued                       1,000   $        10,000                                     $      10,000

           Common stock issued
             to effect merger with
             the Bank                              800,948         5,029,275   $     2,024,405   $      (31,249)     7,022,431

           Repurchase of common
             stock                                  (1,000)          (10,000)                                          (10,000)

           Unearned ESOP shares                     (4,000)          (40,000)                                          (40,000)

           Net income                                                                  737,895                         737,895
                                           ---------------   ---------------   ---------------   --------------  -------------

           Balance,
             December 31, 1996                     796,948         4,989,275         2,762,300          (31,249)     7,720,326

           Stock options exercised
             and related tax benefit                11,943           118,827                                           118,827

           6% stock dividend                        47,927           617,300          (617,300)

           10% stock dividend                       85,203         1,235,444        (1,235,444)

           Fractional shares                                                            (4,177)                         (4,177)

           Earned ESOP shares                        4,000            40,000                                            40,000

           Net income                                                                1,003,070                       1,003,070

           Net change in unrealized
             loss on available-for-
             sale investment secur-
             ities, net of taxes                                                                        120,426        120,426
                                           ---------------   ---------------   ---------------   --------------  -------------

           Balance,
             December 31, 1997                     946,021   $     7,000,846   $     1,908,449   $       89,177  $   8,998,472
                                           ===============   ===============   ===============   ==============  =============

                      WESTERN SIERRA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.        PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                             STATEMENT OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
              PERIOD FROM JULY 11, 1996 (DATE OPERATIONS COMMENCED)
                              TO DECEMBER 31, 1996

                                                                                  1997                    1996
                                                                            ----------------        ---------------
           Cash flows from operating activities:
                Net income                                                  $      1,003,070        $       737,895
                Adjustments to reconcile net income to net
                     cash (used in) provided by operating activities:
                          Undistributed earnings of subsidiary                    (1,043,535)              (462,635)
                          Increase in other assets                                   (10,943)               (17,193)
                                                                            ----------------        ---------------

                               Net cash (used in) provided by
                                    operating activities                             (51,408)               258,067
                                                                            ----------------        ---------------

           Cash flows from investing activities:
                Purchase of available-for-sale investment
                     security                                                         (5,000)
                Increase in construction in progress                                 (80,081)
                                                                             ---------------         --------------
                               Net cash used in investing
                                    activities                                       (85,081)
                                                                             ---------------         --------------
           Cash flows from financing activities:
                Proceeds from issuance of common stock                                                       10,000
                Proceeds from issuance of note payable                                                      120,000
                Repurchase of common stock                                                                  (10,000)
                Repayment of note payable                                                                  (120,000)
                Payments for fractional shares                                        (4,177)
                Proceeds from exercise of stock options                               88,391
                                                                            ----------------        ---------------

                               Net cash provided by financing
                                    activities                                        84,214
                                                                            ----------------        ---------------
           Net (decrease) increase in cash and cash
                equivalents                                                          (52,275)               258,067
                                                                            ----------------        ---------------

           Cash and cash equivalents at beginning of year                            258,067
                                                                            ----------------        ----------------

           Cash and cash equivalents at end of year                         $        205,792        $       258,067
                                                                            ================        ===============

           Supplemental disclosures of cash flow information:

           Non-cash investing activities:
                Net change in unrealized gain (loss) on
                     available-for-sale investment securities               $        196,634        $       (50,777)

           Non-cash financing activities:
                Issuance of common stock in exchange for
                     assets and liabilities of the Bank                                             $     7,022,431

                               LAKE COMMUNITY BANK

                                  BALANCE SHEET
                                   (Unaudited)



                                                 September 30, 1998    December 31, 1997
                                                 ------------------    -----------------
                ASSETS

Cash and due from banks                             $   4,557,969        $   5,236,194
Federal funds sold                                      3,500,000            4,000,000
Loans held for sale                                       620,376              680,434
Interest-bearing deposits in banks                      4,554,000            4,557,000
Available-for-sale investment
    securities (Note 3)                                12,041,010           11,976,000
Loans, less allowance for loan losses of
    $1,160,490 at September 30, 1998 and
    $952,335 at December 31, 1997 (Note 4)             53,776,976           53,209,573
Bank premises and equipment, net                        2,893,555            3,077,251
Intangible assets, net                                     12,821               59,162
Other real estate                                         629,898              597,949
Accrued interest receivable and
    other assets                                        2,454,557            2,126,193
                                                    -------------        -------------

                                                    $  85,041,162        $  85,519,756
                                                    =============        =============

            LIABILITIES AND
         STOCKHOLDERS' EQUITY

Deposits:
    Non-interest bearing                            $  12,764,797        $  12,926,652
    Interest bearing                                   62,106,190           63,111,481
                                                    -------------        -------------

            Total deposits                             74,870,987           76,038,133

Accrued interest payable and other
    liabilities                                           736,792              821,295
                                                    -------------        -------------

            Total liabilities                          75,607,779           76,859,428
                                                    -------------        -------------

Commitments and contingencies                                --                   --

Stockholders' equity (Note 5):
    Common stock, no par value; 20,000,000
       shares authorized; 1,298,296 shares
       issued and outstanding in 1998 and
       1,240,546 shares in 1997, respectively           3,473,433            3,178,121
    Retained earnings                                   5,795,433            5,442,647
    Accumulated other comprehensive
       income (Notes 2 and 3)                             164,517               39,560
                                                    -------------        -------------

            Total stockholders' equity                  9,433,383            8,660,328
                                                    -------------        -------------

                                                    $  85,041,162        $  82,519,756
                                                    =============        =============


See accompanying notes to financial statements.

                               LAKE COMMUNITY BANK

                               STATEMENT OF INCOME
                                   (Unaudited)


             For the Nine months Ended September 30, 1998 and 1997

                                                       1998                1997
                                                   ------------        ------------
Interest income:
    Interest and fees on loans                     $  3,934,633        $  4,146,272
    Interest on federal funds sold                      183,486             122,722
    Interest on deposits in banks                       223,185             165,301
    Interest on investment securities:
       Taxable                                          427,550             371,310
       Exempt from Federal income taxes                  69,848              62,412
                                                   ------------        ------------

    Total interest income                             4,838,702           4,868,017

Interest expense on deposits                          1,915,990           1,894,688
                                                   ------------        ------------

     Net interest income                              2,922,712           2,973,329

Provision for loan losses                               270,000             270,000
                                                   ------------        ------------

     Net interest income after
       provision for loan losses                      2,652,712           2,703,329
                                                   ------------        ------------

Non-interest income:
     Service charges and fees                           493,827             388,609
     Mortgage packaging fees                              3,277               5,299
     Gain on sale of other real estate                      -0-              15,571
     Gain on sale of loans                                7,249              11,908
     Loss on sale of securities                             -0-              <8,315>
                                                   ------------        ------------
     Total non-interest income                          504,353             413,072
                                                   ------------        ------------

Non-interest expense:
     Salaries and related benefits                    1,415,545           1,267,566
     Occupancy expense, net                             212,973             203,597
     Equipment expense                                  271,763             256,933
     Other                                              756,532             680,448
                                                   ------------        ------------

     Total non-interest expense                       2,656,813           2,408,544
                                                   ------------        ------------

     Income before income taxes                         500,252             707,857
Provision for income taxes                              147,466             257,795
                                                   ------------        ------------

     Net income                                    $    352,786        $    450,062
                                                   ============        ============

Basic earnings per share (Note 2)                  $       0.28        $       0.36
                                                   ============        ============

Diluted earnings per share (Note 2)                $       0.27        $       0.35
                                                   ============        ============


See accompanying notes to financial statements.

                               LAKE COMMUNITY BANK


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (Unaudited)


             For the Nine Months Ended September 30, 1998 and 1997

                                                                                  Accumulated
                                         Common Stock                                Other
                                ----------------------------       Retained      Comprehensive
                                  Shares           Amount          Earnings          Income            Total
                                -----------      -----------      -----------    --------------     -----------
Prior Year
----------

Balance, December 31,
   1996                           1,240,546      $ 3,178,121      $ 5,011,324       $ <40,517>      $ 8,148,928

Net Income                                                            450,062                           450,062

Net change in unrealized
    loss on available-
    for-sale investment
    securities                                                                         61,168           61,168
                                  ---------      -----------      -----------       ---------       -----------
Balance, September 30, 1997       1,240,546      $ 3,178,121      $ 5,461,386       $  20,651       $ 8,660,158
                                  =========      ===========      ===========       =========       ===========

Current Year
------------

Balance, December 31, 1997        1,240,546      $ 3,178,121      $ 5,442,647       $   39,560      $ 8,660,328

Stock options exercised
   and related tax benefit           57,750          295,312                                            295,312

Net income                                                            352,786                           352,786

Net change in unrealized
    gain on available-for-
    sale investment
    securities (Notes 2 and 3)                                                         124,957          124,957
                                  ---------      -----------      -----------       ----------      -----------
Balance, September 30, 1998       1,298,296      $ 3,473,433      $ 5,795,433       $  164,517      $ 9,433,383
                                  =========      ===========      ===========       ==========      ===========


See accompanying notes to financial statements.

                               LAKE COMMUNITY BANK

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)


                  For the Nine Months Ended September 30, 1998

Net income                                                                    $   352,786
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization expense                 $   253,238
    Provision for loan losses                                 270,000
    Provision for losses on other real estate                  25,000
    Loss on sale of equipment                                  10,967
    Net decrease in loans held for sale                        60,058
    Increase in deferred loan origination
      fees and costs, net                                      22,197
    Increase in accrued interest receivable
      and other assets                                       <392,425>
    Amortization of intangible assets                          46,340
    Increase in accrued interest payable
      and other liabilities                                   250,444
                                                          -----------

        Total adjustments                                                         545,819
                                                                              -----------

        Net cash provided by operating activities                                 898,605

Cash flows from investing activities:
    Net decrease in interest-bearing
      deposits in banks                                         3,000
    Purchase of available-for-sale
      investment securities                                <4,466,047>
    Proceeds from matured available-for-sale
      investment securities                                 1,500,000
    Proceeds from called available-for-sale
      investment securities                                 2,997,789
    Repayment of investment security principal                 90,350
    Net increase in loans                                    <859,599>
    Acquisition of other real estate                          <75,000>
    Capitalized costs on former bank premises                  <5,503>
    Purchase of premises and equipment                        <55,039>
                                                          -----------

        Net cash used in investing activities                                    <870,049>

Cash flows from financing activities:
    Net decrease in short-term
      deposit accounts                                       <460,377>
    Net decrease in time deposits                            <706,769>
    Proceeds from exercise of stock options                   295,312
    Payment of cash dividends                                <334,947>
                                                          -----------

        Net cash used in financing activities                                  <1,206,781>
                                                                              -----------
        Net decrease in cash and cash equivalents                              <1,178,225>

Cash and cash equivalents at December 31, 1997                                  9,236,194
                                                                              -----------
Cash and cash equivalents at September 30, 1998                               $ 8,057,969
                                                                              ===========


See accompanying notes to financial statements

                               LAKE COMMUNITY BANK

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)


                  For the Nine Months Ended September 30, 1997

Net income                                                                 $   450,062
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization expense                 $   244,635
    Provision for loan losses                                 270,000
    Loss on sale of available-for-sale
      investment securities                                     8,315
    Gain on sale of other real estate                         <15,571>
    Net increase in loans held for sale                      <465,530>
    Decrease in deferred loan origination
      fees and costs, net                                     <65,341>
    Decrease in accrued interest receivable
      and other assets                                         43,125
    Amortization of intangible assets                          47,326
    Decrease in accrued interest payable
      and other liabilities                                    <7,539>
                                                          -----------
             Total adjustments                                                  59,420
                                                                           -----------
             Net cash used in operating activities                             509,482

Cash flows from investing activities:
    Net increase in interest-bearing
      deposits in banks                                      <101,000>
    Purchase of available-for-sale
      investment securities                                <1,703,906>
    Proceeds from matured available-for-sale
      investment securities                                   300,000
    Proceeds from the sale and call of
      available-for-sale investment securities              2,667,563
    Repayment of investment security principal                 25,588
    Net increase in loans                                  <1,867,001>
    Proceeds from sale of other real estate                   828,254
    Purchase of premises and equipment                        <13,535>
                                                          -----------
             Net cash provided by investing activities                         135,963

Cash flows from financing activities:
    Net decrease in short-term deposit accounts            <1,252,256>
    Net increase in time deposits                           3,529,005
    Purchase of premises and equipment                       <248,109>
                                                          -----------
             Net cash provided by financing activities                       2,028,640
                                                                           -----------
             Net increase in cash and cash equivalents                       2,674,085

Cash and cash equivalents at December 31, 1996                               7,542,415
                                                                           -----------
Cash and cash equivalents at September 30, 1997                            $10,216,500
                                                                           ===========


See accompanying notes to financial statements.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                               September 30, 1998

1.      BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in condensed format and, therefore, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been reflected in the financial statements. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year. Certain reclassifications have been made to prior amounts to present them on a basis consistent with classifications for the nine months ended September 30, 1998.

2.      SUMMARY OF CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

Earnings Per Share
------------------

Basic earnings per share are calculated using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are calculated using the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The dilutive effect of stock options outstanding from the application of the treasury stock method has been considered in the computation of common stock equivalents. A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                Weighted
                                                 Average
                                                Number of
    For the Nine Month               Net         Shares        Per Share
      Periods Ended                 Income     Outstanding      Amount
    ------------------              ------     -----------     ---------
September 30, 1998
------------------

Basic earnings per share           $352,786     1,265,386        $ .28
                                                                 =====
Effect of dilutive stock options                   64,041
                                   --------     ---------
Diluted earnings per share         $352,786     1,329,427        $ .27
                                   ========     =========        =====

September 30, 1997
------------------

Basic earnings per share           $450,062     1,240,546        $ .36
                                                                 =====
Effect of dilutive stock options                   36,183
                                   --------     ---------
Diluted earnings per share         $450,062     1,276,729        $ .35
                                   ========     =========        =====

2.      SUMMARY OF CHANGES IN SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income
--------------------

On January 1, 1998, the Bank adopted SFAS 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported. Other comprehensive income, net of taxes, was comprised of the unrealized gain on available-for sale investment securities for the six month periods ended September 30, 1998 and 1997 and totaled $124,957 and $61,168, respectively. Total comprehensive income, net of taxes, was $477,743 and $511,230 for the nine month periods ended September 30, 1998 and September 30, 1997, respectively.

3.      INVESTMENT SECURITIES

The amortized cost and estimated market value of available-for-sale investment securities at September 30, 1998 consisted of the following:

                                                         September 30, 1998
                                  --------------------------------------------------------------
                                                      Gross            Gross          Estimated
                                   Amortized        Unrealized       Unrealized         Market
                                     Cost             Gains            Losses           Value
                                  --------------------------------------------------------------
U.S. Government corporations
  and agencies                    $ 5,958,495      $    36,870                       $ 5,995,365
Corporate bonds                     2,273,569           60,515                         2,334,084
Obligations of state and
  political subdivisions            3,559,679          151,882                         3,711,561
                                  -----------      -----------      -----------      -----------
                                  $11,791,743      $   249,267      $        --      $12,041,010
                                  ===========      ===========      ===========      ===========


Net unrealized gains on available-for-sale investment securities totaling $249,267 were recorded net of $84,750 in tax liabilities as a separate component of stockholders' equity at September 30, 1998. There were no sales of available-for-sale investment securities for the nine months ended September 30, 1998.

The amortized cost and estimated market value of investment securities at December 31, 1997 consisted of the following:


                                                          December 31, 1997
                                  --------------------------------------------------------------
                                                      Gross            Gross          Estimated
                                   Amortized        Unrealized       Unrealized         Market
                                     Cost             Gains            Losses           Value
                                  --------------------------------------------------------------
U.S. Government corporations
  and agencies                    $ 7,539,313      $     3,728      $   <31,041>     $ 7,512,000
Obligations of state and
  political subdivisions            3,135,646           87,977             <623>       3,223,000
Corporate bonds                       750,238              931           <1,169>         750,000
Banker's Acceptances                  490,553              447               --          491,000
                                  -----------      -----------      -----------      -----------
                                  $11,915,750      $    93,083      $   <32,833>     $11,976,000
                                  ===========      ===========      ===========      ===========

Net unrealized gains on available-for-sale investment securities totaling $60,250 were recorded net of $20,690 in tax liabilities as a separate component of stockholders' equity at December 31, 1997. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the nine months ended September 30, 1997 totaled $2,003,719, $597 and $8,912, respectively.

4.      LOANS

Outstanding loans at September 30, 1998 and December 31, 1997 are summarized below:

                                               September 30,           December 31,
                                                    1998                1997
                                                -----------          -----------
          Commercial                            $ 4,449,252          $ 5,044,819
          Agricultural                           18,026,210           13,941,616
          Real estate-mortgage                   28,979,719           32,002,981
          Real estate-construction                1,156,812              434,888
          Installment                             2,529,963            2,919,897
                                                -----------          -----------
                                                 55,141,956           54,344,201

          Deferred loan fees                       <204,490>            <182,293>
          Allowance for loan losses              <1,160,490>            <952,335>
                                                -----------          -----------
                                                $53,776,976          $53,209,573
                                                ===========          ===========


Changes in the allowance for loan losses were as follows:


                                             Nine Month Periods Ended
                                                   September 30,          Year Ended
                                              -----------------------    December 31,
                                                 1998         1997           1997
                                              ----------    ---------    ------------
         Balance, beginning of year           $  952,335    $ 907,661     $ 907,661
         Provision charged to operations         270,000      270,000       263,000
         Losses charged to allowance             <84,746>    <315,000>     <256,712>
         Recoveries                               22,901       30,000        38,386
                                              ----------    ---------     ---------
         Balance, end of period               $1,160,490    $ 892,661     $ 952,335
                                              ==========    =========     =========

The recorded investment in loans that were considered to be impaired totaled $661,500 at September 30, 1998, and $1,057,000 at December 31, 1997. The related allowance for loan losses on these loans at September 30, 1998 and December 31, 1997 was $121,651 and $161,368, respectively. The average recorded investment in impaired loans for the quarter ended September 30, 1998 was $874,578, and the Bank did not recognize any interest income on these loans during that same period.

Nonaccrual loans totaled $1,184,000 and $1,389,000, respectively, at September 30, 1998 and December 31, 1997. Interest foregone on nonaccrual loans totaled $25,849, and $31 for the nine months ended September 30, 1998 and 1997, respectively. There were no loans considered to be nonperforming, defined as loans ninety days or more past due and still accruing interest, as of September 30, 1998 and December 31, 1997.

                          INDEPENDENT AUDITOR'S REPORT



The Stockholders and
   Board of Directors
Lake Community Bank

           We have audited the accompanying balance sheet of Lake Community Bank as of December 31, 1997 and 1996 and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lake Community Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.





                                            /s/ PERRY SMITH & CO., LLP
                                            ------------------------------------
                                            Certified Public Accountants

Sacramento, California
March 5, 1998

Salaries and employee benefits totaling $99,230 and $95,937 have been deferred as loan origination costs during the nine months ended September 30, 1998 and 1997, respectively.

5.      STOCKHOLDERS' EQUITY

The Bank maintains total risk-based, Tier 1 risk-based and Tier 1 leverage ratios required by the Federal Deposit Insurance Corporation to be categorized as well capitalized.

                                             September 30, 1998                December 31, 1997
                                            ---------------------            ---------------------
                                            Amount          Ratio            Amount          Ratio
                                            ------          -----            ------          -----
  Leverage Ratio
  --------------

Lake Community Bank                       $9,256,000          10.9%        $8,561,600          10.4%

Minimum requirement for
    "Well-Capitalized" institution        $4,204,100           5.0%        $4,124,100           5.0%
Minimum regulatory requirement            $3,363,200           4.0%        $3,299,300           4.0%

  Tier 1 Risk-Based Capital Ratio
  -------------------------------

Lake Community Bank                       $9,256,000          13.5%        $8,561,600          14.5%

Minimum requirement for
    "Well-Capitalized" institution        $4,100,100           6.0%        $3,544,400           6.0%
Minimum regulatory requirement            $2,733,400           4.0%        $2,362,900           4.0%

  Total Risk-Based Capital Ratio
  ------------------------------

Lake Community Bank                      $10,110,200          14.8%        $9,300,000          15.8%

Minimum requirement for
    "Well-Capitalized" institution        $6,833,400          10.0%        $5,885,900          10.0%
Minimum regulatory requirement            $5,466,700           8.0%        $4,708,700           8.0%

6.      NEW ACCOUNTING PRONOUNCEMENT

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. Because of the Bank's minimal use of derivatives, Management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Bank.

                               LAKE COMMUNITY BANK

                                  BALANCE SHEET

                           DECEMBER 31, 1997 AND 1996

                                                         1997            1996
                                                     ------------    -----------
             ASSETS

Cash and due from banks                              $  5,236,194    $ 5,042,415
Federal funds sold                                      4,000,000      2,500,000
Loans held for sale                                       680,434        289,066
Interest-bearing deposits in banks                      4,557,000      4,357,000
Available-for-sale investment securities (Note 2)      11,976,000     11,076,000
Loans, less allowance for loan losses of $952,335
   in 1997 and $907,661 in 1996 (Note 3)               53,209,573     52,091,091
Bank premises and equipment, net (Note 4)               3,077,251      3,304,030
Other real estate                                         597,949      1,816,325
Accrued interest receivable and other assets
   (Notes 5, 7 and 12)                                  2,185,355      2,026,230
                                                     ------------    -----------

                                                     $ 85,519,756    $82,502,157
                                                     ============    ===========

          LIABILITIES AND
       STOCKHOLDERS' EQUITY

Deposits:
   Non-interest bearing                              $ 12,926,652    $10,202,155
   Interest bearing (Note 6)                           63,111,481     63,334,438
                                                     ------------    -----------

        Total deposits                                 76,038,133     73,536,593

Accrued interest payable and other liabilities            821,295        816,636
                                                     ------------    -----------

        Total liabilities                              76,859,428     74,353,229
                                                     ------------    -----------

Commitments and contingencies (Note 9)

Stockholders' equity (Note 10):
   Preferred stock, no par value; 10,000,000 shares
      authorized; no shares issued                             --             --
   Common stock - no par value; 20,000,000 shares
      authorized; 1,240,546 shares issued and
      outstanding                                       3,178,121      3,178,121
   Retained earnings                                    5,442,647      5,011,324
   Unrealized gain (loss) on available-for-sale
      investment securities, net of taxes (Note 2)         39,560        (40,517)
                                                     ------------    -----------

        Total stockholders' equity                      8,660,328      8,148,928
                                                     ------------    -----------

                                                     $ 85,519,756    $82,502,157
                                                     ============    ===========



                     The accompanying notes are an integral
                       part of these financial statements.

                               LAKE COMMUNITY BANK

                               STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                  1997                   1996                 1995
                                               -----------           -----------          -----------
Interest income:
   Interest and fees on loans                  $ 5,528,769           $ 5,704,033          $ 5,794,178
   Interest on Federal funds sold                  203,474               167,901              229,678
   Interest on deposits in banks                   232,954               197,906              159,995
   Interest on investment securities:
      Taxable                                      510,919               608,705              530,660
      Exempt from Federal income
        taxes                                       84,094               168,841              288,114
                                               -----------           -----------          -----------

        Total interest income                    6,560,210             6,847,386            7,002,625

Interest expense on deposits (Note 6)            2,561,713             2,844,956            3,056,182
                                               -----------           -----------          -----------

        Net interest income                      3,998,497             4,002,430            3,946,443

Provision for loan losses (Note 3)                 263,000               477,000              210,000
                                               -----------           -----------          -----------

        Net interest income after
           provision for loan losses             3,735,497             3,525,430            3,736,443
                                               -----------           -----------          -----------

Non-interest income:
   Service charges and fees                        442,248               414,689              444,153
   Mortgage packaging fees                          32,899                54,226               73,954
   Gain on sale of loans                            15,699                92,121               40,563
   (Loss) gain on sale of investment
      securities, net (Note 2)                      (7,998)               19,681               40,206
   Other                                           146,734                97,599               82,342
                                               -----------           -----------          -----------

        Total non-interest income                  629,582               678,316              681,218
                                               -----------           -----------          -----------


                                   (Continued)

                               LAKE COMMUNITY BANK

                               STATEMENT OF INCOME
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                 1997                1996                1995
                                              ----------          ----------          ----------
Other expenses:
   Salaries and employee benefits
      (Notes 3 and 12)                        $1,616,974          $1,682,501          $1,688,760
   Occupancy                                     213,457             255,478             182,750
   Equipment                                     343,146             341,735             237,105
   Other (Note 11)                             1,048,232           1,244,747           1,193,265
                                              ----------          ----------          ----------

           Total other expenses                3,221,809           3,524,461           3,301,880
                                              ----------          ----------          ----------

           Income before income
             taxes                             1,143,270             679,285           1,115,781

Income taxes (Note 7)                            377,000             203,000             335,000
                                              ----------          ----------          ----------

           Net income                         $  766,270          $  476,285          $  780,781
                                              ==========          ==========          ==========

Basic earnings per share (Note 10)            $      .62          $      .38          $      .63
                                              ==========          ==========          ==========

Diluted earnings per share (Note 10)          $      .59          $      .36          $      .59
                                              ==========          ==========          ==========



                     The accompanying notes are an integral
                       part of these financial statements.

                               LAKE COMMUNITY BANK

                        STATEMENT OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                          UNREALIZED
                                                                                        (LOSS) GAIN ON
                                                                                          AVAILABLE-
                                           COMMON STOCK                                    FOR-SALE
                                                                          RETAINED        INVESTMENT
                                      SHARES            AMOUNT            EARNINGS        SECURITIES          TOTAL
                                   -------------    ---------------   ---------------  ---------------   ---------------
Balance,
    January 1, 1995                     1,238,846   $     3,168,253   $     4,250,376  $       (79,202)  $     7,339,427

Cash dividend $.20 per
    share                                                                    (248,009)                          (248,009)

Stock options exercised
    and related tax benefit
    (Note 10)                              1,200              7,039                                                7,039

Net income                                                                    780,781                            780,781

Net change in unrealized
    loss on available-for-
    sale investment securi-
    ties, net of taxes                                                                         186,837           186,837
                                   -------------    ---------------   ---------------  ---------------   ---------------

Balance,
    December 31, 1995                   1,240,046         3,175,292         4,783,148          107,635         8,066,075

Cash dividend $.20 per
    share                                                                    (248,109)                          (248,109)

Stock options exercised
    and related tax benefit
    (Note 10)                                500              2,829                                                2,829

Net income                                                                    476,285                            476,285

Net change in unrealized
    gain on available-for-
    sale investment securi-
    ties, net of taxes                                                                        (148,152)         (148,152)
                                   -------------    ---------------   ---------------  ---------------   ---------------

Balance,
    December 31, 1996                   1,240,546         3,178,121         5,011,324          (40,517)        8,148,928

Cash dividend $.27 per
    share                                                                    (334,947)                          (334,947)

Net income                                                                    766,270                            766,270

Net change in unrealized
    loss on available-for-
    sale investment securi-
    ties, net of taxes
    (Note 2)                                                                                    80,077            80,077
                                   -------------    ---------------   ---------------  ---------------   ---------------

Balance,
    December 31, 1997                   1,240,546   $     3,178,121   $     5,442,647  $        39,560   $     8,660,328
                                   ==============   ===============   ===============  ===============   ===============



                     The accompanying notes are an integral
                       part of these financial statements.

                               LAKE COMMUNITY BANK

                             STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                               1997                 1996                  1995
                                                           -----------           -----------           -----------
Cash flows from operating activities:
   Net income                                              $   766,270           $   476,285           $   780,781
   Adjustments to reconcile net
      income to net cash provided
      by operating activities:
        Depreciation, accretion and amortiza-
           tion, net                                           380,500               413,770               300,202
        Provision for loan losses                              263,000               477,000               210,000
        Net loss (gain) on sale of available-for-
           sale investment securities                            7,998               (19,681)              (40,206)
        Net (gain) loss on sale of other
           real estate                                         (15,910)              (12,202)                  888
        Provision for losses on other
           real estate                                         101,437               129,980                38,459
        Net (increase) decrease in loans
           held for sale                                      (391,368)                7,103               113,868
        Deferred loan origination fees and costs,
           net                                                 (71,172)             (109,109)              (39,632)
        Increase in accrued interest receivable
           and other assets                                   (325,131)              (39,236)              (54,962)
        (Decrease) increase in accrued
           interest payable and other liabilities              (82,179)             (469,141)              552,693
        Deferred taxes                                          62,000               103,000               (39,000)
                                                           -----------           -----------           -----------

             Net cash provided by operating
                activities                                     695,445               957,769             1,823,091
                                                           -----------           -----------           -----------

                                   (Continued)

                               LAKE COMMUNITY BANK

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                  1997                 1996                  1995
                                                           ------------------   ------------------    ------------------
Cash flows from investing activities:
   Cash acquired in the assumption of
      certain liabilities of another bank                                                             $        4,778,000
   Proceeds from matured and called
      available-for-sale investment securities             $        1,000,000   $        3,445,000             1,940,000
   Proceeds from matured and called held-
      to-maturity investment securities                                                                        1,000,000
   Proceeds from the sale of available-
      for-sale investment securities                                2,003,719            7,910,477               474,600
   Purchases of available-for-sale
      investment securities                                        (3,857,150)          (5,560,566)           (7,000,687)
   Proceeds from principal repay-
      ments from available-for-sale
      mortgage-backed securities                                       63,123               61,551                 3,609
   Proceeds from principal repay-
      ments from held-to-maturity
      mortgage-backed securities                                                                                  40,709
   Net increase in interest-bearing
      deposits in banks                                              (200,000)            (991,000)             (993,000)
   Net (increase) decrease in loans                                (1,050,286)             195,219            (4,596,451)
   Proceeds from sale of other real estate                            841,170              265,965                37,527
   Acquisition of other real estate                                                       (143,654)             (149,632)
   Capitalized additions to other
      real estate                                                                                                (63,905)
   Additions to premises and equipment                                (55,673)            (183,642)             (593,279)
                                                           ------------------   ------------------    ------------------

           Net cash (used in) provided by
             investing activities                                  (1,255,097)           4,999,350            (5,122,509)
                                                           -------------------  ------------------    -------------------


                                   (Continued)

                               LAKE COMMUNITY BANK

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                   1997                 1996                  1995
                                                            ------------------   ------------------    ------------------
Cash flows from financing activities:
   Net (decrease) increase in demand,
      interest-bearing and savings
      deposits                                              $       (1,273,785)  $        1,620,069    $         (148,904)
   Net increase (decrease) in time
      deposits                                                       3,775,325           (9,675,837)           8,868,927
   Principal repayments on note payable                                                      (2,949)              (47,959)
   Cash dividends paid                                                (248,109)            (248,009)             (247,769)
   Proceeds from exercise of stock
      options                                                                                 2,188                 5,719
                                                            ------------------   ------------------    ------------------

           Net cash provided by (used in)
             financing activities                                    2,253,431           (8,304,538)           8,430,014
                                                            ------------------   -------------------   ------------------

           Increase (decrease) in cash and
             cash equivalents                                        1,693,779           (2,347,419)           5,130,596

Cash and cash equivalents at
   beginning of year                                                 7,542,415            9,889,834             4,759,238
                                                            ------------------   ------------------    ------------------

Cash and cash equivalents at
   end of year                                              $        9,236,194   $        7,542,415    $        9,889,834
                                                            ==================   ==================    ==================

Supplemental disclosure of cash flow information:

   Cash paid during the year for:

      Interest expense                                      $        2,692,072   $        3,273,028    $        2,499,932
      Income taxes                                          $          369,000   $          123,500    $          326,200

Non-cash investing activities:

   Real estate acquired through foreclosure                 $          225,618   $          588,757    $          407,857
   Net change in unrealized gain on
      available-for-sale investment securities              $          121,352   $          224,052    $          282,584

Non-cash financing activities:

   Dividends declared, $.27 per share
      in 1997 and $.20 per share in 1996
      and 1995                                              $          334,947   $          248,109    $          248,009


                                   (Continued)

                               LAKE COMMUNITY BANK

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


Supplemental schedule concerning acquisition:

   On June 22, 1995, the Bank assumed certain liabilities of the Lakeport branch of U.S. Bank. The following assets and liabilities were recorded in connection with this transaction (Note 5):

Cash                                                       $4,778,000
Deposit base intangible                                        22,000
                                                           ----------

Deposits and accrued interest liabilities assumed          $4,800,000
                                                           ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           General
           -------
           The accounting and reporting policies of Lake Community Bank conform with generally accepted accounting principles and prevailing practices within the banking industry.

           Certain reclassifications have been made to prior years' balances to conform to classifications used in 1997.

           Investment Securities
           ---------------------
           Investments are classified into one of the following categories:

                     - Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as a separate component of stockholders' equity.

                     - Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

           Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

           Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

           Loans
           -----
           Loans are stated at principal balances outstanding, except for loans transferred from loans held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Loans (Continued)
           -----

           An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

           Loan origination fees, commitment fees, direct loan origination costs and purchased premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

           Sales and Servicing of Government Guaranteed Loans
           --------------------------------------------------

           The Bank adopted Financial Accounting Standards Board Statement No. 125 (SFAS 125), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, on January 1, 1997. Under SFAS 125, sales of financial assets are recognized when the transferred assets are put beyond the reach of the transferor and its creditors, even in bankruptcy or receivership.

           Under SFAS 125, servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing rights acquired during the year ended
           December 31, 1997 were not considered material for disclosure purposes.

           In addition, assets (accounted for as interest-only (IO) strips) are recorded at the fair value of the difference between note rates and rates paid to purchasers (the interest spread) and contractual servicing fees, if applicable. IO strips are carried at fair value with gains or losses recorded as a component of stockholders' equity, similar to available-for-sale investment securities.

           Included in the portfolio are loans which are 75% to 90% guaranteed by the Small Business Administration (SBA) and Farmers Home Administration (FmHA). The guaranteed portion of these loans may be sold to a third party, with the Bank retaining the unguaranteed portion. The Bank generally receives a premium in excess of the adjusted carrying value of the loan at the time of sale. The Bank may be required to refund a portion of the sales premium if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 1997, 1996 and 1995.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Sales and Servicing of Government Guaranteed Loans (Continued)
           --------------------------------------------------

           The Bank's investment in the loan is allocated between the retained portion of the loan, the servicing asset, the IO strip, and the sold portion of the loan based on their relative fair values on the date the loan is sold. The gain on the sold portion of the loan is recognized as income at the time of sale. The carrying value of the retained portion of the loan is discounted based on the estimated value of a comparable non-guaranteed loan. The servicing asset is amortized over the estimated life of the related loan. Significant future prepayments of these loans will result in the recognition of additional amortization of related servicing assets and an adjustment to the carrying value of related IO strips.

           The Bank serviced loans for others totaling $1,792,500 and $1,575,000 as of December 31, 1997 and 1996, respectively.

           Allowance for Loan Losses
           -------------------------

           The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area. These estimates are particularly susceptible to changes in the economic environment and market conditions. The allowance is established through a provision for loan losses which is charged to expense.

           Other Real Estate
           -----------------

           Other real estate includes real estate acquired in full or partial settlement of loan obligations and former Bank premises. When property is acquired in settlement of loan obligations, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property is charged against the allowance for loan losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expenses as incurred.

           Bank Premises and Equipment
           ---------------------------

           Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of Bank premises are estimated to be forty years. The useful lives of furniture, fixtures and equipment are estimated to be two to ten years. Leasehold improvements are amortized over the life of the asset or the life of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Income Taxes
           ------------

           Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

           Cash Equivalents
           ----------------

           For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

           Earnings Per Share
           ------------------

           In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which established new standards for computing and presenting earnings per share (EPS). This Statement was adopted by the Bank for financial statements issued for the year ended December 31, 1997 and requires the restatement of all prior-period EPS data presented.

           Basic EPS, which excludes dilution, is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period and replaces the presentation of primary EPS. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. Diluted EPS is computed similarly to, and replaces the presentation of, fully diluted EPS. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS.

           Stock-Based Compensation
           ------------------------

           Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro-forma net income and earnings per share are disclosed as if the fair value method had been applied.

           Use of Estimates
           ----------------

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.         INVESTMENT SECURITIES

           The amortized cost and estimated market value of investment securities at December 31, 1997 and 1996 consisted of the following:

           Available-for-Sale:
           ------------------

                                                                               1997
                                           ------------------------------------------------------------------------------
                                                                      Gross              Gross            Estimated
                                               Amortized           Unrealized         Unrealized            Market
                                                 Cost                 Gains              Losses             Value
                                           -----------------   ------------------  ------------------  ------------------
           U.S. Government
               corporations and
               agencies                    $       7,539,313   $            3,728  $          (31,041) $        7,512,000
           Obligations of states
               and political sub-
               divisions                           3,135,646               87,977                (623)          3,223,000
           Corporate debt
               securities                            750,238                  931              (1,169)            750,000
           Bankers' Accept-
               ances                                 490,553                  447                                 491,000
                                           -----------------   ------------------  ------------------  ------------------

                                           $      11,915,750   $           93,083  $          (32,833) $       11,976,000
                                           =================   ==================  ==================  ==================

           Net unrealized gains on available-for-sale investment securities totaling $60,250 were recorded net of $20,690 in tax liabilities as a separate component of stockholders' equity at December 31, 1997. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the year ended
           December 31, 1997 totaled $2,003,719, $879 and $8,877, respectively.

                                                                               1996
                                           ------------------------------------------------------------------------------
                                                                      Gross              Gross            Estimated
                                               Amortized           Unrealized         Unrealized            Market
                                                 Cost                 Gains              Losses             Value
                                           -----------------   ------------------  ------------------  ------------------
           U.S. Government
               corporations and
               agencies                    $       7,611,519   $            2,924  $         (102,443) $        7,512,000
           Obligations of states
               and political sub-
               divisions                           2,521,747               44,319              (6,066)          2,560,000
           Corporate debt
               securities                          1,003,836                  462                (298)          1,004,000
                                           -----------------   ------------------  -------------------  -----------------

                                           $      11,137,102   $           47,705  $         (108,807) $       11,076,000
                                           =================   ==================  =================== ==================

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.         INVESTMENT SECURITIES (Continued)

           Available-for-Sale: (Continued)
           ------------------

           Net unrealized losses on available-for-sale investment securities totaling $61,102 were recorded net of $20,585 in tax benefits as a separate component of stockholders' equity at December 31, 1996. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the year ended December 31, 1996 totaled $7,910,477, $49,149 and $29,468, respectively. Proceeds and gross realized gains from the sale of available-for-sale investment securities for the year ended December 31, 1995 totaled $474,600 and $40,206, respectively.

           The amortized cost and estimated market value of investment securities at December 31, 1997 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              Available-for-Sale
                                                       --------------------------------
                                                                             Estimated
                                                        Amortized             Market
                                                          Cost                 Value
                                                       -----------          -----------
           Within one year                             $ 1,490,553          $ 1,489,000
           After one year through five years             3,970,902            3,983,000
           After five years through ten years            6,080,784            6,085,000
           After ten years                                 373,511              419,000
                                                       -----------          -----------

                                                       $11,915,750          $11,976,000
                                                       ===========          ===========

           Investment securities with amortized costs totaling $1,000,000 and estimated market values totaling $992,000 and $980,000 were pledged to secure treasury tax and loan accounts and public deposits at December 31, 1997 and 1996, respectively.

3.         LOANS

           Outstanding loans are summarized below:

                                                         December 31,
                                               -----------------------------------
                                                  1997                    1996
                                               ------------           ------------
           Commercial                          $  5,044,819           $  5,469,173
           Agricultural                          13,941,616              9,409,531
           Real estate - mortgage                32,002,981             33,885,271
           Real estate - construction               434,888              1,052,556
           Installment                            2,919,897              3,435,686
                                               ------------           ------------

                                                 54,344,201             53,252,217

           Deferred loan fees                      (182,293)              (253,465)
           Allowance for loan losses               (952,335)              (907,661)
                                               ------------           ------------

                                               $ 53,209,573           $ 52,091,091
                                               ============           ============

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

3.         LOANS (Continued)

           Changes in the allowance for loan losses were as follows:

                                                                  Year Ended December 31,
                                                    -------------------------------------------------------
                                                       1997                   1996                    1995
                                                    -----------           -----------           -----------
           Balance, beginning of year               $   907,661           $ 1,127,587           $ 1,017,502
           Provision charged to operations              263,000               477,000               210,000
           Losses charged to allowance                 (256,712)             (738,522)             (147,035)
           Recoveries                                    38,386                41,596                47,120
                                                    -----------           -----------           -----------

                  Balance, end of year              $   952,335           $   907,661           $ 1,127,587
                                                    ===========           ===========           ===========

           The recorded investment in loans that were considered to be impaired totaled $1,057,000 and $1,188,000 at December 31, 1997 and 1996,
           respectively. The related allowance for loan losses on these loans at December 31, 1997 and 1996 was $143,400 and $132,400, respectively. The average recorded investment in impaired loans for the years ended December 31, 1997, 1996 and 1995 was $1,038,500, $1,345,800 and
           $620,500, respectively. The Bank recognized $38,500, $52,700 and $8,400 in interest income on these loans during that same period, to include $38,500, $44,800 and $4,700 recognized using a cash-basis method.

           At December 31, 1997 and 1996, nonaccrual loans totaled $1,389,000 and $1,425,000, respectively. Interest foregone on nonaccrual loans totaled $75,900, $103,300 and $62,700 for the years ended
           December 31, 1997, 1996 and 1995, respectively. There were no loans considered to be nonperforming, defined as loans ninety days or more past due and still accruing interest, for the years ended
           December 31, 1997 and 1996.

           Salaries and employee benefits totaling $130,622, $43,101 and $54,988 have been deferred as loan origination costs during the years ended December 31, 1997, 1996 and 1995, respectively.

4.         BANK PREMISES AND EQUIPMENT

           Bank premises and equipment consisted of the following:

                                                                   December 31,
                                                         ---------------------------------
                                                            1997                    1996
                                                         -----------           -----------
           Land                                          $   278,840           $   278,840
           Bank premises                                   2,168,640             2,168,640
           Furniture, fixtures and equipment               2,008,643             1,952,970
           Leasehold improvements                             90,974                90,974
                                                         -----------           -----------

                                                           4,547,097             4,491,424

                  Less accumulated depreciation
                      and amortization                    (1,469,846)           (1,187,394)
                                                         -----------           -----------

                                                         $ 3,077,251           $ 3,304,030
                                                         ===========           ===========

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

4.         BANK PREMISES AND EQUIPMENT (Continued)

           Depreciation included in occupancy and equipment expense totaled $282,452, $283,044 and $193,573 for the years ended December 31,
           1997, 1996 and 1995, respectively.

5.         ACQUISITIONS

           On June 22, 1995, the Bank assumed certain liabilities of the Lakeport branch of U.S. Bank. The following assets and liabilities were recorded in connection with this transaction:

           Cash                                          $4,778,000
           Deposit base intangible                           22,000
                                                         ----------

                  Deposits and accrued interest
                      liabilities assumed                $4,800,000
                                                         ==========

           The deposit base intangible and $13,300 in related capitalized legal expenses are being amortized over fifteen years.

           In addition, a deposit base intangible, covenant not to compete, goodwill and related capitalized legal expenses totaling $509,153 were recorded in December 1991 in connection with the acquisition of certain assets and liabilities of the Lakeport office of Citizens Federal Bank. These intangible assets are being amortized over periods ranging from five to seven years. The covenant not to compete was fully amortized as of December 31, 1996.

           Amortization expense totaled $63,100, $92,277 and $86,210 for the years ended December 31, 1997, 1996 and 1995, respectively.

6.         INTEREST-BEARING DEPOSITS

           Interest-bearing deposits consisted of the following:

                                                     December 31,
                                           --------------------------------
                                              1997                 1996
                                           -----------          -----------
           Savings                         $12,027,671          $14,533,004
           Money market                      4,143,444            4,885,173
           Now accounts                      9,640,047           10,391,267
           Time, $100,000 or more            5,694,147            3,798,069
           Other time                       31,606,172           29,726,925
                                           -----------          -----------

                                           $63,111,481          $63,334,438
                                           ===========          ===========

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

6.         INTEREST-BEARING DEPOSITS (Continued)

           Interest expense recognized on interest-bearing deposits consisted of the following:

                                                        Year Ended December 31,
                                           --------------------------------------------------
                                              1997                1996                1995
                                           ----------          ----------          ----------
           Savings                         $  301,124          $  309,130          $  394,745
           Money market                       142,423             185,976             232,463
           Now accounts                       175,619             142,234             162,934
           Time, $100,000 or more             212,630             162,000             161,700
           Other time                       1,729,917           2,045,616           2,104,340
                                           ----------          ----------          ----------

                                           $2,561,713          $2,844,956          $3,056,182
                                           ==========          ==========          ==========

7.         INCOME TAXES

           The provision for income taxes for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                               Federal              State               Total
                                              ---------           ---------           ---------
           1997
           ----

           Current                            $ 208,000           $ 107,000           $ 315,000
           Deferred                              47,000              15,000              62,000
                                              ---------           ---------           ---------

                  Income tax expense          $ 255,000           $ 122,000           $ 377,000
                                              =========           =========           =========

           1996
           ----

           Current                            $  51,000           $  49,000           $ 100,000
           Deferred                              72,000              31,000             103,000
                                              ---------           ---------           ---------

                  Income tax expense          $ 123,000           $  80,000           $ 203,000
                                              =========           =========           =========

           1995
           ----

           Current                            $ 245,000           $ 129,000           $ 374,000
           Deferred                             (25,000)            (14,000)            (39,000)
                                              ---------           ---------           ---------

                  Income tax expense          $ 220,000           $ 115,000           $ 335,000
                                              =========           =========           =========

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

7.         INCOME TAXES (Continued)

           Deferred tax assets (liabilities) are comprised of the following at December 31, 1997 and 1996:

                                                                    1997                1996
                                                                  ---------           ---------
           Deferred tax assets:
               Allowance for loan losses                          $ 294,000           $ 277,000
               Deferred compensation                                 86,000              59,000
               Future benefit of state tax deduction                 34,000              14,000
               Future benefit of alternative minimum tax                                 41,000
               Other real estate                                     17,000              75,000
               Unrealized loss on available-for-sale
                  investment securities                                                  21,000
               Other                                                 10,000               3,000
                                                                  ---------           ---------

                      Total deferred tax assets                     441,000             490,000
                                                                  ---------           ---------

           Deferred tax liabilities:
               Bank premises and equipment                         (195,000)           (150,000)
               Unrealized gain on available-for-sale
                  investment securities                             (21,000)
               Other                                                (12,000)            (23,000)
                                                                  ---------           ---------

                      Total deferred tax liabilities               (228,000)           (173,000)
                                                                  ---------           ---------

                      Net deferred tax assets                     $ 213,000           $ 317,000
                                                                  =========           =========

           The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rates to operating income before income taxes. The significant items comprising these differences for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                                   1997                     1996                     1995
                                            -------------------      -------------------      -------------------
                                            Amount       Rate %      Amount       Rate %      Amount       Rate %
                                            ------       ------      ------       ------      ------       ------
           Federal income tax
               expense, at statutory
               rate                        $ 388,712      34.0      $ 230,957      34.0      $ 379,366      34.0
           State franchise tax, net
               of Federal tax effect          74,484       6.5         45,886       6.8         80,314       7.2
           Tax exempt income
               from life insurance
               policies                      (38,150)     (3.3)       (24,720)     (3.6)       (16,261)     (1.5)
           Interest on obligations
               of states and political
               subdivisions                  (45,781)     (4.0)       (70,861)    (10.4)       (92,495)     (8.3)
           Other                              (2,265)      (.2)        21,738       3.2        (15,924)     (1.4)
                                           ---------      ----      ---------      ----      ---------      ----

                  Total income
                      tax expense          $ 377,000      33.0      $ 203,000      30.0      $ 335,000      30.0
                                           =========      ====      =========      ====      =========      ====

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

8.         SHORT-TERM BORROWING ARRANGEMENT

           The Bank is eligible to borrow up to $2,000,000 on an overnight basis from its correspondent bank. There were no short-term borrowings outstanding at December 31, 1997 or 1996.

9.         COMMITMENTS AND CONTINGENCIES

           Leases
           ------

           The Bank leases land and two branch offices under noncancelable operating leases. Future minimum lease payments are as follows:

                Year Ending
               December 31,
               ------------
                   1998                        $      68,500
                   1999                               52,000
                   2000                               52,000
                   2001                               18,667
                   2002                               12,000
                                               -------------

                                               $     203,167
                                               =============

           Rental expense included in occupancy and other expenses totaled $52,049, $47,740 and $43,924 for the years ended December 31, 1997,
           1996 and 1995, respectively.

           Financial Instruments With Off-Balance-Sheet Risk
           -------------------------------------------------

           The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

           The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

           The following financial instruments represent off-balance-sheet credit risk:

                                                   December 31,
                                            ---------------------------
                                               1997             1996
                                            -----------     -----------
           Commitments to extend credit     $15,106,000     $10,783,000
           Letters of credit                $   151,000     $   100,000

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.         COMMITMENTS AND CONTINGENCIES (Continued)

           Financial Instruments With Off-Balance-Sheet Risk (Continued)
           -------------------------------------------------

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include deposits, real estate, accounts receivable and personal property.

           Letters of credit are conditional commitments issued by the Bank to guarantee the performance or financial obligation of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

           Commercial loan commitments represent approximately 78% of total commitments and are generally unsecured or secured by collateral other than real estate. Real estate loan commitments represent 10% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Consumer loan commitments represent the remaining 12% of total commitments and are generally unsecured. In addition, the majority of the Bank's loan commitments have variable interest rates.

           Significant Concentrations of Credit Risk
           -----------------------------------------

           The Bank's business activity is primarily with customers located within Lake County. The Bank's operating policy since its inception has emphasized serving the banking needs of individuals, business and professional communities and agribusiness in Lakeport, California and its surrounding area. The Bank grants real estate, commercial and installment loans to these customers. Although the Bank has a diversified loan portfolio, a significant portion of its customers' ability to repay their loans is dependent upon commercial and residential real estate development, agribusiness and the resort and recreational economic sectors.

           Correspondent Banking Agreements
           --------------------------------

           The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $4,331,837 at December 31, 1997.

10.        STOCKHOLDERS' EQUITY

           Dividends
           ---------

           Upon declaration by the Board of Directors, all stockholders of record will be entitled to receive dividends. The California Financial Code restricts the total dividend payment of any bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to stockholders during the same three-year period. At December 31, 1997, retained earnings of $1,192,271 were free of such restrictions.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

10.        STOCKHOLDERS' EQUITY (Continued)

           Earnings Per Share
           ------------------
           A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                                   Weighted
                                                                                    Average
                                                                                   Number of
                                                                      Net            Shares         Per Share
                         For the Year Ended                         Income        Outstanding        Amount
           ---------------------------------------------          ---------       -----------       ---------
           December 31, 1997
           -----------------
           Basic earnings per share                               $ 766,270        1,240,546          $  .62
                                                                                                      ======
           Effect of dilutive stock options                                           57,408
                                                                  ---------       ----------
           Diluted earnings per share                             $ 766,270        1,297,954          $  .59
                                                                  =========       ==========          ======
           December 31, 1996
           -----------------
           Basic earnings per share                               $ 476,285        1,240,491          $  .38
                                                                                                      ======
           Effect of dilutive stock options                                           68,267
                                                                  ---------       ----------
           Diluted earnings per share                             $ 476,285        1,308,758          $  .36
                                                                  =========       ==========          ======
           December 31, 1995
           -----------------
           Basic earnings per share                               $ 780,781        1,239,791          $  .63
                                                                                                      ======
           Effect of dilutive stock options                                           75,519
                                                                  ---------       ----------
           Diluted earnings per share                             $ 780,781        1,315,310          $  .59
                                                                  =========       ==========          ======

           Options to purchase 25,350 shares of common stock at a weighted average price of $9.70 per share were outstanding during 1997, 1996 and 1995 but were not included in the computation of earnings per share because the exercise price of the options was greater than the average market price of the common shares during those years.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

10.        STOCKHOLDERS' EQUITY (Continued)

           Stock Options
           -------------
           The Bank's 1984 Stock Option Plan was amended in 1989 to authorize the grant of options to non-employee directors and again in 1990 to increase the number of shares reserved under the plan to 340,062 shares of authorized but unissued common stock. Of the shares reserved, 200,000 shares were available for grant to non-employee directors. Options were granted to non-employee directors based on consecutive years of service to a maximum of 20,000 shares each. The plan requires that the option price may not be less than the fair market value at the date the option is granted, and that the stock must be paid in full at the time the option is exercised. The options expire on dates determined by the Board of Directors, but not later than ten years from the grant date. Options generally vest ratably over a four to five year period.

           The plan terminated in November 1994 and no additional options will be granted. However, the vesting schedule and ability to exercise options currently granted were not effected.

           A summary of the activity within the plan follows:

                                                 1997                        1996                            1995
                                    ---------------------------      ------------------------        ----------------------
                                                       Weighted                      Weighted                     Weighted
                                                       Average                        Average                      Average
                                                       Exercise                      Exercise                     Exercise
                                        Shares           Price         Shares          Price         Shares         Price
                                    -------------      --------      -----------     --------        --------     ---------
           Options outstanding,
                beginning of year         220,850      $ 5.50            238,900      $  5.41         240,100       $ 5.41

                Options exercised                                           (500)     $  4.38          (1,200)      $ 4.77
                Options canceled          (15,250)     $ 4.38            (17,550)     $  4.38
                                    -------------                    -----------                     --------

           Options outstanding,
                end of year               205,600      $ 5.58            220,850      $  5.50         238,900       $ 5.41
                                    =============                    ===========                     ========

           Options exercisable,
                end of year               204,975      $ 5.57            215,138      $  5.39         226,850       $ 5.19
                                    =============                    ===========                     ========

           A summary of options outstanding at December 31, 1997 follows:

                                                    Number of          Weighted             Number of
                                                     Options            Average              Options
                                                   Outstanding         Remaining           Exercisable
              Range of                             December 31,       Contractual          December 31,
           Exercise Prices                            1997                Life                 1997
           ---------------                     ------------------  ------------------   ------------------
              $ 4.38                                  120,000         1   year                 120,000
              $ 6.25                                   60,250         2   years                 60,250
              $ 9.75                                   22,850         5   years                 22,850
              $ 9.25                                    2,500         6   years                  1,875
                                               ------------------                       ------------------
                                                      205,600                                  204,975
                                               ==================                       ==================

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

10.        STOCKHOLDERS' EQUITY (Continued)

           Regulatory Capital
           ------------------
           The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

           Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank meets all its capital adequacy requirements as of December 31, 1997.

           In addition, the most recent notification from the FDIC as of December 31, 1997 and 1996 categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                             1997                  1996                    1995
                                                   --------------------     -------------------     -------------------
                                                     Amount      Ratio        Amount     Ratio        Amount      Ratio
                                                   ----------    ------     ----------   ------     ----------    -----
           Leverage Ratio
           --------------
           Lake Community Bank                     $8,561,600     10.4%     $8,067,300     9.3%     $7,743,900     9.3%

           Minimum requirement for "Well-
                Capitalized" institution           $4,124,100      5.0%     $4,321,200     5.0%     $4,163,000     5.0%
           Minimum regulatory requirement          $3,299,300      4.0%     $3,457,000     4.0%     $3,330,400     4.0%

           Tier I Risk-Based Capital Ratio
           -------------------------------
           Lake Community Bank                     $8,561,600     14.5%     $8,067,200    13.3%     $7,743,900    12.9%

           Minimum requirement for "Well-
                Capitalized" institution           $3,544,400      6.0%     $3,645,700     6.0%     $3,601,100     6.0%
           Minimum regulatory requirement          $2,362,900      4.0%     $2,430,500     4.0%     $2,400,700     4.0%

           Total Risk-Based Capital Ratio
           ------------------------------
           Lake Community Bank                     $9,300,000     15.8%     $8,788,000    14.5%     $8,505,000    14.3%

           Minimum requirement for "Well-
                Capitalized" institution           $5,885,900     10.0%     $6,061,400    10.0%     $5,965,200    10.0%
           Minimum regulatory requirement          $4,708,700      8.0%     $4,849,100     8.0%     $4,772,200     8.0%

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

11.        OTHER EXPENSES

           Other expenses consisted of the following:

                                                              Year Ended December 31,
                                                    ----------------------------------------
                                                       1997           1996          1995
                                                    ----------     ----------     ----------
           Regulatory assessments                   $   28,950     $   25,328     $  102,833
           Advertising and promotion                   107,420        109,964         98,044
           Professional fees and legal expenses        146,420        219,652        144,930
           Stationery and supplies                      67,771         98,270         88,727
           Amortization of intangibles                  63,100         92,277         86,210
           Other real estate expenses                  209,552        222,956        200,859
           Other                                       425,019        476,300        471,662
                                                    ----------     ----------     ----------

                                                    $1,048,232     $1,244,747     $1,193,265
                                                    ==========     ==========     ==========

12.        EMPLOYEE BENEFIT PLANS

           Employee Retirement Plan
           ------------------------
           On December 19, 1991, the Board of Directors adopted a 401(k) Retirement Plan, effective January 1, 1992. All employees 18 years of age or older with one year of service and who worked at least 1,000 hours during the year are eligible to participate in the plan. Eligible employees may elect to make tax deferred contributions of up to seventeen percent of their annual salary, to the maximum allowed by law. The Bank may make additional nonelective contributions to the plan at the discretion of the Board of Directors. Bank contributions vest after three years of service. Bank contributions to the plan for the years ended December 31, 1997, 1996 and 1995 totaled $26,290, $15,298 and $20,048, respectively.

           Salary Continuation Plan
           ------------------------
           During 1992, the Board of Directors approved a salary continuation plan for key executives. Under this plan, the Bank is obligated to provide the executives, or their designated beneficiaries, with annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Bank on the lives of the executives. In addition, the estimated present value of these future benefits are accrued over the period from the effective date of the plan until each of the executive's expected retirement date. The expense under this plan for the year ended December 31, 1997, 1996 and 1995 totaled $58,700, $34,400 and $30,100, respectively.

           In connection with the plan, the Bank has purchased life insurance policies with cash surrender values totaling $413,100 and $314,800 at December 31, 1997 and 1996, respectively.

                               LAKE COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
13.        RELATED PARTY TRANSACTIONS

           During the normal course of business, the Bank enters into transactions with related parties, including directors and executive officers. These transactions are on substantially the same terms and conditions as those prevailing for comparable transactions with unrelated parties.

           The following is a summary of the aggregate activity involving related party borrowers during 1997:

           Balance, January 1, 1997               $ 609,000

               Disbursements                        565,000
               Amounts repaid                      (322,000)
                                                  ---------

           Balance, December 31, 1997             $ 852,000
                                                  =========
           Undisbursed commitments to related
               parties, December 31, 1997         $ 576,000
                                                  =========

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                      SEPTEMBER 30,    DECEMBER 31,
                                                          1998            1997
                                                      -----------      ------------
                                     ASSETS
Cash and due from banks                               $ 4,251,458      $ 1,830,279
Federal funds sold                                     10,050,000        6,720,000
Loans held for sale                                       305,252          227,150
Available-for-sale investment securities (Note 3)       4,217,700        4,010,300
Loans and leases, less allowance for loan and
   lease losses of $295,468 in 1998 and $723,880
   in 1997 (Note 4)                                    30,796,419       34,125,423
Bank premises and equipment, net                        1,645,963        1,720,231
Accrued interest receivable and other assets            2,104,258        1,954,293
                                                      -----------      -----------
                                                      $53,371,050      $50,587,676
                                                      ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
   Non-interest bearing                               $10,879,585      $ 8,526,329
   Interest bearing (Note 5)                           37,596,488       37,823,066
                                                      -----------      -----------
           Total deposits                              48,476,073       46,349,395

Accrued interest payable and other liabilities            191,370          273,782
                                                      -----------      -----------
           Total liabilities                           48,667,443       46,623,177
                                                      -----------      -----------

Stockholders' equity:
   Common stock - no par value,
      5,000,000 shares authorized; issued and
      outstanding - 370,805 shares in 1998 and
      319,972 shares in 1997                            2,511,057        2,021,434
   Retained earnings since December 31, 1990
      when deficit of $1,729,001 was transferred
      to common stock as part of a
      quasi-reorganization                              2,173,559        1,931,885
   Accumulated other comprehensive income
      (Notes 3 and 7)                                      18,991           11,180
                                                      -----------      -----------
           Total stockholders' equity                   4,703,607        3,964,499
                                                      -----------      -----------
                                                      $53,371,050      $50,587,676
                                                      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                  NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                     1998            1997
                                                 -----------     -----------
Interest income:
   Interest and fees on loans and leases          $2,524,043      $2,431,619
   Interest on investment securities:
      Taxable                                        174,082         202,408
   Interest on Federal funds sold                    292,057         209,620
                                                  ----------      ----------
         Total interest income                     2,990,182       2,843,647
                                                  ----------      ----------
Interest expense:
   Interest on deposits (Note 5)                   1,303,715       1,197,629
                                                  ----------      ----------
         Net interest income                       1,686,467       1,646,018

Provision for loan and lease losses
   (Note 4)                                          105,000         126,000
                                                  ----------      ----------
         Net interest income after provision
           for loan and lease losses               1,581,467       1,520,018
                                                  ----------      ----------
Non-interest income:
   Service charges and fees                           50,446          40,871
   Gain on sale of loans                             187,384          57,310
   Other                                             177,330         122,191
                                                  ----------      ----------
         Total non-interest income                   415,160         220,372
                                                  ----------      ----------


                                  (Continued)

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                                   (Continued)
                  NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                            1998            1997
                                         -----------     ----------
Other expenses:
   Salaries and employee benefits        $  756,659      $  604,445
   Occupancy                                104,792          78,754
   Equipment                                 97,872          68,734
   Professional fees                        186,593          82,932
   Other                                    448,169         340,551
                                         ----------      ----------
         Total other expenses             1,594,085       1,175,416
                                         ----------      ----------

         Income before income taxes         402,542         564,974

Income taxes                                160,868         226,230
                                         ----------      ----------
         Net income                      $  241,674      $  338,744
                                         ==========      ==========
Basic earnings per share                 $      .75           $1,06
                                         ==========      ==========
Diluted earnings per share               $      .72      $     1.04
                                         ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

      NINE MONTHS ENDED SEPTEMBER 30, 1998 AND YEAR ENDED DECEMBER 31, 1997

                                                                                           ACCUMU-
                                                                                        LATED OTHER
                                             COMMON STOCK                                 COMPRE-
                                         -----------------------         RETAINED         HENSIVE
                                         SHARES         AMOUNT           EARNINGS         INCOME          TOTAL
                                         -------      ----------        ----------      -----------     ----------
Balance, January 1, 1997                 319,972      $2,021,434        $1,750,166        $ 3,439       $3,775,039

Net income                                                                 181,719                         181,719

Net change in unrealized
  gain on available-for-sale
  investment securities,
  net of taxes                                                                              7,741            7,741
                                         -------      ----------        ----------        -------       ----------
  Balance, December 31, 1997             319,972       2,021,434         1,931,885         11,180        3,964,499

Net Income                                                                 241,674                         241,674

Stock options exercised and related
  tax benefit                             50,833         489,623                                           489,623

Net change in unrealized
  gain on available-for-sale
  investment securities,
  net of taxes (Notes 3 and 7)                                                              7,811            7,811
                                         -------      ----------        ----------        -------       ----------
  Balance, September 30, 1998            370,805      $2,511,057        $2,173,559        $18,991       $4,703,607
                                         =======      ==========        ==========        =======       ==========

                   The accompanying notes are an integral part
                         of these financial statements.

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                  NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                               1998        1997
                                                          -----------   -----------
Cash flows from operating activities:
   Net income                                             $   241,674   $   338,744
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Provision for loan and lease losses                     105,000       126,000
      Depreciation and amortization                            94,928        54,905
      Increase in deferred loan origination fees
         and costs, net                                       (10,332)      (37,225)
      Increase in loans held for sale                         (78,103)     (294,175)
      Decrease (increase) in accrued interest
         receivable and other assets                           48,735      (128,352)
      (Decrease) increase in accrued interest payable
         and other liabilities                                (82,624)       79,172
      Deferred taxes                                          (89,359)       19,000
                                                          -----------   -----------
           Net cash provided by operating activities          229,919       158,069
                                                          -----------   -----------
Cash flows from investing activities:
   Proceeds from matured held-to-maturity investment
      securities                                                            300,000
   Proceeds from sale or calls of available-for-sale
      investment securities                                 2,000,000
   Proceeds from matured available for sale investment
      securities                                            1,000,000
   Purchases of available-for-sale investment securities   (3,185,832)      (18,000)
   Net decrease (increase) in loans and leases              3,229,609    (4,682,455)
   Additions to bank premises and equipment                   (30,387)     (347,419)
                                                          -----------   -----------
           Net cash provided by (used in)
              investing activities                          3,013,390    (4,747,874)
                                                          -----------   -----------

                                  (Continued)

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                   (Continued)
                  NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                              1998           1997
                                                          ------------   ------------
Cash flows from financing activities:
   Net increase in demand, interest-bearing
      and savings deposits                                $  2,813,873   $  3,896,297
   Net (decrease) increase in time deposits                   (687,251)     4,954,577
   Proceeds from exercise of stock options                     381,248
                                                          ------------   ------------
           Net cash provided by financing activities         2,507,870      8,850,874
                                                          ------------   ------------
           Increase in cash and cash equivalents             5,751,179      4,261,069

Cash and cash equivalents at beginning of year               8,550,279      5,232,288
                                                          ------------   ------------
Cash and cash equivalents at end of period                $ 14,301,458   $  9,493,357
                                                          ============   ============

Supplemental disclosure of cash flow information:

   Cash paid during the year for:
      Interest expense                                    $  1,230,364   $  1,120,786
      Income taxes                                        $    239,636   $    162,500

Non-cash investing activities:
   Real estate acquired through foreclosure               $    117,500
   Change in unrealized gain on available-
      for-sale investment securities                      $     11,841   $     11,125

   The accompanying notes are an integral part of these financial statements.

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.      BASIS OF PRESENTATION

        The accompanying unaudited consolidated financial statements have been prepared in a condensed format and, therefore, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been reflected in the financial statements. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year. Certain reclassifications have been made to prior period amounts to present them on a basis consistent with classifications for the nine months ended September 30, 1998.

2.      FORMATION OF HOLDING COMPANY

        On March 10, 1998, Roseville 1st Community Bancorp assumed 100% ownership of Roseville 1st National Bank. On the same date, formal approval as a bank holding company was received from the Federal Reserve.

3.      INVESTMENT SECURITIES

        All investment securities were classified as available for sale as of September 30, 1998 and December 31, 1997.

        The amortized cost and estimated market value of investment securities at September 30, 1998 and December 31, 1997 consisted of the following:

                                                           1998
                             --------------------------------------------------------------
                                                   Gross           Gross         Estimated
                                Amortized       Unrealized      Unrealized        Market
                                  Cost             Gains          Losses           Value
                               ----------       ----------      -----------      ----------
        U.S. Government
          agencies             $3,706,422         $25,678                        $3,732,100
        Municipal Bonds           190,221           3,079                           193,300
        Federal Reserve
          Bank stock               60,700                                            60,700
        Federal Home Loan
          Bank stock              156,600                                           156,600
        Pacific Coast Bankers
          Bank stock               75,000                                            75,000
                               ----------         -------        ----------      ----------
                               $4,188,943         $28,757        $     --        $4,217,700
                               ==========         =======        ==========      ==========

        Net unrealized gains on available-for-sale investment securities totaling $28,757 were recorded net of $9,766 in tax benefits as a separate component of stockholders' equity at September 30, 1998. There were no sales of available-for-sale investment securities for the nine months ended September 30, 1998.

                 ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

3.      INVESTMENT SECURITIES (Continued)

                                                           1997
                               ------------------------------------------------------------
                                                   Gross           Gross         Estimated
                                Amortized       Unrealized      Unrealized        Market
                                  Cost             Gains          Losses           Value
                               ----------       ----------      -----------      ----------
        U.S. Government
          agencies             $3,737,984        $16,916                         $3,754,900
        Federal Reserve
          Bank stock               60,700                                            60,700
        Federal Home Loan
          Bank stock              119,700                                           119,700
        Pacific Coast Bankers
          Bank stock               75,000                                            75,000
                               ----------        -------          -------        ----------
                               $3,993,384        $16,916          $    --        $4,010,300
                               ==========        =======          =======        ==========

        Net unrealized gains on available-for-sale investment securities totaling $16,916 were recorded net of $5,736 in tax liabilities as a separate component of stockholders' equity. There were no sales of available-for-sale investment securities for the nine months ended September 30, 1997.

        The amortized cost and estimated market value of available-for-sale investment securities at September 30, 1998 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                              Estimated
                                                              Amortized         Market
                                                                  Cost          Value
                                                              ----------      ----------
        Within one year                                       $  498,594      $  500,545
        After one year through five years                      2,247,828       2,268,500
        After five years through ten years                       960,000         963,075
        After ten years                                          190,221         193,280
                                                              ----------      ----------
                                                               3,896,643       3,925,400

        Investment securities not due at a single
          maturity date:
          Federal Reserve Bank stock                              60,700          60,700
          Federal Home Loan Bank stock                           156,600         156,600
          Pacific Coast Bankers Bank stock                        75,000          75,000
                                                              ----------      ----------
                                                              $4,188,943      $4,217,700
                                                              ==========      ==========

        Investment securities with amortized costs totaling $1,496,701 and $1,490,500 and market values totaling $1,511,875 and $1,500,200 were pledged to secure deposits at September 30, 1998 and December 31, 1997, respectively.

                ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

4.      LOANS AND LEASES

        Outstanding loans and leases are summarized below:

                                                September 30,     December 31,
                                                    1998             1997
                                                -------------     -----------
        Commercial                               $ 6,693,625      $ 8,714,911
        Real estate-mortgage                       4,438,956        5,498,941
        Real estate-commercial                    10,886,614       10,780,097
        Real estate-construction                   6,965,446        7,319,151
        Installment                                2,183,676        2,622,966
                                                 -----------      -----------
                                                  31,168,317       34,936,066

        Deferred loan and lease fees, net            (76,430)         (86,763)
        Allowance for loan and lease losses         (295,468)        (723,880)
                                                 -----------      -----------
                                                 $30,796,419      $34,125,423
                                                 ===========      ===========

        Changes in the allowance for loan and lease losses were as follows:

                                            September 30,  September 30, December 31,
                                               1998           1997           1997
                                            -----------    ------------  ------------
        Balance, beginning of year           $ 723,880      $ 253,560     $ 253,560
        Provision charged to operations        105,000        126,000       564,000
        Losses charged to allowance           (540,228)       (95,025)     (100,910)
        Recoveries                               6,816          6,163         7,230
                                             ---------      ---------     ---------
                                             $ 295,468      $ 290,698     $ 723,880
                                             =========      =========     =========

        The recorded investment in loans that were considered to be impaired totaled $75,794 and $550,000 at September 30, 1998 and December 31, 1997, respectively. The related allowance for loan losses for these loans at September 30, 1998 and December 31, 1997 was $25,672 and $400,000, respectively. The average recorded investment in impaired loans for the nine month period ended September 30, 1998 and the year ended December 31, 1997 was $223,359 and $152,547, respectively. The Bank recognized $7,059 in interest income on impaired loans during the nine month period ended September 30, 1998. There was one impaired loan at September 30, 1997 with a balance due of $22,484.

        At September 30, 1998 and December 31,1997, there were no nonaccrual loans. Interest foregone on nonaccrual loans for the nine month periods ended September 30, 1998 and 1997 was considered insignificant.

        Salaries and employee benefits totaling $190,502 and $169,050 have been deferred as loan origination costs during the nine month periods ended September 30, 1998 and 1997, respectively.

                ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

5.      INTEREST-BEARING DEPOSITS

        Interest-bearing deposits consisted of the following:

                                      September 30,     December 31,
                                          1998             1997
                                      ------------      ------------
        Savings                        $ 1,003,678      $   924,218
        NOW accounts                     3,859,199        2,814,604
        Money market                    12,799,713       13,313,222
        Time, $100,000 or more           6,558,634        6,525,188
        Other time                      13,375,264       14,245,834
                                       -----------      -----------
                                       $37,596,488      $37,823,066
                                       ===========      ===========

        Interest expense recognized on interest-bearing deposits consisted of the following:

                                                 Nine Month Periods Ended
                                                       September 30,
                                                 ----------------------
                                                    1998         1997
                                                 ----------   ---------
        Savings                                  $   23,033   $   18,477
        Now Accounts                                 45,776       41,823
        Money Market                                390,863      425,349
        Time, $100,000 or more                      279,686      218,871
        Other time                                  564,357      493,109
                                                 ----------   ----------
                                                 $1,303,715   $1,197,629
                                                 ==========   ==========

                ROSEVILLE 1ST COMMUNITY BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

6.      EARNINGS PER SHARE

        A reconciliation of the numerator and denominators of the basic and diluted earnings per share computations is as follows:

                                                           Weighted
                                                            Average
                                                            Number
                                                Net        of Shares   Per Share
        Nine Months Ended                     Income      Outstanding   Amount
        -----------------                    --------     -----------  ---------
        September 30, 1998

        Basic earnings per share             $241,674       320,158       $ .75
                                                                          =====
        Effect of dilutive stock options                     13,503
                                             --------       -------
        Diluted earnings per share           $241,674       333,661       $ .72
                                             ========       =======       =====

        September 30, 1997

        Basic earnings per share             $338,744       319,972       $1.06
                                                                          =====
        Effect of dilutive stock options                      4,676
                                             --------       -------
        Diluted earnings per share           $338,744       324,648       $1.04
                                             ========       =======       =====

7.      COMPREHENSIVE INCOME

        On January 1, 1998, the Company adopted SFAS 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported. Other comprehensive income, net of tax, was comprised of the unrealized gain on available-for-sale investment securities for the nine month periods ended September 30, 1998 and 1997 and totaled $7,811 and $7,342 respectively. Total comprehensive income, net of taxes, was $249,485 and $346,086 for the nine month periods ended September 30, 1998 and 1997, respectively.

8.      NEW ACCOUNTING PRONOUNCEMENT

        In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, Management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

                          INDEPENDENT AUDITOR'S REPORT


The Stockholders and
     Board of Directors
Roseville 1st National Bank
Roseville, California

           We have audited the accompanying balance sheet of Roseville 1st National Bank as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roseville 1st National Bank as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                         /s/ PERRY-SMITH & CO., LLP
                                         ---------------------------------------
                                         Certified Public Accountants

Sacramento, California
March 20, 1998

                           ROSEVILLE 1ST NATIONAL BANK

                                  BALANCE SHEET

                           DECEMBER 31, 1997 AND 1996

                                                                                             1997                 1996
                                                                                          -----------          -----------
                      ASSETS

Cash and due from banks                                                                   $ 1,830,279          $ 1,792,288
Federal funds sold                                                                          6,720,000            3,440,000
Loans held for sale                                                                           227,150              110,000
Investment securities (market value of $4,010,300
    in 1997 and $4,266,600 in 1996) (Note 2)                                                4,010,300            4,263,669
Loans, less allowance for loan losses of $723,880
    in 1997 and $253,560 in 1996 (Note 3)                                                  34,125,423           27,090,500
Bank premises and equipment, net (Note 4)                                                   1,720,231            1,443,303
Deferred tax assets, net (Note 5)                                                             303,000              230,000
Accrued interest receivable and other assets (Note 11)                                      1,651,293              338,370
                                                                                          -----------          -----------

                                                                                          $50,587,676          $38,708,130
                                                                                          ===========          ===========

                 LIABILITIES AND
               STOCKHOLDERS' EQUITY

Deposits:
    Non-interest bearing                                                                  $ 8,526,329          $ 4,539,246
    Interest bearing (Note 6)                                                              37,823,066           30,147,852
                                                                                          -----------          -----------

            Total deposits                                                                 46,349,395           34,687,098

Accrued interest payable and other liabilities                                                273,782              245,993
                                                                                          -----------          -----------

            Total liabilities                                                              46,623,177           34,933,091
                                                                                          -----------          -----------

Commitments and contingencies (Note 7)

Stockholders' equity (Note 8):
    Common stock - $5 par value; 5,000,000
        shares authorized - 319,972 shares issued
        and outstanding                                                                     1,599,860            1,599,860
    Additional paid-in capital                                                                421,574              421,574
    Retained earnings since December 31, 1990 when the deficit of $1,729,001 was transferred to additional paid-in capital as part of a quasi-
        reorganization                                                                      1,931,885            1,750,166
    Net unrealized gain on available-for-sale
        investment securities, net of taxes (Note 2)                                           11,180                3,439
                                                                                          -----------          -----------

            Total stockholders' equity                                                      3,964,499            3,775,039
                                                                                          -----------          -----------

                                                                                          $50,587,676          $38,708,130
                                                                                          ===========          ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                           ROSEVILLE 1ST NATIONAL BANK

                               STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                         1997             1996            1995
                                                      ----------       ----------       ----------
Interest income:
    Interest and fees on loans                        $3,286,609       $2,545,138       $2,163,619
    Interest on Federal funds sold                       341,603          251,169          225,855
    Interest on deposits in banks                                           5,748           12,653
    Interest on taxable investment securities            266,264          226,179          261,936
                                                      ----------       ----------       ----------

            Total interest income                      3,894,476        3,028,234        2,664,063

Interest expense on deposits (Note 6)                  1,663,920        1,331,181        1,287,862
                                                      ----------       ----------       ----------

            Net interest income                        2,230,556        1,697,053        1,376,201

Provision for loan losses (Note 3)                       564,000           89,200           55,000
                                                      ----------       ----------       ----------

            Net interest income after provision
                for loan losses                        1,666,556        1,607,853        1,321,201
                                                      ----------       ----------       ----------

Non-interest income:
    Service charges and fees                              58,200           33,061           20,436
    Gain on sale of loans                                 98,761           58,229           32,249
    Other income                                         184,039          137,149           73,429
                                                      ----------       ----------       ----------

            Total non-interest income                    341,000          228,439          126,114
                                                      ----------       ----------       ----------

Other expenses:
    Salaries and employee benefits
        (Notes 3 and 11)                                 817,541          701,482          578,111
    Occupancy and equipment                              176,921          150,110          145,563
    Other (Note 9)                                       698,375          478,894          421,807
                                                      ----------       ----------       ----------

            Total other expenses                       1,692,837        1,330,486        1,145,481
                                                      ----------       ----------       ----------

            Income before income taxes                   314,719          505,806          301,834

Income taxes (Note 5)                                    133,000          204,000          104,000
                                                      ----------       ----------       ----------

            Net income                                $  181,719       $  301,806       $  197,834
                                                      ==========       ==========       ==========

Basic earnings per share (Note 8)                     $      .57       $      .94       $      .62
                                                      ==========       ==========       ==========

Diluted earnings per share (Note 8)                   $      .56       $      .93       $      .61
                                                      ==========       ==========       ==========



                     The accompanying notes are an integral
                       part of these financial statements.

                           ROSEVILLE 1ST NATIONAL BANK

                        STATEMENT OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                                         UNREALIZED
                                                                                           GAIN ON
                                                                                         AVAILABLE-
                                  COMMON STOCK             ADDITIONAL                     FOR-SALE
                           ---------------------------       PAID-IN       RETAINED      INVESTMENT
                               SHARES        AMOUNT          CAPITAL       EARNINGS      SECURITIES        TOTAL
                           -----------    ------------    ------------    ----------    ------------    ----------

Balance,
   January 1, 1995             319,572    $  1,597,860    $    420,574    $1,250,526                    $3,268,960

Net income                                                                   197,834                       197,834
                           -----------    ------------    ------------    ----------    ------------    ----------

Balance,
   December 31, 1995           319,572       1,597,860         420,574     1,448,360                     3,466,794

Issuance of common
   stock under Stock
   Option Plan (Note 8)            400           2,000           1,000                                       3,000

Net income                                                                   301,806                       301,806

Unrealized gain on
   available-for-sale
   investment secur-
   ities, net of taxes                                                                  $      3,439         3,439
                           -----------    ------------    ------------    ----------    ------------    ----------

Balance,
   December 31, 1996           319,972       1,599,860         421,574     1,750,166           3,439     3,775,039

Net income                                                                   181,719                       181,719

Net change in un-
   realized gain on
   available-for-sale
   investment secur-
   ities, net of taxes
   (Note 2)                                                                                    7,741         7,741
                           -----------    ------------    ------------    ----------    ------------    ----------

Balance,
   December 31, 1997           319,972    $  1,599,860    $    421,574    $1,931,885    $     11,180    $3,964,499
                           ===========    ============    ============    ==========    ============    ==========





                     The accompanying notes are an integral
                       part of these financial statements.

                           ROSEVILLE 1ST NATIONAL BANK

                             STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                          1997                 1996                  1995
                                                      -----------           -----------           -----------
Cash flows from operating activities:
   Net income                                         $   181,719           $   301,806           $   197,834
   Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Provision for loan losses                         564,000                89,200                55,000
        Depreciation, accretion and
           amortization, net                               89,443                86,064                15,475
        Loss on sale of other real estate                   3,914
        (Decrease) increase in deferred
           loan origination fees and costs,
           net                                            (49,116)               44,036                15,479
        (Increase) decrease in loans held
           for sale                                      (117,150)              699,475
        Increase in accrued interest
           receivable and other assets                   (117,923)              (41,710)             (150,451)
        Gain on sale of equipment                            (300)               (1,810)
        Increase in accrued interest payable
           and other liabilities                           27,789                76,746                45,396
        Deferred income taxes                             (77,000)              111,000                81,000
                                                      -----------           -----------           -----------

             Net cash provided by operating
                activities                                505,376             1,364,807               259,733
                                                      -----------           -----------           -----------

Cash flows from investing activities:
   Purchase of available-for-sale investment
      securities                                         (519,900)           (3,807,507)
   Purchase of held-to-maturity investment
      securities                                                                                   (3,861,063)
   Proceeds from sale of available-for-sale
      investment securities                                                      37,400
   Proceeds from called available-for-sale
      investment securities                               500,000
   Proceeds from called held-to-maturity
      investment securities                                                   1,479,464               420,536
   Proceeds from matured held-to-maturity
      investment securities                               300,000             1,250,000             3,300,000
   Net decrease in interest-bearing
      deposits in banks                                                         199,000
   Net increase in loans                               (7,667,307)           (4,498,306)           (4,934,096)
   Purchase of premises and equipment                    (381,361)              (47,096)           (1,408,020)
   Proceeds from sale of equipment                            300                 1,810
   Proceeds from sale of other real estate                113,586
   Purchase of life insurance policies                 (1,195,000)
                                                      -----------           -----------           -----------
             Net cash used in investing
                activities                             (8,849,682)           (5,385,235)           (6,482,643)
                                                      -----------           -----------           -----------

                                   (Continued)

                           ROSEVILLE 1ST NATIONAL BANK

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                               1997                 1996                1995
                                                           -----------          -----------          -----------
Cash flows from financing activities:
   Net increase in demand, interest-
      bearing and savings deposits                         $ 6,043,449          $ 6,175,971          $ 4,842,832
   Net increase in time deposits                             5,618,848              242,394              431,517
   Proceeds from exercise of stock options                                            3,000
                                                           -----------          -----------          -----------

        Net cash provided by
           financing activities                             11,662,297            6,421,365            5,274,349
                                                           -----------          -----------          -----------

        Increase (decrease) in cash and
           cash equivalents                                  3,317,991            2,400,937             (948,561)

Cash and cash equivalents at
   beginning of year                                         5,232,288            2,831,351            3,779,912
                                                           -----------          -----------          -----------

Cash and cash equivalents at
   end of year                                             $ 8,550,279          $ 5,232,288          $ 2,831,351
                                                           ===========          ===========          ===========


Supplemental disclosure of cash flow information:

   Cash paid during the year for:

      Interest expense                                     $ 1,648,035          $ 1,362,926          $ 1,278,679
      Income taxes                                         $   162,500          $    23,100          $       800

Non-cash investing activities:

   Real estate acquired through
      foreclosure                                          $   188,100

   Net change in unrealized gain on
      available-for-sale investment
      securities                                           $    11,706          $     5,210


                     The accompanying notes are an integral
                       part of these financial statements.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS


1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           General

           The accounting and reporting policies of Roseville 1st National Bank (the "Bank") conform with generally accepted accounting principles and prevailing practices within the banking industry.

           Reclassifications

           Certain reclassifications have been made to prior years' balances to conform to classifications used in 1997.

           Cash Equivalents

           For the purpose of the statement of cash flows, the Bank considers cash and due from banks and Federal funds sold to be cash equivalents. Generally, Federal funds are sold for one day periods.

           Loan Sales and Servicing

           The Bank originates mortgage loans that are either held in the Bank's loan portfolio or sold in the secondary market. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date which the purchasers have committed to purchase the loans. At the time the loan is sold, the related right to service the loan is either retained, with the Bank earning future servicing income, or released in exchange for a one-time servicing-released premium. Mortgage loans subsequently transferred to the loan portfolio are transferred at the lower of cost or market value at the date of transfer. Any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method. The Bank serviced loans for others totaling approximately $4,314,000 and $4,600,000 as of December 31, 1997 and 1996, respectively.

           The Bank adopted Financial Accounting Standards Board Statement No. 125 (SFAS 125), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities on January 1, 1997. This Statement superseded SFAS 122, Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65, which was adopted by the Bank on October 1, 1996. Under SFAS 125, sales of financial assets are recognized when the transferred assets are put beyond the reach of the transferor and its creditors, even in bankruptcy or receivership.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Loan Sales and Servicing (Continued)

           Under SFAS 125, servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Fair values are estimated using discounted cash flows based on current market interest rates. For purposes of measuring impairment, servicing assets are stratified based on note rate and term. The amount of impairment recognized is the amount by which the servicing assets for a stratum exceed their fair value. Servicing rights acquired during the year ended December 31, 1997 were not considered material for disclosure purposes.

           Investment Securities

           Investments are classified into the following categories:

                     o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as a separate component of stockholders' equity.

                     o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

           Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

           Gains or losses on the sale of securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Loans

           Loans are stated at principal balances outstanding, except for loans held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan balances. Discounts on retail contracts are deferred and amortized into income over their respective lives using a method which approximates the interest method. However, when, in the opinion of management, the future collectibility of interest and principal is in serious doubt, loans and retail contracts are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

           An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

           Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

           Allowance for Loan Losses

           The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and contract portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area. These estimates are particularly susceptible to changes in the economic environment and market conditions. The allowance is established through a provision for loan losses which is charged to expense.

           Other Real Estate

           Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property is charged against the allowance for loan losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Bank Premises and Equipment

           Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of bank premises are estimated to be five to forty years. The useful lives of furniture and equipment are estimated to be five to ten years. Leasehold improvements are amortized over the life of related lease, or the life of the asset, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

           Income Taxes

           Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities.

           Earnings Per Share

           In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which established new standards for computing and presenting earnings per share (EPS). This Statement was adopted by the Bank for financial statements issued for the year ended December 31, 1997 and requires the restatement of all prior-period EPS data presented.

           Basic EPS, which excludes dilution, is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period and replaces the presentation of primary EPS. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. Diluted EPS is computed similarly to, and replaces the presentation of, fully diluted EPS. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS.

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Stock-Based Compensation

        Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, proforma net income and earnings per share are disclosed as if the fair value method had been applied. Compensation cost related to options granted during 1995 were considered by management to be immaterial for disclosure purposes.

2.      INVESTMENT SECURITIES

        The amortized cost and estimated market value of investment securities at December 31, 1997 and 1996 consisted of the following:

        Available-for-Sale:

                                                      1997
                              ----------------------------------------------------
                                               Gross         Gross      Estimated
                              Amortized     Unrealized    Unrealized     Market
                                 Cost          Gains        Losses        Value
                              ----------    ----------    ----------    ----------
        U.S. Treasury
             securities       $1,990,170    $    9,730                  $1,999,900
        U.S. Government
             agencies          1,747,814         7,186                   1,755,000
        Federal Home Loan
             Bank stock          119,700                                   119,700
        Federal Reserve
             Bank stock           60,700                                    60,700
        Pacific Coast Bankers'
             Bank stock           75,000                                    75,000
                              ----------    ----------    ----------    ----------

                              $3,993,384    $   16,916    $       --    $4,010,300
                              ==========    ==========    ==========    ==========

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.         INVESTMENT SECURITIES (Continued)

           Available-for-Sale: (Continued)

                                                                        1996
                                         -----------------------------------------------------------------------
                                                               Gross              Gross              Estimated
                                         Amortized           Unrealized         Unrealized             Market
                                            Cost                Gains             Losses                Value
                                         ----------          ----------          ----------           ----------
           U.S. Treasury
                securities                $1,977,126          $   10,974                              $1,988,100
           U.S. Government
                agencies                   1,746,564                              $   (5,764)          1,740,800
           Federal Home Loan
                Bank stock                    99,800                                                      99,800
           Federal Reserve
                Bank stock                    60,700                                                      60,700
           Pacific Coast Bankers'
                Bank stock                    75,000                                                      75,000
                                          ----------          ----------          ----------          ----------

                                          $3,959,190          $   10,974          $   (5,764)         $3,964,400
                                          ==========          ==========          ==========          ==========

           Net unrealized gains on available-for-sale investment securities totaling $16,916 and $5,210 were recorded net of $5,736 and $1,771 in tax liabilities as a separate component of stockholders' equity at December 31, 1997 and 1996, respectively. Proceeds from the sale of available-for-sale investment securities totaled $37,400 for the year ended December 31, 1996, with no gain or loss recognized. There were no sales of available-for-sale investment securities in 1997 or 1995.

           Held-to-Maturity:

                                                                        1996
                                              ----------------------------------------------------------
                                                                  Gross           Gross        Estimated
                                                 Amortized     Unrealized      Unrealized       Market
                                                   Cost           Gains          Losses          Value
                                              -----------     -----------      -----------    ---------
           U.S. Government
             agencies                         $   299,269     $     2,931       $       --    $ 302,200
                                              ===========     ===========      ===========    =========


           There were no sales or transfers of held-to-maturity investment securities during the years ended December 31, 1997, 1996 or 1995. At December 31, 1997, the Bank's portfolio contained no held-to-maturity investment securities.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.         INVESTMENT SECURITIES (Continued)

           The amortized cost and estimated market value of investment securities at December 31, 1997 by contractual maturity is shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             Available-for Sale
                                                      ----------------------------------
                                                                              Estimated
                                                      Amortized                Market
                                                        Cost                    Value
                                                     ----------             ------------
           Within one year                           $  998,784             $  1,000,500
           After one year through five years          2,739,200                2,754,400
                                                     ----------             ------------

                                                      3,737,984                3,754,900

           Federal Home Loan Bank stock                 119,700                  119,700
           Federal Reserve Bank stock                    60,700                   60,700
           Pacific Coast Bankers' Bank stock             75,000                   75,000
                                                     ----------             ------------

                                                     $3,993,384             $  4,010,300
                                                     ==========             ============

           Investment securities with amortized costs totaling $1,490,500 and $1,482,000 and estimated market values totaling $1,500,200 and $1,491,100 were pledged to secure public deposits at December 31, 1997 and 1996, respectively.

3.         LOANS

           Outstanding loans are summarized as follows:

                                                                        December 31,
                                                                  --------------------------
                                                                      1997           1996
                                                                  ------------   -----------

           Real estate - mortgage                                 $  5,498,940   $ 3,366,099
           Real estate - commercial                                 10,780,097     6,416,104
           Real estate - construction                                7,319,152    11,151,425
           Commercial                                                8,714,911     4,471,666
           Installment                                               2,622,966     2,074,645
                                                                  ------------   -----------

                                                                    34,936,066    27,479,939

           Deferred loan origination fees and costs, net               (86,763)     (135,879)
           Allowance for loan losses                                  (723,880)     (253,560)
                                                                  ------------   -----------

                                                                  $ 34,125,423   $ 27,090,500
                                                                  ============   ============

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

3.         LOANS (Continued)

           Changes in the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                                     1997         1996          1995
                                                                  ----------    ---------    ----------

           Balance, beginning of year                             $  253,560    $ 185,280    $  157,997
           Provision charged to operations                           564,000       89,200        55,000
           Losses charged to allowance                              (100,910)     (30,360)      (40,252)
           Recoveries                                                  7,230        9,440        12,535
                                                                  ----------    ---------    ----------

                  Balance, end of year                            $  723,880    $ 253,560    $  185,280
                                                                  ==========    =========    ==========

           The recorded investment in loans that are considered to be impaired at December 31, 1997 totaled $550,000. The related allowance for loan losses at December 31, 1997 was $400,000. The Bank had no impaired loans during the year ended December 31, 1996.

           The Bank had no loans on nonaccrual status at December 31, 1997. Nonaccrual loans totaled $189,727 at December 31, 1996. Interest foregone on nonaccrual loans for the year ended December 31, 1997 was not considered to be significant.

           Salaries and employee benefits totaling $237,850, $133,286 and $116,305 have been deferred as loan origination costs during 1997, 1996 and 1995, respectively.

4.         BANK PREMISES AND EQUIPMENT

           Bank premises and equipment consisted of the following:

                                                                December 31,
                                                      ---------------------------------
                                                         1997                    1996
                                                      -----------           -----------

           Land                                       $   425,000           $   425,000
           Building                                       903,775               903,775
           Furniture and equipment                        729,978               491,903
           Leasehold improvements                          33,128
                                                      -----------           -----------

                                                        2,091,881             1,820,678
               Less accumulated depreciation
                  and amortization                       (371,650)             (377,375)
                                                      -----------           -----------

                                                      $ 1,720,231           $ 1,443,303
                                                      ===========           ===========

           Depreciation and amortization included in occupancy and equipment expense totaled $104,433, $95,101 and $65,439 for the years ended December 31, 1997, 1996 and 1995, respectively.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

5.         INCOME TAXES

           As a result of the capital restructuring in 1990, the Bank is limited in its application of tax benefits arising from net operating losses which arose prior to its conversion to a National Bank. Consequently, the maximum future utilization of the Federal net operating loss carryovers, which arose prior to the capital restructuring, was limited to approximately $469,000. At December 31, 1997, the remaining carryovers of $410,000 may be utilized at the rate of approximately $59,000 per year. If not utilized, the carryovers will expire in the years 2003 and 2004.

           The provision for income taxes for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                                   Federal              State               Total
                                                  ---------           ---------           ---------
           1997

           Current                                $ 144,000           $  66,000           $ 210,000
           Deferred                                 (45,000)            (32,000)            (77,000)
                                                  ---------           ---------           ---------

                      Income tax expense          $  99,000           $  34,000           $ 133,000
                                                  =========           =========           =========

           1996

           Current                                $  25,000           $  68,000           $  93,000
           Deferred                                 121,000             (10,000)            111,000
                                                  ---------           ---------           ---------

                      Income tax expense          $ 146,000           $  58,000           $ 204,000
                                                  =========           =========           =========

           1995

           Current                                                    $  23,000           $  23,000
           Deferred                               $  69,000              12,000              81,000
                                                  ---------           ---------           ---------

                      Income tax expense          $  69,000           $  35,000           $ 104,000
                                                  =========           =========           =========

           Deferred tax assets (liabilities) are comprised of the following at December 31, 1997 and 1996:

                                                                           1997             1996
                                                                      --------------  -------------
           Deferred tax assets:
               Net operating loss carryovers                          $      140,000  $     160,000
               Allowance for loan and contract losses                        299,000         91,000
               Future benefit of state tax deductions                          1,000         15,000
               Other                                                                          5,000
                                                                      --------------  -------------

                      Total deferred tax assets                              440,000        271,000
                                                                      --------------  -------------


                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


5.         INCOME TAXES (Continued)

                                                                        1997                1996
                                                                     ----------          ----------
           Deferred tax liabilities:
               Adjustment for change in tax accounting
                  method                                             $ (103,000)         $  (39,000)
               Unrealized gain on available-for-sale
                  investment securities                                  (6,000)             (2,000)
               Future liability of state deferred tax asset             (15,000)
               Other                                                    (13,000)
                                                                     -----------         ----------

                      Total deferred tax liabilities                   (137,000)            (41,000)
                                                                     ----------          ----------

                      Net deferred tax assets                        $  303,000          $  230,000
                                                                     ==========          ==========

           The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rates to operating income before income taxes. The items comprising these differences are as follows:

                                                            Year Ended December 31,
                                       ----------------------------------------------------------------
                                               1997                   1996                   1995
                                       ------------------     ------------------     ------------------
                                         Amount    Rate %       Amount    Rate %       Amount    Rate %
                                       ---------   ------     ---------   ------     ---------   ------
           Federal income tax
             expense, at statutory
             rate                      $ 107,004     34.0     $ 171,974     34.0     $ 102,624     34.0
           State franchise tax, net
             of Federal tax effect        22,519      7.2        37,984      7.5        22,612      7.5
           Change in tax rate used
             to measure deferred
             tax asset                                                                 (20,150)    (6.7)
           Other                           3,477      1.1        (5,958)    (1.2)       (1,086)     (.3)
                                       ---------   ------     ---------   ------     ---------   ------

                                       $ 133,000     42.3     $ 204,000     40.3     $ 104,000     34.5
                                       =========   ======     =========   ======     =========   ======

6.         INTEREST-BEARING DEPOSITS

           Interest-bearing deposits consisted of the following:

                                                   December 31,
                                         -------------------------------
                                             1997               1996
                                         ------------       ------------

           Money market                  $ 13,313,222       $ 12,003,808
           Savings                            924,218            700,643
           NOW accounts                     2,814,604          2,291,227
           Time, $100,000 or more           6,525,188          2,951,634
           Other time                      14,245,834         12,200,540
                                         ------------       ------------

                                         $ 37,823,066       $ 30,147,852
                                         ============       ============

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


6.         INTEREST-BEARING DEPOSITS (Continued)

           Interest expense recognized on interest-bearing deposits consisted of the following:

                                                     Year Ended December 31,
                                         ------------------------------------------------
                                             1997              1996              1995
                                         ------------      ------------      ------------

           Money Market                  $    579,200      $    432,303      $    381,057
           Savings                             25,157            17,261             9,531
           NOW accounts                        55,842            58,911            42,328
           Time, $100,000 or more             256,597           135,689           147,597
           Other time                         747,124           687,017           707,349
                                         ------------      ------------      ------------

                                         $  1,663,920      $  1,331,181      $  1,287,862
                                         ============      ============      ============

7.         COMMITMENTS AND CONTINGENCIES

           Financial Instruments With Off-Balance-Sheet Risk

           The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

           The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

           The following financial instruments represent off-balance-sheet credit risk:

                                                         December 31,
                                               -------------------------------
                                                    1997               1996
                                               ------------       ------------
           Commitments to extend credit        $ 10,986,300       $  6,509,100
           Letters of credit                   $    108,500       $     93,000

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, deeds of trust on commercial and residential real estate and bank accounts.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


7.         COMMITMENTS AND CONTINGENCIES (Continued)

           Financial Instruments With Off-Balance-Sheet Risk (Continued)

           Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

           At December 31, 1997, real estate commitments represent approximately 88% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Commercial commitments represent approximately 11% of total commitments and are generally unsecured. Revolving lines of credit represent the remaining 1% of total commitments and are generally unsecured. The majority of the commitments have variable interest rates.

           Significant Concentrations of Credit Risk

           The Bank grants real estate mortgage, real estate construction, commercial and consumer loans to customers throughout Placer and Sacramento counties.

           Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate. However, business and personal income represent the primary source of repayment for a majority of these loans.

           Leases

           The Bank leases certain office premises under a long-term noncancelable lease. At December 31, 1997, future minimum lease payments are as follows:

                          Year Ending
                          December 31,
                          ------------

                              1998                           $   42,560
                              1999                               44,240
                              2000                                7,420
                                                             ----------
                                                             $   94,220
                                                             ==========

           Rental expense included in occupancy and equipment expense for the years ended December 31, 1997, 1996 and 1995 totaled $27,711, $20,964 and $50,712, respectively.

           Contingencies

           The Bank is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Bank.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.         STOCKHOLDERS' EQUITY

           Dividends

           Upon declaration by the Board of Directors, all stockholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the retained net income for the two preceding years. At December 31, 1997, retained earnings of $681,359 were free of such restrictions.

           Earnings Per Share

           A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                    Weighted
                                                                     Average
                                                                    Number of
                                                        Net          Shares         Per Share
                For the Year Ended                    Income       Outstanding        Amount
                ------------------                 ------------    ------------    ------------

           December 31, 1997

           Basic earnings per share                $    181,719         319,972    $        .57
                                                                                   ============

           Effect of dilutive stock options                               4,676
                                                   ------------    ------------

           Diluted earnings per share              $    181,719         324,648    $        .56
                                                   ============    ============    ============

           December 31, 1996

           Basic earnings per share                $    301,806         319,872    $        .94
                                                                                   ============

           Effect of dilutive stock options                               4,750
                                                   ------------    ------------

           Diluted earnings per share              $    301,806         324,622    $        .93
                                                   ============    ============    ============

           December 31, 1995

           Basic earnings per share                $    197,834         319,572    $        .62
                                                                                   ============

           Effect of dilutive stock options                               4,958
                                                   ------------    ------------

           Diluted earnings per share              $    197,834         324,530    $        .61
                                                   ============    ============    ============

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.         STOCKHOLDERS' EQUITY (Continued)

           Regulatory Capital

           The Bank is subject to certain regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

           Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank meets all its capital adequacy requirements as of December 31, 1997.

           In addition, the most recent notification from the OCC as of December 31, 1997 categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

           The Bank's capital ratios and the respective minimum regulatory requirements at December 31, 1997, 1996 and 1995 were as follows:

                                                         1997                        1996                      1995
                                                -----------------------    ----------------------     -----------------------
                                                  Amount          Ratio      Amount         Ratio       Amount          Ratio
                                                ----------        -----    ----------       -----     ----------        -----
           Leverage Ratio

           Roseville 1st National Bank          $3,832,319         8.6%    $3,635,039        10.3%    $3,307,794        11.4%

           Minimum requirement for "Well-
                Capitalized" institution        $2,226,300         5.0%    $1,758,100         5.0%    $1,449,400         5.0%
           Minimum regulatory requirement       $1,781,000         4.0%    $1,406,500         4.0%    $1,159,500         4.0%

           Tier I Risk-Based Capital Ratio

           Roseville 1st National Bank          $3,832,319         9.3%    $3,635,039        11.7%    $3,307,794        13.4%

           Minimum requirement for "Well-
                Capitalized" institution        $2,485,100         6.0%    $1,879,100         6.0%    $1,556,900         6.0%
           Minimum regulatory requirement       $1,656,700         4.0%    $1,252,800         4.0%    $1,038,000         4.0%

           Total Risk-Based Capital Ratio

           Roseville 1st National Bank          $4,352,588        10.5%    $3,888,599        12.5%    $3,493,074        14.1%

           Minimum requirement for "Well-
                Capitalized" institution        $4,142,000        10.0%    $3,131,900        10.0%    $2,594,900        10.0%
           Minimum regulatory requirement       $3,313,000         8.0%    $2,505,500         8.0%    $2,075,900         8.0%

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.         STOCKHOLDERS' EQUITY (Continued)

           Stock Options

           During 1990, in conjunction with the capital restructuring, 200,000 shares of common stock were reserved for purchase at fair market value by certain directors. Also in 1990, as part of his employment agreement, the Bank's President was granted options to purchase 133,333 shares of common stock at fair market value. These shares were proportionately reduced in 1992 to reflect the one-for-ten reverse stock split. These options vested immediately and will expire ten years from the date of grant.

           In 1993, the Board of Directors adopted the 1993 Stock Option Plan to reserve common stock for purchase, at fair market value, by directors, officers, and certain full-time Bank employees, as determined by the Board of Directors. The shares vest ratably over five years and will expire ten years from the date of grant.

           The activity within the plan is summarized as follows:

                                           1997                   1996                  1995
                                    ------------------    ------------------    -----------------
                                              Weighted              Weighted             Weighted
                                              Average               Average              Average
                                              Exercise              Exercise             Exercise
                                     Shares    Price       Shares    Price       Shares   Price
                                    -------   --------    -------   --------    -------  --------
           Options outstanding
             beginning of year       74,833   $  7.50      76,333   $  7.50      80,333   $  7.50

             Options granted          2,000   $  8.00
             Options exercised                               (400)  $  7.50
             Options canceled                              (1,100)  $  7.50      (4,000)  $  7.50
                                    -------               -------               -------

           Options outstanding,
             end of year             76,833   $  7.51      74,833   $  7.50      76,333   $  7.50
                                    =======               =======               =======

           Options exercisable,
             end of year             58,033   $  7.50      49,633   $  7.50      42,733   $  7.50
                                    =======               =======               =======

           A summary of options outstanding at December 31, 1997 follows:

                                Number of        Weighted        Number of
                                 Options          Average         Options
                               Outstanding       Remaining      Exercisable
                               December 31,     Contractual     December 31,
           Exercise Price          1997            Life             1997
           --------------      ------------    ------------     ------------

           $ 7.50                    74,833         5 years           58,033
           $ 8.00                     2,000         9 years
                               ------------                     ------------
                                     76,833                           58,033
                               ============                     ============

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.         OTHER EXPENSES

           Other expenses consisted of the following:

                                                                Year Ended December 31,
                                                   ------------------------------------------------
                                                       1997              1996              1995
                                                   ------------      ------------      ------------

           Telephone and utilities                 $     68,386      $     42,414      $     30,730
           Office expenses                               92,832            71,343            62,496
           Insurance and bonds                           32,476            29,679            26,385
           Auto, travel and entertainment                59,103            43,219            32,564
           Loan expenses                                 55,754            86,002            73,450
           Outside services                             153,204            70,964            56,579
           Regulatory assessments                        25,108            19,498            44,157
           Visa merchant expenses                        44,534            43,008            18,137
           Other operating expenses                     166,978            72,767            77,309
                                                   ------------      ------------      ------------

                                                   $    698,375      $    478,894      $    421,807
                                                   ============      ============      ============

10.        RELATED PARTY TRANSACTIONS

           During the normal course of business, the Bank enters into transactions with related parties, including directors and officers. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of activity involving related party borrowers during 1997:

           Balance, January 1, 1997                    $  1,354,889

               Disbursements                                715,051
               Amounts repaid                              (497,038)
                                                       ------------
           Balance, December 31, 1997                  $  1,572,902
                                                       ============

           Undisbursed commitments to related
               parties, December 31, 1997              $      8,794
                                                       ============

11.        EMPLOYEE BENEFIT PLANS

           Salary Deferral Plan

           The Bank adopted the Roseville 1st National Bank 401(k) Profit Sharing Plan and Trust effective January 1, 1995. The Plan is available to all employees. Under the Plan, the Bank will match 50% of each participant's contribution up to a maximum of 6% of their annual compensation. Employer contributions vest at a rate of 20% for each completed year of employment and totaled $19,188, $15,381 and $16,296 for the years ended December 31, 1997, 1996 and 1995, respectively.

                           ROSEVILLE 1ST NATIONAL BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


11.        EMPLOYEE BENEFIT PLANS (Continued)

           Salary Continuation Plans

           In December 1997, the Board of Directors approved salary continuation plans for three key executives. Under these plans, the Bank is obliged to provide the executives, or designated beneficiaries, with annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under seven insurance policies purchased in December 1997 by the Bank for $1,195,000 on the lives of the executives. In addition, the estimated present value of the future benefits will begin accruing in 1998 until the employees' expected retirement dates.

                                                                       EXHIBIT I


                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                               DATED: MAY 27, 1998



                                  BY AND AMONG



                             WESTERN SIERRA BANCORP

                               LMC MERGER COMPANY

                                       AND

                               LAKE COMMUNITY BANK

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


        This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of May 27, 1998 by and among LAKE COMMUNITY BANK, a California state-chartered bank ("LCB"), WESTERN SIERRA BANCORP, a California corporation ("BANCORP"), and LMC MERGER COMPANY, a California corporation ("LMC"), which is a wholly-owned subsidiary of BANCORP.


                                    RECITALS:

        WHEREAS, the respective Boards of Directors of LCB and BANCORP have determined that it is in the best interests of LCB and BANCORP and their respective shareholders for LCB to be merged with LMC, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, the California Financial Code and other applicable laws;

        WHEREAS, each of the Boards of Directors of LCB and BANCORP have approved this Agreement and the transactions contemplated hereby;

        WHEREAS, LCB's and BANCORP'S Boards of Directors have resolved to recommend approval of the merger of LCB and LMC to their respective shareholders; and

        WHEREAS, upon the consummation of the Merger of LCB with LMC, LCB shall become a wholly-owned subsidiary of BANCORP.

        NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, LCB and BANCORP hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

        "Acquisition Event" shall mean any of the following:

        (a) Prior to the termination of this Agreement, either LCB or BANCORP shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than LCB, BANCORP or any of their respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving LCB, BANCORP or any of their respective Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of LCB or BANCORP or any asset or assets of LCB or BANCORP the disposition or lease of which would result in a material change in the business or business operations of LCB or BANCORP, a transfer of any shares of stock or other securities of LCB or BANCORP by LCB or BANCORP, or a material change in the assets, liabilities or results of operations or the future prospects of LCB or BANCORP, including, but not limited to a grant of an option entitling any Person to acquire any shares of stock of LCB or BANCORP or any assets material to the business of LCB or BANCORP; or (iii) the issuance, other than pursuant to outstanding stock options, sale or other disposition by LCB or BANCORP (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of LCB Common Stock or BANCORP Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of LCB Common Stock or BANCORP Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of LCB or BANCORP;

        (b) Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Director Shareholder Agreement) shall have increased the number of shares of LCB Common Stock or BANCORP Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 1% of the then outstanding shares of LCB Common Stock or BANCORP Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 5% of the outstanding shares of LCB Common Stock or BANCORP Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 5% of the then outstanding shares of LCB Common Stock or BANCORP Common Stock; or

        (c) The approval by LCB's or BANCORP'S shareholders, or the consummation by LCB or BANCORP, of any Acquisition Transaction as described in Subsection (a) of this Paragraph within a period of two hundred seventy (270) days following: (i) the termination of this Agreement by BANCORP pursuant to Sections 8.1.1, 8.1.3, 8.1.5, 8.1.7, 8.1.8, or 8.1.11; or (ii) the termination of this
               Agreement by LCB pursuant to Section 8.1.1, 8.1.3, 8.1.4, 8.1.6, 8.1.9, or 8.1.10.

        (d) An Acquisition Transaction shall not mean any transaction identified above with an entity identified in writing by BANCORP or LCB prior to the date of the Agreement.

        "Acquisition Proposal" shall have the meaning given such term in Section 6.2.5.

        "Affected Party" shall have the meaning given to it in Section 5.7.

        "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.


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        "Affiliate Agreements" shall have the meaning given to such term in
Section 5.3.3.

        "BANK" shall mean Western Sierra National Bank.

        "BANCORP" shall mean Western Sierra Bancorp.

        "BANCORP Average Trading Price" shall mean the average trading price for BANCORP Common Stock as determined for a thirty calendar day period prior to the Determination Date. However, if the BANCORP Average Trading Price is above $20.00 per share, the BANCORP Average Trading Price shall be $20.00 per share. If the BANCORP Average Trading Price is below $17.00 per share, the BANCORP Average Trading Price shall be $17.00.

        "BANCORP Collateralizing Real Estate" shall have the meaning given to such term in Section 4.19.1.

        "BANCORP Common Stock" shall mean the common stock, no par value per share, of BANCORP.

        "BANCORP Fairness Opinion" shall have the meaning given to such term in
Section 7.2.9.

        "BANCORP Filings" shall have the meanings given such term in Section 4.6.1.

        "BANCORP Financial Statements" shall mean the financial statements of BANCORP for the year ended December 31, 1997.

        "BANCORP Market Value Per Share" shall mean the last trade of BANCORP Common Stock prior to the Effective Time.

        "BANCORP Material Adverse Event" shall have the meaning given to such term in Section 8.1.9

        "BANCORP Properties" shall have the meaning given to such term in
Section 4.19.1.

        "BANCORP Stock Plans" shall have the meaning set forth in Section 4.5.

        "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

        "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

        "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

        "California Corporations Code" shall mean the General Corporation Law of the State of California.

        "California Financial Code" shall mean the Financial Code of the State of California.


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        "CDFI" shall mean the California Department of Financial Institutions.

        "Classified Assets" shall have the meaning given to such term in Section 6.1.15.

        "Closing" shall have the meaning given to such term in Section 2.1.

        "Closing Date" shall have the meaning given to such term in Section 2.1.

        "Closing Schedules" shall have the meaning given to such term in Section 5.7.

        "Commissioner" shall mean the Commissioner of Financial Institutions of the State of California.

        "Conversion Rate" shall mean the result of a fraction, the numerator of which is the Per Share Merger Price, and the denominator of which is the BANCORP Average Trading Price.

        "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

        "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

        "Director Shareholder Agreement" shall have the meaning given such term in Section 7.2.10.

        "Dissenting Shares" shall mean shares of LCB Common Stock or BANCORP Common Stock which come within all of the descriptions set forth in Subparagraphs (1), (2), (3) and (4) of Paragraph (a) of Section 1300 of the California Corporations Code.

        "Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Paragraph (a) of
Section 1301 of the California Corporations Code.

        "Effective Time" shall have the meaning given such term in Section 2.1.

        "Employee Plan" shall have the meaning given such term in Section
3.21.3.

        "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

        "Equity Securities" shall have the meaning given to such term in the Exchange Act.


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

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall mean Western Sierra National Bank, or such other Person as BANCORP shall have appointed to perform the duties set forth in
Section 2.8.

        "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of LCB Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of LCB Common Stock.

        "FDIC" shall mean the Federal Deposit Insurance Corporation.

        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

        "GAAP" shall mean generally accepted accounting principles.

        "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

        "Hazardous Substances" shall have the meaning given such term in Section 3.23.4.

        "IRC" shall mean the Internal Revenue Code of 1986, as amended.

        "Joint Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

        "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement; the actual knowledge, after reasonable inquiry, of any director or executive officer of LCB or BANCORP.

        "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

        "LCB" shall mean Lake Community Bank.

        "LCB Certificates" shall have the meaning given such term in Section 2.8.1.

        "LCB Collateralizing Real Estate" shall have the meaning given to such term in Section 3.23.1.

        "LCB Common Stock" shall mean the common stock, no par value, of LCB.


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

        "LCB's Costs Associated With the Transaction" shall mean all legal, accounting and professional costs incurred or to be incurred by LCB for the transaction up to the Closing Date (including investment banking fees) which have not been expensed by LCB by the Determination Date and one-half of the taxes identified with the termination of the Employment Agreement/Change of Control Agreement with Gary Nordine.

        "LCB Fairness Opinion" shall have the meaning given to such term in
Section 7.3.7.

        "LCB Filings" shall have the meaning given such term in Section 3.6.1.

        "LCB Financial Statements" shall have the meaning given to such term in
Section 3.7.3.

        "LCB Material Adverse Event" shall have the meaning given to such term in Section 8.1.8.

        "LCB Properties" shall have the meaning given to such term in Section 3.23.1.

        "LCB State Documents" shall have the meaning given to such term in
Section 3.6.2.

        "LCB Stock Options" shall mean any options to purchase any shares of LCB Common Stock or any other Equity Securities of LCB granted on or prior to the Effective Time, whether pursuant to the LCB Stock Option Plan or otherwise.

        "LCB Stock Option Plan" shall mean LCB's written Stock Option Plan as described in Schedule 3.5 and 3.24 hereto.

        "LMC" shall mean LMC Merger Company.

        "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

        "Material Adverse Event" shall have the meaning given to such term in
Section 8.1.8.

        "Merger" shall have the meaning set forth in Section 2.1.

        "Merger Agreement" shall have the meaning given to such term in Section 2.1.

        "New Certificates" shall have the meaning given to such term in Section 2.8.1.

        "OCC" shall mean Office of the Comptroller of the Currency.

        "OREO" shall have the meaning given to such term in Section 3.13.

        "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on LCB or BANCORP in accordance with Paragraph
(b) of Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time.


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

        "Per Share Merger Price" shall mean the sum of the total shareholders' equity for LCB as of the Determination Date (after a third party review to determine the adequacy of LCB's loan loss reserves as provided under Section
7.2.12 and the expensing of LCB's Costs Associated With The Transaction) multiplied by 1.75 with the total product divided by the total number of shares of LCB Common Stock outstanding at the Closing Date. The calculation of Per Share Merger Price shall be performed by Perry-Smith & Co. or such other party agreed to by BANCORP and LCB.

        "Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

        "Registration Statement" shall have the meaning given to such term in
Section 3.7.2.

        "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

        "Requisite Regulatory Approvals" shall have the meaning set forth in
Section 7.1.2.

        "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

        "Superior Proposal" shall have the meaning given to such term in Section 6.2.5.

        "Surviving Corporation" shall have the meaning given to such term in
Section 2.1.

        "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

        "Tax Filings" shall mean any applications, reports, statements or other Returns required to be filed with any local, state or federal Governmental Entity before the Merger may become


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

effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain a Tax Clearance Certificate for the Merger.

        "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of LCB Common Stock or BANCORP Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of LCB or BANCORP.

        "Understanding" shall have the meaning set forth in Section 6.1.5.

        "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

                              ARTICLE 2. THE MERGER

        Section 2.1 THE MERGER. Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, LCB shall be merged with LMC, with LCB being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as
Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of the California Financial Code and the California Corporations Code (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by BANCORP and reasonably concurred to by LCB (the "Closing Date") which shall not, however, be later than thirty (30) days after receipt of the Last Regulatory Approval and expiration of all applicable waiting periods. The Merger shall be effective when the Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Merger Agreement with the Secretary of State, and "Surviving Corporation" shall mean LCB.

        Section 2.2 EFFECT OF MERGER. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of LCB and LMC shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of LCB and LMC, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of LCB and LMC immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either LCB or LMC shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of LCB and LMC shall be preserved unimpaired and all debts, liabilities and duties of LCB and LMC shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent


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

as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

        Section 2.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of LCB in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "Lake Community Bank."

        Section 2.4 CONVERSION OF LMC STOCK. The authorized and issued capital stock of LMC, all of which shall be owned by BANCORP, immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and without any further action on the part of BANCORP or LMC shall be exchanged on a one-for-one basis for shares of common stock of the Surviving Corporation.

        Section 2.5 CONVERSION OF LCB STOCK OPTIONS. At the Effective Time, all outstanding rights with respect to LCB Common Stock pursuant to stock options under the LCB Stock Option Plan shall be converted into and become equivalent rights with respect to BANCORP Common Stock at the applicable Conversion Rate with a corresponding adjustment in the option price, and BANCORP shall assume each LCB Stock Option in accordance with the terms of LCB Stock Option Plans and the stock option agreement by which it is evidenced.

        Section 2.6 CONVERSION OF LCB COMMON STOCK.

               2.6.1 Except as provided in Sections 2.6.2 and 2.7, each share of LCB Common Stock shall be converted at the Effective Time into and become the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of BANCORP Common Stock equal to the Conversion Rate, subject to adjustment, if any, as provided in any other section of this Agreement; provided, however, that the shares held by any shareholder who properly exercises dissenters' rights provided under the California Corporations Code, shall not be so converted and in lieu of such conversion shall be treated in accordance with the provisions of the California Corporations Code.

               2.6.2 The Conversion Rate shall be further appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution, made, declared or effective with respect to the BANCORP Common Stock between the date of this Agreement and the Effective Time.

        Section 2.7 FRACTIONAL SHARES. No fractional shares of BANCORP Common Stock shall be issued in the Merger. In lieu thereof, each holder of LCB Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) BANCORP Market Value Per Share by (b) the fraction of a share of BANCORP Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

        Section 2.8 EXCHANGE PROCEDURES. On or as soon as practicable after the Effective Time, (i) BANCORP will deliver to the Exchange Agent: (i) certificates representing the number of shares of BANCORP Common Stock issuable in the Merger; and (ii) cash for the payout of fractional shares.


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               2.8.1 Upon surrender to the Exchange Agent for cancellation of one or more certificates for shares of LCB Common Stock ("LCB Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered LCB Certificates, certificates representing the appropriate number of shares of BANCORP Common Stock ("New Certificates") and/or checks for payment of cash in lieu of fractional shares, in respect of the LCB Certificates. In no event shall the holders of LCB Certificates be entitled to receive interest on cash amounts due them hereunder.

               2.8.2 Until an LCB Certificate has been surrendered and exchanged as herein provided, each share of LCB Common Stock represented by such LCB Certificate shall represent, on and after the Effective Time, the right to receive the Conversion Rate into which each such share of LCB Common Stock shown thereon has been converted as provided by Section 2.6 including the right to vote such shares of BANCORP Common Stock. No dividends or other distributions that are declared on any shares of BANCORP Common Stock into which any shares of LCB Common Stock have been converted at the Effective Time shall be paid to the holder of such LCB shares until the LCB Certificates evidencing such LCB shares have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

               2.8.3 No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the LCB Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to BANCORP or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of BANCORP or the Exchange Agent that such taxes have been paid or are not payable.

               2.8.4 Any BANCORP Common Stock or cash delivered to the Exchange Agent and not distributed pursuant to this Section 2.8 at the end of nine months from the Effective Time, shall be returned to BANCORP, in which event the Persons entitled thereto shall look only to BANCORP for payment thereof.

               2.8.5 Notwithstanding anything to the contrary set forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of LCB Common Stock shall be unable to surrender such holder's LCB Certificates because such LCB Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety satisfactory to the Exchange Agent and BANCORP.

               2.8.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of BANCORP Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of BANCORP Common Stock for the account of the Persons entitled thereto.

               2.8.7 After the Effective Time, there shall be no further registration of transfers of the shares of LCB Common Stock which were outstanding immediately prior to the Effective Time.


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

If, after the Effective Time, LCB Certificates representing such shares of LCB Common Stock are presented to BANCORP, they shall be canceled and exchanged for BANCORP Common Stock as provided in this Article 2.

        Section 2.9 BOARD OF DIRECTORS OF LCB AND BANCORP FOLLOWING THE EFFECTIVE TIME. At the Effective Time three directors of LCB named on Schedule
2.9 shall be appointed as directors of BANCORP to serve until the next annual meeting of shareholders of BANCORP and until such successors are elected and qualified. At the Effective Time, the Board of Directors of LCB shall be nine in number, three of which will be selected by BANCORP, and six of which will be current directors of LCB. The six existing directors of LCB shall serve as directors of LCB for at least a two year period after the Effective Time.

                ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF LCB

LCB represents and warrants to BANCORP as follows:

        Section 3.1 ORGANIZATION; CORPORATE POWER; ETC. LCB is a California state-chartered banking institution duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. LCB has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, LCB will have the requisite corporate power and authority to perform its obligations hereunder with respect to the consummation of the transactions contemplated hereby. LCB is authorized by the CDFI to conduct a general banking business. LCB is not a member of the Federal Reserve System. LCB's deposits are insured by the FDIC in the manner and to the full extent provided by law. LCB maintains and operates branch offices only in the State of California. Neither the scope of the business of LCB, or any Subsidiary of LCB, nor the location of any of their respective properties, requires that LCB or any of its respective Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than the State of California, where the failure to be so licensed and qualified would have a Material Adverse Effect on LCB taken as a whole.

        Section 3.2 LICENSES AND PERMITS. Except as disclosed on Schedule 3.2, LCB and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on LCB or on the ability of LCB to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of LCB and those of its Subsidiaries, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 3.3 SUBSIDIARIES. Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which LCB owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.


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        Section 3.4 AUTHORIZATION OF AGREEMENT; NO CONFLICTS.

               3.4.1 The execution and delivery of this Agreement and the Merger Agreement by LCB, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of LCB, subject only to the approval of this Agreement, the Merger Agreement and the Merger by LCB's shareholders. This Agreement has been duly executed and delivered by LCB and constitutes a legal, valid and binding obligation of LCB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of LCB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

               3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of LCB, or except for the necessity of obtaining Requisite Regulatory Approvals and approval of the shareholders of LCB, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to LCB or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on LCB, or on BANCORP following consummation of the Merger; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the Merger Agreement by LCB or the performance by LCB of its obligations hereunder and thereunder, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; (b) the filing and approval of the Merger Agreement with the Secretary of the State of California; and (c) Tax Filings.

        Section 3.5 CAPITAL STRUCTURE. The authorized capital stock of LCB consists of 20,000,000 shares of LCB Common Stock, no par value per share and 10,000,000 shares of LCB preferred stock. On the date of this Agreement, 1,263,296 shares of LCB Common Stock were outstanding, 182,850 shares of LCB Common Stock were reserved for issuance pursuant to outstanding LCB Stock Options under the LCB Stock Option Plan, and no shares of LCB preferred stock were outstanding or reserved for issuance by LCB. All outstanding shares of LCB Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the LCB Stock Options described on Schedule 3.5 to this Agreement, LCB does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which LCB is a party or by which it is bound obligating LCB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of LCB or obligating LCB to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.


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

        Section 3.6 LCB FILINGS.

               3.6.1 Since January 1, 1995, LCB and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the Commissioner; (c) the FDIC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to LCB's shareholders during the three-year period ended December 31, 1997 (whether or not filed with any Regulatory Authority), are collectively referred to as the "LCB Filings. Except to the extent prohibited by law, copies of the LCB Filings have been made available to BANCORP. As of their respective filing or mailing dates, each of the past LCB Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The LCB Financial Statements, together with the financial statements contained in the LCB Filings have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of LCB as of the dates thereof and the results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

               3.6.2 LCB has filed each report, schedule and amendments to each of the foregoing since January 1, 1995 that LCB was required to file with the Commissioner and the FDIC (the "LCB State Documents"), all of which have been made available to BANCORP. As of their respective dates, the LCB State Documents complied in all material respects with the applicable requirements of the California Financial Code and the Federal Deposit Insurance Act, as the case may be, and the rules and regulations of the Commissioner and the FDIC thereunder applicable to such LCB State Documents, and none of the LCB State Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of LCB included in the LCB Filings comply in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the Commissioner (as applicable) with respect thereto, and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by regulations of the Commissioner) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of LCB as of the dates thereof and the results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 3.7 ACCURACY OF INFORMATION SUPPLIED.

               3.7.1 No representation or warranty of LCB contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of LCB or any of its Subsidiaries,


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

to BANCORP in connection herewith and none of the information supplied or to be supplied by LCB or its Subsidiaries to BANCORP hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               3.7.2 None of the information supplied or to be supplied by LCB or relating to LCB which is included or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by BANCORP in connection with the issuance of shares of BANCORP Common Stock in the Merger (including the Joint Proxy Statement of BANCORP and LCB and the Prospectus of BANCORP ("Joint Proxy Statement/Prospectus") constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/ Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of LCB through the date of the meeting of shareholders of LCB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of BANCORP Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to BANCORP and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               3.7.3 LCB has or will deliver to BANCORP copies of: (a) the audited balance sheets of LCB and its Subsidiaries as of December 31, 1997, 1996 and 1995 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith & Company, independent public accountants (the "LCB Financial Statements"), and LCB will hereafter until the Closing Date deliver to BANCORP copies of additional financial statements of LCB as provided in Sections 5.1.1(iii) and 6.1.11(iii). The LCB Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of LCB and its Subsidiaries as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, LCB has delivered to BANCORP copies of all management or other letters delivered to LCB by its independent accountants in connection with any of the LCB Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of LCB issued at any time since January 1, 1995, and


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will make available for inspection by BANCORP or its representatives, at such times and places as BANCORP may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 3.8 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on
Schedule 3.8, to the best of LCB's Knowledge, the respective businesses of LCB and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on LCB, or BANCORP at or following the Effective Time. Except as set forth in Schedule 3.8, no investigation or review by any Governmental Entity with respect to LCB is pending or, to the Knowledge of LCB threatened, nor has any Governmental Entity indicated to LCB an intention to conduct the same.

        Section 3.9 LITIGATION. Except as set forth in Schedule 3.9, there is no suit, action or proceeding or investigation pending, or to the Knowledge of LCB threatened against or affecting LCB or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on LCB or its Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against LCB or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which LCB or any of its Subsidiaries is a named party, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with LCB's prior business practices.

        Section 3.10 AGREEMENTS WITH BANKING AUTHORITIES. Neither LCB nor any Subsidiary of LCB is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 3.11 INSURANCE. LCB and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets.
Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by LCB or any Subsidiary. None of LCB or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material claims thereunder have been filed in timely fashion. LCB and its Subsidiaries have filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 3.12 TITLE TO ASSETS OTHER THAN REAL PROPERTY. LCB and its Subsidiaries have good and marketable title to all their properties and assets (other than real property which is the subject to Section 3.13), owned or leased by LCB or any of its Subsidiaries, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except as disclosed on
Schedule 3.12 and except for: (a) encumbrances as set forth in the LCB Financial Statements; (b) liens for current Taxes not yet due which have been fully reserved for; and (c) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use or the sale or other disposition of the property subject thereto or affected thereby.


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

All such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 3.13 REAL PROPERTY. Schedule 3.13 is an accurate list and general description of all real property owned or leased by LCB or any of its Subsidiaries, including Other Real Estate Owned ("OREO"). Each of LCB and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of LCB to dispose, of the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. LCB and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease;
(b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of LCB's Knowledge, the activities of LCB and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, LCB and its Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The buildings and improvements on real properties owned or leased by LCB or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 3.14 TAXES.

               3.14.1 FILING OF RETURNS. Except as set forth on Schedule 3.14.1, LCB and its Subsidiaries have duly prepared and filed federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of LCB and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. No extension of time within which LCB or any of its Subsidiaries may file any Return is currently in force.

               3.14.2 PAYMENT OF TAXES. Except as disclosed on Schedule 3.14.2 with respect to all amounts in respect of Taxes imposed on LCB or any Subsidiary or for which LCB or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of LCB or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.


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

               3.14.3 AUDIT HISTORY. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of LCB or any Subsidiary currently in progress. Except as disclosed on Schedule 3.14.3, LCB and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of LCB or any Subsidiary for any period. LCB and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of LCB or any Subsidiaries filed for fiscal years ended on or after December 31, 1993 through the Closing Date, nor to the Knowledge of LCB is there reason to believe that any material deficiency will be assessed.

               3.14.4 STATUTE OF LIMITATIONS. Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of LCB or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of LCB or any Subsidiaries are currently pending.

               3.14.5 WITHHOLDING OBLIGATIONS. LCB and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

               3.14.6 TAX LIENS. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by LCB or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

               3.14.7 TAX RESERVES. LCB and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The LCB Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the LCB Financial Statements and all periods prior thereto.

               3.14.8 TAX ELECTIONS. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by LCB or its Subsidiaries shall be made after the date of this Agreement without the prior written consent of BANCORP, which shall not be unreasonably withheld. BANCORP shall be deemed to have consented in writing to any election LCB or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of BANCORP in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) BANCORP shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

               3.14.9 IRC SECTION 382 APPLICABILITY. None of LCB or any of its Subsidiaries, including any party joining in any consolidated return to which LCB is a member, underwent an


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"ownership change" as defined in IRC Section 382(g) within the "testing period"
(as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

               3.14.10 DISCLOSURE INFORMATION. Within 45 days of the date of this Agreement, LCB will deliver to BANCORP a schedule setting forth the following information with respect to LCB and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) LCB's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to LCB; and (c) the amount of any deferred gain or loss allocable to LCB and arising out of any deferred intercompany transactions.

        Section 3.15 PERFORMANCE OF OBLIGATIONS. LCB and its Subsidiaries have performed all material obligations required to be performed by them to date and none of LCB or any of its Subsidiaries is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on LCB or its Subsidiaries. To LCB's Knowledge, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom LCB or any of its Subsidiaries has an agreement that is of material importance to the businesses of LCB or its Subsidiaries is in default thereunder.

        Section 3.16 LOANS AND INVESTMENTS. Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of LCB or their Subsidiaries are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on
Schedule 3.16, as of April 30, 1998, no loans or investments held by LCB or any Subsidiary are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by LCB or any banking regulators; or (iii) on a nonaccrual status in accordance with LCB's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of LCB are disclosed on Schedule 3.16. For outstanding loans or extensions of credit or commitments to make loans or extensions of credit where the original principal amounts are in excess of $25,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to LCB or any Subsidiary, and to LCB's Knowledge, is still in full force and effect.


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

        Section 3.17 BROKERS AND FINDERS. Except as set forth on Schedule 3.17, none of LCB or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. LCB agrees to indemnify and hold harmless BANCORP and its affiliates, and to defend with counsel selected by BANCORP and reasonably satisfactory to LCB, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

        Section 3.18 MATERIAL CONTRACTS. Schedule 3.18 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which LCB or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by LCB in the ordinary course of its business and those items specifically disclosed in the LCB Financial Statements.

        Section 3.19 ABSENCE OF MATERIAL ADVERSE EFFECT. Since January 1, 1998, the respective businesses of LCB and its Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on LCB.

        Section 3.20 UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 3.20, none of LCB or any of its Subsidiaries has any liabilities or obligations, either accrued, contingent or otherwise, that are material to LCB and its Subsidiaries and that have not been: (a) reflected or disclosed in the LCB Financial Statements; or (b) incurred subsequent to December 31, 1997 in the ordinary course of business. LCB has no Knowledge of any basis for the assertion against LCB or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on LCB that is not fully and fairly reflected and disclosed in the LCB Financial Statements or on Schedule 3.20.

        Section 3.21  EMPLOYEES; EMPLOYEE BENEFIT PLANS; ERISA.

               3.21.1 All material obligations of LCB or its Subsidiaries for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the LCB Financial Statements and paid when due. All material obligations of LCB or its Subsidiaries, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the LCB Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.21.1, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of LCB, attempts to unionize or controversies threatened


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between LCB or any Subsidiary or Affiliate and or relating to, any of their employees that are likely to have a Material Adverse Effect on LCB and its Subsidiaries, taken as a whole. None of LCB or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, none of LCB or any Subsidiary is a party to a written employment contract with any of their respective employees and there are no understandings with respect to the employment of any officer or employee of LCB or any Subsidiary which are not terminable by LCB or such Subsidiary without liability on not more than thirty (30) days' notice. Except as disclosed in the LCB Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in
Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.21.1, no director, officer or employee of LCB or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To LCB's Knowledge, it has materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

               3.21.2 LCB has delivered as Schedule 3.21.2 a complete list of:

                      (a) All current employees of LCB or any of its Subsidiaries together with each employee's tenure with LCB or such Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

                      (b) All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

               3.21.3 Except as disclosed on Schedule 3.21.3, none of LCB or any of its Subsidiaries maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of LCB or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered to BANCORP, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of LCB or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as


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

covered in Section 412(c) of the IRC, and none of LCB or any of its Subsidiaries has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of LCB or any of its Subsidiaries is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under
Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of LCB or any of its Subsidiaries is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

               3.21.4 Except as disclosed in Schedule 3.21.2, none of LCB or any of its Subsidiaries maintains (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of LCB or any of its Subsidiaries or for any class or classes of such directors, officers or employees. Except as disclosed in Schedule 3.21.2, none of LCB or any of its Subsidiaries maintains any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of LCB or any of its Subsidiaries, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.21.4, copies of which have been delivered to BANCORP, shall be herein referred to as a "Benefit Arrangement."

               3.21.5 To LCB's Knowledge, all Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, comply with or will be amended to comply with applicable legal requirements. To LCB's Knowledge, none of LCB or any of its Subsidiaries, nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the IRC, that could subject LCB or any of its Subsidiaries or BANCORP to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to LCB's Knowledge, no employee of LCB or any Subsidiary, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject LCB or any of its Subsidiaries to liability if LCB or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21.5, LCB and its Subsidiaries have not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

               3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, there is no pending, or to LCB's Knowledge threatened, legal action, proceeding or investigation against any Employee Plan which could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.


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

               3.21.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

               3.21.8 Except as disclosed in Schedule 3.21.8, none of LCB or any of its Subsidiaries maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by LCB or any of its Subsidiaries or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of LCB or any Subsidiary or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

        Section 3.22 POWERS OF ATTORNEY. No power of attorney or similar authorization given by LCB or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 3.23 HAZARDOUS MATERIALS. Except as set forth on Schedule 3.23:

               3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of LCB and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the LCB Properties (as defined below), LCB and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To LCB's Knowledge, no Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1994, or which is currently or during the past three years was leased, by LCB or any of its Subsidiaries, including OREO (collectively, the "LCB Properties"), or to LCB's Knowledge, on or in any real property in which LCB or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("LCB Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 3.23; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such LCB Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the LCB Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against LCB or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To LCB's Knowledge, no activity has been undertaken on any of the LCB Properties since January l, 1994, and to the Knowledge of LCB no activities have been or are being undertaken on any of the LCB Collateralizing Real Estate, that would cause or contribute to:


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

                      (a) any of the LCB Properties or LCB Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                      (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

                      (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the LCB Property or LCB Collateralizing Real Estate involved.

               3.23.2 To the Knowledge of LCB, there are not, and never have been, any underground storage tanks located in or under any of the LCB Properties or the LCB Collateralizing Real Estate.

               3.23.3 None of LCB or any of its Subsidiaries has received any written notice of, and to the Knowledge of LCB none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the LCB Properties or LCB Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the LCB Properties or LCB Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of LCB, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

               3.23.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

        Section 3.24 Stock Options. Schedule 3.24 to this Agreement contains a description of the LCB Stock Option Plan and list of all LCB Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

        Section 3.25 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of LCB set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BANCORP

        BANCORP and LMC represent and warrant to LCB that:

        Section 4.1 ORGANIZATION; CORPORATE POWER; ETC. BANCORP and LMC are California corporations duly organized, validly existing and in good standing under the laws of the State of


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

California and have all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business substantially as it is being conducted on the date of this Agreement. BANCORP is a bank holding company registered under the BHCA. Each of BANCORP's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on BANCORP taken as a whole or the ability of BANCORP or LMC to consummate the transactions contemplated by this Agreement. BANCORP has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, BANCORP will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. BANCORP is the sole shareholder of BANK and LMC. BANK is a national banking association authorized by the OCC to conduct a general banking business in California. BANK is a member of the Federal Reserve System. BANK's deposits are insured by the FDIC in the manner and to the full extent provided by law. Neither the scope of business of BANCORP or any Subsidiary, including BANK, nor the location of any of their respective properties, requires that BANCORP or any of its respective Subsidiaries be licensed to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on BANCORP taken as a whole.

        Section 4.2 LICENSES AND PERMITS. Except as disclosed on Schedule 4.2, BANCORP and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on BANCORP taken as a whole, or on the ability of BANCORP and/or LMC to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of BANCORP and those of its Subsidiaries, including BANK, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 4.3 SUBSIDIARIES. Other than as set forth on Schedule 4.3, there is no corporation, partnership, joint venture or other entity in which BANCORP owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 4.4 AUTHORIZATION OF AGREEMENT; NO CONFLICTS.

               4.4.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the parts of BANCORP and LMC, subject only to the approval of this Agreement and the Merger Agreement by BANCORP's shareholders. This Agreement has been duly executed and delivered by BANCORP and LMC and constitutes a legal, valid and binding obligation of BANCORP and LMC, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California


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

Corporations Code, will constitute a legal, valid and binding obligation of LMC and BANCORP, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

               4.4.2 Except as discussed on Schedule 4.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of BANCORP and LMC, or except for the necessity of obtaining the Requisite Regulatory Approvals and the approval of the shareholders of BANCORP, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BANCORP or LMC or any of their assets or properties or any of their respective Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on BANCORP and LMC taken as a whole; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by BANCORP and LMC or the performance by BANCORP and LMC of their obligations hereunder, except for (a) filings required in order to obtain Requisite Regulatory Approvals; (b) the filing of the Registration Statement (including the Joint Proxy Statement/ Prospectus constituting a part thereof) with the SEC relating to the Merger and the declaration of effectiveness of the Registration Statement by the SEC and any applicable state securities law regulatory authorities; (c) the filing and approval of the Merger Agreement with the Secretary of the State of California;
(d) any approvals required to be obtained pursuant to the BHCA or the Federal Deposit Insurance Act or any other required governmental approval for the execution and delivery of this Agreement by BANCORP and LMC or the consummation of the Merger; and (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of BANCORP Common Stock contemplated by this Agreement.

        Section 4.5 CAPITAL STRUCTURE OF BANCORP. The authorized capital stock of BANCORP consists of 10,000,000 shares of BANCORP Common Stock, no par value per share and 10,000,000 shares of BANCORP preferred stock. On the date of this Agreement 974,214 shares of BANCORP Common Stock were outstanding, 183,277 shares of BANCORP Common Stock were reserved for issuance pursuant to employee stock option and other employee stock plans (the "BANCORP Stock Plans"), and no shares of BANCORP preferred stock were outstanding or were reserved for issuance by BANCORP. All outstanding shares of BANCORP Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of BANCORP Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of BANCORP, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of BANCORP Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the BANCORP Stock Plans, BANCORP does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which BANCORP is a party or by which it is bound obligating BANCORP to issue, deliver or sell, or cause to be


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

issued, delivered or sold, additional shares of capital stock of BANCORP or obligating BANCORP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 4.6 BANCORP FILINGS.

               4.6.1 Since January 1, 1995, BANCORP and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the Federal Reserve Board or any Federal Reserve Bank; (b) the OCC; (c) the SEC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the BANCORP Financial Statements are collectively referred to as the "BANCORP Filings". Except to the extent prohibited by law, copies of the BANCORP Filings have been made available to LCB. As of their respective filing or mailing dates, each of the past BANCORP Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The BANCORP Financial Statements, together with the financial statements contained in the BANCORP Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of BANCORP as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the period then ended.

               4.6.2 BANCORP, or BANK, as the case may be, has filed each report, schedule, and amendments to each of the foregoing since January 1, 1995 that BANCORP, or BANK, was required to file with the Federal Reserve Bank or the OCC, all of which have been made available to LCB. The financial statements of BANCORP included in the BANCORP Filings comply in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of BANCORP as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 4.7 ACCURACY OF INFORMATION SUPPLIED.

               4.7.1 No representation or warranty of BANCORP contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of BANCORP or any of its Subsidiaries, including BANK, to LCB in connection herewith and none of the information supplied or to be supplied by BANCORP or any of its Subsidiaries, including BANK, to LCB hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


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

               4.7.2 None of the information supplied or to be supplied by BANCORP or relating to BANCORP and BANK which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by BANCORP in connection the issuance of shares of BANCORP Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/ Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of BANCORP through the date of the meeting of shareholders of BANCORP to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of BANCORP Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to LCB and its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

               4.7.3 BANCORP has or will deliver to LCB copies of: (a) the audited balance sheets of BANCORP and its Subsidiaries as of December 31, 1997, 1996 and 1995 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith & Company, independent public accountants (the "BANCORP Financial Statements"), and BANCORP will hereafter until the Closing Date deliver to LCB copies of additional financial statements of BANCORP as provided in Section 5.1.1(iii). The BANCORP Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of BANCORP and its Subsidiaries as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, BANCORP has delivered to LCB copies of all management or other letters delivered to BANCORP by its independent accountants in connection with any of the BANCORP Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of BANCORP issued at any time since January 1, 1994, and will make available for inspection by LCB or its representatives, at such times and places as LCB may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 4.8 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on
Schedule 4.8, , to the best of BANCORP's Knowledge, the respective businesses of BANCORP and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on BANCORP and its


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

Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to BANCORP is pending or, to the Knowledge of BANCORP threatened, nor has any Governmental Entity indicated to BANCORP an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole.

        Section 4.9 LITIGATION. Except as disclosed on Schedule 4.9, there is no suit, action or proceeding or investigation pending or, to the Knowledge of BANCORP, threatened against or affecting BANCORP or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BANCORP or any of its Subsidiaries that has or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect.

        Section 4.10 AGREEMENTS WITH BANKING AUTHORITIES. Neither BANCORP nor any Subsidiary of BANCORP is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 4.11 INSURANCE. BANCORP and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 4.11 contains a list of all policies of insurance and bonds carried and owned by BANCORP or any Subsidiary. None of BANCORP or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material claims thereunder have been filed in timely fashion. BANCORP and its Subsidiaries have filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 4.12 TITLE TO ASSETS OTHER THAN REAL PROPERTY. BANCORP and its Subsidiaries have good and marketable title to all their properties and assets (other than real property which is the subject to Section 4.13), owned or leased by BANCORP or any of its Subsidiaries, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except as disclosed on
Schedule 4.12 and except for: (a) encumbrances as set forth in the BANCORP Financial Statements; (b) liens for current Taxes not yet due which have been fully reserved for; and (c) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use or the sale or other disposition of the property subject thereto or affected thereby. All such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 4.13 REAL PROPERTY. Schedule 4.13 is an accurate list and general description of all real property owned or leased by BANCORP or any of its Subsidiaries, including OREO. Each of BANCORP and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially


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detract from the value, or interfere with present use, or the ability of BANCORP to dispose, of the property subject thereto or affected thereby; and (d) other matters as described in Schedule 4.13. BANCORP and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 4.13. To the best of BANCORP's Knowledge, the activities of BANCORP and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in
Schedule 4.13, BANCORP and its Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The buildings and improvements on real properties owned or leased by BANCORP or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 4.14 PERFORMANCE OF OBLIGATIONS. BANCORP and its Subsidiaries have performed all material obligations required to be performed by them to date and none of BANCORP or any of its Subsidiaries is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole. To BANCORP's Knowledge, and except as disclosed on Schedule 4.14, no party with whom BANCORP or any of its Subsidiaries has an agreement that is of material importance to the business of BANCORP and its Subsidiaries, taken as a whole, is in default thereunder.

        Section 4.15 BROKERS AND FINDERS. Except as set forth on Schedule 4.15, none of BANCORP or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby. BANCORP agrees to indemnify and hold harmless LCB and its affiliates, and to defend with counsel reasonably satisfactory to LCB's Chief Executive Officer, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 4.15.

        Section 4.16 ABSENCE OF MATERIAL ADVERSE EFFECT. Since January 1, 1998, the respective businesses of BANCORP and its Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole.

        Section 4.17 UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 4.17, none of BANCORP or any of its Subsidiaries has any liabilities or obligations, either accrued, contingent or otherwise, that are material to BANCORP and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the BANCORP Financial Statements; or (b) incurred


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subsequent to December 31, 1997 in the ordinary course of business. BANCORP has no Knowledge of any basis for the assertion against BANCORP or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, that is not fairly reflected in the BANCORP Financial Statements or on Schedule 4.17.

        Section 4.18 TAXES.

               4.18.1 FILING OF RETURNS. Except as set forth on Schedule 4.18.1, BANCORP and its Subsidiaries have duly prepared and filed federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of BANCORP and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. No extension of time within which BANCORP or any of its Subsidiaries may file any Return is currently in force.

               4.18.2 PAYMENT OF TAXES. Except as disclosed on Schedule 4.18.2 with respect to all amounts in respect of Taxes imposed on BANCORP or any Subsidiary or for which BANCORP or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of BANCORP or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

               4.18.3 AUDIT HISTORY. Except as disclosed on Schedule 4.18.3, there is no review or audit by any taxing authority of any Tax liability of BANCORP or any Subsidiary currently in progress. Except as disclosed on Schedule 4.18.3, BANCORP and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of BANCORP or any Subsidiary for any period. BANCORP and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of BANCORP or any Subsidiaries filed for fiscal years ended on or after December 31, 1993 through the Closing Date, nor to the Knowledge of BANCORP is there reason to believe that any material deficiency will be assessed.

               4.18.4 STATUTE OF LIMITATIONS. Except as disclosed on Schedule 4.18.4, no agreements are in force or are currently being negotiated by or on behalf of BANCORP or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of BANCORP or any Subsidiaries are currently pending.

               4.18.5 WITHHOLDING OBLIGATIONS. BANCORP and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions,


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

unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

               4.18.6 TAX LIENS. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by BANCORP or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

               4.18.7 TAX RESERVES. BANCORP and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The BANCORP Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the BANCORP Financial Statements and all periods prior thereto.

               4.18.8 TAX ELECTIONS. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by BANCORP or its Subsidiaries shall be made after the date of this Agreement without the prior written consent of LCB, which shall not be unreasonably withheld. LCB shall be deemed to have consented in writing to any election BANCORP or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of LCB in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) LCB shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

               4.18.9 IRC SECTION 382 APPLICABILITY. None of BANCORP or any of its Subsidiaries, including any party joining in any consolidated return to which BANCORP is a member, underwent an "ownership change" as defined in IRC
Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

        Section 4.19 HAZARDOUS MATERIALS. Except as set forth on Schedule 4.19:

               4.19.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of BANCORP and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on any of the BANCORP Properties (as defined below), BANCORP and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To BANCORP's Knowledge, no Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1994, or which is currently or during the past three years was leased, by BANCORP or any of its Subsidiaries, including OREO (collectively, the "BANCORP Properties"), or to BANCORP's Knowledge, on or in any real property in which BANCORP or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in


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

excess of $25,000 ("BANCORP Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 4.19; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such BANCORP Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the BANCORP Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against BANCORP or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To BANCORP's Knowledge, no activity has been undertaken on any of the BANCORP Properties since January l, 1994, and to the Knowledge of BANCORP no activities have been or are being undertaken on any of the BANCORP Collateralizing Real Estate, that would cause or contribute to:

                      (a) any of the BANCORP Properties or BANCORP
Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                      (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

                      (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the BANCORP Property or BANCORP Collateralizing Real Estate involved.

               4.19.2 To the Knowledge of BANCORP, there are not, and never have been, any underground storage tanks located in or under any of the BANCORP Properties or the BANCORP Collateralizing Real Estate.

               4.19.3 None of BANCORP or any of its Subsidiaries has received any written notice of, and to the Knowledge of BANCORP none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the BANCORP Properties or BANCORP Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the BANCORP Properties or BANCORP Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of BANCORP, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

        Section 4.20 EMPLOYEES.

               4.20.1 Except as set forth in Schedule 4.20.1, there are no material controversies pending or threatened between BANCORP or any of its Subsidiaries and any of their employees.


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

               4.20.2 Except as disclosed in the BANCORP Financial Statements at December 31, 1997, or in Schedule 4.20.2, all material sums due for employee compensation and benefits have been duly and adequately paid or provided for, and all deferred compensation obligations are fully funded. Neither BANCORP nor BANK is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

               4.20.3 To BANCORP's Knowledge, no governmental agency or claimant or representative of such claimant has alleged a material violation of ERISA by BANCORP, the liability of which, if adversely determined would result in a material adverse change in the capital or earnings of BANCORP.

        Section 4.21 POWERS OF ATTORNEY. No power of attorney or similar authorization given by BANCORP or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 4.22 LOANS AND INVESTMENTS. Except as set forth on Schedule 4.22, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of BANCORP or its Subsidiaries are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. For outstanding loans or extensions of credit or commitments to make loans or extensions of credit where the original principal amounts are in excess of $25,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to BANCORP or any Subsidiary, and to BANCORP's Knowledge, is still in full force and effect.

        Section 4.23 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of BANCORP set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

                        ARTICLE 5. ADDITIONAL AGREEMENTS

        Section 5.1 ACCESS TO INFORMATION, DUE DILIGENCE, ETC.

               5.1.1 Upon reasonable notice, each party shall permit the other party and their accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to each other as soon as practicable, (i) a copy of each of LCB's Filings or BANCORP's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of any of LCB or any of its Subsidiaries shall be furnished to BANCORP at least 15 Business Days prior to the proposed date of filing thereof and


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

shall not be filed without the prior approval of BANCORP, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of LCB or BANCORP as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as LCB or BANCORP may reasonably request.

               5.1.2 Until the Effective Time, a representative of BANCORP shall be entitled and shall be invited to attend meetings of the Board of Directors of LCB and of the Loan Committee of LCB, and at least five (5) days' prior written notice of the dates, times and places of such meetings shall be given to BANCORP except that in the case of special meetings BANCORP shall receive the same number of days' prior notice as LCB's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by LCB, and (ii) involve discussions between such Board of Directors or such Loan Committee and legal counsel for LCB that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of BANCORP.

               5.1.3 Until the Effective Time, a representative of LCB shall be entitled and shall be invited to attend meetings of the Boards of Directors of BANCORP and BANK and of the Loan Committee of BANK, at least five (5) days' prior to written notice of the dates, times and places of such meetings shall be given to LCB except that in the case of special meetings LCB shall receive the same number of days' prior notice as BANCORP's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by BANCORP, and (ii) involve discussions between such Boards of Directors or such Loan Committees and legal counsel for BANCORP that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of LCB.

               5.1.4 BANCORP, LMC and LCB each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

        Section 5.2 SHAREHOLDER APPROVAL.

               5.2.1 LCB and BANCORP each shall promptly call a meeting of its respective shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC, but in no event later than September 30, 1998, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. Each of the


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

respective Boards of Directors will recommend to the respective shareholders, approval of this Agreement, the Merger Agreement and the Merger; provided, however, that the LCB Board of Directors or BANCORP's Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that a Superior Proposal (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

               5.2.2 If the Merger is approved by vote of the shareholders of BANCORP and LCB, then, within ten (10) days thereafter BANCORP and LCB shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

               5.2.3 Prior to the Effective Time of the Merger, BANCORP, as the sole shareholder of LMC, shall take all action necessary for the consummation of the Merger by LMC.

        Section 5.3 TAKING OF NECESSARY ACTION.

               5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of LCB's, BANCORP's or LMC's Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, BANCORP, LMC and LCB will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of BANCORP or LCB advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, BANCORP shall cause LMC to take all actions necessary to execute and file the Merger Agreement and to effect all transactions contemplated of LMC by this Agreement and LCB shall take all actions necessary to effect all transactions contemplated by this Agreement and the Merger Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of LCB, the proper officers or directors of BANCORP, LMC or LCB, as the case may be, shall take all such necessary action. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require LCB to take any action (or omit to take any action) which may affect the Conversion Rate, except as may be specifically provided for or required by this Agreement.

               5.3.2 The obligations of LCB or BANCORP contained in Section
6.2.5 of this Agreement shall continue to be in full force and effect despite any Default thereof by reason of receipt of a Superior Proposal (defined below) and any Default thereof by the defaulting party shall entitle either LCB or BANCORP to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders. Notwithstanding the foregoing, however, in the event of a termination


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

of this Agreement by BANCORP or LCB and the actual payment of the liquidated damages to the other party as provided for in Section 8.5 of this Agreement, neither BANCORP, LCB or their respective directors or officers shall have any obligations or liabilities of any kind under this Agreement by reason of any such Default, and BANCORP or LCB shall have no further obligations of any kind under this Agreement.

               5.3.3 LCB shall use its best efforts to cause each director, executive officer and other Person who is an "Affiliate" of LCB (for purposes of Rule 145 under the Securities Act) to deliver to BANCORP, on the date of this Agreement, a written agreement in the form attached hereto as Exhibit 5.3 (the "Affiliate Agreements").

        Section 5.4 REGISTRATION STATEMENT AND APPLICATIONS.

               5.4.1 BANCORP and LCB will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of BANCORP and LCB shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Joint Proxy Statement/Prospectus to the shareholders of LCB. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

               5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

        Section 5.5 EXPENSES.

               5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, including, without limitation, all costs associated with any resales of BANCORP Common Stock by Affiliates of LCB; provided, however, that BANCORP will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.

               5.5.2 LCB shall use its best efforts to ensure that its attorneys, accountants, financial advisors, investment bankers and other consultants engaged by it in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Determination Date and that all such expenses are paid or properly accrued prior to the Determination Date.

        Section 5.6 NOTIFICATION OF CERTAIN EVENTS.

               5.6.1 LCB shall provide to BANCORP, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.2 BANCORP shall provide to LCB, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, financial condition, results of operations, liabilities or personnel of such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

               5.6.4 LCB and BANCORP shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Joint Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Joint Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. BANCORP shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning LCB, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by LCB.

        Section 5.7 CLOSING SCHEDULES. LCB has delivered to BANCORP on or before the date of this Agreement all of the Schedules to this Agreement which LCB is required to deliver to BANCORP hereunder (the "LCB Schedules"). BANCORP has delivered to LCB on or before the date of this Agreement all of the Schedules to this Agreement which BANCORP is required to deliver to LCB hereunder ( the "BANCORP Schedules"). Immediately prior to the Closing Date, LCB shall have prepared updates of the LCB Schedules provided for in this Agreement and shall deliver to BANCORP revised schedules containing the updated information (or a certificate signed by LCB's Chief Executive Officer stating that there have been no changes on the applicable schedules); and BANCORP shall have prepared updates of the BANCORP Schedules provided for in this Agreement and shall deliver to LCB revised Schedules containing updated information (or a certificate signed by BANCORP's Chief Executive Officer stating that there has been no change on the applicable schedules.) Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules." The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable under the circumstances. In the event the Closing Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on LCB, on the one hand, or on BANCORP, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered Schedules hereto, the party delivering such Closing Schedules (the "Affected Party") shall so notify


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

the other party in the letter of transmittal for such Closing Schedules, the Closing Date shall be delayed for seven (7) Business Days and such other party shall be entitled to terminate this Agreement within five (5) Business Days after receiving such Closing Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless (i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or (ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section 8.5 hereof.

        Section 5.8 ADDITIONAL ACCRUALS/APPRAISALS. Prior to the Closing Date, but after the Determination Date, at BANCORP's request, LCB shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves immediately prior to the Determination Date as may be necessary to conform LCB's accounting and credit and OREO loss reserve practices and methods to those of BANCORP, provided, however, that no accrual or reserve made by LCB pursuant to this Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on LCB resulting from LCB's compliance with this Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. Additionally, no such accrual or reserve made by LCB pursuant to this Section 5.8 shall be used by the parties in the calculation of the Per Share Merger Price.

                         ARTICLE 6. CONDUCT OF BUSINESS

        Section 6.1 AFFIRMATIVE CONDUCT OF LCB. During the period from the date of execution of this Agreement through the Effective Time, LCB shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all California state-chartered banks or all nonmember banks insured by the FDIC and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

               6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

               6.1.2 Advise BANCORP promptly in writing of any change that would have a Material Adverse Effect on its capital structure, financial condition, assets, results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;


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

               6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

               6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify BANCORP in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

               6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on LCB;

               6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on LCB;

               6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

               6.1.8 Maintain its assets and properties in good condition and repair, normal wear and tear excepted;

               6.1.9 Promptly advise BANCORP in writing of any event or any other transaction within the Knowledge of LCB, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of LCB Common Stock either prior to or after the record date fixed for the LCB shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               6.1.10 (a) Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in LCB's portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

                      (b) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by LCB, LCB has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;


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

               6.1.11 Furnish to BANCORP, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the Board of Directors of LCB and access to the working papers related thereto, provided, however, that LCB need not furnish BANCORP any materials relating to deliberations of LCB's Board of Directors with respect to its approval of this Agreement, communications of LCB's legal counsel with the Board of Directors or officers of LCB regarding LCB's rights against or obligations to BANCORP or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to LCB or filed with or received from any Federal Reserve Bank, the FDIC, the Commissioner or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for LCB and its Subsidiaries and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for LCB, in each case prepared on a basis consistent with past practice; and (iv) such other reports as BANCORP may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to LCB. Each of the financial statements of LCB delivered pursuant to this Section
6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of LCB to the effect that such financial statements fairly present the financial information presented therein of LCB, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

               6.1.12 LCB agrees that through the Effective Time, as of their respect dates, (i) each LCB Filing will be true and complete in all material respects; and (ii) each LCB Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such LCB Filings that is intended to present the financial position of LCB during the periods involved to which it relates will fairly present in all material respects the financial position of LCB and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

               6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles, and consistent with past practices;

               6.1.14 Promptly notify BANCORP of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against LCB or any of its assets;

               6.1.15 Inform BANCORP of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of LCB as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). LCB will furnish to BANCORP, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans


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

by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

               6.1.16 Furnish to BANCORP, upon BANCORP's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type;
(ii) loans or leases (including any commitments) by LCB to any director or officer (at or above the Vice President level) of LCB or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of LCB, including, with respect to each such loan or lease, the identity and, to the best Knowledge of LCB, the relation of the borrower to LCB, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

               6.1.17 Make available to BANCORP copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $25,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit and $10,000 in the case of unsecured loans or unsecured extensions of credit, which are approved by LCB after the date of this Agreement, within ten Business Days of preparation of such packages.

        Section 6.2 NEGATIVE COVENANTS OF LCB. During the period from the date of execution of this Agreement through the Effective Time, LCB agrees that without BANCORP's prior written consent, it shall not:

               6.2.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of, any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire any shares of its capital stock;

               6.2.2 Take any action that would or might result in any of the representations and warranties of LCB set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in
Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

               6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of LCB or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of LCB Common Stock pursuant to the exercise of LCB Stock Options;

               6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;


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

               6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than BANCORP, and its representatives) concerning any such solicited Acquisition Proposal. LCB shall notify BANCORP immediately if any inquiry regarding an Acquisition Proposal is received by LCB, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than BANCORP would acquire or participate in a merger or other business combination or reorganization involving LCB; (b) proposal by which any Person or group, other than BANCORP, would acquire the right to vote ten percent (10%) or more of the capital stock of LCB entitled to vote for the election of directors; (c) acquisition of the assets of LCB other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of LCB, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent LCB or LCB's Board of Directors from
(i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of LCB, if and only to the extent that (A) the Board of Directors of LCB has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to LCB's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and LCB's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for LCB to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, LCB's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between LCB and BANCORP, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

               6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to LCB, other than in the ordinary course of business consistent with prior practice;

               6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to LCB, except in the ordinary course of business consistent with prior practice;

               6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of LCB or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

               6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of


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

credit in the ordinary course of business consistent with prior practice; and
(c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

               6.2.10 Make or enter into a commitment to make any loan or other extension of credit to any director, officer or employee of LCB or any of its Subsidiaries, except in accordance with practice or policy in existence on the date of this Agreement and in compliance with all applicable laws and all applicable regulations and directives of any Governmental Entity;

               6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

               6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

               6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 1997 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

               6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $10,000 individually or $30,000 in the aggregate;

               6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

               6.2.16 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by BANCORP, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to BANCORP for its approval, which it shall not unreasonably withhold or delay;


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

               6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

               6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by LCB's independent public accountants;

               6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization; or

               6.2.21 Take or cause to be taken into OREO any property without
(a) an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to BANCORP prior to taking such property into OREO; and (b) the written consent of BANCORP, which shall not be unreasonably withheld.

        Section 6.3 Conduct of BANCORP. During the period from the date of execution of this Agreement through the Effective Time, BANCORP agrees (except to the extent LCB shall otherwise consent in writing) to do the following:

               6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

               6.3.2 Advise LCB promptly in writing of any change that would have a Material Adverse Effect on its capital structure, consolidated financial condition, consolidated assets, consolidated results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

               6.3.3 BANCORP agrees that through the Effective Time, as of their respect dates, (i) each BANCORP Filing will be true and complete in all material respects; and (ii) each BANCORP Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such BANCORP Filings that is intended to present the financial position of BANCORP, on a consolidated basis, during the periods involved to which it relates will fairly present in all material respects the financial position of BANCORP, on a consolidated basis, and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and regulations, except as stated therein; and

               6.3.4 Promptly notify LCB of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against BANCORP or any of its assets, which is expected to have a Material Adverse Effect on BANCORP and its Subsidiaries taken as a whole.

        Section 6.4 NEGATIVE COVENANTS OF BANCORP. During the period from the date of execution of this Agreement through the Effective Time, BANCORP agrees that without LCB's prior written consent, it shall not:

               6.4.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of, any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire any shares of its capital stock;

               6.4.2 Take any action that would or might result in any of the representations and warranties of BANCORP set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

               6.4.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of BANCORP or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of BANCORP Common Stock pursuant to the exercise of BANCORP Stock Options or pursuant to the proposed acquisition of another financial entity identified by BANCORP in writing to LCB prior to the execution of the Agreement;

               6.4.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

               6.4.5 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to BANCORP, except in the ordinary course of business consistent with prior practice;

               6.4.6 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of BANCORP or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

               6.4.7 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

               6.4.8 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               6.4.9 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously


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

approved by LCB, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to LCB for its approval, which it shall not unreasonably withhold or delay;

               6.4.10 Change its fiscal year or methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by BANCORP's independent public accountants;

               6.4.11 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than LCB, and its representatives) concerning any such solicited Acquisition Proposal. BANCORP shall notify LCB immediately if any inquiry regarding an Acquisition Proposal is received by BANCORP, including the terms thereof. For purposes of this Section 6.4.11, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than LCB would acquire or participate in a merger or other business combination or reorganization involving BANCORP; (b) proposal by which any Person or group would acquire the right to vote ten percent (10%) or more of the capital stock of BANCORP entitled to vote for the election of directors; (c) acquisition of the assets of BANCORP other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of BANCORP, other than as contemplated by this Agreement. An Acquisition Proposal shall not mean discussions or negotiations with an entity identified by BANCORP to LCB in writing prior to the execution of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent BANCORP or its Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of BANCORP, if and only to the extent that (A) the Board of Directors of BANCORP has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to BANCORP's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and BANCORP's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for BANCORP to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, BANCORP's Board of Directors received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between LCB and BANCORP, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

               6.4.12 Take any action that would or might result in any of the representations and warranties of BANCORP set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority; or

               6.4.13 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization; or

                   ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

        Section 7.1 CONDITIONS TO THE PARTIES' OBLIGATIONS. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

               7.1.1 This Agreement, the Merger Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding shares of LCB Common Stock and BANCORP Common Stock entitled to vote;

               7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

               7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by BANCORP of any material asset or of a material portion of the business of BANCORP; or (iii) imposes any condition upon BANCORP or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of BANCORP would be materially burdensome;

               7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

               7.1.5 BANCORP and LCB shall have received an opinion from Perry-Smith & Co., dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to BANCORP and LCB, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that BANCORP and LCB will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

               7.1.6 BANCORP and LCB shall have received from Perry-Smith & Co., who are the independent public accountants of BANCORP and LCB, letters, dated at the effective date of the Registration Statement and at the Effective Time, in form and substance satisfactory to BANCORP and LCB that the Merger may be accounted for as a pooling of interests;

               7.1.7 BANCORP and LCB shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Exhibits 7.1.7A and 7.1.7B, respectively, dated as of the Closing Date;

               7.1.8 No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions; and

               7.1.9 The holders of no more than 10% of the outstanding shares of LCB Common Stock have exercised dissenters' rights. Dissenters of BANCORP shall be included in such calculation. Dissenters' rights shall be deemed to be exercised to the extent at the Effective Time the holder of such shares have complied with the California Corporations Code concerning dissenters' rights.

        Section 7.2 CONDITIONS TO BANCORP'S OBLIGATIONS. The obligations of BANCORP to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by BANCORP) of the following conditions:

               7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of LCB contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on LCB or the Surviving Corporation, or upon the consummation of the transactions contemplated hereby; (b) LCB shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on LCB or the Surviving Corporation, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling BANCORP to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) LCB shall have delivered to BANCORP certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

               7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which LCB is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on LCB, the Surviving Corporation or BANCORP at or following the Effective Time, or on the transactions contemplated by this Agreement;

               7.2.3 LCB shall have delivered its Closing Schedules to BANCORP on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the LCB Schedules (or in the LCB Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a

Material Adverse Effect on LCB, the Surviving Corporation or BANCORP at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on LCB, or its Subsidiaries, and BANCORP shall have received a certificate signed on behalf of LCB by the President and Chief Executive Officer of LCB to such effect;

               7.2.5 Counsel for BANCORP shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to BANCORP hereunder or that are reasonably requested by such counsel;

               7.2.6 The sale of the BANCORP Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked;

               7.2.7 LCB shall have delivered to BANCORP not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 5.3;

               7.2.8 None of LCB or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect;

               7.2.9 The Findley Group shall not have revoked, at any time prior to the Effective Time, its opinion, rendered to the Board of Directors of BANCORP on May 27, 1998 (the "BANCORP Fairness Opinion"), to the effect that the terms of the Merger, from a financial standpoint, are fair to the shareholders of BANCORP;

               7.2.10 All of LCB's director-shareholders shall have delivered to BANCORP on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.10;

               7.2.11 BANCORP shall have received a modified Change In Control Severance Agreement executed by LCB and Mr. Gary Nordine in a form acceptable to BANCORP, which agreement shall contain a covenant not to compete in Lake County for a period of three years and LCB shall have accrued or expensed one-half of the tax liability identified with payments to Mr. Nordine related to such agreement; and

               7.2.12 Prior to the Determination Date James Updegraf or such other person agreed to by the parties, shall have completed an outside loan review of LCB to determine the adequacy of LCB's loan loss reserves. As of the Determination Date LCB shall have increased the loan loss reserves to the level required by such outside review.

        Section 7.3 CONDITIONS TO LCB'S OBLIGATIONS. The obligations of LCB to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by LCB) of the following conditions:

               7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of BANCORP contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on BANCORP and BANK, taken as a whole, or upon consummation of the transactions contemplated hereby; (b) BANCORP shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on BANCORP and BANK, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling LCB to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) BANCORP shall have delivered to LCB certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c);

               7.3.2 Counsel for LCB shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to LCB hereunder or that are reasonably requested by such counsel;

               7.3.3 There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of BANCORP and its Subsidiaries, taken as a whole, from December 31, 1997 to the Effective Time that results in a Material Adverse Effect as to BANCORP and its Subsidiaries, taken as a whole;

               7.3.4 BANCORP has taken such action as appropriate to convert LCB stock options to BANCORP stock options adjusted for the Conversion Rate;

               7.3.5 Prior to the Closing Date, BANCORP shall have taken all corporate action required to effectuate the appointment of the three individuals named on Schedule 2.9 hereto to its Board of Directors effective immediately after the Effective Time;

               7.3.6 BANCORP shall have delivered its Closing Schedules to LCB on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the BANCORP Schedules (or in the BANCORP Financial Statements) delivered on the date of execution of this Agreement that has had, or would have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.3.7 The Bank Stock Group shall not have revoked, at any time prior to the meeting of LCB's shareholders at which the Merger is to be voted on, its opinion, rendered to the Board of Directors of LCB on May 27, 1998 (the "LCB Fairness Opinion"), to the effect that the terms of the Merger, from a financial standpoint, are fair to the shareholders of LCB;

               7.3.8 BANCORP shall have provided an agreement to those 10 employees of LCB listed on Schedule 7.3.8 that if such employee is terminated within a two year period from the

Effective Time, such employee shall receive one week of base salary for every year of employment at LCB up to a maximum of four weeks; and

               7.3.9 BANCORP shall have provided assurance to LCB of the retention of LCB's existing employee benefits at least until December 31, 1999.

                 ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS

        Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time;

               8.1.1 By mutual consent of the Boards of Directors of BANCORP and LCB;

               8.1.2 By BANCORP or LCB upon the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

               8.1.3 By BANCORP or LCB if an Acquisition Event involving the other party shall have occurred;

               8.1.4 By LCB if there shall have been a material breach of any of the representations or warranties of BANCORP set forth in this Agreement, which breach, in the reasonable opinion of LCB, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of LCB, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

               8.1.5 By BANCORP if there shall have been a material breach of any of the representations or warranties of LCB set forth in this Agreement, which breach, in the reasonable opinion of BANCORP, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of BANCORP, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on LCB or upon the consummation of the transactions contemplated hereby;

               8.1.6 By LCB after the occurrence of a Default by BANCORP and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of LCB, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.7 By BANCORP after the occurrence of a Default by LCB and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of BANCORP, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.8 By BANCORP if the Closing Schedules delivered by LCB disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the LCB Financial Statements delivered to BANCORP on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on LCB, or after the Effective Time, on BANCORP, or on the consummation of the transactions contemplated hereby (an "LCB Material Adverse Event");

               8.1.9 By LCB if the Closing Schedules delivered by BANCORP disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the BANCORP Financial Statements delivered to LCB on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, or on the consummation of the transactions contemplated hereby (a "BANCORP Material Adverse Event");

               8.1.10 By LCB upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to December 31, 1998; or

               8.1.11 By BANCORP upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to December 31, 1998.;

        Section 8.2 EFFECT OF TERMINATION; SURVIVAL. Except as provided in
Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.4, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

        Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of LCB and BANCORP; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

        Section 8.4 WAIVER. Any term or provision of this Agreement other than regulatory approval or any other provision required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

        Section 8.5 LIQUIDATED DAMAGES; CANCELLATION FEE.

               8.5.1 In the event of the occurrence of (i) an Acquisition Event involving LCB, then LCB shall pay to BANCORP the sum of Five Hundred Thousand Dollars ($500,000) in cash; or (ii) an Acquisition Event involving BANCORP, then BANCORP shall pay to LCB the sum of Five Hundred Thousand Dollars ($500,000) in cash.

               8.5.2 In the event of termination of this Agreement by LCB pursuant to Section 8.1.10 as a result of the revocation of the LCB Fairness Opinion; or a termination of this Agreement by BANCORP pursuant to (i) Section
8.1.2 (no approval by LCB shareholders), or (ii) pursuant to Section 8.1.5 (breach of representations or warranties of LCB) or Section 8.1.7 (Default) or
Section 8.1.8 (disclosure in the Closing Schedules of an LCB Material Adverse Event), where such breach of representation or warranty, Default or LCB Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of LCB or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or LCB Material Adverse Event that occurred after the date of this Agreement and was outside of the control of LCB and its Subsidiaries, and the directors and executive officers thereof, such as, by way of example only, the filing of a lawsuit against LCB, shall not come within this Section 8.5.2), then, LCB shall pay to BANCORP the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if an Acquisition Agreement occurs involving LCB within one hundred eighty (180) days following any termination by BANCORP to which this Section 8.5.2 applies, LCB shall pay to BANCORP an additional Three Hundred Thousand Dollars ($300,000) in cash.

               8.5.3 In the event of the termination of this Agreement by BANCORP pursuant to Section 8.1.11 as a result of the revocation of the BANCORP Fairness Opinion; or a termination of this Agreement by LCB pursuant to (i)
Section 8.1.2 (no approval by BANCORP Shareholders), or (ii) 8.1.4 (breach of representations and warranties of BANCORP) or Section 8.1.6 (Default), or
Section 8.1.9 (disclosure in Closing Schedules of a BANCORP Material Adverse Event), where such breach of representation or warranty, or such Default or BANCORP Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of BANCORP or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any action or inaction outside of the control of BANCORP, its Subsidiaries and their directors and executive officers, such as, by way of example only, the filing of a lawsuit against BANCORP, shall not come within this Section 8.5.3), then, BANCORP shall pay to LCB the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if an Acquisition Event occurs involving BANCORP within one hundred eighty (180) days following any termination by LCB to which this Section 8.5.3 applies, BANCORP shall pay to LCB an additional Three Hundred Thousand Dollars ($300,000) in cash.

               8.5.4 The parties have determined that the occurrence of any of the events or circumstances set forth in Sections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Sections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Sections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any Affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.4, 5.5 and 9.5.

               8.5.5 In the event of the termination of this Agreement by BANCORP or LCB and for any reason other than as specified in Sections 8.5.1,
8.5.2 or 8.5.3 above, none of the parties hereto, nor any Affiliates of any such parties, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.4, 5.5 and 9.5.

                          ARTICLE 9. GENERAL PROVISIONS

        Section 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

        Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

        If to LCB at:

               Lake Community Bank
               805 11th Street
               Lakeport, California 95453
               Fax No. (707) 263-4510
               Attention: Gary Nordine, President/CEO

        with a copy to:

               Lillick & Charles LLP
               Two Embarcadero, Suite 2600
               San Francisco, California 94111
               Fax No. (415) 984-8300
               Attention: R. Brent Faye, Esq.

        If to BANCORP or LMC at:

               Western Sierra Bancorp
               4011 Plaza Goldorado Circle
               Cameron Park, California 95682
               Fax No. (916) 677-5075
               Attention: Gary D. Gall, President/CEO

        with a copy to:

               Gary Steven Findley & Associates
               1470 North Hundley Street
               Anaheim, California 92806
               Fax No. (714) 630-7910
               Attention: Gary Steven Findley, Esq.

        Section 9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 9.4 ENTIRE AGREEMENT/NO THIRD PARTY RIGHTS/ASSIGNMENT. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

        Section 9.5 NONDISCLOSURE OF AGREEMENT. BANCORP and LCB agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

        Section 9.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

        Section 9.7 HEADINGS/TABLE OF CONTENTS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.8 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

        Section 9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, BANCORP, LMC and LCB have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

WESTERN SIERRA BANCORP                        LAKE COMMUNITY BANK



By: /s/ GARY D. GALL                          By: /s/ GARY E. NORDINE
    ------------------------------                ------------------------------
    Name: Gary D. Gall                            Name: Gary E. Nordine



By: /s/ JOSEPH SURRA                          By: /s/ HOWARD VAN LENTE
    ------------------------------                ------------------------------
    Name: Joseph Surra                            Name: Howard Van Lente


LMC MERGER COMPANY


By: /s/ GARY D. GALL
    ------------------------------
    Name: Gary D. Gall



By: /s/ Joseph Surra
    ------------------------------
    Name: Joseph Surra

                         INDEX OF EXHIBITS AND SCHEDULES
                       PREVIOUSLY DELIVERED BY THE PARTIES

                                    Exhibits
                                    --------

Exhibit 2.1                Form of Merger Agreement
Exhibit 5.3(a)             Form of Affiliate Agreements
Exhibit 7.1.7A             Form of Opinion of LCB Counsel
Exhibit 7.1.7B             Form of Opinion of BANCORP and BANK Counsel
Exhibit 7.2.10             Form of Director-Shareholder Agreements

                                    Schedules
                                    ---------

Schedule 2.9               LCB Directors
Schedule 3.2               Licenses and Permits
Schedule 3.3               Subsidiaries
Schedule 3.4               Required Consents and Conflicts
Schedule 3.8               Compliance with Laws
Schedule 3.9               Litigation
Schedule 3.11              Insurance Policies
Schedule 3.12              Title Exceptions
Schedule 3.13              Real Property
Schedule 3.14.1-.4         Tax Matters
Schedule 3.15              Performance of Obligations
Schedule 3.16              Loans and Investments
Schedule 3.17              LCB's Brokers and Finders
Schedule 3.18              Material Contracts
Schedule 3.20              Undisclosed Liabilities
Schedule 3.21.1-.8         Employees; Employee Benefit Plans
Schedule 3.23              Potential Environmental Liabilities
Schedule 3.24              Stock Options
Schedule 4.2               Licenses and Permits
Schedule 4.3               Subsidiaries
Schedule 4.4               Regulatory Concerns and Conflicts
Schedule 4.8               Compliance with Laws
Schedule 4.9               Litigation
Schedule 4.11              Insurance
Schedule 4.12              Title Exceptions
Schedule 4.13              Real Property
Schedule 4.14              Performance of Obligations
Schedule 4.15              BANCORP's Brokers and Finders
Schedule 4.17              Undisclosed Liabilities
Schedule 4.18.1-.4         Tax Matters
Schedule 4.19              Potential Environmental Liabilities
Schedule 4.20.1-.2         Employees
Schedule 4.22              Loans and Investments
Schedule 6.2.11            Salary Increases
Schedule 7.3.8             LCB Employee List

                                                                      EXHIBIT II


                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                               DATED: JULY 2, 1998



                                  BY AND AMONG



                             WESTERN SIERRA BANCORP

                                       AND

                         ROSEVILLE 1ST COMMUNITY BANCORP

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


        This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the
"Agreement") is entered into as of July 2, 1998 by and among WESTERN SIERRA BANCORP, a California corporation ("BANCORP"), and Roseville 1st Community Bancorp, a California corporation ("ROSE").


                                    RECITALS:

        WHEREAS, the respective Boards of Directors of ROSE and BANCORP have determined that it is in the best interests of ROSE and BANCORP and their respective shareholders for ROSE to be merged with BANCORP, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code and other applicable laws;

        WHEREAS, Roseville 1st National Bank ("R1NB") is a wholly-owned subsidiary of ROSE and Western Sierra National Bank ("BANK") is a wholly-owned subsidiary of BANCORP;

        WHEREAS, each of the Boards of Directors of ROSE and BANCORP have approved this Agreement and the transactions contemplated hereby;

        WHEREAS, ROSE's and BANCORP's Boards of Directors have resolved to recommend approval of the merger of ROSE and BANCORP to their respective shareholders; and

        WHEREAS, upon the consummation of the Merger of ROSE with BANCORP, R1NB shall become a wholly-owned subsidiary of BANCORP.

        NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, ROSE and BANCORP hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

        "Acquisition Event" shall mean any of the following:

        (a) Prior to the termination of this Agreement, either ROSE or BANCORP shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than ROSE, BANCORP or any of their respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving ROSE, BANCORP or any of their respective Subsidiaries (other than internal


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

               mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of ROSE or BANCORP or any asset or assets of ROSE or BANCORP the disposition or lease of which would result in a material change in the business or business operations of ROSE or BANCORP, a transfer of any shares of stock or other securities of ROSE or BANCORP by ROSE or BANCORP, or a material change in the assets, liabilities or results of operations or the future prospects of ROSE or BANCORP, including, but not limited to a grant of an option entitling any Person to acquire any shares of stock of ROSE or BANCORP or any assets material to the business of ROSE or BANCORP; or (iii) the issuance, other than pursuant to outstanding stock options, sale or other disposition by ROSE or BANCORP (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of ROSE Common Stock or BANCORP Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of ROSE Common Stock or BANCORP Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of ROSE or BANCORP;

        (b) Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Director Shareholder Agreement) shall have increased the number of shares of ROSE Common Stock or BANCORP Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 1% of the then outstanding shares of ROSE Common Stock or BANCORP Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 5% of the outstanding shares of ROSE Common Stock or BANCORP Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 5% of the then outstanding shares of ROSE Common Stock or BANCORP Common Stock; or

        (c) The approval by ROSE's or BANCORP's shareholders, or the consummation by ROSE or BANCORP, of any Acquisition Transaction as described in Subsection (a) of this Paragraph.

        "Acquisition Proposal" shall have the meaning given such term in Section
6.2.5 and 6.4.12.

        "Affected Party" shall have the meaning given to it in Section 5.7.

        "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

        "Affiliate Agreements" shall have the meaning given to such term in
Section 5.3.3.

        "BANK" shall mean Western Sierra National Bank.

        "BANCORP" shall mean Western Sierra Bancorp.

        "BANCORP Book Value Per Share" shall mean the sum of the Total Shareholders' Equity for BANCORP as of the Determination Date (after expensing BANCORP's Costs Associated With the Transaction) which shall reflect the exercise of all stock options of BANCORP which would be exercisable at the Closing and have an exercise price which is less than book value, whether or not such options are exercised, divided by the total number of shares of BANCORP Common Stock outstanding at the Closing Date which for purposes of this calculation shall include the number of stock options included in the calculation above, whether or not such options are exercised prior to the Closing Date. Furthermore, BANCORP Book Value Per Share shall not reflect the prior consummation of the acquisition of Lake Community Bank by BANCORP. The calculation of BANCORP Book Value Per Share shall be performed by Perry-Smith & Co. or such other party agreed to by BANCORP and ROSE.

        "BANCORP Collateralizing Real Estate" shall have the meaning given to such term in Section 4.19.1.

        "BANCORP's Costs Associated With the Transaction" shall mean all legal, accounting, professional and regulatory filing costs incurred or to be incurred by BANCORP for the transaction up to the Closing Date which have not been expensed by BANCORP by the Determination Date.

        "BANCORP Common Stock" shall mean the common stock, no par value per share, of BANCORP.

        "BANCORP Documents" shall have the meaning given to such term in Section 4.6.2.

        "BANCORP Fairness Opinion" shall have the meaning given to such term in
Section 7.2.9.

        "BANCORP Filings" shall have the meanings given such term in Section 4.6.1.

        "BANCORP Financial Statements" shall mean the financial statements of BANCORP for the year ended December 31, 1997.

        "BANCORP Market Value Per Share" shall mean the last trade of BANCORP Common Stock prior to the Effective Time.

        "BANCORP Material Adverse Event" shall have the meaning given to such term in Section 8.1.9

        "BANCORP Properties" shall have the meaning given to such term in
Section 4.19.1.

        "BANCORP Stock Plans" shall have the meaning set forth in Section 4.5.

        "BANCORP Superior Proposal" shall have the meaning set forth in Section 6.4.12.

        "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

        "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

        "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

        "California Corporations Code" shall mean the General Corporation Law of the State of California.

        "Classified Assets" shall have the meaning given to such term in Section 6.1.15.

        "Closing" shall have the meaning given to such term in Section 2.1.

        "Closing Date" shall have the meaning given to such term in Section 2.1.

        "Closing Schedules" shall have the meaning given to such term in Section 5.7.

        "Conversion Rate" shall mean the fraction, the numerator of which is the ROSE Book Value Per Share, and the denominator of which is the BANCORP Book Value Per Share.

        "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

        "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

        "Director Shareholder Agreement" shall have the meaning given such term in Section 7.2.10.

        "Dissenting Shares" shall mean shares of ROSE Common Stock or BANCORP Common Stock which come within all of the descriptions set forth in Subparagraphs (1), (2), (3) and (4) of Paragraph (b) of Section 1300 of the California Corporations Code.

        "Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Paragraph (a) of
Section 1301 of the California Corporations Code.

        "Effective Time" shall have the meaning given such term in Section 2.1.

        "Employee Plan" shall have the meaning given such term in Section
3.21.3.

        "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

        "Equity Securities" shall have the meaning given to such term in the Exchange Act.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall mean Western Sierra National Bank, or such other Person as BANCORP shall have appointed to perform the duties set forth in
Section 2.8.

        "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of ROSE Common Stock or BANCORP Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of ROSE Common Stock or BANCORP Common Stock.

        "FDIC" shall mean the Federal Deposit Insurance Corporation.

        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

        "GAAP" shall mean generally accepted accounting principles.

        "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

        "Hazardous Substances" shall have the meaning given such term in Section 3.23.4.

        "IRC" shall mean the Internal Revenue Code of 1986, as amended.

        "Joint Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

        "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement; the actual knowledge, after reasonable inquiry, of any director or executive officer of ROSE or BANCORP.

        "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

        "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

        "Merger" shall have the meaning set forth in Section 2.1.

        "Merger Agreement" shall have the meaning given to such term in Section 2.1.

        "New Certificates" shall have the meaning given to such term in Section 2.8.1.

        "OCC" shall mean Office of the Comptroller of the Currency.

        "OREO" shall have the meaning given such term in Section 3.13.

        "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on ROSE or BANCORP in accordance with Paragraph
(b) of Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time.

        "Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

        "Registration Statement" shall have the meaning given to such term in
Section 3.7.2.

        "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

        "Requisite Regulatory Approvals" shall have the meaning set forth in
Section 7.1.2.

        "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

        "ROSE" shall mean Roseville 1st Community Bancorp.

        "ROSE Book Value Per Share" shall mean the sum of the Total Shareholders' Equity for ROSE as of the Determination Date (after expensing ROSE's Costs Associated With the Transaction) which shall reflect the exercise of all stock options of ROSE which would be exercisable at the Closing and have an exercise price which is less than book value, whether or not such options are exercised, divided by the total number of shares of ROSE Common Stock outstanding at the Closing Date which for purposes of this calculation shall include the number of stock options included in the calculation above, whether or not such options are exercised prior to the Closing Date. Furthermore, ROSE Book Value Per Share shall include the present value (as of the Determination
Date) of ROSE's net operating loss carryforward to the extent that such net operating loss carryforward will be available to BANCORP after the Effective Time. The calculation of ROSE Book Value Per Share shall be performed by Perry-Smith & Co. or such other party agreed to by ROSE and BANCORP.

        "ROSE Certificates" shall have the meaning given such term in Section 2.8.1.

        "ROSE Collateralizing Real Estate" shall have the meaning given such term in Section 3.23.1.

        "ROSE Common Stock" shall mean the common stock, no par value, of ROSE.

        "ROSE's Costs Associated With the Transaction" shall mean all legal, accounting and professional costs incurred or to be incurred by ROSE for the transaction up to the Closing Date which have not been expensed by ROSE by the Determination Date.

        "ROSE Documents" shall have the meaning given to such term in Section 3.6.2.

        "ROSE Fairness Opinion" shall have the meaning given to such term in
Section 7.3.7.

        "ROSE Filings" shall have the meaning given such term in Section 3.6.1.

        "ROSE Financial Statements" shall have the meaning given to such term in
Section 3.7.3.

        "ROSE Material Adverse Event" shall have the meaning given such term in
Section 8.1.8.

        "ROSE Properties" shall have the meaning given such term in Section 3.23.1.

        "ROSE Stock Options" shall mean any options to purchase any shares of ROSE Common Stock or any other Equity Securities of ROSE granted on or prior to the Effective Time, whether pursuant to the ROSE Stock Option Plan or otherwise.

        "ROSE Stock Option Plan" shall mean ROSE's written Stock Option Plan as described in Schedule 3.5 and 3.24 hereto.

        "ROSE Superior Proposal" shall have the meaning set forth in Section 6.2.5.

        "R1NB" shall mean Roseville 1st National Bank.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

        "Surviving Corporation" shall have the meaning given to such term in
Section 2.1.

        "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

        "Tax Filings" shall mean any applications, reports, statements or other Returns required to be filed with any local, state or federal Governmental Entity before the Merger may become effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain a Tax Clearance Certificate for the Merger.

        "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of ROSE Common Stock or BANCORP Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of ROSE or BANCORP.

        "Understanding" shall have the meaning set forth in Section 6.1.5.

        "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

                              ARTICLE 2. THE MERGER

        Section 2.1 THE MERGER. Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, ROSE shall be merged with BANCORP, with BANCORP being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of the California Corporations Code (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by BANCORP and reasonably concurred to by ROSE (the "Closing Date") which shall not, however, be later than thirty (30) days after receipt of the Last Regulatory Approval and expiration of all applicable waiting periods. The Merger shall be effective when the Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Merger Agreement with the Secretary of State, and "Surviving Corporation" shall mean BANCORP.

        Section 2.2 EFFECT OF MERGER. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of ROSE and BANCORP shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of ROSE and BANCORP, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of ROSE and BANCORP immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either ROSE or BANCORP shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of ROSE and BANCORP shall be preserved unimpaired and all debts, liabilities and duties of ROSE and BANCORP shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

        Section 2.3 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of BANCORP in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "Western Sierra Bancorp."

        Section 2.4 CONVERSION OF BANCORP STOCK. The authorized and issued capital stock of BANCORP immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and without any further action on the part of BANCORP shall remain as the common stock of the Surviving Corporation.

        Section 2.5 CONVERSION OF ROSE STOCK OPTIONS. At the Effective Time, all outstanding rights with respect to ROSE Common Stock pursuant to stock options under the ROSE Stock Option Plan shall be converted into and become equivalent rights with respect to BANCORP Common Stock at the applicable Conversion Rate with a corresponding adjustment in the option price, and BANCORP shall assume each ROSE Stock Option in accordance with the terms of ROSE Stock Option Plans and the stock option agreement by which it is evidenced.

        Section 2.6 CONVERSION OF ROSE COMMON STOCK. Except as provided in
Section 2.7, each share of ROSE Common Stock shall be converted at the Effective Time into and become the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of BANCORP Common Stock equal to the Conversion Rate, subject to adjustment, if any, as provided in any other section of this Agreement; provided, however, that the shares held by any shareholder who properly exercises dissenters' rights provided under the California Corporations Code, shall not be so converted and in lieu of such conversion shall be treated in accordance with the provisions of the California Corporations Code.

        Section 2.7 FRACTIONAL SHARES. No fractional shares of BANCORP Common Stock shall be issued in the Merger. In lieu thereof, each holder of ROSE Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) BANCORP Market Value Per Share by (b) the fraction of a share of BANCORP Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

        Section 2.8 EXCHANGE PROCEDURES. On or as soon as practicable after the Effective Time, (i) BANCORP will deliver to the Exchange Agent: (i) certificates representing the number of shares of BANCORP Common Stock issuable in the Merger; and (ii) cash for the payout of fractional shares.

               2.8.1 Upon surrender to the Exchange Agent for cancellation of one or more certificates for shares of ROSE Common Stock ("ROSE Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered ROSE Certificates, certificates representing the appropriate number of shares of BANCORP Common Stock ("New Certificates") and/or checks for payment of cash in lieu of fractional shares, in respect of the ROSE Certificates. In no event shall the holders of ROSE Certificates be entitled to receive interest on cash amounts due them hereunder.

               2.8.2 Until a ROSE Certificate has been surrendered and exchanged as herein provided, each share of ROSE Common Stock represented by such ROSE Certificate shall represent, on and after the Effective Time, the right to receive the Conversion Rate into which each such share of ROSE Common Stock shown thereon has been converted as provided by Section 2.6, including the right to vote such shares of BANCORP Common Stock. No dividends or other distributions that are declared on any shares of BANCORP Common Stock into which any shares of ROSE Common Stock have been converted at the Effective Time shall be paid to the holder of such ROSE shares until the ROSE Certificates evidencing such ROSE shares have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

               2.8.3 No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the ROSE Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to BANCORP or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of BANCORP or the Exchange Agent that such taxes have been paid or are not payable.

               2.8.4 Any BANCORP Common Stock or cash delivered to the Exchange Agent and not distributed pursuant to this Section 2.8 at the end of nine months from the Effective Time, shall be returned to BANCORP, in which event the Persons entitled thereto shall look only to BANCORP for payment thereof.

               2.8.5 Notwithstanding anything to the contrary set forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of ROSE Common Stock shall be unable to surrender such holder's ROSE Certificates because such ROSE Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity undertaking in form and substance and, if required, with surety satisfactory to the Exchange Agent and BANCORP.

               2.8.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of BANCORP Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of BANCORP Common Stock for the account of the Persons entitled thereto.

               2.8.7 After the Effective Time, there shall be no further registration of transfers of the shares of ROSE Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, ROSE Certificates representing such shares of ROSE Common Stock are presented to BANCORP, they shall be canceled and exchanged for BANCORP Common Stock as provided in this Article 2.

        Section 2.9 BOARD OF DIRECTORS OF BANCORP, R1NB AND BANK FOLLOWING THE EFFECTIVE TIME. At the Effective Time four directors of ROSE named on Schedule
2.9 shall be appointed as directors of BANCORP to serve until the next annual meeting of shareholders of BANCORP and until such successors are elected and qualified. At the Effective Time, the then existing Board of Directors of R1NB shall total ten directors with eight existing directors of R1NB and two persons to be selected by BANCORP. At the Effective Time, the then existing Board of Directors of BANK shall be increased by two persons to be selected by ROSE. The Chairman of the Board of BANCORP shall be an attendee of the Board of Directors of R1NB and all committees of the Board of Directors of R1NB.

        Section 2.10 TRUSTEES OF BANCORP'S KSOP FOLLOWING THE EFFECTIVE TIME. Following the Effective Time, the trustees of BANCORP's KSOP shall be the those trustees named on Schedule 2.10 as well as the President/Chief Executive Officer of Lake Community Bank so long as BANCORP consummates the acquisition of Lake Community Bank.

                ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF ROSE

        ROSE represents and warrants to BANCORP as follows (it being understood that all references to ROSE relative to the period on or before March 1, 1998 shall be deemed to refer to R1NB where appropriate in the context):

        Section 3.1 ORGANIZATION; CORPORATE POWER; ETC. ROSE is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. ROSE is a bank holding company registered under the BHCA. Each of ROSE's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on ROSE taken as a whole or the ability of ROSE to consummate the transactions contemplated by this Agreement. ROSE has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all requisite Regulatory Approvals, ROSE will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. ROSE is the sole shareholder of R1NB. R1NB is a national banking association authorized by the OCC to conduct a general banking business in California. R1NB is a member of the Federal Reserve System. R1NB's deposits are insured by the FDIC in the manner and to the full extent provided by law. Neither the scope of business or ROSE, or any Subsidiary of ROSE, including R1NB, nor the location of any of their respective properties, requires that ROSE or any of its respective Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on ROSE taken as a whole.

        Section 3.2 LICENSES AND PERMITS. Except as disclosed on Schedule 3.2, ROSE and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on ROSE or on the ability of ROSE to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of ROSE, and those of its Subsidiaries, including R1NB, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 3.3 SUBSIDIARIES. Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which ROSE owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 3.4 AUTHORIZATION OF AGREEMENT; NO CONFLICTS.

               3.4.1 The execution and delivery of this Agreement and the Merger Agreement by ROSE, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of ROSE, subject only to the approval of this Agreement, the Merger Agreement and the Merger by ROSE's shareholders. This Agreement has been duly executed and delivered by ROSE and constitutes a legal, valid and binding obligation of ROSE, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of ROSE, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

               3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of ROSE, or except for the necessity of obtaining Requisite Regulatory Approvals, and the approval of the shareholders of ROSE, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ROSE or any of its assets or properties, other than any


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

such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on ROSE, or on BANCORP following consummation of the Merger; or
(ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the Merger Agreement by ROSE or the performance by ROSE of its obligations hereunder and thereunder, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; (b) the filing and approval of the Merger Agreement with the Secretary of the State of California; and (c) Tax Filings.

        Section 3.5 CAPITAL STRUCTURE. The authorized capital stock of ROSE consists of 5,000,000 shares of ROSE Common Stock, no par value per share. On the date of this Agreement, 319,972 shares of ROSE Common Stock were outstanding and 75,000 shares of ROSE Common Stock were reserved for issuance pursuant to outstanding ROSE Stock Options under the ROSE Stock Option Plan. All outstanding shares of ROSE Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the ROSE Stock Options described on Schedule 3.5 to this Agreement, ROSE does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which ROSE is a party or by which it is bound obligating ROSE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ROSE or obligating ROSE to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 3.6 ROSE FILINGS.

               3.6.1 Since January 1, 1995, ROSE and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the OCC; (c) the SEC; and
(d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to ROSE's shareholders during the three-year period ended December 31, 1997 (whether or not filed with any Regulatory Authority), are collectively referred to as the "ROSE Filings. Except to the extent prohibited by law, copies of the ROSE Filings have been made available to BANCORP. As of their respective filing or mailing dates, each of the past ROSE Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The ROSE Financial Statements, together with the financial statements contained in the ROSE Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of ROSE as of the dates thereof and the results of its operations, cash flows and changes in shareholders' equity for the periods then ended.


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

               3.6.2 ROSE, or R1NB, as the case may be, has filed each report, schedule and amendments to each of the foregoing since January 1, 1995 that ROSE or R1NB was required to file with the Federal Reserve Bank, the SEC or the OCC (the "ROSE Documents"), all of which have been made available to BANCORP. As of their respective dates, the ROSE Documents complied in all material respects with the applicable requirements of the BHCA, the Exchange Act and the National Bank Act, as the case may be, and the rules and regulations of the Federal Reserve Bank, the SEC and the OCC thereunder applicable to such ROSE Documents, and none of the ROSE Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ROSE included in the ROSE Filings comply in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the Federal Reserve Bank, the SEC or the OCC (as applicable) with respect thereto, and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by regulations of the Federal Reserve Bank or the OCC) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of ROSE as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 3.7 ACCURACY OF INFORMATION SUPPLIED.

               3.7.1 No representation or warranty of ROSE contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of ROSE or any of its Subsidiaries, including R1NB, to BANCORP in connection herewith and none of the information supplied or to be supplied by ROSE or its Subsidiaries, including R1NB, to BANCORP hereunder to the best of ROSE's Knowledge contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               3.7.2 None of the information supplied or to be supplied by ROSE or relating to ROSE and approved by ROSE which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by BANCORP in connection with the issuance of shares of BANCORP Common Stock in the Merger (including the Joint Proxy Statement of BANCORP and ROSE and the Prospectus of BANCORP ("Joint Proxy Statement/Prospectus") constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of ROSE through the date of the meeting of shareholders of ROSE to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of BANCORP Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the


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

time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to BANCORP and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               3.7.3 ROSE has delivered or will deliver to BANCORP copies of:
(a) the audited balance sheets of R1NB as of December 31, 1997, 1996 and 1995 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith & Company, independent public accountants (the "ROSE Financial Statements"), and ROSE will hereafter until the Closing Date deliver to BANCORP copies of additional financial statements of ROSE and its Subsidiaries as provided in Sections 5.1.1(iii) and 6.1.11(iii). The ROSE Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of ROSE and its Subsidiaries, including R1NB, as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, ROSE has delivered or made available to BANCORP copies of all management or other letters delivered to ROSE or R1NB by its independent accountants in connection with any of the ROSE Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of ROSE or R1NB issued at any time since January 1, 1995, and will make available for inspection by BANCORP or its representatives, at such times and places as BANCORP may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 3.8 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on
Schedule 3.8, to the best of ROSE's Knowledge the respective businesses of ROSE and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on ROSE, or BANCORP at or following the Effective Time. Except as set forth in Schedule 3.8, to the Knowledge of ROSE no investigation or review by any Governmental Entity with respect to ROSE or R1NB is pending or threatened, nor has any Governmental Entity indicated to ROSE or R1NB an intention to conduct the same.

        Section 3.9 LITIGATION. Except as set forth in Schedule 3.9, to the Knowledge of ROSE there is no suit, action or proceeding or investigation pending or threatened against or affecting ROSE or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on ROSE or its Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ROSE or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which ROSE


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

or any of its Subsidiaries is a named party of which ROSE has Knowledge, and except as disclosed on Schedule 3.9, all of the litigation shown on such
Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with ROSE's prior business practices.

        Section 3.10 AGREEMENTS WITH BANKING AUTHORITIES. Neither ROSE nor any Subsidiary of ROSE is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 3.11 INSURANCE. ROSE and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets.
Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by ROSE or any Subsidiary. None of ROSE or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material current claims outstanding thereunder have been filed in timely fashion. ROSE and its Subsidiaries have filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 3.12 TITLE TO ASSETS OTHER THAN REAL PROPERTY. Each of ROSE and its respective Subsidiaries has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 3.13), it owns or leases, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the ROSE Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use, or the ability of ROSE or its Subsidiary to sell or otherwise dispose of the property subject thereto or affected thereby; and (e) other matters as described in Schedule 3.12. Materially all such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 3.13 REAL PROPERTY. Schedule 3.13 is an accurate list and general description of all real property owned or leased by ROSE or any of its Subsidiaries, including Other Real Estate Owned ("OREO"). Each of ROSE and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of ROSE to dispose, of ROSE's interest in the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. ROSE and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of ROSE's Knowledge, the activities


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

of ROSE and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in
Schedule 3.13, ROSE and its Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Materially all buildings and improvements on real properties owned or leased by ROSE or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 3.14 TAXES.

               3.14.1 FILING OF RETURNS. Except as set forth on Schedule 3.14.1, ROSE and its Subsidiaries have duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of ROSE and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 3.14.1, no extension of time within which ROSE or any of its Subsidiaries may file any Return is currently in force.

               3.14.2 PAYMENT OF TAXES. Except as disclosed on Schedule 3.14.2 with respect to all amounts in respect of Taxes imposed on ROSE or any Subsidiary or for which ROSE or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of ROSE or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

               3.14.3 AUDIT HISTORY. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of ROSE or any Subsidiary currently in progress of which ROSE has Knowledge. Except as disclosed on Schedule 3.14.3, ROSE and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of ROSE or any Subsidiary for any period. ROSE and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of ROSE or any Subsidiaries filed for fiscal years ended on or after December 31, 1993 through the Closing Date, nor to the Knowledge of ROSE is there reason to believe that any material deficiency will be assessed.

               3.14.4 STATUTE OF LIMITATIONS. Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of ROSE or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of ROSE or any Subsidiaries are currently pending.


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

               3.14.5 WITHHOLDING OBLIGATIONS. Except as set forth on Schedule 3.14.5, ROSE and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

               3.14.6 TAX LIENS. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by ROSE or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

               3.14.7 TAX RESERVES. ROSE and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The ROSE Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the ROSE Financial Statements and all periods prior thereto.

               3.14.8 IRC SECTION 382 APPLICABILITY. None of ROSE or any of its Subsidiaries, including any party joining in any consolidated return to which ROSE is a member, underwent an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

               3.14.9 DISCLOSURE INFORMATION. Within 45 days of the date of this Agreement, ROSE will deliver to BANCORP a schedule setting forth the following information with respect to ROSE and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) ROSE's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to ROSE; and (c) the amount of any deferred gain or loss allocable to ROSE and arising out of any deferred intercompany transactions.

        Section 3.15 PERFORMANCE OF OBLIGATIONS. ROSE and its Subsidiaries have performed all material obligations required to be performed by them to date and none of ROSE or any of its Subsidiaries is in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on ROSE or its Subsidiaries. To ROSE's Knowledge, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom ROSE or any of its Subsidiaries has an agreement that is of material importance to the businesses of ROSE or its Subsidiaries is in default thereunder.

        Section 3.16 LOANS AND INVESTMENTS. Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of ROSE or its Subsidiaries, including R1NB, are,


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

and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 3.16, as of April 30, 1998, no loans or investments held by ROSE or any Subsidiary, including R1NB are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by R1NB or any banking regulators; or (iii) on a nonaccrual status in accordance with R1NB's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by ROSE or R1NB to any Affiliates of ROSE or R1NB are disclosed on Schedule 3.16. For outstanding loans or extensions of credit where the original principal amounts are in excess of $50,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to ROSE or any Subsidiary, including R1NB, and to ROSE's Knowledge, is still in full force and effect.

        Section 3.17 BROKERS AND FINDERS. Except as set forth on Schedule 3.17, none of ROSE or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. ROSE agrees to indemnify and hold harmless BANCORP and its affiliates, and to defend with counsel selected by BANCORP and reasonably satisfactory to ROSE, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

        Section 3.18 MATERIAL CONTRACTS. Schedule 3.18 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which ROSE or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by ROSE or R1NB in the ordinary course of its business and those items specifically disclosed in the ROSE Financial Statements.

        Section 3.19 ABSENCE OF MATERIAL ADVERSE EFFECT. Since January 1, 1998, the respective businesses of ROSE and its Subsidiaries, including R1NB, have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to ROSE's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on ROSE.


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

        Section 3.20 UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 3.20, none of ROSE or any of its Subsidiaries to ROSE's Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to ROSE and its Subsidiaries and that have not been: (a) reflected or disclosed in the ROSE Financial Statements; or (b) incurred subsequent to December 31, 1997 in the ordinary course of business. ROSE has no Knowledge of any basis for the assertion against ROSE, or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on ROSE that is not fully and fairly reflected and disclosed in the ROSE Financial Statements or on Schedule 3.20.

        Section 3.21 EMPLOYEES; EMPLOYEE BENEFIT PLANS; ERISA.

               3.21.1 All material obligations of ROSE or its Subsidiaries for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the ROSE Financial Statements and paid when due. All material obligations of ROSE or its Subsidiaries, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the ROSE Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.21.1, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of ROSE, attempts to unionize or controversies threatened between ROSE or any Subsidiary or Affiliate and or relating to, any of their employees that are likely to have a Material Adverse Effect on ROSE and its Subsidiaries, taken as a whole. None of ROSE or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, none of ROSE or any Subsidiary is a party to a written employment contract with any of their respective employees and there are no understandings with respect to the employment of any officer or employee of ROSE or any Subsidiary which are not terminable by ROSE or such Subsidiary without liability on not more than thirty
(30) days' notice. Except as disclosed in the ROSE Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on
Schedule 3.21.1, no director, officer or employee of ROSE or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To ROSE's Knowledge, ROSE and its Subsidiaries have materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

               3.21.2 ROSE has delivered as Schedule 3.21.2 a complete list of:

                      (a) All current employees of ROSE or any of its Subsidiaries together with each employee's tenure with ROSE or such Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and


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

                      (b) All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

               3.21.3 Except as disclosed on Schedule 3.21.3, none of ROSE or any of its Subsidiaries maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of ROSE or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered or made available to BANCORP, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of ROSE or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of ROSE or any of its Subsidiaries has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of ROSE or any of its Subsidiaries is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of ROSE or any of its Subsidiaries is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

               3.21.4 Except as disclosed in Schedule 3.21.4, none of ROSE or any of its Subsidiaries maintains (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of ROSE or any of its Subsidiaries or for any class or classes of such directors, officers or employees. Except as disclosed in
Schedule 3.21.4, none of ROSE or any of its Subsidiaries maintains any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of ROSE or any of its Subsidiaries, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.21.4, copies of which have been delivered or made available to BANCORP, shall be herein referred to as a "Benefit Arrangement."

               3.21.5 All Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, materially comply with or will be amended to materially comply with applicable legal requirements. None of ROSE or any of its Subsidiaries, nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject ROSE or any of its Subsidiaries or BANCORP to liability under Section 409 or 502(i) of ERISA or
Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to ROSE's Knowledge, no employee of ROSE or any Subsidiary, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject ROSE or any of its Subsidiaries to liability if ROSE or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21.5, ROSE and its Subsidiaries have not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

               3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, to ROSE's Knowledge there is no pending or threatened legal action, proceeding or investigation against any Employee Plan which could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

               3.21.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

               3.21.8 Except as disclosed in Schedule 3.21.8, none of ROSE or any of its Subsidiaries maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by ROSE or any of its Subsidiaries or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of ROSE or any Subsidiary or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

        Section 3.22 POWERS OF ATTORNEY. No power of attorney or similar authorization given by ROSE or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 3.23 HAZARDOUS MATERIALS. Except as set forth on Schedule 3.23:

               3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of ROSE and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the ROSE Properties (as defined below), ROSE and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To ROSE's Knowledge, no material amount of Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1994, or which is currently or during the past three years was leased, by ROSE or any of its Subsidiaries, including OREO (collectively, the "ROSE Properties"), or to ROSE's Knowledge, on or in any real property in which ROSE or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("ROSE Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 3.23; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such ROSE Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the ROSE Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against ROSE or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To ROSE's Knowledge, no activity has been undertaken on any of the ROSE Properties since January l, 1994, and to the Knowledge of ROSE no activities have been or are being undertaken on any of the ROSE Collateralizing Real Estate, that would cause or contribute to:

                      (a) any of the ROSE Properties or ROSE Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                      (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

                      (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the ROSE Property or ROSE Collateralizing Real Estate involved.

               3.23.2 To the Knowledge of ROSE, there are not, and never have been, any underground storage tanks located in or under any of the ROSE Properties or the ROSE Collateralizing Real Estate.

               3.23.3 None of ROSE or any of its Subsidiaries has received any written notice of, and to the Knowledge of ROSE none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the ROSE Properties or ROSE Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the ROSE Properties or ROSE Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of ROSE, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.


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

               3.23.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

        Section 3.24 STOCK OPTIONS. Schedule 3.24 to this Agreement contains a description of the ROSE Stock Option Plan and list of all ROSE Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

        Section 3.25 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of ROSE set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BANCORP

        BANCORP represents and warrants to ROSE that:

        Section 4.1 ORGANIZATION; CORPORATE POWER; ETC. BANCORP is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. BANCORP is a bank holding company registered under the BHCA. Each of BANCORP's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on BANCORP taken as a whole or the ability of BANCORP to consummate the transactions contemplated by this Agreement. BANCORP has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, BANCORP will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. BANCORP is the sole shareholder of BANK. BANK is a national banking association authorized by the OCC to conduct a general banking business in California. BANK is a member of the Federal Reserve System. BANK's deposits are insured by the FDIC in the manner and to the full extent provided by law. Neither the scope of business of BANCORP or any Subsidiary, including BANK, nor the location of any of their respective properties, requires that BANCORP or any of its respective Subsidiaries be licensed to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on BANCORP taken as a whole.

        Section 4.2 LICENSES AND PERMITS. Except as disclosed on Schedule 4.2, BANCORP and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a

Material Adverse Effect on BANCORP taken as a whole, or on the ability of BANCORP to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of BANCORP and those of its Subsidiaries, including BANK, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 4.3 SUBSIDIARIES. Other than as set forth on Schedule 4.3, there is no corporation, partnership, joint venture or other entity in which BANCORP owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 4.4 AUTHORIZATION OF AGREEMENT; NO CONFLICTS.

               4.4.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BANCORP, subject only to the approval of this Agreement and the Merger Agreement by BANCORP's shareholders. This Agreement has been duly executed and delivered by BANCORP and constitutes a legal, valid and binding obligation of BANCORP, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of BANCORP, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

               4.4.2 Except as discussed on Schedule 4.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of BANCORP, or except for the necessity of obtaining the Requisite Regulatory Approvals, and the approval of the shareholders of BANCORP, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BANCORP or any of its assets or properties or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on BANCORP taken as a whole; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by BANCORP or the performance by BANCORP of its obligations hereunder, except for (a) filings required in order to obtain Requisite Regulatory Approvals; (b) the filing of the Registration Statement (including the Joint Proxy Statement/Prospectus constituting a part thereof) with the SEC relating to the Merger and the declaration of effectiveness of the Registration Statement by the SEC and any applicable state securities law regulatory authorities; (c) the filing and approval of the Merger Agreement with the Secretary of the State of California;
(d) any approvals required to be obtained pursuant to the BHCA or the Federal Deposit Insurance Act or any other required governmental approval for the execution and delivery of this Agreement by BANCORP or the consummation of the Merger; and (e) any


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

consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of BANCORP Common Stock contemplated by this Agreement.

        Section 4.5 CAPITAL STRUCTURE OF BANCORP. The authorized capital stock of BANCORP consists of 10,000,000 shares of BANCORP Common Stock, no par value per share and 10,000,000 shares of BANCORP preferred stock. On the date of this Agreement 981,448 shares of BANCORP Common Stock were outstanding, 176,043 shares of BANCORP Common Stock were reserved for issuance pursuant to employee stock option and other employee stock plans (the "BANCORP Stock Plans"), and no shares of BANCORP preferred stock were outstanding or were reserved for issuance by BANCORP. All outstanding shares of BANCORP Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of BANCORP Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of BANCORP, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of BANCORP Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the BANCORP Stock Plans, BANCORP does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which BANCORP is a party or by which it is bound obligating BANCORP to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of BANCORP or obligating BANCORP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 4.6 BANCORP FILINGS.

               4.6.1 Since January 1, 1995, BANCORP and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the Federal Reserve Board or any Federal Reserve Bank; (b) the OCC; (c) the SEC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the BANCORP Financial Statements are collectively referred to as the "BANCORP Filings". Except to the extent prohibited by law, copies of the BANCORP Filings have been made available to ROSE. As of their respective filing or mailing dates, each of the past BANCORP Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The BANCORP Financial Statements, together with the financial statements contained in the BANCORP Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of BANCORP as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the period then ended.

               4.6.2 BANCORP, or BANK, as the case may be, has filed each report, schedule, and amendments to each of the foregoing since January 1, 1995 that BANCORP, or BANK, was required to file with the Federal Reserve Bank or the OCC (the "BANCORP Documents"), all of which have been made available to ROSE. As of their respective dates, the BANCORP Documents complied in all material respects with the applicable requirements of the BHCA and the National Bank Act, as the case may be, and the rules and regulations of the Federal Reserve Bank and the OCC thereunder applicable to such BANCORP Documents, and none of the BANCORP Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BANCORP included in the BANCORP Filings comply in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as permitted by regulations of the Federal Reserve Bank or the OCC), and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of BANCORP as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 4.7 ACCURACY OF INFORMATION SUPPLIED.

               4.7.1 No representation or warranty of BANCORP contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of BANCORP or any of its Subsidiaries, including BANK, to ROSE in connection herewith and none of the information supplied or to be supplied by BANCORP or any of its Subsidiaries, including BANK, to ROSE hereunder to the best of BANCORP's Knowledge contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               4.7.2 None of the information supplied or to be supplied by BANCORP or relating to BANCORP and BANK which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by BANCORP in connection the issuance of shares of BANCORP Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of BANCORP through the date of the meeting of shareholders of BANCORP to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of BANCORP Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to ROSE and its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

               4.7.3 BANCORP has delivered or will deliver to ROSE copies of:
(a) the audited balance sheets of BANCORP and its Subsidiaries as of December 31, 1997, 1996 and 1995 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith & Company, independent public accountants (the "BANCORP Financial Statements"), and BANCORP will hereafter until the Closing Date deliver to ROSE copies of additional financial statements of BANCORP as provided in Section 5.1.1(iii). The BANCORP Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of BANCORP and its Subsidiaries as of the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, BANCORP has delivered or made available to ROSE copies of all management or other letters delivered to BANCORP by its independent accountants in connection with any of the BANCORP Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of BANCORP issued at any time since January 1, 1994, and will make available for inspection by ROSE or its representatives, at such times and places as ROSE may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 4.8 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on
Schedule 4.8, to the best of BANCORP's Knowledge, the respective businesses of BANCORP and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to BANCORP is pending or, to the Knowledge of BANCORP, threatened, nor has any Governmental Entity indicated to BANCORP an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole.

        Section 4.9 LITIGATION. Except as disclosed on Schedule 4.9, there is no suit, action or proceeding or investigation pending or, to the Knowledge of BANCORP, threatened against or affecting BANCORP or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BANCORP or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect.

        Section 4.10 AGREEMENTS WITH BANKING AUTHORITIES. Neither BANCORP nor any Subsidiary of BANCORP is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.


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

        Section 4.11 INSURANCE. BANCORP and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 4.11 contains a list of all policies of insurance and bonds carried and owned by BANCORP or any Subsidiary. None of BANCORP or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material current claims thereunder have been filed in timely fashion. BANCORP and its Subsidiaries have filed claims outstanding with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 4.12 TITLE TO ASSETS OTHER THAN REAL PROPERTY. Each of BANCORP and its respective Subsidiaries has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 4.13), it owns or leases, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the BANCORP Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use, or the ability of BANCORP or its Subsidiary to sell or otherwise dispose of the property subject thereto or affected thereby; and
(e) other matters as described in Schedule 4.12. Materially all such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 4.13 REAL PROPERTY. Schedule 4.13 is an accurate list and general description of all real property owned or leased by BANCORP or any of its Subsidiaries, including OREO. Each of BANCORP and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of BANCORP to dispose, of BANCORP's interest in the property subject thereto or affected thereby; and (d) other matters as described in Schedule
4.13. BANCORP and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 4.13. To the best of BANCORP's Knowledge, the activities of BANCORP and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 4.13, BANCORP and its Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Materially all buildings and improvements on real properties owned or leased


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

by BANCORP or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 4.14 PERFORMANCE OF OBLIGATIONS. BANCORP and its Subsidiaries have performed all material obligations required to be performed by them to date and none of BANCORP or any of its Subsidiaries is in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole. To BANCORP's Knowledge, and except as disclosed on Schedule 4.14, no party with whom BANCORP or any of its Subsidiaries has an agreement that is of material importance to the business of BANCORP and its Subsidiaries, taken as a whole, is in default thereunder.

        Section 4.15 BROKERS AND FINDERS. Except as set forth on Schedule 4.15, none of BANCORP or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of the Agreement, the Merger Agreement, nor the consummation of the transactions provided for herein and therein, will result in any liability to any broker or finder. BANCORP agrees to indemnify and hold harmless ROSE and its affiliates, and to defend with counsel reasonably satisfactory to ROSE's Chief Executive Officer, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 4.15.

        Section 4.16 ABSENCE OF MATERIAL ADVERSE EFFECT. Since January 1, 1998, the respective businesses of BANCORP and its Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to BANCORP's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole.

        Section 4.17 UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 4.17, none of BANCORP or any of its Subsidiaries to BANCORP's Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to BANCORP and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the BANCORP Financial Statements; or (b) incurred subsequent to December 31, 1997 in the ordinary course of business. BANCORP has no Knowledge of any basis for the assertion against BANCORP or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, that is not fairly reflected in the BANCORP Financial Statements or on Schedule 4.17.

        Section 4.18 TAXES.

               4.18.1 FILING OF RETURNS. Except as set forth on Schedule 4.18.1, BANCORP and its Subsidiaries have duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of BANCORP and its Subsidiaries, or any of their properties, income and/or operations on or prior to


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

the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 4.18.1, no extension of time within which BANCORP or any of its Subsidiaries may file any Return is currently in force.

               4.18.2 PAYMENT OF TAXES. Except as disclosed on Schedule 4.18.2 with respect to all amounts in respect of Taxes imposed on BANCORP or any Subsidiary or for which BANCORP or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of BANCORP or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

               4.18.3 AUDIT HISTORY. Except as disclosed on Schedule 4.18.3, there is no review or audit by any taxing authority of any Tax liability of BANCORP or any Subsidiary currently in progress of which BANCORP has Knowledge. Except as disclosed on Schedule 4.18.3, BANCORP and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of BANCORP or any Subsidiary for any period. BANCORP and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of BANCORP or any Subsidiaries filed for fiscal years ended on or after December 31, 1993 through the Closing Date, nor to the Knowledge of BANCORP is there reason to believe that any material deficiency will be assessed.

               4.18.4 STATUTE OF LIMITATIONS. Except as disclosed on Schedule 4.18.4, no agreements are in force or are currently being negotiated by or on behalf of BANCORP or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of BANCORP or any Subsidiaries are currently pending.

               4.18.5 WITHHOLDING OBLIGATIONS. BANCORP and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

               4.18.6 TAX LIENS. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by BANCORP or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

               4.18.7 TAX RESERVES. BANCORP and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The BANCORP Financial Statements contain


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

fair and sufficient accruals for the payment of all Taxes for the periods covered by the BANCORP Financial Statements and all periods prior thereto.

               4.18.8 IRC SECTION 382 APPLICABILITY. None of BANCORP or any of its Subsidiaries, including any party joining in any consolidated return to which BANCORP is a member, underwent an "ownership change" as defined in IRC
Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

        Section 4.19 HAZARDOUS MATERIALS. Except as set forth on Schedule 4.19:

               4.19.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of BANCORP and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on any of the BANCORP Properties (as defined below), BANCORP and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To BANCORP's Knowledge, no material amount of Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1994, or which is currently or during the past three years was leased, by BANCORP or any of its Subsidiaries, including OREO (collectively, the "BANCORP Properties"), or to BANCORP's Knowledge, on or in any real property in which BANCORP or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("BANCORP Collateralizing Real Estate"), except for (i) matters disclosed on
Schedule 4.19; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such BANCORP Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the BANCORP Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against BANCORP or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To BANCORP's Knowledge, no activity has been undertaken on any of the BANCORP Properties since January l, 1994, and to the Knowledge of BANCORP no activities have been or are being undertaken on any of the BANCORP Collateralizing Real Estate, that would cause or contribute to:

                      (a) any of the BANCORP Properties or BANCORP
Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                      (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or


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

                      (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the BANCORP Property or BANCORP Collateralizing Real Estate involved.

               4.19.2 To the Knowledge of BANCORP, there are not, and never have been, any underground storage tanks located in or under any of the BANCORP Properties or the BANCORP Collateralizing Real Estate.

               4.19.3 None of BANCORP or any of its Subsidiaries has received any written notice of, and to the Knowledge of BANCORP none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the BANCORP Properties or BANCORP Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the BANCORP Properties or BANCORP Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of BANCORP, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

        Section 4.20 EMPLOYEES.

               4.20.1 Except as set forth in Schedule 4.20.1, there are no material controversies pending or threatened between BANCORP or any of its Subsidiaries and any of their employees.

               4.20.2 Except as disclosed in the BANCORP Financial Statements at December 31, 1997, or in Schedule 4.20.2, all material sums due for employee compensation and benefits have been duly and adequately paid or provided for, and all deferred compensation obligations are fully funded. Neither BANCORP nor BANK is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

               4.20.3 To BANCORP's Knowledge, no governmental agency or claimant or representative of such claimant has alleged a material violation of ERISA by BANCORP, the liability of which, if adversely determined would result in a material adverse change in the capital or earnings of BANCORP.

        Section 4.21 POWERS OF ATTORNEY. No power of attorney or similar authorization given by BANCORP or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 4.22 LOANS AND INVESTMENTS. Except as set forth on Schedule 4.22, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of BANCORP or its Subsidiaries, including BANK, are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the


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

enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on
Schedule 4.22, as of April 30, 1998, no loans or investments held by BANCORP or any Subsidiary, including BANK are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by BANK or any banking regulators; or (iii) on a nonaccrual status in accordance with BANK's loan review procedures. Except as set forth on Schedule 4.22, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by BANCORP or BANK to any Affiliates of BANCORP or BANK are disclosed on Schedule 4.22. For outstanding loans or extensions of credit where the original principal amounts are in excess of $100,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to BANCORP or any Subsidiary, including BANK, and to BANCORP's Knowledge, is still in full force and effect.

        Section 4.23 MATERIAL CONTRACTS. Schedule 4.23 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which BANCORP or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by BANCORP or BANK in the ordinary course of its business and those items specifically disclosed in the BANCORP Financial Statements.

        Section 4.24 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of BANCORP set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

                        ARTICLE 5. ADDITIONAL AGREEMENTS

        Section 5.1 ACCESS TO INFORMATION, DUE DILIGENCE, ETC.

               5.1.1 Upon reasonable notice, each party shall permit the other party and its accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to each other as soon as practicable, (i) a copy of each of ROSE's Filings or BANCORP's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of ROSE or any of its Subsidiaries shall be furnished to BANCORP at least 15 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of BANCORP, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other


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

documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally;
(iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of ROSE or BANCORP as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as ROSE or BANCORP may reasonably request.

               5.1.2 Until the Effective Time, a representative of BANCORP shall be entitled and shall be invited to attend meetings of the Board of Directors of ROSE or R1NB and of the Loan Committee of R1NB, and at least five (5) days' prior written notice of the dates, times and places of such meetings shall be given to BANCORP except that in the case of special meetings BANCORP shall receive the same number of days' prior notice as ROSE's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by ROSE, (ii) involve discussions between such Board of Directors or such Loan Committee and legal counsel for ROSE that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of BANCORP, or (iii) constitute the Executive Session of any Board of Directors meeting.

               5.1.3 Until the Effective Time, a representative of ROSE shall be entitled and shall be invited to attend meetings of the Boards of Directors of BANCORP and BANK and of the Loan Committee of BANK, at least five (5) days' prior to written notice of the dates, times and places of such meetings shall be given to ROSE except that in the case of special meetings ROSE shall receive the same number of days' prior notice as BANCORP's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by BANCORP, (ii) involve discussions between such Boards of Directors or such Loan Committees and legal counsel for BANCORP that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of ROSE, or (iii) constitute the Executive Session of any Board of Directors meeting.

               5.1.4 BANCORP and ROSE each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

        Section 5.2 SHAREHOLDER APPROVAL.

               5.2.1 ROSE and BANCORP each shall promptly call a meeting of its respective shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC, but in no event later than September 30, 1998, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. Each of the


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

respective Boards of Directors will recommend to the respective shareholders approval of this Agreement, the Merger Agreement and the Merger; provided, however, that ROSE's Board of Directors or BANCORP's Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that a ROSE Superior Proposal or BANCORP Superior Proposal, as applicable (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

               5.2.2 If the Merger is approved by vote of the shareholders of BANCORP and ROSE, then, within ten (10) days thereafter BANCORP and ROSE shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

        Section 5.3 TAKING OF NECESSARY ACTION.

               5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of ROSE's or BANCORP's Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, BANCORP and ROSE will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of BANCORP or ROSE advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, BANCORP shall take all actions necessary to execute and file the Merger Agreement and to effect all transactions contemplated by this Agreement and ROSE shall take all actions necessary to effect all transactions contemplated by this Agreement and the Merger Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of ROSE, the proper officers or directors of BANCORP or ROSE, as the case may be, shall take all such necessary action. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require ROSE to take any action (or omit to take any action) which may affect the Conversion Rate, except as may be specifically provided for or required by this Agreement.

               5.3.2 The obligations of ROSE or BANCORP contained in Section
6.2.5 of this Agreement shall continue to be in full force and effect despite any Default thereof by reason of receipt of a ROSE Superior Proposal or BANCORP Superior Proposal, as applicable (defined below) and any Default thereof by the defaulting party shall entitle either ROSE or BANCORP to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders. Notwithstanding the foregoing, however, in the event of a termination of this Agreement by BANCORP or ROSE and the actual


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

payment of the liquidated damages to the other party as provided for in Section
8.5 of this Agreement, neither BANCORP, ROSE or their respective directors or officers shall have any obligations or liabilities of any kind under this Agreement by reason of any such Default, and BANCORP or ROSE shall have no further obligations of any kind under this Agreement.

               5.3.3 ROSE shall use its best efforts to cause each director, executive officer and other Person who is an "Affiliate" of ROSE (for purposes of Rule 145 under the Securities Act) to deliver to BANCORP, on the date of this Agreement, a written agreement in the form attached hereto as Exhibit 5.3 (the "Affiliate Agreements").

        Section 5.4 REGISTRATION STATEMENT AND APPLICATIONS.

               5.4.1 BANCORP and ROSE will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of BANCORP and ROSE shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Joint Proxy Statement/Prospectus to the shareholders of ROSE. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

               5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; provided, however, that no approval need be obtained from any party to which such materials are provided; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

        Section 5.5 EXPENSES.

               5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, including, without limitation, all costs associated with any resales of BANCORP Common Stock by Affiliates of ROSE; provided, however, that BANCORP will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.

               5.5.2 ROSE and BANCORP shall use their best efforts to ensure that their attorneys, accountants, financial advisors, investment bankers and other consultants engaged by them in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Determination Date and that all such expenses are paid or properly accrued prior to the Determination Date.


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

        Section 5.6 NOTIFICATION OF CERTAIN EVENTS.

               5.6.1 ROSE shall provide to BANCORP, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.2 BANCORP shall provide to ROSE, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, financial condition, results of operations, liabilities or personnel of such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

               5.6.4 ROSE and BANCORP shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Joint Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Joint Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. BANCORP shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning ROSE, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by ROSE.

        Section 5.7 CLOSING SCHEDULES. ROSE has delivered to BANCORP on or before the date of this Agreement all of the Schedules to this Agreement which ROSE is required to deliver to BANCORP hereunder (the "ROSE Schedules"). BANCORP has delivered to ROSE on or before the date of this Agreement all of the Schedules to this Agreement which BANCORP is required to deliver to ROSE hereunder ( the "BANCORP Schedules"). Immediately prior to the Closing Date, ROSE shall have prepared updates of the ROSE Schedules provided for in this Agreement and shall deliver to BANCORP revised schedules containing the updated information (or a certificate signed by ROSE's Chief Executive Officer stating that there have been no changes on the applicable schedules); and BANCORP shall have prepared updates of the BANCORP Schedules provided for in this Agreement and shall deliver to ROSE revised Schedules containing updated information (or a certificate signed by BANCORP's Chief Executive Officer stating that there has been no change on the applicable schedules). Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules." The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable under the circumstances. In the event the Closing Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on ROSE, on the one hand, or on BANCORP, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered


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

Schedules hereto, the party delivering such Closing Schedules (the "Affected Party") shall so notify the other party in the letter of transmittal for such Closing Schedules, the Closing Date shall be delayed for seven (7) Business Days and such other party shall be entitled to terminate this Agreement within five
(5) Business Days after receiving such Closing Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless
(i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or (ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section 8.5 hereof.

        Section 5.8 ADDITIONAL ACCRUALS/APPRAISALS. Prior to the Closing Date, but after the Determination Date, at BANCORP's request, ROSE and/or R1NB shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves immediately prior to the Determination Date as may be necessary to conform ROSE's or R1NB's accounting and credit and OREO loss reserve practices and methods to those of BANCORP, provided, however, that no accrual or reserve made by ROSE or R1NB pursuant to this Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on ROSE or R1NB resulting from ROSE's or R1NB's compliance with this Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. Additionally, no such accrual or reserve made by ROSE or R1NB pursuant to this
Section 5.8 shall be used by the parties in the calculation of the ROSE Book Value Per Share.

                         ARTICLE 6. CONDUCT OF BUSINESS

        Section 6.1 AFFIRMATIVE CONDUCT OF ROSE. During the period from the date of execution of this Agreement through the Effective Time, ROSE shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all national banks or all member banks insured by the FDIC and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

               6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

               6.1.2 Advise BANCORP promptly in writing of any change that would have a Material Adverse Effect on its capital structure, financial condition, assets, results of operations, business or prospects or of any matter which would make the representations and warranties set forth


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

in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

               6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

               6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify BANCORP in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

               6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on ROSE;

               6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on ROSE;

               6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

               6.1.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

               6.1.9 Promptly advise BANCORP in writing of any event or any other transaction within the Knowledge of ROSE, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of ROSE Common Stock either prior to or after the record date fixed for the ROSE shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               6.1.10 (a) Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in ROSE's or R1NB's portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

                      (b) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless


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

such classification or direction has been disregarded in good faith by ROSE or R1NB, ROSE or R1NB has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

               6.1.11 Furnish to BANCORP, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the Board of Directors of ROSE or R1NB and access to the working papers related thereto, provided, however, that ROSE need not furnish BANCORP any materials relating to deliberations of ROSE's Board of Directors or R1NB's Board of Directors with respect to its approval of this Agreement, communications of ROSE's legal counsel with the Board of Directors or officers of ROSE regarding ROSE's rights against or obligations to BANCORP or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to ROSE or R1NB or filed with or received from any Federal Reserve Bank, the SEC, the OCC or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for ROSE and R1NB and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for ROSE and R1NB, in each case prepared on a basis consistent with past practice; and (iv) such other reports as BANCORP may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to ROSE. Each of the financial statements of ROSE or R1NB delivered pursuant to this Section 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of ROSE or R1NB to the effect that such financial statements fairly present the financial information presented therein of ROSE or R1NB, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

               6.1.12 ROSE agrees that through the Effective Time, as of their respect dates, (i) each ROSE Filing will be true and complete in all material respects; and (ii) each ROSE Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such ROSE Filings that is intended to present the financial position of ROSE during the periods involved to which it relates will fairly present in all material respects the financial position of ROSE and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

               6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles and consistent with past practices;

               6.1.14 Promptly notify BANCORP of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against ROSE or any of its assets;


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

               6.1.15 Inform BANCORP of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of R1NB as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). ROSE will furnish to BANCORP, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers);
(iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

               6.1.16 Furnish to BANCORP, upon BANCORP's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type;
(ii) loans or leases (including any commitments) by ROSE to any director or officer (at or above the Vice President level) of ROSE or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of ROSE, including, with respect to each such loan or lease, the identity and, to the best Knowledge of ROSE, the relation of the borrower to ROSE or R1NB, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

               6.1.17 Make available to BANCORP copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $100,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit and $25,000 in the case of unsecured loans or unsecured extensions of credit, which are approved by ROSE after the date of this Agreement, within ten Business Days of preparation of such packages.

        Section 6.2 NEGATIVE COVENANTS OF ROSE. During the period from the date of execution of this Agreement through the Effective Time, ROSE agrees that without BANCORP's prior written consent, it shall not and its Subsidiaries shall not:

               6.2.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire any shares of its capital stock;

               6.2.2 Take any action that would or might result in any of the representations and warranties of ROSE set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;


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

               6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of ROSE or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of ROSE Common Stock pursuant to the exercise of ROSE Stock Options;

               6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

               6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than BANCORP, and its representatives) concerning any such solicited Acquisition Proposal. ROSE shall notify BANCORP immediately if any inquiry regarding an Acquisition Proposal is received by ROSE, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than BANCORP would acquire or participate in a merger or other business combination or reorganization involving ROSE or any of its Subsidiaries; (b) proposal by which any Person or group, other than BANCORP, would acquire the right to vote ten percent (10%) or more of the capital stock of ROSE entitled to vote for the election of directors; (c) acquisition of the assets of ROSE other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of ROSE, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent ROSE or ROSE's Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of ROSE, if and only to the extent that (A) the Board of Directors of ROSE has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to ROSE's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "ROSE Superior Proposal") and ROSE's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for ROSE to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, ROSE's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between ROSE and BANCORP, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

               6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to ROSE, other than in the ordinary course of business consistent with prior practice;


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

               6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to ROSE, except in the ordinary course of business consistent with prior practice;

               6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of ROSE or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

               6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

               6.2.10 Make or enter into a commitment to make any loan or other extension of credit to any director, officer or employee of ROSE or any of its Subsidiaries, except in accordance with practice or policy in existence on the date of this Agreement and in compliance with all applicable laws and all applicable regulations and directives of any Governmental Entity;

               6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

               6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

               6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 1997 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

               6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $10,000 individually or $30,000 in the aggregate;

               6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

               6.2.16 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of


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

stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by BANCORP, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to BANCORP for its approval, which it shall not unreasonably withhold or delay;

               6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

               6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by ROSE's independent public accountants;

               6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

               6.2.21 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to BANCORP prior to taking such property into OREO; or

               6.2.22 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by ROSE or its Subsidiaries. BANCORP shall be deemed to have consented in writing to any election ROSE or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of BANCORP in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) BANCORP shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

        Section 6.3 AFFIRMATIVE CONDUCT OF BANCORP. During the period from the date of execution of this Agreement through the Effective Time, BANCORP shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all national banks or all member banks insured by the FDIC and directives from regulators (except to the extent ROSE shall otherwise consent in writing), and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:


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

               6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

               6.3.2 Advise ROSE promptly in writing of any change that would have a Material Adverse Effect on its capital structure, consolidated financial condition, consolidated assets, consolidated results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

               6.3.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

               6.3.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify ROSE in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

               6.3.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any Understanding or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on BANCORP;

               6.3.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on ROSE;

               6.3.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

               6.3.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

               6.3.9 Promptly advise ROSE in writing of any event or any other transaction within the Knowledge of BANCORP, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of BANCORP Common Stock either prior to or after the record date fixed for the BANCORP shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               6.3.10 (a) Maintain a Loan Loss Reserve at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in BANCORP's or BANK's portfolio of loans and leases, in


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

accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

                      (b) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by BANCORP or BANK, BANCORP or BANK has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

               6.3.11 Furnish to ROSE, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the Board of Directors of BANCORP or BANK and access to the working papers related thereto, provided, however, that BANCORP need not furnish ROSE any materials relating to deliberations of BANCORP's Board of Directors or BANK's Board of Directors with respect to its approval of this Agreement, communications of BANCORP's legal counsel with the Board of Directors or officers of BANCORP regarding BANCORP's rights against or obligations to ROSE or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to BANCORP or BANK or filed with or received from any Federal Reserve Bank, the SEC, the OCC or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for BANCORP and BANK and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for BANCORP and BANK, in each case prepared on a basis consistent with past practice; and (iv) such other reports as ROSE may reasonably request (which are otherwise deliverable under this Section 6.3.11) relating to BANCORP. Each of the financial statements of BANCORP or BANK delivered pursuant to this Section
6.3.11 shall be accompanied by a certificate of the Chief Financial Officer of BANCORP or BANK to the effect that such financial statements fairly present the financial information presented therein of BANCORP or BANK, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

               6.3.12 BANCORP agrees that through the Effective Time, as of their respect dates, (i) each BANCORP Filing will be true and complete in all material respects; and (ii) each BANCORP Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such BANCORP Filings that is intended to present the financial position of BANCORP, on a consolidated basis, during the periods involved to which it relates will fairly present in all material respects the financial position of BANCORP, on a consolidated basis, and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and regulations, except as stated therein;

               6.3.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles and consistent with past practices;

               6.3.14 Promptly notify ROSE of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against BANCORP or any of its assets, which is expected to have a Material Adverse Effect on BANCORP and its Subsidiaries taken as a whole;

               6.3.15 Inform ROSE of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of BANK as Classified Assets. BANCORP will furnish to ROSE, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category;
(ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type; and

               6.3.16 Furnish to ROSE, upon ROSE's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type;
(ii) loans or leases (including any commitments) by BANCORP to any director or officer (at or above the Vice President level) of BANCORP or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of BANCORP, including, with respect to each such loan or lease, the identity and, to the best Knowledge of BANCORP, the relation of the borrower to BANCORP or BANK, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000).

        Section 6.4 NEGATIVE COVENANTS OF BANCORP. During the period from the date of execution of this Agreement through the Effective Time, BANCORP agrees that without ROSE's prior written consent, it shall not and its Subsidiaries shall not:

               6.4.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire any shares of its capital stock;

               6.4.2 Take any action that would or might result in any of the representations and warranties of BANCORP set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

               6.4.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of BANCORP or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of BANCORP Common Stock pursuant to the exercise of BANCORP Stock Options or pursuant to the proposed acquisition of another financial entity identified by BANCORP in writing to ROSE prior to the execution of the Agreement;

               6.4.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

               6.4.5 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to BANCORP, except in the ordinary course of business consistent with prior practice;

               6.4.6 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of BANCORP or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

               6.4.7 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

               6.4.8 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 1997 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

               6.4.9 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               6.4.10 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by ROSE, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to ROSE for its approval, which it shall not unreasonably withhold or delay;

               6.4.11 Change its fiscal year or methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by BANCORP's independent public accountants;


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

               6.4.12 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than ROSE, and its representatives) concerning any such solicited Acquisition Proposal. BANCORP shall notify ROSE immediately if any inquiry regarding an Acquisition Proposal is received by BANCORP, including the terms thereof. For purposes of this Section 6.4.12, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than ROSE would acquire or participate in a merger or other business combination or reorganization involving BANCORP; (b) proposal by which any Person or group, other than ROSE, would acquire the right to vote ten percent (10%) or more of the capital stock of BANCORP entitled to vote for the election of directors; (c) acquisition of the assets of BANCORP other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of BANCORP other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent BANCORP or its Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of BANCORP, if and only to the extent that (A) the Board of Directors of BANCORP has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to BANCORP's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "BANCORP Superior Proposal") and BANCORP's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for BANCORP to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, BANCORP's Board of Directors received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between ROSE and BANCORP, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

               6.4.13 Take any action that would or might result in any of the representations and warranties of BANCORP set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

               6.4.14 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

               6.4.15 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to ROSE prior to taking such property into OREO; or

               6.4.16 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by BANCORP or its Subsidiaries. ROSE


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

shall be deemed to have consented in writing to any election BANCORP or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of ROSE in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) ROSE shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

                   ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

        Section 7.1 CONDITIONS TO THE PARTIES' OBLIGATIONS. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

               7.1.1 This Agreement, the Merger Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding shares of ROSE Common Stock and BANCORP Common Stock entitled to vote;

               7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

               7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by BANCORP of any material asset or of a material portion of the business of BANCORP; or (iii) imposes any condition upon BANCORP or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of BANCORP would be materially burdensome;

               7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

               7.1.5 BANCORP and ROSE shall have received an opinion from Perry-Smith & Co., dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to BANCORP and ROSE, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that BANCORP and ROSE will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

               7.1.6 BANCORP and ROSE shall have received from Perry-Smith & Co., who are the independent public accountants of BANCORP and ROSE, letters, dated at the effective date of the Registration Statement and at the Effective Time, in form and substance satisfactory to BANCORP and ROSE that the Merger may be accounted for as a pooling of interests;

               7.1.7 BANCORP and ROSE shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Exhibits 7.1.7A and 7.1.7B, respectively, dated as of the Closing Date;

               7.1.8 No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions; and

               7.1.9 The holders of no more than 10% of the outstanding shares of ROSE Common Stock have exercised dissenters' rights. Dissenters of BANCORP shall be included in such calculation. Dissenters' rights shall be deemed to be exercised to the extent at the Effective Time the holder of such shares have complied with the California Corporations Code concerning dissenters' rights.

        Section 7.2 CONDITIONS TO BANCORP'S OBLIGATIONS. The obligations of BANCORP to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by BANCORP) of the following conditions:

               7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of ROSE contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the Surviving Corporation or R1NB, or upon the consummation of the transactions contemplated hereby; (b) ROSE shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on ROSE or R1NB, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling BANCORP to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) ROSE shall have delivered to BANCORP certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

               7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which ROSE is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on ROSE, the Surviving Corporation or BANCORP at or following the Effective Time, or on the transactions contemplated by this Agreement;

               7.2.3 ROSE shall have delivered its Closing Schedules to BANCORP on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the ROSE Schedules (or in the ROSE Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on ROSE, the Surviving Corporation or BANCORP at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on ROSE, or its Subsidiaries, and BANCORP shall have received a certificate signed on behalf of ROSE by the President and Chief Executive Officer of ROSE to such effect;

               7.2.5 Counsel for BANCORP shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to BANCORP hereunder or that are reasonably requested by such counsel;

               7.2.6 The sale of the BANCORP Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked;

               7.2.7 ROSE shall have delivered to BANCORP not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 5.3;

               7.2.8 None of ROSE or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect;

               7.2.9 All of ROSE's director-shareholders shall have delivered to BANCORP on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.9.

        Section 7.3 CONDITIONS TO ROSE'S OBLIGATIONS. The obligations of ROSE to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by ROSE) of the following conditions:

               7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of BANCORP contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on BANCORP and BANK, taken as a whole, or upon consummation of the transactions contemplated hereby; (b) BANCORP shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on BANCORP and BANK, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling ROSE to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) BANCORP shall have delivered to ROSE certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c);

               7.3.2 Counsel for ROSE shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to ROSE hereunder or that are reasonably requested by such counsel;

               7.3.3 There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of BANCORP and its Subsidiaries, taken as a whole, from December 31, 1997 to the Effective Time that results in a Material Adverse Effect as to BANCORP and its Subsidiaries, taken as a whole;

               7.3.4 BANCORP has taken such action as appropriate to convert ROSE stock options to BANCORP stock options adjusted for the Conversion Rate;

               7.3.5 Prior to the Closing Date, BANCORP shall have taken all corporate action required to effectuate the appointment of the four individuals named on Schedule 2.9 hereto to its Board of Directors effective immediately after the Effective Time;

               7.3.6 BANCORP shall have delivered its Closing Schedules to ROSE on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the BANCORP Schedules (or in the BANCORP Financial Statements) delivered on the date of execution of this Agreement that has had, or would have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.3.7 The fairness opinion (the "ROSE Fairness Opinion") to be commissioned by ROSE's Board of Directors shall provide that the terms of the Merger, from a financial standpoint, are fair to the shareholders of ROSE, and shall not have been revoked, at any time prior to the meeting of ROSE's shareholders at which the Merger is to be voted on;

               7.3.8 BANCORP shall have entered into agreements with those employees of ROSE listed on Schedule 7.3.8 which provide that if such employee ceases to be employed by BANCORP within a two year period from the Effective Time, such employee shall not compete with either BANCORP or R1NB. In addition, such agreements shall provide that in the event employee's employment with BANCORP ceases due to employee's termination by BANCORP, employee shall receive a consulting agreement providing for two years base salary for consulting services for a two year period;

               7.3.9 BANCORP shall have appointed Richard Seeba as Executive Vice President of BANCORP;

               7.3.10 The sale of the BANCORP Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked; and

               7.3.11 None of BANCORP or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect.

                 ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS

        Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

               8.1.1 By mutual consent of the Boards of Directors of BANCORP and ROSE;

               8.1.2 By BANCORP or ROSE upon the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

               8.1.3 By BANCORP or ROSE if an Acquisition Event involving the other party shall have occurred;

               8.1.4 By ROSE if there shall have been a material breach of any of the representations or warranties of BANCORP set forth in this Agreement, which breach, in the reasonable opinion of ROSE, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of ROSE, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

               8.1.5 By BANCORP if there shall have been a material breach of any of the representations or warranties of ROSE set forth in this Agreement, which breach, in the reasonable opinion of BANCORP, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of BANCORP, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on ROSE and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

               8.1.6 By ROSE after the occurrence of a Default by BANCORP and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of ROSE, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.7 By BANCORP after the occurrence of a Default by ROSE and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of BANCORP, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.8 By BANCORP if the Closing Schedules delivered by ROSE disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the ROSE Financial Statements delivered to BANCORP on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on ROSE and its Subsidiaries, taken as a whole, or after the Effective Time, on BANCORP, or on the consummation of the transactions contemplated hereby (a "ROSE Material Adverse Event");

               8.1.9 By ROSE if the Closing Schedules delivered by BANCORP disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the BANCORP Financial Statements delivered to ROSE on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, or on the consummation of the transactions contemplated hereby (a "BANCORP Material Adverse Event");

               8.1.10 By ROSE upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to December 31, 1998; or

               8.1.11 By BANCORP upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to December 31, 1998.

        Section 8.2 EFFECT OF TERMINATION; SURVIVAL. Except as provided in
Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.4, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

        Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of ROSE and BANCORP; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

        Section 8.4 WAIVER. Any term or provision of this Agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

        Section 8.5 LIQUIDATED DAMAGES; CANCELLATION FEE.

               8.5.1 In the event of the occurrence of (i) an Acquisition Event involving ROSE, then ROSE shall pay to BANCORP the sum of Five Hundred Thousand Dollars ($500,000) in cash; or (ii) an Acquisition Event involving BANCORP, then BANCORP shall pay to ROSE the sum of Five Hundred Thousand Dollars ($500,000) in cash.

               8.5.2 In the event of termination of this Agreement by ROSE pursuant to Section 8.1.10 as a result of the revocation of the ROSE Fairness Opinion; or a termination of this Agreement by BANCORP pursuant to (i) Section
8.1.2 (no approval by ROSE shareholders), or (ii) pursuant to Section 8.1.5 (breach of representations or warranties of ROSE) or Section 8.1.7 (Default) or
Section 8.1.8 (disclosure in the Closing Schedules of a ROSE Material Adverse Event), where such breach of representation or warranty, Default or ROSE Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of ROSE or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or ROSE Material Adverse Event that occurred after the date of this Agreement and was outside of the control of ROSE and its Subsidiaries, and the directors and executive officers thereof, such as, by way of example only, the filing of a lawsuit against ROSE, shall not come within this Section 8.5.2), then, ROSE shall pay to BANCORP the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if an Acquisition Event occurs involving ROSE within one hundred eighty (180) days following any termination by BANCORP to which this Section 8.5.2 applies, ROSE shall pay to BANCORP an additional Three Hundred Thousand Dollars ($300,000) in cash.

               8.5.3 In the event of the termination of this Agreement by BANCORP pursuant to Section 8.1.11 as a result of the revocation of the BANCORP Fairness Opinion; or a termination of this Agreement by ROSE pursuant to (i)
Section 8.1.2 (no approval by BANCORP Shareholders), or (ii) 8.1.4 (breach of representations and warranties of BANCORP) or Section 8.1.6 (Default), or
Section 8.1.9 (disclosure in Closing Schedules of a BANCORP Material Adverse Event), where such breach of representation or warranty, or such Default or BANCORP Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of BANCORP or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any action or inaction outside of the control of BANCORP, its Subsidiaries and their directors and executive officers, such as, by way of example only, the filing of a lawsuit against BANCORP, shall not come within this Section 8.5.3), then, BANCORP shall pay to ROSE the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if an Acquisition Event occurs involving BANCORP within one hundred eighty (180) days following any termination by ROSE to which this Section 8.5.3 applies, BANCORP shall pay to ROSE an additional Three Hundred Thousand Dollars ($300,000) in cash.

               8.5.4 The parties have determined that the occurrence of any of the events or circumstances set forth in Sections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Sections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Sections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any Affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.4, 5.5 and 9.5.

               8.5.5 In the event of the termination of this Agreement by BANCORP or ROSE and for any reason other than as specified in Sections 8.5.1,
8.5.2 or 8.5.3 above, none of the parties hereto, nor any Affiliates of any such parties, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.4, 5.5 and 9.5.


                          ARTICLE 9. GENERAL PROVISIONS

        Section 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

        Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

        If to ROSE at:
                             Roseville 1st Community Bancorp
                             1801 Douglas Boulevard
                             Roseville, California  95661
                             Fax No. (916) 773-5500
                             Attention: Richard Seeba, President/CEO

        with a copy to:
                             Pillsbury, Madison & Sutro, LLP
                             400 Capitol Mall, 17th Floor
                             Sacramento, California  95814
                             Fax No. (916) 441-3583
                             Attention: Cary C. Boyden, Esq.

        If to BANCORP at:
                             Western Sierra Bancorp
                             4011 Plaza Goldorado Circle
                             Cameron Park, California 95682
                             Fax No. (530) 677-5075
                             Attention: Gary D. Gall, President/CEO

        with a copy to:
                             Gary Steven Findley & Associates
                             1470 North Hundley Street
                             Anaheim, California 92806
                             Fax No. (714) 630-7910
                             Attention: Gary Steven Findley, Esq.

        Section 9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 9.4 ENTIRE AGREEMENT/NO THIRD PARTY RIGHTS/ASSIGNMENT. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

        Section 9.5 NONDISCLOSURE OF AGREEMENT. BANCORP and ROSE agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

        Section 9.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

        Section 9.7 HEADINGS/TABLE OF CONTENTS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.8 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Bank Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

        Section 9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 9.10 ATTORNEYS' FEES. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, BANCORP and ROSE have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

WESTERN SIERRA BANCORP                       ROSEVILLE 1ST COMMUNITY BANCORP


By: /s/ JOSEPH A. SURRA                      By: /S/ THOMAS MANZ
    ----------------------------------          --------------------------------
Name:   Joseph A. Surra                      Name:   Thomas Manz



By: /S/ GARY D. GALL                         By: /S/ RICHARD C. SEEBA
    ----------------------------------          --------------------------------
Name:   Gary D. Gall                         Name:   Richard C. Seeba

                         INDEX OF EXHIBITS AND SCHEDULES
                       PREVIOUSLY DELIVERED BY THE PARTIES

                                    Exhibits
                                    --------

Exhibit 2.1                Form of Merger Agreement
Exhibit 5.3                Form of Affiliate Agreements
Exhibit 7.1.7A             Form of Opinion of ROSE Counsel
Exhibit 7.1.7B             Form of Opinion of BANCORP Counsel
Exhibit 7.2.10             Form of Director-Shareholder Agreements

                                    Schedules
                                    ---------

Schedule 2.9               ROSE Directors
Schedule 2.10              KSOP Trustees
Schedule 3.2               Licenses and Permits
Schedule 3.3               Subsidiaries
Schedule 3.4               Required Consents and Conflicts
Schedule 3.5               ROSE Stock Options
Schedule 3.8               Compliance with Laws
Schedule 3.9               Litigation
Schedule 3.11              Insurance Policies
Schedule 3.12              Title Exceptions
Schedule 3.13              Real Property
Schedule 3.14              Tax Matters
Schedule 3.15              Performance of Obligations
Schedule 3.16              Loans and Investments
Schedule 3.17              ROSE's Brokers and Finders
Schedule 3.18              Material Contracts
Schedule 3.20              Undisclosed Liabilities
Schedule 3.21              Employees; Employee Benefit Plans; ERISA
Schedule 3.23              Potential Environmental Liabilities
Schedule 3.24              Stock Option Plans
Schedule 4.2               Licenses and Permits
Schedule 4.3               Subsidiaries
Schedule 4.4               Required Consents and Conflicts
Schedule 4.8               Compliance with Laws
Schedule 4.9               Litigation
Schedule 4.11              Insurance Policies
Schedule 4.12              Title Exceptions
Schedule 4.13              Real Property
Schedule 4.14              Performance of Obligations
Schedule 4.15              BANCORP's Brokers and Finders
Schedule 4.17              Undisclosed Liabilities
Schedule 4.18              Tax Matters
Schedule 4.19              Potential Environmental Liabilities
Schedule 4.20              Employees
Schedule 4.22              Loans and Investments
Schedule 4.23              Material Contracts
Schedule 6.2.11            Pay or Benefit Increases
Schedule 7.3.8             ROSE Employee List

                                                                     EXHIBIT III

                         [THE FINDLEY GROUP LETTERHEAD]

                                                                    May 27, 1998



Members of the Board of Directors
Western Sierra Bancorp
4011 Plaza Goldorado Circle
Cameron Park, California 95682


Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial standpoint, to the shareholders of Western Sierra Bancorp, Cameron Park, California ("Bancorp") of the terms of the proposed merger of LMC Merger Company, Cameron Park, California ("LMC"), a wholly owned subsidiary of Bancorp and Lake Community Bank, Lakeport, California ("LCB") whereby LCB shall become a wholly owned subsidiary of Bancorp as defined in the Agreement and Plan of Reorganization and Merger (the "Agreement") entered into as of May 27, 1998. Pursuant to the Agreement and subject to the terms and conditions therein, each share of LCB Common Stock issued and outstanding at the Effective Time shall, on and at the Effective Time, pursuant to the Agreement be exchanged for and converted into the right to receive shares of Bancorp Common Stock equal to the Conversion Rate. The Conversion Rate is obtained by dividing the Per Share Merger Price by the Bancorp Average Trading Price. The Per Share Merger Price is the sum of the total shareholders' equity for LCB as of the Determination Date (after a third party review to determine the adequacy of LCB's loan loss reserves and the expensing of LCB's Costs Associated With The Transaction) multiplied by 1.75 with the total product divided by the total number of shares of LCB Common Stock outstanding at the Closing Date. Bancorp Average Trading Price is the average trading price for Bancorp Common Stock as determined for a thirty calendar day period prior to the Determination Date. However, if the Bancorp Average Trading Price is above $20.00 per share, the Bancorp Average Trading Price shall be $20.00 per share. If the Bancorp Average Trading Price is below $17.00 per share, the Bancorp Average Trading Price shall be $17.00 per share.

As part of its investment banking business, The Findley Group is continually engaged in the valuation bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have previously provided investment banking and financial advisory services to Bancorp.

Board of Directors  - 2 -                                           May 27, 1998



In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) a draft of the Agreement; (ii) Annual Reports to Shareholders of Bancorp and LCB for the years ended December 31, 1997 and December 31, 1996;
(iii) Quarterly Call Reports for the Quarters ended March 31, 1998 , December 31, 1997, September 30, 1997, June 30, 1997, March 31, 1997 and December 31,
1996 for LCB and Western Sierra National Bank, a wholly owned subsidiary of Bancorp; (iv) certain other publicly available financial and other information concerning Bancorp and LCB; and (v) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry. We have held discussions with senior management of Bancorp concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

We have reviewed with senior management of Bancorp earnings projections for 1998 through 2002 for Bancorp as a stand-alone entity, assuming the Merger does not occur, prepared by Bancorp. We reviewed earnings projections for 1998 through 2002 for LCB as a stand-alone entity, assuming the Merger does not occur, as well as projected operating cost savings and earnings enhancement opportunities expected to be achieved in each such years resulting from the Merger. Certain pro forma financial projections for the combined entity were derived by us based partially upon the projections discussed above, as well as our own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings and earnings enhancement opportunities derived by us partially based upon the projections discussed above to be realizable in the Merger.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the managements of Bancorp and LCB as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings and earnings enhancement opportunities (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings and earnings enhancement opportunities reflect the best currently available estimates and judgements of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for Bancorp and LCB are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Bancorp or LCB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial standpoint, to the holders of the shares of Bancorp Common Stock of the terms of the proposed merger of LCB with and into LMC with LCB as the Surviving Corporation and a wholly owned subsidiary of Bancorp and does not address Bancorp's underlying business decision to proceed with the Merger.

Board of Directors  - 3 -                                           May 27, 1998

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Bancorp and LCB; (ii) the assets and liabilities of Bancorp and LCB, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the proposed merger are fair, from a financial standpoint, to the holders of the shares of Bancorp Common Stock.

This opinion may not be used or referred to by Bancorp or quoted or disclosed to any person in any manner without our prior written consent, with the exception of submission to the regulatory agencies as part of the applications and included in the proxy materials provided to shareholders of Bancorp in relation to approval of the Merger. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of Bancorp as to how such shareholder should vote with respect to the Merger.

                                          Respectfully submitted,

                                          THE FINDLEY GROUP

                                          /s/ GARY STEVEN FINDLEY
                                          ----------------------------
                                          Gary Steven Findley
                                          Director

                                                                      EXHIBIT IV

                     [THE BANC STOCK GROUP, INC. LETTERHEAD]


May 27, 1998

Board of Directors
LAKE COMMUNITY BANK
805 Eleventh St
Lakeport, CA 95453

RE: FAIRNESS OPINION LAKE COMMUNITY BANK/WESTERN SIERRA BANCORP

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of common shares of Lake Community Bank ("LCB") of the consideration to be received by LCB, in the proposed merger (the "Merger") of LCB with and into Western Sierra Bancorp ("WSB"). Pursuant to the Agreement and Plan of Merger (the "Agreement") and subject to the terms and conditions contained therein, each holder of common shares of LCB will receive, in exchange for common shares of LCB, WSB common shares. The transaction is based on a share value for LCB of 1.75 X book value of LCB to be exchanged based on the determined market value per share of WSB common shares for each share of LCB common stock subject to certain adjustments as described in the Agreement.

We have acted for LCB and for the Board of Directors as financial advisor in connection with this transaction and have received a fee for our services. We have previously provided investment banking and financial advisory services to LCB. We have not provided investment banking or financial advisory services to WSB. We are not a market maker in LCB's common shares.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (I) the Agreement; (II) certain publicly available financial and other data with respect to LCB and WSB including consolidated financial statements and recent years and interim periods to March 31, 1998; (III) certain other publicly available financial and other information concerning LCB and WSB;
(IV) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (V) evaluations and analyses prepared and presented to the Board of Directors of LCB thereof in connection with the Merger. We have held discussions with senior management of LCB and of WSB concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

We have reviewed with senior management of LCB earnings projections for LCB as a stand-alone entity, assuming the Merger does not occur, prepared by LCB. We have reviewed with senior management of WSB earnings projections as a stand-alone entity, assuming the Merger does not occur, prepared by WSB. We have also reviewed with the senior management of both LCB and WSB the projected operating cost savings

Lake Community Bank/Fairness Opinion
May 27, 1998
Page Two



reasonably expected by WSB resulting from the Merger with LCB. Certain pro forma financial projections for the combined companies and for LCB and WSB as stand-alone entities were derived by us based upon the projections and growth assumptions discussed above, as well as our own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings derived by us based upon the projections discussed above and believed by us to be realizable in the Merger.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of both LCB and WSB as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgements of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for LCB and WSB are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of LCB or WSB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling-of-interests) described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of common shares of LCB of the Exchange Formula as described in the Merger as set forth in the Agreement and does not address LCB's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (I) the historical and current financial positions and results of operations of LCB and WSB, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for LCB and for WSB; (II) the assets and liabilities for LCB and WSB, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (III) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based only upon conditions as

Lake Community Bank/Fairness Opinion
May 27, 1998
Page Three




they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of LCB and may not be relied upon by any other person or used for any other purpose without our prior written consent except a copy of this letter may be included in LCB's proxy statement with respect to the Merger. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of LCB with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Formula of the Merger as set forth in the Agreement is fair, from a financial point of view, to the holders of the common shares of LCB.

Very truly yours,

THE BANC STOCK GROUP, INC


/s/ EDWARD E. SCHMIDT
--------------------------
Edward E. Schmidt
Executive Vice President

Encl.   Prepared Fairness Opinion Report, Dated May 27, 1998
        (provided under separate cover)

                                                                       EXHIBIT V


                    [THE BANC STOCK GROUP, INC. LETTERHEAD]



August 26, 1998

Board of Directors
ROSEVILLE 1ST COMMUNITY BANCORP
1801 Douglas Boulevard
Roseville, California   95661

RE: "FAIRNESS OPINION" ROSEVILLE 1ST COMMUNITY BANCORP /WESTERN SIERRA BANCORP

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of common shares of Roseville 1st Community Bancorp ("ROSE") of the consideration to be received by ROSE, in the proposed merger (the "Merger") of ROSE with and into Western Sierra Bancorp ("WSB"). Pursuant to the Agreement and Plan of Merger (the "Agreement") and subject to the terms and conditions contained therein, each holder of common shares of ROSE will receive, in exchange for common shares of ROSE, WSB common shares. The transaction is based on a share value for ROSE based on the adjusted book value of ROSE to be exchanged based on the determined book value per share of WSB common shares for each share of ROSE common stock subject to certain adjustments as described in the Agreement.

We have not acted for ROSE or for the Board of Directors as financial advisor in connection with this transaction. We have not previously provided investment banking and financial advisory services to ROSE. We have not provided investment banking or financial advisory services to WSB. We are not a market maker in ROSE's common shares.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (I) the Agreement; (II) certain publicly available financial and other data with respect to ROSE and WSB including consolidated financial statements and recent years and interim periods to March 31, 1998; (III) certain other publicly available financial and other information concerning ROSE and WSB; (IV) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (V) evaluations and analyses prepared and presented to the Board of Directors of ROSE thereof in connection with the Merger. We have held discussions with senior management of ROSE and of WSB concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

We have reviewed with senior management of ROSE earnings projections for ROSE as a stand-alone entity, assuming the Merger does not occur, prepared by ROSE. We have reviewed with senior management of WSB earnings projections as a stand-alone entity, assuming the Merger does not occur, prepared by WSB. We have also reviewed with the senior management of both ROSE and WSB the projected operating cost savings

Roseville 1st Community Bancorp/Fairness Opinion
August 26, 1998
Page Two



reasonably expected by WSB resulting from the Merger with ROSE. Certain pro forma financial projections for the combined companies and for ROSE and WSB as stand-alone entities were derived by us based upon the projections and growth assumptions discussed above, as well as our own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings derived by us based upon the projections discussed above and believed by us to be realizable in the Merger.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of both ROSE and WSB as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgements of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for ROSE and WSB are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of ROSE or WSB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling-of-interests) described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of common shares of ROSE of the Exchange Formula as described in the Merger as set forth in the Agreement and does not address ROSE's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (I) the historical and current financial positions and results of operations of ROSE and WSB, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for ROSE and for WSB; (II) the assets and liabilities for ROSE and WSB, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (III) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based only upon conditions as

Roseville 1st Community Bancorp/Fairness Opinion
August 26, 1998
Page Three





they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of ROSE and may not be relied upon by any other person or used for any other purpose without our prior written consent except a copy of this letter may be included in ROSE's proxy statement with respect to the Merger. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of ROSE with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Formula of the Merger as set forth in the Agreement is fair, from a financial point of view, to the holders of the common shares of ROSE.

Very truly yours,

THE BANC STOCK GROUP, INC


/s/ EDWARD E. SCHMIDT
-------------------------
Edward E. Schmidt
Executive Vice President

Encl.   PREPARED FAIRNESS OPINION REPORT, DATED JULY 2, 1998

                                                                      EXHIBIT VI


                                   CHAPTER 13

                               DISSENTERS' RIGHTS

Right to require purchase -- "Dissenting shares" and "dissenting shareholder" defined. Section 1300.
Demand for purchase. Section 1301.
Endorsement of shares. Section 1302.
Agreed price -- Time for payment. Section 1303.
Dissenter's action to enforce payment. Section 1304.
Appraisers' report -- Payment -- Costs. Section 1305.
Dissenting shareholder's status as creditor. Section 1306.
Dividends paid as credit against payment. Section 1307.
Continuing rights and privileges of dissenting shareholders. Section 1308. Termination of dissenting shareholder status. Section 1309.
Suspension of proceedings for payment pending litigation. Section 1310. Exempt shares. Section 1311.
Attacking validity of reorganization or merger. Section 1312.

SECTION 1300. RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING
              SHAREHOLDER" DEFINED.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. Leg.H. 1975 ch. 682 1976 ch. 641, effective January 1, 1997, 1982 ch. 36, effective
February 17, 1982, 1990 ch. 1018, 1993 ch. 543.

     1993 NOTE: Nothing in this act shall be construed to modify or alter the prohibition contained in Sections 15503 and 15616 of the Corporations Code or
Section 1648 of the Insurance Code, or modify or alter any similar prohibition relating to the operation of a business in limited partnership form. Stats. 1993 ch. 543 Section 24.

     Nothing in this act shall be construed to modify or impair any rights of limited partners under the Thompson-Killea Limited Partners Protection Act of 1992 (Chapter 1183 of the Statutes of 1992). Stats. 1993 ch. 543 Section 25.

SECTION 1301. DEMAND FOR PURCHASE.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Leg.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1997, 1980 chs. 501,
1155.

SECTION 1302. ENDORSEMENT OF SHARES.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. Leg.H. 1975 ch. 682, effective January 1, 1997, 1986 ch. 766.

SECTION 1303. AGREED PRICE -- TIME FOR PAYMENT.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. Leg.H. 1975 ch. 682, effective January 1, 1997, 1980 ch. 501, 1986 ch. 766.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. Leg.H. 1975 ch. 682, effective January 1, 1997.

SECTION 1305. APPRAISERS' REPORT -- PAYMENT -- COSTS.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301). Leg.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1997,
1997 ch. 235, 1986 ch. 766.

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. Leg.H. 1975 ch. 682, effective January 1, 1977.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. Leg.H. 1975 ch. 682, effective January 1, 1977.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. Leg.H. 1975 ch. 682, effective January 1, 1977.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. Leg.H. 1975 ch. 682, effective January 1, 1977.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation. Leg.H. 1975 ch. 682, effective January 1, 1977.

SECTION 1311. EXEMPT SHARES.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. Leg.H. 1975 ch. 682, effective January 1, 1977, 1988 ch. 919.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled. Leg.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1988 ch. 919.

                                     PROXY

                             WESTERN SIERRA BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Robert G. Albrecht, Richard L. Golemon and Joseph A. Surra and each of them as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Western Sierra Bancorp (the "Bancorp") which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on ___________, 1998 at ____ p.m., at Western Sierra National Bank's principal office located at 4011 Plaza Goldorado Circle, Cameron Park, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:



1. Approval of the principal terms of the Agreement and Plan of Reorganization and Merger by and among the Bancorp, LMC Merger Company and Lake Community Bank ("Lake") dated May 27, 1998 and the transactions contemplated thereby (the "Lake Agreement") providing for the merger of Lake with the Bancorp's subsidiary corporation, LMC Merger Company, and the exchange of shares of Bancorp Common Stock for shares of Lake Common Stock as further described in the accompanying Joint Proxy Statement/Prospectus and in the Lake Agreement which is included as Exhibit I to the Joint Proxy Statement/Prospectus.

             [ ]   FOR            [ ]   AGAINST                  [ ]   ABSTAIN


2. Approval of the principal terms of the Agreement and Plan of Reorganization and Merger by and among the Bancorp and Roseville 1st Community Bancorp ("Rose") dated July 2, 1998 and the transactions contemplated thereby (the "Rose Agreement") providing for the merger of Rose with the Bancorp, and the exchange of shares of Bancorp Common Stock for shares of Rose Common Stock as further described in the accompanying Joint Proxy Statement/Prospectus and in the Rose
         Agreement which is included as Exhibit II to the Joint Proxy Statement/ Prospectus.


             [ ]   FOR            [ ]   AGAINST                  [ ]   ABSTAIN

3. Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                           PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSALS. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTERS TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this Proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

       [ ] I DO        [ ] I DO NOT        EXPECT TO ATTEND THE MEETING.

                                       ---------------------------------------
                                                  (Number of Shares)

                                       ---------------------------------------
                                                (Please Print Your Name)

                                       ---------------------------------------
                                               (Please Print Your Name)

                                       ---------------------------------------
                                                        (Date)

                                       ---------------------------------------
                                              (Signature of Shareholder)

                                       ---------------------------------------
                                              (Signature of Shareholder)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANCORP AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                               LAKE COMMUNITY BANK

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ____________ __, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder of Lake Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Lake Community Bank, and the accompanying Joint Proxy Statement/Prospectus dated _______ __, 1998, and revoking any Proxy heretofore given, hereby constitutes and appoints Howard Van Lente and Donald L. Browning, M.D., and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Lake Common Stock of Lake Community Bank, a California banking corporation ("Lake"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Lake, to be held at Lake's head office, 805 Eleventh Street, Lakeport, California, on ___________, ____ __, 1998 at 5:00 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and Joint Proxy Statement/Prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof

1. Adoption and approval of the Agreement and Plan of Reorganization and Merger dated May 27, 1998 among Lake, Western Sierra Bancorp and LMC Merger Company; the related Agreement to Merge to be entered into among Lake, Western Sierra Bancorp, and LMC Merger Company pursuant to which LMC Merger Company will be merged with and into Lake, resulting in Lake becoming the wholly-owned subsidiary of Western Sierra Bancorp; and the transactions contemplated thereby.


      [ ] FOR                [ ]  AGAINST           [ ]   ABSTAIN

      In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, including, but not limited to, any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL NO. 1

         SHAREHOLDER(S)                               NO. OF COMMON SHARES
         --------------                               --------------------

    ------------------------------                    --------------------

    ------------------------------                    --------------------

DATE:________________

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

I/We do ____ or do not ____ expect to attend this meeting.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                      PROXY

                        ROSEVILLE 1ST COMMUNITY BANCORP


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Thomas Manz and Richard C. Seeba and each of them as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Roseville 1st Community Bancorp ("Rose") which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on ___________, 1998 at ____ p.m., at Roseville 1st National Bank's principal office located at 1801 Douglas Boulevard, Roseville, California, or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:


1. Approval of the principal terms of the Agreement and Plan of Reorganization and Merger by and among the Western Sierra Bancorp (the "Bancorp") and Rose dated July 2, 1998 and the transactions contemplated thereby (the "Rose Agreement") providing for the merger of Rose with the Bancorp, and the exchange of shares of Bancorp Common Stock for shares of Rose Common Stock as further described in the accompanying Joint Proxy Statement/Prospectus and in the Rose Agreement which is included as
      Exhibit II to the Joint Proxy Statement/Prospectus.

      [ ] FOR                [ ]  AGAINST           [ ]   ABSTAIN

2. Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                           PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ROSE AGREEMENT. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this Proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

         [ ] I DO    [ ] I DO NOT     EXPECT TO ATTEND THE MEETING.

                                       -----------------------------------------
                                                   (Number of Shares)

                                       -----------------------------------------
                                                 (Please Print Your Name)

                                       -----------------------------------------
                                                 (Please Print Your Name)

                                       -----------------------------------------
                                                         (Date)

                                       -----------------------------------------
                                               (Signature of Shareholder)

                                       -----------------------------------------
                                               (Signature of Shareholder)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF ROSE AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                     PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws of Western Sierra Bancorp ("Bancorp") provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. Bancorp's Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

Bancorp's Bylaws provide that Bancorp shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Bancorp's Bylaws also provide that Bancorp shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Bancorp would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of Bancorp's Bylaws. Each of the directors and executive officers of Bancorp's subsidiary, Western Sierra National Bank, has an indemnification agreement with Western Sierra National Bank that provides that Western Sierra National Bank shall indemnify such person to the full extent authorized by the applicable provisions of California law, subject to national banking law, and further provide advances to pay for any expenses which would be subject to reimbursement.

ITEM 21. EXHIBITS

 2.1 Agreement and Plan of Reorganization and Merger by and between the Bancorp and Lake dated as of May 27, 1998 attached as Exhibit I to the Joint Proxy Statement/Prospectus contained in Part I of this
        Registration Statement.

 2.2 Agreement and Plan of Reorganization and Merger by and between the Bancorp and Rose dated as of July 2, 1998 attached as Exhibit II to the Joint Proxy Statement/Prospectus contained in Part I of this
        Registration Statement.

*3.1    Articles of Incorporation of Registrant.

*3.2    Bylaws as amended of Registrant.

*5.1    Opinion re: legality.

----------

*   Filed with the original Registration Statement.

*8.1 Opinion re: tax matters as to the merger of Lake Community Bank with a subsidiary of Registrant by Perry-Smith & Co., LLP.

*8.2    Opinion re: tax matters as to the merger of Roseville 1st Community
        Bancorp with Registrant by Perry-Smith & Co., LLP.

*10.1   Placerville branch lease dated June 23, 1987 as amended.

*10.2   Severance benefits agreement for Gary Gall.

*10.3   Severance benefits agreement for Stephanie Marsh

*10.4   Salary continuation agreement for Gary Gall as amended.

*10.5   Stock option agreement dated April 11, 1995 for Gary Gall.

*10.6   Stock option agreement dated November 14, 1996 for Gary Gall.

*10.7   Stock option agreement dated May 20, 1997 for Gary Gall.

*10.8   Stock option agreement dated November 14, 1996 for Stephanie Marsh.

*10.9   Stock option agreement dated July 15, 1997 for Stephanie Marsh.

*10.10 Western Sierra National Bank 1989 Stock Option Plan and form of incentive stock option and nonqualified stock option agreement.

*10.11 Western Sierra Bancorp 1997 Stock Option Plan and form of incentive stock option agreement and nonqualified stock option agreement.

*10.12 Western Sierra National Bank Incentive Compensation Plan for senior management.

*10.13  Indemnification agreement for Gary Gall.

*10.14  Indemnification agreement for Stephanie Marsh.

*10.15  Indemnification agreement form for directors of Western Sierra National
        Bank.

 11. Statement re: computation of per share earnings is included in Note 1 to the financial statements to the Joint Proxy Statement/Prospectus included in Part I of this Registration Statement.

 21. Subsidiaries of the registrant are Western Sierra National Bank, a national banking association and LMC Merger Company, a California corporation.


----------

*   Filed with the original Registration Statement.

 23.1   Consent of Counsel is included with the opinion re: legality as Exhibit
        5 to this Registration Statement.

 23.2   Consent of Perry-Smith & Co., LLP as accountants for the Registrant.

 23.3   Consent of Perry-Smith & Co., LLP as accountants for Lake Community
        Bank.

 23.4   Consent of Perry-Smith & Co., LLP as accountants for Roseville 1st
        Community Bancorp.

*23.5   Consent of The Findley Group as financial advisor to the Registrant.

*23.6   Consent of The Banc Stock Group, Inc. as financial advisor to Lake
        Community Bank.

*23.7   Consent of The Banc Stock Group, Inc. as financial advisor to Roseville
        1st Community Bancorp.


----------

*   Filed with the original Registration Statement.

b)  Financial Statement Schedules

        None.

c)  OPINIONS

    Opinion of The Findley Group (included as Exhibit III in the Joint Proxy Statement/Prospectus in Part I herein).


    Opinion of The Banc Stock Group, Inc. as financial advisor to Lake Community Bank (included as Exhibit IV in the Joint Proxy Statement/Prospectus in Part I herein)

    Opinion of The Banc Stock Group, Inc. as financial advisor to Roseville 1st Community Bancorp (included as Exhibit V in the Joint Proxy
    Statement/Prospectus in Part I herein).


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cameron Park, California, on November 16, 1998.

                                       WESTERN SIERRA BANCORP

                                       /s/ GARY D. GALL
                                       -----------------------------------------
                                       Gary D. Gall, President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/  GARY D. GALL                  , Director, Principal Executive         November 16, 1998
------------------------------       and Principal Financial Officer
Gary D. Gall


/s/ JOSEPH A. SURRA                , Chairman                              November 16, 1998
------------------------------
Joseph A. Surra


/s/ ROBERT G. ALBRECHT             , Director                              November 16, 1998
------------------------------
Robert G. Albrecht


/s/ CHARLES W. BACCHI              , Director                              November 16, 1998
------------------------------
Charles W. Bacchi


/s/ BARBARA L. COOK                , Director                              November 16, 1998
------------------------------
Barbara L. Cook


/s/ WILLIAM J. FISHER              , Director                              November 16, 1998
------------------------------
William J. Fisher


/s/ RICHARD L. GOLEMON             , Director                              November 16, 1998
------------------------------
Richard L. Golemon


/s/ HAROLD S. PRESCOTT, JR.        , Director                              November 16, 1998
------------------------------
Harold S. Prescott, Jr.


/s/ DAROL B. RASMUSSEN             , Director                              November 16, 1998
------------------------------
Darol B. Rasmussen


/s/ OSVALDO I. SCARIOT             , Director                              November 16, 1998
------------------------------
Osvaldo I. Scariot


/s/ LESA FYNES                     , Principal Accounting Officer          November 16, 1998
------------------------------
Lesa Fynes

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION
-----------   -----------
   23.2       Consent of Perry-Smith & Co., LLP as accountants for the Registrant.

   23.3       Consent of Perry-Smith & Co., LLP as accountants for Lake
              Community Bank.

   23.4       Consent of Perry-Smith & Co., LLP as accountants for Roseville 1st
              Community Bancorp.